EXECUTION



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                GE CAPITAL MORTGAGE SERVICES, INC.,

                        Seller and Servicer

                                and

               STATE STREET BANK AND TRUST COMPANY,

                              Trustee

                      --------------------


                  POOLING AND SERVICING AGREEMENT
                     Dated as of June 1, 1998

                      --------------------



           REMIC Multi-Class Pass-Through Certificates,
                           Series 1998-11


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                         Table of Contents
                                                                   Page
                                                                   ----

                            ARTICLE I.
                            DEFINITIONS

      Section 1.01 Definitions......................................  1

                            ARTICLE II.
  CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01 Conveyance of Mortgage Loans..................... 42
      Section 2.02 Acceptance by Trustee............................ 46
      Section 2.03 Representations and Warranties of
                   the Company; Mortgage Loan Repurchase ........... 47
      Section 2.04 Execution of Certificates........................ 54
      Section 2.05 The REMICs; Designations under the
                   REMIC Provisions ................................ 54
      Section 2.06 Trust Funds Separate............................. 57

                           ARTICLE III.
          ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 3.01 Company to Act as Servicer....................... 57
      Section 3.02 Collection of Certain Mortgage
                   Loan Payments; Mortgage Loan Payment
                   Records; Certificate Accounts.................... 61
      Section 3.03 Collection of Taxes, Assessments
                   and Other Items.................................. 64
      Section 3.04 Permitted Debits to the Mortgage
                   Loan Payment Records............................. 64
      Section 3.05 Maintenance of the Primary Insurance Policies.... 65
      Section 3.06 Maintenance of Hazard Insurance.................. 66
      Section 3.07 Assumption and Modification Agreements........... 67
      Section 3.08 Realization Upon Defaulted Mortgage Loans........ 67
      Section 3.09 Trustee to Cooperate; Release of
                   Mortgage Files................................... 70
      Section 3.10 Servicing Compensation; Payment of
                   Certain Expenses by the Company ................. 71
      Section 3.11 Reports to the Trustee; Certificate
                   Account Statements .............................. 71
      Section 3.12 Annual Statement as to Compliance................ 71
      Section 3.13 Annual Independent Public
                   Accountants' Servicing Report.
                   On or before March 31 of each
                   year, beginning with March 31, 1999,
                   the Company shall:............................... 72
      Section 3.14 Access to Certain Documentation and
                   Information Regarding the Mortgage Loans........  72
      Section 3.15 Maintenance of Certain Servicing Policies........ 73
      Section 3.16 Optional Purchase of Defaulted Mortgage Loans.... 73
      Section 3.17 Class 2-A9 Interest Account...................... 73


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

                            ARTICLE IV.
                      PAYMENTS AND STATEMENTS

      Section 4.01 Distributions.................................... 74
      Section 4.02 Method of Distribution........................... 90
      Section 4.03 Allocation of Losses............................. 91
      Section 4.04 Monthly Advances; Purchases
                   of Defaulted Mortgage Loans ..................... 95
      Section 4.05 Statements to Certificateholders................. 95
      Section 4.06 Servicer's Certificate........................... 98
      Section 4.07 Reports of Foreclosures and Abandonments
                   of Mortgaged Property ........................... 98
      Section 4.08 Reduction of Servicing Fees by
                   Compensating Interest Payments................... 98
      Section 4.09 Surety Bond...................................... 98

                            ARTICLE V.
                         THE CERTIFICATES

      Section 5.01 The Certificates................................. 98
      Section 5.02 Registration of Transfer and Exchange
                   of Certificates .................................101
      Section 5.03 Mutilated, Destroyed, Lost or
                   Stolen Certificates .............................106
      Section 5.04 Persons Deemed Owners............................107
      Section 5.05 Access to List of Certificateholders'
                   Names and Addresses..............................107
      Section 5.06 Representation of Certain
                   Certificateholders...............................107
      Section 5.07 Determination of COFI............................107
      Section 5.08 Determination of LIBOR...........................108

                            ARTICLE VI.
                            THE COMPANY

      Section 6.01 Liability of the Company........................109
      Section 6.02 Merger or Consolidation of, or Assumption
                   of the Obligations of, the Company..............110
      Section 6.03 Assignment......................................110
      Section 6.04 Limitation on Liability of
                   the Company and Others..........................110
      Section 6.05 The Company Not to Resign...................... 111

                           ARTICLE VII.
                              DEFAULT

      Section 7.01 Events of Default...............................111
      Section 7.02 Trustee to Act; Appointment
                   of Successor....................................113
      Section 7.03 Notification to Certificateholders..............113

                           ARTICLE VIII.
                            THE TRUSTEE

      Section 8.01 Duties of Trustee..............................113
      Section 8.02 Certain Matters Affecting the Trustee..........115
      Section 8.03 Trustee Not Liable for Certificates
                   or Mortgage Loans..............................116
      Section 8.04 Trustee May Own Certificates...................116


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      Section 8.05 The Company to Pay Trustee's
                   Fees and Expenses..............................116
      Section 8.06 Eligibility Requirements for Trustee...........117
      Section 8.07 Resignation or Removal of Trustee..............117
      Section 8.08 Successor Trustee..............................118
      Section 8.09 Merger or Consolidation of Trustee.............118
      Section 8.10 Appointment of Co-Trustee or
                   Separate Trustee...............................118
      Section 8.11 Compliance with REMIC Provisions;
                   Tax Returns....................................119

                            ARTICLE IX.
                            TERMINATION

      Section 9.01 Termination upon Repurchase
                   by the Company or Liquidation
                   of All Mortgage Loans.........................120
      Section 9.02 Additional Termination Requirements...........121

                            ARTICLE X.
                     MISCELLANEOUS PROVISIONS

      Section 10.01 Amendment...................................122
      Section 10.02 Recordation of Agreement....................123
      Section 10.03 Limitation on Rights of
                    Certificateholders..........................123
      Section 10.04 Governing Law...............................124
      Section 10.05 Notices.....................................124
      Section 10.06 Notices to the Rating Agencies..............125
      Section 10.07 Severability of Provisions..................125
      Section 10.08 Certificates Nonassessable and Fully Paid...125


                             Exhibits

      EXHIBIT A     Forms of Certificates
      EXHIBIT B     Principal Balance Schedules
      EXHIBIT C     Mortgage Loans (including list of Cooperative Loans)
      EXHIBIT D     Form of Servicer's Certificate
      EXHIBIT E     Form of Transfer Certificate as to ERISA Matters for
                        Definitive ERISA-Restricted Certificates
      EXHIBIT F     Form of Residual Certificate Transferee Affidavit
      EXHIBIT G     Form of Residual Certificate Transferor Letter
      EXHIBIT H     Additional Servicer Compensation
      EXHIBIT I     Form of Investment Letter for Definitive
                        Restricted Certificates
      EXHIBIT J     Form of Distribution Date Statement
      EXHIBIT K     Form of Special Servicing and Collateral Fund Agreement
      EXHIBIT L     Form of Lost Note Affidavit and Agreement
      EXHIBIT M     Schedule of Designated Loans
      EXHIBIT N     Schedule of Pledged Asset Mortgage Loans



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          THIS POOLING AND SERVICING AGREEMENT, dated as of June
1, 1998, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.

                  W I T N E S S E T H T H A T :

          In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:

                           ARTICLE I.

                           DEFINITIONS

     Section 1.01. Definitions. Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accretion Directed Certificates: None.

          Accretion Directed Component: None.

          Accretion Termination Date: None.

          Accrual Amount: As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to Section 4.01(a)(i), Section 4.01(b)(i) or Section 4.01(c)(i), as applicable, on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii), Section 4.01(b)(ii) or
     Section 4.01(c)(ii), as applicable, on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates pursuant to Section 4.01(h)(i), (ii) or (iii), as applicable, in reduction of the Certificate Principal Balance thereof. As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

          Accrual Certificates: None.

          Accrual Component: None.

          Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates, on the aggregate Notional Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.


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          Accrued Certificate Interest on each Class of
     Certificates (other than any Class of Principal Only Certificates) shall be reduced by such Class's share of the amount of any Net Interest Shortfall and Certificate Interest Losses, in each case, in respect of the related Mortgage Pool for such Distribution Date. Any Net Interest Shortfall and Certificate Interest Losses in respect of a Mortgage Pool shall be allocated among the related Classes of Certificates (other than any Class of Principal Only Certificates) in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

          Additional Collateral: With respect to any Mortgage 100(TM) Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100(TM) Loan and any related collateral. With respect to any Parent Power(TM) Loan, the third-party guarantee for such Parent Power(TM) Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

          Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount for a Certificate Group, and as to each related Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates in the related Certificate Group.

          (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount for a Certificate Group, and as to the Class M Certificates in such Certificate Group and each Class of Class B Certificates in such Certificate Group for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes in such Certificate Group. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

          Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related
     Mortgage Note as contemplated by Section 3.08(b).

          Amount Held for Future Distribution: As to each
     Distribution Date and Mortgage Pool, the total of all amounts credited to the Mortgage Loan Payment Record for such Mortgage Pool as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and
     Liquidation Proceeds received in respect


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     of such Mortgage Pool subsequent to the preceding Prepayment
     Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

          Anniversary Determination Date: The Determination Date occurring in July of each year that the Certificates are outstanding, commencing in July 1999.

          Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Proprietary
     Lease from the Mortgagor to the originator of the Cooperative Loan.

          Assumed Monthly Payment Reduction: As of any
     Anniversary Determination Date and Mortgage Pool, and as to any Non-Primary Residence Loan remaining in such Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Remittance Rates of all Outstanding Mortgage Loans in such Mortgage Pool (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Remittance Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

          Available Funds: As to each Distribution Date and Mortgage Pool, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record for such Mortgage Pool pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment in respect of such Mortgage Pool for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans and Defaulted Mortgage Loans in respect of such Mortgage Pool deposited in the related Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the related Certificate Account in connection with any substitution of a Mortgage Loan in such Mortgage Pool as specified in Section 2.03(b)) and (iv) the purchase price of any defaulted Mortgage Loan in such Mortgage Pool purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period, less the sum of (x) the Amount Held for Future Distribution in respect of such Mortgage Pool, (y) the amount of any Unanticipated Recovery credited to the Mortgage Loan Payment Record in respect of such Mortgage Pool pursuant to clause
     (vi) of Section 3.02, and (z) amounts permitted to be debited from the related Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and (ix) of Section 3.04.

          Bankruptcy Coverage Termination Date: As to each
     Mortgage Pool, the Distribution Date upon which the Bankruptcy Loss Amount for such Mortgage Pool has been reduced to zero or a negative number (or the related
     Cross-Over Date, if earlier).

          Bankruptcy Loss Amount: As to each Determination Date prior to the first Anniversary Determination Date, an amount equal to $182,510, in the case of Pool 1, $100,000 in the case of Pool 2, and $100,000, in the case of Pool 3, as reduced in each case by the aggregate amount of Deficient Valuations and Debt Service Reductions in


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     respect of such Mortgage Pool since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount for a Mortgage Pool shall equal such Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions for such Mortgage Pool since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount for a Mortgage Pool shall equal the lesser of (x) the related Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for such Mortgage Pool for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Mortgage Pool for such Anniversary Determination Date and (ii) the S&P Formula Amount for such Mortgage Pool for such Anniversary Determination Date.

          The Bankruptcy Loss Amount for a Mortgage Pool may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

          Base Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Base Servicing Fee Rate for such Mortgage Loan. The Base Servicing Fee for any Distribution Date is subject to adjustment pursuant to Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

          Base Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

          BBA: The British Banker's Association.

          BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

          Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than any Class PO, Class B3, Class B4, Class B5, Class R and Class RL Certificates, constitutes a Class of Book-Entry Certificates.

          Book-Entry Nominee: As defined in Section 5.02(b).


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          Business Day: Any day other than a Saturday or a
     Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

          Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

          Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

          Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
     Loan.

          Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

          Certificate Account: The Pool 1 Certificate Account,
     Pool 2 Certificate Account or Pool 3 Certificate Account, as the case may be.

          Certificate Group: The Pool 1 Certificates, Pool 2
     Certificates or Pool 3 Certificates, as applicable.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

          Certificate Interest Loss: (i) On or prior to the Cross-Over Date for a Certificate Group, any Interest Loss in respect of an Excess Loss as to the related Mortgage Pool and (ii) after the Cross-Over Date for a Certificate Group, any Interest Loss as to the related Mortgage Pool, in each case to the extent such Interest Loss is allocable to the Certificates of such Certificate Group in accordance with
     Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

          Certificate Interest Rate: With respect to any Class of Certificates (other than any Principal Only Certificates) and as of any Distribution Date, the fixed per annum rate specified in Section 5.01(b). Principal Only Certificates are issued without Certificate Interest Rates.

          Certificate Owner: With respect to any Book-Entry
     Certificate, the person who is the beneficial owner thereof.

          Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate or any Certificate consisting of Accrual Components, its Percentage Interest of any related Accrual Amount for each previous Distribution Date) less the sum of
     (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and
     (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount for the related Certificate Group allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

          Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
     Section 5.02.

          Class: All Certificates or Lower Tier Interests, as the case may be, bearing the same class designation.

          Class 2-A4 Distribution Percentage: 0% through the Distribution Date in June 2003; 30% thereafter through the Distribution Date in June 2004; 40% thereafter through the Distribution Date in June 2005; 60% thereafter through the Distribution Date in June 2006; 80% thereafter through the Distribution Date in June 2007; and 100% thereafter.

          Class 2-A4 Percentage: With respect to any Distribution Date, the percentage (carried to six decimal places rounded up) obtained by dividing (x) the Class Certificate Principal Balance of the Class 2-A4 Certificates immediately preceding such Distribution Date, by (y) the aggregate Class Certificate Principal Balance of all of the Pool 2 Senior Certificates (other than the Class 2-PO Certificates) immediately preceding such Distribution Date.

          Class 2-A4 Principal Distribution Amount: With respect to any Distribution Date, the product of (a) the Senior Optimal Principal Amount in respect of Pool 2 for such date multiplied by (b) the Class 2-A4 Percentage for such date multiplied by (c) the Class 2-A4 Distribution Percentage for such date. Notwithstanding the foregoing, (i) on the Pool 2 Group I Final Distribution Date, the Class 2-A4 Principal Distribution Amount will be increased by any portion of the Senior Optimal Principal Amount in respect of Pool 2 remaining after distributions of principal have been made on the Pool 2 Group I Senior Certificates and (ii) following the Pool 2 Group I Final


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


     Distribution Date, the Class 2-A4 Principal Distribution
     Amount will equal the Senior Optimal Principal Amount in respect of Pool 2.

          Class 2-A9 Interest Account: The segregated, non-interest bearing account established and maintained pursuant to Section 3.17.

          Class 2-A9 Interest Account Deposit: Cash in the amount of $52,500.

          Class 2-A9 Interest Account Termination Date: As defined in Section 4.01(i).

          Class B Certificate: Any Pool 1 Junior Certificate,
     Pool 2 Junior Certificate or Pool 3 Junior Certificate.

          Class B1 Certificate: Any Class 1-B1, Class 2-B1 or
     Class 3-B1 Certificate.

          Class B2 Certificate: Any Class 1-B2, Class 2-B2 or
     Class 3-B2 Certificate.

          Class B3 Certificate: Any Class 1-B3, Class 2-B3 or
     Class 3-B3 Certificate.

          Class B4 Certificate: Any Class 1-B4, Class 2-B4 or
     Class 3-B4 Certificate.

          Class B5 Certificate: Any Class 1-B5, Class 2-B5 or
     Class 3-B5 Certificate.

          Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in
     Section 5.01(b).

          Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), any amount by which the amount distributed to Holders of such Class of Certificates (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component) on such Distribution Date is less than the Accrued Certificate Interest thereon for such Distribution Date. Certificate: Any Class 1-M, Class 2-M or Class 3-M Certificate.

          Class PO Certificate: Any Class 1-PO, Class 2-PO or
     Class 3-PO Certificate.


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


          Class PO Deferred Amount: As to any Distribution Date on or prior to the related Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss in respect of a Mortgage Pool, other than any related Excess Loss, to be allocated to the Class 1-PO Certificates, in the case of Pool 1, to the Class 2-PO Certificates, in the case of Pool 2, or to the Class 3-PO Certificates, in the case of Pool 3, on such Distribution Date or previously allocated to such Class of Certificates and not yet paid to the Holders of such Class of Certificates pursuant to Section 4.01(a)(iv), (b)(iv) or
     (c)(iv), as applicable.

          Class R Certificate: Any Class 1-R, Class 2-R or Class
     3-R Certificate.

          Class RL Certificate: Any Class 2-RL Certificate.

          Closing Date: June 26, 1998.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

          COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank
     District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

          COFI Certificates: None.

          COFI Determination Date: As to each Interest Accrual
     Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

          Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

          Compensating Interest Payment: With respect to any Distribution Date and Mortgage Pool, an amount equal to the aggregate of the Interest Shortfalls described in clauses
     (a) and (b) of the definition thereof with respect to such Distribution Date and Mortgage Pool; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and Mortgage Pool and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Base Servicing Fees that the Company would be entitled to retain on such Distribution Date in respect of the Mortgage Loans in such Mortgage Pool (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any related Compensating Interest Payment.


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


          Component: Any of the components of a Class of Component Certificates having the designations, initial
     Component Principal Balances and Component Interest Rates as follows:


                              Initial Component       Component
      Designation             Principal Balance     Interest Rate
      -----------             -----------------     -------------
          N/A                        N/A                 N/A

          Component Certificate: With respect to Pool 1, Pool 2 and Pool 3, none.

                Component Principal Balance: As of any
      Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section 4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

          Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

          Cooperative: A private, cooperative housing corporation organized in accordance with applicable state laws which owns or leases land and all or part of a building or buildings located in the relevant state, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

          Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of one or more Proprietary Leases.

          Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate(s), (iii) an assignment of the Proprietary Lease(s), (iv) financing statements and (v) a stock power (or other similar instrument), and in addition thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of a Trust Fund. Exhibit C hereto identifies any Cooperative Loans as such.

          Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

          Cooperative Stock Certificate: With respect to a
     Cooperative Loan, the stock certificate(s) or other instrument evidencing the related Cooperative Stock.

          Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at Two International Place, Boston, Massachusetts 02110, Attention:
     Corporate Trust Department.

          Corresponding Class: With respect to Pool 2 and any Class of Lower Tier Interests, the Class or Classes of Certificates or Components and with respect to any Class of Pool 2 Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Certificates in the table included in Section 2.05(a).

          Cross-Over Date: As to each Certificate Group, the first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates in such Certificate Group has been reduced to zero (giving effect to all distributions on such Distribution Date).

          Cut-off Date: June 1, 1998.

          Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

          Defaulted Mortgage Loan: With respect to any
     Determination Date, a Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

          Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

          Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

          Definitive Certificate: Any Certificate, other than a
     Book-Entry Certificate, issued in definitive, fully registered form.

          Definitive Restricted Junior Certificate: Any
     Restricted Junior Certificate that is in the form of a Definitive Certificate.

          Depository: The initial Depository shall be The
     Depository Trust Company, the nominee of which is CEDE & Co.
     The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
     Commercial Code of the State of New York, as amended, or any successor provisions thereto.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

          Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

          Designated Loans: With respect to Pool 1, the Mortgage
     Loans listed in Schedule M hereto. With respect to Pool 2, none. With respect to Pool 3, none.

          Designated Telerate Page: The Dow Jones Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA for the purpose of displaying the Interest Settlement Rates).

          Determination Date: With respect to any Distribution
     Date, the fifth Business Day prior thereto.

          Discount Mortgage Loan: As to Pool 1 and Pool 2, any
     Mortgage Loan with a Net Mortgage Rate less than 6.75% per annum. As to Pool 3, any Mortgage Loan with a Net Mortgage
     Rate less than 6.50% per annum.

          Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

          Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding
     Business Day.

          Distribution Date Statement: The statement referred to in Section 4.05(a).

          Document File: As defined in Section 2.01.

          Due Date: The first day of the month of the related
     Distribution Date.

          Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating, (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders of the related Certificate Group have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee in respect of the related Certificate Group hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates of the related Certificate Group, as evidenced in writing by the Rating Agencies.

          ERISA: The Employee Retirement Income Security Act of
     1974, as amended.

          ERISA-Restricted Certificate: Any Junior Certificate or any Class 1-A17 Certificate.

          Event of Default: An event described in Section 7.01.

          Excess Bankruptcy Loss: As to each Mortgage Pool, any Deficient Valuation or Debt Service Reduction, or portion thereof, in respect of a Mortgage Loan in such Mortgage Pool, (i) occurring after the related Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount for such Mortgage Pool.

          Excess Fraud Loss: As to each Mortgage Pool, any Fraud Loss, or portion thereof, in respect of a Mortgage Loan in such Mortgage Pool, (i) occurring after the related Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount for such Mortgage Pool.

          Excess Loss: As to each Mortgage Pool, any related
     Excess Bankruptcy Loss, Excess Fraud Loss or Excess Special
     Hazard Loss.

          Excess Special Hazard Loss: As to each Mortgage Pool, any Special Hazard Loss, or portion thereof, in respect of a Mortgage Loan in such Mortgage Pool, (i) occurring after the related Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount for such Mortgage Pool.

          FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

          FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

          Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository
     Participant.

          Fitch: Fitch IBCA, Inc. and its successors.

          Fitch Formula Amount: As to each Anniversary
     Determination Date and each Mortgage Pool, the greater of
     (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan in such Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in such Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans in such Mortgage Pool divided by the total number of Outstanding Mortgage Loans in such Mortgage Pool as of such Anniversary Determination Date.

          FNMA: The Federal National Mortgage Association or its successor in interest.

          Fraud Coverage Termination Date: As to each Mortgage
     Pool, the Distribution Date upon which the related Fraud
     Loss Amount has been reduced to zero or a negative number
     (or the related Cross-Over Date, if earlier).

          Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

          Fraud Loss Amount: As of any Distribution Date after the Cut-off Date and as to each Mortgage Pool, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $5,178,036, in the case of Pool 1, $2,490,483, in the case of Pool 2 and $1,157,142, in the case of Pool 3, minus in each case the aggregate amount of Fraud Losses in respect of such Mortgage Pool that would have been allocated to the related Junior Certificates in accordance with Section 4.03 in the absence of the applicable Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to
     (1) the lesser of (a) such Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% (from the first anniversary to but excluding the third anniversary of the Cut-off Date) or 0.50%

     (from the third through the fifth anniversaries of the Cut-off Date), of the aggregate outstanding principal balance of all of the Mortgage Loans in such Mortgage Pool as of the most recent anniversary of the Cut-off Date minus
     (2) the Fraud Losses in respect of such Mortgage Pool that would have been allocated to the related Junior Certificates in accordance with Section 4.03 in the absence of the applicable Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount for each Mortgage Pool shall be zero.

          Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

          Initial LIBOR Rate: 5.65625%.

          Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

          Insured Expenses: Expenses covered by the Primary
     Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

          Interest Accrual Period: With respect to any
     Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

          Interest Loss: (i) With respect to any Realized Loss, the excess of accrued and unpaid interest due on the related Mortgage Loan over the amount allocated to interest thereon in accordance with Section 3.08(d), and (ii) with respect to any Debt Service Reduction and any calendar month, the reduction in the amount of interest due on the related Mortgage Loan during such month as a result of the relevant bankruptcy proceeding.

          The amount of any Interest Loss described in clause (i) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates of the related Certificate Group in accordance with Section 3.08(d). The amount of any Interest Loss described in clause (ii) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates of the related Certificate Group in proportion to the amount of interest that would have been allocated to the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the Remittance Rate, respectively, in the absence of the Debt Service Reduction.

          Interest Settlement Rate: With respect to any Interest Accrual Period, the rate (expressed as a percentage per annum) for one-month U.S. Dollar deposits reported by the BBA at 11:00 a.m. London time on the related LIBOR Determination Date and as it appears on the Designated Telerate Page.

          Interest Shortfall: With respect to any Distribution
     Date and each Mortgage Loan that during the related
     Prepayment Period was the subject of a Voluntary Principal
     Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

               (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

               (b) principal prepayments in full received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

               (c) principal prepayments in full received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution
          Date: none; and

               (d) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

          For purposes of the definitions of Net Interest Shortfall and Supplemental Servicing Fee, the amount of any Interest Shortfall shall be allocated between the Certificates of the related Certificate Group and the Supplemental Servicing Fee in proportion to the amount of interest that would have been allocated to such Certificates (at the Remittance Rate) and the Supplemental Servicing Fee (at the Supplemental Servicing Fee Rate), respectively, in the absence of such Interest Shortfall.

          Junior Certificate: As to each Certificate Group, any related Class M or Class B Certificate.

          Junior Optimal Principal Amount: As to any Distribution Date and each Certificate Group, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Junior Certificates immediately prior to such Distribution Date):

          (i) the related Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan in the related Mortgage Pool as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions in respect of such Mortgage Pool subsequent to the related Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the related Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part in respect of the related Mortgage Pool received during the related Prepayment Period, and 100% of any related Senior Optimal Principal Amount not distributed to the related Senior Certificates on such Distribution Date, together with the related Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Pool that was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds in respect of the related Mortgage Pool allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan in the related Mortgage Pool that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount for the related Certificate Group on such Distribution Date;

          (iv) the related Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Pool that was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the related Junior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan in the related
                Mortgage Pool substituted during the month of such Distribution Date.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

     After the Class Certificate Principal Balances of the Junior
     Certificates in a Certificate Group have been reduced to zero, the related Junior Optimal Principal Amount shall be zero.

          Junior Percentage: As to any Distribution Date and each
     Certificate Group, the excess of 100% over the related
     Senior Percentage for such Distribution Date.

          Junior Prepayment Percentage: As to any Distribution Date and each Certificate Group, the excess of 100% over the related Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the related Senior Certificates other than, in the case of the Pool 1 Certificates, the Class 1-PO Certificates, in the case of the Pool 2 Certificates, the Class 2-PO Certificates and in the case of the Pool 3 Certificates, the Class 3-PO Certificates, has been reduced to zero, the Junior Prepayment Percentage for such Certificate Group shall be 100%, and (ii) after the related Cross-Over Date, the Junior Prepayment Percentage for such Certificate Group shall be zero.

          Latest Possible Maturity Date: With respect to the Pool
     1 Trust Fund and the Pool 2 Trust Fund, June 25, 2030. With respect to the Pool 3 Trust Fund, June 25, 2015.

          LIBOR: With respect to any Interest Accrual Period, the per annum rate determined, pursuant to Section 5.08, on the basis of the Interest Settlement Rate or as otherwise provided in such Section.

          LIBOR Certificates: Any Class 2-A3 or Class 2-A7
     Certificates.

          LIBOR Determination Date: The second London Banking Day immediately preceding the commencement of each Interest
     Accrual Period for any LIBOR Certificates.

          Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the related Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

          Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

          Liquidation Proceeds: Cash (other than Insurance
     Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

          Loan-to-Value Ratio: With respect to each Mortgage
     Loan, the original principal amount of such Mortgage Loan, divided by the Original Value of the related Mortgaged
     Property.

          London Banking Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

          Loss Allocation Limitation: As defined in Section
     4.03(g).

          Lower Tier Balance: As to Pool 2 and each Class of Lower Tier Interests and any Distribution Date, the initial Lower Tier Balance thereof set forth or specified in Section 2.05(a) (plus, in the case of any Class of Lower Tier Interests as to which the Corresponding Class is a Class of Accrual Certificates or an Accrual Component, an amount equal to the Accrual Amount for such Corresponding Class for each previous Distribution Date) less the sum of (i) aggregate amount of principal allocable thereto on previous Distribution Dates pursuant to Section 2.05(a) and (ii) any Realized Losses or Subordinate Certificate Writedown Amount allocated thereto on previous Distribution Dates.

          Lower Tier Interest: As to Pool 2, any one of the
     Classes of regular interests in the Lower Tier REMIC described as such in Section 2.05(a).

          Lower Tier Interest Rate: As to Pool 2 and each Lower
     Tier Interest, the applicable "Lower Tier Interest Rate," if any, set forth in Section 2.05(a) hereof.

          Lower Tier REMIC: One of the two separate REMICs comprising the Pool 2 Trust Fund, the assets of which consist of the Class 2-A9 Interest Account and the assets and rights specified in clauses (i) through (viii) and clause (x) of the definition of the term Pool 2 Trust Fund.

          MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

          Monthly Advance: With respect to any Distribution Date and each Mortgage Pool, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date in respect of such Mortgage Pool, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Remittance Rate) on the Mortgage Loans in such Mortgage Pool that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination

     Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

          Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

          Moody's: Moody's Investors Service, Inc., and its successors.

          Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest in real property securing a Mortgage Note.

          Mortgage 100(TM) Loan: A Mortgage Loan identified on
     Exhibit N hereof that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Insurance
     Policy.

          Mortgage File: The mortgage documents listed in Section
     2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

          Mortgage Loan Payment Record: With respect to each
     Mortgage Pool, the record maintained by the Company pursuant to Section 3.02(b).

          Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans, identified by Mortgage Pool, included in the applicable Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

          Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the related Trust Fund by the Trustee.

          Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

          Mortgage Pool: Any of Pool 1, Pool 2 or Pool 3, as applicable. For purposes hereof, the Pool 1, Pool 2 and Pool
     3 Certificates shall relate to Pool 1, Pool 2 and Pool 3, respectively.

          Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

          Mortgaged Property: The underlying real property securing the Mortgage Loan, or with respect to a Cooperative
     Loan, the related Proprietary Lease and Cooperative Stock.

          Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

          Net Interest Shortfall: With respect to any
     Distribution Date and any Certificate Group, the excess, if any, of the aggregate Interest Shortfalls allocable to the Certificates of such Certificate Group (as determined in accordance with the definition of Interest Shortfall) for such Distribution Date over any related Compensating Interest Payment for such date.


          Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

          Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Base Servicing
     Fee Rate.

          Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

          Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or
     Deficient Valuation.

          Non-Discount Mortgage Loan: With respect to Pool 1 and Pool 2, any Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.75% per annum. With respect to Pool 3, any Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.50% per annum.

          Non-permitted Foreign Holder: As defined in Section
     5.02(b).

          Non-PO Percentage: As to any Discount Mortgage Loan in Pool 1 or Pool 2, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Discount Mortgage Loan in Pool 3, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.50%. As to any Non-Discount Mortgage Loan, 100%.

          Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

          Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

          Non-U.S. Person: As defined in Section 4.02(c).

          Notional Certificate: Any Class 2-A13 Certificate.

          Notional Component: None.

          Notional Component Balance: None.

          Notional Principal Balance: As to any Distribution Date and the Class 2-A13 Certificate, the Class Certificate Principal Balance of the Class 2-A6 Certificates for such Distribution Date. As to any Distribution Date and any Notional Certificate, such Notional Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Notional Certificates of the same Class for such Distribution Date.

          Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

          Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

          Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

          Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a) or 3.16 or replaced pursuant to Section 2.03(b).

          Outstanding Non-Discount Mortgage Loan: Any Outstanding
     Mortgage Loan that is a Non-Discount Mortgage Loan.

          PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such

     Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

          PAC Certificate: None.

          PAC Component: None.

          Parent Power(TM) Loan: A Mortgage Loan identified on
     Exhibit N hereto that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Insurance
     Policy.

          Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

          Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the related Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

          Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

               (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii)  repurchase agreements on obligations
          specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

               (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv)  commercial paper of any corporation
          incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency; and

               (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

          Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

          Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

          Pledged Asset Loan-to-Value Ratio: With respect to any Pledged Asset Mortgage Loan, (i) the original loan amount less the portion of any required Additional Collateral which is covered by the Surety Bond, divided by (ii) the Original Value of the related Mortgaged Property.

          Pledged Asset Mortgage Loan: Each Mortgage 100(TM) Loan and Parent Power(TM) Loan purchased from MLCC that is supported by Additional Collateral and identified on Exhibit N hereto.

          Pledged Asset Mortgage Servicing Agreement: The Pledged
     Asset Mortgage Servicing Agreement, dated as of July 31,
     1997 between MLCC and the Company.

          PO Percentage: As to any Discount Mortgage Loan in Pool 1 or Pool 2, a fraction (expressed as a percentage), the numerator of which is the excess of 6.75% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Discount Mortgage Loan in Pool 3, a fraction (expressed as a percentage), the numerator of which is the excess of 6.50% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.50%. As to any No Discount Mortgage Loan, 0%.

          PO Principal Distribution Amount: As to any
     Distribution Date and each Certificate Group, an amount equal to the sum of the applicable PO Percentage of:

               (i) the related principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan in the related Mortgage Pool as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions, each in respect of such Mortgage Pool, subsequent to the related Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

               (ii) all principal prepayments in part in respect of the related Mortgage Pool received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation in respect of such Mortgage Pool occurring on or prior to the related Bankruptcy Coverage Termination Date) of each Mortgage Loan in the related Mortgage Pool that was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

               (iii) the sum of (A) all Net Liquidation Proceeds
                     in respect of the related Mortgage Pool
                     allocable to principal received in respect of each Mortgage Loan in the related Mortgage Pool that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan in the related Mortgage Pool purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

               (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation in respect of such Mortgage Pool occurring on or prior to the related Bankruptcy Coverage Termination Date) of each Mortgage Loan in the related Mortgage Pool that was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

               (v) the Substitution Amount for any Mortgage Loan in the related Mortgage Pool substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation in respect of such Mortgage Pool occurring on or prior to the related Bankruptcy Coverage Termination Date.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          Pool 1: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule as Pool 1 Mortgage Loans.


          Pool 1 Certificate: Any Pool 1 Senior Certificate or
     Pool 1 Junior Certificate.


          Pool 1 Certificate Account: The trust account or accounts in respect of Pool 1 created and maintained with the Trustee pursuant to Section 3.02 and which must be an Eligible Account.

          Pool 1 Group I Final Distribution Date: The first
     Distribution Date on which the aggregate Certificate
     Principal Balance of the Pool 1 Group I Senior Certificates has been reduced to zero.

          Pool 1 Group I Senior Certificate: Any Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 1-A10, Class 1-A12, Class 1-A13, Class 1-A14, Class 1-A15, Class 1-A16 or Class 1-R Certificate.

          Pool 1 Group I Senior Principal Distribution Amount: As defined in Section 4.01(a)(iii)(B).

          Pool 1 Group II Senior Certificate: Any Class 1-A11 or
     Class 1-A17 Certificate.

          Pool 1 Group II Senior Distribution Percentage: 0% through the Distribution Date in June 2003; 30% thereafter through the Distribution Date in June 2004; 40% thereafter through the Distribution Date in June 2005; 60% thereafter through the Distribution Date in June 2006; 80% thereafter through the Distribution Date in June 2007; and 100% thereafter.

          Pool 1 Group II Senior Percentage: With respect to any Distribution Date, the percentage (carried to six decimal places rounded up) obtained by dividing (x) the aggregate Class Certificate Principal Balance of the Class 1-A11 and Class 1-A17 Certificates immediately preceding such Distribution Date, by (y) the aggregate Class Certificate Principal Balance of the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) immediately preceding such Distribution Date.

          Pool 1 Group II Senior Principal Distribution Amount:
     With respect to any Distribution Date, the product of (a) the Senior Optimal Principal Amount in respect of Pool 1 for such date multiplied by (b) the Pool 1 Group II Senior Percentage for such date multiplied by (c) the Pool 1 Group II Senior Distribution Percentage for such date. Notwithstanding the foregoing, (i) on the Pool 1 Group I Final Distribution Date, the Pool 1 Group II Senior Principal Distribution Amount will be increased by any portion of the Senior Optimal Principal Amount in respect of Pool 1 remaining after distributions of principal have been made on the Pool 1 Group I Senior Certificates and (ii) following the Pool 1 Group I Final Distribution Date, the Pool 1 Group II Senior Principal Distribution Amount will equal the Senior Optimal Principal Amount in respect of Pool 1.

          Pool 1 Junior Certificate: Any Class 1-M, Class 1-B1,
     Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5
     Certificate.

          Pool 1 Mortgage Loan: A Mortgage Loan identified as a
     Pool 1 Mortgage Loan in the Mortgage Loan Schedule.

          Pool 1 Senior Certificate: Any Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 1-A10, Class 1-A11, Class 1-A12, Class 1-A13, Class 1-A14, Class 1-A15, Class 1-A16, Class 1-A17, Class 1-R or Class 1-PO Certificate.

          Pool 1 Trust Fund: The corpus of the trust created by this Agreement evidenced by the Pool 1 Certificates and consisting of:

               (i)   the Pool 1 Mortgage Loans;

               (ii) all payments on or collections in respect of such Pool 1 Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01 including the proceeds from the liquidation of any Additional Collateral for any Pledged Asset Mortgage
          Loan in Pool 1;

               (iii) the obligation of the Company to deposit in the Pool 1 Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a) in respect of Pool 1, and the obligation of the Trustee to deposit in the Pool 1 Certificate Account any amount required pursuant to Section 4.04(b) in respect of Pool 1;

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan in Pool 1 pursuant to Section 2.02 or 2.03;

               (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage
          Loan in Pool 1;

               (vi)  the proceeds of the Primary Insurance
          Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Pool 1 Mortgage Loans, and the Company's interest in the Surety Bond in respect of Pool 1 transferred to the Trustee pursuant to Section 2.01;

               (vii) the Pool 1 Certificate Account established pursuant to Section 3.02(d);

               (viii) the Eligible Account or Accounts, if any, established in respect of Pool 1 pursuant to Section
          3.02(e);

               (ix) any collateral funds established to secure the obligations of the Holder of the Class 1-B4 and Class 1-B5 Certificates, respectively, under any agreements entered into between either such holder and the Company pursuant to Section 3.08(e); and

               (x) all rights of the Company as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan in Pool 1.

          Pool Scheduled Principal Balance: With respect to any Distribution Date and each Mortgage Pool, the aggregate Scheduled Principal Balance of all the Mortgage Loans in such Mortgage Pool that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

          Pool 2: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule as Pool 2 Mortgage Loans.

          Pool 2 Certificate: Any Pool 2 Senior Certificate or
     Pool 2 Junior Certificate.

          Pool 2 Certificate Account: The trust account or accounts in respect of Pool 2 created and maintained with the Trustee pursuant to Section 3.02 and which must be an Eligible Account.

          Pool 2 Group I Final Distribution Date: The first
     Distribution Date on which the aggregate Certificate
     Principal Balance of the Pool 2 Group I Senior Certificates has been reduced to zero.

          Pool 2 Group I Senior Certificate: Any Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-A13, Class 2-A14, Class 2-A15, Class 2-A16, Class 2-R or Class 2-RL Certificate.

          Pool 2 Group I Senior Principal Distribution Amount: As defined in Section 4.01(b)(iii)(B).

          Pool 2 Group II Senior Certificate: Any Class 2-A4
     Certificate.

          Pool 2 Junior Certificate: Any Class 2-M, Class 2-B1,
     Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5
     Certificate.

          Pool 2 Mortgage Loan: A Mortgage Loan identified as a
     Pool 2 Mortgage Loan in the Mortgage Loan Schedule.

          Pool 2 Senior Certificate: Any Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-A13, Class 2-A14, Class 2-A15, Class 2-A16, Class 2-R, Class 2-RL or Class 2-PO Certificate.

          Pool 2 Trust Fund: The corpus of the trust created by this Agreement evidenced by the Pool 2 Certificates and consisting of:

               (i)   the Pool 2 Mortgage Loans;

               (ii) all payments on or collections in respect of such Pool 2 Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01 including the proceeds from the liquidation of any Additional Collateral for any Pledged Asset Mortgage
          Loan in Pool 2;

               (iii) the obligation of the Company to deposit in the Pool 2 Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a) in respect of Pool 2, and the obligation of the Trustee to deposit in the Pool 2 Certificate Account any amount required pursuant to Section 4.04(b) in respect of Pool 2;

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan in Pool 2 pursuant to Section 2.02 or 2.03;

               (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage
          Loan in Pool 2;

               (vi)   the proceeds of the Primary Insurance
          Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Pool 2 Mortgage Loans, and the Company's interest in the Surety Bond in respect of Pool 2 transferred to the Trustee pursuant to Section 2.01;

               (vii) the Pool 2 Certificate Account established pursuant to Section 3.02(d);

               (viii) the Eligible Account or Accounts, if any, established in respect of Pool 2 pursuant to Section
          3.02(e);

               (ix) any collateral funds established to secure the obligations of the Holder of the Class 2-B4 and Class 2-B5 Certificates, respectively, under any agreements entered into between either such holder and the Company pursuant to Section 3.08(e); and

               (x) all rights of the Company as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan in Pool 2.

          Pool 3: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule as Pool 3 Mortgage Loans.

          Pool 3 Certificate: Any Pool 3 Senior Certificate or
     Pool 3 Junior Certificate.

          Pool 3 Certificate Account: The trust account or accounts in respect of Pool 3 created and maintained with the Trustee pursuant to Section 3.02 and which must be an Eligible Account.

          Pool 3 Junior Certificate: Any Class 3-M, Class 3-B1,
     Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5
     Certificate.

          Pool 3 Mortgage Loan: A Mortgage Loan identified as a
     Pool 3 Mortgage Loan in the Mortgage Loan Schedule.

          Pool 3 Senior Certificate: Any Class 3-A, Class 3-R or
     Class 3-PO Certificate.

          Pool 3 Trust Fund: The corpus of the trust created by this Agreement evidenced by the Pool 3 Certificates and consisting of:

               (i)    the Pool 3 Mortgage Loans;

               (ii) all payments on or collections in respect of such Pool 3 Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01 including the proceeds from the liquidation of any Additional Collateral for any Pledged Asset Mortgage
          Loan in Pool 3;

               (iii) the obligation of the Company to deposit in the Pool 3 Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a) in respect of Pool 3, and the obligation of the Trustee to deposit in the Pool 3 Certificate Account any amount required pursuant to Section 4.04(b) in respect of Pool 3;

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan in Pool 3 pursuant to Section 2.02 or 2.03;

               (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage
          Loan in Pool 3;

               (vi)   the proceeds of the Primary Insurance
          Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Pool 3 Mortgage Loans, and the Company's interest in the Surety Bond in respect of Pool 3 transferred to the Trustee pursuant to Section 2.01;

               (vii) the Pool 3 Certificate Account established pursuant to Section 3.02(d);

               (viii) the Eligible Account or Accounts, if any, established in respect of Pool 3 pursuant to Section
          3.02(e);

               (ix) any collateral funds established to secure the obligations of the Holder of the Class 3-B4 and Class 3-B5 Certificates, respectively, under any agreements entered into between either such holder and the Company pursuant to Section 3.08(e); and

               (x) all rights of the Company as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan in Pool 3.

          Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

          Prepayment Assumption Multiple: 275% of the Prepayment
     Assumption.

          Prepayment Distribution Trigger: As of any Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class of the related Certificate Group subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for the related Mortgage Pool for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

          Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

          Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

          Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

          Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
     Section 3.01(f).

          Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

          Principal Only Certificate: With respect to Pool 1, any
     Class 1-PO Certificate. With respect to Pool 2, any Class
     2-PO Certificate. With respect to Pool 3, any Class 3-PO
     Certificate.

          Principal Only Component: None.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01 and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

          Private Placement Memorandum: Any of the private placement memoranda dated June 23, 1998 relating to the Restricted Junior Certificates.

          Prohibited Transaction Exemption: With respect to Credit Suisse First Boston Corporation, U.S. Department of Labor Prohibited Transaction Exemption ("PTE") 89-90, 54 Fed. Reg. 42597, October 17, 1989. With respect to Salomon Brothers Inc, PTE 89-89, 54 Fed. Reg. 42589, October 17, 1989.

          Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

          Proprietary Lease: With respect to a Cooperative Loan, the proprietary lease(s) or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

          Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from a Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Remittance Rate for such Mortgage Loan.

          QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

          Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and S&P; except that for purposes of the Pool 1 Junior Certificates and Pool 2 Junior Certificates (other than the related Class B5 Certificates), Fitch shall be the sole Rating Agency; and for purposes of the Pool 3 Junior Certificates (other than the Class 3-B5 Certificates), S&P shall be the sole Rating Agency. The Class B5 Certificates shall not be rated.

          Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

          Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
     Date.

          Reference Banks: As defined in Section 5.08.

          Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

          REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Department of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

          Remittance Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the sum of the applicable Base
     Servicing Fee Rate and the Supplemental Servicing Fee Rate.

          REO Mortgage Loan: Any Mortgage Loan which is not a
     Liquidated Mortgage Loan and as to which the related
     Mortgaged Property is held as part of the related Trust
     Fund.

          REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
     (including, without limitation, proceeds from the rental of the related Mortgaged Property).

          Required Surety Payment: With respect to any Pledged Asset Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan which is covered by the Surety Bond over (b) the net proceeds realized by MLCC from the liquidation of the related Additional Collateral.

          Reserve Fund: None.

          Reserve Interest Rate: As defined in Section 5.08.

          Residual Certificate: Any Class 1-R, Class 2-R, Class
     2-RL or Class 3-R Certificate.

          Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Restricted Certificate: Any Restricted Junior
     Certificate or Class PO Certificate.

          Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

          S&P: Standard & Poor's Ratings Services, a division of
     The McGraw-Hill Companies, Inc., and its successors.

          S&P Formula Amount: As to each Anniversary
     Determination Date and each Mortgage Pool, the greater of
     (i) $100,000 and (ii) the product of (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in such Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

          SAIF: The Savings Association Insurance Fund of the
     FDIC, or its successor in interest.

          Scheduled Balance: As to any Distribution Date and any Class of Scheduled Certificates or any Scheduled Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

          Scheduled Certificates: None.

          Scheduled Component: None.

          Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

          Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock and Proprietary Lease.
          Senior Certificate: Any Pool 1 Senior Certificate, Pool 2 Senior Certificate or Pool 3 Senior Certificate.

          Senior Certificate Principal Balance: As of any
     Distribution Date and as to each Certificate Group, an amount equal to the sum of the Certificate Principal
     Balances of the related Senior Certificates (other than the related Class PO Certificates).

          Senior Optimal Principal Amount: As to any Distribution
     Date and each Certificate Group, an amount equal to the sum of:

                    (i)   the related Senior Percentage of the
                          applicable Non-PO Percentage of the
                          principal portion of each Monthly
                          Payment due on the related Due Date on
                          each Outstanding Mortgage Loan in the
                          related Mortgage Pool as of such Due
                          Date as specified in the
                          amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions in respect of such Mortgage Pool subsequent to the related Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

                    (ii) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part in respect of the related Mortgage Pool received during the related Prepayment Period, together with the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Pool which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

                    (iii) the lesser of (x) the related Senior
                          Percentage of the applicable Non-PO
                          Percentage of the sum of (A) the
                          Scheduled Principal Balance of each
                          Mortgage Loan in the related Mortgage
                          Pool that became a Liquidated Mortgage
                          Loan (other than Mortgage Loans
                          described in clause (B)) during the
                          related Prepayment Period and (B) the
                          Scheduled Principal Balance of each
                          Mortgage Loan in the related Mortgage
                          Pool that was purchased by an insurer
                          from the Trustee during the related
                          Prepayment Period pursuant to the
                          related Primary Insurance Policy, as
                          reduced in each case by the related
                          Senior Percentage of the applicable
                          Non-PO Percentage of the principal
                          portion of any Excess Losses in respect
                          of the related Mortgage Pool (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan in the related Mortgage Pool (other than Mortgage Loans described in clause
                          (B)) and (B) the principal balance of
                          each such Mortgage Loan in the related
                          Mortgage Pool purchased by an insurer
                          from the Trustee pursuant to the related
                          Primary Insurance Policy, in each case
                          during the related Prepayment Period;

                    (iv) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Pool which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

                    (v) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan in the related Mortgage Pool substituted during the month of such Distribution Date.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with r espect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, rec eives notice thereof.

          Senior Percentage: As to any Distribution Date and each Certificate Group, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance for such Certificate Group immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates in such Certificate Group other than the related Class PO Certificates, immediately prior to such Distribution
     Date.

          Senior Prepayment Percentage: As to each Certificate Group, for any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 100%. As to each Certificate Group, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

                    (i)  for any Distribution Date subsequent to
                         June 2003 to and including the
                         Distribution Date in June 2004, the
                         related Senior Percentage for such
                         Distribution Date plus 70% of the
                         related Junior Percentage for such
                         Distribution Date;

                    (ii) for any Distribution Date subsequent to
                         June 2004 to and including the
                         Distribution Date in June 2005, the
                         related Senior Percentage for such
                         Distribution Date plus 60% of the
                         related Junior Percentage for such
                         Distribution Date;

                    (iii) for any Distribution Date subsequent to
                         June 2005 to and including the
                         Distribution Date in June 2006, the
                         related Senior Percentage for such
                         Distribution Date plus 40% of the
                         related Junior Percentage for such
                         Distribution Date;

                    (iv) for any Distribution Date subsequent to
                         June 2006 to and including the
                         Distribution Date in June 2007, the
                         related Senior Percentage for such
                         Distribution Date plus 20% of the
                         related Junior Percentage for such
                         Distribution Date; and

                    (v)  for any Distribution Date thereafter,
                         the related Senior Percentage for such
                         Distribution Date.

     Notwithstanding the foregoing, if on any Distribution Date the related Senior Percentage exceeds the related Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such Certificate Group for such Distribution Date will equal 100%.

     In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage for a Certificate Group below the level in effect for the most recent prior period as set forth in clauses (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:


               Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans in the related Mortgage Pool is delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the related Junior Certificates as of such date, does not exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Mortgage Pool do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the related Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance" for such Certificate Group) if such Distribution Date occurs between and including July 2003 and June 2004, (b) 35% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs between and including July 2004 and June 2005, (c) 40% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs between and including July 2005 and June 2006, (d) 45% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs between and including July 2006 and June 2007 and (e) 50% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs during or after July 2007; or

               Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans in the related Mortgage Pool delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans in the related Mortgage Pool averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Mortgage Pool do not exceed (a) 10% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs between and including July 2003 and June 2004, (b) 15% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs between and including July 2004 and June 2005, (c) 20% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs between and including July 2005 and June 2006, (d) 25% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs between and including July 2006 and June 2007, and (e) 30% of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs during or after July 2007.

          Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

          Servicing Fee: As to any Mortgage Loan and Distribution
     Date, the sum of (a) the Base Servicing Fee and (b) the Supplemental Servicing Fee.

          Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

          Single Certificate: A Certificate with an Initial
     Certificate Principal Balance, or initial Notional Principal
     Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate
     Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

          Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

                    (1)  normal wear and tear;

                    (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

                    (3)  errors in design, faulty workmanship or
                         faulty materials, unless the collapse of the property or a part thereof ensues;

     or (ii) any Realized Loss suffered by a Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under
     Section 3.06.

          Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $5,178,036, in the case of Pool 1, $4,121,887, in the case of Pool 2, and $2,077,566, in the case of Pool 3, minus, in each case, the sum of (i) the aggregate amount of Special Hazard Losses in respect of such Mortgage Pool that would have been allocated to the related Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the related Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" for each Mortgage Pool shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence for such Mortgage Pool (without giving effect to the deduction of the related Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such Mortgage Pool for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans in such Mortgage Pool on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan in such Mortgage Pool that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

          Special Hazard Percentage: With respect to each Mortgage Pool and as of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in such Mortgage Pool secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans in such Mortgage Pool as of the immediately preceding Distribution Date.

          Special Hazard Termination Date: With respect to each Mortgage Pool, the Distribution Date upon which the Special Hazard Loss Amount for such Mortgage Pool has been reduced to zero or a negative number (or the related Cross-Over Date, if earlier).

          Startup Day: As defined in Section 2.05(c).

          Subordinate Certificates: As to any date of determination and each Certificate Group, first, the related Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the related Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the related Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the related Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the related Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the related Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

          Subordinate Certificate Writedown Amount: As to any Distribution Date, first, in the case of the Pool 1 Certificates, any amount distributed to the Class 1-PO Certificates on such Distribution Date pursuant to Section 4.01(a)(iv), in the case of the Pool 2 Certificates, any amount distributed to the Class 2-PO Certificates on such Distribution Date pursuant to Section 4.01(b)(iv) and, in the case of the Pool 3 Certificates, any amount distributed to the Class 3-PO Certificates on such Distribution Date pursuant to Section 4.01(c)(iv), and second, after giving effect to the application of the applicable portion of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates in the related Certificate Group (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
     (ii) the Pool Scheduled Principal Balance of the related Mortgage Pool on the first day of the month of such Distribution Date less any Deficient Valuations occurring in respect of the Mortgage Loans in such Mortgage Pool on or prior to the related Bankruptcy Coverage Termination Date.

          Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the

     Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute
     Mortgage Loan, each balance being determined as of the date of substitution.

          Supplemental Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Supplemental Servicing Fee Rate for such Mortgage Loan. The Supplemental Servicing Fee for any Distribution Date shall be reduced by its allocable share of Interest Shortfalls (as provided in the definition thereof) and any Interest Losses (in accordance with Section 3.08(d)).

          Supplemental Servicing Fee Rate: As to any Mortgage Loan and Distribution Date, a fixed rate per annum equal to the excess, if any, of the Net Mortgage Rate thereof over 6.75%, in the case of Pool 1 and Pool 2, and 6.50%, in the case of Pool 3.

          Surety: Ambac Assurance Corporation, or its successors in interest.

          Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by the Surety for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Pledged Asset Mortgage Loans.

          TAC Balance: As to any Distribution Date and any Class of TAC Certificates or any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance
     Schedules.

          TAC Certificate: Any Class 1-A12, Class 1-A13, Class
     1-A15, Class 2-A1, Class 2-A2, Class 2-A5, Class 2-A6, Class
     2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12,
     Class 2-A14, Class 2-A15 or Class 2-A16 Certificate.


          TAC Component: None.

          Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or S&P below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

          Trust Fund: Either the Pool 1 Trust Fund, the Pool 2
     Trust Fund or the Pool 3 Trust Fund, as the case may be.

          Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

          Unanticipated Recovery: As defined in Section 4.01(h) herein.

          Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
     Section 3.06.

          Unpaid Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component) pursuant to Section 4.01(a)(ii), in the case of the Pool 1 Senior Certificates (other than any Class of Principal Only Certificates), and any Component thereof (other than any Principal Only Component), Section 4.01(a)(vi), in the case of the Class 1-M Certificates,
     Section 4.01(a)(ix), in the case of the Class 1-B1 Certificates, Section 4.01(a)(xii), in the case of the Class 1-B2 Certificates, Section 4.01(a)(xv), in the case of the Class 1-B3 Certificates, Section 4.01(a)(xviii), in the case of the Class 1-B4 Certificates, Section 4.01(a)(xxi), in the case of the Class 1-B5 Certificates, Section 4.01(b)(ii), in the case of the Pool 2 Senior Certificates and any Component thereof, Section 4.01(b)(vi), in the case of the Class 2-M Certificates, Section 4.01(b)(ix), in the case of the Class 2-B1 Certificates, Section 4.01(b)(xii), in the case of the Class 2-B2 Certificates, Section 4.01(b)(xv), in the case of the Class 2-B3 Certificates, Section 4.01(b)(xviii), in the case of the Class 2-B4 Certificates, Section 4.01(b)(xxi), in the case of the Class 2-B5 Certificates, in the case of the Pool 3 Senior Certificates and any Component thereof,
     Section 4.01(c)(vi), in the case of the Class 3-M Certificates, Section 4.01(c)(ix), in the case of the Class 3-B1 Certificates, Section 4.01(c)(xii), in the case of the Class 3-B2 Certificates, Section 4.01(c)(xv), in the case of the Class 3-B3 Certificates, Section 4.01(c)(xviii), in the case of the Class 3-B4 Certificates, and Section 4.01(c)(xxi), in the case of the Class 3-B5 Certificates.

          Upper Tier REMIC: One of the two separate REMICs comprising the Pool 2 Trust Fund, the assets of which consist of the Lower Tier Interests.

          Voluntary Principal Prepayment: With respect to any
     Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan.

          Voting Rights: The portion of the voting rights of all the Certificates of a Certificate Group that is allocated to any Certificate for purposes of the voting provisions of
     Section 10.01. At all times during the term of this Agreement, all Voting Rights for the Pool 1 Certificates and the Pool 3 Certificates, respectively, shall be allocated among the related Classes in proportion to their aggregate Class Certificate Principal Balances (and among the Certificates of each such Class in proportion to their Certificate Principal Balances). At all times during the term of this Agreement, all Voting Rights for the Pool 2 Certificates shall be allocated so that the Class 2-A13 Certificates are allocated 1% of such Voting Rights and all other Pool 2 Certificates, in the aggregate, are allocated 99% of such Voting Rights. Voting Rights allocated to the Pool 2 Certificates other than the Class 2-A13 Certificates shall be allocated among such Classes in proportion to their aggregate Class Certificate Principal Balances (and among the Certificates of each such Class in proportion to their Certificate Principal Balances). Voting Rights allocated to the Class 2-A13 Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances.

                           ARTICLE II.

                  CONVEYANCE OF MORTGAGE LOANS;
                ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans. (a) The
Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee, in respect of the related Trust Fund, without recourse (except as provided herein) all the right, title and interest of the Company in and to the Pool 1 Mortgage Loans (in the case of the Pool 1 Trust Fund), the Pool 2 Mortgage Loans (in the case of the Pool 2 Trust Fund) and the Pool 3 Mortgage Loans (in the case of the Pool 3 Trust Fund), including all interest and principal received by the Company on or with respect to the related Mortgage Loans (other than payments of principal and interest due and payable on such Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

          In addition, with respect to any Pledged Asset Mortgage Loan, the Company does hereby transfer, assign, set-over and otherwise convey to the Trustee, in respect of the related Trust Fund, without recourse (except as provided herein) (i) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan, (ii) its security interest in and to any Additional Collateral, (iii) its right to receive payments in respect of any Pledged Asset Mortgage Loan pursuant to the Pledged Asset Mortgage Servicing Agreement, and (iv) its rights as beneficiary under the Surety Bond in respect of any Pledged Asset Mortgage Loan.

          (b) In connection with such transfer and assignment, the Company does hereby deliver to the Trustee, in respect of the related Trust Fund, the following documents or instruments with respect to:

               (1) Each Mortgage Loan (other than any Cooperative
          Loan or Designated Loan) so transferred and assigned:

                    (i)   The Mortgage Note, endorsed without
               recourse in blank by the Company, and showing an unbroken chain of endorsements from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

                    (ii)  Any assumption and modification
               agreement; and

                    (iii) An assignment in recordable form (which
               may be included in a blanket assignment or assignments) of the Mortgage to the Trustee; and

               (2) Each Cooperative Loan (other than a Designated
          Loan) so transferred and assigned:

                    (i)    The Mortgage Note, endorsed without
               recourse in blank by the Company, and showing an unbroken chain of endorsements from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

                    (ii)   A counterpart of the Proprietary Lease
               and the Assignment of Proprietary Lease executed in blank or to the originator of the Cooperative
               Loan;

                    (iii)  The related Cooperative Stock
               Certificate, together with an undated stock power
               (or other similar instrument) executed in blank;

                    (iv)   A counterpart of the recognition
               agreement by the Cooperative of the security interests of the mortgagee with respect to the related Cooperative Loan;

                    (v)    The Security Agreement;

                    (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the security interest of the originator in the Cooperative Stock and the Proprietary Lease;

                    (vii)  If applicable, copies of the UCC-3
               assignments of the security interest described in clause (vi) above, sent to the appropriate public office for filing, showing an unbroken chain of title from the originator to the Company (if applicable), evidencing the security interest of the originator in the Cooperative Stock and the Proprietary Lease;

                    (viii) An executed assignment (which may be a
               blanket assignment for all Cooperative Loans) of the security interest of the Company in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement described in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee; and

                    (ix)  A UCC-3 assignment from the Company to
               the Trustee of the security interest described in clause (vi) above, in form suitable for filing, otherwise complete except for filing information regarding the original UCC-1 if unavailable (which may be included in a blanket assignment to the Trustee in respect of the related Trust Fund).

          In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee in accordance with Section 2.01(b)(1)(iii) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

               (3) With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

          (c) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee, in respect of the related Trust Fund, the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage
Loans:

                    (i) the Mortgage with evidence of recording indicated thereon (other than with respect to a Cooperative Loan);

                    (ii)   a copy of the title insurance policy
               (other than with respect to a Cooperative Loan);

                    (iii)  with respect to any Mortgage that has
               been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company (other than with respect to a Cooperative Loan); and

                    (iv)   with respect to any Cooperative Loan
               that has been assigned to the Company, the related filed intervening UCC-3 financing statements (not previously delivered pursuant to Section 2.01(b)(2)(vii)), showing a complete chain of assignment from the named originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and
(b) title insurance binders with respect to the Mortgage Loans (other than with respect to a Cooperative Loan). The Company shall also retain in its files the Primary Insurance Policies evidencing any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the two preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

          In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

          (d) The Company shall not be required to record the assignments of the Mortgages referred to in Section 2.01(b)(1)(iii) or file the UCC-3 assignments referred to in
Section 2.01(b)(2)(ix) to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording or filing shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates of the related Certificate Group. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording or filing information in the assignments of the Mortgages or UCC-3 assignments to the Trustee and shall cause the same to be recorded or filed, at the Company's expense, in the appropriate public office for real property records or UCC financing statements, except that the Company need not cause to be so completed and recorded any assignment of Mortgage which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record or file the assignment of Mortgages or UCC-3 financing statement in the circumstances provided above, the Trustee shall record or cause to be recorded or filed such assignment or UCC-3 financing statement at the expense of the Company. In connection with any such recording or filing, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording or filing. Notwithstanding the foregoing, at any time the Company may record or file, or cause to be recorded or filed, the assignments of Mortgages or UCC-3 financing statement at the expense of the Company.

     Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt by it of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders of the related Certificate Group. The Trustee agrees, for the benefit of the related Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and (iii) delivery of the recorded Mortgages, title insurance policies, recorded intervening assignments of Mortgage, if any, and filed intervening UCC-3 financing statements, if any, with respect to any Cooperative Loan to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the related Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

     Section 2.03. Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee in respect of the related
Mortgage Loans that:

                    (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

                    (ii) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                    (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

                    (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

                    (v) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

                    (vi) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

                    (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                    (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage (or in the case of a Cooperative Loan, the related Cooperative Apartment) is free of material damage and is in good repair;

                    (ix)    Each Mortgage Loan at the time it was
               made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

                    (x) Other than with respect to Cooperative Loans, a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

                    (xi) None of the Mortgage Loans in Pool 1 and Pool 2 and no more than 1.25% of the Mortgage
               Loans in Pool 3 constitute Pledged Asset Mortgage Loans. The Loan-to-Value-Ratio of each Mortgage
               Loan was not more than 95%. As of the Cut-off
               Date, no more than 14.50% of the Mortgage Loans in Pool 1, no more than 16.50% of the Mortgage Loans in Pool 2 and no more than 5.25% of the Mortgage Loans in Pool 3, in each case by Scheduled
               Principal Balance, had Loan-to-Value Ratios of more than 80% and each such Mortgage Loan is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary
               Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

                    (xii)   Each Mortgage Note is payable on the
               first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related

               Mortgage Loan was not less than 6.250% per annum and not greater than 9.250% per annum, in the case of Pool 1, was not less than 6.625% per annum and not greater than 9.250% per annum, in the case of Pool 2, and was not less than 6.000% per annum and not greater than 8.250% per annum, in the case of Pool 3. The Mortgage Rate of each Mortgage Note is fixed for the life of the related Mortgage Loan;

                    (xiii) Other than with respect to Cooperative Loans, the improvements on the Mortgaged
               Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

                    (xiv)   As of the Cut-off Date, (i) no more
               than 9.000% of the Mortgage Loans in Pool 1, no more than 10.000% of the Mortgage Loans in Pool 2, and no more than 12.250% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, had a Scheduled Principal Balance of more than $500,000 and up to and including $750,000;
               (ii) no more than 2.000% of the Mortgage Loans in Pool 1, no more than 1.000% of the Mortgage Loans in Pool 2, and no more than 6.750% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, had a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000; and (iii) no more than 1.000% of the Mortgage Loans in Pool 1, none of the Mortgage Loans in Pool 2, and no more than 1.000% of the Mortgage Loans in Pool 3 had a Scheduled Principal Balance of more than $1,000,000;

                    (xv)    As of the Cut-off Date, no more than
               1.000% of the Mortgage Loans in Pool 1, no more than 2.000% of the Mortgage Loans in Pool 2, and no more than 1.250% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by Mortgaged Properties located in any one postal zip code area;

                    (xvi)   As of the Cut-off Date, at least
               97.750% of the Mortgage Loans in Pool 1, at least 97.000% of the Mortgage Loans in Pool 2 and at least 94.750% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

                    (xvii)  As of the Cut-off Date, at least
               90.750% of the Mortgage Loans in Pool 1, at least 91.000% of the Mortgage Loans in Pool 2 and at least 94.000% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by one-family detached residences;

                    (xviii) As of the Cut-off Date, no more than
               4.250% of the Mortgage Loans in Pool 1, no more than 4.250% of the Mortgage Loans in Pool 2 and no more than 2.250% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by condominiums and, as of the Cut-off Date, no more than 1.750% of the Mortgage Loans in Pool 1, no more than 2.000% of the Mortgage Loans in Pool 2 and no more than 0.500% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.250% of the Mortgage Loans in Pool 1, no more than 0.750% of the Mortgage Loans in Pool 2 and no more than 0.500% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by condominiums located in any one postal zip code area;

                    (xix) Other than with respect to Cooperative Loans, no Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged Property;

                    (xx)    As of the Cut-off Date, no more than
               0.250% of the Mortgage Loans in Pool 1, no more than 0.250% of the Mortgage Loans in Pool 2 and none of the Mortgage Loans in Pool 3, by Scheduled Principal Balance, constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. Each Buydown Mortgage Loan has been fully funded;

                    (xxi) The original principal balances of the Mortgage Loans in Pool 1 range from $38,500 to $1,500,000, the original principal balances of the Mortgage Loans in Pool 2 range from $39,900 to $1,000,000,and the original principal balances of the Mortgage Loans in Pool 3 range from $23,000 to $1,042,000;

                    (xxii)  As of the Cut-off Date, no more than
               1.750% of the Mortgage Loans in Pool 1, no more than 2.250% of the Mortgage Loans in Pool 2 and no more than 5.000% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by second homes, no more than 0.750% of the Mortgage Loans in Pool 1, no more than 1.000% of the Mortgage Loans in Pool 2 and no more than 0.500% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by investor-owned properties, and, as of the Cut-off Date, no more than 0.500% of the Mortgage Loans in Pool 1, no more than 0.750% of the Mortgage Loans in Pool 2 and no more than 0.500% of the Mortgage Loans in Pool 3, in each case by Scheduled Principal Balance, are secured by condominiums that constitute second homes;

                    (xxiii) All appraisals have been prepared
               substantially in accordance with the description contained under the caption "The Trust Fund-- The Mortgage Loans" in the prospectus dated May 26, 1998, included in the registration statement on Form S-3 (file no. 333-51151) filed by the Company with the Securities and Exchange Commission with respect to the offer and sale of certain Classes of the Certificates;

                    (xxiv)  No selection procedures, other than
               those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

                    (xxv) Other than with respect to Cooperative Loans, to the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

                    (xxvi)  None of the Mortgage Loans is a
               temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

                    (xxvii)  As of the Closing Date, each Mortgage
               Loan is a "qualified mortgage" as defined in
               Section 860G(a)(3) of the Code;

                    (xxviii) As of the Closing Date, the Company
               possesses the Document File with respect to each Mortgage Loan, and, other than with respect to Cooperative Loans, the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording;

                    (xxix) As of the Cut-Off Date, no more than 0.500% of the Mortgage Loans in Pool 1, none of the Mortgage Loans in Pool 2 and none of the Mortgage Loans in Pool 3, in each case, by Scheduled Principal Balance, are Cooperative Loans. With respect to each Cooperative Loan:

                    (A) The Security Agreement creates a first
               lien in the stock ownership and leasehold rights associated with the related Cooperative Apartment;

                    (B) The lien created by the related Security
               Agreement is a valid, enforceable and subsisting first priority security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the Cooperative Stock relating to such Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative which individually or in the aggregate do not have a material adverse effect on such Cooperative Loan), which have priority over the Trustee's security interest in such Cooperative Stock;

                    (C) The Cooperative Stock that is pledged as
                security for the Mortgage Loan is held by a person as a "tenant-stockholder" within the meaning of section 216 of the Code, the related Cooperative that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of section 216 of the Code, and such Cooperative is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property; and

                    (D) There is no prohibition against pledging
               the Cooperative Stock or assigning the Proprietary
               Lease; and

                    (xxx)   With respect to each Mortgage Loan
               identified on Exhibit C as having been originated or acquired under the Company's Enhanced Streamlined Refinance program, the value of the related Mortgaged Property, as of the date of such origination or acquisition under the Company's Enhanced Streamlined Refinance program, is no less than the value thereof established at the time the mortgage loan that is the subject of the refinancing was originated.

          It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in
Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in-lending or similar statute, and the Trustee or a Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or such Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute; the Company shall indemnify the Trustee and such Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and such Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under Section 8.05.

          (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Remittance Rate, to be deposited by the Company in the related Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

          The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

     Section 2.04. Execution of Certificates. The Trustee, as Trustee for each Trust Fund, has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the related Mortgage Loans, the Certificates in authorized denominations evidencing (i) in the case of the Pool 1 Certificates, the entire beneficial ownership of the Pool 1 Trust Fund, (ii) in the case of the Pool 2 Certificates, the entire beneficial ownership of the Pool 2 Trust Fund and (iii) in the case of the Pool 3 Certificates, the entire beneficial ownership of the Pool 3 Trust Fund.

     Section 2.05. The REMICs; Designations under the REMIC Provisions. (a) For federal income tax purposes, the Pool 2 Trust Fund shall consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The Pool 2 Certificates, other than the Class 2-RL Certificate, shall be issued be issued by the Upper Tier REMIC, and the Class 2-RL Certificate shall be issued by the Lower Tier REMIC. The Lower Tier REMIC shall be evidenced by the Class 2-RL Certificate and the regular interests having the characteristics and terms set forth in the following table, which interests (other than the Class 2-RL Certificate) shall be issued by the Lower Tier REMIC to the Trustee. The Lower Tier Interests and the proceeds thereof shall be assets of the Upper Tier REMIC. Principal of and interest on the Lower Tier Interests shall be allocated to the Corresponding Classes of Certificates (or Components) in the manner set forth in the following table.

                                                Corresponding Class of
                                                     Certificates 1
                                             -----------------------------
                                                Allocation     Allocation
Lower-Tier       Initial Lower    Lower-Tier       of             of
Interest         Tier Balance   Interest Rate  Principal      Interests
--------         ------------   -------------  ---------      ---------

2-A1              $23,177,880.00     6.75%        2-A1           2-A1
2-A2                7,474,000.00     6.50         2-A2           2-A2
2-A3               11,633,823.00      (2)         2-A3           2-A3
2-A4               24,904,832.00     6.75         2-A4           2-A4
2-A5               24,125,000.00     6.75         2-A5           2-A5
2-A6               10,000,000.00     6.75         2-A6            (3)
2-A7                3,016,177.00      (4)         2-A7           2-A7
2-A8                1,750,000.00     7.00         2-A8           2-A8
2-A9                1,750,000.00     6.50         2-A9           2-A9
2-A10              73,700,000.00     6.75         2-A10          2-A10
2-A11              44,500,000.00     6.75         2-A11          2-A11
2-A12               5,375,000.00     6.75         2-A12          2-A12
2-A14               2,491,000.00     7.00         2-A14          2-A14
2-A15               2,491,000.00     7.00         2-A15          2-A15
2-A16               2,492,000.00     7.00         2-A16          2-A16
2-PO                  205,476.68     0.00          2-PO           N/A
2-M .               4,607,000.00     6.75          2-M            2-M
2-B1                1,992,000.00     6.75          2-B1           2-B1
2-B2                1,121,000.00     6.75          2-B2           2-B2
2-B3                  996,000.00     6.75          2-B3           2-B3
2-B4                  498,000.00     6.75          2-B4           2-B4
2-B5                  747,933.00     6.75          2-B5           2-B5
2-R .                     100.00     6.75          2-R            2-R


                         (i)   The Lower Tier Interests shall be
                    issued as non-certificated interests. The
                    Class 2-RL Certificate shall be issued in fully registered certificated form and shall be executed and countersigned as provided in
                    Section 5.01 hereof.

-------------------

1 Unless otherwise indicated, the amount of interest and principal allocable from a Lower Tier Interest to its Corresponding Class or Classes of Certificates on any Distribution Date shall be 100%

2 Lower Tier Interest 2-A3 shall bear interest at the Certificate Interest Rate of its corresponding Class of Certificates.

3 On each Distribution Date, interest accrued on Lower-Tier Interest 2-A6 for the applicable Interest Accrual Period shall be allocated as follows: (x) an amount equal to the Accrued Certificate Interest on the Class of Certificates with the corresponding designation shall be allocated to such Class; and (y) the excess of such amount shall be allocated to the Class 2-A13 Certificates.

4 Lower Tier Interest 2-A7 shall bear interest at the Certificate Interest Rate of its Corresponding Class of
     Certificates.

                         (ii)  For purposes of further identifying
                    the terms of the Lower Tier Interests,
                    distributions of principal and interest on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the distributions of principal and interest, respectively, made under Section 4.01 on the Corresponding Classes of Certificates or Components, and allocations of losses on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the allocations of losses made under
                    Section 4.03 on the Corresponding Classes of
                    Certificates or Components.

                         (iii) On each Distribution Date, in
                    addition to amounts otherwise distributable thereon pursuant to Section 4.01, the Trustee shall distribute to the holder of the Class 2-RL Certificate any amounts (other than the amounts described in clauses (x) and (y) of the definition of Pool 2 Available Funds) remaining in the Lower Tier REMIC after all amounts required to be applied pursuant to
                    Section 2.05(a)(ii) have been so applied. Any distributions pursuant to this clause (d) shall not reduce the Class Certificate Principal Balance of the Class 2-RL Certificate.

          (b) (i) The Company hereby designates the Lower Tier Interests identified in Section 2.05(a) above as "regular interests," and the Class 2-RL Certificate as the single class of "residual interests," in the Lower Tier REMIC for purposes of the REMIC Provisions. The Company hereby designates the Classes of Pool 2 Certificates identified in Section 5.01(b), other than the related Residual Certificates, as "regular interests," and the Class 2-R Certificate as the single class of "residual interests," in the Upper Tier REMIC for purposes of the REMIC Provisions.

          (ii) The Company hereby designates the Pool 1 Certificates, other than the Class 1-R Certificates, as "regular interests," and the Class 1-R Certificates as the single class of "residual interests," in the REMIC for Pool 1 Trust Fund established hereunder for REMIC purposes.

          (iii) The Company hereby designates the Pool 3 Certificates, other than the Class 3-R Certificates, as "regular interests," and the Class 3-R Certificates as the single class of "residual interests," in the REMIC for Pool 3 Trust Fund established hereunder for REMIC purposes.

          (c) The Closing Date will be the "Startup Day" for each
REMIC established hereunder for purposes of the REMIC Provisions.

          (d) The "tax matters person" with respect to each REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a related Residual Certificate, or (ii) in any other case, the beneficial owner of the related Residual Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a related Residual Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC established hereunder for purposes of the REMIC Provisions.

          (e) The "latest possible maturity date" of the regular interests in each REMIC established hereunder is the related
Latest Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

          (f) In no event shall the assets described in clause
(x) of the definition of the term Pool 1 Trust Fund, Pool 2 Trust
Fund or Pool 3 Trust Fund constitute a part of the related REMICs established hereunder.

          (g) In the event that the Servicing Fee exceeds the amount reasonable for such services (within the meaning of Treasury Regulation 1.860D-1(b)(1)(ii)), the portion or portions of such fee that can be measured as a fixed number of basis points on some or all of the Mortgage Loans and can be treated as one or more stripped coupons within the meaning of Treasury Regulation 1.860D-1(b)(2)(iii) shall be treated as such stripped coupons and shall not be treated as an asset of the related REMIC.

     Section 2.06. Trust Funds Separate. It is the intention of the Company and the Trustee that (i) the Trust Funds established under this Agreement shall be separate and distinct for all purposes, (ii) all revenues and, except as provided below, expenses relating to the Mortgage Loans or this Agreement shall be allocated exclusively to the Trust Fund to which they relate, and (iii) the holders of the Pool 1 Certificates, Pool 2 Certificates and Pool 3 Certificates shall have interests exclusively in the Pool 1 Trust Fund, Pool 2 Trust Fund and Pool 3 Trust Fund, respectively. In the event that the Company or the Trustee, as the case may be, cannot reasonably allocate any expenses relating to the Mortgage Loans or this Agreement to a particular Trust Fund, it shall allocate such expenses among the three Trust Funds created hereunder in such manner as it deems fair and reasonable under the circumstances, which determination shall be conclusive and binding.

                          ARTICLE III.

                   ADMINISTRATION AND SERVICING
                        OF MORTGAGE LOANS

     Section 3.01. Company to Act as Servicer. (a) It is intended that each REMIC established hereunder shall constitute, and that the affairs of each such REMIC shall be conducted so as to qualify the Pool 1 Trust Fund, in the case of Pool 1, each of the Upper Tier and Lower Tier REMIC, in the case of Pool 2, and the Pool 3 Trust Fund, in the case of Pool 3 (in each case, other than any collateral fund established under the agreement referred to in Section 3.08(e)) as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of the Pool 1 Trust Fund, in the case of Pool 1, each of the Upper Tier and Lower Tier REMIC, in the case of Pool 2, and the Pool 3 Trust Fund, in the case of Pool 3, and the respective Holders of the related Residual Certificates and that in such capacity it shall:

          (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of each REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

          (iii) make or cause to be made an election, on behalf of each REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.05(b) hereof on the federal tax return of each Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the applicable Prepayment Assumption Multiple;

          (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of each REMIC established hereunder at all times that any related Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

          (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC or that would subject either Trust Fund to tax;

          (viii) with respect to Pool 2, exercise reasonable care not to allow the creation of any "interests" (A) in the Upper Tier REMIC within the meaning of section 860D(a)(2) of the Code in addition to the interests represented by the Classes of Certificates identified in Section 5.01(b) other than the Class 2-RL Certificate, and (B) in the Lower Tier REMIC within the meaning of Section 860D(a)(2) of the Code in addition to the interests represented by the Lower Tier Interests identified in Section 2.05(a) and the Class 2-RL Certificate;

          (ix) with respect to Pool 1 and Pool 3, exercise reasonable care not to allow the creation of any "interests" in the related REMIC constituted by the Pool 1 Trust Fund and the Pool 3 Trust Fund, respectively, within the meaning of section 860D(a)(2) of the Code other than the interests represented by the Classes of Certificates identified in
     Section 5.01(b);

          (x) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain,
     (b) otherwise subject any Trust Fund to tax, or (c) cause any REMIC established hereunder to fail to qualify as a REMIC;

          (xi)   exercise reasonable care not to allow any Trust
     Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;

          (xii) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to each REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on each Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

          (xiii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

          (xiv) maintain such records relating to each REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

          The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

          (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the related Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Remittance Rate to the date of such certification has been credited to the applicable Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in the second sentence of
Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

          (c) [Intentionally Omitted]

          (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The

Company shall collect such amounts from the Mortgagor and shall credit the applicable Mortgage Loan Payment
Record accordingly.

          (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section
6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

          (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

     Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Records; Certificate Accounts. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending up to two years after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

          (b) The Company shall establish and maintain a Mortgage Loan Payment Record for each Mortgage Pool in which the following payments on and collections in respect of each Mortgage Loan in such Mortgage Pool shall as promptly as practicable be credited by the Company for the account of the Holders of the related
Certificates:


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


          (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date, (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Remittance Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Remittance Rate on any Buydown Mortgage Loan;

          (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03 and 3.16 (including any amounts received in respect of a substitution of a Mortgage Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company in respect of the related Mortgage Pool for the benefit of the related Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company;

          (v)    All REO Proceeds;

          (vi)   All Unanticipated Recoveries; and

          (vii) All amounts received by the Company with respect to any Pledged Asset Mortgage Loan pursuant to the liquidation of any Additional Collateral or pursuant to any recovery under the Surety Bond in accordance with Section
     4.09.

The foregoing requirements respecting credits to each Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in either Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by

Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

          (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be transferred to the related Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the related Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in such Certificate Account pursuant to subsection (d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

          (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account for each Mortgage Pool designated in the name of the Trustee for the benefit of the Holders of the related Certificates issued hereunder (each, a "Certificate Account") into which the Company shall transfer, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next-day funds equal to the sum of Available Funds in respect of such Mortgage Pool for such Distribution Date and any Unanticipated Recoveries in respect of such Mortgage Pool received in the calendar month preceding the month of such Distribution Date. If the Trustee does not receive such transfer by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

          (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by S&P of General Electric Capital Corporation's short-term senior unsecured debt rating below A-1+, then, notwithstanding subsection (c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts, in respect of each Mortgage Pool, in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the related Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the applicable Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the related Certificates. All amounts so deposited shall be held in trust for the benefit of the related Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided, further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the related Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the related Trust Fund to tax or cause any of the related REMICs established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to each Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to the related Eligible Accounts and transfers to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the related Certificates.

     Section 3.03. Collection of Taxes, Assessments and Other Items. Other than with respect to any Cooperative Loan, the Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

     Section 3.04. Permitted Debits to the Mortgage Loan
Payment Records. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to each Mortgage Loan Payment Record for the following purposes (in each case as to the Mortgage Loans in the related Mortgage Pool):

          (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to such Mortgage Loan Payment Record pursuant to Section
     3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related
     Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to such Mortgage
     Loan Payment Record pursuant to Section 3.02(b) (iii) and
     (iv);

          (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan or Defaulted Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage
     Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

          (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation Proceeds in respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

          (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance in respect of such Mortgage Pool (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

          (viii) To make transfers of funds to the related
     Certificate Account pursuant to Section 3.02(d); and

          (ix)   To deduct any amounts credited to the related
     Mortgage Loan Payment Record in error.

          The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the related Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

     Section 3.05. Maintenance of the Primary Insurance Policies.
(a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided, that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

          (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the related Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the applicable Mortgage Loan Payment Record.

     Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan other than a Cooperative Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property (other than Cooperative Apartments) acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the applicable Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections
3.03 and 3.04. In cases in which property securing any Mortgage Loan other than a Cooperative Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans (whether or not including Cooperative Loans), it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the applicable Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.07. Assumption and Modification Agreements. (a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

          (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

     Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders of the related Certificate Group after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

          Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the related Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the related Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the related Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

          (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the related Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on any REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

          (c) In the event that a Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year of its acquisition by such Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by such Trust Fund of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the

Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of such Trust Fund as defined in section 860F of the Code, or cause any of the related REMICs established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case such Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such period, an extension of such period in the manner contemplated by section 856(e)(3) of the Code, in which case such period shall be extended by the time period permitted by section 856(e)(3) of the Code. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by a Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of such Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject such Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or
(iii) cause the sale of such Mortgaged Property to result in the receipt by such Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless such Trust Fund with respect to the imposition of any such taxes.

          (d) Any collection of Insurance Proceeds or Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated among the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the applicable Remittance Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall. The resulting Interest Loss shall be allocated among each such category in the same proportion as described in the preceding sentence. The portion so allocated to interest at the Remittance Rate shall be allocated to the Certificates of the related Certificate Group for purposes of making the allocation specified in the definition of Certificate Interest Loss.

          (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class 1-B5 Certificates, the Class 2-B5 Certificates or the Class 3-B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (1) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the related Mortgage Pool or in the related Trust Fund. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an " affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

          In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with the Person that is the Holder of 100% of the Class 1-B4 Certificates, the Class 2-B4 Certificates or the Class 3-B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates of the related Certificate Group, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates of the related Certificate Group has been reduced to zero, and (iii) any rights of such Person under such agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates of such Certificate Group to any other Person.

     Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the applicable Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in
Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the applicable Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

     Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date in respect of the Mortgage Loans in a Mortgage Pool shall be reduced by the amount of any Compensating Interest Payment in respect of such Mortgage Pool for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in a Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03,
3.04 and 3.08.

          (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

     Section 3.11. Reports to the Trustee; Certificate
Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of each Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to each Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in Section 3.04.

     Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1999, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

     Section 3.13. Annual Independent Public Accountants'
Servicing Report. On or before March 31 of each year, beginning with March 31, 1999, the Company shall:

          (a) furnish to a firm of independent public accountants (which may also render other services to the Company) a statement substantially to the effect that the Company has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Minimum Servicing Standards") with respect to the mortgage loans in the Company's servicing portfolio (which may exclude home equity loans) or, if there has been material noncompliance with such servicing standards, containing a description of such noncompliance; and

          (b) at its expense cause such firm of independent public accountants to furnish a report to the Trustee stating its opinion as to the Company's assertion contained in the statement delivered pursuant to Section 3.13(a), which opinion shall be based on an examination conducted by such firm in accordance with the standards established by the American Institute of Certified Public Accountants, including examining, on a test basis, evidence about the Company's compliance with the Minimum Servicing Standards. Such opinion shall be to the effect that the Company has complied in all material respects with the Minimum Servicing Standards with respect to the mortgage loan portfolio described in the Company's statement delivered pursuant to
     Section 3.13(a) hereof or if there has been material noncompliance with the Minimum Servicing Standards, shall contain a description of such noncompliance in accordance with applicable accounting standards. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any primary servicer, upon comparable reports of independent public accountants with respect to such primary servicer.

     Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the

Company to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this
Section 3.14.

     Section 3.15. Maintenance of Certain Servicing
Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

     Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.

     Section 3.17. Class 2-A9 Interest Account. State Street Bank and Trust Company, not in its capacity as Trustee hereunder, is hereby appointed, and does hereby accept such appointment, to serve as custodian (the "Custodian") of the assets included in the Class 2-A9 Interest Account created by this Section 3.17. On or prior to the Closing Date, the Custodian shall establish a segregated, non-interest bearing, corporate trust account in its corporate trust department (such account, the "Class 2-A9 Interest Account"). The Class 2-A9 Interest Account shall have the characteristics set forth in this Section 3.17 and shall be held by the Custodian solely for the benefit of the Holders of the Class 2-A9 Certificates and the Holders of the Class 2-RL Certificates (to the extent of their rights therein). Amounts on deposit in the Class 2-A9 Interest Account shall be applied by the Custodian solely as provided in Section 4.01(i). The Class 2-A9 Interest Account shall not be an asset of the Pool 2 Trust Fund, but shall be an asset in the Lower Tier REMIC. In acting as Custodian with respect to the Class 2-A9 Interest Account, the Custodian shall have all rights and immunities of the Trustee under this Agreement and shall have only such express duties as set forth in this Section 3.17.

     On or prior to the Closing Date, the Company, acting as agent for the Class 2-A9 Certificateholders, shall transfer (or cause to be transferred) the Class 2-A9 Interest Account Deposit to the Custodian for deposit into the Class 2-A9 Interest Account. The Custodian acknowledges receipt of the Class 2-A9 Interest Account Deposit. The Custodian shall not invest amounts in the Class 2-A9 Interest Account. Neither the Company, the Custodian, the Trustee nor any other party shall be under any obligation to make any further deposits into the Class 2-A9 Interest Account.

          The transfer by (or on behalf of) the Company of the Class 2-A9 Interest Account Deposit is an outright and unconditional assignment to the Custodian for the benefit of the Holders of the Class 2-A9 Certificates, and is not in the nature of a pledge or similar arrangement. The Class 2-A9 Interest Account shall not be an asset of the Company and the Company shall have no legal or beneficial right thereto or interest therein, except any that may arise by virtue of the Company's becoming a Holder of a Class 2-A9 or Class 2-RL Certificate.

          The Class 2-A9 Certificateholders, by their acceptance of a Class 2-A9 Certificate, appoint the Company as their agent for the purpose of transferring (or causing the transfer of) the Class 2-A9 Interest Account Deposit to the Trustee.

                           ARTICLE IV.

                     PAYMENTS AND STATEMENTS

     Section 4.01. Distributions. (a) On each Distribution
Date, the Trustee shall withdraw the Available Funds in respect of Pool 1 from the Pool 1 Certificate Account and shall make distributions to Holders of the Pool 1 Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Funds in respect of Pool 1:

               (i) to each Class of Pool 1 Senior Certificates (other than any Class of Principal Only Certificates), the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon;

               (ii) to each Class of Pool 1 Senior Certificates (other than any Class of Principal Only Certificates), any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class (or Component) on such Distribution Date; -------- -------

               (iii) to the Classes of Pool 1 Senior Certificates in reduction of the Class Certificate Principal
          Balances thereof, concurrently as follows:

                    (A) to the Class 1-A11 and Class 1-A17
               Certificates, in proportion to their respective Class Certificate Principal Balances, the Pool 1 Group II Senior Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero; and

                    (B) to the Pool 1 Group I Senior
               Certificates, the Senior Optimal Principal Amount in respect of Pool 1 for such Distribution Date, as reduced by the Pool 1 Group II Senior Principal Distribution Amount distributed pursuant to clause
               (A) above on such Distribution Date (such reduced amount, the "Pool 1 Group I Senior Principal Distribution Amount"), in the following order or priority:

                         (1) to the Class 1-R Certificates, until
                    the Class Certificate Principal Balance
                    thereof has been reduced to zero;

                         (2) to the Class 1-A1, Class 1-A2, Class
                    1-A9, Class 1-A10, Class 1-A12, Class 1-A13,
                    Class 1-A14, Class 1-A15 and Class 1-A16
                    Certificates, the remaining amount described in clause (B) above, after giving effect to clause (B)(1) above, concurrently, as follows:


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


                              (a) to the Class 1-A12, Class 1-A13 and
                         Class 1-A14 Certificates, 14.0824081454% of the amount described in clause (B)(2) above, in the following order of priority:

                                   (i)   to the Class 1-A12 Certificates, up
                              to the amount necessary to reduce the Class
                              Certificate Principal Balance of such Class to its TAC Balance for such Distribution
                              Date;

                                   (ii)  to the Class 1-A13 Certificates, up
                              to the amount necessary to reduce the Class
                              Certificate Principal Balance of such Class to its TAC Balance for such Distribution
                              Date;

                                   (iii) to the Class 1-A14 Certificates,
                              until the Class Certificate Principal Balance thereof has been reduced to zero;

                                   (iv)  to the Class 1-A13 Certificates,
                              without regard to its TAC Balance, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                   (v)   to the Class 1-A12 Certificates,
                              without regard to its TAC Balance, until the Class Certificate Principal Balance thereof has been reduced to zero;

                              (b) to the Class 1-A1, Class 1-A2, Class
                         1-A9, Class 1-A10, Class 1-A15 and Class
                         1-A16 Certificates, 85.9175918546% of the
                         amount described in clause (B)(2) above, concurrently, as follows:

                                   (i)   to the Class 1-A1 Certificates,
                              62.4867301442% of the amount described in clause (B)(2)(b) above, until the Class Certificate Principal Balance thereof has been reduced to zero;

                                   (ii)  to the Class 1-A15 and Class 1-A16
                              Certificates, 21.3852912836% of the amount described in clause (B)(2)(b) above, in the following order of priority:

                                        (A) to the Class 1-A15 Certificates, up
                                   to the amount necessary to reduce the Class
                                   Certificate Principal Balance of such Class to its TAC Balance for such Distribution Date;

                                        (B) to the Class 1-A16 Certificates,
                                   until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                        (C) to the Class 1-A15 Certificates,
                                   without regard to its TAC Balance, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                   (iii) to the Class 1-A2, Class 1-A9 and
                              Class 1-A10 Certificates, 16.1279785722% of the amount described in clause (B)(2)(b) above, concurrently, as follows:

                                        (A) to the Class 1-A2 Certificates,
                                   73.2759493671% of the amount described in clause (B)(2)(b)(iii) above, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                        (B) to the Class 1-A9 and Class 1-A10
                                   Certificates, 26.7240506329% of the amount described in clause (B)(2)(b)(iii) above, in the following order of priority:

                                            (1) to the Class 1-A9 Certificates,
                                       until the Class Certificate Principal
                                       Balance thereof has been reduced to
                                       zero; and

                                            (2) to the Class 1-A10 Certificates,
                                       until the Class Certificate Principal
                                       Balance thereof has been reduced to zero;
                                       and

                         (3) to the Class 1-A2, Class 1-A3, Class
                    1-A4, Class 1-A5, Class 1-A6 and Class 1-A7
                    Certificates, the remaining amount described in clause (B) above, after giving effect to clauses
                    (B)(1) and (B)(2) above, concurrently, as follows:

                              (a) to the Class 1-A2 Certificates,
                         28.6624203822% of the amount described in clause (B)(3) above, until the Class Certificate Principal Balance thereof has been reduced to zero;

                              (b) to the Class 1-A3, Class 1-A4,
                         Class 1-A5 and Class 1-A6 Certificates,
                         35.6687898089% of the amount described in clause (B)(3) above, in the following order of priority:

                                       (i)   to the Class 1-A3 Certificates,
                                  until the Class Certificate Principal Balance thereof has been reduced to zero;

                                       (ii)  to the Class 1-A4 Certificates,
                                  until the Class Certificate Principal Balance thereof has been reduced to zero;

                                       (iii) to the Class 1-A5 Certificates,
                                 until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                        (iv) to the Class 1-A6 Certificates,
                                 until the Class Certificate Principal Balance thereof has been reduced to zero; and

                              (c) to the Class 1-A7 Certificates,
                         35.6687898089% of the amount described in clause (B)(3) above, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                    (4) to the Class 1-A8 Certificates, the
               remaining amount described in clause (B) above, after giving effect to clauses (B)(1) through
               (B)(3) above, until the Class Certificate
               Principal Balance thereof has been reduced to zero; and

               (C) to the Class 1-PO Certificates, the Class 1-PO
          Principal Distribution Amount for such Distribution
          Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          (iv) to the Class 1-PO Certificates, any related Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for the Pool 1 Certificates for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class 1-PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

          (v)    to the Class 1-M Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (vi)   to the Class 1-M Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date;

          (vii) to the Class 1-M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 1 Certificates on such Distribution Date;

          (viii) to the Class 1-B1 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (ix)   to the Class 1-B1 Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date;

          (x) to the Class 1-B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
     Allocable Share of the Junior Optimal Principal Amount for the Pool 1 Certificates on such Distribution Date;

          (xi)   to the Class 1-B2 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (xii)  to the Class 1-B2 Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date;

          (xiii) to the Class 1-B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 1 Certificates on such Distribution Date;

          (xiv)  to the Class 1-B3 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (xv)   to the Class 1-B3 Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date;

          (xvi) to the Class 1-B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 1 Certificates on such Distribution Date;

          (xvii) to the Class 1-B4 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (xviii) to the Class 1-B4 Certificates, any Unpaid
     Class Interest Shortfall therefor on such Distribution Date;

          (xix) to the Class 1-B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 1 Certificates on such Distribution Date;

          (xx)   to the Class 1-B5 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (xxi)  to the Class 1-B5 Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date; and

          (xxii) to the Class 1-B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 1 Certificates on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

          (b) On each Distribution Date, the Trustee shall withdraw the Available Funds in respect of Pool 2 from the Pool 2 Certificate Account and shall make distributions to Holders of the Pool 2 Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Funds in respect of Pool 2:

               (i) to each Class of Pool 2 Senior Certificates (other than any Class of Principal Only Certificates), the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon;

               (ii) to each Class of Pool 2 Senior Certificates (other than any Class of Principal Only Certificates), any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

               (iii) to the Classes of Pool 2 Senior
          Certificates, in reduction of the Class Certificate
          Principal Balances thereof, concurrently, as follows:

                    (A) to the Class 2-A4 Certificates, the Pool
               2 Group II Senior Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero;

                    (B) to the Pool 2 Group I Senior
               Certificates, the Senior Optimal Principal Amount in respect of Pool 2 for such Distribution Date, as reduced by the Pool 2 Group II Senior Principal Distribution Amount distributed pursuant to clause
               (A) above on such Distribution Date (such reduced amount, the "Pool 2 Group I Senior Principal Distribution Amount"), in the following order of priority:

                         (1) concurrently, to the Class 2-R and
                    Class 2-RL Certificates, in proportion to their respective Class Certificate

                    Principal Balances, until the Class
                    Certificate Principal Balance of each such Certificate has been reduced to zero;

                         (2) to the Class 2-A1, Class 2-A5, Class
                    2-A6, Class 2-A10, Class 2-A11 and Class
                    2-A12 Certificates, the amount set forth in clause (B) above, after giving effect to clause (B)(1) above, concurrently, as follows:

                              (a) to the Class 2-A5, Class 2-A6, Class
                         2-A11 and Class 2-A12 Certificates,
                         48.2758620690% of the amount set forth in clause (B)(2) above, in the following order of priority:

                                   (i)   to the Class 2-A6, Class 2-A11 and
                              Class 2-A12 Certificates, concurrently, as follows:

                                        (A) sequentially, to the Class 2-A12
                                   Certificates and Class 2-A11 Certificates, in that order, 83.2985386221% of the amount set forth in clause (B)(2)(a) above, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its respective TAC Balance for such Distribution Date, such that no amount will be distributable to the Class 2-A11 Certificates pursuant to this clause until the amount distributable to the Class 2-A12 Certificates pursuant to this clause has been distributed; and

                                        (B) to the Class 2-A6 Certificates,
                                   16.7014613779% of the amount set forth in clause (B)(2)(a) above, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance for such Distribution Date;

                                   (ii)  to the Class 2-A5 Certificates, up
                              to the amount necessary to reduce the Class
                              Certificate Principal Balance thereof to its TAC Balance for such Distribution Date;

                              (b) to the Class 2-A1 and Class 2-A10
                         Certificates, 51.7241379310% of the amount set forth in clause (B)(2) above, concurrently, as follows:

                                   (i)   to the Class 2-A1 Certificates,
                              14.0477466667% of the amount set forth in clause (B)(2)(b) above, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class to its TAC Balance for such Distribution Date; and

                                   (ii) sequentially, to the
                              Class 2-A10 and Class 2-A1
                              Certificates, in that order,
                              85.9522533333% of the amount set
                              forth in clause (B)(2)(b) above, up
                              to the amount necessary to reduce
                              the Class Certificate Principal
                              Balance of each such Class to its
                              respective TAC Balance for such
                              Distribution Date, such that no
                              amount will be distributable to the
                              Class 2-A1 Certificates pursuant to
                              this clause until the amount
                              distributable to the Class 2-A10
                              Certificates pursuant to this clause
                              has been distributed; and

                         (3) to the Class 2-A1, Class 2-A2, Class
                    2-A14, Class 2-A15 and Class 2-A16
                    Certificates, the amount set forth in clause
                    (B) above, after giving effect to clauses
                    (B)(1) and (B)(2) above, concurrently, as follows:

                              (a) sequentially, to the Class
                         2-A14, Class 2-A15 and Class 2-A16
                         Certificates, in that order,
                         34.2437509965% of the amount set forth in clause (B)(3) above, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its respective TAC Balance for such Distribution Date, such that no amount will be distributable to the Class 2-A15 Certificates pursuant to this clause until the amount distributable to the Class 2-A14 Certificates pursuant to this clause has been distributed, and that no amount will be distributable to the Class 2-A16 Certificates until the amount distributable on the Class 2-A15 Certificates pursuant to this clause has been distributed;

                              (b) to the Class 2-A2 Certificates,
                         34.2437509965% of the amount set forth in clause (B)(3) above, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance for such Distribution Date; and

                             (c) to the Class 2-A1 Certificates,
                         31.5124980070% of the amount set forth in clause (B)(3) above, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance for such Distribution Date;

                         (4) concurrently, to the Class 2-A8 and
                    Class 2-A9 Certificates, in proportion to their respective Class Certificate

                    Principal Balances, up to the amount
                    necessary to reduce the Class Certificate
                    Principal Balance of each such Class to its respective TAC Balance for such Distribution
                    Date;

                         (5) concurrently, to the Class 2-A3 and
                    Class 2-A7 Certificates, in proportion to their respective Class Certificate Principal Balances, until the Class Certificate Principal Balance of each such Class has been reduced to zero;

                         (6) to the Class 2-A1, Class 2-A5, Class
                    2-A6, Class 2-A10, Class 2-A11 and Class
                    2-A12 Certificates, the amount set forth in clause (B) above, after giving effect to clauses (B)(1) through (B)(5) above, concurrently, as follows:

                              (a) to the Class 2-A5, Class 2-A6, Class
                          2-A11 and Class 2-A12 Certificates,
                          48.2758620690% of the amount set forth in clause (B)(6) above, in the following order of priority:

                                   (i) to the Class 2-A6, Class 2-A11 and
                              Class 2-A12 Certificates, concurrently, as follows:

                                          (A) sequentially, to the
                                      Class 2-A12 and Class 2-A11
                                      Certificates, in that order,
                                      83.2985386221% of the amount set
                                      forth in clause (B)(6)(a) above,
                                      up to the amount necessary to
                                      reduce the Class Certificate
                                      Principal Balance of each such
                                      Class to its respective TAC
                                      Balance for such Distribution
                                      Date, such that no amount will
                                      be distributable to the Class
                                      2-A11 Certificates pursuant to
                                      this clause until the amount
                                      distributable to Class 2-A12
                                      Certificates pursuant to this
                                      clause has been distributed; and

                                           (B) to the Class 2-A6 Certificates,
                                      16.7014613779% of the amount set forth in clause (B)(6)(a) above, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance for such Distribution Date;

                                   (ii)  to the Class 2-A5 Certificates,
                              without regard to its TAC Balance for such Distribution Date, until the Class
                              Certificate Principal Balance thereof has been reduced to zero;

                                   (iii) to the Class 2-A6, Class 2-A11 and
                              Class 2-A12 Certificates, concurrently, as follows:

                                          (A) sequentially, to the
                                      Class 2-A12 and Class 2-A11
                                      Certificates, in that order,
                                      83.2985386221% of the amount set
                                      forth in clause (B)(6)(a) above,
                                      after giving effect to clauses
                                      (B)(6)(a)(i) and (B)(6)(a)(ii),
                                      without regard to their
                                      respective TAC Balances for such
                                      Distribution Date, until the
                                      Class Certificate Principal
                                      Balance of each such Class has
                                      been reduced to zero, such that
                                      no amount will be distributable
                                      to the Class 2-A11 Certificates
                                      pursuant to this clause until
                                      the Class Certificate Principal
                                      Balance of the Class 2-A12
                                      Certificates has been reduced to
                                      zero; and

                                          (B) to the Class 2-A6 Certificates,
                                     16.7014613779% of the amount set forth
                                     in clause (B)(6)(a) above, after giving
                                     effect to clauses (B)(6)(a)(i) and (B)(6)
                                     (a)(ii), without regard to its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

                              (b) to the Class 2-A1 and Class 2-A10
                          Certificates, 51.7241379310% of the amount set forth in clause (B)(6) above, concurrently, as follows:

                                   (i)   to the Class 2-A1 Certificates,
                               14.0477466667% of the amount set forth in clause (B)(6)(b) above, without regard to its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                   (ii)  sequentially, to the
                              Class 2-A10 and Class 2-A1
                              Certificates, in that order,
                              85.9522533333% of the amount set
                              forth in clause (B)(6)(b) above,
                              without regard to their respective
                              TAC Balances for such Distribution
                              Date, until the Class Certificate
                              Principal Balance of each such Class
                              has been reduced to zero, such that
                              no amount will be distributable to
                              the Class 2-A1 Certificates pursuant
                              to this clause until the Class
                              Certificate Principal Balance of the
                              Class 2-A10 Certificates has been
                              reduced to zero;

                         (7) to the Class 2-A1, Class 2-A2, Class
                    2-A14, Class 2-A15 and Class 2-A16
                    Certificates, the amount set forth in clause
                    (B) above, after giving effect to clauses
                    (B)(1) through (B)(6) above, concurrently, as follows:

                              (a) sequentially, to the Class 2-A14, Class
                          2-A15 and Class 2-A16 Certificates, in that order, 34.2437509965% of the amount set forth in clause
                          (B)(7) above, without regard to their respective TAC Balances for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no amount will be distributable to the Class 2-A15 Certificates pursuant to this clause until the Class Certificate Principal Balance of the Class 2-A14 Certificates has been reduced to zero, and such that no amount will be distributable to the Class 2-A16 Certificates pursuant to this clause until the Class Certificate Principal Balance of the Class 2-A15 Certificates has been reduced to zero;

                              (b) to the Class 2-A2 Certificates,
                          34.2437509965% of the amount set forth in clause (B)(7) above, without regard to its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof is reduced to zero; and

                             (c) to the Class 2-A1 Certificates,
                          31.5124980070% of the amount set forth in clause (B)(7) above, without regard to its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                         (8) concurrently, to the Class 2-A8 and
                    Class 2-A9 Certificates, in proportion to their respective Class Certificate Principal Balances, without regard to their respective TAC Balances for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero;

                    (C) to the Class 2-PO Certificates, the PO
               Principal Distribution Amount for Pool 2 for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

               (iv) to the Class 2-PO Certificates, any related Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for the Pool 2 Certificates for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class 2-PO Certificates pursuant to this clause
          (iv) shall not reduce the Class Certificate Principal
          Balance thereof;

               (v)    to the Class 2-M Certificates, the Accrued
          Certificate Interest thereon for such Distribution
          Date;

               (vi)   to the Class 2-M Certificates, any Unpaid
          Class Interest Shortfall therefor on such Distribution
          Date;

               (vii) to the Class 2-M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 2 Certificates on such Distribution Date;

               (viii) to the Class 2-B1 Certificates, the Accrued
          Certificate Interest thereon for such Distribution
          Date;

               (ix)   to the Class 2-B1 Certificates, any Unpaid
          Class Interest Shortfall therefor on such Distribution
          Date;

               (x) to the Class 2-B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 2 Certificates on such Distribution Date;

               (xi)   to the Class 2-B2 Certificates, the Accrued
          Certificate Interest thereon for such Distribution
          Date;

               (xii)  to the Class 2-B2 Certificates, any Unpaid
          Class Interest Shortfall therefor on such Distribution
          Date;

               (xiii) to the Class 2-B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior
          Optimal Principal Amount for the Pool 2 Certificates on such Distribution Date;

               (xiv)  to the Class 2-B3 Certificates, the Accrued
          Certificate Interest thereon for such Distribution
          Date;

               (xv)   to the Class 2-B3 Certificates, any Unpaid
          Class Interest Shortfall therefor on such Distribution
          Date;

               (xvi) to the Class 2-B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 2 Certificates on such Distribution Date;

               (xvii) to the Class 2-B4 Certificates, the Accrued
          Certificate Interest thereon for such Distribution
          Date;

               (xviii) to the Class 2-B4 Certificates, any Unpaid
          Class Interest Shortfall therefor on such Distribution
          Date;

               (xix) to the Class 2-B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 2 Certificates on such Distribution Date;

               (xx)   to the Class 2-B5 Certificates, the Accrued
          Certificate Interest thereon for such Distribution
          Date;

               (xxi)  to the Class 2-B5 Certificates, any Unpaid
          Class Interest Shortfall therefor on such Distribution
          Date; and

               (xxii) to the Class 2-B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior
          Optimal Principal Amount for the Pool 2 Certificates on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

          (c) On each Distribution Date, the Trustee shall withdraw the Available Funds in respect of Pool 3 from the Pool 3 Certificate Account and shall make distributions to Holders of the Pool 3 Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Funds in respect of Pool 3;

          (i) to each Class of Pool 3 Senior Certificates (other than any Class of Principal Only Certificates), the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon;

          (ii) to each Class of Pool 3 Senior Certificates (other than any Class of Principal Only Certificates), any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class (or Component) on such Distribution Date; -------- -------

          (iii) to the Classes of Pool 3 Senior Certificates in reduction of the Class Certificate Principal Balances thereof, concurrently as follows:

               (A) to the Class 3-A and Class 3-R Certificates, in the following order of priority:

                   (i) to the Class 3-R Certificates, the Senior Optimal Principal Amount in respect of Pool 3 for such Distribution Date, until the Class
               Certificate Principal Balance of such Class has been reduced to zero; and

                   (ii) to the Class 3-A Certificates, the Senior Optimal Principal Amount in respect of Pool 3 for such Distribution Date, until the Class
               Certificate Principal Balance of such Class has been reduced to zero; and

               (B) to the Class 3-PO Certificates, the Class 3-PO
          Principal Distribution Amount for such Distribution
          Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          (iv) to the Class 3-PO Certificates, any related Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for the Pool 3 Certificates for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class 3-PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

          (v)    to the Class 3-M Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (vi)   to the Class 3-M Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date;

          (vii) to the Class 3-M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 3 Certificates on such Distribution Date;

          (viii)  to the Class 3-B1 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (ix)   to the Class 3-B1 Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date;

          (x) to the Class 3-B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
     Allocable Share of the Junior Optimal Principal Amount for the Pool 3 Certificates on such Distribution Date;

          (xi)   to the Class 3-B2 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (xii)  to the Class 3-B2 Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date;

          (xiii) to the Class 3-B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 3 Certificates on such Distribution Date;

          (xiv)  to the Class 3-B3 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (xv)   to the Class 3-B3 Certificates, any Unpaid Class
     Interest Shortfall therefor on such Distribution Date;

          (xvi) to the Class 3-B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount for the Pool 3 Certificates on such Distribution Date;

          (xvii) to the Class 3-B4 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (xviii) to the Class 3-B4 Certificates, any Unpaid
     Class Interest Shortfall therefor on such Distribution Date;

          (xix) to the Class 3-B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such
     Class's Allocable Share of the Junior Optimal Principal
     Amount for the Pool 3 Certificates on such Distribution
     Date;

          (xx)    to the Class 3-B5 Certificates, the Accrued
     Certificate Interest thereon for such Distribution Date;

          (xxi) to the Class 3-B5 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date; and

          (xxii) to the Class 3-B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such
     Class's Allocable Share of the Junior Optimal Principal
     Amount for the Pool 3 Certificates on such Distribution
     Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

          (d) On each Distribution Date, the Trustee shall distribute to the holder of the Class 1-R Certificate, any remaining Available Funds in respect of Pool 1, to the holder of the Class 2-R Certificate, any remaining amounts in the Upper Tier REMIC, and to the holder of the Class 3-R Certificate, any remaining Available Funds in respect of Pool 3, in each case, for such Distribution Date after application of all amounts described in clauses (a), (b) and (c) of this Section 4.01, as applicable, together with any Unanticipated Recoveries in respect of Pool 1, in the case of the Class 1-R Certificates, Pool 2, in the case of the Class 2-R Certificates, Pool 3, in the case of the Class 3-R Certificates, received by the Company in the calendar month preceding the month of such Distribution Date and not distributed on such Distribution Date to the holders of outstanding Certificates of any other related Class pursuant to Section 4.01(h). Any distributions pursuant to this clause (d) shall not reduce the Class Certificate Principal Balance of the related Residual Certificates.

          (e) If on any Distribution Date the Class Certificate Principal Balances of the Pool 1 Junior Certificates have each been reduced to zero, the amount distributable to the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) pursuant to Section 4.01(a)(iii) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Pool 1 Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 4.01(a)(iii).

          If on any Distribution Date the Class Certificate Principal Balances of the Pool 2 Junior Certificates have each been reduced to zero, the amount distributable to the Pool 2 Senior Certificates (other than the Class 2-PO Certificates) pursuant to Section 4.01(b)(iii) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Pool 2 Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 4.01(b)(iii).

          If on any Distribution Date the Class Certificate Principal Balances of the Pool 3 Junior Certificates have each been reduced to zero, the amount distributable to the Pool 3 Senior Certificates (other than the Class 3-PO Certificates) pursuant to Section 4.01(c)(iii) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Pool 3 Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 4.01(c)(iii).

          (f) If on any Distribution Date (i) the Class Certificate Principal Balance of a Class of Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount for the related Certificate Group remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a), in the case of the Pool 1 Certificates, Section 4.01(b), in the case of the Pool 2 Certificates, or Section 4.01(c), in the case of Pool 3, have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates of such Certificate Group in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class of the related Certificate Group is outstanding.

          (g)   [Intentionally Omitted.]

          (h) In the event that in any calendar month the Company recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to
Section 4.03, on the Distribution Date in the next succeeding calendar month the Trustee shall withdraw from the related Certificate Account and distribute to the holders of each outstanding Class to which such Realized Loss had previously been allocated its share (determined as described in the succeeding paragraph) of such Unanticipated Recovery in an amount not to exceed the amount of such Realized Loss previously allocated to such Class. When the Class Certificate Principal Balance of a Class of Certificates has been reduced to zero, the holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates of the related Certificate Group entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection
(h). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute to the holders of all outstanding Classes of the Certificates of the related Certificate Group to which Realized Losses had previously been allocated and not reimbursed their pro rata share (determined as described below) of such excess in an amount not to exceed the aggregate amount of any Realized Loss previously allocated to such Class with respect to any other Mortgage Loan that has not been recovered in accordance with this Section 4.01(h). Any distributions made pursuant to this Section 4.01(h) shall not reduce the Class Certificate Principal Balance of the related Certificate.

          For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be (i) with respect to a Class of Class PO Certificates, based on the applicable PO Percentage of the principal portion of the Realized Loss previously allocated thereto with respect to such Mortgage Loan (or all Mortgage Loans for purposes of the next to last sentence of the preceding paragraph), and (ii) with respect to any other Class of Certificates, based on its pro rata share (in proportion to the Class Certificate Principal Balances thereof with respect to such Distribution Date) of the applicable Non-PO Percentage of the principal portion of any such Realized Loss previously allocated with respect to such Mortgage Loan (or Loans); provided, however, that (i) the share of an Unanticipated Recovery allocable to a Class PO Certificate with respect to any Mortgage Loan (or Loans) shall be reduced by the aggregate amount previously distributed to such Class on account of the applicable Class PO Deferred Amount in respect of such Mortgage Loan (or Loans) and (ii) the amount by which the distributions to the Class PO Certificates have been so reduced shall be distributed to the Classes of Certificates of the related Certificate Group described in clause (ii) of the preceding paragraph in the same proportion as described in such clause (ii). For purposes of the preceding sentence, any Class PO Deferred Amount distributed to a Class PO Certificate on previous Distribution Dates shall be deemed to have been allocated in respect of the Mortgage Loans as to which the applicable PO Percentage of the principal portion of Realized Losses has previously been allocated to such Class on a pro rata basis (based on the amount of Realized Losses so allocated).

          (i) On each Distribution Date through the earlier of
(a) the Distribution Date in July 2001, or (b) the Distribution Date on which the Class Certificate Principal Balance of the Class 2-A9 Certificates is reduced to zero (the "Class 2-A9 Interest Account Termination Date"), the Custodian shall withdraw and transfer to the Trustee, from amounts on deposit in the Class 2-A9 Interest Account, an amount equal to the excess of (i) the amount of interest accrued on the Class 2-A9 Certificates during the related Interest Accrual Period at the then-applicable Certificate Interest Rate, over (ii) the amount of interest that would have accrued on the Class 2-A9 Certificates during such Interest Accrual Period at a Certificate Interest Rate equal to 6.50%
per annum, and the Trustee shall distribute such amounts to the Holders of the Class 2-A9 Certificates, as part of the distribution of interest thereon pursuant to Sections 4.01(b)(i) and (ii) above. On the Class 2-A9 Interest Account Termination Date, the Custodian shall withdraw any amounts remaining in the Class 2-A9 Interest Account and transfer such amounts to the Trustee for distribution to the Holders of the Class 2-RL Certificates.

     Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

          (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

          (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States,
(ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.


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


     Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan in each Mortgage Pool that occurred during the immediately preceding calendar month.

          (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess
Loss) in respect of Pool 1 shall be allocated as follows:

          (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class 1-PO Certificates until the Class Certificate
     Principal Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

               first, to the Class 1-B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class 1-B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class 1-B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class 1-B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class 1-B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class 1-M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

               seventh, to the Classes of Pool 1 Senior
          Certificates other than the Class 1-PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to
          Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto); and provided, further, that all such losses other than Non-Credit Losses, that would otherwise be allocable to the Class 1-A8 Certificates shall be allocable, first, to the Class 1-A17 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero, and, second, to the Class 1-A8 Certificates.

          With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) in respect of Pool 2 shall be allocated as follows:

          (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class 2-PO Certificates until the Class Certificate
     Principal Balance of such Class has been reduced to zero;
     and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

               first, to the Class 2-B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class 2-B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class 2-B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class 2-B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class 2-B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class 2-M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

               seventh, to the Classes of Pool 2 Senior
          Certificates other than the Class 2-PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to
          Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

          With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) in respect of Pool 3 shall be allocated as follows:

          (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class 3-PO Certificates until the Class Certificate
     Principal Balance of such Class has been reduced to zero;
     and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

               first, to the Class 3-B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class 3-B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class 3-B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class 3-B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class 3-B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class 3-M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

               seventh, to the Classes of Pool 3 Senior
          Certificates other than the Class 3-PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to
          Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

          (c) With respect to any Distribution Date, the principal portion of any Excess Loss in respect of a Mortgage Pool (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the applicable PO Percentage of any such loss shall be allocated to the Class 1-PO Certificates, in the case of Pool 1, to the Class 2-PO Certificates, in the case of Pool 2, and to the Class 3-PO Certificates, in the case of Pool 3, and (2) the applicable Non-PO Percentage of any such loss shall be allocated to each Class of Pool 1 Certificates other than the Class 1-PO Certificates, in the case of Pool 1, to each Class of Pool 2 Certificates other than the Class 2-PO Certificates, in the case of Pool 2, and to each Class of Pool 3 Certificates other than the Class 3-PO Certificates, in the case of Pool 3, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

          (d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with Section 4.03(e).

          (e) Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses in respect of Pool 1 to be allocated to the Class 1-PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any related Class PO Deferred Amount for such date, the aggregate amount of Realized Losses in respect of Pool 2 to be allocated to the Class 2-PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any related Class PO Deferred Amount for such date, and the aggregate amount of Realized Losses in respect of Pool 3 to be allocated to the Class 3-PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any related Class PO Deferred Amount for such date.

          (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any, for each Mortgage Pool. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates of the related Certificate Group, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

          (g) Notwithstanding the foregoing, no such allocation of the principal portion of any Realized Loss in respect of a Mortgage Pool shall be made on a Distribution Date to a Class of Certificates of the related Certificate Group to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses in respect of such Mortgage Pool on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the related Bankruptcy Coverage Termination Date (such limitation, the related "Loss Allocation Limitation").

          (h) Any allocation of a Realized Loss to a Class of Pool 2 Certificates (or Component), or of any Subordinate Certificate Writedown Amount to a Class of Subordinate Certificates in Pool 2, pursuant to this Section 4.03 shall effect a corresponding allocation thereof to the corresponding Class of Lower Tier Interest and, in the case of the principal portion of any such Realized loss and any such Subordinate certificate Writedown Amount, a corresponding reduction in the related Lower Tier Balance thereof

     Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine

(i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs. The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with
Section 4.06 and shall be obligated to transfer to the related Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date in next-day funds the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

          (b) In the event that the Company transfers or expects to transfer less than the Available Funds in respect of a Mortgage Pool required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so transferred, if any, shall be deemed to have been transferred first pursuant to clause (1) of the definition of Available Funds for such Mortgage Pool, second pursuant to clause (iii) of the definition of Available Funds for such Mortgage Pool, and third pursuant to clause (ii) of the definition of Available Funds for such Mortgage Pool. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

          (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

     Section 4.05. Statements to Certificateholders. Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

          (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
     Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate Principal Balance of any Class of Accrual Certificates (or the Component Principal Balance of any Accrual Component);

          (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance for each Mortgage Pool and the aggregate number of the Mortgage Loans in each Mortgage Pool on the preceding Due Date after giving effect to all distributions allocable to principal made on such Distribution Date;

          (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class, the Component Principal Balance of each Component and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates or Accrual Component) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi)   The Pay-out Rate applicable to each Class of
     Certificates;

          (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans, separately identified as to each Mortgage Pool;

          (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure, separately identified as to each Mortgage Pool;

          (ix)   The Scheduled Principal Balance of any Mortgage
     Loan replaced pursuant to Section 2.03(b);

          (x)    The Certificate Interest Rates of any LIBOR
     Certificates and any COFI Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi) The Senior Percentage and Junior Percentage for each Certificate Group, the Pool 1

     Group II Senior Percentage, the Class 2-A4 Percentage, the
     Pool 1 Group II Senior Distribution Percentage and the Class
     2-A4 Distribution Percentage for such Distribution Date;

          (xii)  The Senior Prepayment Percentage and Junior
     Prepayment Percentage for each Certificate Group for such Distribution Date; and

          (xiii) The amount of such distribution to the Certificateholders of each Class allocable to Unanticipated
     Recoveries.

          In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

          In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders of the related Certificate Group pursuant to this Section 4.05(a) on previous Distribution Dates, (ii) all certificates furnished to the Trustee pursuant to Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to
Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

     Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

     Section 4.07. Reports of Foreclosures and Abandonments of
Mortgaged Property. The Trustee (or the Company on behalf of the
Trustee) shall, in each year beginning after 1998, make the reports of foreclosures and abandonments of any Mortgaged
Property as required by section

6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company
(i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

     Section 4.08. Reduction of Servicing Fees by
Compensating Interest Payments. The aggregate amount of the Base Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date and either Mortgage Pool shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date and such Mortgage Pool.

     Section 4.09. Surety Bond. (a) If a Required Surety
Payment is payable pursuant to the Surety Bond with respect to any Pledged Asset Mortgage Loan, the Company shall so notify the Trustee as soon as reasonably practicable and shall, on behalf of the Trustee for the benefit of the related Certificateholders, promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety Payment.

          (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Certificateholders, the Company shall promptly credit the Mortgage Loan Payment Record and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.01.


                            ARTICLE V.

                         THE CERTIFICATES

     Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

          (b) The Pool 1 Certificates, the Pool 2 Certificates and the Pool 3 Certificates shall be issued in aggregate Initial Certificate Principal Balances of $517,803,572.60, $249,048,321.27 and $115,714,205.91, respectively. Such aggregate original principal balances shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:

                  Initial Class           Certificate
                Certificate Principal      Interest        Minimum
Designation          Balance                 Rate       Denominations
-------------     -------------         -------------   -------------
Pool 1
Class 1-A1        $191,300,000.00            6.75%      $25,000
Class 1-A2          49,680,000.00            6.75        25,000
Class 1-A3           4,860,000.00            7.00         1,000
Class 1-A4           3,980,000.00            7.00         1,000
Class 1-A5           3,980,000.00            7.00         1,000
Class 1-A6           3,980,000.00            7.00         1,000
Class 1-A7          16,800,000.00            6.50        25,000
Class 1-A8          41,524,119.00            6.75        25,000
Class 1-A9           3,275,000.00            6.75        25,000
Class 1-A10          9,920,000.00            6.75        25,000
Class 1-A11         51,000,000.00            6.75        25,000
Class 1-A12         35,200,000.00            6.75        25,000
Class 1-A13         14,900,000.00            6.75        25,000
Class 1-A14             79,000.00            6.75        25,000
Class 1-A15         45,620,000.00            6.75        25,000
Class 1-A16         19,850,000.00            6.75        25,000
Class 1-A17            720,000.00            6.75        25,000
Class 1-PO             422,779.61            0.00           (2)
Class 1-M            9,579,000.00            6.75       100,000
Class 1-B1           4,143,000.00            6.75       100,000
Class 1-B2           2,330,000.00            6.75       100,000
Class 1-B3           2,071,000.00            6.75       250,000
Class 1-B4           1,036,000.00            6.75       250,000
Class 1-B5           1,553,574.00            6.75       250,000
Class 1-R                  100.00            6.75           100

Pool 2
Class 2-A1         $23,177,880.00            6.75        25,000
Class 2-A2           7,474,000.00            6.50         1,000
Class 2-A3          11,633,823.00             (3)         25,000
Class 2-A4          24,904,832.00            6.75        25,000
Class 2-A5          24,125,000.00            6.75        25,000
Class 2-A6          10,000,000.00            6.50        25,000
Class 2-A7           3,016,177.00             (3)        25,000
Class 2-A8           1,750,000.00            7.00         1,000
Class 2-A9           1,750,000.00             (4)         1,000
Class 2-A10         73,700,000.00            6.75        25,000
Class 2-A11         44,500,000.00            6.75        25,000
Class 2-A12          5,375,000.00            6.75        25,000
Class 2-A13                 (1)              0.25     2,500,000
Class 2-A14          2,491,000.00            7.00         1,000
Class 2-A15          2,491,000.00            7.00         1,000
Class 2-A16          2,492,000.00            7.00         1,000
Class 2-PO             205,476.68            0.00           (2)
Class 2-M            4,607,000.00            6.75       100,000
Class 2-B1           1,992,000.00            6.75       100,000
Class 2-B2           1,121,000.00            6.75       100,000


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


                  Initial Class           Certificate
                Certificate Principal      Interest        Minimum
Designation          Balance                 Rate       Denominations
-------------     -------------         -------------   -------------

Class 2-B3             996,000.00            6.75        250,000
Class 2-B4             498,000.00            6.75        250,000
Class 2-B5             747,933.00            6.75        250,000
Class 2-R                  100.00            6.75            100
Class 2-RL                 100.00            6.75            100

Pool 3
Class 3-A          112,817,662.00            6.50         25,000
Class 3-PO             292,874.21             6.50           (2)
Class 3-M            1,157,000.00             6.50       100,000
Class 3-B1             578,000.00             6.50       100,000
Class 3-B2             289,000.00             6.50       100,000
Class 3-B3             232,000.00             6.50       232,000
Class 3-B4             173,000.00             6.50       173,000
Class 3-B5             174,569.69             6.50       174,569
Class 3-R                  100.00             6.50           100

-------------------

(1)  The Class 2-A13 Certificates are issued with an initial
     Notional Principal Balance of $10,000,000.00.

(2) Each of the Class PO Certificates will be issued as a single certificate evidencing the entire Class Certificate
     Principal Balance of such Class.

(3)  The Certificate Interest Rates of the Class 2-A3 and Class
     2-A7 Certificates for each Interest Accrual Period shall be determined as provided in Section 5.01(e).

(4) The Certificate Interest Rate for the Class 2-A9 Certificates will be 8.00% per annum on all Distribution Dates to and including the Distribution Date in June 1999, 7.50% per annum on any Distribution Date from and including July 1999 to and including the Distribution Date in June 2000, 7.00% per annum on any Distribution Date from and including July 2000 to and including the Distribution Date in June 2001, and 6.50% per annum on any Distribution Date on or after July 2001.

          (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificates shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). Each Class of Residual Certificates shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

          (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be


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


imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

          (e) During the first Interest Accrual Period, the Certificate Interest Rate of the Class 2-A3 Certificates shall be 6.60625% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class 2-A3 Certificates shall be a per annum rate equal to the lesser of (i) 0.95% plus LIBOR and (ii) 8.50%, subject to a minimum rate of 0.95%. During the first Interest Accrual Period, the Certificate Interest Rate of the Class 2-A7 Certificates shall be 7.304464% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class 2-A7 Certificates shall be a per annum rate equal to the lesser of (i) 29.121429% minus the product of
3.857143 and LIBOR, and (ii) 29.121429%, subject to a minimum rate of 0.00%.

     Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

          (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

          The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

          Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold such Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to such Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of such Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to such Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

          The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the related REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

          No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class PO Certificate or (ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or

(ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the related Private Placement Memorandum) or its nominee and (ii) the Class PO Certificates to the Company or upon any subsequent transfer of any Class PO Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the related Trust Fund or the Trustee.

          (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the related Trust Fund being deemed to be "pla assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the related Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

     (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the related Trust Fund, the Trustee or the Company.

          (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

          (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i)registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

          (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the

Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default for a Certificate Group, Certificate Owners representing not less than 51% of the aggregate Voting Rights for such Certificate Group allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (g) On or prior to the Closing Date, there shall be delivered to the Depository (or to State Street Bank and Trust Company acting as custodian for the Depository pursuant to the Depository's procedures) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

          "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the related Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

     Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders of the related Certificate Group with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders of the related Certificate Group held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06. Representation of Certain
Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

     Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual

Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

          (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (1) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

          (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San
Francisco resumes publication of COFI, the Certificate Interest
Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

     Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR for the related Interest Accrual Period as such rate equal to the Interest Settlement Rate. If such rate does not appear on the Designated Telerate Page as of 11:00 a.m., London time, on the applicable LIBOR Determination Date:

          (i) The Trustee will request the principal London office of each Reference Bank (as defined in Section 5.08(e)) to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for one-month U.S. Dollar deposits as of 11:00 a.m., London time, on the applicable LIBOR Determination Date.

          (ii) If on any LIBOR Determination Date, two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%). If on any LIBOR Determination Date only one or none of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the rate per


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     annum the Trustee determines to be the arithmetic mean
     (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that three major banks in New York City selected by the Trustee are quoting as of approximately 11:00 a.m., New York City time, on the first day of the applicable Interest Accrual Period.

          (iii) If on any LIBOR Determination Date (or, if applicable pursuant to clause (a)(ii) above, the first day of the applicable Interest Accrual Period) the Trustee is required but unable to determine LIBOR in the manner provided in subparagraph (ii) of this section 5.08(a), LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date (or, if applicable pursuant to clause (a)(ii) above, the first day of the applicable Interest Accrual Period), or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

          (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

          (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

          (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.

          (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service (the "Reuters Screen LIBO Page") on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be:
Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, or if such page is no longer published, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.

                           ARTICLE VI.

                            THE COMPANY

     Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.


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     Section 6.02. Merger or Consolidation of, or Assumption of
the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

     Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to any Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the related Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and


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


duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the related Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the applicable Mortgage Loan Payment Record as provided by Section 3.04.

     Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.

                          ARTICLE VII.

                              DEFAULT

     Section 7.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

          (i) With respect to a Certificate Group, any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class of such Certificate Group are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days (such period, the "Cure
     Period") after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that in the event that (A) a Monthly Advance is due in respect of more than one Mortgage Pool on any Distribution Date, (B) the Company fails to make each such Monthly Advance on such Distribution Date and (C) the Company transfers to the Trustee during the Cure Period an amount in respect of any or all of such Monthly Advances which is less than the sum of such Monthly Advances, the Trustee shall allocate such amount pro rata in respect of each Monthly Advance and such failure to make such Monthly Advances shall be deemed to continue with respect to each Mortgage Pool as to which Monthly Advances were due and shall be subject to the original Cure Period with respect thereto; or

          (ii) With respect to a Certificate Group, failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company with respect to such Certificate Group set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company


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


     and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default for a Certificate Group shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement with respect to the related Mortgage Pool. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement with respect to the related Mortgage Pool, whether with respect to the related Certificates or the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder in respect of the related Mortgage Pool, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company in respect of the related Mortgage Pool and that have been or should have been credited by it to the applicable Mortgage Loan Payment Record, or that have been deposited by the Company in the related Certificate Account or are thereafter received by the Company with respect to the related Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan in respect of the related Mortgage Pool, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received


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


after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

     Section 7.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement in respect of the related Mortgage Pool and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in
Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder with respect to the related Mortgage Pool. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

     Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the related Certificateholders at their respective addresses appearing in the Certificate Register.


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



                          ARTICLE VIII.

                           THE TRUSTEE

     Section 8.01. Duties of Trustee. State Street Bank and Trust Company is hereby appointed Trustee for each Trust Fund and, prior to the occurrence of an Event of Default for a Certificate Group and after the curing of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default for a Certificate Group has occurred (which has not been cured), the Trustee shall, with respect to the related Trust Fund, exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default for a Certificate Group, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
     Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and


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


          (iv)  The Trustee shall not be charged with knowledge of
     (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
     (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in Section
     2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

          Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

     Section 8.02. Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 8.01:

          (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;


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


          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default for a Certificate Group and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

     Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from a Certificate Account by the Company.

     Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the

Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit each Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any related Monthly Advances and Nonrecoverable Advances.

     Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created with respect to one or more Certificate Groups by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance
of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section
7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause
(iii) unless reasonable notice shall
have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

     Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of the related Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the related Trust Fund, or separate trustee or separate trustees of any part of such Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to such Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the relevant Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent the Pool 1 Trust Fund, in the case of Pool 1, each of the Upper Tier REMIC and Lower Tier REMIC, in the case of Pool 2, and the Pool 3 Trust Fund, in the case of Pool 3, from failing to qualify as a REMIC and to prevent the imposition of a tax on any Trust Fund or the related REMICs established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of each Trust Fund and the Class 2-A9 Interest Account, and shall, upon request, execute such returns.

                           ARTICLE IX.

                           TERMINATION

     Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby with respect to a Trust Fund (other than the obligation of the Trustee to make certain payments to the related Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in such Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan included therein (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Remittance Rate (less any amounts constituting related previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan included therein (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in such Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall a Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans in a Trust Fund pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans included therein, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the related Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

          On the final Distribution Date for a Certificate Group, the Trustee shall distribute amounts on deposit in the related Certificate Account in accordance with the applicable priorities provided by Section 4.01. Distributions on each related Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

          In the event that all of the Certificateholders of the relevant Certificate Group shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

     Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the relevant Trust Fund and the related REMICs established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of any such REMIC as defined in section 860F of the Code, or (ii) cause the Pool 1 Trust Fund, in the case of Pool 1, the Upper Tier REMIC or Lower Tier REMIC, in the case of Pool 2, or the Pool 3 Trust Fund, in the case of Pool 3, to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section
     9.01, the Company shall prepare and the

     Trustee shall execute and adopt a plan of complete liquidation for such REMIC or REMICs within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the related Trust Fund to the Company for cash in accordance with Section 9.01.

          (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

          (c) On the final federal income tax return for the related REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.

                           ARTICLE X.

                     MISCELLANEOUS PROVISIONS

     Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to surrender any right or power herein conferred upon the Company or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Pool 1 Trust Fund, in the case of Pool 1, each of the Upper Tier REMIC or Lower Tier REMIC, in the case of Pool 2, or the Pool 3 Trust Fund, in the case of Pool 3, as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on either Trust Fund pursuant to the Code that would be a claim against such Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates of the related Certificate Group or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.



          Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either Trust Fund to tax or cause the Pool 1 Trust Fund, in the case of Pool 1, either of the Upper Tier REMIC or Lower Tier REMIC, in the case of Pool 2, or the Pool 3 Trust Fund, in the case of Pool 3, to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

          It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the related Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the related Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the related Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders in respect of the related Certificate Group. It is further understood and intended, and each Certificateholder expressly covenants with every other Certificateholder and the Trustee, that no Holder of a Certificate of one Certificate Group shall have any right to institute or join in any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or otherwise to affect, disturb or prejudice the rights of the Holders of Certificates of the other Certificate Group or to assert a claim against the Trust Fund established in respect of such other Certificate Group. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004,
Attention: Structured Finance

Surveillance, and (d) in the case of S&P, to Standard & Poor's Ratings Services, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Mortgage Surveillance Group, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

     Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the related Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the related Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.


                               * * *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                               GE CAPITAL MORTGAGE
                                 SERVICES, INC.


                               By:_______________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:________________________
   Name:
   Title:
                               STATE STREET BANK AND
                                  TRUST COMPANY,
                                 as Trustee


                               By:_______________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:________________________
  Name:
  Title:

State of New Jersey  )
                     ) ss.:
County of Camden     )


           On the day of June, 1998 before me, a notary public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ______________________________________; that he/she is a(n)
_________________________ of GE Capital Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.


                                        ________________________
                                               Notary Public


[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


          On the ____ day of June, 1998 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ___________________ __________________________; that he/she is
a(n) __________________________________ of State Street Bank and
Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.

                                        ________________________
                                               Notary Public


[Notarial Seal]

                             EXHIBIT A

                       FORMS OF CERTIFICATES


PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A1 Certificate
                                  Principal Balance:
Class 1-A1                          $191,300,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJC0
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A1 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 1 Trust Fund (herein called the "Pool 1 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 1 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 1 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 1 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 1 Certificates (the "Pool 1 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 1 resulting from defaults by Mortgagors will be borne by the Holders of the Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 and Class 1-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 1 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 1 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 1 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 1. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 1 Certificates.

           No transfer of any Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 1 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 1-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 1-R or Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 1-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 1 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 1 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 1 Trust Fund created thereby shall terminate upon payment to the Pool 1 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 1 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 1 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 1 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 1 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 1 Mortgage Loan. The right of the Company to repurchase all the Pool 1 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 1 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 1 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 1 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:______________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_____________________________________________________________

_____________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


_____________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 1 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 1 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________

Dated:___________________




_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                             Initial Class 1-A2 Certificate
                                   Principal Balance:
Class 1-A2                           $49,680,000

Certificate Interest               Initial Certificate Principal
Rate per annum:  6.75%             Balance of this Certificate:
                                     $
Cut-off Date:
June 1, 1998

First Distribution Date:           CUSIP:36157RJD8
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A2 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                             Initial Class 1-A3 Certificate
                                   Principal Balance:
Class 1-A3                           $4,860,000

Certificate Interest               Initial Certificate Principal
Rate per annum:  7.00%             Balance of this Certificate:
                                     $
Cut-off Date:
June 1, 1998

First Distribution Date:           CUSIP:36157RJE6
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A3 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A4 Certificate
                                  Principal Balance:
Class 1-A4                          $3,980,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  7.00%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJF3
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A4 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A5 Certificate
                                  Principal Balance:
Class 1-A5                          $3,980,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  7.00%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJG1
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A5 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A6 Certificate
                                  Principal Balance:
Class 1-A6                          $3,980,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  7.00%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJH9
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A6 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A7 Certificate
                                  Principal Balance:
Class 1-A7                          $16,800,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.50%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJJ5
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A7 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-1                            Initial Class 1-A8 Certificate
                                   Principal Balance:
Class 1-A8                           $41,524,119

Certificate Interest               Initial Certificate Principal
Rate per annum:  6.75%             Balance of this Certificate:
                                     $41,524,119
Cut-off Date:
June 1, 1998

First Distribution Date:           CUSIP:36157RJK2
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A8 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A9 Certificate
                                  Principal Balance:
Class 1-A9                          $3,275,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJL0
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A9 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-A10 Certificate
                                 Principal Balance:
Class 1-A10                        $9,920,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RJM8
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A10 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A11 Certificate
                                  Principal Balance:
Class 1-A11                         $51,000,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJN6
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A11 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-A12 Certificate
                                 Principal Balance:
Class 1-A12                        $35,200,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RJP1
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A12 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-A13 Certificate
                                 Principal Balance:
Class 1-A13                        $14,900,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RJQ9
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A13 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A14 Certificate
                                  Principal Balance:
Class 1-A14                         $79,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJR7
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A14 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-A15 Certificate
                                 Principal Balance:
Class 1-A15                        $45,620,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RJS5
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A15 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-A16 Certificate
                                 Principal Balance:
Class 1-A16                        $19,850,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RJT3
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A16 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 1-A17 Certificate
                                  Principal Balance:
Class 1-A17                         $720,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RJU0
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A17 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS 1-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE POOL 1 TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                             Initial Class 1-R Certificate
                                   Principal Balance:
Class 1-R                            $100.00

Certificate Interest               Initial Certificate Principal
Rate per annum:  6.75%             Balance of this Certificate:
                                     $
Cut-off Date:
June 1, 1998

First Distribution Date:           CUSIP:36157RJY2
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-R Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 1 Trust Fund (herein called the "Pool 1 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 1 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 1 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 1 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 1 Certificates (the "Pool 1 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 1 resulting from defaults by Mortgagors will be borne by the Holders of the Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 and Class 1-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 1 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 1 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 1 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 1. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 1 Certificates.

           No transfer of any Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 1 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 1-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 1-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 1-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 1 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 1 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 1 Trust Fund created thereby shall terminate upon payment to the Pool 1 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 1 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 1 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 1 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 1 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 1 Mortgage Loan. The right of the Company to repurchase all the Pool 1 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 1 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 1 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 1 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By_____________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 1 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said respective Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:___________________________


_____________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11

         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-PO Certificate
                                 Principal Balance:
Class 1-PO                         $422,779.60

Certificate Interest             Initial Certificate Principal
  Rate per annum:                Balance of this Certificate:
non-interest bearing               $

Cut-off Date:
June 1, 1998

First Distribution Date:
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-PO Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the 1 Trust Fund (herein called the "Pool 1 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 1 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 1 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 1 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 1 Certificates (the "Pool 1 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 1 resulting from defaults by Mortgagors will be borne by the Holders of the Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 and Class 1-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 1 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 1 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 1 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 1. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 1 Certificates.

           No transfer of any Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 1 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 1-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 1-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 1-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 1 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 1 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 1 Trust Fund created thereby shall terminate upon payment to the Pool 1 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 1 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 1 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 1 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 1 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 1 Mortgage Loan. The right of the Company to repurchase all the Pool 1 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 1 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 1 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 1 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 1 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said respective Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:____________________



_____________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-M Certificate
                                 Principal Balance:
Class 1-M                          $9,579,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RJV8
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-M Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 1 Trust Fund (herein called the "Pool 1 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 1 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 1 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 1 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 1 Certificates (the "Pool 1 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 1 resulting from defaults by Mortgagors will be borne by the Holders of the Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 and Class 1-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 1 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 1 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 1 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 1. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 1 Certificates.

           No transfer of any Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 1 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 1-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 1-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 1-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 1 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 1 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 1 Trust Fund created thereby shall terminate upon payment to the Pool 1 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 1 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 1 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 1 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 1 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 1 Mortgage Loan. The right of the Company to repurchase all the Pool 1 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 1 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 1 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 1 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 1 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said respective Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:______________________




_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-B1 Certificate
                                 Principal Balance:
Class 1-B1                         $4,143,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RJW6
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-B1 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 1-B2 Certificate
                                 Principal Balance:
Class 1-B2                         $2,330,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RJX4
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-B2 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                           Initial Class 1-B3 Certificate
                                 Principal Balance:
Class 1-B3                         $2,071,000.00

Certificate Interest             Initial Certificate Principal
Rate per annum:  6.75%           Balance of this Certificate:
                                   $

Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RLG8
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-B3 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 1 Trust Fund (herein called the "Pool 1 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3.

           The Pool 1 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 1 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 1 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 1 Certificates (the "Pool 1 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 1 resulting from defaults by Mortgagors will be borne by the Holders of the Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 and Class 1-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 1 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 1 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 1 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 1. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 1 Certificates.

           No transfer of any Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 1 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 or Class 1-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 1-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 1-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 1-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 1 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 1 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 1 Trust Fund created thereby shall terminate upon payment to the Pool 1 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 1 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 1 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 1 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 1 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 1 Mortgage Loan. The right of the Company to repurchase all the Pool 1 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 1 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 1 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 1 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_____________________________________________________________

_____________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


_____________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 1 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said respective Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________

Dated:______________________




_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
____________________________     _______________________________
                                                     (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
______________________    ______________________________________
                                                     (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
______________________    ______________________________________
                                                     (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.
    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class 1-B4 Certificate
                                    Principal Balance:
Class 1-B4                            $1,036,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.75%              Balance of this Certificate:
                                      $

Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP: 36157RLH6
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-B4 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class 1-B5 Certificate
                                    Principal Balance:
Class 1-B5                            $1,553,574.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.75%              Balance of this Certificate:
                                      $

Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP: 36157RLJ2
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-B5 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 1 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 1 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such trustee, in its capacity as trustee of the Pool 1 Trust Fund, together with any successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A1 Certificate
                                    Principal Balance:
Class 2-A1                            $23,177,880

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.75%              Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RJZ9
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A1 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 2 Trust Fund (herein called the "Pool 2 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 2 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 2 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 2 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 2 Certificates (the "Pool 2 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 2 resulting from defaults by Mortgagors will be borne by the Holders of the Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 and Class 2-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 2 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 2 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 2 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 2. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 2 Certificates.

           No transfer of any Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 2 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 2-R or Class 2-RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 2-R or Class 2-RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 2-R or Class 2-RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 2 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 2 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 2 Trust Fund created thereby shall terminate upon payment to the Pool 2 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 2 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 2 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 2 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 2 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 2 Mortgage Loan. The right of the Company to repurchase all the Pool 2 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 2 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 2 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 2 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_____________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee
_____________________________________________________________

_____________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


_____________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 2 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 2 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________

Dated:____________________




_____________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A2 Certificate
                                    Principal Balance:
Class 2-A2                            $7,474,000

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.50%              Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKA2
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A2 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A3 Certificate
                                    Principal Balance:
Class 2-A3                            $11,633,823

Certificate Interest                Initial Certificate Principal
Rate per annum:  variable           Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKB0
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A3 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A4 Certificate
                                    Principal Balance:
Class 2-A4                            $24,904,832

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.75%              Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKC8
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A4 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A5 Certificate
                                    Principal Balance:
Class 2-A5                            $24,125,000

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.75%              Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKD6
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A5 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A6 Certificate
                                    Principal Balance:
Class 2-A6                            $10,000,000

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.50%              Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKE4
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A6 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A7 Certificate
                                    Principal Balance:
Class 2-A7                            $3,016,177

Certificate Interest                Initial Certificate Principal
Rate per annum:  variable           Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKF1
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A7 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A8 Certificate
                                    Principal Balance:
Class 2-A8                            $1,750,000

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.00%              Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKG9
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A8 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A9 Certificate
                                    Principal Balance:
Class 2-A9                            $1,750,000

Certificate Interest                Initial Certificate Principal
Rate per annum:  variable           Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKH7
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A9 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A10 Certificate
                                    Principal Balance:
Class 2-A10                           $73,700,000

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.75%              Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKJ3
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A10 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-A11 Certificate
                                  Principal Balance:
Class 2-A11                         $44,500,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RKK0
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A11 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-A12 Certificate
                                  Principal Balance:
Class 2-A12                         $5,375,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RKL8
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A12 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE NOTIONAL PRINCIPAL BALANCE HEREOF, WHICH IS EQUAL TO THE CLASS CERTIFICATE PRINCIPAL BALANCES OF OTHER CLASSES OF CERTIFICATES. ACCORDINGLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Notional
                                    Principal Balance:
Class 2-A13                           $10,000,000

Certificate Interest                Initial Notional Principal
per annum:  0.25%                   Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKM6
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A13 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-A14 Certificate
                                  Principal Balance:
Class 2-A14                         $2,491,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  7.00%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RKN4
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A14 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                           Initial Class 2-A15 Certificate
                                 Principal Balance:
Class 2-A15                        $2,491,000

Certificate Interest             Initial Certificate Principal
Rate per annum:  7.00%           Balance of this Certificate:
                                   $
Cut-off Date:
June 1, 1998

First Distribution Date:         CUSIP:36157RKP9
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A15 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-A16 Certificate
                                  Principal Balance:
Class 2-A16                         $2,492,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  7.00%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RKQ7
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A16 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS 2-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS UPPER-TIER AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE POOL 2 TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-R Certificate
                                  Principal Balance:
Class 2-R                           $100.00

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:  36157RKU8
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-R Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 2 Trust Fund (herein called the "Pool 2 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 2 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 2 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 2 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 2 Certificates (the "Pool 2 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 2 resulting from defaults by Mortgagors will be borne by the Holders of the Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 and Class 2-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 2 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 2 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 2 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 2. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 2 Certificates.

           No transfer of any Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 2 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 2-R or Class 2-RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 2-R or Class 2-RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 2-R or Class 2-RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 2 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 2 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 2 Trust Fund created thereby shall terminate upon payment to the Pool 2 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 2 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 2 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 2 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 2 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 2 Mortgage Loan. The right of the Company to repurchase all the Pool 2 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 2 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 2 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 2 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 2 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 2 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:___________________




_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS 2-RL CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS UPPER-TIER AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE POOL 2 TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-RL Certificate
                                  Principal Balance:
Class 2-RL                          $100.00

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:  36157RKV6
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-RL Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11

         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-PO Certificate
                                  Principal Balance:
Class 2-PO                          $205,476.68

Certificate Interest              Initial Certificate Principal
  Rate per annum:                 Balance of this Certificate:
non-interest bearing                $

Cut-off Date:
June 1, 1998

First Distribution Date:
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-PO Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 2 Trust Fund (herein called the "Pool 2 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 2 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 2 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 2 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 2 Certificates (the "Pool 2 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 2 resulting from defaults by Mortgagors will be borne by the Holders of the Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 and Class 2-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 2 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 2 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 2 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 2. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 2 Certificates.

           No transfer of any Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 2 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 2-R or Class 2-RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 2-R or Class 2-RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 2-R or Class 2-RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 2 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 2 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 2 Trust Fund created thereby shall terminate upon payment to the Pool 2 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 2 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 2 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 2 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 2 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 2 Mortgage Loan. The right of the Company to repurchase all the Pool 2 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 2 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 2 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 2 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 1 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said respective Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:__________________



_____________________________________
Signature by or on behalf of assignor



____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-M Certificate
                                  Principal Balance:
Class 2-M                           $4,607,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $


Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:  36157RKR5
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-M Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 2 Trust Fund (herein called the "Pool 2 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 2 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 2 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 2 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 2 Certificates (the "Pool 2 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 2 resulting from defaults by Mortgagors will be borne by the Holders of the Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 and Class 2-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 2 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 2 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 2 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 2. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 2 Certificates.

           No transfer of any Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 2 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 2-R or Class 2-RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 2-R or Class 2-RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 2-R or Class 2-RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 2 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 2 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 2 Trust Fund created thereby shall terminate upon payment to the Pool 2 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 2 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 2 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 2 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 2 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 2 Mortgage Loan. The right of the Company to repurchase all the Pool 2 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 2 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 2 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 2 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 2 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 2 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:____________________




_____________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-B1 Certificate
                                  Principal Balance:
Class 2-B1                          $1,992,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $


Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:  36157RKS3
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-B1 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 2-B2 Certificate
                                  Principal Balance:
Class 2-B2                          $1,121,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $


Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:  36157RKT1
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-B2 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                            Initial Class 2-B3 Certificate
                                  Principal Balance:
Class 2-B3                          $996,000.00

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RLK9
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-B3 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, twenty-five classes of which represent the entire beneficial interest in the Pool 2 Trust Fund (herein called the "Pool 2 Certificates"),twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and nine of which represent the entire beneficial interest in the Pool 3 Trust Fund.

           The Pool 2 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 2 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 2 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 2 Certificates (the "Pool 2 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 2 resulting from defaults by Mortgagors will be borne by the Holders of the Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 and Class 2-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 2 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 2 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 2 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 2. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 2 Certificates.

           No transfer of any Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 2 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4 or Class 2-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 2-R or Class 2-RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 2-R or Class 2-RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 2-R or Class 2-RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 2 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 2 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 2 Trust Fund created thereby shall terminate upon payment to the Pool 2 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 2 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 2 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 2 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 2 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 2 Mortgage Loan. The right of the Company to repurchase all the Pool 2 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 2 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 2 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 2 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_____________________________________________________________

_____________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


_____________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 2 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 2 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________

Dated:____________________




_____________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
______________________________     _____________________________
                                                     (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
___________________________     ________________________________
                                                     (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
___________________________     ________________________________
                                                     (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                            Initial Class 2-B4 Certificate
                                  Principal Balance:
Class 2-B4                          $498,000.00

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP: 36157RLL7
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-B4 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                            Initial Class 2-B5 Certificate
                                  Principal Balance:
Class 2-B5                          $747,933.00

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.75%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP: 36157RLM5
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-B5 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 2 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 2 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 2 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 3-A Certificate
                                    Principal Balance:
Class 3-A                             $112,817,662

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.50%              Balance of this Certificate:
                                      $
Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKW4
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-A Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, nine classes of which represent the entire beneficial interest in the Pool 3 Trust Fund (herein called the "Pool 3 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund.

           The Pool 3 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 3 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 3 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 3 Certificates (the "Pool 3 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 3 resulting from defaults by Mortgagors will be borne by the Holders of the Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 and Class 3-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 3 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 3 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 3 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 3. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 3 Certificates.

           No transfer of any Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 3 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 3-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 3-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 3-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 3 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 3 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 3 Trust Fund created thereby shall terminate upon payment to the Pool 3 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 3 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 3 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 2 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 3 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 3 Mortgage Loan. The right of the Company to repurchase all the Pool 3 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 3 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 3 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 3 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:______________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 2 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 2 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:__________________




_____________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS 3-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE POOL 3 TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 3-R Certificate
                                  Principal Balance:
Class 3-R                           $100.00

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.50%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RLD5
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-R Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, nine classes of which represent the entire beneficial interest in the Pool 3 Trust Fund (herein called the "Pool 3 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund.

           The Pool 3 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 3 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 3 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 3 Certificates (the "Pool 3 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 3 resulting from defaults by Mortgagors will be borne by the Holders of the Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 and Class 3-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 3 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 3 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 3 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 3. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 3 Certificates.

           No transfer of any Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 3 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 3-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 3-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 3-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 3 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 3 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 3 Trust Fund created thereby shall terminate upon payment to the Pool 3 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 3 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 3 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 3 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 3 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 3 Mortgage Loan. The right of the Company to repurchase all the Pool 3 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 3 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 3 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 3 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 2 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 2 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:______________________




_____________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11

         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 3-PO Certificate
                                  Principal Balance:
Class 3-PO                          $292,874.22

Certificate Interest              Initial Certificate Principal
  Rate per annum:                 Balance of this Certificate:
non-interest bearing                $

Cut-off Date:
June 1, 1998

First Distribution Date:
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-PO Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, nine classes of which represent the entire beneficial interest in the Pool 3 Trust Fund (herein called the "Pool 3 Certificates") and twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund.

           The Pool 3 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 3 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 3 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 3 Certificates (the "Pool 3 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 3 resulting from defaults by Mortgagors will be borne by the Holders of the Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 and Class 3-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 3 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 3 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 3 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 3. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 3 Certificates.

           No transfer of any Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 3 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 3-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 3-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 3-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 3 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 3 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 3 Trust Fund created thereby shall terminate upon payment to the Pool 3 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 3 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 3 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 3 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 3 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 3 Mortgage Loan. The right of the Company to repurchase all the Pool 3 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 3 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 3 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 3 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 1 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said respective Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:__________________




_____________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 3-M Certificate
                                    Principal Balance:
Class 3-M                             $1,157,000

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.50%              Balance of this Certificate:
                                      $


Cut-off Date:
June 1, 1998

First Distribution Date:            CUSIP:36157RKX2
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-M Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, nine classes of which represent the entire beneficial interest in the Pool 3 Trust Fund (herein called the "Pool 3 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund.

           The Pool 3 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 3 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 3 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 3 Certificates (the "Pool 3 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 3 resulting from defaults by Mortgagors will be borne by the Holders of the Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 and Class 3-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 3 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 3 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 3 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 3. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 3 Certificates.

           No transfer of any Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 3 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 3-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 3-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 3-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 3 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 3 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 3 Trust Fund created thereby shall terminate upon payment to the Pool 3 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 3 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 3 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 2 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 3 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 3 Mortgage Loan. The right of the Company to repurchase all the Pool 3 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 3 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 3 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 3 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 2 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 2 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:____________________




_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 3-B1 Certificate
                                  Principal Balance:
Class 3-B1                          $578,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.50%            Balance of this Certificate:
                                    $


Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RKY0
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-B1 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                            Initial Class 3-B2 Certificate
                                  Principal Balance:
Class 3-B2                          $289,000

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.50%            Balance of this Certificate:
                                    $


Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RKZ7
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-B2 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                            Initial Class 3-B3 Certificate
                                  Principal Balance:
Class 3-B3                          $232,000.00

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.50%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RLA1
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-B3 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-11, issued in fifty-nine Classes, nine classes of which represent the entire beneficial interest in the Pool 3 Trust Fund (herein called the "Pool 3 Certificates"), twenty-five of which represent the entire beneficial interest in the Pool 1 Trust Fund and twenty-five of which represent the entire beneficial interest in the Pool 2 Trust Fund.

           The Pool 3 Certificates are limited in right of payment to certain payments on and collections in respect of the Pool 3 Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Pool 3 Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holders of the Pool 3 Certificates (the "Pool 3 Certificateholders") for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans in respect of Pool 3 resulting from defaults by Mortgagors will be borne by the Holders of the Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 and Class 3-B5 Certificates before such losses will be borne by the Holders of the other Classes of the Pool 3 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Pool 3 Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Pool 3 Certificateholders evidencing not less than 66% of all the Voting Rights related to Pool 3. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Pool 3 Certificates.

           No transfer of any Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Pool 3 Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 or Class 3-B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975.

           No transfer of any Class 3-R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class 3-R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class 3-R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Pool 3 Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Pool 3 Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Pool 3 Trust Fund created thereby shall terminate upon payment to the Pool 3 Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Pool 3 Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool 3 Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Pool 3 Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of such Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Pool 3 Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Pool 3 Mortgage Loan. The right of the Company to repurchase all the Pool 3 Mortgage Loans and property in respect of such Mortgage Loans is subject to the Scheduled Principal Balance of all the Pool 3 Certificates at the time of repurchase being less than 10 percent of the Scheduled Principal Balance of all the Pool 3 Certificates as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Pool 3 Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
           (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Pool 2 Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Pool 2 Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:___________________




_____________________________________
Signature by or on behalf of assignor




__________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
_____________________________     ______________________________
                                                     (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
_______________________     ____________________________________
                                                     (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
_______________________     ____________________________________
                                                     (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                            Initial Class 3-B4 Certificate
                                  Principal Balance:
Class 3-B4                          $173,000.00

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.50%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RLB9
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-B4 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

          Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-11


         evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
          conventional, fixed rate, one- to four-family
               mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                            Initial Class 3-B5 Certificate
                                  Principal Balance:
Class 3-B5                          $174,569.69

Certificate Interest              Initial Certificate Principal
Rate per annum:  6.50%            Balance of this Certificate:
                                    $
Cut-off Date:
June 1, 1998

First Distribution Date:          CUSIP:36157RLC7
July 27, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 3-B5 Certificates, both as specified above) in certain distributions with respect to a distinct trust fund (the "Pool 3 Trust Fund"), consisting primarily of a pool of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Pool 3 Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee of the Pool 1 Trust Fund, the Pool 2 Trust Fund and the Pool 3 Trust Fund, a summary of certain of the pertinent provisions of which is set forth herein below. (Such Trustee, in its capacity as trustee of the Pool 3 Trust Fund, together with an successor trustee, is herein referred to as the "Trustee".) To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in July 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled

                             EXHIBIT B

                    PRINCIPAL BALANCE SCHEDULES


                            APPENDIX A
                    POOL 1 TAC BALANCES TABLE

      The TAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the Pool 1 TAC Certificates set forth on the cover hereof, the assumptions described in 'Pool 1 Annex--The Pool 1 Mortgage Loans and the Pool 1 Certificates--Distributions on the Pool 1 Certificates-- Weighted Average Lives of the Pool 1 Certificates--Pool 1 TAC Certificates' in this Pool 1 Annex, and a constant prepayment rate of 100% of the Prepayment Assumption, in the case of the Class 1-A12 and Class 1-A13 Certificates, and 275% of the Prepayment Assumption, in the case of the Class 1-A15 Certificates (either, a 'Pool 1 TAC Prepayment Assumption'). If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final Pool 1 TAC Balances Table will be calculated on or about the Closing Date on the basis of (1) such revised Class Certificate Principal Balances, (2) the actual characteristics of the Pool 1 Mortgage Loans, (3) the applicable Pool 1 TAC Prepayment Assumption and (4) the assumptions set forth in clauses (i), (iv) through (viii), (x) and (xi) of the Pool 1 Modeling Assumptions. The final Pool 1 TAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.


                                      Pool 1 TAC Balances
                     ---------------------------------------------------
Distribution Date      Class 1-A12       Class 1-A13       Class 1-A15
------------------   ---------------    --------------    --------------

Initial Balance...   $ 35,200,000.00    $14,900,000.00    $45,620,000.00
July 1998.........     35,116,195.73     14,900,000.00     45,510,658.13
August 1998.......     35,019,929.04     14,900,000.00     45,385,056.18
September 1998....     34,911,237.40     14,900,000.00     45,243,243.04
October 1998......     34,790,150.62     14,900,000.00     45,085,257.59
November 1998.....     34,656,704.92     14,900,000.00     44,911,147.12
December 1998.....     34,510,942.96     14,900,000.00     44,720,967.25
January 1999......     34,352,913.78     14,900,000.00     44,514,781.99
February 1999.....     34,182,672.81     14,900,000.00     44,292,663.64
March 1999........     34,000,281.83     14,900,000.00     44,054,692.83
April 1999........     33,805,808.96     14,900,000.00     43,800,958.42
May 1999..........     33,599,328.61     14,900,000.00     43,531,557.50
June 1999.........     33,380,921.43     14,900,000.00     43,246,595.31
July 1999.........     33,150,679.55     14,900,000.00     42,946,192.03
August 1999.......     32,908,695.90     14,900,000.00     42,630,468.94
September 1999....     32,655,074.70     14,900,000.00     42,299,561.98
October 1999......     32,389,920.91     14,900,000.00     41,953,608.13
November 1999.....     32,113,362.99     14,900,000.00     41,592,774.97
December 1999.....     31,825,541.53     14,900,000.00     41,217,245.93
January 2000......     31,526,587.57     14,900,000.00     40,827,192.02
February 2000.....     31,216,635.32     14,900,000.00     40,422,788.30
March 2000........     30,895,832.17     14,900,000.00     40,004,227.11
April 2000........     30,564,343.51     14,900,000.00     39,571,724.21
May 2000..........     30,222,337.43     14,900,000.00     39,125,498.94
June 2000.........     29,870,024.85     14,900,000.00     38,665,826.48
July 2000.........     29,507,640.61     14,900,000.00     38,193,013.23
August 2000.......     29,135,437.64     14,900,000.00     37,707,389.20
September 2000....     28,753,710.74     14,900,000.00     37,209,339.01
October 2000......     28,363,063.43     14,900,000.00     36,699,650.11
November 2000.....     27,966,510.74     14,900,000.00     36,182,256.29
December 2000.....     27,570,034.50     14,900,000.00     35,664,962.21
January 2001......     27,175,566.52     14,900,000.00     35,150,288.37
February 2001.....     26,783,096.59     14,900,000.00     34,638,221.44
March 2001........     26,392,614.57     14,900,000.00     34,128,748.19

                                      Pool 1 TAC Balances
                     ---------------------------------------------------
Distribution Date      Class 1-A12       Class 1-A13       Class 1-A15
------------------   ---------------    --------------    --------------
April 2001........   $ 26,004,110.35    $14,900,000.00    $33,621,855.45

May 2001..........     25,617,573.90     14,900,000.00     33,117,530.10
June 2001.........     25,232,995.22     14,900,000.00     32,615,759.12
July 2001.........     24,850,364.37     14,900,000.00     32,116,529.53
August 2001.......     24,469,671.47     14,900,000.00     31,619,828.44
September 2001....     24,090,906.69     14,900,000.00     31,125,643.01
October 2001......     23,714,060.23     14,900,000.00     30,633,960.49
November 2001.....     23,339,122.38     14,900,000.00     30,144,768.17
December 2001.....     22,966,083.44     14,900,000.00     29,658,053.43
January 2002......     22,594,933.80     14,900,000.00     29,173,803.70
February 2002.....     22,225,663.87     14,900,000.00     28,692,006.49
March 2002........     21,858,264.12     14,900,000.00     28,212,649.36
April 2002........     21,492,725.08     14,900,000.00     27,735,719.95
May 2002..........     21,129,037.32     14,900,000.00     27,261,205.95
June 2002.........     20,767,191.47     14,900,000.00     26,789,095.14
July 2002.........     20,407,178.18     14,900,000.00     26,319,375.35
August 2002.......     20,048,988.19     14,900,000.00     25,852,034.45
September 2002....     19,692,612.26     14,900,000.00     25,387,060.42
October 2002......     19,338,041.21     14,900,000.00     24,924,441.26
November 2002.....     18,985,265.91     14,900,000.00     24,464,165.08
December 2002.....     18,634,277.28     14,900,000.00     24,006,220.00
January 2003......     18,285,066.27     14,900,000.00     23,550,594.24
February 2003.....     17,937,623.90     14,900,000.00     23,097,276.08
March 2003........     17,591,941.22     14,900,000.00     22,646,253.84
April 2003........     17,248,009.34     14,900,000.00     22,197,515.93
May 2003..........     16,905,819.42     14,900,000.00     21,751,050.79
June 2003.........     16,565,362.65     14,900,000.00     21,306,846.94
July 2003.........     16,245,117.56     14,900,000.00     20,889,013.86
August 2003.......     15,926,564.20     14,900,000.00     20,473,388.03
September 2003....     15,609,693.95     14,900,000.00     20,059,958.20
October 2003......     15,294,498.24     14,900,000.00     19,648,713.20
November 2003.....     14,980,968.54     14,900,000.00     19,239,641.89
December 2003.....     14,669,096.37     14,900,000.00     18,832,733.20
January 2004......     14,358,873.30     14,900,000.00     18,427,976.14
February 2004.....     14,050,290.92     14,900,000.00     18,025,359.75
March 2004........     13,743,340.90     14,900,000.00     17,624,873.13
April 2004........     13,438,014.94     14,900,000.00     17,226,505.47
May 2004..........     13,134,304.77     14,900,000.00     16,830,245.98
June 2004.........     12,832,202.17     14,900,000.00     16,436,083.95
July 2004.........     12,537,706.01     14,900,000.00     16,051,846.24
August 2004.......     12,244,777.94     14,900,000.00     15,669,654.48
September 2004....     11,953,409.92     14,900,000.00     15,289,498.15
October 2004......     11,663,593.94     14,900,000.00     14,911,366.82
November 2004.....     11,375,322.05     14,900,000.00     14,535,250.10
December 2004.....     11,088,586.33     14,900,000.00     14,161,137.66
January 2005......     10,803,378.89     14,900,000.00     13,789,019.23
February 2005.....     10,519,691.92     14,900,000.00     13,418,884.59
March 2005........     10,237,517.62     14,900,000.00     13,050,723.58
April 2005........      9,956,848.23     14,900,000.00     12,684,526.07
May 2005..........      9,677,676.07     14,900,000.00     12,320,282.03
June 2005.........      9,399,993.45     14,900,000.00     11,957,981.45
July 2005.........      9,135,452.64     14,900,000.00     11,612,827.37

                                      Pool 1 TAC Balances
                     ---------------------------------------------------
Distribution Date      Class 1-A12       Class 1-A13       Class 1-A15
------------------   ---------------    --------------    --------------
August 2005.......   $  8,872,318.79    $14,900,000.00    $11,269,508.99

September 2005....      8,610,584.55     14,900,000.00     10,928,016.72
October 2005......      8,350,242.60     14,900,000.00     10,588,341.00
November 2005.....      8,091,285.66     14,900,000.00     10,250,472.35
December 2005.....      7,833,706.49     14,900,000.00      9,914,401.32
January 2006......      7,577,497.89     14,900,000.00      9,580,118.51
February 2006.....      7,322,652.70     14,900,000.00      9,247,614.58
March 2006........      7,069,163.79     14,900,000.00      8,916,880.24
April 2006........      6,817,024.09     14,900,000.00      8,587,906.24
May 2006..........      6,566,226.55     14,900,000.00      8,260,683.40
June 2006.........      6,316,764.15     14,900,000.00      7,935,202.56
July 2006.........      6,079,736.87     14,900,000.00      7,625,946.17
August 2006.......      5,843,938.20     14,900,000.00      7,318,292.79
September 2006....      5,609,361.65     14,900,000.00      7,012,233.94
October 2006......      5,376,000.77     14,900,000.00      6,707,761.22
November 2006.....      5,143,849.13     14,900,000.00      6,404,866.23
December 2006.....      4,912,900.36     14,900,000.00      6,103,540.66
January 2007......      4,683,148.11     14,900,000.00      5,803,776.21
February 2007.....      4,454,586.04     14,900,000.00      5,505,564.64
March 2007........      4,227,207.89     14,900,000.00      5,208,897.75
April 2007........      4,001,007.39     14,900,000.00      4,913,767.39
May 2007..........      3,775,978.33     14,900,000.00      4,620,165.44
June 2007.........      3,552,114.53     14,900,000.00      4,328,083.83
July 2007.........      3,339,833.64     14,900,000.00      4,051,114.77
August 2007.......      3,128,592.01     14,900,000.00      3,775,501.68
September 2007....      2,918,384.26     14,900,000.00      3,501,237.52
October 2007......      2,709,205.01     14,900,000.00      3,228,315.27
November 2007.....      2,501,048.92     14,900,000.00      2,956,727.97
December 2007.....      2,293,910.66     14,900,000.00      2,686,468.66
January 2008......      2,087,784.96     14,900,000.00      2,417,530.46
February 2008.....      1,882,666.54     14,900,000.00      2,149,906.50
March 2008........      1,678,550.17     14,900,000.00      1,883,589.94
April 2008........      1,475,430.64     14,900,000.00      1,618,573.98
May 2008..........      1,273,302.77     14,900,000.00      1,354,851.88
June 2008.........      1,072,161.40     14,900,000.00      1,092,416.89
July 2008.........        872,001.41     14,900,000.00        831,262.33
August 2008.......        672,817.69     14,900,000.00        571,381.54
September 2008....        474,605.17     14,900,000.00        312,767.90
October 2008......        277,358.79     14,900,000.00         55,414.81
November 2008.....         81,073.52     14,900,000.00              0.00
December 2008.....              0.00     14,785,744.38              0.00
January 2009......              0.00     14,591,366.39              0.00
February 2009.....              0.00     14,397,934.59              0.00
March 2009........              0.00     14,205,444.07              0.00
April 2009........              0.00     14,013,889.94              0.00
May 2009..........              0.00     13,823,267.31              0.00
June 2009.........              0.00     13,633,571.34              0.00
July 2009.........              0.00     13,444,797.20              0.00
August 2009.......              0.00     13,256,940.11              0.00
September 2009....              0.00     13,069,995.29              0.00
October 2009......              0.00     12,883,957.99              0.00
November 2009.....              0.00     12,698,823.49              0.00

                                      Pool 1 TAC Balances
                     ---------------------------------------------------
Distribution Date      Class 1-A12       Class 1-A13       Class 1-A15
------------------   ---------------    --------------    --------------
December 2009.....   $          0.00    $12,514,587.08    $         0.00

January 2010......              0.00     12,331,244.09              0.00
February 2010.....              0.00     12,148,789.87              0.00
March 2010........              0.00     11,967,219.79              0.00
April 2010........              0.00     11,786,529.25              0.00
May 2010..........              0.00     11,606,713.67              0.00
June 2010.........              0.00     11,427,768.49              0.00
July 2010.........              0.00     11,249,689.17              0.00
August 2010.......              0.00     11,072,471.21              0.00
September 2010....              0.00     10,896,110.12              0.00
October 2010......              0.00     10,720,601.43              0.00
November 2010.....              0.00     10,545,940.71              0.00
December 2010.....              0.00     10,372,123.53              0.00
January 2011......              0.00     10,199,145.50              0.00
February 2011.....              0.00     10,027,002.25              0.00
March 2011........              0.00      9,855,689.42              0.00
April 2011........              0.00      9,685,202.69              0.00
May 2011..........              0.00      9,515,537.75              0.00
June 2011.........              0.00      9,346,690.32              0.00
July 2011.........              0.00      9,178,656.13              0.00
August 2011.......              0.00      9,011,430.94              0.00
September 2011....              0.00      8,845,010.54              0.00
October 2011......              0.00      8,679,390.73              0.00
November 2011.....              0.00      8,514,567.32              0.00
December 2011.....              0.00      8,350,536.18              0.00
January 2012......              0.00      8,187,293.16              0.00
February 2012.....              0.00      8,024,834.16              0.00
March 2012........              0.00      7,863,155.07              0.00
April 2012........              0.00      7,702,251.84              0.00
May 2012..........              0.00      7,542,120.42              0.00
June 2012.........              0.00      7,382,756.77              0.00
July 2012.........              0.00      7,224,156.90              0.00
August 2012.......              0.00      7,066,316.80              0.00
September 2012....              0.00      6,909,232.53              0.00
October 2012......              0.00      6,752,900.12              0.00
November 2012.....              0.00      6,597,315.66              0.00
December 2012.....              0.00      6,442,475.23              0.00
January 2013......              0.00      6,288,374.96              0.00
February 2013.....              0.00      6,135,010.98              0.00
March 2013........              0.00      5,982,379.44              0.00
April 2013........              0.00      5,830,476.52              0.00
May 2013..........              0.00      5,679,298.41              0.00
June 2013.........              0.00      5,528,841.32              0.00
July 2013.........              0.00      5,379,101.48              0.00
August 2013.......              0.00      5,230,075.15              0.00
September 2013....              0.00      5,081,758.60              0.00
October 2013......              0.00      4,934,148.11              0.00
November 2013.....              0.00      4,787,240.00              0.00
December 2013.....              0.00      4,641,030.60              0.00
January 2014......              0.00      4,495,516.25              0.00
February 2014.....              0.00      4,350,693.31              0.00
March 2014........              0.00      4,206,558.17              0.00

                                      Pool 1 TAC Balances
                     ---------------------------------------------------
Distribution Date      Class 1-A12       Class 1-A13       Class 1-A15
------------------   ---------------    --------------    --------------
April 2014........   $          0.00    $ 4,063,107.24    $         0.00
May 2014..........              0.00      3,920,336.93              0.00
June 2014.........              0.00      3,778,243.69              0.00
July 2014.........              0.00      3,636,823.97              0.00
August 2014.......              0.00      3,496,074.25              0.00
September 2014....              0.00      3,355,991.01              0.00
October 2014......              0.00      3,216,570.78              0.00
November 2014.....              0.00      3,077,810.09              0.00
December 2014.....              0.00      2,939,705.47              0.00
January 2015......              0.00      2,802,253.50              0.00
February 2015.....              0.00      2,665,450.76              0.00
March 2015........              0.00      2,529,293.85              0.00
April 2015........              0.00      2,393,779.38              0.00
May 2015..........              0.00      2,258,903.99              0.00
June 2015.........              0.00      2,124,664.34              0.00
July 2015.........              0.00      1,991,057.09              0.00
August 2015.......              0.00      1,858,078.94              0.00
September 2015....              0.00      1,725,726.57              0.00
October 2015......              0.00      1,593,996.72              0.00
November 2015.....              0.00      1,462,886.12              0.00
December 2015.....              0.00      1,332,391.52              0.00
January 2016......              0.00      1,202,509.70              0.00
February 2016.....              0.00      1,073,237.44              0.00
March 2016........              0.00        944,571.55              0.00
April 2016........              0.00        816,508.84              0.00
May 2016..........              0.00        689,046.16              0.00
June 2016.........              0.00        562,180.34              0.00
July 2016.........              0.00        435,908.28              0.00
August 2016.......              0.00        310,226.83              0.00
September 2016....              0.00        185,132.92              0.00
October 2016......              0.00         60,623.45              0.00
November 2016.....              0.00              0.00              0.00

                    POOL 2 TAC BALANCES TABLE

      The TAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the Pool 2 TAC Certificates set forth on the cover hereof, the assumptions described in 'Pool 2 Annex--The Pool 2 Mortgage Loans and the Pool 2 Certificates--Pool 2 Yield and Weighted Average Life Considerations--Weighted Average Lives of the Pool 2 Certificates--Pool 2 TAC Certificates' in this Pool 2 Annex, and a constant prepayment rate of 275% of the Prepayment Assumption (the 'Pool 2 TAC Prepayment Assumption'). If such Class Certificate Principal Balance is increased or decreased in accordance with the variance permitted hereby the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final Pool 2 TAC Balances Table will be calculated on or about the Closing Date on the basis of such revised Class Certificate Principal Balance and the actual characteristics of the Pool 2 Mortgage Loans and on the basis of (1) the Pool 2 TAC Prepayment Assumption and (2) the assumptions set forth in clauses (i), (iv) through (viii), (x) and (xi) of the Pool 2 Modeling Assumptions. The final Pool 2 TAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.


                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date      Class 2-A1        Class 2-A2        Class 2-A5        Class 2-A6
------------------   --------------    --------------    --------------    --------------
Initial Balance...   $23,177,880.00    $ 7,474,000.00    $24,125,000.00    $10,000,000.00
July 1998.........    23,147,935.71      7,474,000.00     24,028,816.15      9,982,836.54
August 1998.......    23,109,563.02      7,474,000.00     23,905,559.46      9,960,842.09
September 1998....    23,062,783.61      7,474,000.00     23,755,299.62      9,934,029.08
October 1998......    23,007,616.35      7,474,000.00     23,578,097.24      9,902,408.32
November 1998.....    22,944,091.88      7,474,000.00     23,374,050.70      9,865,997.38
December 1998.....    22,872,252.64      7,474,000.00     23,143,296.32      9,824,820.58
January 1999......    22,792,152.87      7,474,000.00     22,886,008.37      9,778,909.01
February 1999.....    22,703,858.64      7,474,000.00     22,602,399.04      9,728,300.54
March 1999........    22,607,447.75      7,474,000.00     22,292,718.26      9,673,039.77
April 1999........    22,503,009.72      7,474,000.00     21,957,253.53      9,613,178.00
May 1999..........    22,390,645.63      7,474,000.00     21,596,329.56      9,548,773.18
June 1999.........    22,270,468.04      7,474,000.00     21,210,307.90      9,479,889.81
July 1999.........    22,142,600.81      7,474,000.00     20,799,586.40      9,406,598.90
August 1999.......    22,007,178.93      7,474,000.00     20,364,598.67      9,328,977.83
September 1999....    21,864,348.33      7,474,000.00     19,905,813.41      9,247,110.21
October 1999......    21,714,265.58      7,474,000.00     19,423,733.59      9,161,085.82
November 1999.....    21,557,097.71      7,474,000.00     18,918,895.70      9,071,000.37
December 1999.....    21,393,021.86      7,474,000.00     18,391,868.73      8,976,955.42
January 2000......    21,222,225.00      7,474,000.00     17,843,253.21      8,879,058.10
February 2000.....    21,044,903.54      7,474,000.00     17,273,680.12      8,777,421.03
March 2000........    20,861,263.06      7,474,000.00     16,683,809.70      8,672,162.02
April 2000........    20,671,517.81      7,474,000.00     16,074,330.21      8,563,403.88
May 2000..........    20,475,890.39      7,474,000.00     15,445,956.64      8,451,274.20
June 2000.........    20,274,611.27      7,474,000.00     14,799,429.28      8,335,905.08
July 2000.........    20,067,918.36      7,474,000.00     14,135,512.32      8,217,432.88
August 2000.......    19,856,056.53      7,474,000.00     13,454,992.30      8,095,997.97
September 2000....    19,639,277.12      7,474,000.00     12,758,676.58      7,971,744.40
October 2000......    19,417,837.47      7,474,000.00     12,047,391.70      7,844,819.67
November 2000.....    19,192,000.33      7,474,000.00     11,321,981.70      7,715,374.39
December 2000.....    18,969,661.31      7,474,000.00     10,607,807.94      7,587,934.16
January 2001......    18,750,767.28      7,474,000.00      9,904,699.85      7,462,468.52
February 2001.....    18,535,265.94      7,474,000.00      9,212,489.40      7,338,947.52
March 2001........    18,323,105.78      7,474,000.00      8,531,011.12      7,217,341.60
April 2001........    18,114,236.06      7,474,000.00      7,860,102.04      7,097,621.70
May 2001..........    17,908,606.80      7,474,000.00      7,199,601.64      6,979,759.17
June 2001.........    17,706,168.79      7,474,000.00      6,549,351.82      6,863,725.80
July 2001.........    17,506,873.56      7,474,000.00      5,909,196.87      6,749,493.80




                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date      Class 2-A1        Class 2-A2        Class 2-A5        Class 2-A6
------------------   --------------    --------------    --------------    --------------
August 2001.......    17,310,673.35      7,474,000.00      5,278,983.45      6,637,035.81
September 2001....    17,117,521.15      7,474,000.00      4,658,560.52      6,526,324.88
October 2001......    16,927,370.64      7,474,000.00      4,047,779.31      6,417,334.45
November 2001.....    16,740,176.22      7,474,000.00      3,446,493.33      6,310,038.40
December 2001.....    16,555,892.96      7,474,000.00      2,854,558.26      6,204,410.96
January 2002......    16,374,476.62      7,474,000.00      2,271,832.00      6,100,426.78
February 2002.....    16,195,883.62      7,474,000.00      1,698,174.58      5,998,060.89
March 2002........    16,020,071.05      7,474,000.00      1,133,448.15      5,897,288.67
April 2002........    15,846,996.63      7,474,000.00        577,516.93      5,798,085.92
May 2002..........    15,676,618.74      7,474,000.00         30,247.20      5,700,428.76
June 2002.........    15,508,896.37      7,474,000.00              0.00      5,519,367.97
July 2002.........    15,343,789.15      7,474,000.00              0.00      5,336,157.35
August 2002.......    15,181,257.31      7,474,000.00              0.00      5,155,804.49
September 2002....    15,021,261.68      7,474,000.00              0.00      4,978,265.92
October 2002......    14,863,763.68      7,474,000.00              0.00      4,803,498.84
November 2002.....    14,708,725.31      7,474,000.00              0.00      4,631,461.09
December 2002.....    14,556,109.17      7,474,000.00              0.00      4,462,111.15
January 2003......    14,405,878.40      7,474,000.00              0.00      4,295,408.12
February 2003.....    14,257,996.70      7,474,000.00              0.00      4,131,311.74
March 2003........    14,112,428.33      7,474,000.00              0.00      3,969,782.33
April 2003........    13,969,138.09      7,474,000.00              0.00      3,810,780.84
May 2003..........    13,828,091.30      7,474,000.00              0.00      3,654,268.78
June 2003.........    13,689,253.82      7,474,000.00              0.00      3,500,208.28
July 2003.........    13,564,865.22      7,474,000.00              0.00      3,362,180.92
August 2003.......    13,442,561.58      7,474,000.00              0.00      3,226,467.14
September 2003....    13,322,310.52      7,474,000.00              0.00      3,093,030.99
October 2003......    13,204,080.14      7,474,000.00              0.00      2,961,837.09
November 2003.....    13,087,839.05      7,474,000.00              0.00      2,832,850.59
December 2003.....    12,973,556.30      7,474,000.00              0.00      2,706,037.16
January 2004......    12,861,201.45      7,474,000.00              0.00      2,581,363.01
February 2004.....    12,750,744.50      7,474,000.00              0.00      2,458,794.85
March 2004........    12,642,155.90      7,474,000.00              0.00      2,338,299.91
April 2004........    12,535,406.58      7,474,000.00              0.00      2,219,845.92
May 2004..........    12,430,467.89      7,474,000.00              0.00      2,103,401.08
June 2004.........    12,327,311.62      7,474,000.00              0.00      1,988,934.10
July 2004.........    12,229,689.75      7,474,000.00              0.00      1,880,608.36
August 2004.......    12,133,750.32      7,474,000.00              0.00      1,774,149.52
September 2004....    12,039,466.70      7,474,000.00              0.00      1,669,528.05
October 2004......    11,946,812.68      7,474,000.00              0.00      1,566,714.86
November 2004.....    11,855,762.46      7,474,000.00              0.00      1,465,681.32
December 2004.....    11,766,290.62      7,474,000.00              0.00      1,366,399.22
January 2005......    11,678,372.14      7,474,000.00              0.00      1,268,840.79
February 2005.....    11,591,982.37      7,474,000.00              0.00      1,172,978.70
March 2005........    11,507,097.06      7,474,000.00              0.00      1,078,786.03
April 2005........    11,423,692.32      7,474,000.00              0.00        986,236.27
May 2005..........    11,341,744.63      7,474,000.00              0.00        895,303.31
June 2005.........    11,261,230.83      7,474,000.00              0.00        805,961.46
July 2005.........    11,188,975.95      7,474,000.00              0.00        725,784.10
August 2005.......    11,028,614.06      7,474,000.00              0.00        647,017.70
September 2005....    10,532,217.10      7,474,000.00              0.00        569,639.19
October 2005......    10,044,578.07      7,474,000.00              0.00        493,625.86
November 2005.....     9,565,553.63      7,474,000.00              0.00        418,955.39




                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date      Class 2-A1        Class 2-A2        Class 2-A5        Class 2-A6
------------------   --------------    --------------    --------------    --------------
December 2005.....     9,095,002.68      7,474,000.00              0.00        345,605.76

January 2006......     8,632,786.35      7,474,000.00              0.00        273,555.34
February 2006.....     8,178,767.93      7,474,000.00              0.00        202,782.81
March 2006........     7,732,812.87      7,474,000.00              0.00        133,267.20
April 2006........     7,294,788.76      7,474,000.00              0.00         64,987.87
May 2006..........     6,869,768.10      7,465,185.03              0.00              0.00
June 2006.........     6,612,332.32      7,185,436.76              0.00              0.00
July 2006.........     6,385,016.75      6,938,419.28              0.00              0.00
August 2006.......     6,161,617.64      6,695,657.70              0.00              0.00
September 2006....     5,942,070.51      6,457,081.97              0.00              0.00
October 2006......     5,726,311.90      6,222,623.12              0.00              0.00
November 2006.....     5,514,279.37      5,992,213.30              0.00              0.00
December 2006.....     5,305,911.49      5,765,785.75              0.00              0.00
January 2007......     5,101,147.79      5,543,274.75              0.00              0.00
February 2007.....     4,899,928.78      5,324,615.68              0.00              0.00
March 2007........     4,702,195.92      5,109,744.90              0.00              0.00
April 2007........     4,507,891.61      4,898,599.84              0.00              0.00
May 2007..........     4,316,959.17      4,691,118.90              0.00              0.00
June 2007.........     4,129,342.84      4,487,241.48              0.00              0.00
July 2007.........     3,966,016.89      4,309,759.72              0.00              0.00
August 2007.......     3,805,271.62      4,135,082.34              0.00              0.00
September 2007....     3,647,067.29      3,963,166.11              0.00              0.00
October 2007......     3,491,364.72      3,793,968.48              0.00              0.00
November 2007.....     3,338,125.36      3,627,447.54              0.00              0.00
December 2007.....     3,187,311.22      3,463,562.03              0.00              0.00
January 2008......     3,038,884.90      3,302,271.30              0.00              0.00
February 2008.....     2,892,809.57      3,143,535.32              0.00              0.00
March 2008........     2,749,048.95      2,987,314.67              0.00              0.00
April 2008........     2,607,567.33      2,833,570.55              0.00              0.00
May 2008..........     2,468,329.52      2,682,264.71              0.00              0.00
June 2008.........     2,331,300.88      2,533,359.52              0.00              0.00
July 2008.........     2,196,447.30      2,386,817.90              0.00              0.00
August 2008.......     2,063,735.17      2,242,603.34              0.00              0.00
September 2008....     1,933,131.42      2,100,679.89              0.00              0.00
October 2008......     1,804,603.46      1,961,012.15              0.00              0.00
November 2008.....     1,678,119.20      1,823,565.24              0.00              0.00
December 2008.....     1,553,647.05      1,688,304.83              0.00              0.00
January 2009......     1,431,155.89      1,555,197.11              0.00              0.00
February 2009.....     1,310,615.07      1,424,208.78              0.00              0.00
March 2009........     1,191,994.43      1,295,307.04              0.00              0.00
April 2009........     1,075,264.24      1,168,459.60              0.00              0.00
May 2009..........       960,395.24      1,043,634.67              0.00              0.00
June 2009.........       847,358.62        920,800.93              0.00              0.00
July 2009.........       736,125.98        799,927.54              0.00              0.00
August 2009.......       626,669.40        680,984.13              0.00              0.00
September 2009....       518,961.34        563,940.79              0.00              0.00
October 2009......       412,974.72        448,768.08              0.00              0.00
November 2009.....       308,682.83        335,437.00              0.00              0.00
December 2009.....       206,059.40        223,918.99              0.00              0.00
January 2010......       105,078.55        114,185.92              0.00              0.00
February 2010.....         5,714.79          6,210.10              0.00              0.00
March 2010........             0.00              0.00              0.00              0.00




                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date      Class 2-A8        Class 2-A9       Class 2-A10       Class 2-A11
------------------   --------------    --------------    --------------    --------------
Initial Balance...   $ 1,750,000.00    $ 1,750,000.00    $73,700,000.00    $44,500,000.00
July 1998.........     1,750,000.00      1,750,000.00     73,516,783.51     44,500,000.00
August 1998.......     1,750,000.00      1,750,000.00     73,281,997.12     44,500,000.00
September 1998....     1,750,000.00      1,750,000.00     72,995,773.59     44,500,000.00
October 1998......     1,750,000.00      1,750,000.00     72,658,228.35     44,500,000.00
November 1998.....     1,750,000.00      1,750,000.00     72,269,548.83     44,500,000.00
December 1998.....     1,750,000.00      1,750,000.00     71,829,994.70     44,500,000.00
January 1999......     1,750,000.00      1,750,000.00     71,339,897.92     44,500,000.00
February 1999.....     1,750,000.00      1,750,000.00     70,799,662.64     44,500,000.00
March 1999........     1,750,000.00      1,750,000.00     70,209,764.99     44,500,000.00
April 1999........     1,750,000.00      1,750,000.00     69,570,752.60     44,500,000.00
May 1999..........     1,750,000.00      1,750,000.00     68,883,243.99     44,500,000.00
June 1999.........     1,750,000.00      1,750,000.00     68,147,927.85     44,500,000.00
July 1999.........     1,750,000.00      1,750,000.00     67,365,562.05     44,500,000.00
August 1999.......     1,750,000.00      1,750,000.00     66,536,972.57     44,500,000.00
September 1999....     1,750,000.00      1,750,000.00     65,663,052.17     44,500,000.00
October 1999......     1,750,000.00      1,750,000.00     64,744,758.98     44,500,000.00
November 1999.....     1,750,000.00      1,750,000.00     63,783,114.90     44,500,000.00
December 1999.....     1,750,000.00      1,750,000.00     62,779,203.79     44,500,000.00
January 2000......     1,750,000.00      1,750,000.00     61,734,169.59     44,284,302.30
February 2000.....     1,750,000.00      1,750,000.00     60,649,214.20     43,777,387.41
March 2000........     1,750,000.00      1,750,000.00     59,525,595.30     43,252,408.08
April 2000........     1,750,000.00      1,750,000.00     58,364,623.93     42,709,976.86
May 2000..........     1,750,000.00      1,750,000.00     57,167,662.03     42,150,730.08
June 2000.........     1,750,000.00      1,750,000.00     55,936,119.75     41,575,326.59
July 2000.........     1,750,000.00      1,750,000.00     54,671,452.76     40,984,446.51
August 2000.......     1,750,000.00      1,750,000.00     53,375,159.34     40,378,789.87
September 2000....     1,750,000.00      1,750,000.00     52,048,777.35     39,759,075.19
October 2000......     1,750,000.00      1,750,000.00     50,693,881.24     39,126,038.09
November 2000.....     1,750,000.00      1,750,000.00     49,312,078.80     38,480,429.77
December 2000.....     1,750,000.00      1,750,000.00     47,951,679.80     37,844,821.60
January 2001......     1,750,000.00      1,750,000.00     46,612,359.30     37,219,061.77
February 2001.....     1,750,000.00      1,750,000.00     45,293,797.27     36,603,000.74
March 2001........     1,750,000.00      1,750,000.00     43,995,678.49     35,996,491.25
April 2001........     1,750,000.00      1,750,000.00     42,717,692.51     35,399,388.25
May 2001..........     1,750,000.00      1,750,000.00     41,459,533.58     34,811,548.88
June 2001.........     1,750,000.00      1,750,000.00     40,220,900.54     34,232,832.43
July 2001.........     1,750,000.00      1,750,000.00     39,001,496.81     33,663,100.34
August 2001.......     1,750,000.00      1,750,000.00     37,801,030.26     33,102,216.11
September 2001....     1,750,000.00      1,750,000.00     36,619,213.19     32,550,045.32
October 2001......     1,750,000.00      1,750,000.00     35,455,762.23     32,006,455.58
November 2001.....     1,750,000.00      1,750,000.00     34,310,398.30     31,471,316.50
December 2001.....     1,750,000.00      1,750,000.00     33,182,846.55     30,944,499.66
January 2002......     1,750,000.00      1,750,000.00     32,072,836.26     30,425,878.57
February 2002.....     1,750,000.00      1,750,000.00     30,980,100.81     29,915,328.67
March 2002........     1,750,000.00      1,750,000.00     29,904,377.61     29,412,727.26
April 2002........     1,750,000.00      1,750,000.00     28,845,408.04     28,917,953.51
May 2002..........     1,750,000.00      1,750,000.00     27,802,937.38     28,430,888.42
June 2002.........     1,750,000.00      1,750,000.00     26,776,714.78     27,527,847.77
July 2002.........     1,750,000.00      1,750,000.00     25,766,493.15     26,614,084.80
August 2002.......     1,750,000.00      1,750,000.00     24,772,029.17     25,714,574.90
September 2002....     1,750,000.00      1,750,000.00     23,793,083.18     24,829,101.28




                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date      Class 2-A8        Class 2-A9       Class 2-A10       Class 2-A11
------------------   --------------    --------------    --------------    --------------
October 2002......   $ 1,750,000.00    $ 1,750,000.00    $22,829,419.15    $23,957,450.47
November 2002.....     1,750,000.00      1,750,000.00     21,880,804.62     23,099,412.18
December 2002.....     1,750,000.00      1,750,000.00     20,947,010.64     22,254,779.35
January 2003......     1,750,000.00      1,750,000.00     20,027,811.74     21,423,348.00
February 2003.....     1,750,000.00      1,750,000.00     19,122,985.83     20,604,917.29
March 2003........     1,750,000.00      1,750,000.00     18,232,314.21     19,799,289.37
April 2003........     1,750,000.00      1,750,000.00     17,355,581.48     19,006,269.43
May 2003..........     1,750,000.00      1,750,000.00     16,492,575.49     18,225,665.56
June 2003.........     1,750,000.00      1,750,000.00     15,643,087.33     17,457,288.79
July 2003.........     1,750,000.00      1,750,000.00     14,882,005.79     16,768,877.35
August 2003.......     1,750,000.00      1,750,000.00     14,133,681.27     16,092,004.85
September 2003....     1,750,000.00      1,750,000.00     13,397,915.62     15,426,492.07
October 2003......     1,750,000.00      1,750,000.00     12,674,513.69     14,772,162.49
November 2003.....     1,750,000.00      1,750,000.00     11,963,283.32     14,128,842.29
December 2003.....     1,750,000.00      1,750,000.00     11,264,035.27     13,496,360.32
January 2004......     1,750,000.00      1,750,000.00     10,576,583.19     12,874,547.99
February 2004.....     1,750,000.00      1,750,000.00      9,900,743.54     12,263,239.32
March 2004........     1,750,000.00      1,750,000.00      9,236,335.60     11,662,270.82
April 2004........     1,750,000.00      1,750,000.00      8,583,181.40     11,071,481.53
May 2004..........     1,750,000.00      1,750,000.00      7,941,105.68     10,490,712.91
June 2004.........     1,750,000.00      1,750,000.00      7,309,935.83      9,919,808.85
July 2004.........     1,750,000.00      1,750,000.00      6,712,628.70      9,379,534.19
August 2004.......     1,750,000.00      1,750,000.00      6,125,615.66      8,848,570.73
September 2004....     1,750,000.00      1,750,000.00      5,548,733.86      8,326,771.14
October 2004......     1,750,000.00      1,750,000.00      4,981,822.92      7,813,990.37
November 2004.....     1,750,000.00      1,750,000.00      4,424,724.91      7,310,085.56
December 2004.....     1,750,000.00      1,750,000.00      3,877,284.34      6,814,916.09
January 2005......     1,750,000.00      1,750,000.00      3,339,348.12      6,328,343.45
February 2005.....     1,750,000.00      1,750,000.00      2,810,765.48      5,850,231.29
March 2005........     1,750,000.00      1,750,000.00      2,291,387.97      5,380,445.33
April 2005........     1,750,000.00      1,750,000.00      1,781,069.45      4,918,853.39
May 2005..........     1,750,000.00      1,750,000.00      1,279,665.99      4,465,325.27
June 2005.........     1,750,000.00      1,750,000.00        787,035.88      4,019,732.80
July 2005.........     1,750,000.00      1,750,000.00        344,938.67      3,619,848.20
August 2005.......     1,750,000.00      1,750,000.00              0.00      3,227,000.76
September 2005....     1,750,000.00      1,750,000.00              0.00      2,841,075.44
October 2005......     1,750,000.00      1,750,000.00              0.00      2,461,959.00
November 2005.....     1,750,000.00      1,750,000.00              0.00      2,089,540.00
December 2005.....     1,750,000.00      1,750,000.00              0.00      1,723,708.74
January 2006......     1,750,000.00      1,750,000.00              0.00      1,364,357.25
February 2006.....     1,750,000.00      1,750,000.00              0.00      1,011,379.26
March 2006........     1,750,000.00      1,750,000.00              0.00        664,670.15
April 2006........     1,750,000.00      1,750,000.00              0.00        324,126.98
May 2006..........     1,750,000.00      1,750,000.00              0.00              0.00
June 2006.........     1,750,000.00      1,750,000.00              0.00              0.00
July 2006.........     1,750,000.00      1,750,000.00              0.00              0.00
August 2006.......     1,750,000.00      1,750,000.00              0.00              0.00
September 2006....     1,750,000.00      1,750,000.00              0.00              0.00
October 2006......     1,750,000.00      1,750,000.00              0.00              0.00
November 2006.....     1,750,000.00      1,750,000.00              0.00              0.00
December 2006.....     1,750,000.00      1,750,000.00              0.00              0.00
January 2007......     1,750,000.00      1,750,000.00              0.00              0.00




                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date      Class 2-A8        Class 2-A9       Class 2-A10       Class 2-A11
------------------   --------------    --------------    --------------    --------------
February 2007.....   $ 1,750,000.00    $ 1,750,000.00    $         0.00    $         0.00
March 2007........     1,750,000.00      1,750,000.00              0.00              0.00
April 2007........     1,750,000.00      1,750,000.00              0.00              0.00
May 2007..........     1,750,000.00      1,750,000.00              0.00              0.00
June 2007.........     1,750,000.00      1,750,000.00              0.00              0.00
July 2007.........     1,750,000.00      1,750,000.00              0.00              0.00
August 2007.......     1,750,000.00      1,750,000.00              0.00              0.00
September 2007....     1,750,000.00      1,750,000.00              0.00              0.00
October 2007......     1,750,000.00      1,750,000.00              0.00              0.00
November 2007.....     1,750,000.00      1,750,000.00              0.00              0.00
December 2007.....     1,750,000.00      1,750,000.00              0.00              0.00
January 2008......     1,750,000.00      1,750,000.00              0.00              0.00
February 2008.....     1,750,000.00      1,750,000.00              0.00              0.00
March 2008........     1,750,000.00      1,750,000.00              0.00              0.00
April 2008........     1,750,000.00      1,750,000.00              0.00              0.00
May 2008..........     1,750,000.00      1,750,000.00              0.00              0.00
June 2008.........     1,750,000.00      1,750,000.00              0.00              0.00
July 2008.........     1,750,000.00      1,750,000.00              0.00              0.00
August 2008.......     1,750,000.00      1,750,000.00              0.00              0.00
September 2008....     1,750,000.00      1,750,000.00              0.00              0.00
October 2008......     1,750,000.00      1,750,000.00              0.00              0.00
November 2008.....     1,750,000.00      1,750,000.00              0.00              0.00
December 2008.....     1,750,000.00      1,750,000.00              0.00              0.00
January 2009......     1,750,000.00      1,750,000.00              0.00              0.00
February 2009.....     1,750,000.00      1,750,000.00              0.00              0.00
March 2009........     1,750,000.00      1,750,000.00              0.00              0.00
April 2009........     1,750,000.00      1,750,000.00              0.00              0.00
May 2009..........     1,750,000.00      1,750,000.00              0.00              0.00
June 2009.........     1,750,000.00      1,750,000.00              0.00              0.00
July 2009.........     1,750,000.00      1,750,000.00              0.00              0.00
August 2009.......     1,750,000.00      1,750,000.00              0.00              0.00
September 2009....     1,750,000.00      1,750,000.00              0.00              0.00
October 2009......     1,750,000.00      1,750,000.00              0.00              0.00
November 2009.....     1,750,000.00      1,750,000.00              0.00              0.00
December 2009.....     1,750,000.00      1,750,000.00              0.00              0.00
January 2010......     1,750,000.00      1,750,000.00              0.00              0.00
February 2010.....     1,750,000.00      1,750,000.00              0.00              0.00
March 2010........     1,603,935.78      1,603,935.78              0.00              0.00
April 2010........     1,451,290.83      1,451,290.83              0.00              0.00
May 2010..........     1,301,094.03      1,301,094.03              0.00              0.00
June 2010.........     1,153,307.36      1,153,307.36              0.00              0.00
July 2010.........     1,007,893.38      1,007,893.38              0.00              0.00
August 2010.......       864,815.21        864,815.21              0.00              0.00
September 2010....       724,036.55        724,036.55              0.00              0.00
October 2010......       585,521.63        585,521.63              0.00              0.00
November 2010.....       449,235.26        449,235.26              0.00              0.00
December 2010.....       315,142.76        315,142.76              0.00              0.00
January 2011......       183,209.99        183,209.99              0.00              0.00
February 2011.....        53,403.33         53,403.33              0.00              0.00
March 2011........             0.00              0.00              0.00              0.00




                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date     Class 2-A12       Class 2-A14       Class 2-A15       Class 2-A16
------------------   --------------    --------------    --------------    --------------
Initial Balance...   $ 5,375,000.00    $ 2,491,000.00    $ 2,491,000.00    $ 2,492,000.00
July 1998.........     5,289,397.25      2,491,000.00      2,491,000.00      2,492,000.00
August 1998.......     5,179,699.91      2,491,000.00      2,491,000.00      2,492,000.00
September 1998....     5,045,970.02      2,491,000.00      2,491,000.00      2,492,000.00
October 1998......     4,888,261.50      2,491,000.00      2,491,000.00      2,492,000.00
November 1998.....     4,706,661.93      2,491,000.00      2,491,000.00      2,492,000.00
December 1998.....     4,501,292.62      2,491,000.00      2,491,000.00      2,492,000.00
January 1999......     4,272,308.68      2,491,000.00      2,491,000.00      2,492,000.00
February 1999.....     4,019,898.95      2,491,000.00      2,491,000.00      2,492,000.00
March 1999........     3,744,285.86      2,491,000.00      2,491,000.00      2,492,000.00
April 1999........     3,445,725.29      2,491,000.00      2,491,000.00      2,492,000.00
May 1999..........     3,124,506.23      2,491,000.00      2,491,000.00      2,492,000.00
June 1999.........     2,780,950.45      2,491,000.00      2,491,000.00      2,492,000.00
July 1999.........     2,415,412.04      2,491,000.00      2,491,000.00      2,492,000.00
August 1999.......     2,028,276.90      2,491,000.00      2,491,000.00      2,492,000.00
September 1999....     1,619,962.18      2,491,000.00      2,491,000.00      2,492,000.00
October 1999......     1,190,915.51      2,491,000.00      2,491,000.00      2,492,000.00
November 1999.....       741,614.36      2,491,000.00      2,491,000.00      2,492,000.00
December 1999.....       272,565.13      2,491,000.00      2,491,000.00      2,492,000.00
January 2000......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2000.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2000........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2000........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2000..........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2000.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2000.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2000.......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2000....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2000......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2000.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2000.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2001......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2001.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2001........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2001........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2001..........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2001.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2001.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2001.......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2001....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2001......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2001.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2001.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2002......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2002.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2002........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2002........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2002..........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2002.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2002.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2002.......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2002....             0.00      2,491,000.00      2,491,000.00      2,492,000.00




                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date     Class 2-A12       Class 2-A14       Class 2-A15       Class 2-A16
------------------   --------------    --------------    --------------    --------------
October 2002......   $         0.00    $ 2,491,000.00    $ 2,491,000.00    $ 2,492,000.00
November 2002.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2002.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2003......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2003.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2003........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2003........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2003..........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2003.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2003.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2003.......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2003....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2003......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2003.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2003.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2004......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2004.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2004........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2004........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2004..........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2004.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2004.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2004.......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2004....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2004......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2004.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2004.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2005......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2005.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2005........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2005........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2005..........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2005.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2005.........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2005.......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2005....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2005......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2005.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2005.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2006......             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2006.....             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2006........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2006........             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2006..........             0.00      2,482,185.03      2,491,000.00      2,492,000.00
June 2006.........             0.00      2,202,436.76      2,491,000.00      2,492,000.00
July 2006.........             0.00      1,955,419.28      2,491,000.00      2,492,000.00
August 2006.......             0.00      1,712,657.70      2,491,000.00      2,492,000.00
September 2006....             0.00      1,474,081.97      2,491,000.00      2,492,000.00
October 2006......             0.00      1,239,623.12      2,491,000.00      2,492,000.00
November 2006.....             0.00      1,009,213.30      2,491,000.00      2,492,000.00
December 2006.....             0.00        782,785.75      2,491,000.00      2,492,000.00
January 2007......             0.00        560,274.75      2,491,000.00      2,492,000.00




                                              Pool 2 TAC Balances
                     --------------------------------------------------------------------
Distribution Date     Class 2-A12       Class 2-A14       Class 2-A15       Class 2-A16
------------------   --------------    --------------    --------------    --------------
February 2007.....   $         0.00    $   341,615.68    $ 2,491,000.00    $ 2,492,000.00
March 2007........             0.00        126,744.90      2,491,000.00      2,492,000.00
April 2007........             0.00              0.00      2,406,599.84      2,492,000.00
May 2007..........             0.00              0.00      2,199,118.90      2,492,000.00
June 2007.........             0.00              0.00      1,995,241.48      2,492,000.00
July 2007.........             0.00              0.00      1,817,759.72      2,492,000.00
August 2007.......             0.00              0.00      1,643,082.34      2,492,000.00
September 2007....             0.00              0.00      1,471,166.11      2,492,000.00
October 2007......             0.00              0.00      1,301,968.48      2,492,000.00
November 2007.....             0.00              0.00      1,135,447.54      2,492,000.00
December 2007.....             0.00              0.00        971,562.03      2,492,000.00
January 2008......             0.00              0.00        810,271.30      2,492,000.00
February 2008.....             0.00              0.00        651,535.32      2,492,000.00
March 2008........             0.00              0.00        495,314.67      2,492,000.00
April 2008........             0.00              0.00        341,570.55      2,492,000.00
May 2008..........             0.00              0.00        190,264.71      2,492,000.00
June 2008.........             0.00              0.00         41,359.52      2,492,000.00
July 2008.........             0.00              0.00              0.00      2,386,817.90
August 2008.......             0.00              0.00              0.00      2,242,603.34
September 2008....             0.00              0.00              0.00      2,100,679.89
October 2008......             0.00              0.00              0.00      1,961,012.15
November 2008.....             0.00              0.00              0.00      1,823,565.24
December 2008.....             0.00              0.00              0.00      1,688,304.83
January 2009......             0.00              0.00              0.00      1,555,197.11
February 2009.....             0.00              0.00              0.00      1,424,208.78
March 2009........             0.00              0.00              0.00      1,295,307.04
April 2009........             0.00              0.00              0.00      1,168,459.60
May 2009..........             0.00              0.00              0.00      1,043,634.67
June 2009.........             0.00              0.00              0.00        920,800.93
July 2009.........             0.00              0.00              0.00        799,927.54
August 2009.......             0.00              0.00              0.00        680,984.13
September 2009....             0.00              0.00              0.00        563,940.79
October 2009......             0.00              0.00              0.00        448,768.08
November 2009.....             0.00              0.00              0.00        335,437.00
December 2009.....             0.00              0.00              0.00        223,918.99
January 2010......             0.00              0.00              0.00        114,185.92
February 2010.....             0.00              0.00              0.00          6,210.10
March 2010........             0.00              0.00              0.00              0.00


                             EXHIBIT C

                          MORTGAGE LOANS


          [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property, name of the Mortgagor and Mortgage Pool. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the Loan-To-Value Ratio, (vi) the maturity date of the Mortgage Note and (vii) the Base Servicing Fee Rate for such Mortgage Loan. Any Cooperative Loans shall be designated as such.]


1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007539463     MORTGAGORS: ROSEN                PHILIP
                               ROSEN                DIANE
    REGION CODE    ADDRESS   : 87 ASHFORD DRIVE
        00         CITY      :    SYOSSET
                   STATE/ZIP : NY  11791
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,683.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,716.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007582430     MORTGAGORS: FELICE               ESTHER
                               SANTANDREU           RAFAEL
    REGION CODE    ADDRESS   : 11 HAMPTON ROAD
        00         CITY      :    NORTH HEMPSTEAD
                   STATE/ZIP : NY  11050
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,810.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 63.69565
    ----------------------------------------------------------------
0   0007666647     MORTGAGORS: PROFETA              STEVEN
                               PROFETA              MARY
    REGION CODE    ADDRESS   : 4403 BUTTONWOOD COURT
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,322.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,558.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.45000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.45000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0007667934     MORTGAGORS: CANERO-DAVIES        ANTONIA

    REGION CODE    ADDRESS   : 2650 HILOLA STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33133
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,114.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.94736
    ----------------------------------------------------------------
0   0007670573     MORTGAGORS: NEMROFF              ARTHUR
                               NEMROFF              PHYLLIS
    REGION CODE    ADDRESS   : 29357 GLENCOE RD
        01         CITY      :    KENNEDYVILLE
                   STATE/ZIP : MD  21645
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,593.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,242,000.00
                               P & I AMT:      9,095.62
                               UPB AMT:   1,234,523.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007670813     MORTGAGORS: BITTORIE             JOHN
                               BITTORIE             GLENDA
    REGION CODE    ADDRESS   : 2218 HIDDEN WOODS BLVD
        01         CITY      :    BEAVERCREEK
                   STATE/ZIP : OH  45431
    MORTGAGE AMOUNT :   257,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,416.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.32300
    ----------------------------------------------------------------
0   0007670862     MORTGAGORS: WISEMAN              MARY ANN

    REGION CODE    ADDRESS   : 515 W. HOME RD.
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : OH  45504
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,586.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.27700
    ----------------------------------------------------------------
0   0007670870     MORTGAGORS: NEWTON               HERBERT
                               NEWTON               CHERYL
    REGION CODE    ADDRESS   : 808 SYCAMORE RIDGE CT
        01         CITY      :    POWELL
                   STATE/ZIP : OH  43065
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,451.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,675.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 84.00000
    ----------------------------------------------------------------
0   0007670938     MORTGAGORS: BASTNAGEL            JAMES
                               BASTNAGEL            CHRISTI
    REGION CODE    ADDRESS   : 1556 E 79TH ST
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46240
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,583.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007670953     MORTGAGORS: WOLF                 LOUISE
                               FERENCZ              JOHN
    REGION CODE    ADDRESS   : 264 CHESTNUT HILL RD
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06851
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,994.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,479,300.00
                               P & I AMT:     10,204.74
                               UPB AMT:   1,477,031.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007670987     MORTGAGORS: DAVIS                REGINA
                               MCGILL               ARTHUR
    REGION CODE    ADDRESS   : 1549 CRYSTAL LAKE DRIVE
        01         CITY      :    PORTSMOUTH
                   STATE/ZIP : VA  23701
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,555.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007671019     MORTGAGORS: SHLAFER              ROMAN

    REGION CODE    ADDRESS   : 32700 ROCK RIDGE
        01         CITY      :    FARMINGTON HILLS
                   STATE/ZIP : MI  48334
    MORTGAGE AMOUNT :   606,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    605,097.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,237.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.45400
    ----------------------------------------------------------------
0   0007671100     MORTGAGORS: LUCCIA               FRANK

    REGION CODE    ADDRESS   : 518 CRESTWOOD DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77007
    MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,112.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,821.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.79400
    ----------------------------------------------------------------
0   0007671134     MORTGAGORS: CAHILL               JOSEPH
                               SANTILLO             CECELIA
    REGION CODE    ADDRESS   : 90 MT VERNON RD
        01         CITY      :    BLAIRSTOWN
                   STATE/ZIP : NJ  07825
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,690.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,884.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007671324     MORTGAGORS: ZIMMITTI             JONNIE

    REGION CODE    ADDRESS   : 3299 K ST NW UNIT #504
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20007
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,858.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       716.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 45.45400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,498,500.00
                               P & I AMT:     10,597.50
                               UPB AMT:   1,496,314.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007671464     MORTGAGORS: NEEL                 ROGER
                               RIGATTI              TARA
    REGION CODE    ADDRESS   : 4924 FAWN DELL ROAD
        01         CITY      :    ROANOKE
                   STATE/ZIP : VA  24014
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,577.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007671498     MORTGAGORS: GILLILAND            CHARLES
                               GILLILAND            CHERYL
    REGION CODE    ADDRESS   : 6768 CORNTASSEL LANE
        01         CITY      :    ROANOKE
                   STATE/ZIP : VA  24018
    MORTGAGE AMOUNT :   461,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    460,260.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,105.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.13559
    ----------------------------------------------------------------
0   0007671597     MORTGAGORS: LACERTE              EDWARD
                               MEHRINGER-LACERTE    MAUREEN
    REGION CODE    ADDRESS   : 6 PHILLIPS DRIVE
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,589.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.97900
    ----------------------------------------------------------------
0   0007671605     MORTGAGORS: CONNOLLY             MICHAEL

    REGION CODE    ADDRESS   : 812 KEARSARGE MOUNTAIN ROAD
        01         CITY      :    WARNER
                   STATE/ZIP : NH  03278
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,501.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.43300
    ----------------------------------------------------------------
0   0007671688     MORTGAGORS: BRAMHALL             JACQUES
                               MORALES              ELAINE
    REGION CODE    ADDRESS   : 14 MELROSE PLACE
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07042
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,606.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.87600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,519,000.00
                               P & I AMT:     10,547.44
                               UPB AMT:   1,516,534.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007671738     MORTGAGORS: LOS                  LAYNE
                               LOS                  THERESA
    REGION CODE    ADDRESS   : 1 POPPY DRIVE
        01         CITY      :    BELLE MEAD
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   274,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,390.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007671787     MORTGAGORS: HORNSTEIN            JAYNE

    REGION CODE    ADDRESS   : 900 NORTH STAFFORD STREET #1607
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22203
    MORTGAGE AMOUNT :   131,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,667.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       866.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0007671811     MORTGAGORS: YOUNG                WARNER
                               YOUNG                NADINE
    REGION CODE    ADDRESS   : 2703 NORTH KEY BOULEVARD
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22201
    MORTGAGE AMOUNT :   355,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,356.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,458.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.08800
    ----------------------------------------------------------------
0   0007671944     MORTGAGORS: MEISER               FREDERICK
                               MEISER               DOROTHY
    REGION CODE    ADDRESS   : 66 OAKHILL DRIVE
        01         CITY      :    LITITZ
                   STATE/ZIP : PA  17543
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,418.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,266.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.52600
    ----------------------------------------------------------------
0   0007672009     MORTGAGORS: KLABEN               GARY
                               KLABEN               DEBRA
    REGION CODE    ADDRESS   : 1220 136TH AVE.
        01         CITY      :    UNION GROVE
                   STATE/ZIP : WI  53182
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,477.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,467,600.00
                               P & I AMT:     10,060.51
                               UPB AMT:   1,465,310.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007672058     MORTGAGORS: AXELROD              RANDI
                               MARCIANO             JULIET
    REGION CODE    ADDRESS   : 8809 HAWTHORNE LN
        01         CITY      :    WYNDMOOR
                   STATE/ZIP : PA  19038
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,546.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0007672124     MORTGAGORS: DYER                 WALLACE

    REGION CODE    ADDRESS   : 224 PEACHTREE BATTLE AVENUE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   748,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    746,886.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,230.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007672165     MORTGAGORS: FELDMAN              MARK
                               FELDMAN              KIRSTEN
    REGION CODE    ADDRESS   : 9 GROVE HILL AVENUE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02160
    MORTGAGE AMOUNT :   265,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,864.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98854
    ----------------------------------------------------------------
0   0007672181     MORTGAGORS: KYRIAKODIS           STEPHANOS
                               KYRIAKODIS           HELEN
    REGION CODE    ADDRESS   : 308 MILL RACE LANE
        01         CITY      :    NEWTOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,179.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007672223     MORTGAGORS: RUSSELL              DEAN
                               RUSSELL              KATE
    REGION CODE    ADDRESS   : 4300 N. ELIZABETH LANE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30339
    MORTGAGE AMOUNT :   429,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,377.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,036.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.26300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,981,850.00
                               P & I AMT:     13,762.00
                               UPB AMT:   1,978,853.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007672272     MORTGAGORS: QUINETTE             STEVEN
                               QUINETTE             CHRISTINE
    REGION CODE    ADDRESS   : 554 W HIGHLAND STREET
        01         CITY      :    GRAFTON
                   STATE/ZIP : WI  53024
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,556.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007672439     MORTGAGORS: LEPISTO              ROBERT
                               LEPISTO              CATHERINE
    REGION CODE    ADDRESS   : 10 PUEBLO ROAD
        01         CITY      :    MEDFIELD
                   STATE/ZIP : MA  02052
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,615.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.16800
    ----------------------------------------------------------------
0   0007672603     MORTGAGORS: PERRY                JAMES
                               PERRY                ANNA
    REGION CODE    ADDRESS   : 3326 CRANMORE CHASE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30066
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,589.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.58757
    ----------------------------------------------------------------
0   0007675630     MORTGAGORS: BALSHAW              DAVID
                               BALSHAW              JANE
    REGION CODE    ADDRESS   : 1821 FIELDSTONE LANE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   247,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,007.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98100
    ----------------------------------------------------------------
0   0007675838     MORTGAGORS: MCLAIN               KEITH
                               MCLAIN               DEBRA
    REGION CODE    ADDRESS   : 32415 SOUTHEAST 58TH STREET
        01         CITY      :    FALL CITY
                   STATE/ZIP : WA  98024
    MORTGAGE AMOUNT :   304,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,268.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,341,700.00
                               P & I AMT:      9,177.06
                               UPB AMT:   1,340,037.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007675937     MORTGAGORS: WEI                  YANG
                               LI                   JUAN
    REGION CODE    ADDRESS   : 490 QUIETWOOD DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,740.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030656250     MORTGAGORS: SON                  CHONG
                               SON                  CHUNG
    REGION CODE    ADDRESS   : 3 ELWOOD ROAD
        01         CITY      :    NORTHPORT
                   STATE/ZIP : NY  11768
    MORTGAGE AMOUNT :   226,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,231.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,764.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030666150     MORTGAGORS: PRATHER              DENNIS
                               PRATHER              MARGARET
    REGION CODE    ADDRESS   : 13002 NW 27TH COURT
        01         CITY      :    VANCOUVER
                   STATE/ZIP : WA  98685
    MORTGAGE AMOUNT :   215,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,804.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,610.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99259
    ----------------------------------------------------------------
0   0030771257     MORTGAGORS: SMALL                RICHARD
                               SMALL                CARIN
    REGION CODE    ADDRESS   : 52 CHURCH ST
        01         CITY      :    GUILFORD
                   STATE/ZIP : CT  06437
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,582.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030786826     MORTGAGORS: THOMPSON             GRANT
                               THOMPSON             ELIZABETH
    REGION CODE    ADDRESS   : 42 E. MCCLELLAN AVENUE
        01         CITY      :    LIVINGSTON
                   STATE/ZIP : NJ  07039
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,969.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,218,700.00
                               P & I AMT:      8,932.80
                               UPB AMT:   1,209,328.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030848626     MORTGAGORS: BERNSTEIN            DEBBIE

    REGION CODE    ADDRESS   : 336 LAGUNE DRIVE WEST
        01         CITY      :    LIDO BEACH
                   STATE/ZIP : NY  11561
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,740.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,969.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
0   0030876452     MORTGAGORS: MASTY                JOHN
                               MASTY                SUE
    REGION CODE    ADDRESS   : 1411 ROYAL OAK DRIVE
        01         CITY      :    BLUE BELL
                   STATE/ZIP : PA  19422
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,788.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.25500
    ----------------------------------------------------------------
0   0030882948     MORTGAGORS: NADREAU              DONALD
                               ALMSTROM             BETH
    REGION CODE    ADDRESS   : LOT 2-2 HILLIARD ROAD
        01         CITY      :    KENSINGTON
                   STATE/ZIP : NH  03833
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,215.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.77000
    ----------------------------------------------------------------
0   0030896229     MORTGAGORS: PIETZ                ROBERT
                               PIETZ                CHARLOTTE
    REGION CODE    ADDRESS   : 5870 ETTINGTON DRIVE
        01         CITY      :    SUWANEE
                   STATE/ZIP : GA  30174
    MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,788.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,773.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 82.25800
    ----------------------------------------------------------------
0   0030933501     MORTGAGORS: ABBOTT               MARTIN
                               ABBOTT               DOROTA
    REGION CODE    ADDRESS   : 9 SERENDIPITY LANE
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   466,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,574.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,380.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,788,700.00
                               P & I AMT:     12,930.69
                               UPB AMT:   1,778,108.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030945372     MORTGAGORS: WALSH                DAVID
                               ANDERSON-WALSH       KAREN
    REGION CODE    ADDRESS   : 7349 GARDENVIEW DRIVE
        01         CITY      :    ELKRIDGE
                   STATE/ZIP : MD  21227
    MORTGAGE AMOUNT :   252,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,456.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,850.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030960470     MORTGAGORS: MARENGI              JOSEPH
                               MARENGI              KAREN
    REGION CODE    ADDRESS   : 8211 NAVIDAD DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78735
    MORTGAGE AMOUNT :   573,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    569,272.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,863.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030988281     MORTGAGORS: CHATTERJEE           SUBHAJIT
                               CHATTERJEE           BALLARI
    REGION CODE    ADDRESS   : 5 JENNIFER LANE
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   306,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,225.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98416
    ----------------------------------------------------------------
0   0031044969     MORTGAGORS: HOPPER               STANLEY
                               HOPPER               ROXANNE
    REGION CODE    ADDRESS   : 3446 PASEO ANCHO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   286,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,053.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.99800
    ----------------------------------------------------------------
0   0031047004     MORTGAGORS: BUTLER               ANN

    REGION CODE    ADDRESS   : 3389 HERONS GATE
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23452
    MORTGAGE AMOUNT :   221,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,353.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,569.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.47600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,640,550.00
                               P & I AMT:     11,584.27
                               UPB AMT:   1,633,036.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031052525     MORTGAGORS: MUSMANNO             CHRISTOPHER
                               MUSMANNO             LETICIA
    REGION CODE    ADDRESS   : 16 CONDIT STREET
        01         CITY      :    ROXBURY TOWNSHIP
                   STATE/ZIP : NJ  07876
    MORTGAGE AMOUNT :   224,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,251.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,531.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00700
    ----------------------------------------------------------------
0   0031054984     MORTGAGORS: SEARS                JOEL
                               SEARS                JENNIFER
    REGION CODE    ADDRESS   : 1750 WYNDHAM DRIVE SOUTH
        01         CITY      :    YORK
                   STATE/ZIP : PA  17403
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,970.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.94589
    ----------------------------------------------------------------
0   0031061534     MORTGAGORS: DANIELS              KENNETH
                               DANIELS              LORRAINE
    REGION CODE    ADDRESS   : 9111 ASHLEY ROAD
        01         CITY      :    YORKVILLE
                   STATE/ZIP : IL  60560
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,642.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,683.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.25641
    ----------------------------------------------------------------
0   0031062482     MORTGAGORS: KELLY                MICHAEL
                               SIMMONS-KELLY        JOY
    REGION CODE    ADDRESS   : 5355 IVYWOOD DRIVE NORTH
        01         CITY      :    FREDERICK
                   STATE/ZIP : MD  21703
    MORTGAGE AMOUNT :   226,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,120.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.98200
    ----------------------------------------------------------------
0   0031107717     MORTGAGORS: SNYDER               MATTHEW
                               SNYDER               MICHELLE
    REGION CODE    ADDRESS   : 18 LENAPE TRAIL A/K/A TYLER COURT
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07042
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,741.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,389,600.00
                               P & I AMT:      9,976.38
                               UPB AMT:   1,383,726.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031108749     MORTGAGORS: ROBERTS              CARTER
                               ROBERTS              JACKSON
    REGION CODE    ADDRESS   : 4830 TILDEN STREET, NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    433,575.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,974.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031110943     MORTGAGORS: HUMPHREY             WILLIAM
                               RUSSO                MARY
    REGION CODE    ADDRESS   : 563 SPOLETO DRIVE
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   992,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    987,622.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,021.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 62.00000
    ----------------------------------------------------------------
0   0031112006     MORTGAGORS: PERRY                ELIZABETH

    REGION CODE    ADDRESS   : 119 HURON AVENUE, UNIT B
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02138
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,058.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,510.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 48.40000
    ----------------------------------------------------------------
0   0031113244     MORTGAGORS: NEY                  KATHRYN

    REGION CODE    ADDRESS   : 3024 MARTIN'S POINT ROAD
        01         CITY      :    KITTY HAWK
                   STATE/ZIP : NC  27949
    MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,687.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,533.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.94900
    ----------------------------------------------------------------
0   0031115751     MORTGAGORS: HITCHCOCK            DEBORAH
                               GERTNER              SCOTT
    REGION CODE    ADDRESS   : 3 INDIAN HILL ROAD
        01         CITY      :    REDDING
                   STATE/ZIP : CT  06896
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,274.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,353,000.00
                               P & I AMT:     16,388.04
                               UPB AMT:   2,336,219.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031121528     MORTGAGORS: DE RAVEL D'ESCLAPON  PIERRE
                               DE RAVEL D'ESLCAPON  CAROLINE
    REGION CODE    ADDRESS   : 135 MEETINGHOUSE LANE
        01         CITY      :    AMAGANSETT
                   STATE/ZIP : NY  11930
    MORTGAGE AMOUNT :   560,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    560,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,963.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031124241     MORTGAGORS: BRENNAN              STEVEN
                               BRENNAN              SUSAN
    REGION CODE    ADDRESS   : 495 FORREST PARK CIRCLE
        01         CITY      :    FRANKLIN
                   STATE/ZIP : TN  37064
    MORTGAGE AMOUNT :   224,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,568.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,609.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.98700
    ----------------------------------------------------------------
0   0031125529     MORTGAGORS: BAUER                JOHN
                               WEAVER               PENNY
    REGION CODE    ADDRESS   : 4309 RESERVOIR LANE
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23234
    MORTGAGE AMOUNT :   225,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,360.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031128473     MORTGAGORS: MCCMULLIN            MARK
                               MCCMULLIN            JULIET
    REGION CODE    ADDRESS   : 8 CORNELL COURT
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   227,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,952.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,572.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0031130206     MORTGAGORS: HUGHES               JAMES
                               HUGHES               MARIAN
    REGION CODE    ADDRESS   : 34142 STREET OF THE CRYSTAL LANTERN
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,377.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,306.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.62900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,559,550.00
                               P & I AMT:     11,065.95
                               UPB AMT:   1,552,258.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031139793     MORTGAGORS: MC KENZIE            KEN
                               LITTLEFIELD          LISELOTTE
    REGION CODE    ADDRESS   : 211 COLONIAL HOMES DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30309
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,131.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,500.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.67800
    ----------------------------------------------------------------
0   0031142748     MORTGAGORS: FITZGERALD           LEONARD

    REGION CODE    ADDRESS   : 260 W CREEK ROAD
        01         CITY      :    KERRVILLE
                   STATE/ZIP : TX  78028
    MORTGAGE AMOUNT :   217,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,455.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,594.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.99000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.99000  PRODUCT CODE      :   002
    LTV :                 48.33300
    ----------------------------------------------------------------
0   0031146665     MORTGAGORS: LOUDEN               ROBERT
                               LOUDEN               MARILYN
    REGION CODE    ADDRESS   : 440 CANOPY COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   240,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,130.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------
0   0031148554     MORTGAGORS: O'BRIEN              PATRICIA

    REGION CODE    ADDRESS   : HC 75 BOX 313
        01         CITY      :    LAMY
                   STATE/ZIP : NM  87540
    MORTGAGE AMOUNT :   582,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    574,901.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,119.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.57800
    ----------------------------------------------------------------
0   0031149495     MORTGAGORS: DUPUY                HARVEY
                               DUPUY                RENEE
    REGION CODE    ADDRESS   : 7208 DILLON COURT
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75024
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,809.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,503,800.00
                               P & I AMT:     10,600.63
                               UPB AMT:   1,494,428.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031150634     MORTGAGORS: MEYER                DAVID
                               MEYER                LESLIE
    REGION CODE    ADDRESS   : 9925 ARKLA PUMP STATION RD.
        01         CITY      :    VIVIAN
                   STATE/ZIP : LA  71082
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,430.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,519.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.69200
    ----------------------------------------------------------------
0   0031155369     MORTGAGORS: KELLY                ROBERT
                               KELLY                BARBARA
    REGION CODE    ADDRESS   : 10000 ROBINDALE CT
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   497,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,929.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,480.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.10800
    ----------------------------------------------------------------
0   0031155500     MORTGAGORS: ADKINS               KEITH
                               ADKINS               KIMBERLY
    REGION CODE    ADDRESS   : 10201 THUNDERCLOUD COURT
        01         CITY      :    SPRINGDALE
                   STATE/ZIP : MD  20774
    MORTGAGE AMOUNT :   218,025.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,448.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,618.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.79300
    ----------------------------------------------------------------
0   0031159379     MORTGAGORS: BAYDALINE            ANDRE
                               BAYDALINE            MARY JANE
    REGION CODE    ADDRESS   : 494 ROYALVIEW STREET
        01         CITY      :    DUARTE
                   STATE/ZIP : CA  91010
    MORTGAGE AMOUNT :   217,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,470.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,557.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99700
    ----------------------------------------------------------------
0   0031162308     MORTGAGORS: HALEY                JAMES
                               HALEY                BARBARA
    REGION CODE    ADDRESS   : 2712 199TH AVENUE EAST
        01         CITY      :    SUMNER
                   STATE/ZIP : WA  98390
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,729.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 51.16200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,373,275.00
                               P & I AMT:      9,752.96
                               UPB AMT:   1,367,009.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031162837     MORTGAGORS: TURNER               MARION
                               TURNER               NANCY
    REGION CODE    ADDRESS   : 1902 HOLLY'S WAY
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   223,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,986.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,484.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ----------------------------------------------------------------
0   0031166838     MORTGAGORS: TRICKETT             JOHN
                               TRICKETT             MARY
    REGION CODE    ADDRESS   : 81 MARA LANE
        01         CITY      :    GROTON
                   STATE/ZIP : MA  01450
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,576.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,227.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.24100
    ----------------------------------------------------------------
0   0031181548     MORTGAGORS: CARLYLE              TERRY
                               CARLYLE              JOANNE
    REGION CODE    ADDRESS   : 101 SOUTH TAMILYNN CIRCLE
        01         CITY      :    CARY
                   STATE/ZIP : NC  27513
    MORTGAGE AMOUNT :   221,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,342.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031195753     MORTGAGORS: ATKINSON             WILLIAM
                               ATKINSON             JENNIFER
    REGION CODE    ADDRESS   : 130 MERCED AVENUE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,785.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 79.01200
    ----------------------------------------------------------------
0   0031200637     MORTGAGORS: CAMPBELL             RONALD
                               CAMPBELL             BERNADETTE
    REGION CODE    ADDRESS   : 12307 A& B SHADYVIEW DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78758
    MORTGAGE AMOUNT :   135,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,279.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       985.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,080,300.00
                               P & I AMT:      7,747.27
                               UPB AMT:   1,076,970.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031204985     MORTGAGORS: RIGGS                KEVIN
                               RIGGS                IRIS
    REGION CODE    ADDRESS   : #2 SANTA ANA COURT
        01         CITY      :    ODESSA
                   STATE/ZIP : TX  79765
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,004.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,538.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031211196     MORTGAGORS: WOODS                LEE

    REGION CODE    ADDRESS   : 5330-32 LOCH LOMOND DRIVE
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38116
    MORTGAGE AMOUNT :    53,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :     53,443.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       370.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.95500
    ----------------------------------------------------------------
0   0031211600     MORTGAGORS: NASH                 JOSEPH

    REGION CODE    ADDRESS   : 5151 YUMA STREET N.W.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   621,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    620,424.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,454.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031215205     MORTGAGORS: HERNANDEZ            FRANK
                               HERNANDEZ            LAURA
    REGION CODE    ADDRESS   : 6450 SCOTTS VALLEY DRIVE
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,486.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 50.46100
    ----------------------------------------------------------------
0   0031215676     MORTGAGORS: SCHROEDER            JOHN
                               SCHROEDER            JOANNE
    REGION CODE    ADDRESS   : 22621 MANALASTAS DRIVE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   240,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,440.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,463,700.00
                               P & I AMT:     10,322.20
                               UPB AMT:   1,459,800.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031232473     MORTGAGORS: LIBESKIND            IRWIN
                               LIBESKIND            CELA
    REGION CODE    ADDRESS   : 6 MASSASOIT STREET
        01         CITY      :    SHARON
                   STATE/ZIP : MA  02067
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,467.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031232978     MORTGAGORS: UZZELL               JOHN
                               DAVIS                DEBORAH
    REGION CODE    ADDRESS   : 12244 QUINCE VALLEY DRIVE
        01         CITY      :    NORTH POTOMAC
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   222,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,624.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,612.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031234891     MORTGAGORS: GROSICKI             GARY

    REGION CODE    ADDRESS   : 12825 DOGWOOD HILLS LANE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   223,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,177.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,508.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031237191     MORTGAGORS: WANG                 STEPHEN
                               LAU                  LYDIA
    REGION CODE    ADDRESS   : 111 NORTHCREST DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,396.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.88900
    ----------------------------------------------------------------
0   0031237373     MORTGAGORS: CALLINAN             NICHOLAS

    REGION CODE    ADDRESS   : 63 COPPERMINE ROAD
        01         CITY      :    CONCORD
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   300,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,410.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 33.33800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,328,350.00
                               P & I AMT:      9,191.66
                               UPB AMT:   1,325,076.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031237985     MORTGAGORS: RAKESTRAW            MICHAEL

    REGION CODE    ADDRESS   : 1061-1067 GLENNEYRE STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   309,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,648.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031238504     MORTGAGORS: PETERSIL             LEE
                               FREED-PETERSIL       LESLIE
    REGION CODE    ADDRESS   : 4950 BEN AVENUE
        01         CITY      :    VALLEY  VILLAGE
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,103.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,016.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.90800
    ----------------------------------------------------------------
0   0031240039     MORTGAGORS: MARIANI              POLLY
                               MARIANI              ERIC
    REGION CODE    ADDRESS   : 913 W. WEBSTER
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,404.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031241474     MORTGAGORS: NICOLL               GREGORY
                               NICOLL               DEIRDRE
    REGION CODE    ADDRESS   : 450 MOUNTAIN AVENUE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,289.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,599.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031241730     MORTGAGORS: SULLIVAN             SCOTT
                               SULLIVAN             EILEEN
    REGION CODE    ADDRESS   : 1 NEWFOUND ROAD
        01         CITY      :    WINDHAM
                   STATE/ZIP : NH  03087
    MORTGAGE AMOUNT :   293,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,784.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,100.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,518,050.00
                               P & I AMT:     10,651.88
                               UPB AMT:   1,514,230.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031242829     MORTGAGORS: HAWLEY               HERBERT

    REGION CODE    ADDRESS   : 17 BAYCREST WAY
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   263,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,287.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.97000
    ----------------------------------------------------------------
0   0031245137     MORTGAGORS: GLAZE                RICHARD

    REGION CODE    ADDRESS   : 51 STERLING AVENUE
        01         CITY      :    WEEHAWKEN
                   STATE/ZIP : NJ  07087
    MORTGAGE AMOUNT :   283,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,999.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,107.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99500
    ----------------------------------------------------------------
0   0031247323     MORTGAGORS: YOUNG                JEFFREY
                               YOUNG                TERRY
    REGION CODE    ADDRESS   : 2812 BRAINARD ROAD
        01         CITY      :    PEPPER PIKE
                   STATE/ZIP : OH  44124
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.72100
    ----------------------------------------------------------------
0   0031247521     MORTGAGORS: JESSE                JONATHON
                               JESSE                LOUISE
    REGION CODE    ADDRESS   : 120 E. TRILLIUM COURT
        01         CITY      :    MEQUON
                   STATE/ZIP : WI  53092
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,989.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.27900
    ----------------------------------------------------------------
0   0031248172     MORTGAGORS: MENTE                JAMES
                               MENTE                JEANNE
    REGION CODE    ADDRESS   : 2119 BRIDGEPORT WAY
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,170.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,594,500.00
                               P & I AMT:     11,137.50
                               UPB AMT:   1,590,446.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031249188     MORTGAGORS: AYLES                HONORIA
                               AYLES                DAVID
    REGION CODE    ADDRESS   : 87 RANDOLPH STREET
        01         CITY      :    MILTON
                   STATE/ZIP : MA  02186
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,251.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.23000
    ----------------------------------------------------------------
0   0031250004     MORTGAGORS: PERRITT              HENRY
                               BERGMANN             MITCHELL
    REGION CODE    ADDRESS   : 1131 CAROL LANE
        01         CITY      :    GLENCOE
                   STATE/ZIP : IL  60022
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    550,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,892.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.89500
    ----------------------------------------------------------------
0   0031254816     MORTGAGORS: SAVAGE               JUDITH

    REGION CODE    ADDRESS   : 3257 BLAIR DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90028
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,747.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.52300
    ----------------------------------------------------------------
0   0031255722     MORTGAGORS: WELLS                LUTHER
                               WELLS                JOYCE
    REGION CODE    ADDRESS   : 10400 KINGSBRIDGE ROAD
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   444,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,980.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,066.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 37.00000
    ----------------------------------------------------------------
0   0031257850     MORTGAGORS: LAHEY                KENNETH
                               LAHEY                MARLA
    REGION CODE    ADDRESS   : 13602 NORTHWEST 47TH AVENUE
        01         CITY      :    VANCOUVER
                   STATE/ZIP : WA  98685
    MORTGAGE AMOUNT :   282,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,342.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,923,150.00
                               P & I AMT:     13,167.31
                               UPB AMT:   1,919,321.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031261589     MORTGAGORS: CRANE                RICHARD
                               HOLLAND              CLAUDIA
    REGION CODE    ADDRESS   : LOT 012.031 DUNE ALPIN FARM
        01         CITY      :    E. HAMPTON
                   STATE/ZIP : NY  11937
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,552.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.44444
    ----------------------------------------------------------------
0   0031262462     MORTGAGORS: BAIZE                DENNIS
                               BAIZE                SUSAN
    REGION CODE    ADDRESS   : 3 VILLAGE LANE
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,797.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 88.98000
    ----------------------------------------------------------------
0   0031264542     MORTGAGORS: HARTMAN              WILLIAM
                               HARTMAN              JANET
    REGION CODE    ADDRESS   : 26 HELENA DRIVE
        01         CITY      :    CHAPPAQUA
                   STATE/ZIP : NY  10514
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,669.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,004.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.67800
    ----------------------------------------------------------------
0   0031266455     MORTGAGORS: MUNLEY               DEAN
                               ALLEN-MUNLEY         CHERYL
    REGION CODE    ADDRESS   : 72 BISSEL ROAD
        01         CITY      :    TEWKSBURY
                   STATE/ZIP : NJ  08833
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,692.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,008.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.89200
    ----------------------------------------------------------------
0   0031266869     MORTGAGORS: BENNETT              RICHARD
                               BENNETT              CYNTHIA
    REGION CODE    ADDRESS   : 18162 PEPPERGROVE STREET
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   307,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,030.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.09600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,798,500.00
                               P & I AMT:     12,465.33
                               UPB AMT:   1,795,742.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031268832     MORTGAGORS: WELLS                T
                               WELLS                PENNY
    REGION CODE    ADDRESS   : 17211 N 79TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,257.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031270911     MORTGAGORS: APPLETON             JAMES
                               EGARIAN              MARJORIE
    REGION CODE    ADDRESS   : 139 SEABROOK ROAD
        01         CITY      :    LAMBERTVILLE
                   STATE/ZIP : NJ  08530
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,413.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031274343     MORTGAGORS: PARKER               ANDREW
                               PARKER               JOAN
    REGION CODE    ADDRESS   : 6308 MOUNTAIN BRANCH CT.
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   505,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    503,810.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,445.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.33300
    ----------------------------------------------------------------
0   0031274517     MORTGAGORS: KELTY                PETER
                               KELTY                FOWZIYA
    REGION CODE    ADDRESS   : 1001 N. MARION STREET
        01         CITY      :    OAK PARK
                   STATE/ZIP : IL  60302
    MORTGAGE AMOUNT :   203,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,440.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.98300
    ----------------------------------------------------------------
0   0031275852     MORTGAGORS: RUTZ                 J. THOMAS
                               VERLEUR              DENISE
    REGION CODE    ADDRESS   : 48A POND ROAD
        01         CITY      :    SHELBURNE
                   STATE/ZIP : VT  05482
    MORTGAGE AMOUNT :   443,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,679.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,135.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.83300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,799,500.00
                               P & I AMT:     12,302.93
                               UPB AMT:   1,796,661.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031277536     MORTGAGORS: ENNIS                BRUCE
                               ENNIS                EMILY
    REGION CODE    ADDRESS   : 4518 KLINGLE STREET, N.W.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,469.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,434.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.03900
    ----------------------------------------------------------------
0   0031278427     MORTGAGORS: QUINN                DAVID
                               QUINN                MARY
    REGION CODE    ADDRESS   : 705 CEDAR HILL ROAD
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,861.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,632.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031278674     MORTGAGORS: HODGES               GERALD
                               HODGES               LISA
    REGION CODE    ADDRESS   : 11711 VIRGINIA PINE DRIVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20876
    MORTGAGE AMOUNT :   221,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,543.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,586.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031279680     MORTGAGORS: LAPORTE              LEO
                               LAPORTE              MARGARET
    REGION CODE    ADDRESS   : 430 NIMITZ AVENUE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   341,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,740.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.57600
    ----------------------------------------------------------------
0   0031279979     MORTGAGORS: LEVISS               EVAN
                               LEVISS               KATHERINE
    REGION CODE    ADDRESS   : 215 SEA MEADOW DRIVE
        01         CITY      :    PORTSMOUTH
                   STATE/ZIP : RI  02871
    MORTGAGE AMOUNT :   300,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,591.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,754,750.00
                               P & I AMT:     12,080.31
                               UPB AMT:   1,751,206.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031280076     MORTGAGORS: WILLINGHAM           RONALD
                               WILLINGHAM           JUNE
    REGION CODE    ADDRESS   : 976 FAIRWAY COURT
        01         CITY      :    MONROE
                   STATE/ZIP : GA  30655
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,716.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,569.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.63600
    ----------------------------------------------------------------
0   0031282395     MORTGAGORS: PARK                 MICHAEL
                               PARK                 PERLA
    REGION CODE    ADDRESS   : 10409 OKLAHOMA AVENUE
        01         CITY      :    CHATSWORTH
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   443,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,627.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,910.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 63.28500
    ----------------------------------------------------------------
0   0031283856     MORTGAGORS: RYAN                 BERNARD
                               RYAN                 LEE
    REGION CODE    ADDRESS   : 7711 CORTE VIOLETA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,626.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.06300
    ----------------------------------------------------------------
0   0031284011     MORTGAGORS: DAVIS                DAVID
                               DAVIS                ANDREA
    REGION CODE    ADDRESS   : 26080 TALAMORE DRIVE
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   225,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,709.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,538.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031288012     MORTGAGORS: ROBSON               RANDY
                               ROBSON               NANCE
    REGION CODE    ADDRESS   : 3977 SUNSETRIDGE ROAD
        01         CITY      :    MOORPARK
                   STATE/ZIP : CA  93021
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,462.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,531,600.00
                               P & I AMT:     10,453.72
                               UPB AMT:   1,529,143.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031288178     MORTGAGORS: BRADLEY              CHARLES
                               BRADLEY              PATRICIA
    REGION CODE    ADDRESS   : 13107A SHANEYBROOK CIRCLE
        01         CITY      :    REISTERSTOWN
                   STATE/ZIP : MD  21136
    MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,730.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.29800
    ----------------------------------------------------------------
0   0031289135     MORTGAGORS: TURECKI              STANLEY
                               TURECKI              SUSAN
    REGION CODE    ADDRESS   : 130 WEST 86TH ST. #13A
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10024
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 50.43400
    ----------------------------------------------------------------
0   0031290224     MORTGAGORS: WOLK                 MICHAEL
                               WOLK                 SANDRA
    REGION CODE    ADDRESS   : 10665 CANTERBERRY ROAD
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,373.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,443.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031290984     MORTGAGORS: WOLFF                PATRICK
                               WOLFF                MARITA
    REGION CODE    ADDRESS   : 91 DURAND ROAD
        01         CITY      :    MAPLEWOOD
                   STATE/ZIP : NJ  07040
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,220.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 64.58300
    ----------------------------------------------------------------
0   0031291040     MORTGAGORS: TURBIVILLE           SHARON

    REGION CODE    ADDRESS   : RURAL ROUTE 3, BOX 200
        01         CITY      :    JOLIET
                   STATE/ZIP : MT  59041
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,856.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,569,250.00
                               P & I AMT:     10,741.92
                               UPB AMT:   1,567,960.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031291081     MORTGAGORS: OSLUND               EDWARD

    REGION CODE    ADDRESS   : 83 CLEAR POND DR UNIT#83
        01         CITY      :    WALPOLE
                   STATE/ZIP : MA  02081
    MORTGAGE AMOUNT :   196,892.00  OPTION TO CONVERT :
    UNPAID BALANCE :    196,756.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,427.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031292642     MORTGAGORS: SALMON               LENWORTH
                               PYNE                 JANICE
    REGION CODE    ADDRESS   : 1043-49 HILLSIDE AVENUE
        01         CITY      :    PLAINFIELD
                   STATE/ZIP : NJ  07062
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,074.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,714.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031293855     MORTGAGORS: MOCARSKY             JEFFREY
                               MOCARSKY             LUZ  J
    REGION CODE    ADDRESS   : 3800 DIAMOND HILL ROAD
        01         CITY      :    CUMBERLAND
                   STATE/ZIP : RI  02864
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,230.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.56250
    ----------------------------------------------------------------
0   0031295512     MORTGAGORS: MC MAHON             MICHAEL
                               MC MAHON             CYNTHIA
    REGION CODE    ADDRESS   : 1609 ASHLAND AVE
        01         CITY      :    FORT WORTH
                   STATE/ZIP : TX  76107
    MORTGAGE AMOUNT :   242,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,028.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,654.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.84200
    ----------------------------------------------------------------
0   0031299563     MORTGAGORS: TROOP                ANDREW
                               SUSSMAN              ANDREA
    REGION CODE    ADDRESS   : 12 DEER POND ROAD
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,389.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,336,342.00
                               P & I AMT:      9,361.94
                               UPB AMT:   1,334,479.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031300874     MORTGAGORS: CONOVER              JOHN

    REGION CODE    ADDRESS   : 647 QUAIL GARDENS DRIVE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   370,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,247.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.21400
    ----------------------------------------------------------------
0   0031302375     MORTGAGORS: CAWLEY               PETER
                               CAWLEY               LESLIE
    REGION CODE    ADDRESS   : 17 GAULT AVENUE
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,340.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,983.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.60000
    ----------------------------------------------------------------
0   0031303258     MORTGAGORS: NICHOLS              DAVID
                               NICHOLS              YUMIKO
    REGION CODE    ADDRESS   : 138 LYONS ROAD
        01         CITY      :    SCARSDALE
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,963.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,988.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031304843     MORTGAGORS: KENT                 DAVID
                               KENT                 MARGARET
    REGION CODE    ADDRESS   : 316 EAST BUENA VISTA STREET
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87501
    MORTGAGE AMOUNT :   860,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    858,212.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,235.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 65.64800
    ----------------------------------------------------------------
0   0031307648     MORTGAGORS: MC WEENEY            JOSEPH
                               MC WEENEY            DOROTHY
    REGION CODE    ADDRESS   : 9 BATTLEGREEN ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   225,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,319.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,482.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.19200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,183,700.00
                               P & I AMT:     15,283.52
                               UPB AMT:   2,180,084.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031308562     MORTGAGORS: TANNER               CHARLES
                               TANNER               DIANNE
    REGION CODE    ADDRESS   : 15 DRAWBRIDGE LANE
        01         CITY      :    GRAND ISLE
                   STATE/ZIP : VT  05458
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,616.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,610.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.68700
    ----------------------------------------------------------------
0   0031309891     MORTGAGORS: GALA                 DENNIS
                               GALA                 BARBARA
    REGION CODE    ADDRESS   : 212 PINERIDGE
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48103
    MORTGAGE AMOUNT :   109,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    108,845.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       780.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 65.26900
    ----------------------------------------------------------------
0   0031310600     MORTGAGORS: MATTHEWS             WILLIAM
                               LOW                  JOHN
    REGION CODE    ADDRESS   : 7868 WEST LILAC ROAD
        01         CITY      :    BONSALL
                   STATE/ZIP : CA  92003
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    598,479.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,941.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.58800
    ----------------------------------------------------------------
0   0031311749     MORTGAGORS: O'BRIEN              TERENCE
                               WAITE-O'BRIEN        NANCY
    REGION CODE    ADDRESS   : 463 VERADA DEL NORTE
        01         CITY      :    PALM SPRINGS
                   STATE/ZIP : CA  92262
    MORTGAGE AMOUNT :   498,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,630.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,482.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.36200
    ----------------------------------------------------------------
0   0031312382     MORTGAGORS: FICKLIN              VERNON
                               FICKLIN              DORA
    REGION CODE    ADDRESS   : 20 VALLEY VIEW COURT
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,766.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,202.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.62500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,761,000.00
                               P & I AMT:     12,017.28
                               UPB AMT:   1,758,337.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031313158     MORTGAGORS: DOMINO               MICHAEL
                               DOMINO               ELIZABETH
    REGION CODE    ADDRESS   : 1097 STUART ROAD
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,698.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,301.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 45.00000
    ----------------------------------------------------------------
0   0031314073     MORTGAGORS: KINSLEY              TINA
                               KINSLEY              MICHAEL
    REGION CODE    ADDRESS   : 100 SWEET BAY DRIVE
        01         CITY      :    KATHLEEN
                   STATE/ZIP : GA  31047
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,314.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031314305     MORTGAGORS: NOONAN               DONALD

    REGION CODE    ADDRESS   : 9 CLOVERLY CIRCLE
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06855
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,794.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031314370     MORTGAGORS: BURT                 JOSEPH

    REGION CODE    ADDRESS   : 12759 EAST RANCHO ESTATES PLACE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   278,169.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,744.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------
0   0031314446     MORTGAGORS: KIRBY                WILLIAM
                               KIRBY                PAMELA
    REGION CODE    ADDRESS   : 515 ELMWOOD
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,788.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 32.12100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,583,169.00
                               P & I AMT:     11,158.29
                               UPB AMT:   1,581,339.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031320419     MORTGAGORS: VACCARI              WILLIAM
                               VACCARI              DONNA
    REGION CODE    ADDRESS   : 116 SPENCER AVENUE
        01         CITY      :    CHELSEA
                   STATE/ZIP : MA  02150
    MORTGAGE AMOUNT :   120,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,433.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       874.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031324536     MORTGAGORS: ANTIOCO              JOHN

    REGION CODE    ADDRESS   : 3831 TURTLE CREEK BLVD #19BC
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75219
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,052.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.90400
    ----------------------------------------------------------------
0   0031325269     MORTGAGORS: CHRISTENSEN          ERIC
                               CHRISTENSEN          GEORGETTA
    REGION CODE    ADDRESS   : 958 NORTH OGDEN
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85205
    MORTGAGE AMOUNT :   313,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,044.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,218.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031326770     MORTGAGORS: JEFFERSON            RANDOLPH
                               JEFFERSON            LILLIAN
    REGION CODE    ADDRESS   : 350 SURFVIEW DRIVE
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   537,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    536,637.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,621.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 52.43900
    ----------------------------------------------------------------
0   0031327471     MORTGAGORS: LEVI                 RAYMOND
                               LEVI                 SANDRA
    REGION CODE    ADDRESS   : 1517 MONARCH CIRCLE
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60564
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,035.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,902,850.00
                               P & I AMT:     13,202.03
                               UPB AMT:   1,899,204.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031327752     MORTGAGORS: METTLER              MICHAEL
                               METTLER              ELENA
    REGION CODE    ADDRESS   : 40 SILO HILL ROAD
        01         CITY      :    MADISON
                   STATE/ZIP : CT  06443
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,553.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.96800
    ----------------------------------------------------------------
0   0031328925     MORTGAGORS: TOBIN                ROBERT

    REGION CODE    ADDRESS   : 58 JUNIPER ROAD
        01         CITY      :    KINGS PARK
                   STATE/ZIP : NY  11754
    MORTGAGE AMOUNT :    99,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,333.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       729.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031329824     MORTGAGORS: MARMER               IGOR
                               KEUSH                VIKTORIYA
    REGION CODE    ADDRESS   : 21 BAYCREST WAY
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   270,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,827.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,843.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031329923     MORTGAGORS: COX                  JOYCE MARIE
                               COX                  TAZEWELL
    REGION CODE    ADDRESS   : 1545 ASHFORD CLUB COURT
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30319
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,467.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.36500
    ----------------------------------------------------------------
0   0031329949     MORTGAGORS: TURLEY               WILLIAM
                               TURLEY               DOROTHY
    REGION CODE    ADDRESS   : 1857 KAMEO DRIVE
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68122
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,629.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,174,650.00
                               P & I AMT:      8,266.51
                               UPB AMT:   1,172,810.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031331002     MORTGAGORS: WEINMANN             FRED
                               WEINMANN             CAROLINE
    REGION CODE    ADDRESS   : ROGERS ROAD
        01         CITY      :    EAST RUPERT
                   STATE/ZIP : VT  05768
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,300.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,884.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.79600
    ----------------------------------------------------------------
0   0031331044     MORTGAGORS: GERGLER              MICHAEL
                               GERGLER              WENDY
    REGION CODE    ADDRESS   : 19 DEERFIELD LANE
        01         CITY      :    STORRS
                   STATE/ZIP : CT  06268
    MORTGAGE AMOUNT :   360,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,858.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,636.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 82.91954
    ----------------------------------------------------------------
0   0031331200     MORTGAGORS: SCOTT                WILLIAM

    REGION CODE    ADDRESS   : 12719 EAST RANCHO ESTATES PLACE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   287,727.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,287.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031331226     MORTGAGORS: SCANLON              SUZI
                               SMITH                MICHAEL
    REGION CODE    ADDRESS   : 12786 CANTER DRIVE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   256,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,546.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.17600
    ----------------------------------------------------------------
0   0031331820     MORTGAGORS: CALDWELL             KENNETH
                               CALDWELL             DEBORAH
    REGION CODE    ADDRESS   : 2332 NORTH ELMDALE AVENUE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,348.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,578.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.89300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,382,577.00
                               P & I AMT:      9,833.75
                               UPB AMT:   1,379,341.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031332919     MORTGAGORS: EIGUREN              BARRY
                               EIGUREN              SUSAN
    REGION CODE    ADDRESS   : 2530 CALMA COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   266,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,653.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,861.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031333933     MORTGAGORS: WATSON               JOSEPH
                               PANIAGUS             SANDRA
    REGION CODE    ADDRESS   : 12799 ARENA DRIVE
        01         CITY      :    RANCHO CUCAMONGA,
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   269,692.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,486.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 91.16400
    ----------------------------------------------------------------
0   0031337835     MORTGAGORS: LIEBERMAN            FREDERIC
                               LIEBERMAN            MARJORIE
    REGION CODE    ADDRESS   : 23 MARLIN LANE
        01         CITY      :    PORT WASHINGTON
                   STATE/ZIP : NY  11050
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,515.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.08200
    ----------------------------------------------------------------
0   0031338346     MORTGAGORS: MC CAUSLAND          BRIAN

    REGION CODE    ADDRESS   : 2877 FLOWING SPRINGS ROAD
        01         CITY      :    BIRCHRUNVILLE
                   STATE/ZIP : PA  19421
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,553.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,567.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.64912
    ----------------------------------------------------------------
0   0031338478     MORTGAGORS: PITONAK              SEAN
                               WAY                  DEBORAH
    REGION CODE    ADDRESS   : 1212 MILLS AVENUE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,038.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.52940
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,368,942.00
                               P & I AMT:      9,529.44
                               UPB AMT:   1,366,247.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031339393     MORTGAGORS: FULTON               HAROLD
                               FULTON               RITA
    REGION CODE    ADDRESS   : 25737 VISTA ROAD
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : MD  20636
    MORTGAGE AMOUNT :   247,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,402.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.93500
    ----------------------------------------------------------------
0   0031339559     MORTGAGORS: RICHARDSON           MARK
                               RICHARDSON           LISA
    REGION CODE    ADDRESS   : 914 CALLE CANTA
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,367.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.01000
    ----------------------------------------------------------------
0   0031340086     MORTGAGORS: LEVY                 JONATHAN
                               LEVY                 DANA
    REGION CODE    ADDRESS   : 50 ANDREW LANE
        01         CITY      :    NEW ROCHELLE
                   STATE/ZIP : NY  10804
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,815.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031342017     MORTGAGORS: DEVRIES              JOEL
                               DEVRIES              KATHLEEN
    REGION CODE    ADDRESS   : 5328 CARRIAGE HILLS PLACE
        01         CITY      :    RAPID CITY
                   STATE/ZIP : SD  57702
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,603.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.80900
    ----------------------------------------------------------------
0   0031343668     MORTGAGORS: TOVAR                JEFFREY
                               TOVAR                KIMBERLY
    REGION CODE    ADDRESS   : 12N431 BERNER ROAD
        01         CITY      :    ELGIN
                   STATE/ZIP : IL  60120
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,320,800.00
                               P & I AMT:      9,066.99
                               UPB AMT:   1,319,189.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031343775     MORTGAGORS: SNOW                 ROBERT

    REGION CODE    ADDRESS   : 134 ARGONNE AVE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,880.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.08600
    ----------------------------------------------------------------
0   0031343908     MORTGAGORS: PLYMPTON             PATRICIA
                               MOTSINGER            CHARLES
    REGION CODE    ADDRESS   : 715 WEST VIEW TERRACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22301
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,811.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,530.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031344070     MORTGAGORS: DRUMMOND             PETER
                               DRUMMOND             MARTY
    REGION CODE    ADDRESS   : 2411 CANYON CREEK DRIVE
        01         CITY      :    STOCKTON
                   STATE/ZIP : CA  95207
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,826.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.11700
    ----------------------------------------------------------------
0   0031345663     MORTGAGORS: JOHNSON              PHILIP
                               NORDONE              THERESA
    REGION CODE    ADDRESS   : 107-111 HIGH STREET UNIT #111
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   509,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,606.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031345754     MORTGAGORS: TOLSTRUP             RICHARD
                               TOLSTRUP             ROBYN
    REGION CODE    ADDRESS   : 27 NEWMARCH STREET
        01         CITY      :    IPSWICH
                   STATE/ZIP : MA  01938
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,799.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,546,850.00
                               P & I AMT:     10,979.49
                               UPB AMT:   1,545,917.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031348584     MORTGAGORS: JACOBS               THOMAS
                               JACOBS               KATHRYN
    REGION CODE    ADDRESS   : 5178 BITTEN LANE
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   284,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,032.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,892.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.91900
    ----------------------------------------------------------------
0   0031348931     MORTGAGORS: WINTER               JOSEPH
                               WINTER               KARI
    REGION CODE    ADDRESS   : 11652 WEST HIALEAH PLACE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80127
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,208.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031351471     MORTGAGORS: SOBIN                JONATHAN

    REGION CODE    ADDRESS   : 26 ANNAWAN ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02168
    MORTGAGE AMOUNT :   400,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,392.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.54600
    ----------------------------------------------------------------
0   0031351794     MORTGAGORS: HARRELL              THOMAS
                               HARRELL              BARBARA
    REGION CODE    ADDRESS   : 8802 RIVER ROAD
        01         CITY      :    COLUMBUS
                   STATE/ZIP : GA  31904
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,722.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,520.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.46300
    ----------------------------------------------------------------
0   0031352362     MORTGAGORS: LEDGARD              HARRY
                               LEVY                 PERRI
    REGION CODE    ADDRESS   : 158 KENDALL HILL ROAD
        01         CITY      :    STERLING
                   STATE/ZIP : MA  01564
    MORTGAGE AMOUNT :   251,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,811.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.77777
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,559,250.00
                               P & I AMT:     10,639.20
                               UPB AMT:   1,557,166.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031353006     MORTGAGORS: HICKEY               LAWRENCE
                               HICKEY               THERESE
    REGION CODE    ADDRESS   : 2368-2370-2372 BRYANT STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   304,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,817.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,129.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98200
    ----------------------------------------------------------------
0   0031353790     MORTGAGORS: BROOKS               JOHN
                               BROOKS               GAIL
    REGION CODE    ADDRESS   : 521 PLEASANT STREET
        01         CITY      :    MARSHFIELD
                   STATE/ZIP : MA  02051
    MORTGAGE AMOUNT :   280,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,033.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031354178     MORTGAGORS: BUSCH                STEVEN
                               BUSCH                KATHY
    REGION CODE    ADDRESS   : 2003 MEADOW FOREST DRIVE
        01         CITY      :    PACIFIC
                   STATE/ZIP : MO  63069
    MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,953.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,533.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.80300
    ----------------------------------------------------------------
0   0031356918     MORTGAGORS: MICHELANGELO         JIM
                               JENSEN               JOYCE
    REGION CODE    ADDRESS   : 6440 PURPLE HILLS DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95119
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,535.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031358575     MORTGAGORS: MORGAN               GREGORY
                               MORGAN               BARBARA
    REGION CODE    ADDRESS   : 1209 DAVIDA COURT
        01         CITY      :    WINDSOR
                   STATE/ZIP : CA  95492
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,756.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.28362
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,487,000.00
                               P & I AMT:     10,495.19
                               UPB AMT:   1,483,564.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031359201     MORTGAGORS: WESSELS              JAMES
                               WESSELS              MAUREEN
    REGION CODE    ADDRESS   : 33604 NE 171ST COURT
        01         CITY      :    YACOLT
                   STATE/ZIP : WA  98675
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,688.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,559.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.79300
    ----------------------------------------------------------------
0   0031359482     MORTGAGORS: WACHOB               CHARLES
                               WACHOB               CYNTHIA
    REGION CODE    ADDRESS   : 320 AEOLIA DRIVE
        01         CITY      :    AUBURN
                   STATE/ZIP : CA  95603
    MORTGAGE AMOUNT :   445,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    445,552.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,041.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.62500
    ----------------------------------------------------------------
0   0031359904     MORTGAGORS: HERRON               LAWRENCE
                               HERRON               DOROTHY
    REGION CODE    ADDRESS   : 4306 CONIFER COURT
        01         CITY      :    GLEN ARM
                   STATE/ZIP : MD  21057
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,773.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,836.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031361108     MORTGAGORS: PETRO                GREGORY
                               PETRO                KATHLEEN
    REGION CODE    ADDRESS   : 34 ROLLINGMEAD STREET
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,999.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,332.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 87.65400
    ----------------------------------------------------------------
0   0031361272     MORTGAGORS: SEGAL                THADDEUS
                               SEGAL                AMY
    REGION CODE    ADDRESS   : 7922 FAIRFAX ROAD
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22308
    MORTGAGE AMOUNT :   171,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    170,751.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,210.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,470,900.00
                               P & I AMT:      9,979.74
                               UPB AMT:   1,467,765.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031361413     MORTGAGORS: AITA                 LOUIS
                               AITA                 CECILIA
    REGION CODE    ADDRESS   : 9 WESTWOOD COURT
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06902
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,042.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031362635     MORTGAGORS: AHONEN               ALLAN
                               AHONEN               SUE
    REGION CODE    ADDRESS   : 7222 HOLLYWOOD ROAD
        01         CITY      :    STEVENSVILLE
                   STATE/ZIP : MI  49127
    MORTGAGE AMOUNT :    82,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     82,507.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       657.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031362833     MORTGAGORS: ALTICK               ROBERT
                               ALTICK               LESLIE
    REGION CODE    ADDRESS   : 2661 BEACH ROAD #P24
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   331,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,983.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.38200
    ----------------------------------------------------------------
0   0031364052     MORTGAGORS: UNREIN               RICHARD
                               UNREIN               DEBRA
    REGION CODE    ADDRESS   : 5844 COLE WAY
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80004
    MORTGAGE AMOUNT :   271,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,285.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,876.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031364086     MORTGAGORS: CYRIER               GREGORY
                               CYRIER               KARI
    REGION CODE    ADDRESS   : 3521 GREEN ACRES TERRACE
        01         CITY      :    FARMERS BRANCH
                   STATE/ZIP : TX  75234
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,477.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,514.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,199,800.00
                               P & I AMT:      8,329.72
                               UPB AMT:   1,197,295.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031364144     MORTGAGORS: PERRY                STEVEN
                               PERRY                JILL
    REGION CODE    ADDRESS   : 25788 CLEAR SPRINGS COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   300,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.80100
    ----------------------------------------------------------------
0   0031364656     MORTGAGORS: PARKER               DARYLE
                               PARKER               PAULA
    REGION CODE    ADDRESS   : 5100 W IVANHOE ST
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85226
    MORTGAGE AMOUNT :   151,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,384.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,099.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.81200
    ----------------------------------------------------------------
0   0031366552     MORTGAGORS: GARNER               RENEE

    REGION CODE    ADDRESS   : 721 NEW BEDFORD COURT
        01         CITY      :    VALLEJO
                   STATE/ZIP : CA  94591
    MORTGAGE AMOUNT :   152,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,084.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,158.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/18
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 89.06400
    ----------------------------------------------------------------
0   0031367113     MORTGAGORS: DAVIS                GROVER

    REGION CODE    ADDRESS   : LOT 118 LAKE KESSLERWOOD
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46226
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,704.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,393.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031367717     MORTGAGORS: MCCORMICK            JEFFRY

    REGION CODE    ADDRESS   : 90 MARIMAC ROAD
        01         CITY      :    HOPEWELL TWP
                   STATE/ZIP : NJ  08302
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,699.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,540.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 78.24500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,174,200.00
                               P & I AMT:      8,217.24
                               UPB AMT:   1,169,572.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031367857     MORTGAGORS: GREENSPAN            LARRY
                               GREENSPAN            DEBBY
    REGION CODE    ADDRESS   : 1611 MARIAN AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,651.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.75300
    ----------------------------------------------------------------
0   0031368707     MORTGAGORS: WENDIN               ROBERT
                               WENDIN               LORI
    REGION CODE    ADDRESS   : 1333 CONGRESS STREET
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,532.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.24300
    ----------------------------------------------------------------
0   0031368848     MORTGAGORS: BODZINER             STEVEN
                               BODZINER             CATHERINE
    REGION CODE    ADDRESS   : 38 GOULD STREET
        01         CITY      :    EAST HAMPTON
                   STATE/ZIP : NY  11937
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,814.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.10200
    ----------------------------------------------------------------
0   0031369473     MORTGAGORS: CAYWOOD              JAMES
                               CAYWOOD              PATRICIA
    REGION CODE    ADDRESS   : 426 WINDING LANE
        01         CITY      :    NEW HOLLAND
                   STATE/ZIP : PA  17557
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,811.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.88400
    ----------------------------------------------------------------
0   0031369671     MORTGAGORS: SCARPA               LAWRENCE
                               SCARPA               CLAUDIA
    REGION CODE    ADDRESS   : 198 MOUTAIN AVENUE
        01         CITY      :    NEW PROVIDENCE BOROUGH
                   STATE/ZIP : NJ  07974
    MORTGAGE AMOUNT :   377,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,638.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,637.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,362,200.00
                               P & I AMT:      9,730.64
                               UPB AMT:   1,360,448.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031369960     MORTGAGORS: CAPORALE             STEVEN
                               CAPORALE             AMELIA
    REGION CODE    ADDRESS   : 10 HOWES COURT
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   272,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,997.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,903.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.91100
    ----------------------------------------------------------------
0   0031370273     MORTGAGORS: TRUMBLAY             SEAN
                               TRUMBLAY             CINDY
    REGION CODE    ADDRESS   : 407 SOUTH FOSTER STREET
        01         CITY      :    MERRILL
                   STATE/ZIP : WI  54452
    MORTGAGE AMOUNT :    61,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     60,768.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       482.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 90.37000
    ----------------------------------------------------------------
0   0031370877     MORTGAGORS: TARABORELLI          STEVEN
                               TARABORELLI          JANET
    REGION CODE    ADDRESS   : 9931 SOUTH CLYDE PLACE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,372.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031371446     MORTGAGORS: PARROTTA             CHRISTOPHER
                               PARROTTA             KIMBERLY
    REGION CODE    ADDRESS   : 11402 KEDLESTON ROAD
        01         CITY      :    GLENN DALE
                   STATE/ZIP : MD  20769
    MORTGAGE AMOUNT :   291,577.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,923.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.71600
    ----------------------------------------------------------------
0   0031372162     MORTGAGORS: SCHREINER            CHARLES
                               SCHREINER            ROBERTA
    REGION CODE    ADDRESS   : 550 33RD STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,342.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 55.17200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,284,777.00
                               P & I AMT:      8,837.02
                               UPB AMT:   1,282,405.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031372451     MORTGAGORS: LORD                 MICHAEL

    REGION CODE    ADDRESS   : UNDER THE MOUNTAIN ROAD
        01         CITY      :    SOUTH LONDONDERRY
                   STATE/ZIP : VT  05155
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,821.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.66000
    ----------------------------------------------------------------
0   0031372949     MORTGAGORS: JAVORINA             PETER
                               JAVORINA             TERRY
    REGION CODE    ADDRESS   : 4105 IVES LANE
        01         CITY      :    PLYMOUTH
                   STATE/ZIP : MN  55441
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,585.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99517
    ----------------------------------------------------------------
0   0031373012     MORTGAGORS: DEGREGORIO           ROBERT
                               DEGREGORIO           CATHERINE
    REGION CODE    ADDRESS   : 560 PERCH LAKE ROAD
        01         CITY      :    HUDSON
                   STATE/ZIP : WI  54016
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,771.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031373202     MORTGAGORS: AGUILAR              MICHAEL
                               AGUILAR              CAROL
    REGION CODE    ADDRESS   : 5418 RENAISSANCE AVENUE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92122
    MORTGAGE AMOUNT :   328,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,345.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,384.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.47800
    ----------------------------------------------------------------
0   0031373566     MORTGAGORS: SOORANI              EMIL
                               SOORANI              EDLYN
    REGION CODE    ADDRESS   : 774 RANCH LANE (PACIFIC PALISADES A
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   800,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    799,391.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,525.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 47.05800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,941,800.00
                               P & I AMT:     13,548.90
                               UPB AMT:   1,939,915.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031373954     MORTGAGORS: HIRT                 MICHAEL
                               HIRT                 LINDA
    REGION CODE    ADDRESS   : 9508 OAKMORE ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90035
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,664.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,829.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.62745
    ----------------------------------------------------------------
0   0031375207     MORTGAGORS: STRANGE              KEVIN
                               HAENKE               RICHARD
    REGION CODE    ADDRESS   : 24 PICKERING DRIVE
        01         CITY      :    ROBINSVILLE
                   STATE/ZIP : NJ  08691
    MORTGAGE AMOUNT :   273,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,872.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.86300
    ----------------------------------------------------------------
0   0031375553     MORTGAGORS: SOBRADO              ALBERTO

    REGION CODE    ADDRESS   : 15 ESTES STREET
        01         CITY      :    AMESBURY
                   STATE/ZIP : MA  01913
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,745.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.50000
    ----------------------------------------------------------------
0   0031375660     MORTGAGORS: ROHRBACH             PETER
                               ROHRBACH             LINDA
    REGION CODE    ADDRESS   : 904 DOUGLASS DR
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   780,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    779,437.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,458.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 55.75700
    ----------------------------------------------------------------
0   0031375827     MORTGAGORS: EFFENBERGER          MICHAEL
                               EFFENBERGER          ROBERTA
    REGION CODE    ADDRESS   : 2347 MOUNTAIN VIEW
        01         CITY      :    ESCONDIDO AREA
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   321,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,909.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,219.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.43600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,105,300.00
                               P & I AMT:     14,434.35
                               UPB AMT:   2,102,629.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031375843     MORTGAGORS: KRAFT                JONATHAN
                               KRAFT                PATRICIA
    REGION CODE    ADDRESS   : 33 WOODLAND ROAD
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02167
    MORTGAGE AMOUNT : 1,500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,498,914.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :    10,616.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 42.85714
    ----------------------------------------------------------------
0   0031375892     MORTGAGORS: SCUMNIOTALES         JOHN

    REGION CODE    ADDRESS   : 551 14TH AVENUE WEST
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98033
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,494.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031375900     MORTGAGORS: GUPTA                SACHIN

    REGION CODE    ADDRESS   : 429 RANDOLPH AVENUE
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98122
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,714.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031376304     MORTGAGORS: STULPIN              MICHAEL
                               STULPIN              ANNE
    REGION CODE    ADDRESS   : 2 ROSE GLEN COURT
        01         CITY      :    NEWTON SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,773.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 46.95600
    ----------------------------------------------------------------
0   0031376544     MORTGAGORS: LEUNG                ANTON

    REGION CODE    ADDRESS   : 822 PACIFIC STREET #1
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   282,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,958.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,926.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,622,800.00
                               P & I AMT:     18,064.22
                               UPB AMT:   2,619,854.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031377096     MORTGAGORS: PRICE                WILLIAM
                               HUNT                 ELISABETH
    REGION CODE    ADDRESS   : 301 HERMOSA STREET
        01         CITY      :    SOUTH PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    999,257.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,992.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 68.96500
    ----------------------------------------------------------------
0   0031377328     MORTGAGORS: TORKAMANHA           HAMID
                               TOUTOUNCHI           MAHROKH
    REGION CODE    ADDRESS   : 45 FEATHER RIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   313,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,560.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 92.24200
    ----------------------------------------------------------------
0   0031377393     MORTGAGORS: BLESSING             ROBERT
                               BLESSING             TINA
    REGION CODE    ADDRESS   : 1118 AMANDA DRIVE
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,668.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,011.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031377401     MORTGAGORS: ORSHEFSKY            ABIGAIL
                               JACKSON              PETER
    REGION CODE    ADDRESS   : 30 TIANDERAH ROAD
        01         CITY      :    PORT WASHINGTON
                   STATE/ZIP : NY  11050
    MORTGAGE AMOUNT :   351,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,373.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,395.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031378458     MORTGAGORS: MARAGHY              MICHAEL

    REGION CODE    ADDRESS   : 8041 OAK HOLLOW LANE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,295.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,500.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,320,250.00
                               P & I AMT:     16,035.64
                               UPB AMT:   2,316,154.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031378821     MORTGAGORS: DEARY                KEVIN
                               DEARY                RHONDA
    REGION CODE    ADDRESS   : 2 WOODLAND WAY
        01         CITY      :    REHOBOTH
                   STATE/ZIP : MA  02769
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,609.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031379027     MORTGAGORS: JONES                ROBERT
                               JONES                BARBARA
    REGION CODE    ADDRESS   : 27323 LINDEN LANE
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,579.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031379530     MORTGAGORS: SIU                  MICHAEL
                               SIU                  YASMIN
    REGION CODE    ADDRESS   : 4620 TUSCANI DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,309.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031379803     MORTGAGORS: SCHMOYER             WAYNE
                               BLACKLOCK            RODNEY
    REGION CODE    ADDRESS   : 4 PILGRIM HEIGHTS ROAD
        01         CITY      :    PROVINCETOWN
                   STATE/ZIP : MA  02657
    MORTGAGE AMOUNT :   272,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,559.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031379936     MORTGAGORS: ROMNEY               JOHN
                               ASOUS-ROMNEY         ROSA
    REGION CODE    ADDRESS   : 19 VILLAGE RD
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08824
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,810.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.41800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,348,800.00
                               P & I AMT:      9,161.65
                               UPB AMT:   1,346,867.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031382229     MORTGAGORS: STOCKTON             JOHN
                               STOCKTON             KAREN
    REGION CODE    ADDRESS   : 513 LEGION DRIVE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,314.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,880.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031382559     MORTGAGORS: GIPSON               WILLIAM
                               GIPSON               MICHELLE
    REGION CODE    ADDRESS   : ROUTE 4 BOX 153 G
        01         CITY      :    AUBREY
                   STATE/ZIP : TX  76227
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031383029     MORTGAGORS: MARSHALL             JON

    REGION CODE    ADDRESS   : 6741 SHADOW CREST DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   195,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    194,902.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,348.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031383193     MORTGAGORS: BONANO               KENNETH
                               BONANO               AMY
    REGION CODE    ADDRESS   : 1010 IVERSON CIRCLE
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93901
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,643.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031383243     MORTGAGORS: STACEY               DONALD
                               STACEY               SUEANNA
    REGION CODE    ADDRESS   : 7801 LAKESIDE DRIVE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89511
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,717.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 58.82353
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,485,700.00
                               P & I AMT:     10,378.50
                               UPB AMT:   1,484,265.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031383425     MORTGAGORS: HOUSER               JOSEPH
                               HOUSER               MARILYN
    REGION CODE    ADDRESS   : 550 ALPINE HEIGHTS LANE
        01         CITY      :    ALPINE
                   STATE/ZIP : CA  91901
    MORTGAGE AMOUNT :   288,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,530.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031383482     MORTGAGORS: GRACE                JOEL
                               GRACE                JANICE
    REGION CODE    ADDRESS   : 2801 EL CAMINO VERDE
        01         CITY      :    JAMUL
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,748.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031385099     MORTGAGORS: FAUST                MICHAEL
                               FAUST                SUSAN
    REGION CODE    ADDRESS   : 10100 ZERMATT CIRCLE
        01         CITY      :    ANCHORAGE
                   STATE/ZIP : AK  99501
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,368.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031385586     MORTGAGORS: BARFIELD             RICHARD
                               BARFIELD             DAPHNE
    REGION CODE    ADDRESS   : 5012 SAIL CREEK DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   340,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,239.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,267.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031385891     MORTGAGORS: MILLER               PAUL
                               MILLER               TERRY
    REGION CODE    ADDRESS   : 18191 BERTA CANYON RD
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93907
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,606.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.87600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,586,550.00
                               P & I AMT:     10,720.60
                               UPB AMT:   1,584,492.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031386196     MORTGAGORS: COOK                 THOMAS
                               COOK                 JENNIFER
    REGION CODE    ADDRESS   : 1134 VIA CARRANZA
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   270,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,578.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031386386     MORTGAGORS: THEUER               JOHN
                               THEUER               JUDY
    REGION CODE    ADDRESS   : 6208 WEST 77TH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,480.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031386436     MORTGAGORS: LANDRY               KEVIN
                               LANDRY               VIRGINIA
    REGION CODE    ADDRESS   : 9 WINDFLOWER
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,685.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031386451     MORTGAGORS: RUSSELL              MICHAEL
                               RUSSELL              MAXINE
    REGION CODE    ADDRESS   : 11971 ANDASOL AVENUE
        01         CITY      :    GRANADA HILLS AREA
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   439,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,439.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,961.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031386857     MORTGAGORS: VARGAS               PATRICK
                               VARGAS               LAURA
    REGION CODE    ADDRESS   : 616 SANTA MARIA ROAD
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91007
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,792.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,734,300.00
                               P & I AMT:     11,827.28
                               UPB AMT:   1,731,975.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031387012     MORTGAGORS: PAUTSCH              DOUGLAS
                               PAUTSCH              LYNNE
    REGION CODE    ADDRESS   : 2082 THORNHILL DR
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   256,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,478.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.32300
    ----------------------------------------------------------------
0   0031387111     MORTGAGORS: CHAMUDES             OSCAR

    REGION CODE    ADDRESS   : 160 WEST 66TH STREET  # 25B
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10023
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,654.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031388093     MORTGAGORS: NG                   WILLIAM
                               NG                   SUSAN
    REGION CODE    ADDRESS   : 98 MOUNTAIN AVE
        01         CITY      :    SUMMIT
                   STATE/ZIP : NJ  07901
    MORTGAGE AMOUNT :   385,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,385.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,630.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031388655     MORTGAGORS: PORTILLO             OSCAR
                               PORTILLO             ANISA
    REGION CODE    ADDRESS   : 38 FEATHER RIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   280,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,199.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,890.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031390073     MORTGAGORS: GEIER                JOSEPH
                               GEIER                PAMELA
    REGION CODE    ADDRESS   : 11772 FREDERICK ROAD
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   400,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,782.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.09300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,697,400.00
                               P & I AMT:     11,667.59
                               UPB AMT:   1,673,846.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031390107     MORTGAGORS: WALLACH              ANDREW

    REGION CODE    ADDRESS   : 21 EAST 87TH ST. # 11B
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10128
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,000,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,737.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 43.47800
    ----------------------------------------------------------------
0   0031390339     MORTGAGORS: FOLIN                DAVID
                               FOLIN                CYNTHIA
    REGION CODE    ADDRESS   : 105 COTTAGE DOWNS
        01         CITY      :    HOPKINS
                   STATE/ZIP : MN  55305
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,804.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.82300
    ----------------------------------------------------------------
0   0031390610     MORTGAGORS: KJOS                 CHRISTIAN
                               KJOS                 REBECCA
    REGION CODE    ADDRESS   : 187 FIESTA WAY
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33301
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,561.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.35100
    ----------------------------------------------------------------
0   0031390800     MORTGAGORS: DODGE                JOHN
                               MARRA                MARY
    REGION CODE    ADDRESS   : 152 13TH STREET S.E.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20003
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,757.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.75400
    ----------------------------------------------------------------
0   0031392020     MORTGAGORS:  FISHER              KURT
                                FISHER              NOELLE
    REGION CODE    ADDRESS   : 7401 SEDGEFIELD AVENUE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,816.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.23900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,050,000.00
                               P & I AMT:     13,989.07
                               UPB AMT:   2,048,940.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031392145     MORTGAGORS: CHOMOKOS             EPAMINONDA
                               CHOMOKOS             ANGELA
    REGION CODE    ADDRESS   : 526 EAST COMMERCE AVENUE
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85234
    MORTGAGE AMOUNT :   218,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,846.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,434.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031392855     MORTGAGORS: SEIFE                DARREL
                               SEIFE                DONNA
    REGION CODE    ADDRESS   : 75 ROUND HILL ROAD
        01         CITY      :    GREENBURGH
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.17073
    ----------------------------------------------------------------
0   0031393622     MORTGAGORS: SHAW                 ANDREW
                               SHAW                 MARY
    REGION CODE    ADDRESS   : 605-607 W DEMING PLACE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,505.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,489.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.80300
    ----------------------------------------------------------------
0   0031393796     MORTGAGORS: DESCHENE             SHAWN

    REGION CODE    ADDRESS   : 40 STONEGATE LANE
        01         CITY      :    DERRY
                   STATE/ZIP : NH  03038
    MORTGAGE AMOUNT :    47,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     47,165.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       334.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031393879     MORTGAGORS: REILLY               KATHERINE

    REGION CODE    ADDRESS   : 334 LAKE AVENUE
        01         CITY      :    BRIDGEPORT
                   STATE/ZIP : CT  06605
    MORTGAGE AMOUNT :   146,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,285.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       998.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,362,000.00
                               P & I AMT:      9,328.93
                               UPB AMT:   1,360,575.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031394034     MORTGAGORS: CHAUDHARY            USHA
                               CHAUDHARY            VINOD
    REGION CODE    ADDRESS   : 11710 CRIPPEN CT
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   388,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,171.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,718.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.99000
    ----------------------------------------------------------------
0   0031394448     MORTGAGORS: LEWKOWITZ            SUSAN

    REGION CODE    ADDRESS   : 450 FLETCHER DRIVE
        01         CITY      :    SMYRNA
                   STATE/ZIP : DE  19977
    MORTGAGE AMOUNT :   167,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,193.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,256.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031395254     MORTGAGORS: BLEIER               STEVEN
                               BLEIER               MARY
    REGION CODE    ADDRESS   : 2095 GLASTONBURY ROAD
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,518.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.43900
    ----------------------------------------------------------------
0   0031395817     MORTGAGORS: BLAKESLEE            MELISE

    REGION CODE    ADDRESS   : 3582 TRINITY DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22304
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,622.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,060.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031395940     MORTGAGORS: CLANCY               WENDELL
                               CLANCY               KAY
    REGION CODE    ADDRESS   : 34 W 160 WHITE THORN
        01         CITY      :    WAYNE
                   STATE/ZIP : IL  60184
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,491.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 58.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,706,050.00
                               P & I AMT:     11,948.55
                               UPB AMT:   1,703,997.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031396559     MORTGAGORS: NIRMAL               HEMANT

    REGION CODE    ADDRESS   : 583 PASEO ROSAL
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   243,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,486.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
0   0031396641     MORTGAGORS: INGLESE              BRUCE

    REGION CODE    ADDRESS   : 6224 BANBURY STATION
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   305,675.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,430.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,059.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031396666     MORTGAGORS: GILLOT               LAURENT
                               GILLOT               FATIMA
    REGION CODE    ADDRESS   : 4214 NW 1 PLACE
        01         CITY      :    DEERFIELD BEACH
                   STATE/ZIP : FL  33442
    MORTGAGE AMOUNT :    84,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     84,474.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       591.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.92300
    ----------------------------------------------------------------
0   0031396831     MORTGAGORS: LATIGONA             SALVATORE
                               LATIGONA             ARLENE
    REGION CODE    ADDRESS   : 1810 BOARDWALK
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.70500
    ----------------------------------------------------------------
0   0031397078     MORTGAGORS: SHAPIRO              MEYER
                               SHAPIRO              DOROTHY
    REGION CODE    ADDRESS   : 34 ROSE AVE
        01         CITY      :    WOODCLIFF LAKE
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.11100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,253,125.00
                               P & I AMT:      8,734.50
                               UPB AMT:   1,252,391.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031398381     MORTGAGORS: FINLEY               BILLY
                               FINLEY               JULIA
    REGION CODE    ADDRESS   : 128 PAR COURT, NW
        01         CITY      :    CLEVELAND
                   STATE/ZIP : TN  37312
    MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,924.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031398415     MORTGAGORS: RIKER                ROBERT
                               RIKER                HELEN
    REGION CODE    ADDRESS   : 42 HOLLANDBROOK ROAD
        01         CITY      :    READINGTON TOWNSHIP
                   STATE/ZIP : NJ  08889
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,305.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031398977     MORTGAGORS: CLENDENIN            BRUCE
                               CLENDENIN            CAROL
    REGION CODE    ADDRESS   : 15980 CLARK'S GAP ROAD
        01         CITY      :    WATERFORD
                   STATE/ZIP : VA  20190
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,695.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,660.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------
0   0031399090     MORTGAGORS: WISHAN               MELVYN
                               WISHAN               DEBRA
    REGION CODE    ADDRESS   : 1407 AVENIDA DE CORTEZ
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,355.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,259.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031399215     MORTGAGORS: CARTER               MICHAEL
                               CARTER               PAMELA
    REGION CODE    ADDRESS   : 10545 NORWOOD AVENUE
        01         CITY      :    STILLWATER
                   STATE/ZIP : MN  55082
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,190.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,592,000.00
                               P & I AMT:     11,142.92
                               UPB AMT:   1,588,471.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031399496     MORTGAGORS: HACKNEY,             H.
                               HACKNEY              SUSAN
    REGION CODE    ADDRESS   : 120 CLARKE CIRCLE
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   353,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,337.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,472.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031399728     MORTGAGORS: ROTCHFORD            PHILIP
                               ROTCHFORD            JANET
    REGION CODE    ADDRESS   : 54 NAVESINK AVENUE
        01         CITY      :    RUMSON
                   STATE/ZIP : NJ  07760
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.15000
    ----------------------------------------------------------------
0   0031400443     MORTGAGORS: HOROWITZ             ERIC
                               HOROWITZ             DEBRA
    REGION CODE    ADDRESS   : 41 OXFORD ROAD
        01         CITY      :    OLD BETHPAGE
                   STATE/ZIP : NY  11804
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,605.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.71428
    ----------------------------------------------------------------
0   0031401458     MORTGAGORS: NYBERG               STEPHEN
                               SAMAY                HEATHER
    REGION CODE    ADDRESS   : 8 SUMMERFIELD LANE
        01         CITY      :    EASTON
                   STATE/ZIP : MA  02375
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,788.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.95600
    ----------------------------------------------------------------
0   0031402068     MORTGAGORS: PACQE-MARGOLIS       SARA
                               PACQUE               MICHEL
    REGION CODE    ADDRESS   : 1504 MINTWOOD DRIVE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   281,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,380.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,572,200.00
                               P & I AMT:     10,866.68
                               UPB AMT:   1,571,111.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031402928     MORTGAGORS: HART                 ALLEN
                               HART                 BRENDA
    REGION CODE    ADDRESS   : 91 SODUTH FLAGSTONE PATH CIRCLE
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77381
    MORTGAGE AMOUNT :   286,260.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,025.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031404387     MORTGAGORS: JOHNSON              PHILLIP
                               GORDON               DONNA
    REGION CODE    ADDRESS   : 51 LEXINGTON AVE
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02138
    MORTGAGE AMOUNT :   636,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    635,004.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,338.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031407778     MORTGAGORS: KIRK                 STEVEN
                               KIRK                 MONICA
    REGION CODE    ADDRESS   : 20139 GILBERT DRIVE
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91351
    MORTGAGE AMOUNT :   148,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,986.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,023.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031407927     MORTGAGORS: WEIL                 JACK
                               WEIL                 MARY
    REGION CODE    ADDRESS   : 14 BRUNS ROAD
        01         CITY      :    WEST ALLENHURST
                   STATE/ZIP : NJ  07712
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.62700
    ----------------------------------------------------------------
0   0031408719     MORTGAGORS: MONSON               UTE
                               MONSON               JOHN
    REGION CODE    ADDRESS   : 1111 N. SCOTT STREET
        01         CITY      :    WHEATON
                   STATE/ZIP : IL  60187
    MORTGAGE AMOUNT :   220,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,623.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,487.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,641,260.00
                               P & I AMT:     11,190.22
                               UPB AMT:   1,639,367.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031409667     MORTGAGORS: WHITE                BRUCE
                               WHITE                KATIE
    REGION CODE    ADDRESS   : 28 NAMSKAKET ROAD
        01         CITY      :    ORLEANS
                   STATE/ZIP : MA  02653
    MORTGAGE AMOUNT :   101,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    101,530.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       736.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031411010     MORTGAGORS: MARQUEZ              JUAN
                               MARQUEZ              DIVINA
    REGION CODE    ADDRESS   : 6402 CALEB COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   276,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,609.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031412919     MORTGAGORS: POLOS                PETER
                               POLOS                KRISTIE
    REGION CODE    ADDRESS   : 425 & 425 1/2 DAHLIA AVENUE
        01         CITY      :    NEWPORT BEACH,
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,121.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,452.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.40700
    ----------------------------------------------------------------
0   0031413370     MORTGAGORS: SHARMA               DEO
                               SHARMA               SHERIN
    REGION CODE    ADDRESS   : 5760 AND 5762 TANGERINE AVENUE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95823
    MORTGAGE AMOUNT :   101,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    101,498.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       710.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031413727     MORTGAGORS: BRESSLER             PETER
                               BRESSLER             SANDRA
    REGION CODE    ADDRESS   : 626 KATER ST
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19147
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,629.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.38700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,087,050.00
                               P & I AMT:      7,585.10
                               UPB AMT:   1,085,388.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031414345     MORTGAGORS: PONICHTERA           ERIC
                               PONICHTERA           SANDRA
    REGION CODE    ADDRESS   : 2 FOX VINE LANE
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,782.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,206.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031414584     MORTGAGORS: KHANNA               SATISH
                               KHANNA               NEELAM
    REGION CODE    ADDRESS   : 3760 SHADOW GROVE ROAD
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,758.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.75000
    ----------------------------------------------------------------
0   0031414840     MORTGAGORS: QUAGLIAROLI          RICHARD
                               QUAGLIAROLI          MARGUERITE
    REGION CODE    ADDRESS   : 48 WESTWOOD ROAD
        01         CITY      :    WEST HARTFORD
                   STATE/ZIP : CT  06117
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,663.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 65.57300
    ----------------------------------------------------------------
0   0031415870     MORTGAGORS: HIGGINS              ANN

    REGION CODE    ADDRESS   : 860 BLANCH AVENUE
        01         CITY      :    NORWOOD
                   STATE/ZIP : NJ  07648
    MORTGAGE AMOUNT :   271,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031416530     MORTGAGORS: MAZOROL              PATRICK
                               MAZOROL              BARBARA
    REGION CODE    ADDRESS   : 9501 VIRGINIA AVENUE SOUTH
        01         CITY      :    BLOOMINGTON
                   STATE/ZIP : MN  55438
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,726.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,634,600.00
                               P & I AMT:     11,159.21
                               UPB AMT:   1,633,530.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031417264     MORTGAGORS: CARROCCETTO          CARMINE
                               HOFFMAN              ANDREA
    REGION CODE    ADDRESS   : 193 LILAC DR
        01         CITY      :    TOMS RIVER
                   STATE/ZIP : NJ  08753
    MORTGAGE AMOUNT :   152,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    152,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,105.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.93300
    ----------------------------------------------------------------
0   0031417645     MORTGAGORS: BUCKS                DAVID
                               BUCKS                MICHELLE
    REGION CODE    ADDRESS   : 12749 EAST RANCHO ESTATES PLACE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   244,017.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,644.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031418759     MORTGAGORS: MURPHY               KEVIN
                               JACKSON-MURPHY       JULIE
    REGION CODE    ADDRESS   : 8933 DAY LILY COURT
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   344,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,867.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,289.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031419310     MORTGAGORS: ROFFMAN              CRAIG
                               GRIECO               JOANNE
    REGION CODE    ADDRESS   : EAST MOUNTAIN ROAD SO.
        01         CITY      :    COLD SPRING
                   STATE/ZIP : NY  10516
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,193.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,517.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031419542     MORTGAGORS: SUMMERHAYS           CAROL
                               SUMMERHAYS           JOHN
    REGION CODE    ADDRESS   : 13234 PELVERA AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   649,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,932.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.41000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,750,567.00
                               P & I AMT:     12,142.12
                               UPB AMT:   1,748,138.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031419591     MORTGAGORS: LUPEL                WARREN
                               LUPEL                SALLY
    REGION CODE    ADDRESS   : 1108 HINMAN AVENUE
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60202
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,722.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.07600
    ----------------------------------------------------------------
0   0031419781     MORTGAGORS: MATHISON             DAVID
                               MATHISON             TONYA
    REGION CODE    ADDRESS   : 36 BRIDLEPATH COURT
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,837.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031420292     MORTGAGORS: JOHNSTON             DERRICK
                               JOHNSTON             STACEY
    REGION CODE    ADDRESS   : 13625 GOLDEN RIDGE LANE
        01         CITY      :    MC CORDSVILLE
                   STATE/ZIP : IN  46055
    MORTGAGE AMOUNT :   379,675.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,601.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.28400
    ----------------------------------------------------------------
0   0031420318     MORTGAGORS: TRUSZKOWSKI          HENRY
                               TRUSZKOWSKI          MICHELE
    REGION CODE    ADDRESS   : 54574 WAMEDA AVENUE
        01         CITY      :    EAGLE ROCK
                   STATE/ZIP : CA  90041
    MORTGAGE AMOUNT :   245,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,744.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031420391     MORTGAGORS: DUFORT               ERIC

    REGION CODE    ADDRESS   : 13130 SW ROCKINGHAM DRIVE
        01         CITY      :    TIGARD
                   STATE/ZIP : OR  97223
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,615.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.17500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,487,975.00
                               P & I AMT:     10,396.93
                               UPB AMT:   1,485,798.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031420441     MORTGAGORS: WALROD               DOUGLAS
                               WALROD               JULIE
    REGION CODE    ADDRESS   : 12172 EAST LAUREL LANE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   456,875.00  OPTION TO CONVERT :
    UNPAID BALANCE :    456,211.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,233.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031420995     MORTGAGORS: DROPPERS             KRISTI
                               HINCHMAN             J.
    REGION CODE    ADDRESS   : 49 ARMOUR ROAD
        01         CITY      :    MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031421209     MORTGAGORS: LINSENBARDT          DUANE
                               LINSENBARDT          JANE
    REGION CODE    ADDRESS   : 5532 SWEIGERT ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,456.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,367.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.09000
    ----------------------------------------------------------------
0   0031421654     MORTGAGORS: GRIFFIN              TIMOTHY
                               GRIFFIN              JOAN
    REGION CODE    ADDRESS   : 1072 BERKSHIRE LANE
        01         CITY      :    TARPON SPRINGS
                   STATE/ZIP : FL  34689
    MORTGAGE AMOUNT :   233,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,339.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,693.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031421662     MORTGAGORS: BELISLE              JAMES
                               BELISLE              CATHY
    REGION CODE    ADDRESS   : 16 FRANCINE DRIVE
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06830
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,680.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 74.54500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,707,375.00
                               P & I AMT:     11,931.13
                               UPB AMT:   1,705,687.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031421753     MORTGAGORS: CLAYTON              MARK

    REGION CODE    ADDRESS   : 17208 ASPEN LEAF DRIVE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20716
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031422736     MORTGAGORS: MILLER               TIMOTHY
                               MILLER               CONNIE
    REGION CODE    ADDRESS   : 1553 RICHLAND RD.
        01         CITY      :    SPRING VALLEY
                   STATE/ZIP : OH  45370
    MORTGAGE AMOUNT :   253,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,311.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,772.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------
0   0031423106     MORTGAGORS: DAVIS                EMILY

    REGION CODE    ADDRESS   : 114 VENETIAN WAY DILIDO ISLAND
        01         CITY      :    MIAMI BEACH
                   STATE/ZIP : FL  33139
    MORTGAGE AMOUNT :   125,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,835.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       928.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031423627     MORTGAGORS: EVANS                SCOTT
                               EVANS                GAYLE
    REGION CODE    ADDRESS   : 14000 LOBLOLLY TERRACE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   383,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,370.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98300
    ----------------------------------------------------------------
0   0031424237     MORTGAGORS: ANGIOLETTI           LOUIS

    REGION CODE    ADDRESS   : 431 GREEN TEAL DRIVE
        01         CITY      :    BOCA GRANDE
                   STATE/ZIP : FL  33921
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,438.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.57600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,496,100.00
                               P & I AMT:     10,402.82
                               UPB AMT:   1,495,118.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031425192     MORTGAGORS: OTI                  CYNTHIA

    REGION CODE    ADDRESS   : 1443 VALLEJO STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94109
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,520.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 51.11100
    ----------------------------------------------------------------
0   0031425614     MORTGAGORS: COFFIN               CRAIG
                               COFFIN               DANA
    REGION CODE    ADDRESS   : 954 EILINITA AVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,630.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031425911     MORTGAGORS: PLANT                BARRY
                               PLANT                DIANE
    REGION CODE    ADDRESS   : 25767 DURRWOOD CT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,571.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031426000     MORTGAGORS: BROWN                BETH
                               BROWN                JEFFREY
    REGION CODE    ADDRESS   : 96 OLD SAUGATUCK ROAD
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06855
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,718.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,288.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031426109     MORTGAGORS: GELLING              JUSTIN
                               GELLING              MONICA
    REGION CODE    ADDRESS   : 11611 ARROJO AVENUE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   449,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,262.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,102.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,637,250.00
                               P & I AMT:     11,246.21
                               UPB AMT:   1,634,702.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031426133     MORTGAGORS: MORETTO              JILL
                               MORETTO              DAVID
    REGION CODE    ADDRESS   : 80 CHERRY WOOD DRIVE
        01         CITY      :    DRACUT
                   STATE/ZIP : MA  01826
    MORTGAGE AMOUNT :   259,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,697.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,772.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98200
    ----------------------------------------------------------------
0   0031426554     MORTGAGORS: MURPHY               SANDI
                               ROTONDO              ROBERT
    REGION CODE    ADDRESS   : 12700 STRATHMORE DRIVE
        01         CITY      :    VALLEY VIEW
                   STATE/ZIP : OH  44125
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,608.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.10100
    ----------------------------------------------------------------
0   0031426869     MORTGAGORS: GORDON               COREY
                               GORDON               KELLY
    REGION CODE    ADDRESS   : 5639 TORTUGA COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92124
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,870.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.65579
    ----------------------------------------------------------------
0   0031427743     MORTGAGORS: BOVE                 LOUIS

    REGION CODE    ADDRESS   : 726-28 SOUTH FRONT STREET
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19147
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,780.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031428063     MORTGAGORS: ARMSWORTHY           PHILIP
                               ARMSWORTHY           ELIZABETH
    REGION CODE    ADDRESS   : 21817 ROSEBANK COURT
        01         CITY      :    LEONARDTOWN
                   STATE/ZIP : MD  20650
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,833.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,627.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.40900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,269,150.00
                               P & I AMT:      8,738.47
                               UPB AMT:   1,267,790.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031428246     MORTGAGORS: SAMSON               DAVID
                               SABOLBORO            JOSEPHINE
    REGION CODE    ADDRESS   : 121 WESTGATE DRIVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   532,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    532,004.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,722.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031428915     MORTGAGORS: HARLAN               CHRIS
                               HARLAN               KAREN
    REGION CODE    ADDRESS   : 25745 TRAILRIDGE ROAD
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91351
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,636.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031429632     MORTGAGORS: FARINEAU             GLENN
                               FARINEAU             DIANE
    REGION CODE    ADDRESS   : 3618 FREE UNION ROAD
        01         CITY      :    CHARLOTTESVILLE
                   STATE/ZIP : VA  22901
    MORTGAGE AMOUNT :   359,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,746.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,571.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.83300
    ----------------------------------------------------------------
0   0031429889     MORTGAGORS: NOYES                JEFFREY
                               NOYES                LISA
    REGION CODE    ADDRESS   : 6304 YOUNGS BRANCH DRIVE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,766.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031430556     MORTGAGORS: LEW                  DEWEY
                               LEW                  LISA
    REGION CODE    ADDRESS   : 92 PARKGROVE DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,714.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,691.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.64600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,812,400.00
                               P & I AMT:     12,659.87
                               UPB AMT:   1,810,868.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031431240     MORTGAGORS: GRIEST               H
                               GRIEST               BARBARA
    REGION CODE    ADDRESS   : 1187 AVONLEA CIRCLE
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.52300
    ----------------------------------------------------------------
0   0031431679     MORTGAGORS: NGUYEN               HOANG
                               NGUYEN               HONG
    REGION CODE    ADDRESS   : 1703 RILEY HILL RD
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,748.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.86200
    ----------------------------------------------------------------
0   0031431711     MORTGAGORS: GERST                ERIC
                               GERST                CAROL
    REGION CODE    ADDRESS   : 6005 GOSHEN ROAD
        01         CITY      :    NEWTOWN SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,638.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,538.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.72800
    ----------------------------------------------------------------
0   0031431810     MORTGAGORS: PERRY                JAMES
                               PERRY                JODI
    REGION CODE    ADDRESS   : LOT 15 MORGAN DRIVE
        01         CITY      :    METHUEN
                   STATE/ZIP : MA  01844
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,207.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.99400
    ----------------------------------------------------------------
0   0031431984     MORTGAGORS: MCKENNA              JOHN
                               MCKENNA              TINA
    REGION CODE    ADDRESS   : 1729 KIOWA TRAIL
        01         CITY      :    ELIZABETH
                   STATE/ZIP : CO  80107
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,409.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,623,900.00
                               P & I AMT:     11,492.70
                               UPB AMT:   1,621,004.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031432123     MORTGAGORS: SHERIDAN             ROBERT
                               SOUTHERS             ELEANOR
    REGION CODE    ADDRESS   : 1708 PALISADES DRIVE
        01         CITY      :    PACIFIC PALISADES AREA
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,584.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031432669     MORTGAGORS: ANTONOPOULOS         THOMAS

    REGION CODE    ADDRESS   : 149 STRATFORD RD. SO
        01         CITY      :    ROSLYN HEIGHTS
                   STATE/ZIP : NY  11575
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,482.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
0   0031432701     MORTGAGORS: GATTI                JOSEPH
                               GATTI                LORI
    REGION CODE    ADDRESS   : 79 HEIGHTS TERRACE
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : NJ  07748
    MORTGAGE AMOUNT :   202,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,349.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,415.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.27800
    ----------------------------------------------------------------
0   0031433105     MORTGAGORS: CAPELLO              JEFFREY
                               CAPELLO              TANYA
    REGION CODE    ADDRESS   : 1 HARVAD STREET
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   458,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    458,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,202.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031433220     MORTGAGORS: FORCE                ROBERT
                               FORCE                CONNIE
    REGION CODE    ADDRESS   : 1823 NORTH MASELLI COURT
        01         CITY      :    VISALIA
                   STATE/ZIP : CA  93291
    MORTGAGE AMOUNT :   237,741.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,359.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,601.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,390,241.00
                               P & I AMT:      9,580.86
                               UPB AMT:   1,389,294.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031433360     MORTGAGORS: MARSH                ROBERT
                               MARSH                LORI
    REGION CODE    ADDRESS   : 11 HECKLE STREET
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,223.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,707.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.35600
    ----------------------------------------------------------------
0   0031433543     MORTGAGORS: THOMPSON             CHARLES
                               THOMPSON             LEIGH
    REGION CODE    ADDRESS   : 2452 HYDE MANOR DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,714.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
0   0031433717     MORTGAGORS: WASLOFF              STEVEN
                               MERYHEW              BRAD
    REGION CODE    ADDRESS   : 3404 EAST HOWELL STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98122
    MORTGAGE AMOUNT :   288,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,335.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.99200
    ----------------------------------------------------------------
0   0031434129     MORTGAGORS: MORSE                WILLIAM
                               MORSE                HELEN
    REGION CODE    ADDRESS   : 7987 PINEVILLE CIRCLE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   296,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,247.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031434509     MORTGAGORS: YAMIN                DEBORAH

    REGION CODE    ADDRESS   : 30 INGRAHAM ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 46.54700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,642,750.00
                               P & I AMT:     11,436.20
                               UPB AMT:   1,641,292.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031434699     MORTGAGORS: BLAKE                RODGER
                               CONJURA              ANN
    REGION CODE    ADDRESS   : 63 DERBY LANE
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : WV  25705
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,672.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,324.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031434947     MORTGAGORS: JONES                DANNY
                               JONES                LAURA-LEE
    REGION CODE    ADDRESS   : 7145 DEER VALLEY ROAD
        01         CITY      :    HIGHLAND
                   STATE/ZIP : MD  20777
    MORTGAGE AMOUNT :   239,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,920.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031436009     MORTGAGORS: HASHMI               ASIF
                               HASHMI               SHAZIA
    REGION CODE    ADDRESS   : 37 SCHUERMAN TERRACE
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,392.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,646.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031436223     MORTGAGORS: EINEMAN              GLENN
                               REYNOLDS             LINDA
    REGION CODE    ADDRESS   : 18766 AMBROSE LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   289,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,008.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.90700
    ----------------------------------------------------------------
0   0031436397     MORTGAGORS: ZARBA                JOSEPH
                               ZARBA                ANA
    REGION CODE    ADDRESS   : 26 DOUGLAS ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,651,370.00
                               P & I AMT:     11,471.68
                               UPB AMT:   1,649,993.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031436744     MORTGAGORS: GLAZE                ARTHUR
                               GLAZE                TIANNY
    REGION CODE    ADDRESS   : 3800 JAMESTOWN ROAD
        01         CITY      :    HATTIESBURG
                   STATE/ZIP : MS  39402
    MORTGAGE AMOUNT :   560,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    559,145.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,867.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031437098     MORTGAGORS: CARKEEK              WILLIAM
                               CARKEEK              SUSAN
    REGION CODE    ADDRESS   : 3 ANATOLY COURT
        01         CITY      :    PLACITAS
                   STATE/ZIP : NM  87043
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,566.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031437148     MORTGAGORS: YUEN                 MATTHEW
                               LOU                  ANNA
    REGION CODE    ADDRESS   : 105 ALMOND BLOSSOM LANE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,691.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.83333
    ----------------------------------------------------------------
0   0031437874     MORTGAGORS: NORTON               THOMAS

    REGION CODE    ADDRESS   : 10771 OAKBEND DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   214,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,665.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,459.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.15200
    ----------------------------------------------------------------
0   0031437999     MORTGAGORS: BURKE                DEBORAH
                               ARDERY               RICHARD
    REGION CODE    ADDRESS   : 6509 DANVILLE CT
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20852
    MORTGAGE AMOUNT :   384,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,596.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,658.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.36000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,823,900.00
                               P & I AMT:     12,499.70
                               UPB AMT:   1,815,665.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031438641     MORTGAGORS: GEORGAKOPOULOS       GEORGE

    REGION CODE    ADDRESS   : 3809 PARK LAKE DRIVE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20853
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,778.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.74600
    ----------------------------------------------------------------
0   0031438922     MORTGAGORS: SMIRNOV              SERGEY
                               SMIRNOV              VERA
    REGION CODE    ADDRESS   : 4 TROMBLEY DRIVE
        01         CITY      :    LIVINGSTON TOWNSHIP
                   STATE/ZIP : NJ  07039
    MORTGAGE AMOUNT :   277,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,643.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 92.61600
    ----------------------------------------------------------------
0   0031439318     MORTGAGORS: FONTANILLA           RICARDO
                               BARBOZA              MARIA
    REGION CODE    ADDRESS   : 6381 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   345,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,556.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,385.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.98989
    ----------------------------------------------------------------
0   0031439565     MORTGAGORS: BROWN                MIKHAEL
                               BROWN                COLLEEN
    REGION CODE    ADDRESS   : 188 SPRUCEMONT PL.
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95139
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,653.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.79500
    ----------------------------------------------------------------
0   0031439573     MORTGAGORS: GIBB                 COLIN
                               GIBB                 JANICE
    REGION CODE    ADDRESS   : 445 QUAILWOOD DR
        01         CITY      :    BLACKSBURG
                   STATE/ZIP : VA  24060
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,523.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,458,200.00
                               P & I AMT:     10,117.04
                               UPB AMT:   1,456,155.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031439607     MORTGAGORS: O'BRIEN              ANNE

    REGION CODE    ADDRESS   : 1942 WEST 25TH STREET, SAN PEDRO AR
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   270,677.25  OPTION TO CONVERT :
    UNPAID BALANCE :    270,264.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.83100
    ----------------------------------------------------------------
0   0031439763     MORTGAGORS: BARBUTO              ROBERT
                               BARBUTO              LEAH
    REGION CODE    ADDRESS   : 372 TARBOX ROAD
        01         CITY      :    PLAINFIELD
                   STATE/ZIP : CT  06374
    MORTGAGE AMOUNT :    80,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :     80,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       570.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031440522     MORTGAGORS: LEE                  DENNIS
                               LEE                  KATHERINE
    REGION CODE    ADDRESS   : 22 BAYCREST WAY
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   268,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,245.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031441082     MORTGAGORS: PALTSIOS             PETER
                               PALTSIOS             CAROL
    REGION CODE    ADDRESS   : 19 SHIPLEY CIRCLE
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   251,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.99100
    ----------------------------------------------------------------
0   0031441546     MORTGAGORS: DANIELS              PAUL
                               DANIELS              LESLIE
    REGION CODE    ADDRESS   : 813 WEST GABRIELINO COURT
        01         CITY      :    ALTADENA AREA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   362,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,573.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,234,427.25
                               P & I AMT:      8,496.96
                               UPB AMT:   1,233,533.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031441587     MORTGAGORS: SKLOFF               MICHAEL
                               KAUFFMAN             MARTA
    REGION CODE    ADDRESS   : 335 SOUTH RIMPAU BOULEVARD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90020
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    999,257.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,992.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 59.06600
    ----------------------------------------------------------------
0   0031441694     MORTGAGORS: LOSKUTOFF            FRED

    REGION CODE    ADDRESS   : 11502 MARWICK DRIVE
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,623.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,583.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.98100
    ----------------------------------------------------------------
0   0031441751     MORTGAGORS: SCULL                BRUCE
                               SCULL                TINA
    REGION CODE    ADDRESS   : 37 INDEPENDENCE DRIVE
        01         CITY      :    SHELTON
                   STATE/ZIP : CT  06484
    MORTGAGE AMOUNT :   315,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,991.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.95500
    ----------------------------------------------------------------
0   0031441777     MORTGAGORS: LARSON               SCOTT

    REGION CODE    ADDRESS   : 761 VININGS ESTATES DRIVE
        01         CITY      :    MABLETON
                   STATE/ZIP : GA  30126
    MORTGAGE AMOUNT :   354,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,037.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.58900
    ----------------------------------------------------------------
0   0031441918     MORTGAGORS: LOUDENSLAGER         GEORGE
                               LOUDENSLAGER         EILEEN
    REGION CODE    ADDRESS   : 79 ATTERBURY BOULEVARD UNIT 79-312
        01         CITY      :    HUDSON VILLAGE
                   STATE/ZIP : OH  44236
    MORTGAGE AMOUNT :    40,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     40,117.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       313.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   250
    LTV :                 65.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,944,850.00
                               P & I AMT:     13,463.53
                               UPB AMT:   1,943,026.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031442189     MORTGAGORS: TAYLOR               GERALD
                               TAYLOR               BARBARA
    REGION CODE    ADDRESS   : 18657 SANTA YNEZ STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,396.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 61.42657
    ----------------------------------------------------------------
0   0031442288     MORTGAGORS: SHAH                 MUKESH
                               SHAH                 AVNI
    REGION CODE    ADDRESS   : 43245 LUZON DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   407,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,623.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,917.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031442304     MORTGAGORS: COMEAU               STEPHEN
                               COMEAU               SUZANNE
    REGION CODE    ADDRESS   : 53 BRIDLE PATH
        01         CITY      :    FRANKLIN
                   STATE/ZIP : MA  02038
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,824.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 82.14900
    ----------------------------------------------------------------
0   0031442346     MORTGAGORS: HUMPHRIES            LEN
                               HUMPHRIES            KATHY
    REGION CODE    ADDRESS   : 9015 VALLEY VIEW DRIVE
        01         CITY      :    SKIATOOK
                   STATE/ZIP : OK  74070
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,622.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.17241
    ----------------------------------------------------------------
0   0031442668     MORTGAGORS: VARGO                JEFFREY
                               VARGO                JAMIE
    REGION CODE    ADDRESS   : 2428 RUTLAND PLACE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,777.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.16600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,426,200.00
                               P & I AMT:      9,908.85
                               UPB AMT:   1,424,244.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031443211     MORTGAGORS: GELINAS              JOHN
                               BUDDENHAGEN          HELEN
    REGION CODE    ADDRESS   : 58 DRUMMER LANE
        01         CITY      :    REDDING
                   STATE/ZIP : CT  06896
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,762.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031443922     MORTGAGORS: DO                   CHRIS
                               HUANG                LI-CHUN
    REGION CODE    ADDRESS   : 135 VISTA PLACE
        01         CITY      :    VENICE AREA, LOS ANGELES
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   426,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,075.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,945.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031443989     MORTGAGORS: TUCKWOOD             JEFFREY
                               TUCKWOOD             PAMELA
    REGION CODE    ADDRESS   : 190 CHERYL BECK DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95119
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,580.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
0   0031444557     MORTGAGORS: BEAUDOUIN            MARK
                               BEAUDOUIN            KATHARINE
    REGION CODE    ADDRESS   : 65 GLEN STREET
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,294.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,202.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.43300
    ----------------------------------------------------------------
0   0031444896     MORTGAGORS: YOUNG                ALBERT

    REGION CODE    ADDRESS   : 2417 FOX CHASE BOULEVARD
        01         CITY      :    TROY
                   STATE/ZIP : MI  48098
    MORTGAGE AMOUNT :   471,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    470,815.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,337.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.48600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,791,900.00
                               P & I AMT:     12,458.00
                               UPB AMT:   1,789,528.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031444995     MORTGAGORS: SIGMUND              JOEL
                               WEINBERG-SIGMUND     LESLIE
    REGION CODE    ADDRESS   : 3604 WADE STREET
        01         CITY      :    LOS ANGELES (MAR VISTA AR
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,344.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031445554     MORTGAGORS: KIM                  KWAN
                               KIM                  CHANG
    REGION CODE    ADDRESS   : 20616 TRUSS COURT
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   288,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,380.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031445703     MORTGAGORS: WALERA               EDWARD
                               WALERA               LISA
    REGION CODE    ADDRESS   : 1735 CENTER ROAD
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,619.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.36500
    ----------------------------------------------------------------
0   0031445901     MORTGAGORS: SMITH                THOMAS
                               SMITH                PATRICIA
    REGION CODE    ADDRESS   : 1631 184TH AVE NE
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98008
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,805.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031445984     MORTGAGORS: COBB                 REGINALD
                               COBB                 RUTH
    REGION CODE    ADDRESS   : 47017 PALO AMARILLO DRIVE
        01         CITY      :    FREEMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,334.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,795.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.92000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,759,800.00
                               P & I AMT:     12,184.93
                               UPB AMT:   1,757,484.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031446107     MORTGAGORS: CROFTON              WALTER
                               CROFTON              JACQUELYN
    REGION CODE    ADDRESS   : 25568 CRESTFIELD CIRCLE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   337,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,758.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031446271     MORTGAGORS: BENNETT              GUY
                               BENNETT              SABRINA
    REGION CODE    ADDRESS   : 6843 50TH AVENUE NORTHEAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98115
    MORTGAGE AMOUNT :   214,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,673.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,478.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.62300
    ----------------------------------------------------------------
0   0031446321     MORTGAGORS: STEVENS              RANDY

    REGION CODE    ADDRESS   : 465 HIGGINS STREET
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   256,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,269.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.23500
    ----------------------------------------------------------------
0   0031446420     MORTGAGORS: BARKER               PAUL
                               BARKER               ELLEN
    REGION CODE    ADDRESS   : 522 OAKSHIRE PLACE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,453.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,270.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 69.51800
    ----------------------------------------------------------------
0   0031446453     MORTGAGORS: BOVBJERG             RANDALL
                               BOVBJERG             BARBARA
    REGION CODE    ADDRESS   : 3644 KANAWHA STREET N.W.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20015
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,757,750.00
                               P & I AMT:     11,955.42
                               UPB AMT:   1,755,932.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031446479     MORTGAGORS: THOMAS               L.
                               THOMAS               GARLA
    REGION CODE    ADDRESS   : 122 HIDDEN LAKE RANCH ROAD
        01         CITY      :    ALEDO
                   STATE/ZIP : TX  76008
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,446.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 73.64700
    ----------------------------------------------------------------
0   0031446859     MORTGAGORS: RICHTER              JON
                               RICHTER              CARMEN
    REGION CODE    ADDRESS   : 254 NORTH BOWMAN AVENUE
        01         CITY      :    MERION STATION
                   STATE/ZIP : PA  19066
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,992.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031446883     MORTGAGORS: BEGIEN               JULIAN

    REGION CODE    ADDRESS   : 125-131 PARK DRIVE UNIT #131-5
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02215
    MORTGAGE AMOUNT :    38,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     38,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       316.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031446974     MORTGAGORS: HALE                 CLINTON

    REGION CODE    ADDRESS   : 2635 HIGHWAY 98 WEST
        01         CITY      :    MARY ESTHER
                   STATE/ZIP : FL  32569
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,791.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.98700
    ----------------------------------------------------------------
0   0031447139     MORTGAGORS: MOODY                MICHELLE

    REGION CODE    ADDRESS   : 2027 NORTH HOWE STREET #2
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   281,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,435.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.78700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,342,150.00
                               P & I AMT:      9,223.65
                               UPB AMT:   1,341,173.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031447253     MORTGAGORS: SIMON                PAUL
                               SIMON                SUSAN
    REGION CODE    ADDRESS   : 2268 MORENO DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,634.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,537.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031447691     MORTGAGORS: STRYKER              JAMES
                               STRYKER              JEAN
    REGION CODE    ADDRESS   : 27 HICKORY HILL LANE
        01         CITY      :    BRANFORD
                   STATE/ZIP : CT  06405
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.19000
    ----------------------------------------------------------------
0   0031447733     MORTGAGORS: WALKER               MITCHELL
                               WALKER               AIMEE
    REGION CODE    ADDRESS   : 2419 TESLA TERRACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   337,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,349.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031447816     MORTGAGORS: ROBINSON             DAVID
                               ROBINSON             JULIE
    REGION CODE    ADDRESS   : 5311 DEL MONTE DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77056
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031447824     MORTGAGORS: DICKIE               CHRISTOPHER
                               DICKIE               DARLENE
    REGION CODE    ADDRESS   : 5034 COMMONWEALTH AVENUE
        01         CITY      :    LA CANADA FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,619.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.42857
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,713,600.00
                               P & I AMT:     11,769.51
                               UPB AMT:   1,712,603.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031448053     MORTGAGORS: KAZARIAN             KENNETH

    REGION CODE    ADDRESS   : 103 WILSON AVENUE
        01         CITY      :    EAST PROVIDENCE
                   STATE/ZIP : RI  02916
    MORTGAGE AMOUNT :   138,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    137,823.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,036.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 58.72300
    ----------------------------------------------------------------
0   0031448095     MORTGAGORS: BOLLAND              ERIC
                               BOLLAND              PATRICIA
    REGION CODE    ADDRESS   : 5943 BRIDGEVIEW DRIVE
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93003
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,762.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.41600
    ----------------------------------------------------------------
0   0031448103     MORTGAGORS: HUDSON               SCOTT
                               HUDSON               GWENDOLYN
    REGION CODE    ADDRESS   : 25445 DOYLE COURT
        01         CITY      :    STEVENSON RANCH
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,583.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.91500
    ----------------------------------------------------------------
0   0031448129     MORTGAGORS: FERGUSON             ROBERT
                               FERGUSON             GLORIA
    REGION CODE    ADDRESS   : 25792 CLEAR SPRINGS COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   265,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,547.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031448301     MORTGAGORS: DEICAS               RONALD
                               OSTER                ALLAN
    REGION CODE    ADDRESS   : 56 DISPATCH DRIVE
        01         CITY      :    WASHINGTON CROSSING
                   STATE/ZIP : PA  18977
    MORTGAGE AMOUNT :   273,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,257.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.94700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,247,200.00
                               P & I AMT:      8,718.42
                               UPB AMT:   1,245,973.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031448764     MORTGAGORS: LEE                  WILLIAM

    REGION CODE    ADDRESS   : 23961 FRIGATE DRIVE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,810.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.05194
    ----------------------------------------------------------------
0   0031448905     MORTGAGORS: NIELSEN              CAMILLA

    REGION CODE    ADDRESS   : 24 EAST SCOTT STREET #3
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60610
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,308.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,216.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449010     MORTGAGORS: EAGLE                CHARLES
                               EAGLE                DONNA
    REGION CODE    ADDRESS   : 210 SPRING HOLLOW ROAD
        01         CITY      :    WOODSTOCK
                   STATE/ZIP : VA  22664
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,756.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449119     MORTGAGORS: GAITENS              GREGORY
                               GAITENS              CARA
    REGION CODE    ADDRESS   : 8 SHANNON LANE
        01         CITY      :    BEVERLY
                   STATE/ZIP : MA  01915
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,801.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031449150     MORTGAGORS: EVANS                G
                               EVANS                LISA
    REGION CODE    ADDRESS   : 91 WITHERELL DRIVE
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,031.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.01300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,724,000.00
                               P & I AMT:     11,947.14
                               UPB AMT:   1,722,920.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031449184     MORTGAGORS: OLSON                JILL
                               OLSON                DONALD
    REGION CODE    ADDRESS   : 8 LANTERN LANE
        01         CITY      :    GEORGETOWN
                   STATE/ZIP : MA  01833
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,760.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.51900
    ----------------------------------------------------------------
0   0031449408     MORTGAGORS: CHRISTENSEN          GARY

    REGION CODE    ADDRESS   : 5150 SHULTZ PASS ROAD
        01         CITY      :    FLAGSTAFF
                   STATE/ZIP : AZ  86001
    MORTGAGE AMOUNT :   472,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    471,279.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,259.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449572     MORTGAGORS: RYAN                 MAURICE
                               RYAN                 KATHLEEN
    REGION CODE    ADDRESS   : 1007 HILL MEADOW PLACE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,222.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,334.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.22300
    ----------------------------------------------------------------
0   0031449598     MORTGAGORS: JACKSON              WILBERT
                               JACKSON              TIFFANY
    REGION CODE    ADDRESS   : 2505 BONNIE BRAE AVENUE
        01         CITY      :    CLAREMONT
                   STATE/ZIP : CA  91711
    MORTGAGE AMOUNT :   263,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,954.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031449671     MORTGAGORS: ARANDA               CARLOS
                               ARANDA               ANGELICA
    REGION CODE    ADDRESS   : 599 4TH AVENUE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94063
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,624.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,633,650.00
                               P & I AMT:     11,217.61
                               UPB AMT:   1,631,841.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031449713     MORTGAGORS: MORARU               SILLVIU
                               MORARU               NICOLEIA
    REGION CODE    ADDRESS   : 813 SAXON TRAIL
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   253,198.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,799.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031450018     MORTGAGORS: SANDERSON            RICHARD
                               SANDERSON            LUCILLE
    REGION CODE    ADDRESS   : 612 22ND STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   343,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,704.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,343.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.88300
    ----------------------------------------------------------------
0   0031450067     MORTGAGORS: WOLFE                LEE
                               WOLFE                CINDY
    REGION CODE    ADDRESS   : 3168 FERNCREST PLACE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   235,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,589.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031450133     MORTGAGORS: ENGLER-CONTRERAS     MARY
                               CONTRERAS            EDWARD
    REGION CODE    ADDRESS   : 4701 CASTLEWOOD DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   319,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,323.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.95000
    ----------------------------------------------------------------
0   0031450240     MORTGAGORS: DOUDA                DENNIS
                               DOUDA                MARILEE
    REGION CODE    ADDRESS   : 6423 GLACIER LANE NORTH
        01         CITY      :    MAPLE GROVE
                   STATE/ZIP : MN  55311
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,407,648.00
                               P & I AMT:      9,677.20
                               UPB AMT:   1,405,417.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031450299     MORTGAGORS: ANDRUS               RAY

    REGION CODE    ADDRESS   : 207 CONSTITUTION DRIVE
        01         CITY      :    MAURICE
                   STATE/ZIP : LA  70555
    MORTGAGE AMOUNT :   132,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,698.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       911.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031450455     MORTGAGORS: MOYLAN               THOMAS
                               LEWIS                HEATHER
    REGION CODE    ADDRESS   : 651 WEST ROXBURY PARKWAY
        01         CITY      :    WEST ROXBURY
                   STATE/ZIP : MA  02132
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,827.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.80400
    ----------------------------------------------------------------
0   0031450661     MORTGAGORS: HIZAMI               ISHAI
                               HIZAMI               LORRAINE
    REGION CODE    ADDRESS   : 3025 DONA NENITA PLACE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   539,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    539,099.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,772.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.40100
    ----------------------------------------------------------------
0   0031451289     MORTGAGORS: WILLIAMS             STEVEN
                               WILLIAMS             LAURA
    REGION CODE    ADDRESS   : 2700 ALEJANDRO LANE NW
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87104
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,436.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 43.63600
    ----------------------------------------------------------------
0   0031451339     MORTGAGORS: GOLAND               DIANE

    REGION CODE    ADDRESS   : 118 NORTH TURN LANE
        01         CITY      :    LEVITTOWN
                   STATE/ZIP : PA  19054
    MORTGAGE AMOUNT :    94,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,727.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       654.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,371,300.00
                               P & I AMT:      9,549.76
                               UPB AMT:   1,369,789.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031451537     MORTGAGORS: OELBERG              DAVID
                               FRAENKEL             LIANA
    REGION CODE    ADDRESS   : 3 MIYA LANE
        01         CITY      :    SANDY HOOK
                   STATE/ZIP : CT  06482
    MORTGAGE AMOUNT :   237,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,569.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98318
    ----------------------------------------------------------------
0   0031451735     MORTGAGORS: ARNOLD               JEANNE
                               DESASIA              DELIA
    REGION CODE    ADDRESS   : 3724 BEVERLY RIDGE
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,791.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031451768     MORTGAGORS: BIRLE                HANS
                               BIRLE                ANN
    REGION CODE    ADDRESS   : 159 FARM LANE
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   288,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031451958     MORTGAGORS: SEDNEY               LEONARD
                               SEDNEY               ALISON
    REGION CODE    ADDRESS   : 20 BLACKMAN ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   326,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,969.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,336.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.98800
    ----------------------------------------------------------------
0   0031452915     MORTGAGORS: KAPLAN               KENNETH
                               GOLD                 JEAN
    REGION CODE    ADDRESS   : 2500 GOLDCUP LANE
        01         CITY      :    RESTON
                   STATE/ZIP : VA  22091
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,746.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.72727
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,455,750.00
                               P & I AMT:     10,098.87
                               UPB AMT:   1,454,876.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031453459     MORTGAGORS: O'BARR               KEVIN
                               O'BARR               SABRINA
    REGION CODE    ADDRESS   : 2102 EAST NORWOOD STREET
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85213
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031453590     MORTGAGORS: VALLES               JOAQUIN

    REGION CODE    ADDRESS   : 6360 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   252,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,705.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0031453632     MORTGAGORS: FREDERICK            RALPH
                               FREDERICK            REBECCA
    REGION CODE    ADDRESS   : 19613 DARIEN PLACE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,590.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031453640     MORTGAGORS: MESALAM              MAUREEN

    REGION CODE    ADDRESS   : 9621 CLAYMOUNT LANE
        01         CITY      :    FISHERS
                   STATE/ZIP : IN  46038
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,315.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 82.96700
    ----------------------------------------------------------------
0   0031453681     MORTGAGORS: WRIGHT               DAVID
                               WRIGHT               KELLEY
    REGION CODE    ADDRESS   : 745 LOMA VISTA STREET
        01         CITY      :    EL SEGUNDO
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,560.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,310,400.00
                               P & I AMT:      9,072.06
                               UPB AMT:   1,308,772.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031454036     MORTGAGORS: MORITZ               WARREN
                               MORITZ               CLAUDIA
    REGION CODE    ADDRESS   : 3412 VIRGIL CIRCLE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,795.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.80600
    ----------------------------------------------------------------
0   0031454143     MORTGAGORS: BELL                 RODNEY

    REGION CODE    ADDRESS   : 18500 NALL
        01         CITY      :    STILWELL
                   STATE/ZIP : KS  66085
    MORTGAGE AMOUNT :   487,448.34  OPTION TO CONVERT :
    UNPAID BALANCE :    487,077.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,366.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.99100
    ----------------------------------------------------------------
0   0031454275     MORTGAGORS: BRODLE               JEROME
                               BRODLE               SHAHEEN
    REGION CODE    ADDRESS   : 5706 SW HAMILTON STREET
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97221
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,819.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 47.40000
    ----------------------------------------------------------------
0   0031454556     MORTGAGORS: GANNAWAY             RICHARD
                               GANNAWAY             DEBORAH
    REGION CODE    ADDRESS   : 19607 AUBURN MEADOWS DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77094
    MORTGAGE AMOUNT :   271,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,482.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.99500
    ----------------------------------------------------------------
0   0031454697     MORTGAGORS: WILLIAMS             ANTHONY
                               WILLIAMS             CINDI
    REGION CODE    ADDRESS   : 1707 N. INGLEWOOD STREET
        01         CITY      :    NORTH ARLINGTON
                   STATE/ZIP : VA  22205
    MORTGAGE AMOUNT :   321,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,967.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,273.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,622,348.34
                               P & I AMT:     11,345.51
                               UPB AMT:   1,621,142.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031454721     MORTGAGORS: DUDDY                PHILIP

    REGION CODE    ADDRESS   : 20 LURA LANE
        01         CITY      :    WALTHAM
                   STATE/ZIP : MA  02154
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,894.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,074.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 53.57100
    ----------------------------------------------------------------
0   0031455231     MORTGAGORS: RODGERS              DENISE

    REGION CODE    ADDRESS   : 50 GRANDVIEW PLACE
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07043
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.35800
    ----------------------------------------------------------------
0   0031455306     MORTGAGORS: TASSELY              RONALD

    REGION CODE    ADDRESS   : 173 BLEECKER ST. #17
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10012
    MORTGAGE AMOUNT :    63,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     63,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       456.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031455918     MORTGAGORS: FERNANDEZ            RAUL
                               FERNANDEZ            ROSEMARIE
    REGION CODE    ADDRESS   : 22 KINGFISHER COURT
        01         CITY      :    TRABUCO CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,566.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.88800
    ----------------------------------------------------------------
0   0031455975     MORTGAGORS: SHEA                 WARREN
                               SHEA                 KATHRYN
    REGION CODE    ADDRESS   : 968 CHEROKEE COURT
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   290,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.04700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,077,500.00
                               P & I AMT:      7,477.63
                               UPB AMT:   1,076,960.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031456445     MORTGAGORS: MEDINA               MARK
                               MEDINA               TRACY
    REGION CODE    ADDRESS   : 7620 EAST BIG CANYON DRIVE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,285.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031456486     MORTGAGORS: BEETLEY              LESLIE
                               BEETLEY              PHIL
    REGION CODE    ADDRESS   : 9817 E NORTHWIND DRIVE
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46256
    MORTGAGE AMOUNT :   243,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,719.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031456601     MORTGAGORS: JAFFE                JOEL

    REGION CODE    ADDRESS   : 13316 MULHOLLAND DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    486,835.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,259.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 36.29600
    ----------------------------------------------------------------
0   0031456635     MORTGAGORS: MANASSE              MICHAEL
                               MANASSE              MA. CRISTINA
    REGION CODE    ADDRESS   : 937 10TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,452.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.84600
    ----------------------------------------------------------------
0   0031456783     MORTGAGORS: FORGRAVE             CINDY
                               BAGA                 PETER
    REGION CODE    ADDRESS   : 4966-68 17TH STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   421,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,695.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,979.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.16600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,779,400.00
                               P & I AMT:     12,205.37
                               UPB AMT:   1,774,987.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031457047     MORTGAGORS: COLUCCI              DARIN
                               COLUCCI              CECILIA
    REGION CODE    ADDRESS   : 4 SIOUX DRIVE
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,767.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.48000
    ----------------------------------------------------------------
0   0031457302     MORTGAGORS: PAPPAS               LEE

    REGION CODE    ADDRESS   : 50 SOLETHER LANE
        01         CITY      :    CHARGRIN FALLS
                   STATE/ZIP : OH  44022
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.25200
    ----------------------------------------------------------------
0   0031457443     MORTGAGORS: KENYON               WALTER
                               KENYON               ELIZABETH
    REGION CODE    ADDRESS   : 104 REVERE STREET
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02114
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,284.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 50.25100
    ----------------------------------------------------------------
0   0031457963     MORTGAGORS: STARK                GORDON
                               KEEFER               LINDA
    REGION CODE    ADDRESS   : 12542 HORTENSE STREET
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,349.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,170.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031457997     MORTGAGORS: CERTO                JOSEPH
                               CERTO                DAWN
    REGION CODE    ADDRESS   : 611 GOLF CLUB ROAD
        01         CITY      :    NEWTOWN SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,796.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,571.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,793,200.00
                               P & I AMT:     12,212.43
                               UPB AMT:   1,791,685.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031458052     MORTGAGORS: GECKER               IAN
                               GECKER               LYDIA
    REGION CODE    ADDRESS   : 2185 N TIMBERGROVE ROAD
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   415,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,876.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,832.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031458631     MORTGAGORS: RODRIGUEZ            RUBEN
                               RODRIGUEZ            YOLANDA
    REGION CODE    ADDRESS   : 2 EL VECINO PLACE
        01         CITY      :    POMONA
                   STATE/ZIP : CA  91766
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,816.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.27700
    ----------------------------------------------------------------
0   0031459225     MORTGAGORS: CHEUNG               PETER
                               CHEUNG               MELANIE
    REGION CODE    ADDRESS   : 1474 S. HETTEMA PLACE
        01         CITY      :    YUMA
                   STATE/ZIP : AZ  85364
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,404.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031459530     MORTGAGORS: HUTTER               STEPHEN
                               HUTTER               LAURA
    REGION CODE    ADDRESS   : 347 GRIST MILL RD
        01         CITY      :    BASKING RIDGE
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.30600
    ----------------------------------------------------------------
0   0031459613     MORTGAGORS: WOHLGEMUTH           JERROLD
                               WOHLGEMUTH           SUSAN
    REGION CODE    ADDRESS   : 2 NORTHRIDGE WAY
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   341,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,442.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.19700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,741,200.00
                               P & I AMT:     12,122.61
                               UPB AMT:   1,740,097.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031459811     MORTGAGORS: DELANEY              WILLIAM
                               DELANEY              SUSAN
    REGION CODE    ADDRESS   : 3333 MERION PLACE
        01         CITY      :    MT PLEASANT
                   STATE/ZIP : SC  29464
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,523.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,126.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.10600
    ----------------------------------------------------------------
0   0031459902     MORTGAGORS: WALLRICH             RICHARD
                               WALLRICH             SAVETH
    REGION CODE    ADDRESS   : 6533 NOTRE  DAME DRIVE
        01         CITY      :    BUENA PARK
                   STATE/ZIP : CA  90620
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,577.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.69400
    ----------------------------------------------------------------
0   0031459951     MORTGAGORS: HOWARD               TERENCE
                               HOWARD               SUZANNE
    REGION CODE    ADDRESS   : 2175 CYPRESS STREET
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   233,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,884.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,591.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031460017     MORTGAGORS: GAYLOR               THEODORE
                               GAYLOR               ROCHELLE
    REGION CODE    ADDRESS   : 6549 NW 42ND WAY
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33496
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,057.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460025     MORTGAGORS: WATSON               CLIVE
                               WATSON               VICTORIA
    REGION CODE    ADDRESS   : 12775 CANTER DRIVE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   269,532.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,110.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,324,032.00
                               P & I AMT:      9,456.40
                               UPB AMT:   1,321,888.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460603     MORTGAGORS: HSING                GEORGE
                               HSING                JOANNE
    REGION CODE    ADDRESS   : 10118 CRESCENT COURT
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   523,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    523,191.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,571.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.11500
    ----------------------------------------------------------------
0   0031460686     MORTGAGORS: FAJARDO              ROMMEL
                               FAJARDO              JOANNA
    REGION CODE    ADDRESS   : 19302 ALDERBARN COURT
        01         CITY      :    BROOKEVILLE
                   STATE/ZIP : MD  20833
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,611.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460728     MORTGAGORS: HAUPT                ROBERT

    REGION CODE    ADDRESS   : 12729 EAST RANCHO ESTATES PLACE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   259,142.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,350.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031460876     MORTGAGORS: MCMINN               ROGER
                               MCMINN               SUSAN
    REGION CODE    ADDRESS   : 13421 CALLE COLINA
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,777.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.25000
    ----------------------------------------------------------------
0   0031461031     MORTGAGORS: SEKERMESTROVICH      DENNIS
                               SEKERMESTROVICH      DEBRA
    REGION CODE    ADDRESS   : 45835 CORTE RICARDO
        01         CITY      :    TEMECULA
                   STATE/ZIP : CA  92592
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,070.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,564,792.00
                               P & I AMT:     10,783.56
                               UPB AMT:   1,563,001.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031461056     MORTGAGORS: ENGLE                JAMES
                               ENGLE                JOYCE
    REGION CODE    ADDRESS   : 522 WINDMERE CIRCLE
        01         CITY      :    PRESCOTT
                   STATE/ZIP : AZ  86303
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,753.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.12100
    ----------------------------------------------------------------
0   0031461080     MORTGAGORS: FRIO                 DENNIS
                               LACCITIELLO          DAWN
    REGION CODE    ADDRESS   : 7 REYNOLDS ROAD
        01         CITY      :    PEQUANNOCK
                   STATE/ZIP : NJ  07440
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,406.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031461254     MORTGAGORS: HARDEN               JAMES
                               HARDEN               JACQUELINE
    REGION CODE    ADDRESS   : 177 D. DUNDEE ROAD
        01         CITY      :    BARRINGTON HILLS
                   STATE/ZIP : IL  60010
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,440.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031461338     MORTGAGORS: GOLDING              FRANK
                               GOLDING              KAREN
    REGION CODE    ADDRESS   : 358 CROWS NEST DRIVE
        01         CITY      :    BOULDER CREEK
                   STATE/ZIP : CA  95006
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,574.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.89400
    ----------------------------------------------------------------
0   0031461387     MORTGAGORS: PEARSON              DANIEL
                               PEARSON              GRETCHEN
    REGION CODE    ADDRESS   : 248 SUN RIDGE DRIVE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,386.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.11650
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,624,000.00
                               P & I AMT:     11,116.55
                               UPB AMT:   1,620,562.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031461411     MORTGAGORS: JOHNSON              MICHELLE
                               JOHNSON              ANTHONY
    REGION CODE    ADDRESS   : 1001 DRAKE AVENUE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,480.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,379.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.41400
    ----------------------------------------------------------------
0   0031461429     MORTGAGORS: STEPHENS             BRUCE
                               STEPHENS             DARCY
    REGION CODE    ADDRESS   : 19410 LOVALL VALLEY COURT
        01         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,794.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 57.39100
    ----------------------------------------------------------------
0   0031461494     MORTGAGORS: NELSON               RICHARD
                               NELSON               VERA
    REGION CODE    ADDRESS   : 4791 COPPERFIELD CIRCLE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,786.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031461536     MORTGAGORS: EDMONDS              RUSSELL
                               EDMONDS              ANGELA
    REGION CODE    ADDRESS   : 35131 ROBINSONG AVENUE
        01         CITY      :    AGUA DULCE AREA
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,536.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031461965     MORTGAGORS: BUNNELL              JEFFREY
                               BUNNELL              REBECCA
    REGION CODE    ADDRESS   : 1352 CEDAR STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,475.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,461.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.11900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,842,000.00
                               P & I AMT:     12,594.50
                               UPB AMT:   1,840,073.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031462856     MORTGAGORS: SEVERT               DAVID
                               SEVERT               GAIL
    REGION CODE    ADDRESS   : 35 OUTLOOK ROAD
        01         CITY      :    WAKEFIELD
                   STATE/ZIP : MA  01880
    MORTGAGE AMOUNT :   241,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,551.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,608.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.98300
    ----------------------------------------------------------------
0   0031463110     MORTGAGORS: LE                   VUI
                               LAM                  LAI
    REGION CODE    ADDRESS   : 34399 LIVORNA TERRACE #42
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,319.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.93134
    ----------------------------------------------------------------
0   0031463169     MORTGAGORS: LIN                  JEFF
                               LIN                  STACY
    REGION CODE    ADDRESS   : 34654 HURST AVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   295,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,674.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97200
    ----------------------------------------------------------------
0   0031463342     MORTGAGORS: CORELL               ROGER
                               CORELL               SHARON
    REGION CODE    ADDRESS   : 4026 ALAMO COURT
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   287,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,666.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------
0   0031463508     MORTGAGORS: KRUGER               MARTIN
                               KRUGER               PATRICIA
    REGION CODE    ADDRESS   : 6 ROGERS ROAD
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   637,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    636,027.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,399.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.94100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,741,800.00
                               P & I AMT:     11,919.88
                               UPB AMT:   1,738,240.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031463524     MORTGAGORS: HARTIG               ROBERT

    REGION CODE    ADDRESS   : 58 BOULEVARD AVENUE
        01         CITY      :    GREENLAWN
                   STATE/ZIP : NY  11740
    MORTGAGE AMOUNT :    55,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     54,963.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       403.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 34.37500
    ----------------------------------------------------------------
0   0031463938     MORTGAGORS: BOYADJIAN            SIMON

    REGION CODE    ADDRESS   : 1850 ROSLYN RIDGE ROAD
        01         CITY      :    CHARLOTTESVILLE
                   STATE/ZIP : VA  22901
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,508.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,307.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.68200
    ----------------------------------------------------------------
0   0031464217     MORTGAGORS: URBEN                BRUCE
                               URBEN                CAROL
    REGION CODE    ADDRESS   : 39373 N.107TH WAY
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85262
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    597,587.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,246.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.61300
    ----------------------------------------------------------------
0   0031464662     MORTGAGORS: WONG                 BRANDON
                               WONG                 CAROLINE
    REGION CODE    ADDRESS   : 574 PASEO ROSAL
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   288,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,001.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ----------------------------------------------------------------
0   0031464878     MORTGAGORS: ALLEN                WILLIAM
                               ALLEN                SHARON
    REGION CODE    ADDRESS   : 3 BOND STREET
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,129.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 67.36800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,529,400.00
                               P & I AMT:     10,927.30
                               UPB AMT:   1,525,190.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031465040     MORTGAGORS: COHEN                BENNETT
                               VILLARREAL           EDIT
    REGION CODE    ADDRESS   : 1970 NORTH MONON STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90027
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,644.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.03200
    ----------------------------------------------------------------
0   0031465123     MORTGAGORS: MORILLO              FERNANDO

    REGION CODE    ADDRESS   : 220 GREENWOOD DRIVE
        01         CITY      :    KEY BISCAYNE
                   STATE/ZIP : FL  33149
    MORTGAGE AMOUNT :   630,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    629,532.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,405.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031465180     MORTGAGORS: KIM                  BYUNG
                               KIM                  TAE
    REGION CODE    ADDRESS   : 26 TENNESSEE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   302,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,260.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031465263     MORTGAGORS: GROSS                LOUIS
                               GROSS                JOAN
    REGION CODE    ADDRESS   : 12850 CAMINETO BESO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   282,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,445.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,000.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.99500
    ----------------------------------------------------------------
0   0031466196     MORTGAGORS: GITTLEMAN            VICTOR
                               GITTLEMAN            ELISA
    REGION CODE    ADDRESS   : 46 SKYLINE DRIVE
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,828,350.00
                               P & I AMT:     12,823.92
                               UPB AMT:   1,826,882.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031466402     MORTGAGORS: DALY                 WILLIAM
                               YAMATE               PATRICIA
    REGION CODE    ADDRESS   : 1140 CHURCH ST
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,597.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.77600
    ----------------------------------------------------------------
0   0031467012     MORTGAGORS: BENADON              JACOB
                               BENADON              KATHLEEN
    REGION CODE    ADDRESS   : 3848 RHODES AVENUE
        01         CITY      :    LOS ANGELES STUDIO CITY A
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   312,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,567.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,187.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031467038     MORTGAGORS: DROOKS               MARK
                               GOLD                 DONNA
    REGION CODE    ADDRESS   : 2208 DUXBURY CIRCLE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90034
    MORTGAGE AMOUNT :   647,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    646,519.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,523.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.94200
    ----------------------------------------------------------------
0   0031467152     MORTGAGORS: KIESSIG              RUSSELL
                               KIESSIG              CAROL
    REGION CODE    ADDRESS   : 6310 VERDUGO RANCH WAY
        01         CITY      :    SAN LUIS OBISPO
                   STATE/ZIP : CA  93405
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,543.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,144.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.28900
    ----------------------------------------------------------------
0   0031467483     MORTGAGORS: LOVEYS               LUKE
                               LOVEYS               ALICE
    REGION CODE    ADDRESS   : 32 SUNRISE HILL
        01         CITY      :    PITTSFORD
                   STATE/ZIP : NY  14534
    MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,719.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.20000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,194,800.00
                               P & I AMT:     15,254.48
                               UPB AMT:   2,192,948.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031467517     MORTGAGORS: SCHMID               MICHAEL
                               WELLS                KATHLEEN
    REGION CODE    ADDRESS   : 9214 WALLER ROAD EAST
        01         CITY      :    TACOMA
                   STATE/ZIP : WA  98446
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,816.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.53200
    ----------------------------------------------------------------
0   0031467525     MORTGAGORS: YOUNG                DAVID
                               YOUNG                MICHELLE
    REGION CODE    ADDRESS   : 172 MILL RIVER ROAD
        01         CITY      :    CHAPPAQUA
                   STATE/ZIP : NY  10514
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,806.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.26400
    ----------------------------------------------------------------
0   0031467624     MORTGAGORS: COOKE                CHRISTIAN
                               COOKE                LORRI
    REGION CODE    ADDRESS   : 2080 OAK HILL ROAD
        01         CITY      :    SCOTCH PLAINS
                   STATE/ZIP : NJ  07076
    MORTGAGE AMOUNT :   276,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,884.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.98400
    ----------------------------------------------------------------
0   0031467764     MORTGAGORS: VITKUS               SHEILA
                               BROWN                MICHAEL
    REGION CODE    ADDRESS   : 26 CEDAR LANE
        01         CITY      :    EAST SETAUKET
                   STATE/ZIP : NY  11733
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,786.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 46.63600
    ----------------------------------------------------------------
0   0031467921     MORTGAGORS: SIMS                 WILBUR
                               SIMS                 ODETTE
    REGION CODE    ADDRESS   : 229 VIA LANTANA
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,603.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.65000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,279,200.00
                               P & I AMT:      8,704.63
                               UPB AMT:   1,278,213.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031468093     MORTGAGORS: BARNES               JOHN
                               BARNES               TRICIA
    REGION CODE    ADDRESS   : 15 LAS PIEDRAS
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   372,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,817.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,540.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031468234     MORTGAGORS: CLARK                RICHARD
                               CLARK                FRANCES
    REGION CODE    ADDRESS   : 1486 WATERFRONT ROAD
        01         CITY      :    RESTON
                   STATE/ZIP : VA  22094
    MORTGAGE AMOUNT :   425,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,800.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,830.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.98200
    ----------------------------------------------------------------
0   0031468432     MORTGAGORS: RANDALL              RORY
                               RANDALL              EILEEN
    REGION CODE    ADDRESS   : 12779 CALLE DE LA SIENA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   313,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,067.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,190.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.69300
    ----------------------------------------------------------------
0   0031468549     MORTGAGORS: EVANS                SUSAN

    REGION CODE    ADDRESS   : 451 STEVENS AVENUE
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   321,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,061.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,246.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031468911     MORTGAGORS: DOUGHERTY            ELIZABETH
                               PHILLIPS             MICHAEL
    REGION CODE    ADDRESS   : 284 SCHOOL STREET
        01         CITY      :    NORTHBOROUGH
                   STATE/ZIP : MA  01532
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,804.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,676,500.00
                               P & I AMT:     11,452.38
                               UPB AMT:   1,674,551.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031469026     MORTGAGORS: MEYER                THOMAS
                               MEYER                DEBORAH
    REGION CODE    ADDRESS   : 3 TIMBER GREEN COURT
        01         CITY      :    MEDFORD
                   STATE/ZIP : NJ  08055
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,781.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.63200
    ----------------------------------------------------------------
0   0031469125     MORTGAGORS: STREETER             MARTIN
                               STREETER             KATHY
    REGION CODE    ADDRESS   : 32 SHAW STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02165
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,717.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.22600
    ----------------------------------------------------------------
0   0031469216     MORTGAGORS: CARBONE              THOMAS
                               CARBONE              MARY KAY
    REGION CODE    ADDRESS   : 4 STRAIGHTSMOUTH WAY
        01         CITY      :    ROCKPORT
                   STATE/ZIP : MA  01966
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.00000
    ----------------------------------------------------------------
0   0031469398     MORTGAGORS: LIFSON               DALE
                               LIFSON               ANITA
    REGION CODE    ADDRESS   : 46 SNEIDER ROAD
        01         CITY      :    TWP. OF WARREN
                   STATE/ZIP : NJ  07060
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 45.45400
    ----------------------------------------------------------------
0   0031469638     MORTGAGORS: ROBINS               KENNETH
                               MEYER                PHILIP
    REGION CODE    ADDRESS   : 5600 GREEN OAK DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,463.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.22400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,647,000.00
                               P & I AMT:     11,555.94
                               UPB AMT:   1,645,962.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031469695     MORTGAGORS: MALKUS               GAIL

    REGION CODE    ADDRESS   : 5444 RENAISSANCE  AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92122
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,753.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.21300
    ----------------------------------------------------------------
0   0031470107     MORTGAGORS: CHRISTENSEN          DENNIS
                               CHRISTENSEN          MARLYN
    REGION CODE    ADDRESS   : 2 EAST ATLANTIC AVENUE
        01         CITY      :    HARVEY CEDARS
                   STATE/ZIP : NJ  08008
    MORTGAGE AMOUNT :   249,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,319.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.38200
    ----------------------------------------------------------------
0   0031470172     MORTGAGORS: KARAS                SPIROS

    REGION CODE    ADDRESS   : 538 MOUNTAIN AVENUE
        01         CITY      :    NORTH CALDWELL
                   STATE/ZIP : NJ  07006
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,697.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,066.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031470511     MORTGAGORS: LEISTIKOW            ALFRED
                               LEISTIKOW            JOAN
    REGION CODE    ADDRESS   : 11.187 ACRES GARZA LANE
        01         CITY      :    LITTLE ELM
                   STATE/ZIP : TX  75068
    MORTGAGE AMOUNT :   449,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,658.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,101.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.77193
    ----------------------------------------------------------------
0   0031470743     MORTGAGORS: FLORA                JONATHAN
                               MORGAN               EMILY
    REGION CODE    ADDRESS   : 4440 DEL MONTE AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92107
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,569.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.29300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,723,500.00
                               P & I AMT:     12,029.12
                               UPB AMT:   1,721,999.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031471006     MORTGAGORS: SAVALLA              MARK
                               ROSENSTEEL-SAVALLA   CHRISTINE
    REGION CODE    ADDRESS   : 2929 MAIDEN LANE
        01         CITY      :    ALTADENA AREA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,787.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.52600
    ----------------------------------------------------------------
0   0031471147     MORTGAGORS: HOLT                 CURTIS
                               HOLT                 LORI
    REGION CODE    ADDRESS   : 16470 ROYAL HILLS DRIVE
        01         CITY      :    ENCINO
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,674.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,956.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031471493     MORTGAGORS: RHIND-TUTT           STEPHEN
                               CRONIN               JANICE
    REGION CODE    ADDRESS   : 38 ALEXANDER STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   449,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,069.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.99400
    ----------------------------------------------------------------
0   0031471543     MORTGAGORS: SPRUCE               DUARD

    REGION CODE    ADDRESS   : 2206 INVERENESS DRIVE
        01         CITY      :    PENSACOLA
                   STATE/ZIP : FL  32503
    MORTGAGE AMOUNT :   274,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,130.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031471600     MORTGAGORS: BLOOM                DAVID
                               BLOOM                TAMMY
    REGION CODE    ADDRESS   : 16 ARUBA BEND
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   341,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,496.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,389.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.93400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,781,250.00
                               P & I AMT:     12,318.11
                               UPB AMT:   1,780,038.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031471626     MORTGAGORS: VADHEIM              JEFFREY

    REGION CODE    ADDRESS   : 101 WEST GLENDALE AVENUE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85021
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,810.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.38800
    ----------------------------------------------------------------
0   0031471659     MORTGAGORS: O'KEEFE              LAWRENCE
                               O'KEEFE              GAIL
    REGION CODE    ADDRESS   : 18 WILDWOOD ROAD
        01         CITY      :    DANVERS
                   STATE/ZIP : MA  01923
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,416.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031471709     MORTGAGORS: PUCCINELLI           JAMES

    REGION CODE    ADDRESS   : 86 FAIRMOUNT ROAD EAST
        01         CITY      :    TEWKSBURY
                   STATE/ZIP : NJ  08858
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,710.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,624.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031471774     MORTGAGORS: WIETFELDT            PETER
                               AUYEUNG-WIETFELDT    JOCELYN
    REGION CODE    ADDRESS   : 168 FOREST STREET
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,276.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,108.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.44400
    ----------------------------------------------------------------
0   0031471923     MORTGAGORS: COHN                 DANIEL
                               FERNANDEZ-COHN       CYNTHIA
    REGION CODE    ADDRESS   : 2604 LA PALOMA LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,814.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,512,500.00
                               P & I AMT:     10,955.37
                               UPB AMT:   1,511,612.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031471931     MORTGAGORS: CROW                 STEPHEN
                               ROSS                 WILLIAM
    REGION CODE    ADDRESS   : 779 WALLER STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,770.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.22200
    ----------------------------------------------------------------
0   0031472046     MORTGAGORS: HOWARD               CLARK
                               HOWARD               LENETTE
    REGION CODE    ADDRESS   : 25535 CRESTFIELD DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   301,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,277.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,058.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031472079     MORTGAGORS: PACHECO              VERA

    REGION CODE    ADDRESS   : 835 CUMBERLAND ROAD
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91202
    MORTGAGE AMOUNT :   407,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,705.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,880.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.79200
    ----------------------------------------------------------------
0   0031472475     MORTGAGORS: MANELA               FLAVIO
                               MANELA               DORA
    REGION CODE    ADDRESS   : 2108 187TH AVENUE N.E.
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98052
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,982.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,904.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031472814     MORTGAGORS: LIOTTA               MICHELLE

    REGION CODE    ADDRESS   : 652 PALISADES DRIVE
        01         CITY      :    PACIFIC PALISADES AREA LO
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,629.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 73.52900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,812,950.00
                               P & I AMT:     12,754.25
                               UPB AMT:   1,811,365.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031472871     MORTGAGORS: KNOLES               JAMES
                               BARNES               LISA
    REGION CODE    ADDRESS   : 18 MONSERRAT AVENUE
        01         CITY      :    FOOTHILL RANCH AREA
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,797.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031472996     MORTGAGORS: GOLDMAN              SHELDON
                               GOLDMAN              JUDY
    REGION CODE    ADDRESS   : 108 GREENBANK DRIVE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   616,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    615,495.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,098.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031473002     MORTGAGORS: KUMAR                DINESH
                               DEVARAJAN            KAMAKSHI
    REGION CODE    ADDRESS   : 339 CORONADO AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,794.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031473168     MORTGAGORS: GOODMAN              KENNETH
                               GOODMAN              CINDY
    REGION CODE    ADDRESS   : 12648 BYRON AVENUE
        01         CITY      :    GRANADA HILLS
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,815.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031473267     MORTGAGORS: HARRIS               JAMES
                               HARRIS               PATRICIA
    REGION CODE    ADDRESS   : 3072 BURNEY PLACE
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,472.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.18500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,724,000.00
                               P & I AMT:     11,694.99
                               UPB AMT:   1,722,373.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031473358     MORTGAGORS: BARNES               TERRY
                               BARNES               CHARLOTTE
    REGION CODE    ADDRESS   : 14463 ASHBURY DRIVE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.28900
    ----------------------------------------------------------------
0   0031473499     MORTGAGORS: RITTER               JAMES
                               RITTER               LORENE
    REGION CODE    ADDRESS   : 4358 CAMPHOR AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   370,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,111.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031473622     MORTGAGORS: BOWMAN               CURTIS
                               NEHME                ANN MARIE
    REGION CODE    ADDRESS   : 10 WEBSTER AVENUE
        01         CITY      :    BEVERLY FARMS
                   STATE/ZIP : MA  01915
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,395.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.86400
    ----------------------------------------------------------------
0   0031473663     MORTGAGORS: BARNETT              BLAKE
                               BARNETT              KATHY
    REGION CODE    ADDRESS   : 24892 CALLE CARMEL
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,790.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.61400
    ----------------------------------------------------------------
0   0031473705     MORTGAGORS: STONE                DAVID
                               STONE                VALERIE
    REGION CODE    ADDRESS   : 127 FORESIDE ROAD
        01         CITY      :    FALMOUTH
                   STATE/ZIP : ME  04105
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,621.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,956.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.28500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,769,400.00
                               P & I AMT:     11,919.48
                               UPB AMT:   1,768,030.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031473895     MORTGAGORS: COOPER               RONALD
                               COOPER               CHRISTINA
    REGION CODE    ADDRESS   : 454 HILLCREST RD.
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   554,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    553,688.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,874.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 56.83000
    ----------------------------------------------------------------
0   0031474638     MORTGAGORS: SHMUELY              YOCHI
                               DULITZKI             REUVEN
    REGION CODE    ADDRESS   : 260 WILTSHIRE ROAD
        01         CITY      :    WYNNEWOOD
                   STATE/ZIP : PA  19096
    MORTGAGE AMOUNT :   260,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,091.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031474893     MORTGAGORS: HENSHAW              RICHARD
                               HENSHAW              VICKIE
    REGION CODE    ADDRESS   : 6 OXBOW ROAD
        01         CITY      :    DANVERS
                   STATE/ZIP : MA  01923
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,816.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.61100
    ----------------------------------------------------------------
0   0031475098     MORTGAGORS: THERIAULT            JANE

    REGION CODE    ADDRESS   : 32962 JOEL CIRCLE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031476005     MORTGAGORS: CLINE                CRAIG
                               CLINE                NANCY
    REGION CODE    ADDRESS   : 3465 PASEO ANCHO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   267,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,665.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,592,250.00
                               P & I AMT:     11,159.50
                               UPB AMT:   1,591,072.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031476179     MORTGAGORS: PERIQUET             RAMON
                               PERIQUET             JANE
    REGION CODE    ADDRESS   : 25578 CRESTFIELD CIRCLE
        01         CITY      :    CASTRO VALLEY,
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   356,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,118.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,493.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031476229     MORTGAGORS: COLAIZZI             ERNEST
                               COLAIZZI             LISA
    REGION CODE    ADDRESS   : 7416 BROOKDALE DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75024
    MORTGAGE AMOUNT :   146,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,485.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,000.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.54600
    ----------------------------------------------------------------
0   0031476310     MORTGAGORS: VAUGHN               PHILIP
                               VAUGHN               AMELITA
    REGION CODE    ADDRESS   : 1062 PENINSULA STREET
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93001
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,697.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,646.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031476443     MORTGAGORS: THORNETT             J.
                               THORNETT             CYNTHIA
    REGION CODE    ADDRESS   : 10107 GARY ROAD
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   431,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,680.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,013.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.41200
    ----------------------------------------------------------------
0   0031476864     MORTGAGORS: BASILE               ELIZABETH

    REGION CODE    ADDRESS   : 40 CANTERBURY DRIVE
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   231,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,332.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,638.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.31100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,553,750.00
                               P & I AMT:     10,792.83
                               UPB AMT:   1,552,314.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031476914     MORTGAGORS: COOK                 JEFFREY
                               COOK                 PAMELA
    REGION CODE    ADDRESS   : 461 BUCKBOARD LANE
        01         CITY      :    OJAI
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   516,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    515,566.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,389.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031477045     MORTGAGORS: TARNOL               MARVIN
                               TARNOL               LAURIE
    REGION CODE    ADDRESS   : 5014 GLORIA AVENUE
        01         CITY      :    LOS ANGELES (ENCINO AREA)
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,258.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 29.31200
    ----------------------------------------------------------------
0   0031477201     MORTGAGORS: WAGNER               JAMES
                               WAGNER               AMY
    REGION CODE    ADDRESS   : 15 BRISTOL COURT
        01         CITY      :    BERKELEY HEIGHTS TWP.
                   STATE/ZIP : NJ  07922
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.41800
    ----------------------------------------------------------------
0   0031477433     MORTGAGORS: PORTILLO             EDGAR
                               PORTILLO             ANNA
    REGION CODE    ADDRESS   : 6232 CHAPEL VIEW LANE
        01         CITY      :    CITRUS HEIGHTS
                   STATE/ZIP : CA  95621
    MORTGAGE AMOUNT :   110,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    110,118.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       770.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031477615     MORTGAGORS: KELLEY               WILLIAM
                               KELLEY               ANICETA
    REGION CODE    ADDRESS   : 2380 FOX RIDGE WAY
        01         CITY      :    UPLAND
                   STATE/ZIP : CA  91784
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,746.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,548,200.00
                               P & I AMT:     10,651.77
                               UPB AMT:   1,546,689.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031478084     MORTGAGORS: SINCLAIR             DONALD
                               SINCLAIR             NANCY
    REGION CODE    ADDRESS   : 8588 VOLGA RIVER CIRCLE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,627.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.14200
    ----------------------------------------------------------------
0   0031478241     MORTGAGORS: SCEPPA               JOSEPH
                               SCEPPA               CAROLE
    REGION CODE    ADDRESS   : 11-15 RHODE ISLAND AVENUE
        01         CITY      :    SOMERVILLE
                   STATE/ZIP : MA  02145
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    152,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,155.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031478290     MORTGAGORS: NEWMAN               ERIC
                               TORO                 SYLVIA
    REGION CODE    ADDRESS   : 3600 BATTERSEA ROAD
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33133
    MORTGAGE AMOUNT :   358,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,505.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031478803     MORTGAGORS: KAWANO               SCOT
                               LE-KAWANO            HANH
    REGION CODE    ADDRESS   : 5517 WEST 77TH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   235,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,021.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031478845     MORTGAGORS: SOUTHWOOD            DANA
                               SOUTHWOOD            DONNA
    REGION CODE    ADDRESS   : 2522 LAUREL AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,656.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,001.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,455,600.00
                               P & I AMT:     10,245.04
                               UPB AMT:   1,454,704.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031479710     MORTGAGORS: CEVETELLO            FRANCIS
                               CEVETELLO            ELIZABETH
    REGION CODE    ADDRESS   : 114 PEMBROKE STREET
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/26
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 39.81797
    ----------------------------------------------------------------
0   0031480791     MORTGAGORS: BOETTCHER            DAVID
                               BOETTCHER            GAIL
    REGION CODE    ADDRESS   : 1512 WEDGEWOOD COURT
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,746.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 58.33300
    ----------------------------------------------------------------
0   0031480932     MORTGAGORS: SPELLMAN             THOMAS
                               SPELLMAN             AUDREY
    REGION CODE    ADDRESS   : 41 FIELD CREST ROAD
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 45.35700
    ----------------------------------------------------------------
0   0031481054     MORTGAGORS: LA CAVA              MICHAEL
                               LA CAVA              ROSANNE
    REGION CODE    ADDRESS   : 80 CANTERBURY DRIVE
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,745.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.60900
    ----------------------------------------------------------------
0   0031481088     MORTGAGORS: HORD                 FENTON
                               HORD                 PATRICIA
    REGION CODE    ADDRESS   : 513 BEACH ROAD NORTH
        01         CITY      :    WILMINGTON
                   STATE/ZIP : NC  28405
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 35.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,614,000.00
                               P & I AMT:     11,170.50
                               UPB AMT:   1,613,492.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031481161     MORTGAGORS: O'CONNOR             MICHAEL

    REGION CODE    ADDRESS   : 48D INDPENDANCE WAY UNIT 48D BUILDI
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : MA  01945
    MORTGAGE AMOUNT :   275,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,924.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031481237     MORTGAGORS: HOLMES               GREGORY
                               HOLMES               COLLEEN
    REGION CODE    ADDRESS   : 351 CLINTON ROAD
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   392,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,744.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 52.33300
    ----------------------------------------------------------------
0   0031481310     MORTGAGORS: COMSTOCK             BRIAN
                               COMSTOCK             KAREN
    REGION CODE    ADDRESS   : 13511 WEST 165TH AVENUE
        01         CITY      :    LOWELL
                   STATE/ZIP : IN  46356
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,616.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,941.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.24600
    ----------------------------------------------------------------
0   0031481377     MORTGAGORS: TRUOG                ROBERT
                               TRUOG                AMY
    REGION CODE    ADDRESS   : 7 TOWER DRIVE
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,586.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,764.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.66600
    ----------------------------------------------------------------
0   0031481633     MORTGAGORS: LOCKET               LYMAN
                               LOCKET               LINNETTE
    REGION CODE    ADDRESS   : 602 KENTWOOD COURT
        01         CITY      :    LAKE ORION
                   STATE/ZIP : MI  48362
    MORTGAGE AMOUNT :   219,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,456.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.78500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,528,100.00
                               P & I AMT:     11,003.61
                               UPB AMT:   1,525,359.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031482086     MORTGAGORS: MCMANUS              ANN
                               MCMANUS              KENNETH
    REGION CODE    ADDRESS   : 11 INWOOD ROAD
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : CT  06525
    MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,454.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.77200
    ----------------------------------------------------------------
0   0031482169     MORTGAGORS: OKADA                BEVERLY

    REGION CODE    ADDRESS   : 72 LUDLOW RD
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,740.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.32200
    ----------------------------------------------------------------
0   0031482300     MORTGAGORS: SOBOLEWSKI           PHILLIP
                               SOBOLEWSKI           KATHY
    REGION CODE    ADDRESS   : 49 FITZROY DR
        01         CITY      :    CHARLESTON
                   STATE/ZIP : SC  29414
    MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,964.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031482383     MORTGAGORS: GOMEZ                DONATO
                               GOMEZ                LOURDES
    REGION CODE    ADDRESS   : 407 AVALON DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,808.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.13400
    ----------------------------------------------------------------
0   0031482391     MORTGAGORS: SWEET                DAVID
                               SWEET                HELAYNE
    REGION CODE    ADDRESS   : 2900 TAJ DRIVE
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   326,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,281.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,516,400.00
                               P & I AMT:     10,540.32
                               UPB AMT:   1,515,763.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031482490     MORTGAGORS: LEE                  ROBERT
                               LEE                  YI PING
    REGION CODE    ADDRESS   : 108 LATHAM STREET
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,720.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.91600
    ----------------------------------------------------------------
0   0031482631     MORTGAGORS: BERNOSKY             RICHARD

    REGION CODE    ADDRESS   : 16574 KNOLLWOOD DRIVE
        01         CITY      :    (GRANADA HILLS AREA) LOS
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   274,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,191.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,895.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031482946     MORTGAGORS: PETTY                JANICE

    REGION CODE    ADDRESS   : 515 MAPLE STREET
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   301,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,187.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,159.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.73000
    ----------------------------------------------------------------
0   0031482953     MORTGAGORS: DAINES               GARY
                               DAINES               SUSAN
    REGION CODE    ADDRESS   : 4318 DUNSMORE AVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   308,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,278.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031483118     MORTGAGORS: BROWN                FRANK
                               BROWN                SUSAN
    REGION CODE    ADDRESS   : 450 KENBROOK DR
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,896.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,664,550.00
                               P & I AMT:     11,441.95
                               UPB AMT:   1,663,377.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031483167     MORTGAGORS: VILARDI              FRANK
                               VILARDI              DONNA
    REGION CODE    ADDRESS   : 123 GORDONHURST AVE
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07042
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031483266     MORTGAGORS: ALLEN                STUART

    REGION CODE    ADDRESS   : 1 VICTORIA WAY
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08852
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031483530     MORTGAGORS: BANKS                JONATHAN
                               BANKS                JUDITH
    REGION CODE    ADDRESS   : 6 PASSAIC COURT
        01         CITY      :    MARLBORO
                   STATE/ZIP : NJ  07746
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.62600
    ----------------------------------------------------------------
0   0031483563     MORTGAGORS: WICKS                GUY
                               WICKS                DEANNA
    REGION CODE    ADDRESS   : 39 ARBUA BEND
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,798.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.78900
    ----------------------------------------------------------------
0   0031483597     MORTGAGORS: MORGAN               JAMES
                               MORGAN               PATRICIA
    REGION CODE    ADDRESS   : 18824 EAST ARCADIAN SHORE DRIVE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70810
    MORTGAGE AMOUNT :   242,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,210.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.47500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,215,400.00
                               P & I AMT:      8,717.27
                               UPB AMT:   1,215,009.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031483837     MORTGAGORS: ESKANDER             NASSEF
                               BISHAY               WAFAA
    REGION CODE    ADDRESS   : 76 WEST PAMELA ROAD
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91007
    MORTGAGE AMOUNT :   345,375.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,834.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031483894     MORTGAGORS: COOK                 THOMAS
                               COOK                 CHRISTI
    REGION CODE    ADDRESS   : 2933 LAWRENCE DRIVE
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22042
    MORTGAGE AMOUNT :   324,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,464.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,298.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.24000
    ----------------------------------------------------------------
0   0031484009     MORTGAGORS: WITTENSTEIN          ANDREW
                               WITTENSTEIN          CAROLINE
    REGION CODE    ADDRESS   : 466 NEWTOWN TURNPIKE
        01         CITY      :    WESTON
                   STATE/ZIP : CT  06883
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,797.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.23200
    ----------------------------------------------------------------
0   0031484330     MORTGAGORS: ST. JOHN             LAWRENCE
                               ST. JOHN             BARBARA
    REGION CODE    ADDRESS   : 4225 ADMIRABLE DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   386,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,194.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,638.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031484405     MORTGAGORS: FLORES               VICTOR
                               FLORES               PATRICIA
    REGION CODE    ADDRESS   : 2423 SEGOVIA
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   319,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,901.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,636,025.00
                               P & I AMT:     11,243.77
                               UPB AMT:   1,634,192.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031484470     MORTGAGORS: GORDON               L.

    REGION CODE    ADDRESS   : 1478 GLEN OAKS BOULEVARD
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   800,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    799,420.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,662.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 62.74500
    ----------------------------------------------------------------
0   0031484942     MORTGAGORS: PEPPLE               GARY
                               PEPPLE               MILAGROS
    REGION CODE    ADDRESS   : 31023 HUNTINGTON WOODS PARKWAY
        01         CITY      :    BAY VILLAGE
                   STATE/ZIP : OH  44140
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.78700
    ----------------------------------------------------------------
0   0031485105     MORTGAGORS: RIVAS                ROBERTO
                               RIVAS                ARGENTINA
    REGION CODE    ADDRESS   : 24334 THUNDER TRAIL
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,663.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031485154     MORTGAGORS: LITIN                NED
                               MEYER-LITIN          ELIZABETH
    REGION CODE    ADDRESS   : 2710 BENT TREE CIRCLE
        01         CITY      :    MINNETONKA
                   STATE/ZIP : MN  55343
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,080.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.03200
    ----------------------------------------------------------------
0   0031485204     MORTGAGORS: MAIL                 RUSSELL
                               MAIL                 NORAH
    REGION CODE    ADDRESS   : 361 HEMSLEY DR
        01         CITY      :    QUEENSTOWN
                   STATE/ZIP : MD  21658
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,717.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 74.19300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,994,000.00
                               P & I AMT:     13,905.11
                               UPB AMT:   1,992,578.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031485345     MORTGAGORS: URSICH               GREGORY
                               URSICH               KATHY
    REGION CODE    ADDRESS   : 926 N. 72ND ST.
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98103
    MORTGAGE AMOUNT :   247,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,411.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,710.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.18400
    ----------------------------------------------------------------
0   0031485519     MORTGAGORS: DEMER                JOSEPH

    REGION CODE    ADDRESS   : 3201 EARLMAR DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   492,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,625.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,398.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031486665     MORTGAGORS: HAWKINSON            DALE
                               HAWKINSON            LYNNE
    REGION CODE    ADDRESS   : 2244 MONTIA PLACE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,850.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031486673     MORTGAGORS: SIMPSON              DAVID

    REGION CODE    ADDRESS   : 23541 CALISTOGA PLACE
        01         CITY      :    RAMONA
                   STATE/ZIP : CA  92065
    MORTGAGE AMOUNT :   182,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    181,722.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,257.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.80000
    ----------------------------------------------------------------
0   0031486681     MORTGAGORS: PECK                 SCOTT
                               PECK                 SHANNON
    REGION CODE    ADDRESS   : 1127 SANTA LUISA DRIVE
        01         CITY      :    SOLANA BEACH
                   STATE/ZIP : CA  92075
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,568.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.40900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,501,600.00
                               P & I AMT:     10,347.75
                               UPB AMT:   1,499,178.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          124
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031486731     MORTGAGORS: GALANDO              MATTHEW

    REGION CODE    ADDRESS   : 91 KENT COURT
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   391,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,316.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,740.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031486749     MORTGAGORS: VINSON               HUEY
                               VINSON               ELAINE
    REGION CODE    ADDRESS   : 1359 BUCKINGHAM DRIVE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   261,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,519.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,853.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031486780     MORTGAGORS: THORNE               NANCY

    REGION CODE    ADDRESS   : 31093 WILLOW VIEW LANE
        01         CITY      :    VALLEY CENTER
                   STATE/ZIP : CA  92082
    MORTGAGE AMOUNT :   109,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    109,340.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       775.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 43.80000
    ----------------------------------------------------------------
0   0031487028     MORTGAGORS: RENEK                FRANK
                               RENEK                ROBIN
    REGION CODE    ADDRESS   : 3230 GIANT FOREST LOOP
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,389.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.33802
    ----------------------------------------------------------------
0   0031487259     MORTGAGORS: PISANO               MICHELE

    REGION CODE    ADDRESS   : 108 - 110 NIETO AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   244,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,544.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 69.97100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,408,200.00
                               P & I AMT:      9,865.08
                               UPB AMT:   1,406,110.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          125
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031487309     MORTGAGORS: PAOLILLO             RICHARD

    REGION CODE    ADDRESS   : 85 BROOKS ROAD
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   256,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,404.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,772.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 82.82400
    ----------------------------------------------------------------
0   0031488463     MORTGAGORS: GEILMANN             THOMAS
                               GEILMANN             SHERREL
    REGION CODE    ADDRESS   : 2273 WOODMILL DRIVE
        01         CITY      :    WESTLAKE
                   STATE/ZIP : OH  44145
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031488695     MORTGAGORS: MEYERS               LAURA

    REGION CODE    ADDRESS   : 1635 CASTRO STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,207.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031488794     MORTGAGORS: PAVLOVSKY            KONSTANTIN
                               PAVLOVSKY            MAYA
    REGION CODE    ADDRESS   : 184-34 ABERDEEN ROAD
        01         CITY      :    JAMAICA ESTATES
                   STATE/ZIP : NY  11432
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 68.96500
    ----------------------------------------------------------------
0   0031488802     MORTGAGORS: FOSTER               MICHAEL
                               FOSTER               KATHRYN
    REGION CODE    ADDRESS   : 47336 STERDLEY FALLS TERRACE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   174,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,164.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,189.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,298,900.00
                               P & I AMT:      9,180.55
                               UPB AMT:   1,297,559.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          126
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031488927     MORTGAGORS: LUTSCHAUNIG          VALERIE

    REGION CODE    ADDRESS   : 47 TEMPLE COURT
        01         CITY      :    TRENTON (HOPEWELL)
                   STATE/ZIP : NJ  08638
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    134,899.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       943.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 69.40300
    ----------------------------------------------------------------
0   0031488935     MORTGAGORS: WEAVER               RICHARD
                               WEAVER               PATRICIA
    REGION CODE    ADDRESS   : 11 REGENT PLACE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94301
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,258.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 46.66600
    ----------------------------------------------------------------
0   0031489057     MORTGAGORS: ERAZO                EMERSON
                               ERAZO                SYLVIA
    REGION CODE    ADDRESS   : 18010 OLIVE BRANCH LANE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,676.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,048.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489107     MORTGAGORS: SIDDELEY             HENRY
                               SIDDELEY             DEBORAH
    REGION CODE    ADDRESS   : 43412 SPERRIN COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   216,712.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,529.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,423.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489321     MORTGAGORS: TERRILL              JOHN
                               TERRILL              KATHLEEN
    REGION CODE    ADDRESS   : 458 UPPER GULPH ROAD
        01         CITY      :    RADNOR
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,785.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.24600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,489,712.00
                               P & I AMT:     10,264.71
                               UPB AMT:   1,488,149.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          127
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031489362     MORTGAGORS: DOBBE                JOHN
                               DOBBE                KATHARINE
    REGION CODE    ADDRESS   : 58 SIENA
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,184.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489651     MORTGAGORS: JONES                LARRY
                               JONES                SHELLEY
    REGION CODE    ADDRESS   : 304 GEORGETOWN CIRCLE
        01         CITY      :    CHARLESTON
                   STATE/ZIP : WV  25314
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,480.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,023.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489826     MORTGAGORS: TSUKAMOTO            DONALD
                               TSUKAMOTO            KATHY
    REGION CODE    ADDRESS   : 591 CANDLESTICK WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   242,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,215.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,674.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489883     MORTGAGORS: LUTSKY               JOSEPH
                               LLOYD                JENNIFER
    REGION CODE    ADDRESS   : 67 SETTLERS RIDGE ROAD
        01         CITY      :    NORTH ANDOVER
                   STATE/ZIP : MA  01845
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,189.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,844.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489917     MORTGAGORS: SECKLER              JOSEPH
                               SECKLER              DIANE
    REGION CODE    ADDRESS   : 17 SAMUEL PARLIN DRIVE
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   363,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,600.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.78000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,474,200.00
                               P & I AMT:     10,173.25
                               UPB AMT:   1,473,070.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          128
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031489958     MORTGAGORS: SMITS                RONALD
                               SMITS                SUSAN
    REGION CODE    ADDRESS   : 65 BLUE RIDGE ROAD
        01         CITY      :    NORTH ANDOVER
                   STATE/ZIP : MA  01845
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,986.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,008.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.77700
    ----------------------------------------------------------------
0   0031490014     MORTGAGORS: HANKIN               DAVID
                               HANKIN               CHERYL
    REGION CODE    ADDRESS   : 282 BELKNAP ROAD
        01         CITY      :    FRAMINGHAM
                   STATE/ZIP : MA  01701
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,758.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 83.69500
    ----------------------------------------------------------------
0   0031490089     MORTGAGORS: WEISS                ROBERT
                               CHIMENE              SUSAN
    REGION CODE    ADDRESS   : 17 HURLBUT STREET
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02138
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    600,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,195.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.15700
    ----------------------------------------------------------------
0   0031490253     MORTGAGORS: FISCHER              FRED
                               FISCHER              LINDA
    REGION CODE    ADDRESS   : S31 W33436 HIGHWAY G
        01         CITY      :    DOUSMAN
                   STATE/ZIP : WI  53118
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,826.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031490816     MORTGAGORS: MORGAN               JAMES
                               MORGAN               CYNTHIA
    REGION CODE    ADDRESS   : 75 BUCKWHEAT RUN ROAD
        01         CITY      :    NORTHEAST
                   STATE/ZIP : MD  21901
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,663.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.28600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,924,200.00
                               P & I AMT:     13,416.51
                               UPB AMT:   1,923,477.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          129
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031491400     MORTGAGORS: MORRIS               F.
                               MORRIS               KATHI
    REGION CODE    ADDRESS   : 320 TOMAHAWK DRIVE
        01         CITY      :    PALM DESERT
                   STATE/ZIP : CA  92211
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,002.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.31100
    ----------------------------------------------------------------
0   0031491574     MORTGAGORS: MCNEEL               WAKELIN

    REGION CODE    ADDRESS   : 2950 NEILSON WAY #311
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   282,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,729.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031491855     MORTGAGORS: YAFEH                JOSEPH

    REGION CODE    ADDRESS   : 10433 WILSHIRE BOULEVARD #705
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :    92,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,869.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       659.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031492028     MORTGAGORS: SIDEN                TERRY
                               SIDEN                DAWN
    REGION CODE    ADDRESS   : 3335 ANGELSTONE POINT
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80919
    MORTGAGE AMOUNT :   493,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    492,585.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,238.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031492366     MORTGAGORS: BANKS                BRIAN
                               BANKS                CAROLYN
    REGION CODE    ADDRESS   : 247 WEST EL PINTADO ROAD
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,654.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,449,150.00
                               P & I AMT:     10,000.21
                               UPB AMT:   1,446,842.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          130
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031492390     MORTGAGORS: CHO                  SUNG
                               CHO                  WI
    REGION CODE    ADDRESS   : 19224 TERESA WAY
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,153.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031492416     MORTGAGORS: COOK                 JOHN
                               COOK                 SUSAN
    REGION CODE    ADDRESS   : 314 JESTER COURT
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   359,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,926.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,480.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031492424     MORTGAGORS: EISENBERG            DAVID
                               SERIZAWA             LINDA
    REGION CODE    ADDRESS   : 675 CAMBRIDGE STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94134
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,963.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031492531     MORTGAGORS: HUBBARD              RALPH
                               HUBBARD              NANCY
    REGION CODE    ADDRESS   : 146 ENGLISH TURN DRIVE
        01         CITY      :    NEW ORLEANS
                   STATE/ZIP : LA  70131
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,752.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.44100
    ----------------------------------------------------------------
0   0031492721     MORTGAGORS: SHORTZ               BARRY
                               LORBIECKI-SHORTZ     KATHRYN
    REGION CODE    ADDRESS   : 183 DEER TRAIL CIRCLE
        01         CITY      :    ARROYO GRANDE
                   STATE/ZIP : CA  93420
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,527,900.00
                               P & I AMT:     10,646.53
                               UPB AMT:   1,526,796.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          131
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031492945     MORTGAGORS: HALL                 ALLEN
                               HALL                 LAURIE
    REGION CODE    ADDRESS   : 3646 FAIRWAY DRIVE
        01         CITY      :    CAMERON PARK
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   175,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,911.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,165.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031493158     MORTGAGORS: HERBST               STEPHEN
                               HERBST               TERI
    REGION CODE    ADDRESS   : 2206 B DUFOUR AVENUE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,528.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,050.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.07692
    ----------------------------------------------------------------
0   0031493240     MORTGAGORS: SIMPSON              DANIEL
                               SIMPSON              PHYLLIS
    REGION CODE    ADDRESS   : 131 MAPLE TRACE
        01         CITY      :    HOOVER
                   STATE/ZIP : AL  35226
    MORTGAGE AMOUNT :   273,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,897.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------
0   0031494545     MORTGAGORS: TAKACS               ZSOLT
                               TOTH                 SYLVIA
    REGION CODE    ADDRESS   : 1479 NUT TREE LANE
        01         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   264,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,086.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.96900
    ----------------------------------------------------------------
0   0031494784     MORTGAGORS: CARPENTER            THOMAS
                               CARPENTER            BRENDA
    REGION CODE    ADDRESS   : 7651 ALPINE ROAD
        01         CITY      :    LA HONDA
                   STATE/ZIP : CA  94020
    MORTGAGE AMOUNT :   442,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,341.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,090.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.91520
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,411,800.00
                               P & I AMT:     10,020.83
                               UPB AMT:   1,409,765.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          132
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031494826     MORTGAGORS: MARCUS               ROBERT
                               MARCUS               MARCIA
    REGION CODE    ADDRESS   : 230 LARSSON STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   477,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,627.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,253.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.60000
    ----------------------------------------------------------------
0   0031494925     MORTGAGORS: DAVIDSON             PAUL
                               COSTA                NADIA
    REGION CODE    ADDRESS   : 519 FLORENCE DRIVE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,805.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.38700
    ----------------------------------------------------------------
0   0031495062     MORTGAGORS: OTTO                 MATTHEW
                               OTTO                 PAMELA
    REGION CODE    ADDRESS   : 2551 RENATA COURT
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   297,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,129.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,079.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031495138     MORTGAGORS: KULETO               TIMOTHY
                               KULETO               LISA
    REGION CODE    ADDRESS   : 2326 EL MORENO STREET
        01         CITY      :    LA CRESCENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,820.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
0   0031495591     MORTGAGORS: REIMER               DAVID
                               CHO                  LOUISE
    REGION CODE    ADDRESS   : 201 TAGGERT DRIVE
        01         CITY      :    MONTGOMERY TWP
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   149,884.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,884.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,022.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.72200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,409,234.00
                               P & I AMT:      9,684.83
                               UPB AMT:   1,408,267.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          133
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031495690     MORTGAGORS: LANG                 DARRYL
                               LANG                 BRACHA
    REGION CODE    ADDRESS   : 16 STRIDESHAM COURT
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21209
    MORTGAGE AMOUNT :   170,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    170,133.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,162.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031495757     MORTGAGORS: CHARLES              KATHLEEN

    REGION CODE    ADDRESS   : 1124 FRANCIS HAMMOND PARKWAY
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22302
    MORTGAGE AMOUNT :   307,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,715.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,126.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.45800
    ----------------------------------------------------------------
0   0031495955     MORTGAGORS: SCHRAMM              SHERI
                               EDWARDS              DONNA
    REGION CODE    ADDRESS   : 650 COUNTRY LANE
        01         CITY      :    BOSQUE FARMS
                   STATE/ZIP : NM  87068
    MORTGAGE AMOUNT :   259,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,166.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,858.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031496045     MORTGAGORS: AMESCUA              RICHARD

    REGION CODE    ADDRESS   : 501 SOUTH CRESCENT HEIGHTS BOULEVAR
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90048
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.56500
    ----------------------------------------------------------------
0   0031496128     MORTGAGORS: ACKERMAN             PHILIP
                               ACKERMAN             JENNIFER
    REGION CODE    ADDRESS   : 1806 N WILMOT AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60647
    MORTGAGE AMOUNT :   304,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,105.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,362,500.00
                               P & I AMT:      9,490.05
                               UPB AMT:   1,361,578.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          134
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031496417     MORTGAGORS: NEWMAN               JOEL
                               NEWMAN               JENNIFER
    REGION CODE    ADDRESS   : 94 HARRIS AVENUE
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   357,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,468.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031496581     MORTGAGORS: HEDAYAT              KAYVAN
                               RAZZAGHI-HEDAYAT     AZITA
    REGION CODE    ADDRESS   : 8 GOLDEN BALL ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,325.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031496862     MORTGAGORS: NEILSON              KERI
                               FEINGOLD             JOEL
    REGION CODE    ADDRESS   : 3950 LYCEUM AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,019.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031496920     MORTGAGORS: DELONAS              NICHOLAS
                               DELONAS              CYTHIA
    REGION CODE    ADDRESS   : 3 DAWN LANE
        01         CITY      :    RANDOLPH
                   STATE/ZIP : NJ  07869
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,768.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,813.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.59400
    ----------------------------------------------------------------
0   0031497167     MORTGAGORS: LARSEN               WILLIAM
                               LARSEN               DONNA
    REGION CODE    ADDRESS   : 317 MELVILLE CT
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   245,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,076.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,462,350.00
                               P & I AMT:     10,191.99
                               UPB AMT:   1,461,764.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          135
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031497381     MORTGAGORS: STIMSON              ROBIN
                               STIMSON              MARGARET
    REGION CODE    ADDRESS   : 8197 TOYON AVENUE
        01         CITY      :    FAIR OAKS
                   STATE/ZIP : CA  95628
    MORTGAGE AMOUNT :   251,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,517.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.89200
    ----------------------------------------------------------------
0   0031498108     MORTGAGORS: WITTENBERG           ERIC
                               WITTENBERG           JANET
    REGION CODE    ADDRESS   : 65 MCAFEE FARM ROAD
        01         CITY      :    BEDFORD
                   STATE/ZIP : NH  03110
    MORTGAGE AMOUNT :   273,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,501.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.39900
    ----------------------------------------------------------------
0   0031498231     MORTGAGORS: NONEMACHER           JAMES

    REGION CODE    ADDRESS   : 684 FRANKLIN TPKE
        01         CITY      :    ALLENDALE
                   STATE/ZIP : NJ  07401
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,208.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 74.46800
    ----------------------------------------------------------------
0   0031498520     MORTGAGORS: HEIN                 ARTHUR
                               HALE                 KATHLEEN
    REGION CODE    ADDRESS   : 24 BENNINGTON ROAD
        01         CITY      :    MORRIS
                   STATE/ZIP : NJ  07961
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,675.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,634.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031498538     MORTGAGORS: KOSIERADZKI          PAUL
                               KOSIERADZKI          MARIA
    REGION CODE    ADDRESS   : 30851 MARBELLA CORTE
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   484,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,660.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,345.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,580,800.00
                               P & I AMT:     10,907.68
                               UPB AMT:   1,579,355.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          136
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498603     MORTGAGORS: HORN                 MARK

    REGION CODE    ADDRESS   : 296 JUANITA AVENUE
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,817.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031498678     MORTGAGORS: MEINER               DAVID
                               MEINER               CATHERINE
    REGION CODE    ADDRESS   : 2349 FAUNTLEROY WAY SW. #104
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98126
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,191.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031498777     MORTGAGORS: GASPARO              MICHAEL
                               GASPARO              TERESE
    REGION CODE    ADDRESS   : 3110 ANTONIO STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.67500
    ----------------------------------------------------------------
0   0031498967     MORTGAGORS: CHEN                 FRANCIS
                               SHI                  HUI
    REGION CODE    ADDRESS   : 243 NORTH ARDEN BOULEVARD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90004
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,753.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031499049     MORTGAGORS: OGUNRO               EDWARD
                               OGUNRO               YEMESERACH
    REGION CODE    ADDRESS   : 1510 PORTWINE COURT
        01         CITY      :    LIBERTYVILLE
                   STATE/ZIP : IL  60048
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,272.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,582,400.00
                               P & I AMT:     10,986.80
                               UPB AMT:   1,581,554.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          137
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031499155     MORTGAGORS: GOFF                 CHARLES
                               GOFF                 VIRGINIA
    REGION CODE    ADDRESS   : 9434 E CEDAR WAXWING DRIVE
        01         CITY      :    SUN LAKES
                   STATE/ZIP : AZ  85248
    MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031499346     MORTGAGORS: JEAN                 ROBERT
                               JEAN                 ROBIN
    REGION CODE    ADDRESS   : 67 LESLIE ROAD
        01         CITY      :    ROWLEY
                   STATE/ZIP : MA  01969
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,797.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031499387     MORTGAGORS: OHRN                 JOHN
                               OHRN                 MARGARET
    REGION CODE    ADDRESS   : 61 KINSMAN CIRCLE
        01         CITY      :    TOPSFIELD
                   STATE/ZIP : MA  01983
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,797.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031499460     MORTGAGORS: IRVING               SUSAN

    REGION CODE    ADDRESS   : 24 MILFORD STREET UNIT 1
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.22000
    ----------------------------------------------------------------
0   0031499502     MORTGAGORS: MAIETTA              MICHAEL
                               MAIETTA              FELICIA
    REGION CODE    ADDRESS   : 7 APPLE HILL LANE
        01         CITY      :    LYNNFIELD
                   STATE/ZIP : MA  01940
    MORTGAGE AMOUNT :   285,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,365.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,358,400.00
                               P & I AMT:      9,447.30
                               UPB AMT:   1,357,760.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          138
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031499593     MORTGAGORS: FINCH                RONALD

    REGION CODE    ADDRESS   : 7296 JUNIPER WAY
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80007
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,769.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,012.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.08400
    ----------------------------------------------------------------
0   0031499619     MORTGAGORS: MUROFF               MITCHELL
                               MUROFF               MARJORIE
    REGION CODE    ADDRESS   : 69 OBER ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,712.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.47800
    ----------------------------------------------------------------
0   0031499684     MORTGAGORS: ZALATAN              ANTHONY
                               ZALATAN              KAREN
    REGION CODE    ADDRESS   : 10845 N LAKESIDE PLACE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80125
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,176.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031499809     MORTGAGORS: CLARK                JOHN
                               CLARK                CONSTANCE
    REGION CODE    ADDRESS   : 625 CASTLE RIDGE COURT
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80525
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031499858     MORTGAGORS: MCLEAN               MARC
                               MCLEAN               ANGELA
    REGION CODE    ADDRESS   : 1930 PROSPECT PLACE
        01         CITY      :    GREELEY
                   STATE/ZIP : CO  80631
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,138.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,607,550.00
                               P & I AMT:     11,032.46
                               UPB AMT:   1,605,772.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          139
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031500135     MORTGAGORS: LANE                 CHRIS

    REGION CODE    ADDRESS   : 1032 SALMON RUN
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80524
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,621.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.18400
    ----------------------------------------------------------------
0   0031500325     MORTGAGORS: CIOMEI               MARK
                               CIOMEI               LISA
    REGION CODE    ADDRESS   : 12978 THISTLETHORN DRIVE
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   315,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,371.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.90000
    ----------------------------------------------------------------
0   0031500416     MORTGAGORS: MURPHY               KEVIN
                               MURPHY               KIMBERLY
    REGION CODE    ADDRESS   : 128 CROSS KEY ROAD
        01         CITY      :    BERNVILLE
                   STATE/ZIP : PA  19506
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,606.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031500580     MORTGAGORS: MCCALL               DENNIS

    REGION CODE    ADDRESS   : 452 31ST STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,531.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,093.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.17500
    ----------------------------------------------------------------
0   0031500721     MORTGAGORS: HART                 JEFF
                               HART                 MARY
    REGION CODE    ADDRESS   : 251 FOREST STREET
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,710,000.00
                               P & I AMT:     11,950.80
                               UPB AMT:   1,708,131.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          140
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031501042     MORTGAGORS: WARNER               SCOTT
                               WARNER               JUDITH
    REGION CODE    ADDRESS   : 1524 CAMINO LOMA
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92833
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,584.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031501190     MORTGAGORS: SOUTHERST            MARK
                               SOUTHERST            SHAHLA
    REGION CODE    ADDRESS   : 5407 WILLOW WOOD LANE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75252
    MORTGAGE AMOUNT :   333,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,483.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,248.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031501943     MORTGAGORS: WELCH                THOMAS
                                GOLDSTEIN           JANE
    REGION CODE    ADDRESS   : 18 CAREY RD
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031502099     MORTGAGORS: TENEMBAUM            MOISES
                               TENEMBAUM            ROSA
    REGION CODE    ADDRESS   : 22 COPPERFIELD LANE
        01         CITY      :    OLD WESTBURY
                   STATE/ZIP : NY  11568
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,635.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 52.00000
    ----------------------------------------------------------------
0   0031502198     MORTGAGORS: BAUM                 JEFFERY
                               STURZ                JANET
    REGION CODE    ADDRESS   : 39 LONGACRE DRIVE
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : NY  11743
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,732,950.00
                               P & I AMT:     11,911.34
                               UPB AMT:   1,732,030.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          141
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031502461     MORTGAGORS: HARRIS               REGINALD
                               HARRIS               SANDRA
    REGION CODE    ADDRESS   : 707 INDIAN WELLS COURT
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20905
    MORTGAGE AMOUNT :   396,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,132.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,670.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031502685     MORTGAGORS: TAYLOR               JULIE

    REGION CODE    ADDRESS   : 5428 BLUE SAPPHIRE WAY
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   101,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    101,574.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       710.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031502693     MORTGAGORS: LECHNER              RICHARD
                               LECHNER              DONNA
    REGION CODE    ADDRESS   : 29 WAKEFIELD DRIVE
        01         CITY      :    MEDFORD
                   STATE/ZIP : NJ  08055
    MORTGAGE AMOUNT :   265,291.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,108.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 92.11400
    ----------------------------------------------------------------
0   0031503337     MORTGAGORS: ABBOTT               KENNETH
                               HAMLIN               MINDY
    REGION CODE    ADDRESS   : 12244 BRIAR KNOLL WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   311,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,916.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,126.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98628
    ----------------------------------------------------------------
0   0031503600     MORTGAGORS: GARNELLA             THOMAS

    REGION CODE    ADDRESS   : 30870 PALO ALTO DRIVE
        01         CITY      :    REDLANDS
                   STATE/ZIP : CA  92373
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,829.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,323,041.00
                               P & I AMT:      9,229.45
                               UPB AMT:   1,321,561.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          142
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031503675     MORTGAGORS: ZINNES               PAUL
                               CSIZMADIA            KATHERINE
    REGION CODE    ADDRESS   : 168 THE ALAMEDA
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,784.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031503774     MORTGAGORS: MCMILLEN             MARVIN

    REGION CODE    ADDRESS   : 2500 N. LAKEVIEW AVE #701/702
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    460,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,177.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031503824     MORTGAGORS: LUNA                 FULGENCIO
                               LUNA                 REMEDIOS
    REGION CODE    ADDRESS   : 91-1038 KELAU STREET
        01         CITY      :    KAPOLEI
                   STATE/ZIP : HI  96707
    MORTGAGE AMOUNT :   230,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,328.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.85500
    ----------------------------------------------------------------
0   0031504285     MORTGAGORS: LAU                  NEIL
                               LAU                  MARTINE
    REGION CODE    ADDRESS   : 1625 CHARLESTON DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95130
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,626.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031504475     MORTGAGORS: DIAZ                 CESAR
                               DIAZ                 MARIA
    REGION CODE    ADDRESS   : 4123 WILSON AVENUE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94546
    MORTGAGE AMOUNT :   209,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,428.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,394.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,443,300.00
                               P & I AMT:     10,026.81
                               UPB AMT:   1,442,167.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          143
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031504517     MORTGAGORS: SCHEER               JOHN
                               SCHEER               LIZA
    REGION CODE    ADDRESS   : 373 LUCERO STREET
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   289,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,385.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031504640     MORTGAGORS: ST. MARTIN           JOE
                               ST. MARTIN           CYNTHIA
    REGION CODE    ADDRESS   : 20 BRISA FRESCA
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   250,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,609.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031505621     MORTGAGORS: MOORE                RYAN
                               MOORE                RHONDA
    REGION CODE    ADDRESS   : 6700 MILL CREEK ROAD
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    489,662.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,552.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.38400
    ----------------------------------------------------------------
0   0031505712     MORTGAGORS: PUOPOLO              JOHN
                               PUOPOLO              JILL
    REGION CODE    ADDRESS   : 38 DOLAN DRIVE
        01         CITY      :    GROTON
                   STATE/ZIP : MA  01450
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.20800
    ----------------------------------------------------------------
0   0031505845     MORTGAGORS: BACH                 DAVID
                               FOX                  BABARA
    REGION CODE    ADDRESS   : 11202 3RD AVENUE NORTHWEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98177
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,802.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.69600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,553,400.00
                               P & I AMT:     10,832.22
                               UPB AMT:   1,552,459.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          144
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031505860     MORTGAGORS: MAMLET               ALFRED
                               BOBROFF              ROCHELLE
    REGION CODE    ADDRESS   : 7001 LOCH EDIN COURT
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   576,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    576,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,783.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031505977     MORTGAGORS: BARONE               ROBERT
                               BARONE               MARY
    REGION CODE    ADDRESS   : 265 COAST BOULEVARD UNIT 4
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,765.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,209.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.79700
    ----------------------------------------------------------------
0   0031506256     MORTGAGORS: BUCK                 WILLIAM
                               BUCK                 KAREN
    REGION CODE    ADDRESS   : 6311 YOUNGS BRANCH DRIVE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,664.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031506371     MORTGAGORS: HUNT                 F.

    REGION CODE    ADDRESS   : 2 HOXIE HOLLOW
        01         CITY      :    EAST SANDWICH
                   STATE/ZIP : MA  02537
    MORTGAGE AMOUNT :   249,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031506470     MORTGAGORS: CONDRIN              J.
                               CONDRIN              SUSAN
    REGION CODE    ADDRESS   : 8 PETTEE'S POND LANE
        01         CITY      :    WALPOLE
                   STATE/ZIP : MA  02081
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,972.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.76700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,849,200.00
                               P & I AMT:     12,540.18
                               UPB AMT:   1,848,729.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          145
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031506520     MORTGAGORS: BALTZ                WILLIAM
                               BALTZ                LANA
    REGION CODE    ADDRESS   : 1925 TAFT AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   253,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,297.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031506652     MORTGAGORS: FLEGO                GLENN
                               FLEGO                SHANNON
    REGION CODE    ADDRESS   : 404 ALEXANDRIA CIRCLE
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,720.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031506926     MORTGAGORS: DOSH                 THOMAS
                               CAYCE                JAMES
    REGION CODE    ADDRESS   : 731 WEST TANTALLON DRIVE
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,130.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.35500
    ----------------------------------------------------------------
0   0031507205     MORTGAGORS: GATES                MICHAEL
                               GATES                SHIREEN
    REGION CODE    ADDRESS   : 1704 PROCTOR DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,566.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031507254     MORTGAGORS: REED                 RICHARD
                               REED                 JILL
    REGION CODE    ADDRESS   : 14750 SKY LANE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,721.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 30.35700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,508,000.00
                               P & I AMT:     10,361.82
                               UPB AMT:   1,506,436.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          146
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031507734     MORTGAGORS: SHARMA               PRAVEEN
                               SHARMA               WEN
    REGION CODE    ADDRESS   : 27220 OHLONE LANE
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    999,276.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,077.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 44.44400
    ----------------------------------------------------------------
0   0031508617     MORTGAGORS: LEIDER               AARON

    REGION CODE    ADDRESS   : 8580 HILLSIDE AVENUE
        01         CITY      :    LOS ANGELES,
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,811.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031508724     MORTGAGORS: VARELA               EUGENE
                               VARELA               JUDITH
    REGION CODE    ADDRESS   : 202 GURREGO
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   381,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,987.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,570.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031508906     MORTGAGORS: GELLMAN              DAVID

    REGION CODE    ADDRESS   : 676 DUNCAN ST
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94131
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,522.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.50900
    ----------------------------------------------------------------
0   0031509169     MORTGAGORS: MCCOMBS              DON
                               MCCOMBS              VERONICA
    REGION CODE    ADDRESS   : 1594 MARK WEST SPRINGS ROAD
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,785.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.11100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,273,600.00
                               P & I AMT:     15,991.88
                               UPB AMT:   2,271,383.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          147
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031509797     MORTGAGORS: JUDD                 CHRISTOPHER
                               JUDD                 GABRIELLE
    REGION CODE    ADDRESS   : 3641 SEAHORN CIRCLE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,685.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031510498     MORTGAGORS: HACKER               RAY
                               LITKE-HACKER         CYNTHIA
    REGION CODE    ADDRESS   : 7 BEEKMAN ROAD
        01         CITY      :    SUMMIT
                   STATE/ZIP : NJ  07901
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.42100
    ----------------------------------------------------------------
0   0031510530     MORTGAGORS: JOHNSON              S
                               JOHNSON              PRISCILLA
    REGION CODE    ADDRESS   : 7830 KINGS POINT DRIVE
        01         CITY      :    CUMMING
                   STATE/ZIP : GA  30041
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.04800
    ----------------------------------------------------------------
0   0031510563     MORTGAGORS: ZUBCHEVICH           KEITH
                               ZUBCHEVICH           KRISTANNA
    REGION CODE    ADDRESS   : 1156 NORUMBEGA DRIVE
        01         CITY      :    MONROVIA
                   STATE/ZIP : CA  91016
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,836.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031510746     MORTGAGORS: SMITH                JAMES
                               SMITH                DYANN
    REGION CODE    ADDRESS   : 431 OAK RIDGE DRIVE
        01         CITY      :    FAIRVIEW
                   STATE/ZIP : TX  75069
    MORTGAGE AMOUNT :   338,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,339.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.97700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,860,700.00
                               P & I AMT:     13,056.47
                               UPB AMT:   1,859,909.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          148
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031511314     MORTGAGORS: GAMMAGE              COY
                               SMITH-GAMMAGE        KRISTIE
    REGION CODE    ADDRESS   : 3008 HUNT PLACE
        01         CITY      :    MONROE
                   STATE/ZIP : LA  71201
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 83.33300
    ----------------------------------------------------------------
0   0031511504     MORTGAGORS: MURAOKA              STANLEY
                               MURAOKA              DORIS
    REGION CODE    ADDRESS   : 4 NAVAJO COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,797.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.42600
    ----------------------------------------------------------------
0   0031511702     MORTGAGORS: ROSENQUIST           THOMAS
                               ROSENQUIST           MARTHA
    REGION CODE    ADDRESS   : 3900 CORUM COVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT : 1,470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,470,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :    10,028.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031511785     MORTGAGORS: WAGG                 STEPHANIE

    REGION CODE    ADDRESS   : 7716 SALIX PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92129
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,266.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.40200
    ----------------------------------------------------------------
0   0031511850     MORTGAGORS: PIOLI                BERNO
                               PIOLI                BIANCA
    REGION CODE    ADDRESS   : 646 HIGH POINT DRIVE
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93003
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,798.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,518,000.00
                               P & I AMT:     17,225.03
                               UPB AMT:   2,516,861.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          149
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031511876     MORTGAGORS: PARK                 YOUNG

    REGION CODE    ADDRESS   : 4933 LA CRESCENTA AVE.
        01         CITY      :    LA CRESCENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,698.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,944.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031511991     MORTGAGORS: JACKSON              STEVEN

    REGION CODE    ADDRESS   : 5521 RUSSETT DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77056
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    519,186.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,547.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031512429     MORTGAGORS: HALLOWELL            RICHARD
                               HALLOWELL            ALICE
    REGION CODE    ADDRESS   : 2522 CANDYTUFT DRIVE
        01         CITY      :    JAMISON
                   STATE/ZIP : PA  18929
    MORTGAGE AMOUNT :   221,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,014.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,453.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031512692     MORTGAGORS: ABRAMSON             DAVID
                               ABRAMSON             DAOZHEN
    REGION CODE    ADDRESS   : 12472 KESTREL STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92129
    MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,590.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031512700     MORTGAGORS: ANDERSON             MICHEAL
                               ANDERSON             STEPHANIE
    REGION CODE    ADDRESS   : 26591 SE 15TH STREET
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,780.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.11000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,712,450.00
                               P & I AMT:     11,709.41
                               UPB AMT:   1,710,269.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          150
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031512791     MORTGAGORS: NOONAN               MARK

    REGION CODE    ADDRESS   : 24552 VIA DEL ORO
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92667
    MORTGAGE AMOUNT :   290,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,256.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,007.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031512890     MORTGAGORS: HALL                 THOMAS

    REGION CODE    ADDRESS   : 1051 OCEAN AVENUE
        01         CITY      :    MANTOLOKING
                   STATE/ZIP : NJ  08738
    MORTGAGE AMOUNT :   649,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,479.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,600.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 63.65800
    ----------------------------------------------------------------
0   0031512908     MORTGAGORS: ZIEBARTH             DONALD
                               ZIEBARTH             ANNA
    REGION CODE    ADDRESS   : 5900 JOHNS WOOD DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,775.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031512965     MORTGAGORS: SHAW                 KEITH
                               SHAW                 SHARON
    REGION CODE    ADDRESS   : 71 IMPERIAL DR
        01         CITY      :    GLASTONBURY
                   STATE/ZIP : CT  06033
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.02300
    ----------------------------------------------------------------
0   0031512999     MORTGAGORS: COULSON              MICHAEL

    REGION CODE    ADDRESS   : 6643 WOODLAWN AVENUE NORTH
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98103
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,809.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,726,650.00
                               P & I AMT:     11,994.19
                               UPB AMT:   1,725,320.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          151
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031513112     MORTGAGORS: ROBERTS              TIMOTHY
                               TOLIN                LORI
    REGION CODE    ADDRESS   : 217 W. LINCOLN AVENUE
        01         CITY      :    BARRINGTON
                   STATE/ZIP : IL  60010
    MORTGAGE AMOUNT :   272,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,357.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.00000
    ----------------------------------------------------------------
0   0031513336     MORTGAGORS: CHAMBERLAIN          BRUCE
                               LENTHE-CHAMBERLAIN   JEAN
    REGION CODE    ADDRESS   : 8 FIELDSTONE DRIVE
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,194.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.35400
    ----------------------------------------------------------------
0   0031513427     MORTGAGORS: RYAN                 HELEN

    REGION CODE    ADDRESS   : 2670 POINT DELMAR AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,694.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031513567     MORTGAGORS: BILLIPS              THOMAS

    REGION CODE    ADDRESS   : 1740 MALLOW COURT
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   163,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    163,078.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,141.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031513591     MORTGAGORS: MILLIER              ROB
                               PARRA-BRENNAN        JENNIFER
    REGION CODE    ADDRESS   : 19960 SKYLINE BLVD.
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   565,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    565,386.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,764.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.99668
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,703,600.00
                               P & I AMT:     11,726.62
                               UPB AMT:   1,702,516.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          152
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031513641     MORTGAGORS: HEIL                 ROBERT
                               WALTER               ROCKETTE
    REGION CODE    ADDRESS   : 2696 SKYLARK DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031513815     MORTGAGORS: RODRIGUEZ            ELIZABETH
                               RODRIGUEZ            OSBERTO
    REGION CODE    ADDRESS   : 1209 TANLEY ROAD
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   182,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    182,061.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,258.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.97500
    ----------------------------------------------------------------
0   0031513831     MORTGAGORS: MC MILLEN            MICHAEL
                               MC MILLEN            LINDA
    REGION CODE    ADDRESS   : 16291 CADMIUM COURT
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,609.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031513906     MORTGAGORS: MCNAMARA             JOHN
                               MCNAMARA             KATHLEEN
    REGION CODE    ADDRESS   : 3207 VIA LOMA VISTA
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,759.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031514094     MORTGAGORS: DEOLIVEIRA           RUTH

    REGION CODE    ADDRESS   : 14 WILWADE ROAD
        01         CITY      :    GREAT NECK
                   STATE/ZIP : NY  11020
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 78.36990
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,256,200.00
                               P & I AMT:      8,748.55
                               UPB AMT:   1,255,430.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          153
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031514276     MORTGAGORS: WRIGHT               GARY

    REGION CODE    ADDRESS   : 4936 S. BEAR MOUNTAIN DRIVE
        01         CITY      :    EVERGREEN
                   STATE/ZIP : CO  80439
    MORTGAGE AMOUNT :   387,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,726.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,772.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 29.76900
    ----------------------------------------------------------------
0   0031514300     MORTGAGORS: THOMPSON             PETER
                               THOMPSON             COLLEEN
    REGION CODE    ADDRESS   : 7843 MICHAEL COURT
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,758.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.62000
    ----------------------------------------------------------------
0   0031514763     MORTGAGORS: ALLEN                GERALD

    REGION CODE    ADDRESS   : 43615 SANDIA CREEK DRIVE
        01         CITY      :    TEMECULA
                   STATE/ZIP : CA  92590
    MORTGAGE AMOUNT :   317,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,770.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,243.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.25000
    ----------------------------------------------------------------
0   0031514995     MORTGAGORS: BORAD                GARY
                               BORAD                ANNE
    REGION CODE    ADDRESS   : 973 MARLINTON CT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,283.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,000.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.56521
    ----------------------------------------------------------------
0   0031515257     MORTGAGORS: LUBY                 THOMAS
                               LUBY                 SUZANNE
    REGION CODE    ADDRESS   : 553 NORTH SAINT ANDREWS LANE
        01         CITY      :    PALATINE
                   STATE/ZIP : IL  60067
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,355.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.42857
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,693,000.00
                               P & I AMT:     11,914.56
                               UPB AMT:   1,690,895.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          154
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031515281     MORTGAGORS: BLUM                 ERIC
                               BLUM                 SARAH
    REGION CODE    ADDRESS   : 37 KING GEORGE DRIVE
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  01921
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,926.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031516008     MORTGAGORS: MENNE                CHRISTOPHER

    REGION CODE    ADDRESS   : 8383 THUNDERHEAD DRIVE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   292,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,364.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,047.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031516834     MORTGAGORS: YI                   CHARLES

    REGION CODE    ADDRESS   : 3429 OAK GLEN DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,804.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,059.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.88800
    ----------------------------------------------------------------
0   0031517170     MORTGAGORS: JALIAN               VARANT
                               JALIAN               MARY
    REGION CODE    ADDRESS   : 1990 MAGINN DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91202
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,326.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,571.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031517428     MORTGAGORS: LAI                  VICTOR
                               SHA                  MABEL
    REGION CODE    ADDRESS   : 2200 CHAMPLAIN COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   255,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,090.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.26878
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,338,800.00
                               P & I AMT:      9,326.13
                               UPB AMT:   1,337,585.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          155
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031517659     MORTGAGORS: CAMPBELL             TODD
                               ROCK                 MARY
    REGION CODE    ADDRESS   : 9740 BIG VIEW DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78730
    MORTGAGE AMOUNT :   281,344.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,135.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031517766     MORTGAGORS: THOMAS               STEVEN
                               DIMICHELE            DORA
    REGION CODE    ADDRESS   : 305 BEATTY RD
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,764.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031517857     MORTGAGORS: COWELL               MICHAEL
                               PSARIS               PATTI
    REGION CODE    ADDRESS   : 15713 TRAPSHIRE COURT
        01         CITY      :    WATERFORD
                   STATE/ZIP : VA  20197
    MORTGAGE AMOUNT :   353,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,616.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,384.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.50526
    ----------------------------------------------------------------
0   0031518087     MORTGAGORS: SEEMS                DAVID
                               SEEMS                ANNETTE
    REGION CODE    ADDRESS   : 24 RED TAIL DRIVE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,177.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031518285     MORTGAGORS: ZIEGLER              JAMES
                               ZIEGLER              JOY
    REGION CODE    ADDRESS   : 170 PLUM BEACH ROAD
        01         CITY      :    NORTH KINGSTOWN
                   STATE/ZIP : RI  02874
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,688,844.00
                               P & I AMT:     11,477.51
                               UPB AMT:   1,687,294.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          156
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518343     MORTGAGORS: TEPPER               JONATHAN
                               TEPPER               CINDY
    REGION CODE    ADDRESS   : 11 LEATHERLEAF COURT
        01         CITY      :    NORTH POTOMAC
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031518350     MORTGAGORS: VENTURA              ANDREW
                               VENTURA              NANCY
    REGION CODE    ADDRESS   : 2450 KENTIA STREET
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93030
    MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,209.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.75700
    ----------------------------------------------------------------
0   0031518392     MORTGAGORS: PAAR                 PETER
                               PAAR                 OLGA
    REGION CODE    ADDRESS   : 423 DEDHAM AVENUE
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,787.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.83300
    ----------------------------------------------------------------
0   0031518764     MORTGAGORS: OLIVER               RICHARD
                               OLIVER               LYNNE
    REGION CODE    ADDRESS   : 10123 ELLARD DRIVE
        01         CITY      :    LANHAM
                   STATE/ZIP : MD  20706
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,624.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.56689
    ----------------------------------------------------------------
0   0031518954     MORTGAGORS: GRIFFIN              BRAD
                               CHESNUTT             DALE
    REGION CODE    ADDRESS   : 14 ESTATES COURT
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 47.61900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,327,400.00
                               P & I AMT:      9,070.85
                               UPB AMT:   1,325,931.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          157
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031519069     MORTGAGORS: CHATTERJEE           ANISH
                               BESECKE              LESLIE
    REGION CODE    ADDRESS   : 1718 HARRISON
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   270,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,894.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031519259     MORTGAGORS: LOVE                 SAM
                               LOVE                 BARBARA
    REGION CODE    ADDRESS   : 8001 WINGATE DRIVE
        01         CITY      :    GLENN DALE
                   STATE/ZIP : MD  20769
    MORTGAGE AMOUNT :   463,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    462,689.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,397.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.28000
    ----------------------------------------------------------------
0   0031519283     MORTGAGORS: BERG                 AARON
                               BERG                 PATRICE
    REGION CODE    ADDRESS   : 2 WOOD STONE ROAD
        01         CITY      :    CHESTER
                   STATE/ZIP : NJ  07930
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    550,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,751.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.58300
    ----------------------------------------------------------------
0   0031519663     MORTGAGORS: MOORE                GWEN

    REGION CODE    ADDRESS   : 128 ADA AVENUE #22
        01         CITY      :    MT. VIEW
                   STATE/ZIP : CA  94043
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,785.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.07310
    ----------------------------------------------------------------
0   0031519747     MORTGAGORS: KWON                 JAE

    REGION CODE    ADDRESS   : 1914 CAMINITO DE LA VALLE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,796.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,826,900.00
                               P & I AMT:     12,770.47
                               UPB AMT:   1,826,170.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          158
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031519754     MORTGAGORS: CLARK                JAMES
                               CLARK                VIRGINIA
    REGION CODE    ADDRESS   : 8140 HARRIOTT ROAD
        01         CITY      :    DUBLIN
                   STATE/ZIP : OH  43017
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,666.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.82900
    ----------------------------------------------------------------
0   0031519804     MORTGAGORS: URBAN                WILLIAM
                               URBAN                MARY
    REGION CODE    ADDRESS   : 9533 EAST MAPLEWOOD CIRCLE
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80111
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,452.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.30600
    ----------------------------------------------------------------
0   0031519812     MORTGAGORS: SPEER                RANDOLPH
                               SPEER                DEBORAH
    REGION CODE    ADDRESS   : 1079 CORONA LANE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,406.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031519838     MORTGAGORS: WEEKS                PHILLIP
                               WEEKS                ELIZABETH
    REGION CODE    ADDRESS   : 4895 RICARA DRIVE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80303
    MORTGAGE AMOUNT :   199,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,083.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,432.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 79.99199
    ----------------------------------------------------------------
0   0031519903     MORTGAGORS: ENRIQUEZ             MIGUEL
                               ENRIQUEZ             GUADALUPE
    REGION CODE    ADDRESS   : 1111 CALLE VISTA AVENUE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   139,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    138,896.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       971.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 79.88500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,393,500.00
                               P & I AMT:      9,696.57
                               UPB AMT:   1,391,505.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          159
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031519929     MORTGAGORS: VERNON               TIMOTHY
                               VERNON               JUDY
    REGION CODE    ADDRESS   : 2523 PARK PLACE
        01         CITY      :    EVANSTOWN
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,768.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.20000
    ----------------------------------------------------------------
0   0031519945     MORTGAGORS: HARRIS               TODD
                               HARRIS               BETTY JO
    REGION CODE    ADDRESS   : 101 COUNTRY CLUB ROAD
        01         CITY      :    MONROE
                   STATE/ZIP : LA  71201
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,719.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.26000
    ----------------------------------------------------------------
0   0031520133     MORTGAGORS: HUNT                 KENNETH
                               HUNT                 PEGGY
    REGION CODE    ADDRESS   : 1925 TAMARACK STREET
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,793.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.34200
    ----------------------------------------------------------------
0   0031520349     MORTGAGORS: MULDERRIG            KATHERINE

    REGION CODE    ADDRESS   : 4771  MARBLEHEAD BAY DRIVE
        01         CITY      :    OCEANSIDE
                   STATE/ZIP : CA  92057
    MORTGAGE AMOUNT :   157,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    156,886.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,111.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.50000
    ----------------------------------------------------------------
0   0031520554     MORTGAGORS: SUN                  NATALIE

    REGION CODE    ADDRESS   : 11607 MISSISSIPPI AVENUE #5
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,794.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.21600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,469,000.00
                               P & I AMT:     10,229.18
                               UPB AMT:   1,468,193.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          160
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031520646     MORTGAGORS: BENNETT              CHARLES
                               BENNETT              DENISE
    REGION CODE    ADDRESS   : 1723 PERCH STREET
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,798.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031520661     MORTGAGORS: COLTON               BRENDA

    REGION CODE    ADDRESS   : 1031 FREEDOM CT
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   265,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,421.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031520729     MORTGAGORS: LUTJE                ROGER
                               LUTJE                NANCY
    REGION CODE    ADDRESS   : 43 JUNIPER ROAD
        01         CITY      :    PLACITAS
                   STATE/ZIP : NM  87043
    MORTGAGE AMOUNT :   279,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,297.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.87500
    ----------------------------------------------------------------
0   0031521008     MORTGAGORS: FREEDMAN             BRUCE
                               WASH                 DENISE
    REGION CODE    ADDRESS   : 309 ORCHARD WAY
        01         CITY      :    MERION STATION
                   STATE/ZIP : PA  19066
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,510.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521032     MORTGAGORS: HSU                  JIN-MING
                               HSU                  SHIRLEY
    REGION CODE    ADDRESS   : 1934 RAMSGATE CIRCLE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,564.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.96551
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,485,100.00
                               P & I AMT:     10,385.98
                               UPB AMT:   1,484,082.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          161
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031521081     MORTGAGORS: LANDS                ELLIOTTE
                               LANDS                DONNA
    REGION CODE    ADDRESS   : 734 SOUTH LEE STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,761.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.16600
    ----------------------------------------------------------------
0   0031521156     MORTGAGORS: EVORA                DARRYL
                               EVORA                KAMALA
    REGION CODE    ADDRESS   : 15222 TOURAINE WAY
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92604
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,806.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521248     MORTGAGORS: YOUNG                DOUGLAS
                               YOUNG                PATRICIA
    REGION CODE    ADDRESS   : 7 ARDILLA ROAD
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   329,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,943.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,273.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.47900
    ----------------------------------------------------------------
0   0031521305     MORTGAGORS: KALDUNSKI            PAUL

    REGION CODE    ADDRESS   : 4255 HESSEL ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,216.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 83.78300
    ----------------------------------------------------------------
0   0031521420     MORTGAGORS: PERERA               NIMAL
                               PERERA               JASMINE
    REGION CODE    ADDRESS   : 9160 HAMILTON STREET
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91701
    MORTGAGE AMOUNT :   232,541.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,368.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,625.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,460,741.00
                               P & I AMT:     10,397.26
                               UPB AMT:   1,457,096.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          162
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031521438     MORTGAGORS: STEVENS              ELIZABETH

    REGION CODE    ADDRESS   : 359 MERK ROAD
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   409,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,680.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,790.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.69200
    ----------------------------------------------------------------
0   0031521669     MORTGAGORS: ANDERSON             LANCE

    REGION CODE    ADDRESS   : 5937 SHASTA AVENUE
        01         CITY      :    DUNSMUIR
                   STATE/ZIP : CA  96025
    MORTGAGE AMOUNT :    53,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     53,561.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       379.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521768     MORTGAGORS: CIRINCIONE           PAMELA
                               BREINGAN             ROBERT
    REGION CODE    ADDRESS   : 25 PARK AVENUE
        01         CITY      :    WAKEFIELD
                   STATE/ZIP : MA  01880
    MORTGAGE AMOUNT :   332,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,186.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521933     MORTGAGORS: BRENZA               KARL

    REGION CODE    ADDRESS   : 8 ROLLING RIDGE COURT
        01         CITY      :    MOUNT KISCO
                   STATE/ZIP : NY  10549
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,543.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,144.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.20603
    ----------------------------------------------------------------
0   0031521958     MORTGAGORS: WALWYN               MARK
                               WALWYN               ROBIN
    REGION CODE    ADDRESS   : 994 SOUTH DANIEL WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,011.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,206.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,714,900.00
                               P & I AMT:     11,706.50
                               UPB AMT:   1,713,596.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          163
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031522014     MORTGAGORS: BEKKER               P.
                               BEKKER               H.
    REGION CODE    ADDRESS   : 4083 EAST CRESTHAVEN DRIVE
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    523,935.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,492.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.63600
    ----------------------------------------------------------------
0   0031522253     MORTGAGORS: KASSABIAN            LEON
                               KASSABIAN            ALINE
    REGION CODE    ADDRESS   : 54 BARTLETT DRIVE
        01         CITY      :    MANHASSET
                   STATE/ZIP : NY  11030
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 53.12500
    ----------------------------------------------------------------
0   0031522311     MORTGAGORS: FITZPATRICK          JOHN
                               FITZPATRICK          ELLEN
    REGION CODE    ADDRESS   : 504 CRESTWOOD DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22302
    MORTGAGE AMOUNT :   211,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,031.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,422.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031522493     MORTGAGORS: MCINTOSH             JAMES
                               MCINTOSH             SUSAN
    REGION CODE    ADDRESS   : 360 HILLSIDE DRIVE
        01         CITY      :    STEAMBOAT SPRINGS
                   STATE/ZIP : CO  80477
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,757.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,075.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   250
    LTV :                 58.47900
    ----------------------------------------------------------------
0   0031524069     MORTGAGORS: HANSEN               KEN
                               HANSEN               SYLVIA
    REGION CODE    ADDRESS   : 179 OYSTER POND ROAD
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94502
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,750.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,536.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,830,200.00
                               P & I AMT:     12,904.82
                               UPB AMT:   1,828,474.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          164
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031524101     MORTGAGORS: TEDDER               MICHAEL
                               TEDDER               STACY
    REGION CODE    ADDRESS   : 3 HEATHROW COURT
        01         CITY      :    DALWORTHINGTON GARDENS
                   STATE/ZIP : TX  76015
    MORTGAGE AMOUNT :   249,202.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,812.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.29400
    ----------------------------------------------------------------
0   0031524606     MORTGAGORS: KENNEDY              KIMBERLY

    REGION CODE    ADDRESS   : 35625 POND DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   239,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,762.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031524689     MORTGAGORS: HALLISEY             DANIEL
                               HALLISEY             DENISE
    REGION CODE    ADDRESS   : 8044 WYNDHAM HILL COURT
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,239.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,192.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.39000
    ----------------------------------------------------------------
0   0031524861     MORTGAGORS: NEWSOM               GIL
                               NEWSOM               KATHLEEN
    REGION CODE    ADDRESS   : 838 N. GREENLEAF AVENUE
        01         CITY      :    GURNEE
                   STATE/ZIP : IL  60031
    MORTGAGE AMOUNT :   118,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    117,656.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       846.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.77800
    ----------------------------------------------------------------
0   0031524887     MORTGAGORS: GOODFRIEND           JAY
                               GOODFRIEND           KATHLEEN
    REGION CODE    ADDRESS   : 2416 NORTHEAST 20TH AVENUE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97212
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,208,802.00
                               P & I AMT:      8,259.09
                               UPB AMT:   1,207,471.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          165
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031525033     MORTGAGORS: SAHLSTROM            DAVID
                               SAHLSTROM            JEAN
    REGION CODE    ADDRESS   : 129 CHEVY CHASE DRIVE
        01         CITY      :    WAYZATA
                   STATE/ZIP : MN  55391
    MORTGAGE AMOUNT :   278,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,697.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,241.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.14600
    ----------------------------------------------------------------
0   0031525116     MORTGAGORS: WINEINGER            GERALD

    REGION CODE    ADDRESS   : #2 WOODY CREST CIRCLE
        01         CITY      :    FAIRVIEW
                   STATE/ZIP : TX  75069
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.07400
    ----------------------------------------------------------------
0   0031525132     MORTGAGORS: LEVIN                RICHARD
                               LEVIN                STELLA
    REGION CODE    ADDRESS   : 6117 CONDON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90056
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,095.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031525173     MORTGAGORS: GRESS                ROBERT
                               GRESS                JACQUELINE
    REGION CODE    ADDRESS   : 33296 JAMIE CIRCLE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,766.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031525314     MORTGAGORS: LEWIS                GARY
                               LEWIS                JANNA
    REGION CODE    ADDRESS   : 4832 CAPE CORAL DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   333,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,458,200.00
                               P & I AMT:     10,216.41
                               UPB AMT:   1,457,160.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          166
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031525389     MORTGAGORS: BARBATO              ANTHONY
                               BARBATO              PRISCILLA
    REGION CODE    ADDRESS   : 7749 HARBOR LANE
        01         CITY      :    DENVER
                   STATE/ZIP : NC  28037
    MORTGAGE AMOUNT :   287,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,730.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,988.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031525447     MORTGAGORS: DELVECCHIO           ROBERT
                               DELVECCHIO           PATRICE
    REGION CODE    ADDRESS   : 416 VIA LINDA VISTA
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,737.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.11100
    ----------------------------------------------------------------
0   0031525454     MORTGAGORS: SWIFT                PATRICK
                               WILLIAMSON           PETER
    REGION CODE    ADDRESS   : 1981-B FUNSTON AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,600.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,626.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031525694     MORTGAGORS: NEWMAN               STANLEY
                               NEWMAN               BETTE
    REGION CODE    ADDRESS   : 29286 BOWHILL ROAD
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94544
    MORTGAGE AMOUNT :   252,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,962.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 87.85700
    ----------------------------------------------------------------
0   0031525702     MORTGAGORS: GREENWOOD            MARK
                               GREENWOOD            MIRIAM
    REGION CODE    ADDRESS   : 11722 EAST PRINCETON AVENUE
        01         CITY      :    SANGER
                   STATE/ZIP : CA  93657
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,259.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.92307
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,641,600.00
                               P & I AMT:     11,300.37
                               UPB AMT:   1,640,291.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          167
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031525769     MORTGAGORS: HARTLEY              CARROLL
                               HARTLEY              ANNETTE
    REGION CODE    ADDRESS   : 1025 MITCHELL CANYON ROAD
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,831.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.56200
    ----------------------------------------------------------------
0   0031526056     MORTGAGORS: WASKIN               ALAN
                               WASKIN               MARIA
    REGION CODE    ADDRESS   : 1145 NORMAN LANE
        01         CITY      :    DEERFIELD
                   STATE/ZIP : IL  60015
    MORTGAGE AMOUNT :   297,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,078.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031526072     MORTGAGORS: GRAY                 KEVIN
                               GRAY                 PATRICIA
    REGION CODE    ADDRESS   : 146 NORTHWYKE DRIVE
        01         CITY      :    JACKSON
                   STATE/ZIP : TN  38305
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,510.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,130.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 81.90100
    ----------------------------------------------------------------
0   0031526114     MORTGAGORS: GILSANZ              VICENTE
                               BOECHAT              MARIA
    REGION CODE    ADDRESS   : 15237 VIA DE LAS OLAS
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,580.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,537.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031526502     MORTGAGORS: JONI                 SAJ-NICOLE

    REGION CODE    ADDRESS   : 11 SCOTT STREET
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02138
    MORTGAGE AMOUNT :   514,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    514,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,550.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 43.81900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,848,200.00
                               P & I AMT:     13,072.16
                               UPB AMT:   1,847,121.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          168
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031527203     MORTGAGORS: CARPENTER            DEAN
                               CARPENTER            FREDDA
    REGION CODE    ADDRESS   : 7305 CALLE NOBLEZA
        01         CITY      :    BAKERSFIELD
                   STATE/ZIP : CA  93309
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,670.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031527351     MORTGAGORS: BUSH                 JAMES
                               BUSH                 KATHLEEN
    REGION CODE    ADDRESS   : 750 DUBANSKI DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.94800
    ----------------------------------------------------------------
0   0031527542     MORTGAGORS: SHOEMAKER            KEITH
                               SHOEMAKER            PHYLLIS
    REGION CODE    ADDRESS   : 6688 NW 103RD LANE
        01         CITY      :    PARKLAND
                   STATE/ZIP : FL  33076
    MORTGAGE AMOUNT :   305,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,302.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,080.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031527609     MORTGAGORS: CONLOW               JAMES
                               QUIST                KATHERINE
    REGION CODE    ADDRESS   : 6010 SKYLINE BOULEVARD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   649,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,530.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,593.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.56410
    ----------------------------------------------------------------
0   0031527930     MORTGAGORS: FOCA                 GENE
                               FOCA                 GRACE
    REGION CODE    ADDRESS   : 29 BROADVIEW TERRACE
        01         CITY      :    CHATHAM BORO
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.64400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,751,050.00
                               P & I AMT:     12,156.73
                               UPB AMT:   1,748,297.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          169
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031528011     MORTGAGORS: BRAVO                MARIANO
                               BRAVO                PATRICIA
    REGION CODE    ADDRESS   : 105 OAK TREE DRIVE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,239.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,039.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031528086     MORTGAGORS: FERRY                JAMES
                               FERRY                LAUREL
    REGION CODE    ADDRESS   : 535 WELLESLEY STREET
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    436,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,048.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 47.13500
    ----------------------------------------------------------------
0   0031528136     MORTGAGORS: KISS                 GARY
                               CHIMKIN              GARY
    REGION CODE    ADDRESS   : 296 WEST 10TH ST #3S
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10014
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,405.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031528524     MORTGAGORS: YOUNG                MARSHALL
                               YOUNG                ILENE
    REGION CODE    ADDRESS   : 83 GREENWOOD DRIVE
        01         CITY      :    MILLBURN
                   STATE/ZIP : NJ  07041
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,037.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.82200
    ----------------------------------------------------------------
0   0031528615     MORTGAGORS: FARKAS               ANDREW
                               FARKAS               DIANE
    REGION CODE    ADDRESS   : 3127 WINDSONG DRIVE
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   511,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    510,801.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,487.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,896,700.00
                               P & I AMT:     13,018.42
                               UPB AMT:   1,896,040.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          170
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031528847     MORTGAGORS: ALVARADO             NATHAN
                               ALVARADO             LINDA
    REGION CODE    ADDRESS   : 761 ARABIAN CIRCLE
        01         CITY      :    ARROYO GRANDE
                   STATE/ZIP : CA  93420
    MORTGAGE AMOUNT :   311,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,668.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031528854     MORTGAGORS: PASCALE              ADELE
                               IVERSON              SCOTT
    REGION CODE    ADDRESS   : 37 CONCORD ROAD
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   341,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,269.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.99400
    ----------------------------------------------------------------
0   0031528896     MORTGAGORS: FECHTER              SAMIER
                               FECHTER              LISA
    REGION CODE    ADDRESS   : 1245 WILDWOOD WAY
        01         CITY      :    CHASKA
                   STATE/ZIP : MN  55318
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.26800
    ----------------------------------------------------------------
0   0031528987     MORTGAGORS: NELLIS               ROBERT
                               NELLIS               KATHY
    REGION CODE    ADDRESS   : 22322 REGNART RD
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    511,629.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,623.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 42.66600
    ----------------------------------------------------------------
0   0031529506     MORTGAGORS: FINLEY               FRED
                               FINLEY               DIANE
    REGION CODE    ADDRESS   : 2480 CEDARWOOD ROAD
        01         CITY      :    PEPPER PIKE
                   STATE/ZIP : OH  44124
    MORTGAGE AMOUNT :   437,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,948.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,927,600.00
                               P & I AMT:     13,239.37
                               UPB AMT:   1,926,997.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          171
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031529514     MORTGAGORS: NIELSEN              MICHAEL
                               KYLE                 GREGG
    REGION CODE    ADDRESS   : 67 JUANITA WAY
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,744.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031529621     MORTGAGORS: MILLER               HIROKO

    REGION CODE    ADDRESS   : 13110 CAMINO RAMILLETTE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,843.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,364.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 34.78200
    ----------------------------------------------------------------
0   0031529647     MORTGAGORS: JETT                 MORRIS
                               JETT                 KAREN
    REGION CODE    ADDRESS   : 4112 VISTA CREEK COURT
        01         CITY      :    ARLINGTON
                   STATE/ZIP : TX  76016
    MORTGAGE AMOUNT :   248,110.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,911.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.76500
    ----------------------------------------------------------------
0   0031529837     MORTGAGORS: CHAN                 HUGO
                               HSU                  GINGER
    REGION CODE    ADDRESS   : 46850 SENTINAL DR
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   521,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,853.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,600.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031529852     MORTGAGORS: HAYES                JOHN
                               HAYES                JENNIFER
    REGION CODE    ADDRESS   : 2677 LOCUST ST
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92106
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,617,360.00
                               P & I AMT:     11,058.76
                               UPB AMT:   1,616,353.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          172
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031529878     MORTGAGORS: AGUILAR              SARAH

    REGION CODE    ADDRESS   : 5474 MCKEE ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,808.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.51300
    ----------------------------------------------------------------
0   0031529936     MORTGAGORS: MARTINEZ             LEROY
                               MARTINEZ             JUDY
    REGION CODE    ADDRESS   : 101 CHAPEL LANE
        01         CITY      :    LAMESILLA
                   STATE/ZIP : NM  87532
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.71200
    ----------------------------------------------------------------
0   0031529985     MORTGAGORS: COHEN                JOSEPH
                               COHEN                RONNIE
    REGION CODE    ADDRESS   : ROUTE 9 (SUDESTE PLACE)
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87505
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,593.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 44.82700
    ----------------------------------------------------------------
0   0031530082     MORTGAGORS: WOOD                 GREGORY

    REGION CODE    ADDRESS   : 11913 MIRA MESA DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78732
    MORTGAGE AMOUNT :   284,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,183.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031530173     MORTGAGORS: MEYER                P
                               MEYER                STAFFORD
    REGION CODE    ADDRESS   : 1429 W HENDERSON AVE #2
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60657
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,838.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,524.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,299,400.00
                               P & I AMT:      9,018.66
                               UPB AMT:   1,298,216.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          173
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031530397     MORTGAGORS: EVENHAIM             SHARON
                               EVENHAIM             DORIT
    REGION CODE    ADDRESS   : 23452 PALM DRIVE
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,711.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,817.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 53.06600
    ----------------------------------------------------------------
0   0031530454     MORTGAGORS: BLOM                 JOHN
                               BLOM                 BRENDA
    REGION CODE    ADDRESS   : 3225 EDGEWATER DRIVE
        01         CITY      :    TAHOE CITY
                   STATE/ZIP : CA  96145
    MORTGAGE AMOUNT :   329,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,355.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,304.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.90300
    ----------------------------------------------------------------
0   0031530496     MORTGAGORS: RANNEY               MICHAEL
                               RANNEY               SANDRA
    REGION CODE    ADDRESS   : 2185 CYPRESS STREET
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,416.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,607.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.83300
    ----------------------------------------------------------------
0   0031530512     MORTGAGORS: OFFICER              GARY
                               OFFICER              SHELLY-ANN
    REGION CODE    ADDRESS   : 3 CANTERBURY DR.
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   240,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,157.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,619.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031530629     MORTGAGORS: DEDIEMER             BRIAN
                               DEDIEMER             LILIBETH
    REGION CODE    ADDRESS   : 25782 CLEAR SPRINGS COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   288,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,175.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,491,950.00
                               P & I AMT:     10,315.53
                               UPB AMT:   1,490,816.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          174
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031530702     MORTGAGORS: FORMAN               SCOTT
                               FORMAN               JANINE
    REGION CODE    ADDRESS   : 21359 FALLS RIDGE WAY
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33428
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.89100
    ----------------------------------------------------------------
0   0031530827     MORTGAGORS: MELICKER             PHILIP
                               MELICKER             YVONNE
    REGION CODE    ADDRESS   : 132 FARNHAM COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95139
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,814.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.33300
    ----------------------------------------------------------------
0   0031530868     MORTGAGORS: CHRYSLER             LAWRENCE

    REGION CODE    ADDRESS   : 1584 BENEDICT CANYON DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   576,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    575,583.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,076.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.32200
    ----------------------------------------------------------------
0   0031530926     MORTGAGORS: VAN                  TIEN
                               AMAIO                TRACY
    REGION CODE    ADDRESS   : 10 BLAZING STAR
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92604
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,805.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.02000
    ----------------------------------------------------------------
0   0031530934     MORTGAGORS: BERNHARDT            ERIC
                               ZENTNER              CHRISTINA
    REGION CODE    ADDRESS   : 28 BAYCREST WAY
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   234,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,914.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,574,600.00
                               P & I AMT:     10,912.70
                               UPB AMT:   1,573,617.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          175
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031531130     MORTGAGORS: EAKIN                WILLIAM
                               EAKIN                LINDA
    REGION CODE    ADDRESS   : 67  TAYLOR ROAD
        01         CITY      :    COLCHESTER
                   STATE/ZIP : CT  06415
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,737.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,056.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.84600
    ----------------------------------------------------------------
0   0031531205     MORTGAGORS: MCLAUGHLIN           PATRICK
                               MCLAUGHLIN           JENNIFER
    REGION CODE    ADDRESS   : 43 SOUTH VIA LUCIA LANE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,600.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,967.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031531338     MORTGAGORS: KAPOOR               ASHISH
                               KAPOOR               SITA
    REGION CODE    ADDRESS   : 11 HARVEST DRIVE
        01         CITY      :    BRANCHBURG
                   STATE/ZIP : NJ  08853
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,584.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.35600
    ----------------------------------------------------------------
0   0031531510     MORTGAGORS: ANDERSON             HOWARD
                               ANDERSON             MIDENE
    REGION CODE    ADDRESS   : 10855 PORTOFINO PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90077
    MORTGAGE AMOUNT :   525,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,697.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,629.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.37179
    ----------------------------------------------------------------
0   0031531544     MORTGAGORS: TOMETICH             MICHAEL

    REGION CODE    ADDRESS   : 12546 E. LAUREL LANE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,396.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,833,100.00
                               P & I AMT:     12,590.52
                               UPB AMT:   1,821,016.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          176
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031531551     MORTGAGORS: WILVERDING           JEROME
                               WILVERDING           ELLEN
    REGION CODE    ADDRESS   : 1704 JEANNE CIRCLE
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,306.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 93.05000
    ----------------------------------------------------------------
0   0031531577     MORTGAGORS: SANBORN              COREY

    REGION CODE    ADDRESS   : 11440 GLENMORA DRIVE
        01         CITY      :    CHARDON
                   STATE/ZIP : OH  44024
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.97500
    ----------------------------------------------------------------
0   0031531601     MORTGAGORS: NYE                  RICHARD
                               JOHNSEN              CAROLYN
    REGION CODE    ADDRESS   : 3108 E. SIERRA VISTA DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85016
    MORTGAGE AMOUNT :   339,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,248.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,373.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.80400
    ----------------------------------------------------------------
0   0031531817     MORTGAGORS: SCHAEFER             GREG
                               FERRERO              JULIE
    REGION CODE    ADDRESS   : 25571 FOGGY GLEN DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   230,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,782.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031531908     MORTGAGORS: SCHMIDT              FREDERICK
                               SCHMIDT              LISA
    REGION CODE    ADDRESS   : 43 TWOMBLY DRIVE
        01         CITY      :    SUMMIT
                   STATE/ZIP : NJ  07901
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,370,950.00
                               P & I AMT:      9,586.77
                               UPB AMT:   1,370,337.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          177
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031531957     MORTGAGORS: LOREI                MATTHEW
                               LOREI                LESLIE
    REGION CODE    ADDRESS   : 717 CLARENDON ROAD
        01         CITY      :    PENN VALLEY
                   STATE/ZIP : PA  19072
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,740.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,271.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031532013     MORTGAGORS: NORRBY               DENNIS
                               NORRBY               DIANE
    REGION CODE    ADDRESS   : 31325 VIA LA NARANGA
        01         CITY      :    CARMEL VALLEY
                   STATE/ZIP : CA  93924
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,712.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.45400
    ----------------------------------------------------------------
0   0031532096     MORTGAGORS: WRIGHT               MARYANN

    REGION CODE    ADDRESS   : 11964 SW WILDWOOD STREET
        01         CITY      :    TIGARD
                   STATE/ZIP : OR  97224
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,758.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031532161     MORTGAGORS: LEE                  DONG

    REGION CODE    ADDRESS   : 7 TIBURON COURT
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,729.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,545.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031532682     MORTGAGORS: WALDT                PETER
                               WALDT                DOROTHY
    REGION CODE    ADDRESS   : 90 DOUGLAS ROAD
        01         CITY      :    GLEN RIDGE
                   STATE/ZIP : NJ  07028
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,634,000.00
                               P & I AMT:     11,284.40
                               UPB AMT:   1,632,941.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          178
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031532690     MORTGAGORS: BOYLE                CAROLYN
                               BOYLE                STEPHAN
    REGION CODE    ADDRESS   : 17 RALEIGH ROAD
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031532724     MORTGAGORS: PIZZELLA             SUZANNE

    REGION CODE    ADDRESS   : 69 SOUTH RIVER LANE EAST
        01         CITY      :    DUXBURY
                   STATE/ZIP : MA  02332
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.85700
    ----------------------------------------------------------------
0   0031532906     MORTGAGORS: HINES                WILLIAM
                               HINES                REBECCA
    REGION CODE    ADDRESS   : 24015 SAINT MORITZ DRIVE
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91355
    MORTGAGE AMOUNT :   276,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,534.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031533433     MORTGAGORS: TRUJILLO             FRANCISCO
                               TRUJILLO             LOURDES
    REGION CODE    ADDRESS   : 6325 SW 82ND AVE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33143
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,821.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.60500
    ----------------------------------------------------------------
0   0031533649     MORTGAGORS: HAGAN                ROSE
                               SURGI                DEBORAH
    REGION CODE    ADDRESS   : 125 N LAMBERT STREET
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19103
    MORTGAGE AMOUNT :   326,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,475.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,368.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,361,650.00
                               P & I AMT:      9,624.12
                               UPB AMT:   1,361,031.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          179
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031534068     MORTGAGORS: LITINSKY             IGOR
                               LITINSKY             EUGENIA
    REGION CODE    ADDRESS   : 4415 TEDREGAL COURT
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    539,599.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,775.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031534134     MORTGAGORS: PASINI               BART
                               PASINI               JUNE
    REGION CODE    ADDRESS   : 2330 BYRON PLACE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,822.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.72200
    ----------------------------------------------------------------
0   0031534860     MORTGAGORS: ANDES                MARK

    REGION CODE    ADDRESS   : 2508 EAST SIDE DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78704
    MORTGAGE AMOUNT :    76,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     75,944.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       537.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031535032     MORTGAGORS: PERLMAN              JESS
                               PERLMAN              ROCHELLE
    REGION CODE    ADDRESS   : 4838 CARTWRIGHT AVENUE
        01         CITY      :    NORTH HOLLYWOOD AREA
                   STATE/ZIP : CA  91601
    MORTGAGE AMOUNT :   269,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,309.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 79.97000
    ----------------------------------------------------------------
0   0031535248     MORTGAGORS: ABREU                STEVE
                               ABREU                MARY
    REGION CODE    ADDRESS   : 2440 FOREST GLEN TRAIL
        01         CITY      :    RIVERWOODS
                   STATE/ZIP : IL  60015
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.40900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,459,500.00
                               P & I AMT:     10,273.52
                               UPB AMT:   1,458,676.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          180
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031535297     MORTGAGORS: BAYER                RICHARD
                               BAYER                SHELLY
    REGION CODE    ADDRESS   : 1237 DUBONNET COURT
        01         CITY      :    AGOURA AREA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   524,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    523,620.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,708.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031535438     MORTGAGORS: LAKE                 TIMOTHY

    REGION CODE    ADDRESS   : 43 KUNTZ AVENUE
        01         CITY      :    BERKELEY HEIGHTS
                   STATE/ZIP : NJ  07922
    MORTGAGE AMOUNT :   241,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,075.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.05970
    ----------------------------------------------------------------
0   0031535909     MORTGAGORS: NASSE                CHARLES
                               BUCKLEY              ISABELLE
    REGION CODE    ADDRESS   : 1415 EWING STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90026
    MORTGAGE AMOUNT :   254,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,624.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.21212
    ----------------------------------------------------------------
0   0031536154     MORTGAGORS: JANOTTA              WILLIAM
                               GRECO                FRANCINE
    REGION CODE    ADDRESS   : 9185 COVE POINT STREET SOUTHEAST
        01         CITY      :    TEQUESTA
                   STATE/ZIP : FL  33469
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,628.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,370.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031536303     MORTGAGORS: ZOGER                ADAM
                               WOLLENBERG           LISE
    REGION CODE    ADDRESS   : 1432 WILLARD ST
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,366.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 49.69300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,913,200.00
                               P & I AMT:     13,398.24
                               UPB AMT:   1,899,316.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          181
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031536360     MORTGAGORS: JOHNSON              TED
                               JOHNSON              ANJANETTE
    REGION CODE    ADDRESS   : 24799 S.DESERT HOMESTEAD ROAD
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85249
    MORTGAGE AMOUNT :   280,874.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,647.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,982.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.55000
    ----------------------------------------------------------------
0   0031536584     MORTGAGORS: SINGER               AARON
                               SINGER               MARJORIE
    REGION CODE    ADDRESS   : 813 BROWN DRIVE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91504
    MORTGAGE AMOUNT :   334,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,139.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,281.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031536691     MORTGAGORS: HICKS                PATRICK

    REGION CODE    ADDRESS   : 5105 EAST TURQUOISE AVENUE
        01         CITY      :    PARADISE VALLEY
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.26800
    ----------------------------------------------------------------
0   0031536857     MORTGAGORS: TRAN                 VAN BACH
                               DOAN                 KATHY
    REGION CODE    ADDRESS   : 19412 CORALWOOD LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,799.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031536881     MORTGAGORS: MINOR                JARED

    REGION CODE    ADDRESS   : 4020 NEW HAVEN COURT
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80301
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,671.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,484.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.43000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,444,274.00
                               P & I AMT:     10,018.97
                               UPB AMT:   1,443,257.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          182
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031536956     MORTGAGORS: ENGELKES             JOHN
                               ENGELKES             MYRA
    REGION CODE    ADDRESS   : 64 ALDER STREET
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,684.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,866.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.14400
    ----------------------------------------------------------------
0   0031537061     MORTGAGORS: WESTON               LYNN

    REGION CODE    ADDRESS   : 3940 GRESHAM STREET #442
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   357,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,612.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.30000
    ----------------------------------------------------------------
0   0031537111     MORTGAGORS: CRESTON              JAMES
                               KILLEN-CRESTON       RAMINE
    REGION CODE    ADDRESS   : 2572 ROLLING HILLS COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   765,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    763,860.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,348.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 69.54500
    ----------------------------------------------------------------
0   0031537475     MORTGAGORS: ENGELHARD            PHILLIP

    REGION CODE    ADDRESS   : 35 SUNRIDGE DRIVE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89511
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,817.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031537855     MORTGAGORS: WALKER               THOMAS
                               WALKER               JANINE
    REGION CODE    ADDRESS   : 21721 35TH AVENUE SOUTHEAST
        01         CITY      :    BOTHELL
                   STATE/ZIP : WA  98021
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,741.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.27200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,129,200.00
                               P & I AMT:     14,753.77
                               UPB AMT:   2,126,716.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          183
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031537863     MORTGAGORS: BROWN                GARY
                               BROWN                SUSAN
    REGION CODE    ADDRESS   : 76893 COVENTRY CIRCLE
        01         CITY      :    PALM DESERT
                   STATE/ZIP : CA  92211
    MORTGAGE AMOUNT :   327,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,970.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.66600
    ----------------------------------------------------------------
0   0031537970     MORTGAGORS: HUNT                 KERRY
                               HUNT                 LOUISE
    REGION CODE    ADDRESS   : 14132 TATTERSHALL PLACE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   253,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,771.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.60200
    ----------------------------------------------------------------
0   0031538036     MORTGAGORS: WEBER                WILLIAM
                               WEBER                DIANE
    REGION CODE    ADDRESS   : 1051 CITRUS DRIVE
        01         CITY      :    LA HABRA AREA
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   231,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,204.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,580.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031538101     MORTGAGORS: THOMAS               TIMOTHY
                               THOMAS               JOAN
    REGION CODE    ADDRESS   : 51 CANAL RUN WEST
        01         CITY      :    WASHINGTON CROSSING
                   STATE/ZIP : PA  18977
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.93900
    ----------------------------------------------------------------
0   0031538226     MORTGAGORS: BRANGMAN             HAROLD
                               BRANGMAN             PATRICIA
    REGION CODE    ADDRESS   : 211 SOUTH OAK STREET
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22046
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,356.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,354,850.00
                               P & I AMT:      9,338.34
                               UPB AMT:   1,351,302.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          184
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031538259     MORTGAGORS: HANSON               R
                               FOREMAN              ROBIN
    REGION CODE    ADDRESS   : 754 16TH STREET
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   347,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,920.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,373.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031538499     MORTGAGORS: RIDDLE               JESSE
                               RIDDLE               LISA
    REGION CODE    ADDRESS   : 5 SOUTH LEGEND LANE
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84092
    MORTGAGE AMOUNT : 1,500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :    11,006.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   015
    LTV :                 68.18100
    ----------------------------------------------------------------
0   0031538556     MORTGAGORS: BUCCI                GIACOMO
                               PIVO                 LORI
    REGION CODE    ADDRESS   : 3450 PASEO ANCHO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031538630     MORTGAGORS: WALSH                KATHERINE
                               FERNIE               BRUCE
    REGION CODE    ADDRESS   : 107-111 HIGHT STREET UNIT#107
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031538663     MORTGAGORS: DLUGY                GARY
                               DLUGY                CARYL
    REGION CODE    ADDRESS   : 16 BIRD HILL ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   331,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,315.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,759,920.00
                               P & I AMT:     19,732.77
                               UPB AMT:   2,759,697.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          185
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031538937     MORTGAGORS: FELTMAN              WAYNE
                               FELTMAN              JANELLE
    REGION CODE    ADDRESS   : 6819 CYPRESS MIST
        01         CITY      :    CONVERSE
                   STATE/ZIP : TX  78109
    MORTGAGE AMOUNT :    58,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     58,461.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       434.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031538978     MORTGAGORS: JUNEAU               BRAD
                               JUNEAU               KATHERINE
    REGION CODE    ADDRESS   : 22637 WATSON ROAD
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   220,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,614.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,450.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031539034     MORTGAGORS: SPINOSA              ANTHONY
                               SPINOSA              NANCY
    REGION CODE    ADDRESS   : 9308 JENNA COURT
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22153
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,978.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031539125     MORTGAGORS: DUMONT               THOMAS
                               DUMONT               VICKI
    REGION CODE    ADDRESS   : 1516 RIVERVIEW DRIVE
        01         CITY      :    FALLBROOK
                   STATE/ZIP : CA  92028
    MORTGAGE AMOUNT :   285,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,298.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.20500
    ----------------------------------------------------------------
0   0031539174     MORTGAGORS: KAHN                 FRANCES

    REGION CODE    ADDRESS   : 267 ST. JOSEPH'S WAY
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19106
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.76600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,228,000.00
                               P & I AMT:      8,253.66
                               UPB AMT:   1,227,353.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          186
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031539356     MORTGAGORS: KIRCHNER             ROBERT
                               COLLINS              PATRICIA
    REGION CODE    ADDRESS   : 138 BOSS ROAD
        01         CITY      :    STOCKTON
                   STATE/ZIP : NJ  08559
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.90599
    ----------------------------------------------------------------
0   0031539406     MORTGAGORS: CASE                 RENEE
                               POTTERFIELD          CARY
    REGION CODE    ADDRESS   : 1280 SAINT ANDREWS ROAD-UNIT 19,
        01         CITY      :    LAKE GENEVA
                   STATE/ZIP : WI  53147
    MORTGAGE AMOUNT :   290,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.33300
    ----------------------------------------------------------------
0   0031539430     MORTGAGORS: CASE                 RENEE

    REGION CODE    ADDRESS   : 1803 NORTH PAULINA STREET
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60622
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    540,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,729.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031539463     MORTGAGORS: SUBLEWSKI            THOMAS
                               SUBLEWSKI            ELIZABETH
    REGION CODE    ADDRESS   : 1002 QUASSEY AVENUE
        01         CITY      :    LAKE BLUFF
                   STATE/ZIP : IL  60044
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.22200
    ----------------------------------------------------------------
0   0031539521     MORTGAGORS: KLEIMAN              GARY
                               KLEIMAN              BETH
    REGION CODE    ADDRESS   : 14 TUXEDO DRIVE
        01         CITY      :    LIVINGSTON
                   STATE/ZIP : NJ  07039
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,144.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,759,000.00
                               P & I AMT:     12,212.87
                               UPB AMT:   1,759,000.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          187
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031539539     MORTGAGORS: CASELLA              CHARLES
                               CASELLA              ELIZABETH
    REGION CODE    ADDRESS   : 22 WILSON STREET
        01         CITY      :    CHATHAM
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.25000
    ----------------------------------------------------------------
0   0031539687     MORTGAGORS: STEPHENS             SCOTT
                               STEPHENS             VICTORIA
    REGION CODE    ADDRESS   : 1638 FOUNTAIN SPRINGS CIRCLE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   278,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,608.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031539950     MORTGAGORS: GERARD               W JOSEPH
                               GERARD               ARLENE
    REGION CODE    ADDRESS   : 1189 ROSEHILL COURT
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   374,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,464.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,588.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031540008     MORTGAGORS: JONGEWARD            MARK
                               JONGEWARD            ELIZABETH
    REGION CODE    ADDRESS   : 599 PASEO ROSAL
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   232,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,006.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,585.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0031540347     MORTGAGORS: MASON                RONALD
                               MASON                JACQUELINE
    REGION CODE    ADDRESS   : 58 GROVELAND TERRACE
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55403
    MORTGAGE AMOUNT :   444,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    443,744.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,991.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.80300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,595,100.00
                               P & I AMT:     11,017.80
                               UPB AMT:   1,593,824.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          188
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031540354     MORTGAGORS: WEIR                 JAMES
                               WEIR                 BRIDGET
    REGION CODE    ADDRESS   : 1017 GREENLEAF AVENUE
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 58.26000
    ----------------------------------------------------------------
0   0031540438     MORTGAGORS: GULRAJANI            ROGER
                               GULRAJANI            JENNIFER
    REGION CODE    ADDRESS   : 3215 78TH PLACE, N.E.
        01         CITY      :    MEDINA
                   STATE/ZIP : WA  98039
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,638.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,165.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031540719     MORTGAGORS: PAIGE                HENRY
                               PAIGE                GLADYS
    REGION CODE    ADDRESS   : 10 LEABIG LANE
        01         CITY      :    MARTINEZ,
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,401.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,936.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031541071     MORTGAGORS: EDWARDS              ROBERT

    REGION CODE    ADDRESS   : 10085 CLIFF MILLS ROAD
        01         CITY      :    MARSHALL
                   STATE/ZIP : VA  20115
    MORTGAGE AMOUNT :   255,978.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,783.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,767.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.26800
    ----------------------------------------------------------------
0   0031541147     MORTGAGORS: HASSETT              JACK
                               HASSETT              LANA
    REGION CODE    ADDRESS   : 3459 HENDERSEN CIRCLE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   273,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,506.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.99600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,602,278.00
                               P & I AMT:     11,172.99
                               UPB AMT:   1,601,330.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          189
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031541261     MORTGAGORS: PETERS               JACK
                               PETERS               REGINA
    REGION CODE    ADDRESS   : 47754 BLOCKHOUSE POINT PLACE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,397.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031541303     MORTGAGORS: WRIGHT               JAMES

    REGION CODE    ADDRESS   : 2607 & 2607 1/2 6TH STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   351,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,932.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031541329     MORTGAGORS: WAKABAYASHI          ISAO
                               WAKABAYASHI          TOSHIKO
    REGION CODE    ADDRESS   : 24 VIZCAYA COURT
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   688,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    687,976.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,755.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 74.99800
    ----------------------------------------------------------------
0   0031541758     MORTGAGORS: SCHAEFFER            JAMES
                               SIMKE-SCHAEFFER      ARLENE
    REGION CODE    ADDRESS   : 9534 BOLTON ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90034
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,680.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.41300
    ----------------------------------------------------------------
0   0031541824     MORTGAGORS: KERRIGAN             CHRISTOPHER
                               KERRIGAN             TERI
    REGION CODE    ADDRESS   : 1450 LAKEVIEW DRIVE
        01         CITY      :    DELAND
                   STATE/ZIP : FL  32720
    MORTGAGE AMOUNT :   314,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,766.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,027,300.00
                               P & I AMT:     13,985.89
                               UPB AMT:   2,025,753.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          190
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031541956     MORTGAGORS: JOHNSON              JAMES
                               RONCHI               LINDA
    REGION CODE    ADDRESS   : 47768 SAULTY DRIVE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,762.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031541980     MORTGAGORS: SIDWELL              CHARLES
                               SIDWELL              MICHELE
    REGION CODE    ADDRESS   : 2 UNAMI COURT
        01         CITY      :    SOMERSET
                   STATE/ZIP : NJ  08873
    MORTGAGE AMOUNT :   314,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,922.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.53200
    ----------------------------------------------------------------
0   0031542194     MORTGAGORS: WRIGHT               ANDREW
                               SCHWARTZ-WRIGHT      LINDA
    REGION CODE    ADDRESS   : 17080 ESCALON DRIVE
        01         CITY      :    ENCINO AREA
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,801.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031542210     MORTGAGORS: COX                  JOSEPH
                               COX                  HELGA
    REGION CODE    ADDRESS   : 250 SHORE ROAD
        01         CITY      :    WESTERLY
                   STATE/ZIP : RI  02891
    MORTGAGE AMOUNT :   334,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,309.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031542574     MORTGAGORS: REXELLE              GREGORY

    REGION CODE    ADDRESS   : 712 COAST RANGE DRIVE
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,613.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.86500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,430,500.00
                               P & I AMT:      9,820.43
                               UPB AMT:   1,429,449.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          191
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031543093     MORTGAGORS: DAILY                RALPH

    REGION CODE    ADDRESS   : 19624 NORMANDALE AVENUE
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   250,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,622.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031543150     MORTGAGORS: GALLIANI             ROBERT
                               ANASTASI-GALLIANI    MARA
    REGION CODE    ADDRESS   : 99 FAWN DRIVE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   401,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,709.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,838.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.39400
    ----------------------------------------------------------------
0   0031543275     MORTGAGORS: GIBBS                BRIAN
                               GIBBS                ANDREA
    REGION CODE    ADDRESS   : 6004 KYLIE COURT
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,290.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,709.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031543440     MORTGAGORS: EIPP                 THOMAS
                               EIPP                 LAURA
    REGION CODE    ADDRESS   : 3 DAVID COURT
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,744.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031543473     MORTGAGORS: SENSENEY             CRAIG
                               SENSENEY             LAURA
    REGION CODE    ADDRESS   : 9807 VERONICA DRIVE
        01         CITY      :    WINDSOR
                   STATE/ZIP : CA  95492
    MORTGAGE AMOUNT :   161,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    161,477.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,116.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,380,900.00
                               P & I AMT:      9,616.49
                               UPB AMT:   1,379,844.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          192
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031543747     MORTGAGORS: ERNST                KEITH
                               ERNST                JERI
    REGION CODE    ADDRESS   : 1465 CORONET DRIVE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   256,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,749.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031543770     MORTGAGORS: TAYLOR               CAROL

    REGION CODE    ADDRESS   : 509 NAPLES STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94112
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    134,907.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       978.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 67.16400
    ----------------------------------------------------------------
0   0031543812     MORTGAGORS: HABERMAN             JAMES
                               BROTMAN              DEBORAH
    REGION CODE    ADDRESS   : 38 KENWOOD ROAD
        01         CITY      :    TENAFLY
                   STATE/ZIP : NJ  07670
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.66600
    ----------------------------------------------------------------
0   0031543895     MORTGAGORS: PESOT                RICHARD
                               PESOT                ANITA
    REGION CODE    ADDRESS   : 35 EAST 23RD STREET
        01         CITY      :    AVALON
                   STATE/ZIP : NJ  08202
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,737.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031544034     MORTGAGORS: SILVIUS              TOM

    REGION CODE    ADDRESS   : 1927 RANCHO VERDE CIRCLE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   237,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,019.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,638.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,233,150.00
                               P & I AMT:      8,411.55
                               UPB AMT:   1,232,414.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          193
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031544042     MORTGAGORS: BROWN                LARRY
                               DUFFICY-BROWN        KIM
    REGION CODE    ADDRESS   : 1135 FOREST GLEN LANE
        01         CITY      :    YREKA
                   STATE/ZIP : CA  96097
    MORTGAGE AMOUNT :   176,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,869.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,230.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.22200
    ----------------------------------------------------------------
0   0031544075     MORTGAGORS: JENSEN               RITA

    REGION CODE    ADDRESS   : 16081 SELBORNE DRIVE
        01         CITY      :    SAN LEANDRO
                   STATE/ZIP : CA  94578
    MORTGAGE AMOUNT :   145,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    145,491.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,018.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031544109     MORTGAGORS: PROBERT              RICHARD
                               PROBERT              JUDITH
    REGION CODE    ADDRESS   : 121 CLUB TERRACE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,776.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,879.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 61.31800
    ----------------------------------------------------------------
0   0031544323     MORTGAGORS: MIKEL                LINDA

    REGION CODE    ADDRESS   : 541 LAS TABLAS ROAD
        01         CITY      :    TEMPLETON
                   STATE/ZIP : CA  93465
    MORTGAGE AMOUNT :    81,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     81,245.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       596.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.91300
    ----------------------------------------------------------------
0   0031544455     MORTGAGORS: PELTIER              BRUCE
                               POMEROY              TRACEY
    REGION CODE    ADDRESS   : 720 SIERRA POINT ROAD
        01         CITY      :    BRISBANE
                   STATE/ZIP : CA  94005
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,786.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.53200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     941,900.00
                               P & I AMT:      6,454.70
                               UPB AMT:     941,170.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          194
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031544869     MORTGAGORS: CORNELL              ALEXANDER
                               CORNELL              BRENDA
    REGION CODE    ADDRESS   : 7903 RIVIERA COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   343,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,331.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,343.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.09000
    ----------------------------------------------------------------
0   0031545254     MORTGAGORS: WOOD                 RAYMOND
                               WOOD                 LORI
    REGION CODE    ADDRESS   : 5251 MOUNTAIN VIEW AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,564.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031545296     MORTGAGORS: NORWOOD              DEIRDRE

    REGION CODE    ADDRESS   : 515 NORTH ROXBURY DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   345,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,903.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 28.79100
    ----------------------------------------------------------------
0   0031545429     MORTGAGORS: SMITH                DARLENE
                               CRONIN               THOMAS
    REGION CODE    ADDRESS   : 12973 MAXWELL DRIVE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,456.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031545700     MORTGAGORS: COULSON              DON
                               COULSON              PHYLLIS
    REGION CODE    ADDRESS   : 18378 MOUNT CHERIE CIRCLE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,777.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,530,900.00
                               P & I AMT:     10,537.28
                               UPB AMT:   1,529,033.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          195
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031545940     MORTGAGORS: HOFFMAN              THEODORE

    REGION CODE    ADDRESS   : 122 CATARACT STREET
        01         CITY      :    WORCESTER
                   STATE/ZIP : MA  01602
    MORTGAGE AMOUNT :   107,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    107,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       761.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031545981     MORTGAGORS: SHIELDS              KATHLEEN
                               DAM                  GERARDUS
    REGION CODE    ADDRESS   : 408 SWEETBRIAR COURT
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,658.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,547.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031546005     MORTGAGORS: FRASER               KENNETH
                               FRASER               DEBRA
    REGION CODE    ADDRESS   : 3694 JUNIPER DRIVE
        01         CITY      :    SAN BERNARDINO
                   STATE/ZIP : CA  92404
    MORTGAGE AMOUNT :   332,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,246.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,296.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031546237     MORTGAGORS: MARSHALL             DONALD
                               MARSHALL             SHERRY
    REGION CODE    ADDRESS   : 176 SOUTH LOOKOUT MOUNTAIN ROAD
        01         CITY      :    GOLDEN
                   STATE/ZIP : CO  80401
    MORTGAGE AMOUNT :   437,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    436,675.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,055.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.05400
    ----------------------------------------------------------------
0   0031546435     MORTGAGORS: WIEWIORA             GEORGE
                               LEE                  REBECCA
    REGION CODE    ADDRESS   : 1966 TITUS STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92110
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,401.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,361,900.00
                               P & I AMT:      9,462.05
                               UPB AMT:   1,360,582.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          196
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031546468     MORTGAGORS: UNDERSETH            MITCHEL
                               UNDERSETH            LAUREL
    REGION CODE    ADDRESS   : 1776 ALAMEDA DIABLO
        01         CITY      :    DIABLO
                   STATE/ZIP : CA  94528
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,243.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,060.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 46.00000
    ----------------------------------------------------------------
0   0031546500     MORTGAGORS: BUNCE                MARIANNE

    REGION CODE    ADDRESS   : 765 VIOLET COURT
        01         CITY      :    BENICIA
                   STATE/ZIP : CA  94510
    MORTGAGE AMOUNT :   162,475.00  OPTION TO CONVERT :
    UNPAID BALANCE :    162,233.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,136.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.68038
    ----------------------------------------------------------------
0   0031547011     MORTGAGORS: SCHNEIDER            DANIEL
                               BROUSSARD            JACQUELINE
    REGION CODE    ADDRESS   : 6515 CATAMARAN STREET
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95119
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,760.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031547227     MORTGAGORS: COTA                 THOMAS
                               COTA                 JOANNE
    REGION CODE    ADDRESS   : 2617 WEST NORWAY DRIVE
        01         CITY      :    MEQUON
                   STATE/ZIP : WI  53092
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.76700
    ----------------------------------------------------------------
0   0031547706     MORTGAGORS: DOWLER               GREGORY

    REGION CODE    ADDRESS   : 367 MAVIS DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,791.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,510,475.00
                               P & I AMT:     10,353.70
                               UPB AMT:   1,509,028.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          197
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031547714     MORTGAGORS: UDEY                 MARK
                               UDEY                 DEBRA
    REGION CODE    ADDRESS   : 9716 KENMORE DRIVE
        01         CITY      :    KENSINGTON
                   STATE/ZIP : MD  20895
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,767.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031547730     MORTGAGORS: WHITE                JAMES
                               WHITE                BELINDA
    REGION CODE    ADDRESS   : 13202 GRIFFIN RUN
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46033
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,819.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.56700
    ----------------------------------------------------------------
0   0031547805     MORTGAGORS: NITCHER              DEBRA LEE

    REGION CODE    ADDRESS   : 552 W BERRIDGE LANE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85013
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,827.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 45.45400
    ----------------------------------------------------------------
0   0031547821     MORTGAGORS: WALLER               ETHEL

    REGION CODE    ADDRESS   : 5756 LA JOLLA WAY
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :    61,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     61,554.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       430.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031547979     MORTGAGORS: TRAGUS               PETER
                               TRAGUS               DENA
    REGION CODE    ADDRESS   : 622 EL REDONDO AVENUE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,643.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,232.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,313,600.00
                               P & I AMT:      9,134.71
                               UPB AMT:   1,312,612.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          198
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031548084     MORTGAGORS: BROWNELL             ELISE
                               SEPERACK             PETE
    REGION CODE    ADDRESS   : 838 SIBERT COURT
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,668.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.81800
    ----------------------------------------------------------------
0   0031548092     MORTGAGORS: WALLBERG             JOHN

    REGION CODE    ADDRESS   : 1609 WOODOAK DRIVE
        01         CITY      :    RICHARDSON
                   STATE/ZIP : TX  75082
    MORTGAGE AMOUNT :    99,520.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,444.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       687.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031548100     MORTGAGORS: LADD                 THOMAS
                               LADD                 CARI
    REGION CODE    ADDRESS   : 401 BROAD CREEK LANE
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   168,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,862.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,117.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031548159     MORTGAGORS: SOTO                 JOSE

    REGION CODE    ADDRESS   : 15951 DIAMOND STREET
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CA  92683
    MORTGAGE AMOUNT :   148,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,730.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,009.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031548530     MORTGAGORS: HASENAUER            DAVID
                               HASENAUER            LINDLEY
    REGION CODE    ADDRESS   : 5822 ABERNATHY DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   341,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,810.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.68500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,151,770.00
                               P & I AMT:      7,737.49
                               UPB AMT:   1,150,515.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          199
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031548621     MORTGAGORS: COLE                 LAWRENCE
                               COLE                 MARY ANN
    REGION CODE    ADDRESS   : 220 EAST RANNEY AVENUE
        01         CITY      :    VERNON HILLS
                   STATE/ZIP : IL  60061
    MORTGAGE AMOUNT :   297,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,090.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,129.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------
0   0031548647     MORTGAGORS: SCHINDLER            WILLIAM
                               SCHINDLER            KIT
    REGION CODE    ADDRESS   : 200 HABROR DRIVE #1202
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,752.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.82300
    ----------------------------------------------------------------
0   0031549157     MORTGAGORS: MALAMES              THOMAS

    REGION CODE    ADDRESS   : 1045 MAIN STREET
        01         CITY      :    NORWELL
                   STATE/ZIP : MA  02061
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,898.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       990.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.22200
    ----------------------------------------------------------------
0   0031549363     MORTGAGORS: PINTOR               ERNIE
                               PINTOR               EVELYN
    REGION CODE    ADDRESS   : 55 EAST VINEDO LANE
        01         CITY      :    TEMPE
                   STATE/ZIP : AZ  85284
    MORTGAGE AMOUNT :   316,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,316.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,188.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------
0   0031549496     MORTGAGORS: TANSILL              ROBERT

    REGION CODE    ADDRESS   : 3030 GREENBRIAR COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,762.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,417,100.00
                               P & I AMT:      9,978.39
                               UPB AMT:   1,415,820.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          200
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031549546     MORTGAGORS: HADERLE              DONALD
                               HADERLE              DONALD
    REGION CODE    ADDRESS   : 273 HOWES COURT
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,760.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 61.85500
    ----------------------------------------------------------------
0   0031549652     MORTGAGORS: NELSON               RANDAL
                               NELSON               MICHELLE
    REGION CODE    ADDRESS   : 104 HEPPLEWHITE COURT
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,712.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 48.00000
    ----------------------------------------------------------------
0   0031549728     MORTGAGORS: MUELLER              GAYLE

    REGION CODE    ADDRESS   : 16545 22ND STREET #B
        01         CITY      :    SUNSET BEACH AREA
                   STATE/ZIP : CA  90742
    MORTGAGE AMOUNT :   129,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    128,911.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       935.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 52.65300
    ----------------------------------------------------------------
0   0031549884     MORTGAGORS: STANLEY              GILBERT
                               STANLEY              MARY
    REGION CODE    ADDRESS   : 2221 S STATE HWY #156
        01         CITY      :    HASLET
                   STATE/ZIP : TX  76052
    MORTGAGE AMOUNT :   276,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,589.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031549967     MORTGAGORS: SCHULTE              STEPHEN

    REGION CODE    ADDRESS   : 851 CRESTMONT CIRCLE
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91720
    MORTGAGE AMOUNT :   252,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,151.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,318,150.00
                               P & I AMT:      9,101.55
                               UPB AMT:   1,317,124.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          201
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031550031     MORTGAGORS: KEMPKES              MICHAEL
                               KEMPKES              JULIE
    REGION CODE    ADDRESS   : 10 SHANNON CIRCLE
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,768.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.74200
    ----------------------------------------------------------------
0   0031550098     MORTGAGORS: BORAK                HARVEY
                               SWEENEY              JOAN
    REGION CODE    ADDRESS   : 24 HIGH RIDGE ROAD
        01         CITY      :    OSSINING
                   STATE/ZIP : NY  10562
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,803.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.71600
    ----------------------------------------------------------------
0   0031550817     MORTGAGORS: MOLANO               SANTIAGO
                               MOLANO               TERRI
    REGION CODE    ADDRESS   : 782 NEWBURY STREET
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   344,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,881.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,347.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.99400
    ----------------------------------------------------------------
0   0031550981     MORTGAGORS:  DILLEY              JOHN
                               DILLEY               ANN
    REGION CODE    ADDRESS   : 9632 GAVIN STONE AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,404.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 86.27600
    ----------------------------------------------------------------
0   0031551005     MORTGAGORS: KVECH                TIMOTHY
                               KVECH                DIANNE
    REGION CODE    ADDRESS   : 1708 CATTAIL MEADOWS DRIVE
        01         CITY      :    WOODBINE
                   STATE/ZIP : MD  21797
    MORTGAGE AMOUNT :   293,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,902.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,026.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,585,500.00
                               P & I AMT:     10,906.40
                               UPB AMT:   1,583,759.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          202
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031551047     MORTGAGORS: CRANE                ROBERT
                               CRANE                ANN
    REGION CODE    ADDRESS   : 34 REVERE DRIVE
        01         CITY      :    BEDMINISTER
                   STATE/ZIP : NJ  08833
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,456.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,751.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------
0   0031551658     MORTGAGORS: HALLEY               RONALD
                               HALLEY               TERESA
    REGION CODE    ADDRESS   : 1660 STIGLEMAN ROAD
        01         CITY      :    RICHMOND
                   STATE/ZIP : IN  47374
    MORTGAGE AMOUNT :   262,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 64.88800
    ----------------------------------------------------------------
0   0031551773     MORTGAGORS: TROINI               JOHN
                               TROINI               MELANIE
    REGION CODE    ADDRESS   : 8745 LEARNARD WAY
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,655.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.14200
    ----------------------------------------------------------------
0   0031551815     MORTGAGORS: EVERS                SEAN
                               EVERS                ANNE
    REGION CODE    ADDRESS   : 1802 BRIDLEMERE AVENUE
        01         CITY      :    WALL TOWNSHIP
                   STATE/ZIP : NJ  07719
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,697.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,190.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031551831     MORTGAGORS: CIANCIOLA            DOMINIC

    REGION CODE    ADDRESS   : 3384 WEST 63RD STREET
        01         CITY      :    CLEVELAND
                   STATE/ZIP : OH  44102
    MORTGAGE AMOUNT :    76,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     76,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       601.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,406,300.00
                               P & I AMT:     10,189.54
                               UPB AMT:   1,405,109.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          203
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031552524     MORTGAGORS:  ROLAND              WILLIAM
                               ROLAND               LINDA
    REGION CODE    ADDRESS   : 401 CHACO CANYON COURT
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,702.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,398.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031552821     MORTGAGORS: VIERRA               LELAND
                               VIERRA               SUZANNE
    REGION CODE    ADDRESS   : 141 EGLOFF CIRCLE
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,412.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,036.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031553084     MORTGAGORS: BARNES               CHRISTOPHER
                               BARNES               AMY
    REGION CODE    ADDRESS   : 9719 SNARE DRUM COURT
        01         CITY      :    BRISTOW
                   STATE/ZIP : VA  20136
    MORTGAGE AMOUNT :   152,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,934.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,050.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------
0   0031553167     MORTGAGORS: OSMAN                JAMES
                               OSMAN                MELINDA
    REGION CODE    ADDRESS   : 9788 WEXFORD CIRCLE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   620,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    619,099.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,388.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 56.36300
    ----------------------------------------------------------------
0   0031553191     MORTGAGORS: HAGEN                WALTER
                               HAGEN                JAN
    REGION CODE    ADDRESS   : 4333 MONTEREY COURT
        01         CITY      :    BYRON
                   STATE/ZIP : CA  94514
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,374.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.91100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,652,850.00
                               P & I AMT:     11,601.63
                               UPB AMT:   1,650,522.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          204
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031553225     MORTGAGORS: ENDONILA             ROSE
                               ENDONILA             JOHN
    REGION CODE    ADDRESS   : 286 BRADY ST
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   273,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,512.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99861
    ----------------------------------------------------------------
0   0031553266     MORTGAGORS: GORGAS               GREGORY
                               GORGAS               SANDRA
    REGION CODE    ADDRESS   : 6552 BLUEBONNET DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   306,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,744.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99811
    ----------------------------------------------------------------
0   0031553654     MORTGAGORS: DALTON               RICHARD
                               DALTON               KATHALENE
    REGION CODE    ADDRESS   : 16009 PROMONTORY ROAD
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   285,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,543.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.20000
    ----------------------------------------------------------------
0   0031553696     MORTGAGORS: SANCHEZ              NAPOLEON
                               SANCHEZ              IRMINA
    REGION CODE    ADDRESS   : 2208 CHAMPLAIN COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,518.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.90000
    ----------------------------------------------------------------
0   0031553977     MORTGAGORS: SARTORI              HECTOR
                               SARTORI              KAREN
    REGION CODE    ADDRESS   : 7305 OGELSBY AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,560.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.78900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,453,850.00
                               P & I AMT:     10,136.09
                               UPB AMT:   1,451,878.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          205
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031554322     MORTGAGORS: TOWNSEND             JAY
                               TOWNSEND             JAN
    REGION CODE    ADDRESS   : 0531 GREEN MOUNTAIN
        01         CITY      :    EAGLE
                   STATE/ZIP : CO  81631
    MORTGAGE AMOUNT :   359,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,604.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,603.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031554488     MORTGAGORS: CAREY                FRANK
                               LIVELY               DEE
    REGION CODE    ADDRESS   : 17680 RACCOON COURT
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,758.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.38600
    ----------------------------------------------------------------
0   0031554967     MORTGAGORS: BECK                 ROBERT
                               BECK                 ANN
    REGION CODE    ADDRESS   : 20638 HILLARY WAY
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,632.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031555071     MORTGAGORS: CHACON               PHILIP
                               CHACON               ALISA
    REGION CODE    ADDRESS   : 6340 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   248,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,811.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,693.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.27001
    ----------------------------------------------------------------
0   0031555238     MORTGAGORS: CAMPBELL             THOMAS

    REGION CODE    ADDRESS   : 945 PLEASANT HOLLOW TRAIL
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30004
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,695.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.42100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,583,300.00
                               P & I AMT:     11,103.04
                               UPB AMT:   1,581,502.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          206
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031555253     MORTGAGORS: OVERSTREET           GARRY
                               OVERSTREET           SHELLEY
    REGION CODE    ADDRESS   : 22 TRESTLES
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   278,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,608.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.36800
    ----------------------------------------------------------------
0   0031555352     MORTGAGORS: LAFOND               STEPHEN
                               LAFOND               KIMBERLE
    REGION CODE    ADDRESS   : 99 DEL PRADO DRIVE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,288.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.53600
    ----------------------------------------------------------------
0   0031555576     MORTGAGORS: WILLIAMS             LINDA

    REGION CODE    ADDRESS   : 2223 E PARAISO DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85024
    MORTGAGE AMOUNT :   102,591.00  OPTION TO CONVERT :
    UNPAID BALANCE :    102,523.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       761.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031555840     MORTGAGORS: MARTIN               STEVEN
                               MARTIN               TAMARA
    REGION CODE    ADDRESS   : 933 WAGNON ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,629.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031556079     MORTGAGORS: OCHS                 JOHN
                               OCHS                 RAULINE MARIE
    REGION CODE    ADDRESS   : 16962 BARUNA LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92649
    MORTGAGE AMOUNT :   545,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    545,195.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,814.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.30769
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,414,991.00
                               P & I AMT:     10,052.20
                               UPB AMT:   1,413,245.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          207
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031556319     MORTGAGORS: FILERMAN             MARK
                               BEERY                ROBIN
    REGION CODE    ADDRESS   : 735 MILWAUKEE STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80206
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,543.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031556368     MORTGAGORS: GOULD                HARRIET

    REGION CODE    ADDRESS   : CRAFT COURT CONDOMINIUM UNIT 160,
        01         CITY      :    160 CRAFT STREET, NEWTON
                   STATE/ZIP : MA  02160
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.20600
    ----------------------------------------------------------------
0   0031556400     MORTGAGORS: BOTTGER              BRADFORD
                               BOTTGER              NANCY
    REGION CODE    ADDRESS   : 10 FARVIEW FARM ROAD
        01         CITY      :    REDDING
                   STATE/ZIP : CT  06896
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,722.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,717.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031556442     MORTGAGORS: ZIEGLER              ROBERT
                               ZIEGLER              SUSAN
    REGION CODE    ADDRESS   : 7034 NW 65 TERRACE
        01         CITY      :    PARKLAND
                   STATE/ZIP : FL  33067
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,416.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.10800
    ----------------------------------------------------------------
0   0031556640     MORTGAGORS: HELLER               JAMES
                               HELLER               JANE
    REGION CODE    ADDRESS   : 24 BUENA VISTA AVENUE
        01         CITY      :    FAIR HAVEN
                   STATE/ZIP : NJ  07704
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,493,600.00
                               P & I AMT:     10,507.06
                               UPB AMT:   1,492,682.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          208
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031556665     MORTGAGORS: LOVEJOY              JEFF
                               LOVEJOY              SHELLEY
    REGION CODE    ADDRESS   : 511 WIEDMAN COURT
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97034
    MORTGAGE AMOUNT :   399,949.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,323.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.87700
    ----------------------------------------------------------------
0   0031556673     MORTGAGORS: TOWNSEND             THANE
                               TOWNSEND             SUSAN
    REGION CODE    ADDRESS   : 23216 BEAUMONT STREET
        01         CITY      :    SANTA CLARITA VALENCIA AR
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,793.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031556723     MORTGAGORS: BOSCOLA              RON
                               BOSCOLA              DEBBIE
    REGION CODE    ADDRESS   : 24862 NE. 2ND CT
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98053
    MORTGAGE AMOUNT :   281,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,986.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031556756     MORTGAGORS: CARANDANG            ALBERTO
                               CARANDANG            ESTELITA
    REGION CODE    ADDRESS   : 6054 MAZUELA DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,128.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,246.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.85600
    ----------------------------------------------------------------
0   0031556848     MORTGAGORS: GAUVAIN              FRANK
                               ROSS                 SUSAN
    REGION CODE    ADDRESS   : LOT 1,4 BEAVER POND ROAD
        01         CITY      :    BELLINGHAM
                   STATE/ZIP : MA  02019
    MORTGAGE AMOUNT :   206,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    205,850.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,458.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,779,149.00
                               P & I AMT:     12,467.29
                               UPB AMT:   1,777,082.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          209
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031556970     MORTGAGORS: SPRINGSTON           THEODORE
                               SPRINGSTON           TAUBE
    REGION CODE    ADDRESS   : 8813 SOUTH BLUE MOUNTAIN PLACE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,506.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.93700
    ----------------------------------------------------------------
0   0031557168     MORTGAGORS: QUEMENER             EVELYN

    REGION CODE    ADDRESS   : 4 FAHEY DRIVE  UNIT 10
        01         CITY      :    GARNERVILLE
                   STATE/ZIP : NY  10923
    MORTGAGE AMOUNT :   104,930.00  OPTION TO CONVERT :
    UNPAID BALANCE :    104,930.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       751.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031557234     MORTGAGORS: EISENBERG            GARY

    REGION CODE    ADDRESS   : 1 BUCCANEER STREET APT. #5
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,420.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.47619
    ----------------------------------------------------------------
0   0031557242     MORTGAGORS: BORENSTEIN           HERBERT
                               BORENSTEIN           CYNTHIA
    REGION CODE    ADDRESS   : 1 ROSEBAY CIRCLE
        01         CITY      :    GREENSBORO
                   STATE/ZIP : NC  27455
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.78900
    ----------------------------------------------------------------
0   0031557333     MORTGAGORS: DABREO               JOSEPH
                               DABREO               ALEXANDRA
    REGION CODE    ADDRESS   : 37 UPTON ST #2
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 93.15500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,212,930.00
                               P & I AMT:      8,478.55
                               UPB AMT:   1,211,857.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          210
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031557630     MORTGAGORS: ZUBEK                MARK
                               ZUBEK                KIMBERLY
    REGION CODE    ADDRESS   : 587 MCCARTY AVENUE
        01         CITY      :    MOUNTAN VIEW
                   STATE/ZIP : CA  94041
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,786.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.54500
    ----------------------------------------------------------------
0   0031558125     MORTGAGORS: DOORTY               DANIEL
                               DOORTY               BERNADETTE
    REGION CODE    ADDRESS   : 4960 FLYING C ROAD
        01         CITY      :    CAMERON PARK
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,817.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031558133     MORTGAGORS: BASS                 CLARENCE
                               BASS                 KIMBERLY
    REGION CODE    ADDRESS   : 9075 GUAYMAS COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,611.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,630.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.34420
    ----------------------------------------------------------------
0   0031558174     MORTGAGORS: BENEDICT             HERBERT
                               BENEDICT             CHERYL
    REGION CODE    ADDRESS   : 2-3635 EAST CLIFF DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,495.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,550.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.07400
    ----------------------------------------------------------------
0   0031558323     MORTGAGORS: WHITE                DAVID
                               WHITE                MICHELLE
    REGION CODE    ADDRESS   : 5308 PARK RIDGE
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,007.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,440,500.00
                               P & I AMT:      9,999.78
                               UPB AMT:   1,438,719.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          211
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031558356     MORTGAGORS: TABORS               ROBERT
                               HERLIHY              CRISTEN
    REGION CODE    ADDRESS   : 4 CHARLES GATE EAST UNIT 304
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02115
    MORTGAGE AMOUNT :   261,840.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,840.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,853.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.34500
    ----------------------------------------------------------------
0   0031558653     MORTGAGORS: BONFORTE             E.
                               BONFORTE             ALICE
    REGION CODE    ADDRESS   : 6211 KILCULLEN DRIVE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,506.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.11620
    ----------------------------------------------------------------
0   0031558687     MORTGAGORS: THACKER              JEFFERY
                               THACKER              BONNIE
    REGION CODE    ADDRESS   : 3440 CAMINO LARGO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   301,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,387.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,160.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031558851     MORTGAGORS: GAYL                 KIRILL
                               GAYL                 MARINA
    REGION CODE    ADDRESS   : 14 RAVENS BLUFF
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.26800
    ----------------------------------------------------------------
0   0031558869     MORTGAGORS: MC GREAL             MICHAEL
                               MC GREAL             NATALIE
    REGION CODE    ADDRESS   : 3535 PARAISO WAY
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,277.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,438,940.00
                               P & I AMT:     10,083.05
                               UPB AMT:   1,438,011.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          212
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031558943     MORTGAGORS: REYES                ROMULO
                               REYES                RIZALINDA
    REGION CODE    ADDRESS   : 1134 SUNDALE ROAD
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,873.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.71400
    ----------------------------------------------------------------
0   0031558968     MORTGAGORS: KAMAKURA             KENNETH
                               KAMAKURA             AILEEN
    REGION CODE    ADDRESS   : 46-171 LILIPUNA ROAD
        01         CITY      :    KANEOHE
                   STATE/ZIP : HI  96744
    MORTGAGE AMOUNT :   612,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    612,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,331.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031559008     MORTGAGORS: GOMEZ                LOIS

    REGION CODE    ADDRESS   : 155 WEST 68TH STREET #414
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10023
    MORTGAGE AMOUNT :   220,875.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,744.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031559123     MORTGAGORS: CARDONA              STEVEN
                               CARDONA              SARAH
    REGION CODE    ADDRESS   : 2612 CALLE ONICE
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   395,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,821.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,830.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031559404     MORTGAGORS: PETRELLA             FRANK
                               PETRELLA             TERESA
    REGION CODE    ADDRESS   : 2520 PACIFIC AVENUE
        01         CITY      :    VENICE
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   159,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,124.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,033.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   250
    LTV :                 54.96500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,627,375.00
                               P & I AMT:     11,571.68
                               UPB AMT:   1,625,563.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          213
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031559487     MORTGAGORS: FERDINANDS           PAUL

    REGION CODE    ADDRESS   : 758 WILDWOOD ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30324
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,709.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,537.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031559941     MORTGAGORS: MURRAY               RICHARD

    REGION CODE    ADDRESS   : 10464 SAM NEIL ROAD
        01         CITY      :    SALADO
                   STATE/ZIP : TX  76571
    MORTGAGE AMOUNT :    68,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     68,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       479.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031559982     MORTGAGORS: FLORIO               PETER

    REGION CODE    ADDRESS   : 4301 W. OCEAN BLVD. #1603
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33431
    MORTGAGE AMOUNT :   251,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.91800
    ----------------------------------------------------------------
0   0031560782     MORTGAGORS: GOLDBERG             EUGENE
                               GOLDBERG             LEHUA
    REGION CODE    ADDRESS   : 618 EAST THIRD AVENUE
        01         CITY      :    MOUNT DORA
                   STATE/ZIP : FL  32757
    MORTGAGE AMOUNT :   296,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.21200
    ----------------------------------------------------------------
0   0031561053     MORTGAGORS: EVERHART             CHARLES
                               EVERHART             MARIA TERESA
    REGION CODE    ADDRESS   : 9804 SPRING RIDGE LANE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   265,460.51  OPTION TO CONVERT :
    UNPAID BALANCE :    264,958.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/25
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.05800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,254,210.51
                               P & I AMT:      8,852.28
                               UPB AMT:   1,253,417.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          214
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031561236     MORTGAGORS: CONNELL              ROGER
                               CONNELL              TERESA
    REGION CODE    ADDRESS   : 7800 KILDARE COURT
        01         CITY      :     SPOTSLVANIA
                   STATE/ZIP : VA  22553
    MORTGAGE AMOUNT :   240,534.62  OPTION TO CONVERT :
    UNPAID BALANCE :    240,037.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/24
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.87800
    ----------------------------------------------------------------
0   0031561293     MORTGAGORS: MCCURLEY             DAVID
                               MCCURLEY             CAROLYN
    REGION CODE    ADDRESS   : 2850 FOXDALE
        01         CITY      :    JEFFERSON CITY
                   STATE/ZIP : MO  65109
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,828.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031561301     MORTGAGORS: BOWSER               J.
                               BOWSER               CARROLL
    REGION CODE    ADDRESS   : 1619 WINCHESTER ROAD
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   362,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,209.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,536.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.85800
    ----------------------------------------------------------------
0   0031561319     MORTGAGORS: MULL                 RUSSELL
                               MULL                 SUSAN
    REGION CODE    ADDRESS   : 10850 HAMPTON ROAD
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   286,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,073.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,003.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031561327     MORTGAGORS: PADDACK              CHARLES
                               MEHLER               ANTOINETTE
    REGION CODE    ADDRESS   : 17600 BOWIE MILL ROAD
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20855
    MORTGAGE AMOUNT :   632,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    631,058.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,419.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.48800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,764,784.62
                               P & I AMT:     12,475.70
                               UPB AMT:   1,762,208.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          215
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031561384     MORTGAGORS: BOTTEGONI            LYDIA

    REGION CODE    ADDRESS   : 167 NORTH MARTEL AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,761.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.57100
    ----------------------------------------------------------------
0   0031561467     MORTGAGORS: BUSSARD              JAMES
                               BUSSARD              MARY
    REGION CODE    ADDRESS   : 19759 MT BACHELOR COURT
        01         CITY      :    BEND
                   STATE/ZIP : OR  97702
    MORTGAGE AMOUNT :   384,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,162.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,657.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031561491     MORTGAGORS: ESSEMBER             LAWRENCE
                               ESSEMBER             CAROL
    REGION CODE    ADDRESS   : 90 COUNTRY CLUB WAY
        01         CITY      :    IPSWICH
                   STATE/ZIP : MA  01938
    MORTGAGE AMOUNT :   324,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.02900
    ----------------------------------------------------------------
0   0031561525     MORTGAGORS: GUTHRIE              DAVID

    REGION CODE    ADDRESS   : 3728 TYNEMORE TRACE
        01         CITY      :    SMYRNA
                   STATE/ZIP : GA  30080
    MORTGAGE AMOUNT :   238,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,114.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,625.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031561533     MORTGAGORS: FLANAGAN             JOHN
                               FLANAGAN             FAYE
    REGION CODE    ADDRESS   : 2210 HOLLY SPRINGS ROAD
        01         CITY      :    ROCKMARK
                   STATE/ZIP : GA  30153
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,769.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.68300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,573,550.00
                               P & I AMT:     10,796.89
                               UPB AMT:   1,572,307.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          216
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031561871     MORTGAGORS: DEMERJIAN            MICHAEL
                               DEMERJIAN            MAURI
    REGION CODE    ADDRESS   : 3001 PAYNE RANCH ROAD
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   423,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,152.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,817.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99289
    ----------------------------------------------------------------
0   0031562002     MORTGAGORS: TAULMAN              THOMAS
                               TAULMAN              MICHELLE
    REGION CODE    ADDRESS   : 2195 LAUREL LEAF LANE
        01         CITY      :    PLAINFIELD
                   STATE/ZIP : IN  46168
    MORTGAGE AMOUNT :   297,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,661.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,007.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.39400
    ----------------------------------------------------------------
0   0031562051     MORTGAGORS: DISCALA              FRANCIS
                               DISCALA              JEANNE
    REGION CODE    ADDRESS   : 10 WEST VIEW LANE
        01         CITY      :    SOUTH NORWALK
                   STATE/ZIP : CT  06854
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,745.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------
0   0031562200     MORTGAGORS: ABUCAY               ARTURO
                               ABUCAY               LUZ
    REGION CODE    ADDRESS   : 282 SUMMERWIND DRIVE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,061.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,591.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.47800
    ----------------------------------------------------------------
0   0031562226     MORTGAGORS: BENSON               ROBERT
                               BENSON               SUSAN
    REGION CODE    ADDRESS   : 10416 N 82ND PL
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85258
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,821.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.61300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,558,650.00
                               P & I AMT:     10,680.44
                               UPB AMT:   1,557,442.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          217
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031562374     MORTGAGORS: SCHARLAU             SCOTT
                               SCHARLAU             CAROL
    REGION CODE    ADDRESS   : 890 WEST MCKINLEY AVENUE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,570.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,170.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.46510
    ----------------------------------------------------------------
0   0031562523     MORTGAGORS: ENS                  DONALD
                               ENS                  PATRICIA
    REGION CODE    ADDRESS   : 2460 17TH AVENUE
        01         CITY      :    KINGSBURG
                   STATE/ZIP : CA  93631
    MORTGAGE AMOUNT :    75,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     74,945.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       530.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 41.66600
    ----------------------------------------------------------------
0   0031562531     MORTGAGORS: CAPPONI              JEFF
                               CAPPONI              BARBARA
    REGION CODE    ADDRESS   : 1933 NORTH NOWAK AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   317,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,503.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.92900
    ----------------------------------------------------------------
0   0031563042     MORTGAGORS: GELPHMAN             ROBERT
                               GELPHMAN             MARIA
    REGION CODE    ADDRESS   : 6267 RUNNING SPRINGS ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,719.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.77000
    ----------------------------------------------------------------
0   0031563133     MORTGAGORS: LINDEN               JOSEPH
                               LINDEN               VERONICA
    REGION CODE    ADDRESS   : 27321 ROSECREST CIRCLE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,543.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,347,000.00
                               P & I AMT:      9,311.87
                               UPB AMT:   1,345,282.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          218
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031563398     MORTGAGORS: KINDY                CARL
                               KINDY                LENORA
    REGION CODE    ADDRESS   : 11148 WINDJAMMER DRIVE
        01         CITY      :    FRISCO
                   STATE/ZIP : TX  75034
    MORTGAGE AMOUNT :   263,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,247.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,820.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.89300
    ----------------------------------------------------------------
0   0031563679     MORTGAGORS: DOWER                DANIEL
                               DOWER                HARRIET
    REGION CODE    ADDRESS   : 15 BAYCREST WAY
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   258,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,045.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99690
    ----------------------------------------------------------------
0   0031563935     MORTGAGORS: OLIVEREZ             MARK
                               OLIVEREZ             DONNA
    REGION CODE    ADDRESS   : 131 SILVERWOOD DRIVE
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   462,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    461,678.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,272.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031564099     MORTGAGORS: PECO                 ROBERT

    REGION CODE    ADDRESS   : 64 HATTERTOWN ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : CT  06470
    MORTGAGE AMOUNT :   125,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,359.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       856.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 32.17900
    ----------------------------------------------------------------
0   0031564453     MORTGAGORS: REEVE                TERRY
                               REEVE                KATHRYN
    REGION CODE    ADDRESS   : 26731 WESTVALE ROAD
        01         CITY      :    PALOS VERDES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,526.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 63.60000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,427,950.00
                               P & I AMT:      9,936.19
                               UPB AMT:   1,425,857.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          219
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031564511     MORTGAGORS: CONNORS              DAVID
                               CONNORS              CYNTHIA
    REGION CODE    ADDRESS   : 3468 SANTA CLARA CIRCLE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,836.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,330.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031564610     MORTGAGORS: COLGAN               WALTER
                               COLGAN               LAI
    REGION CODE    ADDRESS   : 20732 WENDY DRIVE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,823.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.76900
    ----------------------------------------------------------------
0   0031564719     MORTGAGORS: BARATI               MOHAMMAD
                               BARATI               SHABNAM
    REGION CODE    ADDRESS   : 35688 BARNARD DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,720.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031564735     MORTGAGORS: KEACH                KERRIGAN

    REGION CODE    ADDRESS   : 1904 PACIFIC AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,812.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,898.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.81100
    ----------------------------------------------------------------
0   0031564792     MORTGAGORS: GORMAN               LANCE
                               GORMAN               KATHY
    REGION CODE    ADDRESS   : 26512 ELMCREST WAY
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   282,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,185.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,353,400.00
                               P & I AMT:      9,393.77
                               UPB AMT:   1,352,378.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          220
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031564933     MORTGAGORS: FULLER               BARRY
                               FULLER               JULIET
    REGION CODE    ADDRESS   : 23277 ATLANTIS WAY UNIT 27
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   234,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,225.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031564941     MORTGAGORS: BERRY                DAVID
                               GRIFFIN              JANET
    REGION CODE    ADDRESS   : 45 THREE PONDS ROAD
        01         CITY      :    WAYLAND
                   STATE/ZIP : MA  01778
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,680.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.72400
    ----------------------------------------------------------------
0   0031564990     MORTGAGORS: CARLSON              GUSTAV
                               CARLSON              CHARLENE
    REGION CODE    ADDRESS   : 381 VALLE VISTA DRIVE
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,982.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,904.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031565344     MORTGAGORS: YAMAMOTO             STEVEN
                               YAMAMOTO             BARBARA
    REGION CODE    ADDRESS   : 738 MEDITERRANEAN LANE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,499.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.41800
    ----------------------------------------------------------------
0   0031565450     MORTGAGORS: SPROW                WILLIAM
                               SPROW                PATRICIA
    REGION CODE    ADDRESS   : 1583 VENICE DRIVE
        01         CITY      :    SOUTH LAKE TAHOE
                   STATE/ZIP : CA  96150
    MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,379.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,965.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 61.33333
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,767,700.00
                               P & I AMT:     12,373.74
                               UPB AMT:   1,766,086.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          221
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031565542     MORTGAGORS: LIEBE                WILLIAM
                               LIEBE                ROBIN
    REGION CODE    ADDRESS   : 1952 EAST MADISON AVENUE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,663.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031565583     MORTGAGORS: STROM                MICHAEL
                               STROM                KEVIN
    REGION CODE    ADDRESS   : 25 SPRUCEWOOD
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   344,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,637.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.97800
    ----------------------------------------------------------------
0   0031565658     MORTGAGORS: PERSONS              GARY
                               PERSONS              KARIN
    REGION CODE    ADDRESS   : 1901 CHILTON DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,282.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.08400
    ----------------------------------------------------------------
0   0031565831     MORTGAGORS: GOYAL                MANOJ
                               GOYAL                MONICA
    REGION CODE    ADDRESS   : 3001 KNIGHTS BRIDGE ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   230,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,233.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,630.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031565849     MORTGAGORS: MARTINEZ             TOM
                               MARTINEZ             SANDRA
    REGION CODE    ADDRESS   : 5941 AVENIDA LA VIDA
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   259,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,607.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,329,350.00
                               P & I AMT:      9,223.49
                               UPB AMT:   1,327,424.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          222
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031565856     MORTGAGORS: DUNBAUGH             MICHAEL
                               DUNBAUGH             LINDA
    REGION CODE    ADDRESS   : 2198 CHATEAU COURT
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,805.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.57500
    ----------------------------------------------------------------
0   0031565880     MORTGAGORS: KIRSCHNER            STEVE
                               KIRSCHNER            JULIE
    REGION CODE    ADDRESS   : 7583 EAST ENDEMONT COURT
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   443,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,289.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,984.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 88.60000
    ----------------------------------------------------------------
0   0031565898     MORTGAGORS: JACOB                JEFF
                               JACOB                TERI
    REGION CODE    ADDRESS   : 12170 COLDWATER COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,632.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.39900
    ----------------------------------------------------------------
0   0031565922     MORTGAGORS: NUNN                 KIMBERLEY

    REGION CODE    ADDRESS   : 720 SEMINARY STREET
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94559
    MORTGAGE AMOUNT :   297,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,145.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,055.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031566391     MORTGAGORS: DARIAN               FRED
                               DARIAN               ROSE
    REGION CODE    ADDRESS   : 12801 KLING STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,810.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.17300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,498,600.00
                               P & I AMT:     10,318.66
                               UPB AMT:   1,496,683.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          223
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031566433     MORTGAGORS: LEVINGER             MICHAEL
                               SCHWARTZ             NANCY
    REGION CODE    ADDRESS   : 50 BRADFORD ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   706,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    705,421.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,697.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031566466     MORTGAGORS: ABUAN                ERMILO
                               ABUAN                GLICERIA
    REGION CODE    ADDRESS   : 15626 CAMEO AVENUE
        01         CITY      :    NORWALK
                   STATE/ZIP : CA  90650
    MORTGAGE AMOUNT :   127,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,810.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       888.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.07400
    ----------------------------------------------------------------
0   0031566789     MORTGAGORS: DEVITA               ANGELO
                               GRAY-DEVITA          HEIDI
    REGION CODE    ADDRESS   : 710 MEADOWCREEK CIRCLE
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,673.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.96700
    ----------------------------------------------------------------
0   0031567191     MORTGAGORS: HICKS                JEFFREY

    REGION CODE    ADDRESS   : 1075 VICTORINE ROAD
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   425,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,933.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,903.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031567472     MORTGAGORS: WHERRY               KEVIN
                               WHERRY               MICHELLE
    REGION CODE    ADDRESS   : 5421 FENTON WAY
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   231,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,082.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.99280
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,929,850.00
                               P & I AMT:     13,201.71
                               UPB AMT:   1,927,922.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          224
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031567480     MORTGAGORS: ANDERSON             BARRY
                               ANDERSON             LYNN
    REGION CODE    ADDRESS   : 4606 CHASE OAKS DRIVE
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34241
    MORTGAGE AMOUNT :   261,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99700
    ----------------------------------------------------------------
0   0031567498     MORTGAGORS: DELAPAZ              ANGELITO
                               DELAPAZ              LUTGARDA
    REGION CODE    ADDRESS   : 1464 HEATHER RIDGE DRIVE
        01         CITY      :    NEWTON
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,294.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031567811     MORTGAGORS: VEACH                CLARKE
                               VEACH                PAMELA
    REGION CODE    ADDRESS   : 135 LAKE TRAIL DRIVE
        01         CITY      :    DOUBLE OAK
                   STATE/ZIP : TX  75067
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,422.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.98700
    ----------------------------------------------------------------
0   0031567845     MORTGAGORS: PISTRITTO            SEBASTIAN
                               PISTRITTO            CYNTHIA
    REGION CODE    ADDRESS   : 208 NETHERFIELD LANE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   287,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,722.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,007.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.45700
    ----------------------------------------------------------------
0   0031567878     MORTGAGORS: GETTY                MICHAEL
                               GETTY                CATHY
    REGION CODE    ADDRESS   : 5336 HILLFLOWER DRIVE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,163.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,701.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,406,950.00
                               P & I AMT:      9,778.44
                               UPB AMT:   1,405,402.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          225
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031567928     MORTGAGORS: CYR                  PHILIP
                               LUTJENS              ELAINE
    REGION CODE    ADDRESS   : 11105 MEADOW GLEN WAY EAST
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92026
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,596.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031567944     MORTGAGORS: HIBBERT              ALFREDO
                               HIBBERT              COLLEEN
    REGION CODE    ADDRESS   : 9120 TEAL LAKE COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89129
    MORTGAGE AMOUNT :   280,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,091.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ----------------------------------------------------------------
0   0031567951     MORTGAGORS: KEIL                 KAREN

    REGION CODE    ADDRESS   : 18772 SILVER MAPLE WAY
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,561.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 93.33300
    ----------------------------------------------------------------
0   0031567993     MORTGAGORS: HO                   IAN
                               JO                   JANG
    REGION CODE    ADDRESS   : 800 MIRANDA CREEK COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   486,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    485,620.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,315.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.42800
    ----------------------------------------------------------------
0   0031568132     MORTGAGORS: PETRUCCI             RICHARD

    REGION CODE    ADDRESS   : 444 SOUTH BORDER ROAD
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   235,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,566,500.00
                               P & I AMT:     10,891.88
                               UPB AMT:   1,565,071.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          226
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031568249     MORTGAGORS: GARDNER              MARK
                               GARDNER              DEBRA
    REGION CODE    ADDRESS   : 3097 WEST 111TH PLACE
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CO  80030
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,074.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.79000
    ----------------------------------------------------------------
0   0031568314     MORTGAGORS: QUAM                 DAVID
                               QUAM                 YOLANDA
    REGION CODE    ADDRESS   : 6003 KYLIE COURT
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   288,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,585.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031568462     MORTGAGORS: LOWE                 RICHARD
                               LOWE                 JOSEPHINE
    REGION CODE    ADDRESS   : 346 RIVIERA CIRCLE
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CA  94939
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,936.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 36.98200
    ----------------------------------------------------------------
0   0031568686     MORTGAGORS: CENTANNI             DEBRA
                               MAGILL               TAMMY
    REGION CODE    ADDRESS   : 110 AMALFI WAY
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,549.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.98630
    ----------------------------------------------------------------
0   0031569106     MORTGAGORS: JONES                PETER
                               JONES                REBECCA
    REGION CODE    ADDRESS   : 1057 CHESNUT DRIVE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,386.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.60000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,389,800.00
                               P & I AMT:      9,854.58
                               UPB AMT:   1,388,521.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          227
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031569247     MORTGAGORS: LAFFERTY             WILLIAM
                               LAFFERTY             LISA
    REGION CODE    ADDRESS   : 1456 SANFORD LANE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,675.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,634.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031569304     MORTGAGORS: AJAY                 LEENA
                               KAMBATH              AJAY
    REGION CODE    ADDRESS   : 4423 MACBETH CIRCLE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,836.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031569320     MORTGAGORS: OBATA                KEN
                               SIT                  KITLING
    REGION CODE    ADDRESS   : 437 EL ALAMO
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   577,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    577,112.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031569353     MORTGAGORS: RICE                 CATHY

    REGION CODE    ADDRESS   : 6224 WYNNE AVENUE
        01         CITY      :    LOS ANGELES TARZANA AREA
                   STATE/ZIP : CA  91335
    MORTGAGE AMOUNT :   169,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,864.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,138.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.82500
    ----------------------------------------------------------------
0   0031570112     MORTGAGORS: GERAKARIS            JAMES
                               GERAKARIS            SUSAN
    REGION CODE    ADDRESS   : 1222 QUAIL CREEK CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   251,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,143.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.52861
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,638,000.00
                               P & I AMT:     11,602.84
                               UPB AMT:   1,636,632.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          228
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031570161     MORTGAGORS: ORR                  TERRENCE
                               ORR                  BEATRICE
    REGION CODE    ADDRESS   : 2141 WHITE SANDS DRIVE
        01         CITY      :    SOUTH LAKE TAHOE
                   STATE/ZIP : CA  96150
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,007.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,489.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 46.42800
    ----------------------------------------------------------------
0   0031570617     MORTGAGORS: CONSANI              ALESSANDRO
                               CONSANI              DEANA
    REGION CODE    ADDRESS   : 700 BRUNSWICK STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94112
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,764.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       919.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   250
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031570633     MORTGAGORS: FENTON               CLARK
                               FENTON               FIONA
    REGION CODE    ADDRESS   : 5343 WILDROSE COURT
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94521
    MORTGAGE AMOUNT :   332,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,441.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------
0   0031570724     MORTGAGORS: WING                 KENNETH
                               DE LANCEY            HOLLIS
    REGION CODE    ADDRESS   : 325 KAMUAR LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,638.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,538.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.60600
    ----------------------------------------------------------------
0   0031570849     MORTGAGORS: PETERSON             DAN
                               PETERSON             CATHY
    REGION CODE    ADDRESS   : 14020 FALCON RIDGE DRIVE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   206,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,052.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,355.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,829,350.00
                               P & I AMT:     12,603.59
                               UPB AMT:   1,826,903.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          229
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031571029     MORTGAGORS: CLIFF                BERNARD
                               CLIFF                MARJORIE
    REGION CODE    ADDRESS   : 15353 CAJON STREET
        01         CITY      :    HESPERIA
                   STATE/ZIP : CA  92345
    MORTGAGE AMOUNT :    88,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     87,858.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       592.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031571037     MORTGAGORS: MANSUKHANI           ROGER
                               FERNETTI             MICHELLE
    REGION CODE    ADDRESS   : 3885 RIVERA DRIVE #B
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   254,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,051.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031571102     MORTGAGORS: KOGAN                ALEXANDER
                               KOGAN                ETA
    REGION CODE    ADDRESS   : 16852 ARMSTEAD DRIVE
        01         CITY      :    GRANADA HILLS
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,730.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,051.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0031571235     MORTGAGORS: JOHNSON              DAVID
                               JOHNSON              THERESA
    REGION CODE    ADDRESS   : 1985 HUDSON ST
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80220
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,665.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
0   0031571359     MORTGAGORS: BYRD                 DAVID
                               BYRD                 GAY
    REGION CODE    ADDRESS   : 5812 COVEHAVEN DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75252
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,818.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.73800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,186,250.00
                               P & I AMT:      8,123.47
                               UPB AMT:   1,185,124.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          230
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031571490     MORTGAGORS: NORTON               ANNETTE

    REGION CODE    ADDRESS   : 6140 HATCHERS COURT
        01         CITY      :    BURKE
                   STATE/ZIP : VA  22015
    MORTGAGE AMOUNT :   103,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    103,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       796.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   250
    LTV :                 47.54500
    ----------------------------------------------------------------
0   0031571599     MORTGAGORS: MASER                SHIRLEY

    REGION CODE    ADDRESS   : 2200 NUGENT DRIVE
        01         CITY      :    MANSFIELD
                   STATE/ZIP : TX  76063
    MORTGAGE AMOUNT :    90,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,880.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       628.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 71.61400
    ----------------------------------------------------------------
0   0031571607     MORTGAGORS: CHEW                 EDWARD

    REGION CODE    ADDRESS   : 3131 E. ALAMEDA, #208
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80209
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       716.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031571706     MORTGAGORS: STEPHENS             ROBERT
                               STEPHENS             VICKIE
    REGION CODE    ADDRESS   : 4659 LIONSHEAD CIRCLE
        01         CITY      :    LITHONIA
                   STATE/ZIP : GA  30038
    MORTGAGE AMOUNT :   244,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,868.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99805
    ----------------------------------------------------------------
0   0031571789     MORTGAGORS: HAMMETT              RICHARD
                               HAMMETT              LOIS
    REGION CODE    ADDRESS   : 336 BAY AVENUE
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   108,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    108,434.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       834.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     647,150.00
                               P & I AMT:      4,682.29
                               UPB AMT:     646,833.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          231
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031571862     MORTGAGORS: FARLEY               DANIEL
                               WILLIAMS             JULIA
    REGION CODE    ADDRESS   : 712 MATADERO AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,588.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 54.94500
    ----------------------------------------------------------------
0   0031571896     MORTGAGORS: CRUMPTON             THOMAS
                               CARSWELL CRUMPTON    CATHERINE
    REGION CODE    ADDRESS   : 124 LAS ASTAS DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,550.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.13500
    ----------------------------------------------------------------
0   0031571938     MORTGAGORS: ADAMS                STEVEN
                               ADAMS                JULIE
    REGION CODE    ADDRESS   : 10 JOANNA WAY
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   800,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    797,353.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,322.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 71.42900
    ----------------------------------------------------------------
0   0031571987     MORTGAGORS: FISCHER              JOHN
                               FISCHER              CAROL
    REGION CODE    ADDRESS   : 1280 RIDGE ROAD
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.95500
    ----------------------------------------------------------------
0   0031572050     MORTGAGORS: MITHRUSH             YVONNE

    REGION CODE    ADDRESS   : 4004 & 4004 1/2 RIVER AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,214.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,402.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 49.73800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,205,000.00
                               P & I AMT:     15,071.91
                               UPB AMT:   2,200,411.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          232
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031572068     MORTGAGORS: MC COLLUM            TIM
                               MC COLLUM            KATRENA
    REGION CODE    ADDRESS   : 70 ANGELICA WAY
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   289,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,157.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,000.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031572183     MORTGAGORS: BIALEK               BUNNY

    REGION CODE    ADDRESS   : 5216 WYOMING ROAD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   158,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    158,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,029.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 38.24000
    ----------------------------------------------------------------
0   0031572357     MORTGAGORS: BEDDIA               FRANK
                               STRICKLER            ANNE
    REGION CODE    ADDRESS   : 3641 TROUT RUN ROAD
        01         CITY      :    YORK
                   STATE/ZIP : PA  17402
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,308.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031572951     MORTGAGORS: ROACH                ANDREW
                               ROACH                SUSAN
    REGION CODE    ADDRESS   : 752 PARADISO COURT
        01         CITY      :    SOQUEL
                   STATE/ZIP : CA  95073
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,746.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.65200
    ----------------------------------------------------------------
0   0031572985     MORTGAGORS: MC SWIGGIN           JAMES
                               MC SWIGGIN           ANN
    REGION CODE    ADDRESS   : 235 NIDO WAY
        01         CITY      :    CARMEL VALLEY
                   STATE/ZIP : CA  93924
    MORTGAGE AMOUNT :   327,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,700.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,416,500.00
                               P & I AMT:      9,770.36
                               UPB AMT:   1,405,612.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          233
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031572993     MORTGAGORS: GARNER               MICHAEL
                               GARNER               JANICE
    REGION CODE    ADDRESS   : 4800 ANNADEL HEIGHTS DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95405
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,729.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.48900
    ----------------------------------------------------------------
0   0031573033     MORTGAGORS: ELLETT               THOMAS
                               ELLETT               LINDA
    REGION CODE    ADDRESS   : 8395 CAMINITO LINTERNA
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,450.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,885.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 79.60000
    ----------------------------------------------------------------
0   0031573066     MORTGAGORS: ROONEY               CHRISTOPHER
                               ROONEY               AMY
    REGION CODE    ADDRESS   : 907 JORDAN DRIVE
        01         CITY      :    BRIELLE
                   STATE/ZIP : NJ  08730
    MORTGAGE AMOUNT :   318,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,507.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031573132     MORTGAGORS: CAMPBELL             DALE
                               CAMPBELL             DONNA
    REGION CODE    ADDRESS   : 7802 OAK BAY CIRCLE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95831
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,478.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,636.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031573157     MORTGAGORS: STROMBERGER          ROBERT
                               BIESER-STROMBERGER   VIRGINIA
    REGION CODE    ADDRESS   : 6 CALLE PRIMA
        01         CITY      :    CAPISTRANO BEACH
                   STATE/ZIP : CA  92624
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,818.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,713,750.00
                               P & I AMT:     12,190.03
                               UPB AMT:   1,711,984.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          234
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031573199     MORTGAGORS: RUSSELL              LARRY
                               LIVINGSTON           GRACE
    REGION CODE    ADDRESS   : 200 MARTINIQUE AVENUE
        01         CITY      :    TIBURON
                   STATE/ZIP : CA  94920
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,374.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.33300
    ----------------------------------------------------------------
0   0031573207     MORTGAGORS: FASKO                IVY

    REGION CODE    ADDRESS   : 4349 BRIAR CLIFF ROAD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94605
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,623.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.00000
    ----------------------------------------------------------------
0   0031573272     MORTGAGORS: FOREST               DANIEL
                               FOREST               KELLY
    REGION CODE    ADDRESS   : 685 PINECONE DRIVE
        01         CITY      :    SCOTT VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,306.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.70900
    ----------------------------------------------------------------
0   0031573280     MORTGAGORS: ANDREWS              CLIFFORD
                               ANDREWS              EVELYN
    REGION CODE    ADDRESS   : 699 LOTTIE STREET
        01         CITY      :    MONTEREY
                   STATE/ZIP : CA  93940
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,856.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,255.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031573389     MORTGAGORS: OLALQUIAGA           MANUEL

    REGION CODE    ADDRESS   : 6830 SW 127TH AVENUE
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33330
    MORTGAGE AMOUNT :   300,320.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,091.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,074.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,404,820.00
                               P & I AMT:      9,721.58
                               UPB AMT:   1,403,251.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          235
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031573439     MORTGAGORS: SCHMIEDER            ROBERT
                               TURNER               HEIDI
    REGION CODE    ADDRESS   : 326 NORTH 78TH STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98103
    MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,627.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031573462     MORTGAGORS: GIDDINGS             LUTHER

    REGION CODE    ADDRESS   : 9004 FAIRVIEW ROAD
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20910
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031573546     MORTGAGORS: KUTNICK              JEFFREY
                               KUTNICK              ERIN
    REGION CODE    ADDRESS   : 31271 AVENIDA TERRAMAR
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   379,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,653.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031573579     MORTGAGORS: HUIZENGA             TIMOTHY
                               HUIZENGA             EVELYN
    REGION CODE    ADDRESS   : 31262 AVENIDA TERRAMAR
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   334,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,645.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0031573694     MORTGAGORS: PATTERSON            ROBERT

    REGION CODE    ADDRESS   : 260 BANCROFT WAY
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,738.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,274.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,416,400.00
                               P & I AMT:      9,944.46
                               UPB AMT:   1,415,883.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          236
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031573868     MORTGAGORS: DISTEFANO            RALPH
                               DISTEFANO            MARIE
    REGION CODE    ADDRESS   : 708 OAK PARK DRIVE
        01         CITY      :    MELBOURNE
                   STATE/ZIP : FL  32940
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,798.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.39700
    ----------------------------------------------------------------
0   0031573991     MORTGAGORS: HERNDON              CRAIG
                               NAYLOR               VALERIE
    REGION CODE    ADDRESS   : 3212 WALNUT DRIVE
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21403
    MORTGAGE AMOUNT :   322,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,226.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031574296     MORTGAGORS: CHIU                 LAI
                               CHIU                 LAVINIA
    REGION CODE    ADDRESS   : 19 CLEAR WATER COURT
        01         CITY      :    RICHMOND
                   STATE/ZIP : CA  94803
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,866.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,258.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.26080
    ----------------------------------------------------------------
0   0031574338     MORTGAGORS: MCDANIEL             CHARLES

    REGION CODE    ADDRESS   : 1 ANDIAMO
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   560,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    559,145.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,867.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031574429     MORTGAGORS: CHIU                 WEN
                               CHIU                 YEE-CHIEN
    REGION CODE    ADDRESS   : 20087 KNOLLWOOD DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,704.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,887.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.81810
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,735,400.00
                               P & I AMT:     12,071.20
                               UPB AMT:   1,733,914.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          237
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031574437     MORTGAGORS: OSBORNE              ALEXANDER
                               OSBORNE              JENNIFER
    REGION CODE    ADDRESS   : 1236-1236 1/2 BONITA AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94709
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,732.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,339.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.97870
    ----------------------------------------------------------------
0   0031574445     MORTGAGORS: CHONG                VINCENT
                               LU                   DAPHNE
    REGION CODE    ADDRESS   : 1593 WHARTON ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,501.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.30970
    ----------------------------------------------------------------
0   0031574494     MORTGAGORS: LYNCH                RONALD
                               LYNCH                NATALKA
    REGION CODE    ADDRESS   : 525 AVILA ROAD
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,344.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.45940
    ----------------------------------------------------------------
0   0031574502     MORTGAGORS: LONG                 CARL

    REGION CODE    ADDRESS   : 100 LOGANBERRY CIRCLE
        01         CITY      :    GOOSE CREEK
                   STATE/ZIP : SC  29445
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,767.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,357.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.89600
    ----------------------------------------------------------------
0   0031574585     MORTGAGORS: REBHOLZ              MARK
                               REBHOLZ              PATRICIA
    REGION CODE    ADDRESS   : 51118 WEST PETE ROAD
        01         CITY      :    AGUILA
                   STATE/ZIP : AZ  85320
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,847,000.00
                               P & I AMT:     12,912.63
                               UPB AMT:   1,845,346.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          238
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031574791     MORTGAGORS: ARRIGHI              WILLIAM
                               JOSEPH               SAM
    REGION CODE    ADDRESS   : 138 RIDGEWOOD AVENUE
        01         CITY      :    BORO OF GLEN RIDGE
                   STATE/ZIP : NJ  07028
    MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    580,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,155.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.23497
    ----------------------------------------------------------------
0   0031574916     MORTGAGORS: RYAN                 DOUGLAS
                               RYAN                 STEFANIE
    REGION CODE    ADDRESS   : 1447 ASBURY AVENUE
        01         CITY      :    WINNETKA
                   STATE/ZIP : IL  60093
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,496.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031574999     MORTGAGORS: LEVINE               MICHAEL
                               LEVINE               LORI
    REGION CODE    ADDRESS   : 1029 SANTA ANA STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,783.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.02700
    ----------------------------------------------------------------
0   0031575004     MORTGAGORS: COLLIER              PHILLIP
                               COLLIER              MARY
    REGION CODE    ADDRESS   : 33882 CHULA VISTA
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   330,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,060.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,337.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 78.08500
    ----------------------------------------------------------------
0   0031575202     MORTGAGORS: BARNDT               JOHN

    REGION CODE    ADDRESS   : 107 & 109 NORTHGATE
        01         CITY      :    MIDLAND
                   STATE/ZIP : MI  48640
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,855.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,584.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,741,300.00
                               P & I AMT:     12,325.64
                               UPB AMT:   1,740,195.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          239
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031575236     MORTGAGORS: BECOSKEY             R

    REGION CODE    ADDRESS   : 1807 ARBOR VIEW DRIVE
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,807.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 86.62200
    ----------------------------------------------------------------
0   0031575285     MORTGAGORS: WALTERS              CHARLES
                               WALTERS              TRACY
    REGION CODE    ADDRESS   : 3202 EAST VISTA WAY
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,433.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,890.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031575384     MORTGAGORS: LESIEUR              ROBERT

    REGION CODE    ADDRESS   : 4019 LAWNGATE DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   131,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       920.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031575533     MORTGAGORS: FEFERCORN            ROSS

    REGION CODE    ADDRESS   : 2208 IRVING AVE SO
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55408
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,764.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 86.11100
    ----------------------------------------------------------------
0   0031575566     MORTGAGORS: TAKAKUWA             FRED

    REGION CODE    ADDRESS   : 670 PROSPECT STREET #708
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96813
    MORTGAGE AMOUNT :    86,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     86,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       616.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 60.13900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,041,200.00
                               P & I AMT:      7,378.75
                               UPB AMT:   1,040,605.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          240
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031575657     MORTGAGORS: HUNTLEY              W
                               HUNTLEY              REBECCA
    REGION CODE    ADDRESS   : 4444 MOORPARK WAY #102
        01         CITY      :    (TOLUCA AREA) LOS ANGELES
                   STATE/ZIP : CA  91602
    MORTGAGE AMOUNT :   187,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    187,064.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,324.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031575665     MORTGAGORS: ENCINA               REYNALDO
                               ENCINA               REMEDIOS
    REGION CODE    ADDRESS   : 5423 TURNER COURT
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : CA  90712
    MORTGAGE AMOUNT :   249,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,300.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.10700
    ----------------------------------------------------------------
0   0031575731     MORTGAGORS: FELECHNER            MICHAEL
                               FELECHNER            CARRIE
    REGION CODE    ADDRESS   : 1 ELDERGLEN
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92604
    MORTGAGE AMOUNT :   136,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,901.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       962.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031575749     MORTGAGORS: CLARK                ROBERT

    REGION CODE    ADDRESS   : 3565 EAST CHEVY CHASE DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,788.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.85700
    ----------------------------------------------------------------
0   0031575756     MORTGAGORS: NEUFELD              DONN
                               NEUFELD              MARY
    REGION CODE    ADDRESS   : 1887 PRAED ST
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92503
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,825.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 84.56100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,098,700.00
                               P & I AMT:      7,667.06
                               UPB AMT:   1,097,880.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          241
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031575764     MORTGAGORS: GLASNER              LAWRENCE
                               GLASNER              TAMARA
    REGION CODE    ADDRESS   : 3915 CORTE CANCION
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   299,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,916.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,040.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.73400
    ----------------------------------------------------------------
0   0031575772     MORTGAGORS: SLAGLE               GREGORY
                               LESNIAK              CHRISTINE
    REGION CODE    ADDRESS   : 22 GOLDENSPUR LANE
        01         CITY      :    RANCHO  PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   626,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    625,486.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,164.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.52300
    ----------------------------------------------------------------
0   0031575780     MORTGAGORS: SIDLES               CHAD

    REGION CODE    ADDRESS   : 30 SOLITAIRE  LANE
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   253,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,456.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031575798     MORTGAGORS: LERMAN               LISA
                               LERMAN               LANCE
    REGION CODE    ADDRESS   : 11228 LOUISE AVE
        01         CITY      :    GRANADA HILLS
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,494.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.78700
    ----------------------------------------------------------------
0   0031575822     MORTGAGORS: OLINSKI              PAUL
                               BEJAOUI              KHEMISSA
    REGION CODE    ADDRESS   : 2 OCEAN STREET
        01         CITY      :    MANCHESTER-BY-THE-SEA
                   STATE/ZIP : MA  01944
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,758,800.00
                               P & I AMT:     11,910.05
                               UPB AMT:   1,757,354.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          242
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031575905     MORTGAGORS: DAVIS                DAVID

    REGION CODE    ADDRESS   : 5141 SAN VICENTE DRIVE
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93111
    MORTGAGE AMOUNT :   204,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,832.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,357.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031575954     MORTGAGORS: WHEELER              CHRIS

    REGION CODE    ADDRESS   : 104 SWETT ROAD
        01         CITY      :    WOODSIDE
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   308,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,829.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,129.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99481
    ----------------------------------------------------------------
0   0031575962     MORTGAGORS: RADISICH             JOSEPH

    REGION CODE    ADDRESS   : 213 & 215 42ND STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,295.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,069.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.16410
    ----------------------------------------------------------------
0   0031575970     MORTGAGORS: DREW                 TOMOTHY
                               DREW                 CORINNE
    REGION CODE    ADDRESS   : 491 CALLE CIELO
        01         CITY      :    NIPOMO
                   STATE/ZIP : CA  93444
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,750.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031576168     MORTGAGORS: PALLONE              STEPHEN
                               PALLONE              MICHELE
    REGION CODE    ADDRESS   : 4 MANOR HILL DRIVE
        01         CITY      :    MENDHAM
                   STATE/ZIP : NJ  07926
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    381,327.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,758.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 30.80000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,683,300.00
                               P & I AMT:     11,663.91
                               UPB AMT:   1,678,035.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          243
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031576366     MORTGAGORS: JENKINS              WALTER
                               JENKINS              DONNA
    REGION CODE    ADDRESS   : 2205 JOHNSTON ROAD UNIT # '
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   314,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,838.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,276.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.56100
    ----------------------------------------------------------------
0   0031576507     MORTGAGORS: ESGRO                DANIEL
                               ESGRO                DONNA
    REGION CODE    ADDRESS   : 3568 GLADIOLA DRIVE
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   219,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,790.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,556.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031576846     MORTGAGORS: LUTZ                 PAULETTE
                               LUTZ                 WILLIAM
    REGION CODE    ADDRESS   : 5226 MUIRWOOD DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,585.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031577661     MORTGAGORS: RAKER                CHRISTOPHER
                               RAKER                LINDA
    REGION CODE    ADDRESS   : 21 OAKDALE AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,684.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,971.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.67210
    ----------------------------------------------------------------
0   0031577687     MORTGAGORS: LEE                  MARTIN

    REGION CODE    ADDRESS   : 1054 ORO STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,572.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,163.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.47300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,530,950.00
                               P & I AMT:     10,856.63
                               UPB AMT:   1,528,471.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          244
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031577703     MORTGAGORS: WEILL                ANDREW
                               MATTINGLY            CONSTANCE
    REGION CODE    ADDRESS   : 1772 MANOR CIRCLE
        01         CITY      :    EL CERRITO
                   STATE/ZIP : CA  94530
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,762.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031577802     MORTGAGORS: ABRAMS               CHARLES
                               ABRAMS               HELENE
    REGION CODE    ADDRESS   : 10110 ROSSBURY PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,562.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,384.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 50.78125
    ----------------------------------------------------------------
0   0031577919     MORTGAGORS: BOROUGH              CHARLES
                               BOROUGH              LEONA
    REGION CODE    ADDRESS   : 1220 PARK HILL LANE
        01         CITY      :    ESCONDIDO (AREA)
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,664.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,529.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.28570
    ----------------------------------------------------------------
0   0031577976     MORTGAGORS: POGOREL              BARRY

    REGION CODE    ADDRESS   : 25661 ROLLING HILLS ROAD
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   475,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,136.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,206.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99660
    ----------------------------------------------------------------
0   0031578149     MORTGAGORS: KOONCE               PHILLIP
                               KOONCE               LISA
    REGION CODE    ADDRESS   : 2225 RUTLAND PLACE
        01         CITY      :    CITY OF THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,758,900.00
                               P & I AMT:     12,040.24
                               UPB AMT:   1,756,930.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          245
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031578156     MORTGAGORS: GOPINATH             VENKATESH
                               KRISHNAN             SHOBA
    REGION CODE    ADDRESS   : 47636 PIMA STREET
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,910.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031578164     MORTGAGORS: MARZ                 KEVIN
                               MARZ                 VICTORIA
    REGION CODE    ADDRESS   : 807 TERRAINE AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90804
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,644.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.38400
    ----------------------------------------------------------------
0   0031578180     MORTGAGORS: RIVKIN               EFIM

    REGION CODE    ADDRESS   : 15719 LINDA AVENUE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   456,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,669.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,227.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.14200
    ----------------------------------------------------------------
0   0031578222     MORTGAGORS: MALINA               MICHAEL
                               HEATH                KAREN
    REGION CODE    ADDRESS   : 6817 AITKEN DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,676.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031578230     MORTGAGORS: EASTON               HENRY
                               EASTON               LESLIE
    REGION CODE    ADDRESS   : 5491 MARYLAND AVENUE
        01         CITY      :    LA MESA
                   STATE/ZIP : CA  91942
    MORTGAGE AMOUNT :   113,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    112,911.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       770.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 52.55800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,376,400.00
                               P & I AMT:      9,668.21
                               UPB AMT:   1,374,812.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          246
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031578248     MORTGAGORS: JOHNSON              WILLIE
                               JOHNSON              GWENDOLYN
    REGION CODE    ADDRESS   : 1408 WATERFORD CT.
        01         CITY      :    DE SOTO
                   STATE/ZIP : TX  75115
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.36500
    ----------------------------------------------------------------
0   0031578263     MORTGAGORS: HARRISON             AMY
                               PETREY               MARTHA
    REGION CODE    ADDRESS   : 32291 PINE CONE LANE
        01         CITY      :    RUNNING SPRINGS AREA
                   STATE/ZIP : CA  92382
    MORTGAGE AMOUNT :   465,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,671.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,331.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 54.70500
    ----------------------------------------------------------------
0   0031578289     MORTGAGORS: DREHER               JAMES

    REGION CODE    ADDRESS   : 5951 EAST AVENIDA LA VIDA
        01         CITY      :    ANAHEIM HILLS
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   235,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,320.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,626.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 84.56000
    ----------------------------------------------------------------
0   0031578305     MORTGAGORS: ZHU                  JULIA

    REGION CODE    ADDRESS   : 1779 TICE VALLEY BOULEVARD #21
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94595
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,921.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       682.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 42.64300
    ----------------------------------------------------------------
0   0031578438     MORTGAGORS: ORPUT                NANCY
                               KURTZ                DONALD
    REGION CODE    ADDRESS   : 6086 LAKEVIEW CIRCLE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,779.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,362,500.00
                               P & I AMT:      9,601.94
                               UPB AMT:   1,361,504.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          247
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031578453     MORTGAGORS: YUH                  BYUNG
                               YUH                  BARBARA
    REGION CODE    ADDRESS   : 1140 VANCOUVER AVENUE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   604,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    604,040.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,175.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.30800
    ----------------------------------------------------------------
0   0031578479     MORTGAGORS: JOHNSON              GUY

    REGION CODE    ADDRESS   : 726 CHURCH STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,717.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,657.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 44.31400
    ----------------------------------------------------------------
0   0031578511     MORTGAGORS: BRAUDO               STEPHEN
                               BRAUDO               MERYL
    REGION CODE    ADDRESS   : 1760 NELSON AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,691.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 38.80500
    ----------------------------------------------------------------
0   0031578529     MORTGAGORS: OYSTER               ROBERT
                               OYSTER               DIANA
    REGION CODE    ADDRESS   : 45 POLITZER DRIVE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   649,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,393.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,433.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.31600
    ----------------------------------------------------------------
0   0031578552     MORTGAGORS: MAYER                GEORGE
                               MAYER                BARBARA
    REGION CODE    ADDRESS   : 4500 MAINE ROAD
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   483,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    482,623.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,294.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,377,400.00
                               P & I AMT:     16,312.22
                               UPB AMT:   2,375,465.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          248
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031578560     MORTGAGORS: O'NEIL               MARGARET
                               O'NEIL               DANIEL
    REGION CODE    ADDRESS   : 24987 BLAND STREET
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94541
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,760.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
0   0031578594     MORTGAGORS: BLYTHE               TERRY
                               BLYTHE               MICHELE
    REGION CODE    ADDRESS   : 23122 SYLVAN STREET
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   291,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,444.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,089.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031578750     MORTGAGORS: JUNG                 RAYMOND
                               JUNG                 VALERIE
    REGION CODE    ADDRESS   : 2416 CAMINO REY
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92833
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,292.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,619.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.51600
    ----------------------------------------------------------------
0   0031578784     MORTGAGORS: HUNTINGTON           JAMES
                               HUNTINGTON           JOYCE
    REGION CODE    ADDRESS   : 2755 SELBY AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,753.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031578834     MORTGAGORS: WAGNER               LARRY
                               WAGNER               KERRY
    REGION CODE    ADDRESS   : 31052 CANTERBURY PLACE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   375,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,613.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,596.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,530,050.00
                               P & I AMT:     10,485.48
                               UPB AMT:   1,528,865.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          249
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031578867     MORTGAGORS: GHAFFARI             BAHMAN
                               GHAFFARI             SHEIDA
    REGION CODE    ADDRESS   : 677 TRIUNFO CANYON ROAD
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,807.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.81600
    ----------------------------------------------------------------
0   0031579113     MORTGAGORS: ROKKE                CRAIG
                               ROKKE                LORETTA
    REGION CODE    ADDRESS   : 205 NETHERFIELD LANE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   261,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,075.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031579162     MORTGAGORS: GASPER               DENNIS
                               GASPER               JOANNE
    REGION CODE    ADDRESS   : 17 WALTON STREET
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,781.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,305.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 55.30400
    ----------------------------------------------------------------
0   0031579196     MORTGAGORS: GUERREVA             BUEN
                               GUERREVA             THELMA
    REGION CODE    ADDRESS   : 5039 HALISON STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,780.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.68000
    ----------------------------------------------------------------
0   0031579238     MORTGAGORS: VERITY               ADRIAN
                               VERITY               KIMBERLY
    REGION CODE    ADDRESS   : 1063 SUSAN WAY
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,783.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.91800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,406,300.00
                               P & I AMT:      9,713.38
                               UPB AMT:   1,405,226.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          250
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031579493     MORTGAGORS: WILLIAMS             RALPH
                               WILLIAMS             LISA
    REGION CODE    ADDRESS   : 10 BUENA VISTA DR.
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031579964     MORTGAGORS: ZAMBARDI             JOHN
                               ZAMBARDI             DEBRA
    REGION CODE    ADDRESS   : 9557-9559 GARIBALDI AVENUE
        01         CITY      :    TEMPLE CITY
                   STATE/ZIP : CA  91780
    MORTGAGE AMOUNT :   176,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    176,143.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,248.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031580095     MORTGAGORS: TORGERSON            ROBERT
                               RYAN                 JENNIFER
    REGION CODE    ADDRESS   : 1821 HUMBOLDT AVE, S.
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55405
    MORTGAGE AMOUNT :   296,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,880.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031580582     MORTGAGORS: GEGNER               STEVE
                               GEGNER               DEBORAH
    REGION CODE    ADDRESS   : 72 MONTROSE AVE
        01         CITY      :    FANWOOD
                   STATE/ZIP : NJ  07023
    MORTGAGE AMOUNT :   212,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   250
    LTV :                 78.70300
    ----------------------------------------------------------------
0   0031581010     MORTGAGORS: YAP                  RANCE
                               YAP                  DENISE
    REGION CODE    ADDRESS   : 1058 WARWICK AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   190,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    189,709.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,312.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.16600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,135,800.00
                               P & I AMT:      8,225.34
                               UPB AMT:   1,135,034.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          251
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031581176     MORTGAGORS: DIXON                KEITH

    REGION CODE    ADDRESS   : 238 SOUTH LAMER STREET
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91506
    MORTGAGE AMOUNT :   237,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,173.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031581192     MORTGAGORS: CARNEY               ROBERT
                               BRAVO-CARNEY         DELIA
    REGION CODE    ADDRESS   : 1893 ORCHARD ROAD
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   405,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,217.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,698.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.01657
    ----------------------------------------------------------------
0   0031581283     MORTGAGORS: GERWIN               NINA
                               GERWIN               WILLIAM
    REGION CODE    ADDRESS   : 32 GEARY AVENUE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : CA  94930
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,964.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,744.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031581325     MORTGAGORS: RENTON               BRADLEY

    REGION CODE    ADDRESS   : 6780 PASEO SAN LEON
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,697.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,646.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031581374     MORTGAGORS: BROSTROM             NATHAN
                               CAPPS                LISA
    REGION CODE    ADDRESS   : 1155 GLEN AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,686.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,640.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,688,500.00
                               P & I AMT:     11,390.38
                               UPB AMT:   1,686,739.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          252
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031581499     MORTGAGORS: GUPTA                BADRI
                               GUPTA                USHA
    REGION CODE    ADDRESS   : 1760 SQUIRREL VALLEY
        01         CITY      :    BLOOMFIELD HILLS
                   STATE/ZIP : MI  48304
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,781.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031581549     MORTGAGORS: MEHREN               LAWRENCE
                               BALIAN               CHRISTINA
    REGION CODE    ADDRESS   : 32700 RAVINE DR #9
        01         CITY      :    FRANKLIN
                   STATE/ZIP : MI  48025
    MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,786.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031581580     MORTGAGORS: MAKIYAMA             DAVID
                               MAKIYAMA             JUNE
    REGION CODE    ADDRESS   : 2731 ST ALBANS DRIVE
        01         CITY      :    LOS ALAMITOS (AREA)
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,270.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,082.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031581648     MORTGAGORS: STARK                RONALD

    REGION CODE    ADDRESS   : 2277 NORCO DRIVE
        01         CITY      :    NORCO
                   STATE/ZIP : CA  91760
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,306.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.83800
    ----------------------------------------------------------------
0   0031581747     MORTGAGORS: HICKS                RAY
                               HICKS                RUTH
    REGION CODE    ADDRESS   : 10261 CARMER RD
        01         CITY      :    FENTON
                   STATE/ZIP : MI  48430
    MORTGAGE AMOUNT :   393,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,429.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.77700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,512,450.00
                               P & I AMT:     10,466.93
                               UPB AMT:   1,510,574.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          253
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031582133     MORTGAGORS: BENDER               JAMES
                               BENDER               STEPHANIE
    REGION CODE    ADDRESS   : 320 KNIGHT WAY
        01         CITY      :    LA CANADA FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   303,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,286.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031582521     MORTGAGORS: KOMANDURI            KRISHNA
                               CHANDRA              SUNANDA
    REGION CODE    ADDRESS   : 22096 E RIDGE TRAIL CIRCLE
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80016
    MORTGAGE AMOUNT :   395,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,677.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,870.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98900
    ----------------------------------------------------------------
0   0031582604     MORTGAGORS: SIEGEL               STANLEY
                               SIEGEL               RITA
    REGION CODE    ADDRESS   : 6 SOUTH CORNWALL AVENUE
        01         CITY      :    VENTNOR
                   STATE/ZIP : NJ  08406
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,952.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031582653     MORTGAGORS: GRIGALBA             RAYMOND

    REGION CODE    ADDRESS   : 5316 SECOND STREET
        01         CITY      :    SHASTA LAKE
                   STATE/ZIP : CA  96019
    MORTGAGE AMOUNT :    61,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     61,454.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       430.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031582836     MORTGAGORS: CRIST                MICHAEL
                               KITTREDGE-CRIST      DAWNE
    REGION CODE    ADDRESS   : 2185 TANAGER COURT
        01         CITY      :    PLEASANTON,
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,569.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.38000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,300,150.00
                               P & I AMT:      9,042.45
                               UPB AMT:   1,298,939.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          254
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031582851     MORTGAGORS: PERLSTEIN            WILLIAM
                               PERLSTEIN            SHERRIE
    REGION CODE    ADDRESS   : 150 LOMBARDY LANE
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    469,668.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,367.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 52.80800
    ----------------------------------------------------------------
0   0031582927     MORTGAGORS: YEGHNAZARY           ARMIK
                               TAHMASIBIAN          ADRINEH
    REGION CODE    ADDRESS   : 1753 THURBER PLACE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91501
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,834.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,505.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 71.47500
    ----------------------------------------------------------------
0   0031582943     MORTGAGORS: WEED                 DANIEL
                               WEED                 DEBRA
    REGION CODE    ADDRESS   : 1073 LAURIE AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,768.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031582950     MORTGAGORS: FELPERIN             KARL
                               FELPERIN             JUDY
    REGION CODE    ADDRESS   : 8198 TANFORAN COURT
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   311,072.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,829.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031582968     MORTGAGORS: KILZER               RONALD

    REGION CODE    ADDRESS   : 3742 7TH AVE UNIT A
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92103
    MORTGAGE AMOUNT :   191,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    191,115.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,370.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,510,322.00
                               P & I AMT:     10,629.95
                               UPB AMT:   1,509,215.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          255
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031582976     MORTGAGORS: REILLY               WILLIAM
                               REILLY               JANA
    REGION CODE    ADDRESS   : 53 TRELLIS DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,284.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.18100
    ----------------------------------------------------------------
0   0031582984     MORTGAGORS: SUYAMA               KENJI

    REGION CODE    ADDRESS   : 1817 CABERNET DRIVE
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91913
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,030.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031582992     MORTGAGORS: PREWITT              MICHAEL
                               PREWITT              HEATHER
    REGION CODE    ADDRESS   : 987 SHADYBROOK DRIVE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94521
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,755.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,061.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031583156     MORTGAGORS: GIGLIERANO           JOSEPH
                               GIGLIERANO           ALLISON
    REGION CODE    ADDRESS   : 2865 BENJAMIN AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,529.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,378.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.04760
    ----------------------------------------------------------------
0   0031583180     MORTGAGORS: PETERS               J
                               IVEY                 ALEXANDRA
    REGION CODE    ADDRESS   : 20 RIDGE LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    511,218.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,536.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,693,750.00
                               P & I AMT:     11,641.37
                               UPB AMT:   1,691,818.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          256
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031583313     MORTGAGORS: MAMIE                JEAN
                               RAMELLA-MAMIE        NINA
    REGION CODE    ADDRESS   : 26401 CALLE ROBERTO
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,688.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,721.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031583438     MORTGAGORS: ELLING               C.
                               ELLING               KATHLEEN
    REGION CODE    ADDRESS   : 11455 HOLLY FERN COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   255,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,249.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,743.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031583453     MORTGAGORS: MANKER               J
                               MANKER               MEREDITH
    REGION CODE    ADDRESS   : 938 CONCHA STREET
        01         CITY      :    ALTADENA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,610.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.74300
    ----------------------------------------------------------------
0   0031583487     MORTGAGORS: CHUNG                KUO-PING
                               CHANG                GRACE
    REGION CODE    ADDRESS   : 165 HEATHER LANE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   394,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,837.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,721.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.28500
    ----------------------------------------------------------------
0   0031583495     MORTGAGORS: HAGEN                MARK

    REGION CODE    ADDRESS   : 28570 HASKELL CANYON ROAD
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   246,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,992.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,743.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,550,000.00
                               P & I AMT:     10,692.02
                               UPB AMT:   1,547,379.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          257
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031583560     MORTGAGORS: SOKOL                RONALD
                               SOKOL                RENEE
    REGION CODE    ADDRESS   : 42 VILLAGE CIRCLE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,244.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,418.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.27500
    ----------------------------------------------------------------
0   0031583578     MORTGAGORS: ASUNCION             FLOREMOND
                               ASUNCION             JOENELYN
    REGION CODE    ADDRESS   : 3615 MISTY GLEN COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95111
    MORTGAGE AMOUNT :   260,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,206.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,820.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ----------------------------------------------------------------
0   0031583594     MORTGAGORS: DEMARCO              THOMAS
                               DEMARCO              LESLIE
    REGION CODE    ADDRESS   : 3716 TORINO DRIVE
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,818.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031583636     MORTGAGORS: HEIM                 CHRISTIAN
                               HEIM                 SANDRA
    REGION CODE    ADDRESS   : 11452 HOLLY FERN COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   254,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,461.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031583701     MORTGAGORS: STRICK               DEBRA
                               OSGOOD III           CHARLES
    REGION CODE    ADDRESS   : 14 MOHEGAN RD
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   145,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    144,950.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,051.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,400,100.00
                               P & I AMT:      9,784.95
                               UPB AMT:   1,398,680.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          258
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031584089     MORTGAGORS: JONES                DONALD
                               JONES                FRANCES
    REGION CODE    ADDRESS   : 7650 MEADOW COURT
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   285,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.92100
    ----------------------------------------------------------------
0   0031584329     MORTGAGORS: CARR                 DEBORAH

    REGION CODE    ADDRESS   : 145 CHISWICK ROAD #5
        01         CITY      :    BRIGHTON
                   STATE/ZIP : MA  02135
    MORTGAGE AMOUNT :   127,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    127,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       924.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031584626     MORTGAGORS: ROLFSON              ERIC
                               ROLFSON              REBECCA
    REGION CODE    ADDRESS   : 8 WESTBROOK ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031584709     MORTGAGORS: RIVERS               JOHN
                               RIVERS               LYNN
    REGION CODE    ADDRESS   : 575 FLAMBEAU RETREAT
        01         CITY      :    MT PLEASANT
                   STATE/ZIP : SC  29464
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.04400
    ----------------------------------------------------------------
0   0031584949     MORTGAGORS: KELSEY               GENE
                               SEDAR                REGINA
    REGION CODE    ADDRESS   : 1411 SOUTH PENNSYLVANIA STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80210
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,068.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,176,750.00
                               P & I AMT:      8,294.56
                               UPB AMT:   1,176,568.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          259
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031585318     MORTGAGORS: NORRY                STEPHEN
                               NORRY                PAMELA
    REGION CODE    ADDRESS   : 58 CANYON RIDGE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031585623     MORTGAGORS: SVISLOTSKI           ANDREI
                               SVISLOTSKI           ELENA
    REGION CODE    ADDRESS   : 3079 PASSMORE DRIVE
        01         CITY      :    (HOLLYWOOD AREA), LOS ANG
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,639.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.73015
    ----------------------------------------------------------------
0   0031585631     MORTGAGORS: NEWBURN              TIM

    REGION CODE    ADDRESS   : 1111 HUNTINGTON STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,555.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,009.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 81.97100
    ----------------------------------------------------------------
0   0031585953     MORTGAGORS: BOUHAMAD             KAMAL
                               BOUHAMAD             INDUK
    REGION CODE    ADDRESS   : 8186 TANFORAN COURT
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,458.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,416.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.36200
    ----------------------------------------------------------------
0   0031585995     MORTGAGORS: HARASTY              ALICIA
                               HARASTY              ALBERT
    REGION CODE    ADDRESS   : 5817 KENT PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   178,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    178,140.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,262.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.28800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,297,400.00
                               P & I AMT:      9,402.48
                               UPB AMT:   1,295,794.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          260
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031586076     MORTGAGORS: SELCER               WILLIAM
                               SELCER               LYNN
    REGION CODE    ADDRESS   : 312 SOUTH LA PEER DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90211
    MORTGAGE AMOUNT :   482,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    481,633.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,329.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 59.87570
    ----------------------------------------------------------------
0   0031586084     MORTGAGORS: THOMAS               GUNDULA

    REGION CODE    ADDRESS   : 1137 EAST FAIRVIEW BOULEVARD
        01         CITY      :    INGLEWOOD
                   STATE/ZIP : CA  90302
    MORTGAGE AMOUNT :    94,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     93,856.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       649.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.33333
    ----------------------------------------------------------------
0   0031586100     MORTGAGORS: CREVELLI             JOSEPH
                               CREVELLI             JAMIE
    REGION CODE    ADDRESS   : 4248 LOS PALOS PLACE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   446,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    445,284.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,004.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.33333
    ----------------------------------------------------------------
0   0031586191     MORTGAGORS: RITTENHOUSE          STAN
                               RITTENHOUSE          AUDREY
    REGION CODE    ADDRESS   : 18679 DIDDY CIRCLE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   289,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,046.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,974.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.99726
    ----------------------------------------------------------------
0   0031586209     MORTGAGORS: COLAW                FRANK
                               COLAW                SUSAN
    REGION CODE    ADDRESS   : 18699 DIDDY CIRCLE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   376,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,513.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,602.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99983
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,688,300.00
                               P & I AMT:     11,560.44
                               UPB AMT:   1,686,334.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          261
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031586217     MORTGAGORS: TRAN                 KELSON
                               TRAN                 KYLE
    REGION CODE    ADDRESS   : 1627 DELUCA DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95131
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,804.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.42857
    ----------------------------------------------------------------
0   0031586225     MORTGAGORS: MCMILLAN             DONALD
                               MCMILLAN             MARY
    REGION CODE    ADDRESS   : 6560 BLUEBONNET DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   307,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,194.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,047.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.82014
    ----------------------------------------------------------------
0   0031586233     MORTGAGORS: THAI                 ANNE
                               NGUYEN               LAI
    REGION CODE    ADDRESS   : 3534 CEDARDALE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   263,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,749.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031586282     MORTGAGORS: BINFORD              BENJAMIN
                               BINFORD              CAROLYN
    REGION CODE    ADDRESS   : 6 MOUNT WHITNEY DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   383,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,936.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,778.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031586308     MORTGAGORS: MANDY                LISA
                               LEE                  GERALD
    REGION CODE    ADDRESS   : 1937 ADELAIDE WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,818.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.85000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,461,850.00
                               P & I AMT:     10,195.28
                               UPB AMT:   1,460,503.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          262
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031586324     MORTGAGORS: WEINER               GARY

    REGION CODE    ADDRESS   : 3546 BERRY DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,840.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,450.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 46.66600
    ----------------------------------------------------------------
0   0031586332     MORTGAGORS: MAGRUDER-BRIGGS      LINDA

    REGION CODE    ADDRESS   : 11265 LYNROSE STREET
        01         CITY      :    ARCADIA AREA
                   STATE/ZIP : CA  91006
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,814.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.86500
    ----------------------------------------------------------------
0   0031586340     MORTGAGORS: REUTER               DAVID
                               REUTER               NANCY
    REGION CODE    ADDRESS   : 1811 HIDDEN ROCK COURT
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,756.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031586415     MORTGAGORS: HENDRICK             WILLIAM
                               HENDRICK             SUSAN
    REGION CODE    ADDRESS   : 212 CORSAIR ROAD
        01         CITY      :    DUCK KEY
                   STATE/ZIP : FL  33050
    MORTGAGE AMOUNT :   344,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,687.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98600
    ----------------------------------------------------------------
0   0031586449     MORTGAGORS: CARROLL              PATRICK
                               BRENNAN-CARROLL      PAM
    REGION CODE    ADDRESS   : 2313 SWAINWOOD DRIVE
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,531.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.88800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,406,200.00
                               P & I AMT:      9,749.46
                               UPB AMT:   1,404,630.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          263
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031586779     MORTGAGORS: GOLDMAN              KATHRYN
                               SCHUYLER             JAMES
    REGION CODE    ADDRESS   : 220 PALO ALTO AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   531,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    530,855.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,714.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.48700
    ----------------------------------------------------------------
0   0031586837     MORTGAGORS: YANOWITZ             ANDREW
                               YANOWITZ             ANDREA
    REGION CODE    ADDRESS   : 373 BAHR DRIVE
        01         CITY      :    BEN LOMOND
                   STATE/ZIP : CA  95005
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,963.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031586845     MORTGAGORS: HARTSOCK             TOM
                               HARTSOCK             ANGELA
    REGION CODE    ADDRESS   : 201 CEDAR DRIVE
        01         CITY      :    PIKEVILLE
                   STATE/ZIP : KY  41501
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,575.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.92200
    ----------------------------------------------------------------
0   0031586928     MORTGAGORS: POWERS               DONALD
                               POWERS               CONSTANCE
    REGION CODE    ADDRESS   : 1437 ORCHARD WAY
        01         CITY      :    ROSEMONT
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.77700
    ----------------------------------------------------------------
0   0031586944     MORTGAGORS: SHURTS               GERALD
                               SHURTS               LANOVA
    REGION CODE    ADDRESS   : 1794 HAMLET STREET
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   273,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,061.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.04220
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,667,950.00
                               P & I AMT:     11,511.28
                               UPB AMT:   1,666,455.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          264
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031587082     MORTGAGORS: FRANK                JEFFREY

    REGION CODE    ADDRESS   : 1192-1198 LAUREL STREET
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,737.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031587090     MORTGAGORS: KROLL                HOWARD
                               KROLL                SUSAN
    REGION CODE    ADDRESS   : 4229 WHISPERING PINES COURT
        01         CITY      :    (ENCINO AREA), LOS ANGELE
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,426.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,691.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.09600
    ----------------------------------------------------------------
0   0031587132     MORTGAGORS: FINLAY               RUSSELL
                               FINLAY               LAURA
    REGION CODE    ADDRESS   : 32972 DANAPINE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,560.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031587157     MORTGAGORS: CRISTOBAL            VIRGILIO
                               CRISTOBAL            FLORENCIA
    REGION CODE    ADDRESS   : 120 JAMES COURT
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,036.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,118.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.36980
    ----------------------------------------------------------------
0   0031587371     MORTGAGORS: TOPPING              DAVID
                               TOPPING              PATRICIA
    REGION CODE    ADDRESS   : 4807 DANBURY CIRCLE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   265,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,067.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,534,750.00
                               P & I AMT:     11,015.01
                               UPB AMT:   1,532,829.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          265
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031587405     MORTGAGORS: CYRUS                WILLIAM
                               CYRUS                BARBARA
    REGION CODE    ADDRESS   : 171 YOUNG RANCH ROAD
        01         CITY      :    GEORGETOWN
                   STATE/ZIP : TX  78628
    MORTGAGE AMOUNT :   303,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,085.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,172.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031587421     MORTGAGORS: CORZINE              SCOTT
                               KHARE                REENA
    REGION CODE    ADDRESS   : 1354 EGRET DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,770.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,160.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.52700
    ----------------------------------------------------------------
0   0031587462     MORTGAGORS: LIU                  JAY
                               BI                   ANNIE
    REGION CODE    ADDRESS   : 4425 HAMPSHIRE PLACE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   257,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,785.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.53600
    ----------------------------------------------------------------
0   0031587587     MORTGAGORS: DUSEK                JEFF
                               DUSEK                CAROLE
    REGION CODE    ADDRESS   : 12619 CAMINITO RADIANTE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   285,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,602.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031587595     MORTGAGORS: CONNELL              ROSEMARIE
                               CONNELL              MICHAEL
    REGION CODE    ADDRESS   : 222 CEDAR AVENUE
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02174
    MORTGAGE AMOUNT :   164,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,207.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,319,800.00
                               P & I AMT:      9,236.79
                               UPB AMT:   1,318,745.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          266
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031587744     MORTGAGORS: DURIAN               GARY
                               DURIAN               CRISTINE
    REGION CODE    ADDRESS   : 16940 MARIAH COURT
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,785.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031587777     MORTGAGORS: PESSIS               ROBERT
                               PESSIS               SUREKHA
    REGION CODE    ADDRESS   : 1253 20TH PLACE
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,753.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031587785     MORTGAGORS: MOORE                JOHN
                               MOORE                SHARON
    REGION CODE    ADDRESS   : 175 NORWOOD ROAD
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20905
    MORTGAGE AMOUNT :   438,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,175.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.38400
    ----------------------------------------------------------------
0   0031588239     MORTGAGORS: DE NAPLES            PHYLLIS
                               CENTILLI             ROBERT
    REGION CODE    ADDRESS   : 3099 ENCANTO DRIVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,554.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,016.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.86660
    ----------------------------------------------------------------
0   0031588247     MORTGAGORS: LEVINE               DAVID
                               LEVINE               KIMLEE
    REGION CODE    ADDRESS   : 430 AVENUE F
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,521.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,421.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.52941
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,688,000.00
                               P & I AMT:     11,946.92
                               UPB AMT:   1,686,614.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          267
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031588254     MORTGAGORS: DANG                 HOAN
                               DANG                 DIANA
    REGION CODE    ADDRESS   : 165 JOAQUIN CIRCLE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,808.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.01490
    ----------------------------------------------------------------
0   0031588379     MORTGAGORS: PEVERINI             ROGER
                               PEVERINI             MELONY
    REGION CODE    ADDRESS   : 8883 SHELDON OAKS LANE
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95624
    MORTGAGE AMOUNT :   386,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,639.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,733.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 51.49300
    ----------------------------------------------------------------
0   0031588429     MORTGAGORS: COOK                 MICHAEL
                               COOK                 CATHERINE
    REGION CODE    ADDRESS   : 2200 MARYWOOD COURT
        01         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   356,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,281.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,525.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031588445     MORTGAGORS: BARTON               TERRY
                               BARTON               MELANIE
    REGION CODE    ADDRESS   : 2231 TERRACE VIEW COURT
        01         CITY      :    COOL
                   STATE/ZIP : CA  95614
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,529.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,209.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031588494     MORTGAGORS: SHULTZ               RONALD
                               SHULTZ               DENISE
    REGION CODE    ADDRESS   : 2919 LA COMBADURA ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   252,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,607.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,569,800.00
                               P & I AMT:     11,018.43
                               UPB AMT:   1,567,866.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          268
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031588510     MORTGAGORS: ZEHLER               DANIEL
                               ZEHLER               NANCY
    REGION CODE    ADDRESS   : 6541 VESPER CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,769.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031588528     MORTGAGORS: NIEMI                VICTORIA

    REGION CODE    ADDRESS   : 1393 PUFFIN PLACE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   247,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,606.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031588536     MORTGAGORS: MANOS                PAUL

    REGION CODE    ADDRESS   : 11490 HOLLY FERN COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,995.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,144.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------
0   0031588551     MORTGAGORS: STEVENS              GREGORY
                               DOERR-STEVENS        JULIE
    REGION CODE    ADDRESS   : 11341 WILLS CREEK ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   299,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,372.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031588569     MORTGAGORS: RUCKER               STANLEY
                               RUCKER               LYNDA
    REGION CODE    ADDRESS   : 376 GARDENIA DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   367,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,620.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,513,800.00
                               P & I AMT:     10,385.57
                               UPB AMT:   1,512,364.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          269
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031588577     MORTGAGORS: BRONS                JOHANNES
                               BRONS                THERESA
    REGION CODE    ADDRESS   : 5071 SEACHASE STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,718.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,555.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.96800
    ----------------------------------------------------------------
0   0031588775     MORTGAGORS: DAVEY                ROBERT
                               DAVEY                ETTA
    REGION CODE    ADDRESS   : 1713 BUNGUNDY ROAD
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,366.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,055.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 86.47000
    ----------------------------------------------------------------
0   0031588841     MORTGAGORS: HADDAD               BASSEL
                               HADDAD               JONI
    REGION CODE    ADDRESS   : 320 JUNIPERO STREET
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,815.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,609.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031588908     MORTGAGORS: VAN CLEAVE           ROBERT
                               VAN CLEAVE           SHARON
    REGION CODE    ADDRESS   : 4416 BEVERLY DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75205
    MORTGAGE AMOUNT :   513,840.00  OPTION TO CONVERT :
    UNPAID BALANCE :    513,840.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,548.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.25400
    ----------------------------------------------------------------
0   0031588999     MORTGAGORS: CHANG                JEFF
                               CHANG                KAREN
    REGION CODE    ADDRESS   : 3810 E. RENO AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89120
    MORTGAGE AMOUNT :   126,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,891.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       817.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,539,840.00
                               P & I AMT:     10,587.33
                               UPB AMT:   1,538,632.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          270
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031589500     MORTGAGORS: CASSENS              JEFFREY
                               CASSENS              KRISTINE
    REGION CODE    ADDRESS   : 1030 BROOKSGLENN DRIVE
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30075
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031589864     MORTGAGORS: CAFFEY               H
                               CAFFEY               LINDA
    REGION CODE    ADDRESS   : 1600 HALLGREEN DRIVE
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,621.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.57142
    ----------------------------------------------------------------
0   0031589872     MORTGAGORS: LLOYD                ROBERT

    REGION CODE    ADDRESS   : 2424 LANTERMAN TERRACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,772.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031589906     MORTGAGORS: WRIGHT               CRAIG
                               HAVILAND             MARY
    REGION CODE    ADDRESS   : 4320 MIDDLESEX DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92116
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,600.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,126.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031590045     MORTGAGORS: PAULSEN              MICHAEL
                               PAULSEN              LISA
    REGION CODE    ADDRESS   : 1440 THORNWOOD DRIVE
        01         CITY      :    DOWNERS GROVE
                   STATE/ZIP : IL  60515
    MORTGAGE AMOUNT :   282,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,940.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,581,150.00
                               P & I AMT:     10,838.01
                               UPB AMT:   1,579,934.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          271
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031590201     MORTGAGORS: POMIDORO             CHRISTOPHER
                               POMIDORO             VICKI
    REGION CODE    ADDRESS   : 18122 LANTANA DRIVE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,760.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,094.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.75000
    ----------------------------------------------------------------
0   0031590227     MORTGAGORS: SANDERS              DAVID

    REGION CODE    ADDRESS   : 209 7TH STREET
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   386,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,605.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.97600
    ----------------------------------------------------------------
0   0031590284     MORTGAGORS: NAKAYAMA             MASAHIKO
                               NAKAYAMA             KAREN
    REGION CODE    ADDRESS   : 923 INTERLAKEN DRIVE
        01         CITY      :    LODI
                   STATE/ZIP : CA  95242
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,797.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.23943
    ----------------------------------------------------------------
0   0031590300     MORTGAGORS: ASKEW                CHARLES
                               ASKEW                TERRIANN
    REGION CODE    ADDRESS   : 4614 RICHMOND AVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,764.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.94100
    ----------------------------------------------------------------
0   0031590326     MORTGAGORS: WATSON               ROBERT
                               CADMAN               NANCY
    REGION CODE    ADDRESS   : 50 CARRIAGE DR
        01         CITY      :    FOOTHILL RANCH AREA
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   230,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,591.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,494,650.00
                               P & I AMT:     10,354.36
                               UPB AMT:   1,493,518.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          272
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031590466     MORTGAGORS: BOZEK                ROBERT
                               BOZEK                FRANCILLA
    REGION CODE    ADDRESS   : 231 SANTIAGO LANE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 33.33300
    ----------------------------------------------------------------
0   0031590474     MORTGAGORS: KIESEL               MICHAEL
                               KIESEL               ELISABETH
    REGION CODE    ADDRESS   : 5701 TINKERS LANE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,128.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.23500
    ----------------------------------------------------------------
0   0031590490     MORTGAGORS: SPARKMAN             PERRY

    REGION CODE    ADDRESS   : 3213 BLOOMFIELD ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   236,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,328.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.76900
    ----------------------------------------------------------------
0   0031590532     MORTGAGORS: STEPHENS             MARK

    REGION CODE    ADDRESS   : 1181 STEINWAY AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,777.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,016.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031590557     MORTGAGORS: HAWLEY               BETH
                               HAWLEY               WILLIAM
    REGION CODE    ADDRESS   : 4075 AMOS WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,788.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.94300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,513,500.00
                               P & I AMT:     10,707.84
                               UPB AMT:   1,509,726.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          273
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031590573     MORTGAGORS: GREENER              GARY

    REGION CODE    ADDRESS   : 8361 YUCCA TRAIL
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,793.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031590623     MORTGAGORS: SANQUIST             MARK
                               SANQUIST             PATRICIA
    REGION CODE    ADDRESS   : 166 GARDENGATE LANE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   243,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,919.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,699.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ----------------------------------------------------------------
0   0031590631     MORTGAGORS: NETICK               BENJAMIN
                               NETICK               ALLAN
    REGION CODE    ADDRESS   : 6028 OCEAN VIEW DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   274,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,959.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031590649     MORTGAGORS: CARTER               MICHAEL
                               JONES                KRISTI
    REGION CODE    ADDRESS   : 8083 IGLESIA DRIVE
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,784.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031590656     MORTGAGORS: FLAGG                BRADFORD

    REGION CODE    ADDRESS   : 1 WILDWOOD COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   393,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,383.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,647.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.82100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,458,500.00
                               P & I AMT:      9,957.65
                               UPB AMT:   1,456,841.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          274
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031590664     MORTGAGORS: DAVIS                JIMMIE
                               DAVIS                KIM
    REGION CODE    ADDRESS   : 6300 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   320,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,249.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,186.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.87996
    ----------------------------------------------------------------
0   0031590698     MORTGAGORS: RUTKOWSKI            JOANNA

    REGION CODE    ADDRESS   : 1225 ROBYN DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   320,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,022.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.21800
    ----------------------------------------------------------------
0   0031590821     MORTGAGORS: GAIL                 RAYMOND
                               GAIL                 AMBER
    REGION CODE    ADDRESS   : 27618 WESTON DRIVE
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,123.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031590839     MORTGAGORS: VILLEGAS             EDGAR
                               VILLEGAS             JOVITA
    REGION CODE    ADDRESS   : 1724 CAYUGA AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94112
    MORTGAGE AMOUNT :   266,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,756.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031590870     MORTGAGORS: HOSIER               ROBERT
                               HOSIER               WINNIE
    REGION CODE    ADDRESS   : 27614 SOUTH FAIR OAKS ROAD
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   262,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,778.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.98500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,416,600.00
                               P & I AMT:      9,897.41
                               UPB AMT:   1,414,932.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          275
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031590953     MORTGAGORS: WALLISER             RICHARD
                               WALLISER             DIANNA
    REGION CODE    ADDRESS   : 2600 PIEDRA VERDE COURT
        01         CITY      :    PLACERVILLE
                   STATE/ZIP : CA  95667
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,435.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,555.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------
0   0031591191     MORTGAGORS: CARTER               RODNEY
                               CARTER               CAROL
    REGION CODE    ADDRESS   : 7307 WOODVALE COURT
        01         CITY      :    WEST HILLS
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,818.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.03220
    ----------------------------------------------------------------
0   0031591399     MORTGAGORS: DEEGAN               CHAD
                               DEEGAN               ERIN
    REGION CODE    ADDRESS   : 130 LESSAY
        01         CITY      :    NEWPORT COAST (AREA)
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,581.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.83700
    ----------------------------------------------------------------
0   0031591415     MORTGAGORS: WALLSTER             JAMES
                               WALLSTER             DENISE
    REGION CODE    ADDRESS   : 2863 SANDERLING DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   379,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,345.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,458.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 71.64460
    ----------------------------------------------------------------
0   0031591456     MORTGAGORS: FELDSTEIN            PAUL
                               FELDSTEIN            PATRICIA
    REGION CODE    ADDRESS   : 2605 POST STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94115
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,166.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,601.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,654,000.00
                               P & I AMT:     11,366.30
                               UPB AMT:   1,651,347.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          276
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031591464     MORTGAGORS: KALUA                KEVIN
                               KALUA                BARBI
    REGION CODE    ADDRESS   : 1005 FRIESEN DRIVE
        01         CITY      :    ANGWIN
                   STATE/ZIP : CA  94508
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,879.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 41.66660
    ----------------------------------------------------------------
0   0031591597     MORTGAGORS: BECKER               AMY

    REGION CODE    ADDRESS   : 1276 WEDGEWOOD MANOR WAY
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20194
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,896.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       978.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031591894     MORTGAGORS: DOYLE                DONALD
                               DOYLE                BARBARA
    REGION CODE    ADDRESS   : 39594 MUSICK FALLS LANE
        01         CITY      :    SHAVER LAKE
                   STATE/ZIP : CA  93664
    MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,007.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031591928     MORTGAGORS: YUEN                 KWOK
                               WAN                  KITTY
    REGION CODE    ADDRESS   : 22105 BRIARWOOD COURT
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,569.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.75400
    ----------------------------------------------------------------
0   0031591969     MORTGAGORS: HULETT               RANDY
                               HULETT               WENDY
    REGION CODE    ADDRESS   : 25914 SE 23RD COURT
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,374.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.20700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,651,500.00
                               P & I AMT:     11,451.84
                               UPB AMT:   1,648,727.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          277
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031592017     MORTGAGORS: GINES                GLEN
                               GINES                COLETTE
    REGION CODE    ADDRESS   : 10345 SW GARDNER COURT
        01         CITY      :    TUALATIN
                   STATE/ZIP : OR  97062
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,589.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031592157     MORTGAGORS: DEFRANCESCO          MARC
                               BURKE                KAREN
    REGION CODE    ADDRESS   : 2206 PLEASANT HILL ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,735.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.59000
    ----------------------------------------------------------------
0   0031592165     MORTGAGORS: BEALES               ALAN
                               LAURENT              MICHELLE
    REGION CODE    ADDRESS   : 30 RISHELL DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94619
    MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,993.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031592520     MORTGAGORS: MOORE                E

    REGION CODE    ADDRESS   : 1220 COSBY CIRLCE
        01         CITY      :    GREENSBORO
                   STATE/ZIP : GA  30642
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031593270     MORTGAGORS: PHILLIPS             ANTHONY
                               PHILLIPS             CHRISTINA
    REGION CODE    ADDRESS   : 142 CHELSEY PLACE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 51.08900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,533,200.00
                               P & I AMT:     10,417.98
                               UPB AMT:   1,532,318.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          278
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031593478     MORTGAGORS: WYATT                JOHN

    REGION CODE    ADDRESS   : 4004 HARDING PLACE
        01         CITY      :    NASHVILLE
                   STATE/ZIP : TN  37215
    MORTGAGE AMOUNT :   238,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
0   0031593593     MORTGAGORS: BEDIKIAN             VAHAN
                               BEDIKIAN             ZEVART
    REGION CODE    ADDRESS   : 1851 TAMERLANE DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,499.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031594716     MORTGAGORS: SCHUURS              ANDREW
                               SCHUURS              DIANE
    REGION CODE    ADDRESS   : 26272 TARRASA LANE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,832.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,414.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031595168     MORTGAGORS: ZINAM                PETER

    REGION CODE    ADDRESS   : 61 UPPER WHITFIELD ROAD
        01         CITY      :    ACCORD
                   STATE/ZIP : NY  12404
    MORTGAGE AMOUNT :   106,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,306.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       681.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031595440     MORTGAGORS: SCOTT                KATHLYN

    REGION CODE    ADDRESS   : 3657 WEST 143RD TERRACE
        01         CITY      :    LEAWOOD
                   STATE/ZIP : KS  66224
    MORTGAGE AMOUNT :   285,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,737.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,177,250.00
                               P & I AMT:      8,135.79
                               UPB AMT:   1,176,275.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          279
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031595465     MORTGAGORS: BROWN                MATTHEW
                               DOWDY BROWN          ALICIA
    REGION CODE    ADDRESS   : 13814 LAKEWOOD CROSSING BOULEVARD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77070
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------
0   0031595697     MORTGAGORS: BURRUSS              DAVID

    REGION CODE    ADDRESS   : 4309 ORCHARD VALLEY DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30339
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,864.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.52800
    ----------------------------------------------------------------
0   0031595861     MORTGAGORS: BENDIS               DIANE
                               BENDIS               JAN
    REGION CODE    ADDRESS   : 20970 PARK HILL DRIVE
        01         CITY      :    PERRIS
                   STATE/ZIP : CA  92570
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,531.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031595903     MORTGAGORS: SANDOVAL             VICTOR
                               HASLAM               LUANN
    REGION CODE    ADDRESS   : 3825 VALLEY LIGHTS DRIVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   241,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,011.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031595952     MORTGAGORS: UNFLAT               JOHN
                               UNFLAT               LYNN
    REGION CODE    ADDRESS   : 9851 CARRARA CIRCLE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   273,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,092.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,912.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.97300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,411,200.00
                               P & I AMT:      9,886.19
                               UPB AMT:   1,409,636.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          280
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031596067     MORTGAGORS: BOECKELMANN          ULRICH
                               BOECKELMANN          SHERRY
    REGION CODE    ADDRESS   : 18210 SUMMER SPRINGS
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78259
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,808.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.75000
    ----------------------------------------------------------------
0   0031596083     MORTGAGORS: ROSENFIELD           SHELDON
                               ROSENFIELD           JOSCELYNE
    REGION CODE    ADDRESS   : 17512 MAGNOLIA BLVD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,178.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,581.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031596109     MORTGAGORS: SMETANA              DARYL
                               SMETANA              CYNTHIA
    REGION CODE    ADDRESS   : 7948 EAST TIMBERLAND AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,593.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.88900
    ----------------------------------------------------------------
0   0031596117     MORTGAGORS: HORN                 LAWRENCE
                               HORN                 LINDA
    REGION CODE    ADDRESS   : 5570 BARNARD STREET
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,584.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031596380     MORTGAGORS: HOUSE                RICHARD
                               HOUSE                NANCY
    REGION CODE    ADDRESS   : 1204 RAINIER AVENUE
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   276,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,599.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,598,800.00
                               P & I AMT:     11,069.11
                               UPB AMT:   1,596,764.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          281
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031596398     MORTGAGORS: DANG                 THOMAS
                               DANG                 ANNIE
    REGION CODE    ADDRESS   : 45-615 DUNCAN DRIVE
        01         CITY      :    KANEOHE
                   STATE/ZIP : HI  96744
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,803.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031596414     MORTGAGORS: FREEMAN              DANIEL

    REGION CODE    ADDRESS   : 224 CALEDONIA STREET
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,796.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031596471     MORTGAGORS: BAUM                 RICHARD
                               PATE-BAUM            LOUISA
    REGION CODE    ADDRESS   : 151 RANCHITOS DEL SOL
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,313.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031596489     MORTGAGORS: CALVETTI             VINCENT
                               CALVETTI             CRISTINA
    REGION CODE    ADDRESS   : 2837 BUENA KNOLL COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95121
    MORTGAGE AMOUNT :   156,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    156,683.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,096.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031596596     MORTGAGORS: CLARK                JOHN

    REGION CODE    ADDRESS   : 8600 APPIAN WAY
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,743.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 51.69000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,258,300.00
                               P & I AMT:      8,718.84
                               UPB AMT:   1,257,340.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          282
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031596604     MORTGAGORS: FERRANTE             BRIAN

    REGION CODE    ADDRESS   : 1335 MASTEN AVENUE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,762.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,080.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.20500
    ----------------------------------------------------------------
0   0031596620     MORTGAGORS: HOLMES               GEOFFREY
                               HOLMES               MARCIA
    REGION CODE    ADDRESS   : 4954 FOOTHILL BOULEVARD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,944.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,150.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031596638     MORTGAGORS: STEIN                JOSHUA
                               STEIN                LISA
    REGION CODE    ADDRESS   : 6741 SADDLEBACK DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   576,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    575,550.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,929.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.22600
    ----------------------------------------------------------------
0   0031596653     MORTGAGORS: ANDRUS               LAURA

    REGION CODE    ADDRESS   : 817 SEAL POINTE DRIVE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,753.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031596687     MORTGAGORS: WAGSTAFF             JAMES
                               MACAPAGAL            MARIA
    REGION CODE    ADDRESS   : 618-620 ABBOT AVENUE
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94014
    MORTGAGE AMOUNT :   267,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,721.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,791,300.00
                               P & I AMT:     12,311.82
                               UPB AMT:   1,789,732.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          283
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031596695     MORTGAGORS: MAHLER               RAYDEAN
                               MAHLER               BARBARA
    REGION CODE    ADDRESS   : 18862 VIA MESSINA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   328,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,043.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,239.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031596737     MORTGAGORS: WONG                 BRIAN
                               WONG                 JUNE
    REGION CODE    ADDRESS   : 25879 W FREMONT ROAD
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   649,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,393.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,433.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 49.95300
    ----------------------------------------------------------------
0   0031596745     MORTGAGORS: VARGAS               CHRISTOPHER
                               VARGAS               JENNIFER
    REGION CODE    ADDRESS   : 1221 ROANWOOD WAY
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94521
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,596.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.96400
    ----------------------------------------------------------------
0   0031596760     MORTGAGORS: JOHNSON              PAM
                               JOHNSON              DANIEL
    REGION CODE    ADDRESS   : 1331 ELWOOD DRIVE
        01         CITY      :    CAMBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,700.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,619.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031596778     MORTGAGORS: ARISTAKESSIAN        PETER
                               ARISTAKESSIAN        SALPIE
    REGION CODE    ADDRESS   : 3960 MARTIN DRIVE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,774.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,922,200.00
                               P & I AMT:     13,160.40
                               UPB AMT:   1,920,509.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          284
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031596810     MORTGAGORS: EVANS                JOHN
                               KOLLMANN             AURIEL
    REGION CODE    ADDRESS   : 21102 GRENOLA DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,725.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,228.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.00000
    ----------------------------------------------------------------
0   0031596836     MORTGAGORS: HILLAERT             JAMES
                               EASTON               CHARLES
    REGION CODE    ADDRESS   : 523 MARIA DR
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,784.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.17500
    ----------------------------------------------------------------
0   0031596844     MORTGAGORS: SARCEDA              CAROLINE

    REGION CODE    ADDRESS   : 98-1088 KOMO MAI DRIVE # 129
        01         CITY      :    AIEA
                   STATE/ZIP : HI  96701
    MORTGAGE AMOUNT :   149,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,486.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,033.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031596877     MORTGAGORS: TREIGER              ADAM

    REGION CODE    ADDRESS   : 5216 MEDINA ROAD
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   342,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,119.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,278.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031596893     MORTGAGORS: HUMPHREY             THOMAS
                               FIORI                SUSAN
    REGION CODE    ADDRESS   : 60 PROSPECT DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,777.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,016.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.84600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,389,000.00
                               P & I AMT:      9,375.85
                               UPB AMT:   1,387,892.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          285
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031596919     MORTGAGORS: ACKERET              MICHAEL
                               ACKERET              KAREN
    REGION CODE    ADDRESS   : 213 N HENRY AVENUE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95117
    MORTGAGE AMOUNT :   272,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,576.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,814.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031596968     MORTGAGORS: MYERS                RALPH
                               MYERS                BARBARA
    REGION CODE    ADDRESS   : 886 WEST NORTHWOOD AVENUE
        01         CITY      :    BREA
                   STATE/ZIP : CA  92821
    MORTGAGE AMOUNT :   254,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,706.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.65600
    ----------------------------------------------------------------
0   0031597016     MORTGAGORS: BUMGARNER            DARREL
                               BUMGARNER            CONNIE
    REGION CODE    ADDRESS   : 150 CAMINO AL BARRANCO
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   285,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,703.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031597115     MORTGAGORS: DAVIS                MICHAEL
                               DAVIS                UNA
    REGION CODE    ADDRESS   : 910 MERLO COURT
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   278,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,432.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031597131     MORTGAGORS: OKUBO                MICHAEL
                               OKUBO                GLORIA
    REGION CODE    ADDRESS   : 364 GARDENIA DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   326,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,694.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,419,200.00
                               P & I AMT:      9,779.72
                               UPB AMT:   1,418,113.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          286
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031597149     MORTGAGORS: SEGER                DENIS
                               SEGER                CARRIE
    REGION CODE    ADDRESS   : 917 MERLO COURT
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   300,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,415.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,050.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031597198     MORTGAGORS: GOLDEN               JEFFREY
                               GOLDEN               SUZANNE
    REGION CODE    ADDRESS   : 11502 VILLAGE RIDGE ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   245,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,113.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031597214     MORTGAGORS: JEFFREY              RICHARD
                               JEFFREY              ANDREA
    REGION CODE    ADDRESS   : 200 SOUTH MADISON STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80209
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,806.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.95100
    ----------------------------------------------------------------
0   0031597230     MORTGAGORS: LEMON                MICHAEL
                               LEMON                MARIANNE
    REGION CODE    ADDRESS   : 3817 CALLE JOAQUIN
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   330,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,242.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,254.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.97500
    ----------------------------------------------------------------
0   0031597255     MORTGAGORS: FOSTER               JACQUELINE

    REGION CODE    ADDRESS   : 1448 CARMINE WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95131
    MORTGAGE AMOUNT :   293,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,276.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.19200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,423,950.00
                               P & I AMT:      9,781.26
                               UPB AMT:   1,422,854.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          287
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031597321     MORTGAGORS: WU                   TZER
                               WU                   YINA
    REGION CODE    ADDRESS   : 41096 CANYON HEIGHTS DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,665.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.47700
    ----------------------------------------------------------------
0   0031597347     MORTGAGORS: PALAZUELOS           MARK
                               PALAZUELOS           CARMEN
    REGION CODE    ADDRESS   : 170 BUCKTHORNE DRIVE
        01         CITY      :    BREA
                   STATE/ZIP : CA  92823
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,802.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.69200
    ----------------------------------------------------------------
0   0031597354     MORTGAGORS: HAMMOCK              JAMES
                               HAMMOCK              LISA
    REGION CODE    ADDRESS   : 755 DOS HERMANOS ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93111
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,776.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.66600
    ----------------------------------------------------------------
0   0031597396     MORTGAGORS: DERKOS               PAUL
                               DERKOS               KRISTINA
    REGION CODE    ADDRESS   : 6275 LONE PINE ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,800.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.62686
    ----------------------------------------------------------------
0   0031597735     MORTGAGORS: TRAN                 DIEU
                               QUAN-TRONG           Y-LAN
    REGION CODE    ADDRESS   : 349 CALLE MORENO
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,794.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.15200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,492,000.00
                               P & I AMT:     10,192.67
                               UPB AMT:   1,490,839.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          288
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031597800     MORTGAGORS: DUKE                 LEILAND
                               DUKE                 BETTY
    REGION CODE    ADDRESS   : 2316 DOGWOOD MEADOWS COVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : TN  38139
    MORTGAGE AMOUNT :   487,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,446.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.78700
    ----------------------------------------------------------------
0   0031598188     MORTGAGORS: GONCALVES            CELSO

    REGION CODE    ADDRESS   : 2360 SAN ANTONIO AVENUE
        01         CITY      :    UPLAND
                   STATE/ZIP : CA  91784
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,980.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,064.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031598295     MORTGAGORS: LENNOX               BRENDA
                               LENNOX               JERRY
    REGION CODE    ADDRESS   : 34381 BENNETT ROAD
        01         CITY      :    WARREN
                   STATE/ZIP : OR  97053
    MORTGAGE AMOUNT :   237,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,974.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031598303     MORTGAGORS: WETTER               DAVID
                               WETTER               KARYN
    REGION CODE    ADDRESS   : 17457 SW FITCH DRIVE
        01         CITY      :    SHERWOOD
                   STATE/ZIP : OR  97140
    MORTGAGE AMOUNT :   275,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,329.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,904.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 93.79200
    ----------------------------------------------------------------
0   0031598808     MORTGAGORS: JANNING              ROBERT
                               JANNING              PATRICIA
    REGION CODE    ADDRESS   : 7635 HOLLANDERRY PLACE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,968.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,530.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 58.69500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,522,250.00
                               P & I AMT:     10,604.12
                               UPB AMT:   1,521,252.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          289
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031598865     MORTGAGORS: ANDERSON             MARK
                               ANDERSON             CATHEY
    REGION CODE    ADDRESS   : 13156 ANTHONY RIDGE ROAD
        01         CITY      :    VALLEY CENTER
                   STATE/ZIP : CA  92082
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,766.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,553.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031599392     MORTGAGORS: MUTMAN               DANYAL
                               MUTMAN               DEBORAH
    REGION CODE    ADDRESS   : 6350 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   301,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,315.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,033.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98876
    ----------------------------------------------------------------
0   0031599418     MORTGAGORS: SCHNURR              ROGER
                               SCHNURR              KAREN
    REGION CODE    ADDRESS   : 27464 WHITEFIELD PLACE
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,756.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031599434     MORTGAGORS: RAICHLE              ROBERT
                               RAICHLE              MARTHA
    REGION CODE    ADDRESS   : 16736 SYLVAN COURT
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97034
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,304.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.05700
    ----------------------------------------------------------------
0   0031599459     MORTGAGORS: WHERRY               DAVID
                               WHERRY               JO ANN
    REGION CODE    ADDRESS   : 2110 ST ANDREWS RD
        01         CITY      :    HALF MOON BAY
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,690.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,262.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 78.94700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,813,800.00
                               P & I AMT:     12,659.98
                               UPB AMT:   1,811,833.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          290
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031599467     MORTGAGORS: CURRIE               KENDALL

    REGION CODE    ADDRESS   : 28436 DEL MAR
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   168,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,878.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,189.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031599483     MORTGAGORS: LANGHAMMER           MICHAEL
                               LANGHAMMER           LINDA
    REGION CODE    ADDRESS   : 1S580 SHAFFNER
        01         CITY      :    WHEATON
                   STATE/ZIP : IL  60187
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031599525     MORTGAGORS: HO                   THOMAS
                               TRAN                 PHUONG
    REGION CODE    ADDRESS   : 5811 SPA DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   161,960.00  OPTION TO CONVERT :
    UNPAID BALANCE :    161,842.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,146.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031599541     MORTGAGORS: GILLIAM              C. MICHAEL
                               GILLIAM              DELAN
    REGION CODE    ADDRESS   : 7572 NORTHWEST 50TH COURT
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33067
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,403.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031599558     MORTGAGORS: AKITA                JERRY
                               AKITA                HELEN
    REGION CODE    ADDRESS   : 32072 VIA CARLOS
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   297,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,384.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,232,060.00
                               P & I AMT:      8,638.89
                               UPB AMT:   1,231,605.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          291
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031599608     MORTGAGORS: KUCERA               PHILIP
                               KUCERA               NANCY
    REGION CODE    ADDRESS   : 3 SADDLE ROCK RD
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06902
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.33300
    ----------------------------------------------------------------
0   0031599640     MORTGAGORS: SCHWARTZ             STEPHEN
                               SCHWARTZ             JULIA
    REGION CODE    ADDRESS   : 1384 PROMONTORY POINT DRIVE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,516.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.90400
    ----------------------------------------------------------------
0   0031599657     MORTGAGORS: SCHEIN               JOSHUA
                               SCHEIN               EILEEN
    REGION CODE    ADDRESS   : 524 CLUBHOUSE ROAD
        01         CITY      :    WOODMERE
                   STATE/ZIP : NY  11598
    MORTGAGE AMOUNT :   449,133.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,133.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,217.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031600356     MORTGAGORS: CALLAHAN             JOHN
                               DEJONG               IRENE
    REGION CODE    ADDRESS   : 149 ROBINHOOD DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,491.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.71200
    ----------------------------------------------------------------
0   0031600489     MORTGAGORS: SINGER               STEVEN
                               DUPUY                LETICIA
    REGION CODE    ADDRESS   : 2003 ARBOR AVENUE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   504,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    503,635.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,567.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,963,133.00
                               P & I AMT:     13,760.89
                               UPB AMT:   1,961,775.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          292
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031600513     MORTGAGORS: ALEXANDER            STEVEN
                               ALEXANDER            LEEANN
    REGION CODE    ADDRESS   : 434 MIWOK COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   346,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,170.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,394.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.83600
    ----------------------------------------------------------------
0   0031600687     MORTGAGORS: SHAH                 ABID
                               SHAH                 NASREEN
    REGION CODE    ADDRESS   : 3145 WARBLER PLACE
        01         CITY      :    HIGHLAND PARK
                   STATE/ZIP : IL  60035
    MORTGAGE AMOUNT :   287,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,475.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.83500
    ----------------------------------------------------------------
0   0031601339     MORTGAGORS: HANELT               PAUL

    REGION CODE    ADDRESS   : 1450 NORTH STEUER DRIVE
        01         CITY      :    PRESCOTT
                   STATE/ZIP : AZ  86301
    MORTGAGE AMOUNT :    84,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     83,942.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       609.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031601677     MORTGAGORS: PAYNE                STEVE
                               PAYNE                SARA
    REGION CODE    ADDRESS   : 5027 THURBER LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95065
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,815.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031601784     MORTGAGORS: GIGANTINO            CHRISTINE

    REGION CODE    ADDRESS   : 1477 DRY CREEK ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   377,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,720.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,636.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.81400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,343,400.00
                               P & I AMT:      9,336.36
                               UPB AMT:   1,342,124.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          293
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031601867     MORTGAGORS: KOLLMEYER            KEITH

    REGION CODE    ADDRESS   : 1080 S. BERETANIA ST APT. NO. 902
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96814
    MORTGAGE AMOUNT :   485,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    484,640.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,391.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.28500
    ----------------------------------------------------------------
0   0031601917     MORTGAGORS: HORGAN               JOHN
                               HORGAN               DOROTHY
    REGION CODE    ADDRESS   : 15 GOLF LINKS ROAD
        01         CITY      :    GLENBROOK
                   STATE/ZIP : NV  89413
    MORTGAGE AMOUNT :   227,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,878.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,627.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 46.27200
    ----------------------------------------------------------------
0   0031601925     MORTGAGORS: TELLER               FREDERIC
                               TELLER               CAROL
    REGION CODE    ADDRESS   : 12 HARDING DRIVE
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,816.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.88200
    ----------------------------------------------------------------
0   0031601966     MORTGAGORS: NUNEZ                JORGE
                               NUNEZ                SANDRA
    REGION CODE    ADDRESS   : 963 GULL AVENUE
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,441.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031602329     MORTGAGORS: SCHIMANDLE           JAMES
                               SCHIMANDLE           CAROLYN
    REGION CODE    ADDRESS   : 460 KALANA AVENUE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,758.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.58300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,638,200.00
                               P & I AMT:     11,420.22
                               UPB AMT:   1,636,534.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          294
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031602444     MORTGAGORS: LEVEE                DEBORAH

    REGION CODE    ADDRESS   : 2 NORTH COMPASS DRIVE
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33308
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.69100
    ----------------------------------------------------------------
0   0031602451     MORTGAGORS: DRAGON               JAY

    REGION CODE    ADDRESS   : 2356 DELLWOOD DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,764.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031602469     MORTGAGORS: WILSON               RICHARD
                               WILSON               JOANNE
    REGION CODE    ADDRESS   : 610 CARROLL WAY
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,441.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,344.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031602477     MORTGAGORS: ROSENTHAL            STEVEN
                               ROSENTHAL            LORI
    REGION CODE    ADDRESS   : 5255 PACIFIC GROVE PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   340,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,266.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,324.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0031602493     MORTGAGORS: FLEISCHMANN          LEIGH

    REGION CODE    ADDRESS   : 11492 VILLAGE RIDGE ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   255,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,100.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.97300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,646,100.00
                               P & I AMT:     11,199.90
                               UPB AMT:   1,644,261.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          295
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031602501     MORTGAGORS: MARTIN               BRIAN
                               ASSELIN              LYNETTE
    REGION CODE    ADDRESS   : 11490 VILLAGE RIDGE ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   243,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,910.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031602527     MORTGAGORS: VON RAESFELD         ROBERT
                               VON RAESFELD         CAROL
    REGION CODE    ADDRESS   : 1290 POKER FLAT PLACE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,757.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,898.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.15000
    ----------------------------------------------------------------
0   0031602535     MORTGAGORS: ROMEDY               BROOKS
                               ROMEDY               TRACI
    REGION CODE    ADDRESS   : 1432 HARLE PLACE, S.W.
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   243,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,205.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------
0   0031602626     MORTGAGORS: HUIBERTS             JACK
                               HUIBERTS             MARION
    REGION CODE    ADDRESS   : 31891 PASEO MONTE VISTA
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,285.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031602741     MORTGAGORS: STEPHEN              JOSEPH
                               STEPHEN              SHEILA
    REGION CODE    ADDRESS   : 9811 AMESTOY AVENUE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   367,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,720.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,534.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.92400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,442,500.00
                               P & I AMT:      9,880.77
                               UPB AMT:   1,440,878.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          296
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031602816     MORTGAGORS: QUINTAL              MARC
                               HARVEY               ISABELLE
    REGION CODE    ADDRESS   : 13937 REDMOND WAY
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98052
    MORTGAGE AMOUNT :   239,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,721.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.97900
    ----------------------------------------------------------------
0   0031604267     MORTGAGORS: KELLY                JEFFREY

    REGION CODE    ADDRESS   : 104 QUAIL RIDGE
        01         CITY      :    ANGIER
                   STATE/ZIP : NC  27501
    MORTGAGE AMOUNT :   158,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    157,885.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,118.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 50.80300
    ----------------------------------------------------------------
0   0031604309     MORTGAGORS: ZEMEL                DAVID
                               ZEMEL                AVITAL
    REGION CODE    ADDRESS   : 19104 OLD BALTIMORE ROAD
        01         CITY      :    BROOKEVILLE
                   STATE/ZIP : MD  20833
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.63500
    ----------------------------------------------------------------
0   0031604580     MORTGAGORS: HONDLE               WILLIAM
                               HONDLE               LINDA
    REGION CODE    ADDRESS   : 13621 116TH ST CT E
        01         CITY      :    PUYALLUP
                   STATE/ZIP : WA  98374
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031604838     MORTGAGORS: LISH                 ETHAN
                               LISH                 ILENE
    REGION CODE    ADDRESS   : 13909 LITTLE TREE COURT
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   323,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,503.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,286,650.00
                               P & I AMT:      9,014.78
                               UPB AMT:   1,285,698.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          297
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031604853     MORTGAGORS: BRITTON              KENNETH

    REGION CODE    ADDRESS   : 115 EAST AVENIDA JUNIPERO
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
0   0031604861     MORTGAGORS: LUO                  MIN-YIH
                               LUO                  YA-LING
    REGION CODE    ADDRESS   : 1398 STURGEON WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,803.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 56.38200
    ----------------------------------------------------------------
0   0031606155     MORTGAGORS: KOBAK                JAY
                               BORMAN               JACQUELINE
    REGION CODE    ADDRESS   : 735 VANDAM STREET
        01         CITY      :    NORTH WOODMERE
                   STATE/ZIP : NY  11581
    MORTGAGE AMOUNT :   272,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,476.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,814.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031606205     MORTGAGORS: GALLY                KAREN
                               GALLY                ERIC
    REGION CODE    ADDRESS   : 7239 GRINELL DRIVE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20855
    MORTGAGE AMOUNT :   242,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,979.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0031606486     MORTGAGORS: O'MALLEY             MARK
                               O'MALLEY             MARY
    REGION CODE    ADDRESS   : 12 COCHISE COURT
        01         CITY      :    OAK BROOK
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   432,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    432,162.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,950.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.53500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,476,350.00
                               P & I AMT:     10,198.35
                               UPB AMT:   1,475,225.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          298
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031606601     MORTGAGORS: ATKINS               STEVEN
                               ATKINS               PATTI
    REGION CODE    ADDRESS   : 1417 HARLE PLACE S.W.
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   245,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,393.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031606676     MORTGAGORS: GOWER                MICHAEL

    REGION CODE    ADDRESS   : 27748 ST MARY'S ROAD
        01         CITY      :    METTAWA
                   STATE/ZIP : IL  60048
    MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,395.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,838.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.94500
    ----------------------------------------------------------------
0   0031606841     MORTGAGORS: BROWN                CECIL
                               BROWN                DONNA
    REGION CODE    ADDRESS   : 25 GENERAL SAGE DRIVE
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87505
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,404.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.14200
    ----------------------------------------------------------------
0   0031607161     MORTGAGORS: WARREN               JEFFREY

    REGION CODE    ADDRESS   : 18 BEDLE STREET
        01         CITY      :    BELLE MEAD
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,061.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 54.34700
    ----------------------------------------------------------------
0   0031607724     MORTGAGORS: FRANZBLAU            SIDNEY
                               FRANZBLAU            AUDREY
    REGION CODE    ADDRESS   : 6 KIPS RIDGE
        01         CITY      :    VERONA
                   STATE/ZIP : NJ  07044
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,169.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 48.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,501,600.00
                               P & I AMT:     10,460.03
                               UPB AMT:   1,448,363.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          299
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031607898     MORTGAGORS: PALLINO              CHRISTOPHER

    REGION CODE    ADDRESS   : 37 NORWOOD LANE
        01         CITY      :    MATAWAN
                   STATE/ZIP : NJ  07747
    MORTGAGE AMOUNT :   111,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    110,813.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       721.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031607948     MORTGAGORS: RUEN                 JOHN
                               RUEN                 JUDY
    REGION CODE    ADDRESS   : 334 EILEEN DR
        01         CITY      :    BLOOMFIELD HILLS
                   STATE/ZIP : MI  48302
    MORTGAGE AMOUNT :   394,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,655.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,858.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.84000
    ----------------------------------------------------------------
0   0031607989     MORTGAGORS: BIRCH                KIMBERLY

    REGION CODE    ADDRESS   : 5422 BRISTOL PARKE DR
        01         CITY      :    CLARKSTON
                   STATE/ZIP : MI  48348
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,576.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,225.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.87800
    ----------------------------------------------------------------
0   0031607997     MORTGAGORS: WILCOX               KEVIN
                               WILCOX               ROBIN
    REGION CODE    ADDRESS   : 45A MILE HILL ROAD SOUTH
        01         CITY      :    NEWTON
                   STATE/ZIP : CT  06470
    MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,864.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.72400
    ----------------------------------------------------------------
0   0031608003     MORTGAGORS: STEPHENSON           DEBORAH
                               STEPHENSON           PETER
    REGION CODE    ADDRESS   : 4474 CASTLEWOOD
        01         CITY      :    AUBURN HILLS
                   STATE/ZIP : MI  48326
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,618.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.13900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,293,600.00
                               P & I AMT:      9,168.53
                               UPB AMT:   1,291,528.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          300
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031608011     MORTGAGORS: BLACK                DAVID
                               BLACK                GLORIA
    REGION CODE    ADDRESS   : 3995 MCKEACHIE DRIVE
        01         CITY      :    WHITE LAKE
                   STATE/ZIP : MI  48383
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,821.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031608144     MORTGAGORS: MACK                 GEORGE
                               MACK                 DOREEN
    REGION CODE    ADDRESS   : 10009 QUINTESSENCE RD NE
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87122
    MORTGAGE AMOUNT :   237,420.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,066.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.78100
    ----------------------------------------------------------------
0   0031608375     MORTGAGORS: COOPER               JOHN
                               PROSCHEL             CHRISTY
    REGION CODE    ADDRESS   : 10490 EAST SATILLO DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   235,568.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,217.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99973
    ----------------------------------------------------------------
0   0031609837     MORTGAGORS: ROBNETT              ALLEN
                               ROBNETT              TEILA
    REGION CODE    ADDRESS   : 15473 E. POWERS DRIVE
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80015
    MORTGAGE AMOUNT :   252,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,237.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 89.99500
    ----------------------------------------------------------------
0   0031609852     MORTGAGORS: YOUNG                DANIEL
                               YOUNG                MARIA
    REGION CODE    ADDRESS   : 5505 NORTHEAST 21ST COURT
        01         CITY      :    RENTON
                   STATE/ZIP : WA  98059
    MORTGAGE AMOUNT :   312,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,529.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,285,188.00
                               P & I AMT:      8,954.46
                               UPB AMT:   1,283,872.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          301
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031609878     MORTGAGORS: BOBICH               MATT
                               BOBICH               LINDA
    REGION CODE    ADDRESS   : 1840 SHORE DRIVE
        01         CITY      :    ANCHORAGE
                   STATE/ZIP : AK  99515
    MORTGAGE AMOUNT :   367,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,234.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,601.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031610694     MORTGAGORS: ERICKSON             CARL
                               ERICKSON             CRISTINA
    REGION CODE    ADDRESS   : 370 COUNTRY WAY
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,517.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031611635     MORTGAGORS: GAUGHAN              TIMOTHY
                               DEAN                 DEBORAH
    REGION CODE    ADDRESS   : 558 MELROSE AVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,550.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.29200
    ----------------------------------------------------------------
0   0031611742     MORTGAGORS: HUGGETT              WILLIAM

    REGION CODE    ADDRESS   : 12937 LATCHWOOD LANE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78753
    MORTGAGE AMOUNT :    97,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :     97,629.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       691.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99017
    ----------------------------------------------------------------
0   0031611874     MORTGAGORS: CHARRON              THOMAS
                               CHARRON              LYNNE
    REGION CODE    ADDRESS   : 27 YORKSHIRE ROAD
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   469,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    469,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,279.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.96500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,574,200.00
                               P & I AMT:     10,975.57
                               UPB AMT:   1,573,414.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          302
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031613706     MORTGAGORS: STISS                BETSY

    REGION CODE    ADDRESS   : 1542 SEVILLA AVENUE
        01         CITY      :    CORAL GABLES
                   STATE/ZIP : FL  33134
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,504.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 46.66600
    ----------------------------------------------------------------
0   0031613920     MORTGAGORS: HEATON               RANDALL
                               HEATON               LORI
    REGION CODE    ADDRESS   : 3891 NORTH 450 WEST
        01         CITY      :    PROVO
                   STATE/ZIP : UT  84604
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031613987     MORTGAGORS: DAMJANOVICH          ROBERT
                               DAMJANOVICH          JEANNIE
    REGION CODE    ADDRESS   : 477 EAST STEEP MOUNTAIN DRIVE
        01         CITY      :    DRAPER
                   STATE/ZIP : UT  84020
    MORTGAGE AMOUNT :   125,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,904.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       863.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031614035     MORTGAGORS: INGERSOLL            RODNEY
                               WALKER               PATRICIA
    REGION CODE    ADDRESS   : 16905 NORTHEAST 122ND STREET
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98052
    MORTGAGE AMOUNT :   282,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,995.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,997.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.13600
    ----------------------------------------------------------------
0   0031615545     MORTGAGORS: WETZEL               JOHN
                               WETZEL               MARY
    REGION CODE    ADDRESS   : 334 ILO LANE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,534.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.87900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,187,200.00
                               P & I AMT:      8,276.78
                               UPB AMT:   1,186,227.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          303
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031616352     MORTGAGORS: BRITTON              JAMES
                               WATSON               FRANCES
    REGION CODE    ADDRESS   : 11519 SENECA FOREST CIRCLE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20876
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,775.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.62300
    ----------------------------------------------------------------
0   0031616386     MORTGAGORS: FINCH                STEPHEN

    REGION CODE    ADDRESS   : 1223 NORTH HUMBOLDT STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80218
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,344.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 93.75000
    ----------------------------------------------------------------
0   0031616394     MORTGAGORS: LOVERDE              GLINDA
                               LOVERDE              JOSEPH
    REGION CODE    ADDRESS   : 690 CASTLEREA LANE
        01         CITY      :    DES PLAINES
                   STATE/ZIP : IL  60016
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,797.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.09600
    ----------------------------------------------------------------
0   0031616485     MORTGAGORS: MCCOWN, D.C.         BARRY
                               MCCOWN               ELSA
    REGION CODE    ADDRESS   : 1909 CAMINO VERA CRUZ
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   301,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,402.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 84.98900
    ----------------------------------------------------------------
0   0031618036     MORTGAGORS: CLAYTON              RAY

    REGION CODE    ADDRESS   : 908 NORTH CRESTON STREET
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85213
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,413,650.00
                               P & I AMT:      9,780.49
                               UPB AMT:   1,412,320.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          304
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031618754     MORTGAGORS: MERRITT              KERRY
                               MERRITT              VALERIE
    REGION CODE    ADDRESS   : 14941 SE CROSS CREEK COURT
        01         CITY      :    DAMASCUS
                   STATE/ZIP : OR  97009
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,799.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031618770     MORTGAGORS: DAVIS                STANLEY

    REGION CODE    ADDRESS   : 5509 WOODCREST DRIVE
        01         CITY      :    EDINA
                   STATE/ZIP : MN  55424
    MORTGAGE AMOUNT :   279,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,537.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,932.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------
0   0031618804     MORTGAGORS: GRAY                 GARY
                               GRAY                 TINA
    REGION CODE    ADDRESS   : 1323 E KNOX ROAD
        01         CITY      :    TEMPE
                   STATE/ZIP : AZ  85284
    MORTGAGE AMOUNT :   272,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,047.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,903.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031618812     MORTGAGORS: SWYMELER             MARK
                               SWYMELER             LISA
    REGION CODE    ADDRESS   : 4060 EAU CLAIRE CIRCLE
        01         CITY      :    PRIOR LAKE
                   STATE/ZIP : MN  55372
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,783.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031619497     MORTGAGORS: CONLON               KENNETH
                               CONLON               BARBARA
    REGION CODE    ADDRESS   : 952 SAINT ANDREWS CIRCLE
        01         CITY      :    GENEVA
                   STATE/ZIP : IL  60134
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,572.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.88888
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,423,000.00
                               P & I AMT:     10,010.16
                               UPB AMT:   1,421,740.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          305
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031619968     MORTGAGORS: STARR                DAVID
                               STARR                ALISON
    REGION CODE    ADDRESS   : 1229 ECHO SUMMIT STREET
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   258,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,737.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.97400
    ----------------------------------------------------------------
0   0031620867     MORTGAGORS: FEIFKE               CAROLE
                               FEIFKE               DEREK
    REGION CODE    ADDRESS   : 17 BURROUGHS ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,691.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.95600
    ----------------------------------------------------------------
0   0031621717     MORTGAGORS: MARTINDALE           BILLY

    REGION CODE    ADDRESS   : 845 THOMPSON ROAD
        01         CITY      :    LITHIA
                   STATE/ZIP : FL  33547
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,799.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.52400
    ----------------------------------------------------------------
0   0031621741     MORTGAGORS: SHKOLNIKOV           VALENTINA
                               SHKOLNIKOV           MIKHAIL
    REGION CODE    ADDRESS   : 1004 HYDE AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,778.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.02800
    ----------------------------------------------------------------
0   0031621915     MORTGAGORS: VANCE                TALMAGE

    REGION CODE    ADDRESS   : 8749 DOUBLE EAGLE DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   368,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,289.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,640.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,559,500.00
                               P & I AMT:     10,809.22
                               UPB AMT:   1,558,605.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          306
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031621949     MORTGAGORS: RYAN                 ROBERT
                               RYAN                 BARBARA
    REGION CODE    ADDRESS   : 1501 ORCHARD ROAD
        01         CITY      :    GARDNERVILLE
                   STATE/ZIP : NV  89410
    MORTGAGE AMOUNT :   271,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,293.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.47800
    ----------------------------------------------------------------
0   0031622004     MORTGAGORS: MCILVAIN             PATRICK
                               WARD                 STEPHANIE
    REGION CODE    ADDRESS   : 1714 SOUTH OLA VISTA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   267,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,086.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031622079     MORTGAGORS: KIMBALL              ROBERT

    REGION CODE    ADDRESS   : 1767 COYOTE ROAD
        01         CITY      :    GARDNERVILLE
                   STATE/ZIP : NV  89410
    MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,993.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031624018     MORTGAGORS: JOHNSON              CARVON
                               JOHNSON              ROBYN
    REGION CODE    ADDRESS   : 4 MANOR ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   268,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,405.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031625809     MORTGAGORS: HERCUS               MARK
                               HERCUS               BETTY
    REGION CODE    ADDRESS   : 156 RIVO ALTO CANAL
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   361,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.47663
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,439,600.00
                               P & I AMT:      9,821.82
                               UPB AMT:   1,438,778.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          307
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031625890     MORTGAGORS: BURKE                DANNY
                               BURKE                LESLIE
    REGION CODE    ADDRESS   : 1019 HOLLYBURNE AVENUE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.14200
    ----------------------------------------------------------------
0   0031625916     MORTGAGORS: GILDEN               BRADLEY
                               GILDEN               SHERRY
    REGION CODE    ADDRESS   : 640 SOUTHEAST 10TH STREET
        01         CITY      :    NORTH BEND
                   STATE/ZIP : WA  98045
    MORTGAGE AMOUNT :   270,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031626211     MORTGAGORS: BUONAUGURIO          JOHN
                               BUONAUGURIO          KATHLEEN
    REGION CODE    ADDRESS   : 8 NIGHT HERON ROAD
        01         CITY      :    EDGARTOWN
                   STATE/ZIP : MA  02539
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       690.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 47.39300
    ----------------------------------------------------------------
0   0031626294     MORTGAGORS: BRANDON              BEVERLY

    REGION CODE    ADDRESS   : 2709 MEANDER CIRCLE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   125,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       899.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.09000
    ----------------------------------------------------------------
0   0031626336     MORTGAGORS: PARTIN               JAMES
                               PARTIN               ISABEL
    REGION CODE    ADDRESS   : 64 CORTLAND DRIVE
        01         CITY      :    BEDFORD
                   STATE/ZIP : NH  03110
    MORTGAGE AMOUNT :   305,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,055.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,057,500.00
                               P & I AMT:      7,196.52
                               UPB AMT:   1,057,500.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          308
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070004098     MORTGAGORS: VENCKUS              VITAS
                               VENCKUS              CARON
    REGION CODE    ADDRESS   : 6768 FERNHILL DRIVE
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   387,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,705.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 52.29730
    ----------------------------------------------------------------
0   0070005707     MORTGAGORS: DOOLEY               JOHN
                               DOOLEY               FRANCES
    REGION CODE    ADDRESS   : 454 OCEAN FRONTSTREET
        01         CITY      :    LONG BEACH
                   STATE/ZIP : NY  11561
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,800.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0070033535     MORTGAGORS: DURST                ROBERT
                               DURST                DIANNA
    REGION CODE    ADDRESS   : 2131 SONSTROM DRIVE
        01         CITY      :    ANCHORAGE
                   STATE/ZIP : AK  99517
    MORTGAGE AMOUNT :   388,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,829.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,717.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.03861
    ----------------------------------------------------------------
0   0070043302     MORTGAGORS: STERNS               CHRISTINE
                               STERNS               JOHN
    REGION CODE    ADDRESS   : 101 HAMPSHIRE ROAD
        01         CITY      :    ROCKVILLE C
                   STATE/ZIP : NY  11570
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070044011     MORTGAGORS: GREEN                GARY
                               COX                  MARIA
    REGION CODE    ADDRESS   : 30611 SICOMORO DR
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   418,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,181.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,890.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.73214
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,717,200.00
                               P & I AMT:     11,940.54
                               UPB AMT:   1,715,517.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          309
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070044177     MORTGAGORS: GOLDBAUM             STEPHEN
                               SHAPIRO              JUNE
    REGION CODE    ADDRESS   : 95 ARGYLE ROAD
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11218
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,797.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.92958
    ----------------------------------------------------------------
0   0070048137     MORTGAGORS: GAZ                  ROMAN
                               GAZ                  TANYA
    REGION CODE    ADDRESS   : 1099 E 18TH STREET
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11230
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,583.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,549.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.77632
    ----------------------------------------------------------------
0   0070048152     MORTGAGORS: RAMIREZ              JACK
                               RAMIREZ              CAROL
    REGION CODE    ADDRESS   : 2061 NORWICH COURT
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.45946
    ----------------------------------------------------------------
0   0070049259     MORTGAGORS: DAVIS                EDWARD
                               DAVIS                JILL
    REGION CODE    ADDRESS   : 15430 LA ARBOLEDA WAY
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------
0   0070049606     MORTGAGORS: BALTERA              RAMON
                               BALTERA              SANDRA
    REGION CODE    ADDRESS   : 17850 LANESBORO COURT
        01         CITY      :    LAKEVILLE
                   STATE/ZIP : MN  55044
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,712.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,435,150.00
                               P & I AMT:      9,831.87
                               UPB AMT:   1,434,093.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          310
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070049739     MORTGAGORS: NEFF                 ROBERT
                               NEFF                 NANCY
    REGION CODE    ADDRESS   : 3150 EMERSON STREET
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   275,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,523.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.25610
    ----------------------------------------------------------------
0   0070051420     MORTGAGORS: HENDERSON            WALLACE

    REGION CODE    ADDRESS   : 425 CONIFER ROAD
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   313,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,017.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,190.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.31250
    ----------------------------------------------------------------
0   0070051669     MORTGAGORS: HENRY                TYSON
                               HENRY                LAURI
    REGION CODE    ADDRESS   : 11940 DUSTY ROSE ROAD NE
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87122
    MORTGAGE AMOUNT :   269,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,189.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.25000
    ----------------------------------------------------------------
0   0070053541     MORTGAGORS: GUTZMER              DAVID
                               GUTZMER              JANET
    REGION CODE    ADDRESS   : 208 SOUTH PARKWAY
        01         CITY      :    PROSPECT HE
                   STATE/ZIP : IL  60070
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.44444
    ----------------------------------------------------------------
0   0070057914     MORTGAGORS: GENESEN              MARK
                               GENESEN              LEIGH
    REGION CODE    ADDRESS   : 22 VISTA DE LA MONTANA
        01         CITY      :    PLACITAS
                   STATE/ZIP : NM  87043
    MORTGAGE AMOUNT :   306,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.08673
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,454,550.00
                               P & I AMT:      9,929.43
                               UPB AMT:   1,452,831.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          311
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070058508     MORTGAGORS: VERPLANKE            DONALD
                               VERPLANKE            FIROOZEH
    REGION CODE    ADDRESS   : 923 CELIA WAY
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,189.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,844.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.08889
    ----------------------------------------------------------------
0   0070058813     MORTGAGORS: CARLSON              ROLLAND
                               CARLSON              LORRY
    REGION CODE    ADDRESS   : 345 NORTH VALLEY ROAD
        01         CITY      :    BARRINGTON
                   STATE/ZIP : IL  60010
    MORTGAGE AMOUNT :   265,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.44706
    ----------------------------------------------------------------
0   0070060173     MORTGAGORS: ESPARZA              CECILIA
                               ESPARZA              DAVID
    REGION CODE    ADDRESS   : 2346 SANTA CRUZ COURT
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90501
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,451.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.63158
    ----------------------------------------------------------------
0   0070060355     MORTGAGORS: GEOGHEGAN            MICHAEL
                               GEOGHEGAN            KATHERINE
    REGION CODE    ADDRESS   : 40 MENDOTA AVE
        01         CITY      :    RYE
                   STATE/ZIP : NY  10580
    MORTGAGE AMOUNT :   391,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,587.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,668.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.74141
    ----------------------------------------------------------------
0   0070060728     MORTGAGORS: GOLDSTEIN            MARTIN
                               GOLDSTEIN            MISHEL
    REGION CODE    ADDRESS   : 6 WEATHERVANE ROAD
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   368,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.10435
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,552,600.00
                               P & I AMT:     10,635.25
                               UPB AMT:   1,551,228.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          312
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070061346     MORTGAGORS: CRABTREE             TIMOTHY
                               CRABTREE             GAIL
    REGION CODE    ADDRESS   : 5519 PASEO GILBERTO
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   293,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,888.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.72727
    ----------------------------------------------------------------
0   0070063391     MORTGAGORS: BERNSTEIN            BRUCE
                               BERNSTEIN            SHERYL
    REGION CODE    ADDRESS   : 136 NORTH MAIN STREET
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   292,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,647.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,287.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.83871
    ----------------------------------------------------------------
0   0070063805     MORTGAGORS: MEGHROUNI BR         JEFFREY
                               MEGHROUNI BR         ANDREA
    REGION CODE    ADDRESS   : 2833 WEBSTER STREET
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94705
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,700.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.42857
    ----------------------------------------------------------------
0   0070065032     MORTGAGORS: FINKER               MARVIN
                               FINKER               SARALYN
    REGION CODE    ADDRESS   : 7 VILLAGE GREEN
        01         CITY      :    WESLEY HILL
                   STATE/ZIP : NY  10952
    MORTGAGE AMOUNT :   356,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,402.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.24444
    ----------------------------------------------------------------
0   0070068374     MORTGAGORS: LACERTOSA            JOSEPH
                               LACERTOSA            LUBA
    REGION CODE    ADDRESS   : 58-01 215TH STREET
        01         CITY      :    BAYSIDE
                   STATE/ZIP : NY  11364
    MORTGAGE AMOUNT :   262,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,040.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,766.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 84.59677
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,579,650.00
                               P & I AMT:     10,936.48
                               UPB AMT:   1,574,876.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          313
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070068465     MORTGAGORS: TEUTSCH              STANLEY
                               TEUTSCH              TERI
    REGION CODE    ADDRESS   : 9420 WOODNEY PLAZA
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68122
    MORTGAGE AMOUNT :   465,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    460,926.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,675.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.65625
    ----------------------------------------------------------------
0   0070070263     MORTGAGORS: WATSON               JERE
                               SNEED                MARION
    REGION CODE    ADDRESS   : 4218 BEACON PLACE
        01         CITY      :    BYRON AREA
                   STATE/ZIP : CA  94514
    MORTGAGE AMOUNT :   250,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,304.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.80000
    ----------------------------------------------------------------
0   0070070313     MORTGAGORS: ROY                  KEVIN
                               ROY                  JILL
    REGION CODE    ADDRESS   : 4925 BELLE CHASE DRIVE
        01         CITY      :    BEAUMONT
                   STATE/ZIP : TX  77706
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.53659
    ----------------------------------------------------------------
0   0070070917     MORTGAGORS: NIZAMUDDIN           RAHIL
                               NIZAMUDDIN           KATHRYN
    REGION CODE    ADDRESS   : 60 PEMBROKE ST
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02158
    MORTGAGE AMOUNT :   248,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,906.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 57.69767
    ----------------------------------------------------------------
0   0070071154     MORTGAGORS: SAMUELSON            JOHN
                               SAMUELSON            LINDA
    REGION CODE    ADDRESS   : 6135 GARLOCK WAY
        01         CITY      :    COLORADO SP
                   STATE/ZIP : CO  80918
    MORTGAGE AMOUNT :   289,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,024.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,973.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.72414
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,492,850.00
                               P & I AMT:     10,686.99
                               UPB AMT:   1,488,162.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          314
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070075726     MORTGAGORS: MCINDOE              DARRELL

    REGION CODE    ADDRESS   : 15510 FOXPAW TRAIL
        01         CITY      :    WOODBINE
                   STATE/ZIP : MD  21797
    MORTGAGE AMOUNT :   625,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    625,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,158.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0070078571     MORTGAGORS: MALFETTONE           JOHN

    REGION CODE    ADDRESS   : 21 TUCKAHOE ROAD
        01         CITY      :    TRUMBULL
                   STATE/ZIP : CT  06611
    MORTGAGE AMOUNT :   473,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    473,111.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,150.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.99187
    ----------------------------------------------------------------
0   0070079124     MORTGAGORS: MC VEIGH             MICHAEL
                               MC VEIGH             CAROL
    REGION CODE    ADDRESS   : 17 KARA EAST
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92720
    MORTGAGE AMOUNT :   233,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,612.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.35714
    ----------------------------------------------------------------
0   0070079546     MORTGAGORS: POLAND               GREGORY
                               POLAND               LAURY
    REGION CODE    ADDRESS   : 141 HAWTHORNE DRIVE
        01         CITY      :    HERSHEY
                   STATE/ZIP : PA  17033
    MORTGAGE AMOUNT :   253,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,606.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0070079892     MORTGAGORS: MORRIS               DARREN
                               MORRIS               GAIL
    REGION CODE    ADDRESS   : 1232 ADAMS MOUNTAIN ROAD
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27614
    MORTGAGE AMOUNT :   249,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,100.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,679.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.75325
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,835,000.00
                               P & I AMT:     12,352.90
                               UPB AMT:   1,834,219.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          315
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070082052     MORTGAGORS: CADITZ               EARL
                               LANG CADITZ          CINDY
    REGION CODE    ADDRESS   : 3719 234TH AVENUE
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98027
    MORTGAGE AMOUNT :   465,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    465,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,607.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.50000
    ----------------------------------------------------------------
0   0070083217     MORTGAGORS: SCHWEM               KURT
                               SCHWEM               GLENDA
    REGION CODE    ADDRESS   : 40925 ABUELO WAY
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   499,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,224.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,365.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.69697
    ----------------------------------------------------------------
0   0070086376     MORTGAGORS: INGHER LOMBI         CAROL
                               LOMBINO              KENNETH
    REGION CODE    ADDRESS   : 996 ROCKRIMMON ROAD
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06903
    MORTGAGE AMOUNT :   267,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070087721     MORTGAGORS: CAMPBELL             KEVIN
                               CAMPBELL             ELIZABETH
    REGION CODE    ADDRESS   : 2 LYNBROOK COURT
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : NY  11743
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.43750
    ----------------------------------------------------------------
0   0070093877     MORTGAGORS: MOLINA               GILBERTO
                               MOLINA               LESLIE
    REGION CODE    ADDRESS   : 1564 PARTRIDGE COURT
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.37838
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,736,100.00
                               P & I AMT:     12,214.05
                               UPB AMT:   1,733,724.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          316
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070094727     MORTGAGORS: ABATE                ALFRED

    REGION CODE    ADDRESS   : 18 PATRICIA LANE
        01         CITY      :    COS COB
                   STATE/ZIP : CT  06807
    MORTGAGE AMOUNT :   402,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,815.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 40.80041
    ----------------------------------------------------------------
0   0070096854     MORTGAGORS: FERNANDEZ            JOSE
                               FERNANDEZ            NORMA
    REGION CODE    ADDRESS   : 5 WHITE BUCK RUN
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,014.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070097332     MORTGAGORS: ANDERSEN             MARK
                               ANDERSEN             CAROL
    REGION CODE    ADDRESS   : 126 HOLMES ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.20725
    ----------------------------------------------------------------
0   0070098942     MORTGAGORS: SINCLAIR             ROBERT
                               SINCLAIR             ANNE
    REGION CODE    ADDRESS   : 1025 NORTH ONTARE ROAD
        01         CITY      :    SANTA BARBA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   297,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,162.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,398.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 53.63964
    ----------------------------------------------------------------
0   0070099221     MORTGAGORS: DUNN                 DOUGLAS
                               DUNN                 BRENDA
    REGION CODE    ADDRESS   : 2707 EAST AMBERWOOD DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85048
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 86.42857
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,653,400.00
                               P & I AMT:     11,854.36
                               UPB AMT:   1,651,876.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          317
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070099676     MORTGAGORS: GRISWOLD             DAVID
                               GRISWOLD             DEBBIE
    REGION CODE    ADDRESS   : 2602 COPPER HILL ROAD
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22071
    MORTGAGE AMOUNT :   197,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    197,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,364.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.76923
    ----------------------------------------------------------------
0   0070103528     MORTGAGORS: ECKSTEIN             ERIC
                               ECKSTEIN             TINA
    REGION CODE    ADDRESS   : 5558 ADELINA COURT
        01         CITY      :    AGOURA HILL
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,763.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070104906     MORTGAGORS: DUTRA                LORRAINE
                               FERNANDEZ            NESTOR
    REGION CODE    ADDRESS   : 994 996 GOODWIN AVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   285,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,746.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,973.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.45000
    ----------------------------------------------------------------
0   0070105473     MORTGAGORS: RUSSIKOFF            LANNY
                               RUSSIKOFF            KAREN
    REGION CODE    ADDRESS   : 2312 TRICKLING CREEK DRIVE
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   254,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 83.37705
    ----------------------------------------------------------------
0   0070106067     MORTGAGORS: PENTZ                ROBERT
                               PENTZ                SUSAN
    REGION CODE    ADDRESS   : 3528 PINE AVENUE
        01         CITY      :    MANHATTAN B
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   389,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,449.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,719.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.80000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,422,600.00
                               P & I AMT:      9,830.28
                               UPB AMT:   1,417,758.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          318
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070107016     MORTGAGORS: KOZLOVSKY            WILLIAM
                               KOZLOVSKY            YVONNE
    REGION CODE    ADDRESS   : 3585 COUR DU VIN
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,769.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.70130
    ----------------------------------------------------------------
0   0070111604     MORTGAGORS: HAGERTY              ROBERT
                               HAGERTY              PRISCILLA
    REGION CODE    ADDRESS   : 450 EAST 2ND STREET
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   231,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,528.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,620.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 82.75000
    ----------------------------------------------------------------
0   0070112768     MORTGAGORS: GRENARD              JERRY
                               GRENARD              BRENDA
    REGION CODE    ADDRESS   : 1990 POLARIS DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   343,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,361.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.96552
    ----------------------------------------------------------------
0   0070114889     MORTGAGORS: RUHLANDER            BARRY
                               RUHLANDER            DIANE
    REGION CODE    ADDRESS   : 8480 SOUTH TOP OF THE
        01         CITY      :    SALT LAKE C
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,723.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.51613
    ----------------------------------------------------------------
0   0070115415     MORTGAGORS: JONES                DONNA

    REGION CODE    ADDRESS   : 36521 BUTTERFLY PEAK ROAD
        01         CITY      :    MOUNTAIN CE
                   STATE/ZIP : CA  92561
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,497.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.81720
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,380,700.00
                               P & I AMT:      9,628.18
                               UPB AMT:   1,376,656.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          319
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070116280     MORTGAGORS: MARSDALE             DEBRA

    REGION CODE    ADDRESS   : 17 PHEASANT DRIVE
        01         CITY      :    MOUNT LAURE
                   STATE/ZIP : NJ  08054
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/23
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.80488
    ----------------------------------------------------------------
0   0070117684     MORTGAGORS: CROCKER              CHESTER
                               CROCKER              SAONE
    REGION CODE    ADDRESS   : 39 PENNSYLVANIA AVENUE
        01         CITY      :    REHOBOTH BE
                   STATE/ZIP : DE  19971
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,739.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070119847     MORTGAGORS: REITER               RONALD
                               REITER               DIANNE
    REGION CODE    ADDRESS   : 17930 BLUE HERON DRIVE
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97034
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 40.00000
    ----------------------------------------------------------------
0   0070122619     MORTGAGORS: SCHILLING            ALBERT
                               SCHILLING            VICTORIA
    REGION CODE    ADDRESS   : 242 MAIN ST UNIT 3
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,733.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.29978
    ----------------------------------------------------------------
0   0070123781     MORTGAGORS: STENSBY              JOEL
                               STENSBY              DANINE
    REGION CODE    ADDRESS   : 6139 WEST 74TH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   434,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,172.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/23
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.92727
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,687,300.00
                               P & I AMT:     12,017.11
                               UPB AMT:   1,686,773.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          320
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070125711     MORTGAGORS: SHIELD               TIMOTHY
                               SHIELD               SYLVIA
    REGION CODE    ADDRESS   : 17031 APRIL LANE
        01         CITY      :    SANTA PAULA
                   STATE/ZIP : CA  93060
    MORTGAGE AMOUNT :   280,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,120.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.01587
    ----------------------------------------------------------------
0   0070126610     MORTGAGORS: SINGH                NAND

    REGION CODE    ADDRESS   : 3 WITHERS WAY
        01         CITY      :    HOCKESSIN
                   STATE/ZIP : DE  19707
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,801.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.55556
    ----------------------------------------------------------------
0   0070127378     MORTGAGORS: EGGLESTON            ROD
                               EGGLESTON            WENDY
    REGION CODE    ADDRESS   : 212 VIA EBOLI
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   489,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    489,127.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,380.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.69841
    ----------------------------------------------------------------
0   0070130307     MORTGAGORS: LODGE                TED
                               LODGE                SARAH
    REGION CODE    ADDRESS   : 9159 GREEN TREE ROAD
        01         CITY      :    PHILADELPHI
                   STATE/ZIP : PA  19118
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.00000
    ----------------------------------------------------------------
0   0070131800     MORTGAGORS: FRANK                JONATHAN
                               RAPPAPORT            LYNNE
    REGION CODE    ADDRESS   : 2514 30TH AVE
        01         CITY      :    SAN FRANCIS
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,612,300.00
                               P & I AMT:     11,182.58
                               UPB AMT:   1,609,449.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          321
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070131891     MORTGAGORS: MEHREN II            EDWARD
                               MEHREN               ANN
    REGION CODE    ADDRESS   : 215 N NORTON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90004
    MORTGAGE AMOUNT :   501,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    501,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,462.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.72059
    ----------------------------------------------------------------
0   0070133236     MORTGAGORS: ATKINSON             OBBIE
                               ATKINSON             LANA
    REGION CODE    ADDRESS   : 3255 CLOUDY MEADOW ROAD
        01         CITY      :    TEMPLETON
                   STATE/ZIP : CA  93465
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 26.85285
    ----------------------------------------------------------------
0   0070133988     MORTGAGORS: GOWETT               RODNEY
                               GOWETT               MELINDA
    REGION CODE    ADDRESS   : 2470 HUSTON COURT
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.15152
    ----------------------------------------------------------------
0   0070134184     MORTGAGORS: YODER                JAMES
                               YODER                PAMELA
    REGION CODE    ADDRESS   : 14308 DUNWOOD VALLEY DRIVE
        01         CITY      :    MITCHELLVIL
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,825.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.75542
    ----------------------------------------------------------------
0   0070135843     MORTGAGORS: ROBBINS              PATRICIA
                               SCHWERIN             JAMES
    REGION CODE    ADDRESS   : 1511 WOOD AVENUE
        01         CITY      :    COLORADO SP
                   STATE/ZIP : CO  80907
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.84615
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,474,300.00
                               P & I AMT:     10,532.05
                               UPB AMT:   1,474,125.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          322
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070137443     MORTGAGORS: GILMORE              MICHAEL
                               GILMORE              DANIELLE
    REGION CODE    ADDRESS   : 25950 WEST FRANKLIN LANE
        01         CITY      :    STEVENSON R
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   243,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,614.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,683.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.66357
    ----------------------------------------------------------------
0   0070139332     MORTGAGORS: PARRISH              LEONARD
                               PARRISH              MARY
    REGION CODE    ADDRESS   : 1101 SOUTHAMPTON  ROAD
        01         CITY      :    BEL AIR
                   STATE/ZIP : MD  21014
    MORTGAGE AMOUNT :   233,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 37.69355
    ----------------------------------------------------------------
0   0070145271     MORTGAGORS: RESNICK              ROBERT
                               RESNICK              MELISSA
    REGION CODE    ADDRESS   : 5200 MARMOL DR
        01         CITY      :    WOODLAND HI
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   291,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,616.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,035.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.91954
    ----------------------------------------------------------------
0   0070146139     MORTGAGORS: MELLEN               CHRISTOPHE
                               MELLEN               ELAINE
    REGION CODE    ADDRESS   : 353 WEST ST
        01         CITY      :    DEDHAM
                   STATE/ZIP : MA  02026
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 56.63717
    ----------------------------------------------------------------
0   0070146766     MORTGAGORS: RODRIGUEZ            ROBERT
                               KOERBER              NORA
    REGION CODE    ADDRESS   : 2408 PALOMA STREET
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91104
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,186.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 87.60563
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,399,600.00
                               P & I AMT:      9,773.91
                               UPB AMT:   1,398,118.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          323
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070146899     MORTGAGORS: PARRIS               GREG
                               PARRIS               KATHLEEN
    REGION CODE    ADDRESS   : 13611 CARROLL WAY
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92780
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 87.76978
    ----------------------------------------------------------------
0   0070148960     MORTGAGORS: WYNDHAM              ROBERT
                               WYNDHAM              DENISE
    REGION CODE    ADDRESS   : 2279 CAPTAIN WARING COURT
        01         CITY      :    MOUNT PLEAS
                   STATE/ZIP : SC  29464
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.36508
    ----------------------------------------------------------------
0   0070149729     MORTGAGORS: MOUSTAFA             FAROUK
                               MOUSTAFA             FATMA
    REGION CODE    ADDRESS   : 6 WALNUT COURT
        01         CITY      :    WEST WINDSO
                   STATE/ZIP : NJ  08550
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070151097     MORTGAGORS: SMITH                GREGORY
                               SMITH                CYNTHIA
    REGION CODE    ADDRESS   : 1575 INVERNESS CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   267,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,306.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.25926
    ----------------------------------------------------------------
0   0070158316     MORTGAGORS: RUDDEN               JON
                               RUDDEN               JANICE
    REGION CODE    ADDRESS   : 123 CAVENDER LANE
        01         CITY      :    LANDENBERG
                   STATE/ZIP : PA  19350
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 87.30159
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,374,500.00
                               P & I AMT:      9,653.58
                               UPB AMT:   1,374,306.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          324
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070163068     MORTGAGORS: NEWMAN               STEVE

    REGION CODE    ADDRESS   : 8200 ST HELENA ROAD
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   245,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,714.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.13235
    ----------------------------------------------------------------
0   0070163142     MORTGAGORS: BOWN                 JEROME
                               BOWN                 ROSEMARY
    REGION CODE    ADDRESS   : 21020 EAGLES NEST DRIVE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   239,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.27746
    ----------------------------------------------------------------
0   0070163241     MORTGAGORS: INGRAM               JAMES
                               INGRAM               MARY
    REGION CODE    ADDRESS   : 454 LANTERNBACK ISLAND DRI
        01         CITY      :    SATELLITE B
                   STATE/ZIP : FL  32937
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,880.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.65217
    ----------------------------------------------------------------
0   0070164462     MORTGAGORS: MENDEZ               JOSE
                               MENDEZ               KAREN
    REGION CODE    ADDRESS   : 2314 COACH ROAD
        01         CITY      :    LONG GROVE
                   STATE/ZIP : IL  60047
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,919.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070167952     MORTGAGORS: HARKINS              KIRK
                               HARKINS              DIANA
    REGION CODE    ADDRESS   : 38 CALLE CABRILLO
        01         CITY      :    FOOTHILL RA
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.70414
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,577,450.00
                               P & I AMT:     10,913.81
                               UPB AMT:   1,576,950.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          325
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070172341     MORTGAGORS: EICHHORN             ERIC
                               EICHHORN             JANET
    REGION CODE    ADDRESS   : 3815 WALT MILL COURT
        01         CITY      :    ELLICOTT CI
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   267,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.70588
    ----------------------------------------------------------------
0   0070174321     MORTGAGORS: GOLD                 BARRY

    REGION CODE    ADDRESS   : 2589 BASIL LANE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90077
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,797.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.86835
    ----------------------------------------------------------------
0   0070175898     MORTGAGORS: JACOBSON             DAVID
                               JACOBSON             SUSANNAH
    REGION CODE    ADDRESS   : 9504 GOLDEN HILLS CIRCLE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78759
    MORTGAGE AMOUNT :   236,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,635.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.35849
    ----------------------------------------------------------------
0   0070175922     MORTGAGORS: GENTILE              MARK
                               GENTILE              MEGGAN
    REGION CODE    ADDRESS   : 50 BROOKMERE DRIVE
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   306,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,116.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070176748     MORTGAGORS: MORELAND             RONALD

    REGION CODE    ADDRESS   : 25 CRESTVIEW
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   243,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,264.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.95690
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,307,250.00
                               P & I AMT:      8,985.96
                               UPB AMT:   1,306,862.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          326
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070182621     MORTGAGORS: ZUCKERMAN            KENNETH
                               ZUCKERMAN            AMY
    REGION CODE    ADDRESS   : 4 HEARTHSTONE WAY
        01         CITY      :    MONTVALE
                   STATE/ZIP : NJ  07645
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,534.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.81081
    ----------------------------------------------------------------
0   0070187430     MORTGAGORS: COLETTA              DAVID
                               COLETTA              JANE
    REGION CODE    ADDRESS   : 5560 EMERYWOOD DRIVE
        01         CITY      :    Buena Park
                   STATE/ZIP : CA  90621
    MORTGAGE AMOUNT :   326,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,138.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,199.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.61000
    ----------------------------------------------------------------
0   0070187844     MORTGAGORS: HAMILTON             DAVID
                               HAMILTON             NINA
    REGION CODE    ADDRESS   : 18122 BLUE RIDGE DRIVE
        01         CITY      :    Santa Ana
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,192.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070189279     MORTGAGORS: KOZEL                THOMAS
                               KOZEL                MICHELLE
    REGION CODE    ADDRESS   : 7365 TULIPWOOD CIRCLE
        01         CITY      :    Pleasanton
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   247,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070189543     MORTGAGORS: DE SILVA             KANTHI

    REGION CODE    ADDRESS   : 4951 RUPERT LN
        01         CITY      :    La Canada Flintridge
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.67000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,365,750.00
                               P & I AMT:      9,389.33
                               UPB AMT:   1,365,073.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          327
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070199104     MORTGAGORS: PUCCI                JOSEPH
                               LIEBERSON            DARA
    REGION CODE    ADDRESS   : 9 HICKORY HILL ROAD
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,744.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.96382
    ----------------------------------------------------------------
0   0070201769     MORTGAGORS: VOLKEN               BRIAN

    REGION CODE    ADDRESS   : 26576 SIERRA VISTA
        01         CITY      :    Mission Viejo
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   266,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,912.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.20000
    ----------------------------------------------------------------
0   0070203245     MORTGAGORS: WONG                 PETER
                               CARTER               NIISA
    REGION CODE    ADDRESS   : 225 FOX SPARROW LANE
        01         CITY      :    BRISBANE
                   STATE/ZIP : CA  94005
    MORTGAGE AMOUNT :   297,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99774
    ----------------------------------------------------------------
0   0070212535     MORTGAGORS: MIHALY               STEPHEN
                               MIHALY               AGNES
    REGION CODE    ADDRESS   : 3136 DONA MARTA DRIVE
        01         CITY      :    Studio City
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   442,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,671.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,090.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.23000
    ----------------------------------------------------------------
0   0070212832     MORTGAGORS: TONG                 HOMER
                               TONG                 JOANNE
    REGION CODE    ADDRESS   : 22339 MCCLELLAN RD
        01         CITY      :    Cupertino
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   645,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    645,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,509.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.11000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,910,750.00
                               P & I AMT:     13,239.09
                               UPB AMT:   1,910,421.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          328
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070214135     MORTGAGORS: JOHNSTON             THOMAS
                               JOHNSTON             DEBORAH
    REGION CODE    ADDRESS   : 3107 RANDICK COURT
        01         CITY      :    Pleasanton
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,811.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070214192     MORTGAGORS: FURTADO              JOSEPH
                               FURTADO              HILDA
    REGION CODE    ADDRESS   : 388 SEA WOLF WAY
        01         CITY      :    Livermore
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   288,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,898.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 55.04000
    ----------------------------------------------------------------
0   0070214655     MORTGAGORS: CRAWFORD             STUART
                               CRAWFORD             BARBARA
    REGION CODE    ADDRESS   : 141 ST. JAMES DRIVE
        01         CITY      :    Piedmont
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   489,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    488,557.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,090.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 70.97000
    ----------------------------------------------------------------
0   0070214721     MORTGAGORS: CHUN                 DALE
                               CHUN                 YOONEE
    REGION CODE    ADDRESS   : 1337 BEDFORD STREET
        01         CITY      :    Fremont
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,248.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.33000
    ----------------------------------------------------------------
0   0070216205     MORTGAGORS: RAUSCH               JACOB
                               RAUSCH               JEANETTE
    REGION CODE    ADDRESS   : 2444 CALLE AQUAMARINA
        01         CITY      :    San Clemente
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,717.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,657.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.67000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,743,950.00
                               P & I AMT:     11,607.62
                               UPB AMT:   1,743,037.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          329
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070217344     MORTGAGORS: WATTS                DANIEL
                               O'BRIEN              MAUREEN
    REGION CODE    ADDRESS   : 1018 NORTH ASHLAND
        01         CITY      :    RIVER FORES
                   STATE/ZIP : IL  60305
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,315.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.64179
    ----------------------------------------------------------------
0   0070218607     MORTGAGORS: SECARD               LAURIE

    REGION CODE    ADDRESS   : 19311 SURFVIEW DRIVE
        01         CITY      :    Huntington Beach
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070219191     MORTGAGORS: PRASAD               VIJEND
                               PRASAD               NIRMALA
    REGION CODE    ADDRESS   : 5220 S CHARITON AVENUE
        01         CITY      :    Los Angeles
                   STATE/ZIP : CA  90056
    MORTGAGE AMOUNT :   360,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,459.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0070219324     MORTGAGORS: BREWSTER             RICK

    REGION CODE    ADDRESS   : 1513 FLAMINGO WAY
        01         CITY      :    Sunnyvale
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   305,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,011.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,082.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.27000
    ----------------------------------------------------------------
0   0070219332     MORTGAGORS: HOVEY                RANDY
                               HOVEY                NANCY
    REGION CODE    ADDRESS   : 11362 DAVENPORT ROAD
        01         CITY      :    Los Alamitos
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.65000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,674,750.00
                               P & I AMT:     11,488.11
                               UPB AMT:   1,674,315.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          330
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070219464     MORTGAGORS: SANGARI              JOSEPH

    REGION CODE    ADDRESS   : 7178 CALCATERRA DRIVE
        01         CITY      :    San Jose
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 40.27000
    ----------------------------------------------------------------
0   0070219522     MORTGAGORS: VECCHIET             ANTONIO
                               VECCHIET             JEAN
    REGION CODE    ADDRESS   : 1780 WENRICK COURT
        01         CITY      :    Los Altos
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,692.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,894.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.40000
    ----------------------------------------------------------------
0   0070219597     MORTGAGORS: HUI                  JAMES
                               HUI                  MAY
    REGION CODE    ADDRESS   : 2268 N. SAN MIGUEL DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,599.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 49.14000
    ----------------------------------------------------------------
0   0070219688     MORTGAGORS: EDELMAN              DAVID
                               EDELMAN              HEIDI
    REGION CODE    ADDRESS   : 22 FERN STREET
        01         CITY      :    WOODCLIFF L
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/23
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.98039
    ----------------------------------------------------------------
0   0070219860     MORTGAGORS: COPELAND             JAMES
                               COPELAND             KOBI
    REGION CODE    ADDRESS   : 1754 GRANGER AVENUE
        01         CITY      :    Los Altos
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   362,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,503.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 48.66000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,730,500.00
                               P & I AMT:     12,174.32
                               UPB AMT:   1,729,546.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          331
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070219878     MORTGAGORS: MINDLIN              ANDREW
                               KIRLEIS              KIRSTEN
    REGION CODE    ADDRESS   : 5871 MIDWAY DRIVE
        01         CITY      :    Huntington Beach
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,236.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,393.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.75000
    ----------------------------------------------------------------
0   0070223300     MORTGAGORS: REEDY                MARK
                               REEDY                KAREN
    REGION CODE    ADDRESS   : 4384 Clovewood Lane
        01         CITY      :    Pleasanton
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,392.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070223375     MORTGAGORS: SANDERS              THOMAS
                               SANDERS              FRANCELIA
    REGION CODE    ADDRESS   : 200 HARBOR DRIVE
        01         CITY      :    San Diego
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070224027     MORTGAGORS: HICKMAN              ROGER
                               SABIN                PAULA
    REGION CODE    ADDRESS   : 15271 MOULINS CIRCLE
        01         CITY      :    Irvine
                   STATE/ZIP : CA  92714
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,726.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.42000
    ----------------------------------------------------------------
0   0070224530     MORTGAGORS: GRIFFIN              FRANCES

    REGION CODE    ADDRESS   : 2240 FOOTHILL BOULEVARD
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 37.71000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,608,100.00
                               P & I AMT:     10,967.52
                               UPB AMT:   1,607,158.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          332
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070224548     MORTGAGORS: CLAYTON              CARY
                               CLAYTON              MARY
    REGION CODE    ADDRESS   : 124 124.5 OPAL AVENUE
        01         CITY      :    Newport Beach
                   STATE/ZIP : CA  92662
    MORTGAGE AMOUNT :   562,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    562,061.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,837.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070226667     MORTGAGORS: WILLS                JOHN
                               WILLS                LEEZA
    REGION CODE    ADDRESS   : 3079 ROANOKE LANE
        01         CITY      :    Costa Mesa
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0070226717     MORTGAGORS: REYHAN               FREDERICK
                               REYHAN               ANNE
    REGION CODE    ADDRESS   : 946 SUNNYHILL PLACE
        01         CITY      :    Diamond Bar
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,678.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070228523     MORTGAGORS: LOREEN               ROBERT
                               LOREEN               WENDY
    REGION CODE    ADDRESS   : 25615 PACIFIC HILLS DRIVE
        01         CITY      :    Mission Viejo
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,698.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,735.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0070232731     MORTGAGORS: CARTER               RANDOLPH
                               SCHNELLE-CARTER      CHRISTINE
    REGION CODE    ADDRESS   : 1 CREST DR
        01         CITY      :    TARRYTOWN
                   STATE/ZIP : NY  10591
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,737,500.00
                               P & I AMT:     12,073.41
                               UPB AMT:   1,736,438.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981130  00 01
                                PAGE:          333
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070240163     MORTGAGORS: ZUMBERGE             CHRISTOPHER
                               ZUMBERGE             KELLY
    REGION CODE    ADDRESS   : 11652 NEWPORT AVENUE
        01         CITY      :    Santa Ana
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.94000
    ----------------------------------------------------------------
0   0070248117     MORTGAGORS: CHAN                 KINGSTON
                               CHAN                 BARBARA
    REGION CODE    ADDRESS   : 2655 WASHINGTON BLVD.
        01         CITY      :    Fremont
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.13000
    ----------------------------------------------------------------
0   0070258710     MORTGAGORS: MCNEIL               RICHARD
                               MCNEIL               LISA
    REGION CODE    ADDRESS   : 7750 CASTILIAN ROAD
        01         CITY      :    Dublin
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    3
                               LOAN AMT:     798,500.00
                               P & I AMT:      5,379.64
                               UPB AMT:     798,500.00
0                   TOTAL      NUM OF LOANS: 1663
                               LOAN AMT: 518,531,261.72
                               P & I AMT:  3,601,336.55
                               UPB AMT: 517,803,572.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007671449     MORTGAGORS: HARRIS               ROBERT

    REGION CODE    ADDRESS   : 1630-C 19TH STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20009
    MORTGAGE AMOUNT :   383,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,629.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,679.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007672264     MORTGAGORS: JERDE                DARIN
                               TOPPEN-JERDE         ALISON
    REGION CODE    ADDRESS   : 6127 SOUTH MOLINE COURT
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80111
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,604.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.07200
    ----------------------------------------------------------------
0   0007672454     MORTGAGORS: BOLLES               DONALD
                               BOLLES               SHARON
    REGION CODE    ADDRESS   : 10150 SOUTH COTTON CREEK DRIVE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   235,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,448.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 82.73684
    ----------------------------------------------------------------
0   0007672512     MORTGAGORS: HENDRICKSON          THOMAS
                               HENDRICKSON          GAYLE
    REGION CODE    ADDRESS   : 16234 SANDSTONE DRIVE
        01         CITY      :    MORRISON
                   STATE/ZIP : CO  80465
    MORTGAGE AMOUNT :   605,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    604,252.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,128.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0007675697     MORTGAGORS: CAPSTICK             ROBERT
                               CAPSTICK             CARLA
    REGION CODE    ADDRESS   : 5507 SOUTH JASPER WAY
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80015
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,790.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,751,200.00
                                P & I  AMT:     12,073.76
                                UPB AMT:   1,748,726.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007675986     MORTGAGORS: BRONN                DAVID

    REGION CODE    ADDRESS   : 0606 KAIBAB ROAD
        01         CITY      :    EAGLE
                   STATE/ZIP : CO  81631
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,808.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030561658     MORTGAGORS: STEINBAUGH           JOHN
                               STEINBAUGH           KATHY
    REGION CODE    ADDRESS   : 1075 LINDEN AVENUE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80304
    MORTGAGE AMOUNT :   496,563.00  OPTION TO CONVERT :
    UNPAID BALANCE :    492,617.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,760.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 56.10800
    ----------------------------------------------------------------
0   0030774004     MORTGAGORS: STRAUS               ROBERT
                               STRAUS               FRANCESCA
    REGION CODE    ADDRESS   : 7661 SOUTH GRAPE STREET
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80122
    MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,694.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 79.90580
    ----------------------------------------------------------------
0   0030844377     MORTGAGORS: MC DUFFEY            MICHAEL
                               MC DUFFEY            ESZEAN
    REGION CODE    ADDRESS   : 267 BOZEMAN ROAD
        01         CITY      :    MADISON
                   STATE/ZIP : MS  39110
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,014.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030884092     MORTGAGORS: HASSELMO             NILS
                               HASSELMO             PATRICIA
    REGION CODE    ADDRESS   : 2127 SHERWOOD LANE
        01         CITY      :    MINNETONKA
                   STATE/ZIP : MN  55305
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,277.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,700,663.00
                                P & I  AMT:     12,469.45
                                UPB AMT:   1,690,411.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030884407     MORTGAGORS: MCCLARNON            CAROL

    REGION CODE    ADDRESS   : 2601 MIDWAY STREET
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22046
    MORTGAGE AMOUNT :   227,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,153.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,666.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030900245     MORTGAGORS: BROTHERS             PETER
                               BROTHERS             NANCY
    REGION CODE    ADDRESS   : 1503 VALLEY ROAD
        01         CITY      :    LONG HILL
                   STATE/ZIP : NJ  07933
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,760.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030924484     MORTGAGORS: MARKWARDT            WILLIAM

    REGION CODE    ADDRESS   : 619 TERN ARCH
        01         CITY      :    COROLLA
                   STATE/ZIP : NC  27927
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030951487     MORTGAGORS: GARRETT              STEPHEN
                               GARRETT              ELIZABETH
    REGION CODE    ADDRESS   : 11 DELLWOOD DRIVE
        01         CITY      :    FLORHAM PARK
                   STATE/ZIP : NJ  07932
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,975.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030957336     MORTGAGORS: MEYERS               WALTER
                               MEYERS               DEBORAH
    REGION CODE    ADDRESS   : 2921 THOMAS SMITH LANE
        01         CITY      :    WILLIAMSBURG
                   STATE/ZIP : VA  23185
    MORTGAGE AMOUNT :   383,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    381,458.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,783.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.55300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,566,950.00
                                P & I  AMT:     11,414.51
                                UPB AMT:   1,558,348.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030969018     MORTGAGORS: GOSAVI               HEMANT
                               CHAFEKAR             VEENA
    REGION CODE    ADDRESS   : 22 FRANKLIN DRIVE
        01         CITY      :    BERNARDS TWP.
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,704.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030998447     MORTGAGORS: TORRENCE             T
                               TORRENCE             WENDY
    REGION CODE    ADDRESS   : 15017 LAKE PRETTY DRIVE
        01         CITY      :    ODESSA
                   STATE/ZIP : FL  33556
    MORTGAGE AMOUNT :   442,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,206.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.82800
    ----------------------------------------------------------------
0   0031040322     MORTGAGORS: SCALF                ROBERT
                               SCALF                CYNTHIA
    REGION CODE    ADDRESS   : 2914 PHILLIPS ROAD
        01         CITY      :    HAINSPORT
                   STATE/ZIP : NJ  08060
    MORTGAGE AMOUNT :   229,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,340.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 92.37900
    ----------------------------------------------------------------
0   0031042088     MORTGAGORS: IOVINE               PATSY
                               IOVINE               KATHLEEN
    REGION CODE    ADDRESS   : 4 SHORT COURT
        01         CITY      :    NESCONSETT
                   STATE/ZIP : NY  11767
    MORTGAGE AMOUNT :   170,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,641.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,232.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 62.96296
    ----------------------------------------------------------------
0   0031061823     MORTGAGORS: ROSOFF               JEFFREY
                               ROSOFF               KATHRYN
    REGION CODE    ADDRESS   : BOX 193 A AVERY ROAD
        01         CITY      :    GARRISON
                   STATE/ZIP : NY  10524
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,461.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,873.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/17
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.91666
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,499,350.00
                                P & I  AMT:     11,107.45
                                UPB AMT:   1,476,398.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031063522     MORTGAGORS: BRETT                CHARLES
                               BRETT                CONSTANCE
    REGION CODE    ADDRESS   : 5980 OLD RANCH ROAD
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80908
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,348.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.30939
    ----------------------------------------------------------------
0   0031063597     MORTGAGORS: GOBLE                DANA

    REGION CODE    ADDRESS   : 1701 BRIAROAKS DRIVE
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   230,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,695.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99357
    ----------------------------------------------------------------
0   0031064579     MORTGAGORS: KLIMA                JAMES
                               KLIMA                MARYANNE
    REGION CODE    ADDRESS   : 3803 PEACE PIPE COURT
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   248,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,979.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.37699
    ----------------------------------------------------------------
0   0031066897     MORTGAGORS: BRUCE                JAMES

    REGION CODE    ADDRESS   : 1025 KELLY ROAD
        01         CITY      :    APEX
                   STATE/ZIP : NC  27502
    MORTGAGE AMOUNT :   289,832.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,616.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,026.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.83900
    ----------------------------------------------------------------
0   0031077605     MORTGAGORS: DIEM                 JEFFREY
                               DIEM                 STACEY
    REGION CODE    ADDRESS   : 282 WEST SYLVESTOR PLACE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,757.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,538.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,257,782.00
                                P & I  AMT:      8,941.82
                                UPB AMT:   1,251,396.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031087620     MORTGAGORS: LAMB                 JUDITH

    REGION CODE    ADDRESS   : 221 COLUMBUS AVENUE UNIT #401
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,436.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,689.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.78787
    ----------------------------------------------------------------
0   0031105760     MORTGAGORS: CASTRO               JULIAN
                               CASTRO               CARLENE
    REGION CODE    ADDRESS   : 9665 LOVE CREEK ROAD
        01         CITY      :    BEN LOMOND
                   STATE/ZIP : CA  95005
    MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,582.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,584.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031127822     MORTGAGORS: WHITTLE              STEPHEN
                               WHITTLE              CHRISTINE
    REGION CODE    ADDRESS   : 23 TURTLE CREEK MANOR
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   245,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,763.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,736.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.98548
    ----------------------------------------------------------------
0   0031131980     MORTGAGORS: HUNGERFORD           NANCY
                               HUNGERFORD           ANDREA
    REGION CODE    ADDRESS   : 29409 E EDGEWATER DRIVE
        01         CITY      :    WELCHES
                   STATE/ZIP : OR  97067
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,812.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,627.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.01500
    ----------------------------------------------------------------
0   0031135247     MORTGAGORS: STANDBRIDGE          KEITH
                               STANDBRIDGE          MARY
    REGION CODE    ADDRESS   : 3091 HENRICH FARM LANE
        01         CITY      :    ALLISON PARK
                   STATE/ZIP : PA  15101
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,573.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 86.79200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,573,800.00
                                P & I  AMT:      9,326.05
                                UPB AMT:   1,289,168.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031135296     MORTGAGORS: RUGGAARD             RANDALL
                               RUGGAARD             MARGARET
    REGION CODE    ADDRESS   : 1877 E. HAYMARKET WAY
        01         CITY      :    HUDSON
                   STATE/ZIP : OH  44236
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,833.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,608.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 52.27200
    ----------------------------------------------------------------
0   0031135866     MORTGAGORS: JENNI                ALAN
                               JENNI                PATRICIA
    REGION CODE    ADDRESS   : 2828 SNAKE RIVER ROAD
        01         CITY      :    KEYSTONE
                   STATE/ZIP : CO  80435
    MORTGAGE AMOUNT :   218,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,584.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,601.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031136070     MORTGAGORS: SHAW                 RONALD
                               SHAW                 ANNE
    REGION CODE    ADDRESS   : 5171 CRANE LANE
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46032
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,369.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.66600
    ----------------------------------------------------------------
0   0031136351     MORTGAGORS: EISELE               DAVID
                               EISELE               JUDY
    REGION CODE    ADDRESS   : 17115 SE FIR DRIVE
        01         CITY      :    SANDY
                   STATE/ZIP : OR  97055
    MORTGAGE AMOUNT :   227,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,234.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031136724     MORTGAGORS: KLUG                 JOHN

    REGION CODE    ADDRESS   : 200 HARBOR DRIVE # 1203
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,097.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,558.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.63000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,121,100.00
                                P & I  AMT:      8,088.28
                                UPB AMT:   1,112,120.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031137037     MORTGAGORS: CLARK                SCOTT
                               CLARK                KELLY
    REGION CODE    ADDRESS   : 652 GLENWAY AVENUE
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45215
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,369.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.31000
    ----------------------------------------------------------------
0   0031137441     MORTGAGORS: LAWVER               MARK
                               LAWVER               DEBORAH
    REGION CODE    ADDRESS   : 4350 BRAMBLE DRIVE
        01         CITY      :    AKRON
                   STATE/ZIP : OH  44321
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,003.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,644.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031137615     MORTGAGORS: MURRAY               SHAWN
                               MURRAY               S
    REGION CODE    ADDRESS   : 19100 NW SKYLINE BLVD
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97231
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    548,033.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,940.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 36.66600
    ----------------------------------------------------------------
0   0031139975     MORTGAGORS: GARRETT              RICK

    REGION CODE    ADDRESS   : 200 FAWN HOLLOW DRIVE
        01         CITY      :    ARGYLE
                   STATE/ZIP : TX  76226
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,793.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,594.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031160864     MORTGAGORS: ADDISON              EDWARD
                               ADDISON              GERALDINE
    REGION CODE    ADDRESS   : 419 WATERMAN AVENUE
        01         CITY      :    EAST PROVIDENCE
                   STATE/ZIP : RI  02914
    MORTGAGE AMOUNT :    99,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       752.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,336,500.00
                                P & I  AMT:      9,598.78
                                UPB AMT:   1,330,200.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031166697     MORTGAGORS: ZURAS                MICHAEL
                               BROWN                RONDAL
    REGION CODE    ADDRESS   : 25806 CLEAR SPRINGS COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   238,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,522.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031196322     MORTGAGORS: COLLINS              LAURENCE

    REGION CODE    ADDRESS   : 191 FREDERICK COURT
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   535,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    533,039.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,786.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 67.72100
    ----------------------------------------------------------------
0   0031197106     MORTGAGORS: CLEVELAND            MARK
                               CLEVELAND            SANDY
    REGION CODE    ADDRESS   : 5291 TATTERSHALL AVENUE
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CA  92683
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,402.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,599.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031200488     MORTGAGORS: SOHL                 BERTRAM

    REGION CODE    ADDRESS   : 4357 DOGWOOD AVENUE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,434.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.71400
    ----------------------------------------------------------------
0   0031211568     MORTGAGORS: NITTI                JOSEPH
                               NITTI                BRENDA
    REGION CODE    ADDRESS   : 111-33 75TH ROAD
        01         CITY      :    FOREST HILLS
                   STATE/ZIP : NY  11375
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,144.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.34400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,510,900.00
                                P & I  AMT:     10,781.63
                                UPB AMT:   1,506,543.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031211964     MORTGAGORS: ROBERTS              SAMUEL
                               ROBERTS              HARRIET
    REGION CODE    ADDRESS   : 2105 GULF OF MEXICO DRIVE
        01         CITY      :    LONGBOAT KEY
                   STATE/ZIP : FL  34228
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,333.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031211980     MORTGAGORS: BOEHM                RICHARD
                               BOEHM                SUSAN
    REGION CODE    ADDRESS   : 4 LINCOLN AVE
        01         CITY      :    HADDONFIELD
                   STATE/ZIP : NJ  08033
    MORTGAGE AMOUNT :   186,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    185,994.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,368.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 84.00900
    ----------------------------------------------------------------
0   0031214059     MORTGAGORS: HOWARD               GREG
                               HERSCHE-HOWARD       ALISON
    REGION CODE    ADDRESS   : 5260 CAMINITO VISTA LUJO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,994.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,434.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031214687     MORTGAGORS: CYLKOWSKI            TERRY
                               CYLKOWSKI            TERESA
    REGION CODE    ADDRESS   : 289 PROSPECT ROAD
        01         CITY      :    SOUTH KINGSTOWN
                   STATE/ZIP : RI  02879
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.94736
    ----------------------------------------------------------------
0   0031217805     MORTGAGORS: AHN                  JAMES
                               PARK                 HAE-JUNG
    REGION CODE    ADDRESS   : 10172 PARLETT PLACE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,134.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,993.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.27100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,591,000.00
                                P & I  AMT:     11,065.86
                                UPB AMT:   1,586,233.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031222656     MORTGAGORS: GUZMAN               EDWIN
                               GUZMAN               JENNIFER
    REGION CODE    ADDRESS   : 5 ROSE LANE
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    472,410.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,826.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.07600
    ----------------------------------------------------------------
0   0031222912     MORTGAGORS: SCHERMERHORN         ARTHUR
                               SCHERMERHORN         ANDRENA
    REGION CODE    ADDRESS   : 813 RIESLING ROAD
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,830.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,541.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031227259     MORTGAGORS: LOVETT               NANCY
                               HANCOCK              HARRY
    REGION CODE    ADDRESS   : 339 WESTON ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   269,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,273.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,858.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031235385     MORTGAGORS: DEVINE               DAVID
                               DEVINE               STEPHANIE
    REGION CODE    ADDRESS   : 397 LARCH CREST COURT
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   253,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,221.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,815.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.46600
    ----------------------------------------------------------------
0   0031240674     MORTGAGORS: HERMAN               MELISSA
                               CHERTOCK             DAVID
    REGION CODE    ADDRESS   : 2462 GLENCOE AVENUE (VENICE AREA)
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,324.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,519.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.75000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,440,700.00
                                P & I  AMT:     10,561.65
                                UPB AMT:   1,433,059.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031242357     MORTGAGORS: ZARIAN               DAVID
                               ZARIAN               MOJDEH
    REGION CODE    ADDRESS   : 4060 ALONZO AVENUE
        01         CITY      :    ENCINO
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    593,793.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,093.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.28900
    ----------------------------------------------------------------
0   0031244494     MORTGAGORS: OSTERHOLT            ROBBERT
                               OSTERHOLT            LIANE
    REGION CODE    ADDRESS   : 21004 MENDENHALL COURT
        01         CITY      :    TOPANGA
                   STATE/ZIP : CA  90290
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,410.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.62600
    ----------------------------------------------------------------
0   0031244734     MORTGAGORS: ELEFTHERIO           PETER
                               ELEFTHERIO           MELANIE
    REGION CODE    ADDRESS   : 12 TREMONT STREET
        01         CITY      :    CHARLESTOWN
                   STATE/ZIP : MA  02129
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,810.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.70200
    ----------------------------------------------------------------
0   0031247794     MORTGAGORS: ROTHNER              GLENN

    REGION CODE    ADDRESS   : 1717 FLETCHER AVENUE
        01         CITY      :    SOUTH PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   493,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    492,637.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,368.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.96900
    ----------------------------------------------------------------
0   0031249923     MORTGAGORS: SEVERSON             KEITH
                               SEVERSON             LINDA
    REGION CODE    ADDRESS   : 123 NORTHCREST DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   281,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,803.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.69600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,144,300.00
                                P & I  AMT:     14,672.52
                                UPB AMT:   2,136,044.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031255433     MORTGAGORS: RUSLEY               JAMES
                               RUSLEY               LYNNE
    REGION CODE    ADDRESS   : 16340 WILD PLUM CIRCLE
        01         CITY      :    MORRISON
                   STATE/ZIP : CO  80465
    MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    580,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,205.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031255946     MORTGAGORS: KLEARMAN             WILLIAM
                               FREIBERG-KLEARMAN    JUDY
    REGION CODE    ADDRESS   : 6790 SANTA CRUZ LANE
        01         CITY      :    ATASCADERO
                   STATE/ZIP : CA  93422
    MORTGAGE AMOUNT :   220,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,811.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,580.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.06800
    ----------------------------------------------------------------
0   0031258809     MORTGAGORS: CHAN                 LIM-CHUN
                               NG                   CINDY
    REGION CODE    ADDRESS   : 73 PARKGROVE DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,427.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.00400
    ----------------------------------------------------------------
0   0031262249     MORTGAGORS: BAKER                TERRY
                               BAKER                SHIRLEY
    REGION CODE    ADDRESS   : 328 SIPPEWISSETT ROAD
        01         CITY      :    FALMOUTH
                   STATE/ZIP : MA  02540
    MORTGAGE AMOUNT :   352,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,975.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,464.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031262504     MORTGAGORS: CARY                 MARK
                               CARY                 JANE
    REGION CODE    ADDRESS   : 530 LINDSEY DRIVE
        01         CITY      :    RADNOR
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   244,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,046.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 87.59800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,737,500.00
                                P & I  AMT:     12,434.35
                                UPB AMT:   1,734,259.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031264609     MORTGAGORS: NORTHWAY             STEPHAN
                               NORTHWAY             LEE
    REGION CODE    ADDRESS   : 8340 SUNSET VIEW NW
        01         CITY      :    BRAINERD
                   STATE/ZIP : MN  56401
    MORTGAGE AMOUNT :   318,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,251.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,174.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031265341     MORTGAGORS: MCADAM               DEBORAH

    REGION CODE    ADDRESS   : 23 MALLORCA WAY
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94123
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,971.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,491.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031268105     MORTGAGORS: FORD                 CHARLES

    REGION CODE    ADDRESS   : 19615 CRYSTAL RIDGE CT
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91351
    MORTGAGE AMOUNT :   223,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,115.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,541.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98346
    ----------------------------------------------------------------
0   0031268345     MORTGAGORS: VEGA                 MARCELINO
                               VEGA                 CELESTE
    REGION CODE    ADDRESS   : 2411 EL CONTENTO DRIVE
        01         CITY      :    LOS ANGELES (HOLLYWOOD AR
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,274.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.45300
    ----------------------------------------------------------------
0   0031268675     MORTGAGORS: DILL                 MARK
                               DILL                 MARSHA
    REGION CODE    ADDRESS   : 2325 OLD RANCH RD
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   219,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,532.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,535.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,376,500.00
                                P & I  AMT:      9,536.74
                                UPB AMT:   1,370,144.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031271083     MORTGAGORS: JABBAWY              SAMUEL
                               JABBAWY              CAROLE
    REGION CODE    ADDRESS   : 17 COUNTRYSIDE ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   685,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    683,928.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,672.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 62.90100
    ----------------------------------------------------------------
0   0031272560     MORTGAGORS: HARY                 ELAINE
                               HARY                 DAVID
    REGION CODE    ADDRESS   : 3300 MONTANA AVENUE
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   530,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    528,720.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,570.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.64700
    ----------------------------------------------------------------
0   0031274897     MORTGAGORS: RIVERA               ANGEL
                               RIVERA               JOSEFINA
    REGION CODE    ADDRESS   : 19990 SW 128 STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33196
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,685.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       682.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 44.64200
    ----------------------------------------------------------------
0   0031275167     MORTGAGORS: NOBIS                LAURA

    REGION CODE    ADDRESS   : 2525 OAKMONT DRIVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,482.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.92300
    ----------------------------------------------------------------
0   0031275324     MORTGAGORS: MANO                 LARRY
                               MANO                 KAREN
    REGION CODE    ADDRESS   : 2 DEERHILL DRIVE
        01         CITY      :    ROLLING HILLS ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,743.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.30100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,925,500.00
                                P & I  AMT:     13,182.95
                                UPB AMT:   1,920,559.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031275589     MORTGAGORS: MACIEL               JOHN
                               MACIEL               MARIBEL
    REGION CODE    ADDRESS   : 17440 ROCKROSE CIRCLE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   251,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,549.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 83.73300
    ----------------------------------------------------------------
0   0031276025     MORTGAGORS: RODRIGUEZ            GEORGE
                               WANG-RODRIGUEZ       JESSICA
    REGION CODE    ADDRESS   : 4963 SANDSHORE COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   342,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,524.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,423.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.33300
    ----------------------------------------------------------------
0   0031278724     MORTGAGORS: FRIDRICH             MAREK

    REGION CODE    ADDRESS   : 154 CAMINO PACIFICO
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,501.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.67700
    ----------------------------------------------------------------
0   0031278922     MORTGAGORS: GIBBONS              ROBERT
                               GIBBONS              ELITA
    REGION CODE    ADDRESS   : 24155 VISTA HILLS DRIVE
        01         CITY      :    VALENCIA AREA SANTA CLARI
                   STATE/ZIP : CA  91355
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,230.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.12500
    ----------------------------------------------------------------
0   0031279045     MORTGAGORS: LOCKE                JEFFREY

    REGION CODE    ADDRESS   : 56 WARELAND ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   289,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,623,200.00
                                P & I  AMT:     11,706.37
                                UPB AMT:   1,608,405.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031279987     MORTGAGORS: NISSENSON            ROBERT
                               NISSENSON            BEA
    REGION CODE    ADDRESS   : 2801 TROUSDALE DRIVE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,560.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 49.16666
    ----------------------------------------------------------------
0   0031280506     MORTGAGORS: DONALDSON            KRIS
                               DONALDSON            PATRICK
    REGION CODE    ADDRESS   : 2855 HELMSLEY DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,139.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031281553     MORTGAGORS: LEUTHOLD             RICHARD
                               LEUTHOLD             JANET
    REGION CODE    ADDRESS   : 13320 GLENCLIFF WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,413.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,859.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.15300
    ----------------------------------------------------------------
0   0031281835     MORTGAGORS: MIDDLETON            ROBERT
                               MARSH                HELEN
    REGION CODE    ADDRESS   : 940 WAWONA AVENUE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94610
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,399.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.91300
    ----------------------------------------------------------------
0   0031283393     MORTGAGORS: HILLIER              MARTIN
                               HUDSON               ELAINE
    REGION CODE    ADDRESS   : 1471 WEST 3RD STREET
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90731
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,279.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,457,000.00
                                P & I  AMT:     10,270.94
                                UPB AMT:   1,453,792.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031283591     MORTGAGORS: MONCADA              GEORGE
                               MONCADA              DEBRA
    REGION CODE    ADDRESS   : 13457 WYNGATE POINT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   484,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,314.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,387.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.29850
    ----------------------------------------------------------------
0   0031288434     MORTGAGORS: DRURY                MARK
                               DRURY                ALICIA
    REGION CODE    ADDRESS   : 491 BUENA VISTA AVENUE EAST
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   329,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,125.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,505.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.39000
    ----------------------------------------------------------------
0   0031288467     MORTGAGORS: WICKHAM              DONALD
                               WICKHAM              PAMELA
    REGION CODE    ADDRESS   : 1370 PLATT AVENUE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,295.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031289721     MORTGAGORS: THOMAS               KEITH
                               THOMAS               SANDRA
    REGION CODE    ADDRESS   : 14 ROLLING BROOK
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,984.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.91200
    ----------------------------------------------------------------
0   0031292212     MORTGAGORS: DONOVAN              ROBERT
                               DONOVAN              KATIE
    REGION CODE    ADDRESS   : 16421 RANCHO ESCONDIDO DRIVE
        01         CITY      :    RIVERSIDE AREA
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   219,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,343.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,531.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.21400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,689,000.00
                                P & I  AMT:     11,945.06
                                UPB AMT:   1,682,064.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031299126     MORTGAGORS: PARKER               DAVID
                               PARKER               LAURA
    REGION CODE    ADDRESS   : 4 YORKE LANE
        01         CITY      :    OCEAN
                   STATE/ZIP : NJ  07712
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,220.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.71831
    ----------------------------------------------------------------
0   0031300924     MORTGAGORS: SECREST              JONATHAN
                               SECREST              DEBORAH
    REGION CODE    ADDRESS   : 1095 HOLLY LANE
        01         CITY      :    CHANHASSEN
                   STATE/ZIP : MN  55317
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.88800
    ----------------------------------------------------------------
0   0031306798     MORTGAGORS: ZIEMAN               CHARLES
                               ZIEMAN               ANITA
    REGION CODE    ADDRESS   : 2128 24TH STREET
        01         CITY      :    GREELEY
                   STATE/ZIP : CO  80631
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,572.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031307721     MORTGAGORS: TRAYWICK             VORDMAN
                               TRAYWICK             DONNA
    REGION CODE    ADDRESS   : 1426 WYNDHAM ROAD
        01         CITY      :    COLUMBIA
                   STATE/ZIP : SC  29205
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,620.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.62600
    ----------------------------------------------------------------
0   0031310113     MORTGAGORS: RISI                 TERESA

    REGION CODE    ADDRESS   : 27146 NEDA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   224,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,528.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,567.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.98400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,310,800.00
                                P & I  AMT:      9,139.12
                                UPB AMT:   1,308,941.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031313406     MORTGAGORS: FIGUEIREDO           VIRGILIO
                               FIGUEIREDO           MARIA
    REGION CODE    ADDRESS   : 31-33 FIFTH STREET
        01         CITY      :    MEDFORD
                   STATE/ZIP : MA  02155
    MORTGAGE AMOUNT :   172,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    172,368.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,191.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031314883     MORTGAGORS: BIRMINGHAM           PATRICIA
                               KAREVIK              SVEIN
    REGION CODE    ADDRESS   : 231 LAUREN AVE
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   215,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,729.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,523.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031317621     MORTGAGORS: PITKIN               LAURAINE

    REGION CODE    ADDRESS   : 2676 VICTORIA DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95407
    MORTGAGE AMOUNT :   170,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,756.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,203.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 94.44444
    ----------------------------------------------------------------
0   0031317746     MORTGAGORS: VASQUEZ              LUIS
                               VASQUEZ              LINDA
    REGION CODE    ADDRESS   : 2722 STEVENS STREET
        01         CITY      :    LA CRESCENTA AREA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,328.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,566.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031319114     MORTGAGORS: HOPP                 GENE
                               HOPP                 LINDA
    REGION CODE    ADDRESS   : 2160 BEACHWOOD COURT
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   272,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,392.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,054,300.00
                                P & I  AMT:      7,366.86
                                UPB AMT:   1,050,575.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031322514     MORTGAGORS: PARRY                MICHAEL
                               PARRY                JANE
    REGION CODE    ADDRESS   : 3 BREEZY KNOLL
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   475,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,851.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,398.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031330947     MORTGAGORS: BONTRAGER            BYRON
                               LININGER             MICHELE
    REGION CODE    ADDRESS   : 8422 MCCONNELL AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,027.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,503.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.62963
    ----------------------------------------------------------------
0   0031336357     MORTGAGORS: MCCREA               WILLIAM
                               MCCREA               KATHIE
    REGION CODE    ADDRESS   : 36 WAKEFIELD
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,390.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,554.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.50530
    ----------------------------------------------------------------
0   0031336571     MORTGAGORS: CHOMPRE              ARISTIPO
                               THURMAN              LINDA
    REGION CODE    ADDRESS   : 1440 POOLE CIRCLE
        01         CITY      :    BOOTHWYN
                   STATE/ZIP : PA  19061
    MORTGAGE AMOUNT :   267,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,397.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.47700
    ----------------------------------------------------------------
0   0031339674     MORTGAGORS: REEVES               ROBERT

    REGION CODE    ADDRESS   : 54-56 CLAREMONT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,556.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,008.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,470,350.00
                                P & I  AMT:      8,541.32
                                UPB AMT:   1,191,223.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031345648     MORTGAGORS: ROSS                 ROBIN
                               BERDE                LISA
    REGION CODE    ADDRESS   : 1025 VIA ELISABETTA COURT
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   198,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,354.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,390.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98300
    ----------------------------------------------------------------
0   0031345929     MORTGAGORS: O'DONNELL            WILLIAM
                               O'DONNELL            SHARON
    REGION CODE    ADDRESS   : 6 ALLYSSA CIRCLE
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   557,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    556,760.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,663.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031346349     MORTGAGORS: GRIFFITH             THOMAS
                               GRIFFITH             COLLEEN
    REGION CODE    ADDRESS   : 7699 ROYAL SYDNEY DRIVE
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : VA  20155
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031354939     MORTGAGORS: ELDER                BRUCE
                               ELDER                BRENDA
    REGION CODE    ADDRESS   : 10754 ELGERS STREET
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,804.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 93.10300
    ----------------------------------------------------------------
0   0031355357     MORTGAGORS: LEVITES              PAUL
                               LEVITES              WENDY
    REGION CODE    ADDRESS   : 16 WARREN ROAD
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : MA  01945
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,524,000.00
                                P & I  AMT:     10,459.14
                                UPB AMT:   1,522,419.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031355407     MORTGAGORS: ALPERT               DAVID
                               ALPERT               LISA
    REGION CODE    ADDRESS   : 67 RUSSETT HILL ROAD
        01         CITY      :    SHERBORN
                   STATE/ZIP : MA  01770
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,679.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031356835     MORTGAGORS: KING                 ERIK
                               KING                 BARBARA
    REGION CODE    ADDRESS   : 945 FALCON LANE
        01         CITY      :    COPPELL
                   STATE/ZIP : TX  75019
    MORTGAGE AMOUNT :   210,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,489.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031368038     MORTGAGORS: BARNES               B
                               BARNES               KATHLEEN
    REGION CODE    ADDRESS   : 24746 RANCHO SANTA TERESA DR
        01         CITY      :    RAMONA
                   STATE/ZIP : CA  92065
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,209.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,375.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031368228     MORTGAGORS: YU                   SANDY
                               YU                   ALLEN
    REGION CODE    ADDRESS   : 5219 PEACOCK HILL DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   265,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,874.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.73500
    ----------------------------------------------------------------
0   0031371248     MORTGAGORS: MILLET               RUTH

    REGION CODE    ADDRESS   : 123 BENTWOOD DR
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06903
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,800.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 51.88600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,482,700.00
                                P & I  AMT:     10,278.77
                                UPB AMT:   1,481,285.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031377633     MORTGAGORS: JEDDA                HENRY
                               BELKIN-JEDDA         EVE
    REGION CODE    ADDRESS   : 229 TREETOP CRESCENT
        01         CITY      :    RYE BROOK
                   STATE/ZIP : NY  10573
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,789.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.16100
    ----------------------------------------------------------------
0   0031379878     MORTGAGORS: LUCK                 THOMAS
                               LUCK                 RAMONA
    REGION CODE    ADDRESS   : 10100 COPPER COURT
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,737.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.12000
    ----------------------------------------------------------------
0   0031380470     MORTGAGORS: SALADINO             RICHARD
                               HANNIBAL             KRISTIN
    REGION CODE    ADDRESS   : 15 LANDSEER STREET
        01         CITY      :    WEST ROXBURY
                   STATE/ZIP : MA  02132
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,523.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031382419     MORTGAGORS: KEEGAN               PATRICIA

    REGION CODE    ADDRESS   : 393 SEVEN STARS ROAD
        01         CITY      :    PHOENIXVILLE
                   STATE/ZIP : PA  19460
    MORTGAGE AMOUNT :   198,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,438.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031383979     MORTGAGORS: KIDWELL              JOHN

    REGION CODE    ADDRESS   : 3320 KATES WAY
        01         CITY      :    DULUTH
                   STATE/ZIP : GA  30097
    MORTGAGE AMOUNT :   282,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,567.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,973.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.38800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,411,600.00
                                P & I  AMT:      9,841.05
                                UPB AMT:   1,410,019.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031384597     MORTGAGORS: ELDER                H.
                               REIFLER              ELIZABETH
    REGION CODE    ADDRESS   : 1696 EASTMAN LANE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,674.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,956.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 79.25900
    ----------------------------------------------------------------
0   0031389471     MORTGAGORS: WAITE                DAVID
                               WAITE                MARGARET
    REGION CODE    ADDRESS   : 10715 LUGO WAY
        01         CITY      :    CULVER CITY
                   STATE/ZIP : CA  90230
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,297.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,177.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031390123     MORTGAGORS: PORTER-BUTTERFIELD   FEDERICO
                               PORTER-BUTTERFIELD   PAMELA
    REGION CODE    ADDRESS   : 26991 HEMMINGWAY COURT
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   274,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,170.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,990.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031390370     MORTGAGORS: JANNOL               MICKEY
                               JANNOL               ELLEN
    REGION CODE    ADDRESS   : 13347 MARTHA STREET
        01         CITY      :    VAN NUYS AREA
                   STATE/ZIP : CA  91401
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,361.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,604.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031390719     MORTGAGORS: SYMONS               FLORENCE

    REGION CODE    ADDRESS   : 220 LOCUST STREET 6B-C
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19106
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,791.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,640,550.00
                                P & I  AMT:     11,418.51
                                UPB AMT:   1,638,296.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031391568     MORTGAGORS: FENSTERMAKER         RICK
                               FENSTERMAKER         EVE
    REGION CODE    ADDRESS   : 6146 SHADOWBROOK DRIVE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   302,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,026.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 46.18320
    ----------------------------------------------------------------
0   0031391766     MORTGAGORS: MILLER               CRAIG
                               MILLER               BEVERLY
    REGION CODE    ADDRESS   : 3356 EDGEWATER DRIVE
        01         CITY      :    TAHOE CITY
                   STATE/ZIP : CA  96145
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,344.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 29.72900
    ----------------------------------------------------------------
0   0031392673     MORTGAGORS: BRUNS                DALE
                               BRUNS                KATHY
    REGION CODE    ADDRESS   : 10376 PIKE ROAD
        01         CITY      :    LONGMONT
                   STATE/ZIP : CO  80501
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031394083     MORTGAGORS: HAGEMANN             JAMES
                               HAGEMANN             GERALDINE
    REGION CODE    ADDRESS   : 11719 S HUDSON PL
        01         CITY      :    TULSA
                   STATE/ZIP : OK  74137
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031395833     MORTGAGORS: MCINTYRE             HENRY
                               MCINTYRE             MARGARET
    REGION CODE    ADDRESS   : 2220 PAINTER COURT
        01         CITY      :    HAYMARKET
                   STATE/ZIP : VA  20169
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,588.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,602.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,561,000.00
                                P & I  AMT:     10,734.40
                                UPB AMT:   1,559,232.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031396401     MORTGAGORS: SCHWARZ              DOUG
                               FRANKLIN             LAURA
    REGION CODE    ADDRESS   : 425 PRENTISS STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,235.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,554.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.80000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.80000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031397912     MORTGAGORS: NORLING              BRIAN

    REGION CODE    ADDRESS   : 1645 SHORELINE DRIVE
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93109
    MORTGAGE AMOUNT :   485,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    484,612.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,267.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.28500
    ----------------------------------------------------------------
0   0031403074     MORTGAGORS: VANDER HEIDEN        THOMAS
                               VANDER HEIDEN        NANCY
    REGION CODE    ADDRESS   : 7862 SOUTH ARGONNE STREET
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80016
    MORTGAGE AMOUNT :   377,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,405.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,576.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.68700
    ----------------------------------------------------------------
0   0031403280     MORTGAGORS: HATTIN               RONALD
                               HATTIN               VICKI
    REGION CODE    ADDRESS   : 6100 EAST 6TH AVENUE
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80220
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,619.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.05400
    ----------------------------------------------------------------
0   0031403793     MORTGAGORS: LEE                  KYUNG
                               LEE                  HUN
    REGION CODE    ADDRESS   : 7127 EAST COUNTRY CLUB LANE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,880,200.00
                                P & I  AMT:     12,986.43
                                UPB AMT:   1,878,372.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031405137     MORTGAGORS: ABRINA               MARIA

    REGION CODE    ADDRESS   : 19708 MOORSHIRE DRIVE
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,618.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.74500
    ----------------------------------------------------------------
0   0031407620     MORTGAGORS: MEYERS               JEFFREY
                               MEYERS               MARNI
    REGION CODE    ADDRESS   : 15 WHITE PINE
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   636,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    635,528.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,396.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.99600
    ----------------------------------------------------------------
0   0031408305     MORTGAGORS: MUSSO                RICHARD

    REGION CODE    ADDRESS   : 3238 N SEMINARY AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60657
    MORTGAGE AMOUNT :   644,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    644,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,502.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031409097     MORTGAGORS: KELLOGG              ROBERT
                               KELLOGG              SYLVIA
    REGION CODE    ADDRESS   : 200 HARBOR DRIVE #3802
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,007.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,489.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.65600
    ----------------------------------------------------------------
0   0031412224     MORTGAGORS: BATEMAN              STEVE
                               BATEMAN              SUSAN
    REGION CODE    ADDRESS   : 2420 HOOD DRIVE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   226,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,651.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,506.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,439,900.00
                                P & I  AMT:     16,971.28
                                UPB AMT:   2,436,806.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031412463     MORTGAGORS: TAK                  HOON
                               TAK                  HYE
    REGION CODE    ADDRESS   : 6 VETRINA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,307.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,160.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.50900
    ----------------------------------------------------------------
0   0031413529     MORTGAGORS: MORA                 ROBERT
                               MORA                 MONICA
    REGION CODE    ADDRESS   : 8714 COLIMA ROAD
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90605
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,612.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.47000
    ----------------------------------------------------------------
0   0031413990     MORTGAGORS: NUTI                 RONALD
                               NUTI                 CATHY
    REGION CODE    ADDRESS   : 15 WAY POINTS ROAD
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,289.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,300.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 41.40100
    ----------------------------------------------------------------
0   0031414659     MORTGAGORS: HUMPHREVILLE         NEIL

    REGION CODE    ADDRESS   : 26 HILLSIDE RD
        01         CITY      :    NEW LONDON
                   STATE/ZIP : CT  06320
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------
0   0031416217     MORTGAGORS: MALEKGHASEMI         MALEK

    REGION CODE    ADDRESS   : 8907 DAY LILY COURT
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   317,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,183.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,085.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,511,450.00
                                P & I  AMT:     10,487.69
                                UPB AMT:   1,509,176.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031420037     MORTGAGORS: MARINO               BERNARD
                               MARINO               LOIS
    REGION CODE    ADDRESS   : 2116 FOX TRAIL COURT
        01         CITY      :    REISTERSTOWN
                   STATE/ZIP : MD  21136
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.92400
    ----------------------------------------------------------------
0   0031420284     MORTGAGORS: MINNETT              JOHN
                               MINNETT              KARNA
    REGION CODE    ADDRESS   : 8755 S. MEADOW CREEK DRIVE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   219,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,304.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,442.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031420334     MORTGAGORS: LINDGREN             STEFAN
                               LINDGREN             ANNA
    REGION CODE    ADDRESS   : 3015 E OTERO CIRCLE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80122
    MORTGAGE AMOUNT :   275,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,200.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031421571     MORTGAGORS: WEIL                 PETER
                               WEIL                 JESSICA
    REGION CODE    ADDRESS   : 3360 E KENTUCKY AVENUE
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80209
    MORTGAGE AMOUNT :   551,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    551,450.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,905.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.58000
    ----------------------------------------------------------------
0   0031425119     MORTGAGORS: TAJIZAD              PEJMON
                               SHARESTANY           GUITA
    REGION CODE    ADDRESS   : 420 CABRILLO TERRACE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   417,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    416,978.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,919.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.62385
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,729,450.00
                                P & I  AMT:     12,025.55
                                UPB AMT:   1,727,933.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031425739     MORTGAGORS: BRACKEN              ANDREW
                               BRACKEN              MICHELLE
    REGION CODE    ADDRESS   : 19923 HIAWATHA STREET
        01         CITY      :    CHATSWORTH AREA
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,558.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031432677     MORTGAGORS: NASH                 FRED
                               NASH                 SUSAN
    REGION CODE    ADDRESS   : 8105 S. OGDEN STREET
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80122
    MORTGAGE AMOUNT :   174,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,003.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,248.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031434962     MORTGAGORS: BILLINGSLEY          TIMOTHY
                               BILLINGSLEY          CYNTHIA
    REGION CODE    ADDRESS   : INGRAM RD
        01         CITY      :    HAYMARKET
                   STATE/ZIP : VA  20169
    MORTGAGE AMOUNT :   230,630.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,138.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.74500
    ----------------------------------------------------------------
0   0031435779     MORTGAGORS: KEACH                CHRIS
                               KEACH                TAMMY
    REGION CODE    ADDRESS   : 210 BRIDLE RUN COURT
        01         CITY      :    ALPINE
                   STATE/ZIP : CA  91901
    MORTGAGE AMOUNT :   189,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    188,888.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,276.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.80000
    ----------------------------------------------------------------
0   0031436371     MORTGAGORS: NOCERA               CHARLES
                               NOCERA               LISSA
    REGION CODE    ADDRESS   : 8176 MOORE STREET
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80005
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,768.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,202,380.00
                                P & I  AMT:      8,428.68
                                UPB AMT:   1,200,357.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031437064     MORTGAGORS: WELTY                RICHARD
                               OHANIAN              HOLLY
    REGION CODE    ADDRESS   : 516 WHITETAIL CIRCLE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CO  80026
    MORTGAGE AMOUNT :   242,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,588.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031437379     MORTGAGORS: JUNGE                ROGER
                               JUNGE                DIANA
    REGION CODE    ADDRESS   : 1095 SINGING RIDGE ROAD
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,522.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,080.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.93000
    ----------------------------------------------------------------
0   0031440464     MORTGAGORS: TANG                 ANDREW
                               TANG                 SAMUEL
    REGION CODE    ADDRESS   : 109 NORTHCREST DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   277,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,265.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,894.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.51800
    ----------------------------------------------------------------
0   0031440688     MORTGAGORS: BONORA               STEVEN

    REGION CODE    ADDRESS   : 59-41 PALMETTO STREET
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NY  11385
    MORTGAGE AMOUNT :   126,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,036.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031442965     MORTGAGORS: DANBERG              JASON
                               DANBERG              DENISE
    REGION CODE    ADDRESS   : 617 CLAIRE COURT
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   353,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,056.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,472.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,305,250.00
                                P & I  AMT:      9,182.79
                                UPB AMT:   1,303,432.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031443666     MORTGAGORS: STINCHCOMB           DAN
                               BOYLE                JUDITH
    REGION CODE    ADDRESS   : 8409 SOUTH COUNTY ROAD 3
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80525
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,467.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,319.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.11800
    ----------------------------------------------------------------
0   0031445588     MORTGAGORS: FURLONG              JOHN
                               FURLONG              SARA
    REGION CODE    ADDRESS   : 624 BLACK ROCK ROAD
        01         CITY      :    BRYN MAWR
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.33300
    ----------------------------------------------------------------
0   0031445927     MORTGAGORS: PERRY                DUANE
                               JULIUS               PAULETTE
    REGION CODE    ADDRESS   : 756 47TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,821.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 61.17600
    ----------------------------------------------------------------
0   0031447337     MORTGAGORS: MARCUS               MAGED
                               MARCUS               MARY
    REGION CODE    ADDRESS   : 12561 DARYL AVENUE
        01         CITY      :    GRANADA HILLS AREA
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,811.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,588.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.70100
    ----------------------------------------------------------------
0   0031448194     MORTGAGORS: CROLEY               MICHAEL
                               CROLEY               STEPHANIE
    REGION CODE    ADDRESS   : 411 BARRINGTON PARK DRIVE
        01         CITY      :    GREER
                   STATE/ZIP : SC  29650
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,278.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.52300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,511,150.00
                                P & I  AMT:     10,399.88
                                UPB AMT:   1,510,100.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031448483     MORTGAGORS: MOONEY               ROBERT
                               MOONEY               CHERYL
    REGION CODE    ADDRESS   : 400 NASSAU STREET
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,284.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.47100
    ----------------------------------------------------------------
0   0031448897     MORTGAGORS: MARTINEZ             EDWARD
                               MARTINEZ             JANET
    REGION CODE    ADDRESS   : 12788 NORTH SUMMIT RIDGE ROAD
        01         CITY      :    PARKER
                   STATE/ZIP : CO  80138
    MORTGAGE AMOUNT :   311,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,688.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449341     MORTGAGORS: DAHLBACK             DENNIS
                               DAHLBACK             SHARI
    REGION CODE    ADDRESS   : 5335 PASEO CALIENTE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,765.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449424     MORTGAGORS: HAY                  JEFFREY
                               HAY                  ZOE
    REGION CODE    ADDRESS   : 4856 DON PIO DRIVE
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   243,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,310.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.03100
    ----------------------------------------------------------------
0   0031449754     MORTGAGORS: TAYYEBI              SEAN
                               TAYYEBI              A
    REGION CODE    ADDRESS   : 918 MERLO COURT
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   272,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,192.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.20907
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,635,820.00
                                P & I  AMT:     11,035.97
                                UPB AMT:   1,634,956.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031450125     MORTGAGORS: BATES                TIM
                               BATES                MIRIAM
    REGION CODE    ADDRESS   : 13010 HIGHWAY 392
        01         CITY      :    GREELEY
                   STATE/ZIP : CO  80631
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,797.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------
0   0031450794     MORTGAGORS: KINZIG               KENNETH
                               KINZIG               JOAN
    REGION CODE    ADDRESS   : 1105 TOPAZ COURT
        01         CITY      :    LONGMONT
                   STATE/ZIP : CO  80501
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,728.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,373.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031450901     MORTGAGORS: HUSSEY               EDGAR

    REGION CODE    ADDRESS   : 112 WATERFORD PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,959.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,208.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031451941     MORTGAGORS: SHORTER              CHARLES
                               SHORTER              ELENITA
    REGION CODE    ADDRESS   : 7955 BLITZ COURT
        01         CITY      :    DUNN LORING
                   STATE/ZIP : VA  22027
    MORTGAGE AMOUNT :   356,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,491.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,525.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031452832     MORTGAGORS: GOYER                SUSAN

    REGION CODE    ADDRESS   : 30199 CANAL COURT
        01         CITY      :    ORANGE BEACH
                   STATE/ZIP : AL  36561
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,650.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 55.95200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,511,750.00
                                P & I  AMT:     10,524.15
                                UPB AMT:   1,509,627.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031455736     MORTGAGORS: CONERY               MITCHELL
                               SOMMER               CHRISTINE
    REGION CODE    ADDRESS   : 209 HEDGEMERE DRIVE
        01         CITY      :    DEVON
                   STATE/ZIP : PA  19333
    MORTGAGE AMOUNT :   444,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    444,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,180.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031456288     MORTGAGORS: SPENCE               MELVIN
                               SPENCE               JEAN
    REGION CODE    ADDRESS   : 215 217 COLMAN STREET
        01         CITY      :    NEW LONDON
                   STATE/ZIP : CT  06320
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     50,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       375.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 52.63100
    ----------------------------------------------------------------
0   0031457807     MORTGAGORS: MILLER               BARBARA
                               MILLER               CHARLES
    REGION CODE    ADDRESS   : 285 HATTERTOWN RD
        01         CITY      :    MONROE
                   STATE/ZIP : CT  06468
    MORTGAGE AMOUNT :   247,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031458078     MORTGAGORS: PHIPPS               JOHN
                               PHIPPS               NANCY
    REGION CODE    ADDRESS   : 421 WILSHIRE COURT
        01         CITY      :    VALPARAISO
                   STATE/ZIP : IN  46385
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,228.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 61.22000
    ----------------------------------------------------------------
0   0031458466     MORTGAGORS: LEON                 REBECCA
                               TAMAYO               MICHAEL
    REGION CODE    ADDRESS   : 5318 MAPLE VALLEY COURT
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  20120
    MORTGAGE AMOUNT :   248,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,191.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,301,300.00
                                P & I  AMT:      9,065.66
                                UPB AMT:   1,301,091.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031459639     MORTGAGORS: ERMOYAN              MIRA
                               ERMOYAN              EDWARD
    REGION CODE    ADDRESS   : 7062 SOUTH EUDORA STREET
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80122
    MORTGAGE AMOUNT :   132,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,904.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       934.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031459878     MORTGAGORS: BROTHMAN             MICHAEL

    REGION CODE    ADDRESS   : 6442 PEMBERTON DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75230
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,733.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.33300
    ----------------------------------------------------------------
0   0031459985     MORTGAGORS: JOHAL                SATINDERJEET
                               JOHAL                BALWINDER
    REGION CODE    ADDRESS   : 25529 CRESTFIELD DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   268,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,285.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.74100
    ----------------------------------------------------------------
0   0031460736     MORTGAGORS: BERRISFORD           NICHOLAS

    REGION CODE    ADDRESS   : 4273 LEBOURGET AVE
        01         CITY      :    CULVER CITY
                   STATE/ZIP : CA  90232
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,815.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,609.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460835     MORTGAGORS: CARVALHO             PETER
                               CARVALHO             BERNADETTE
    REGION CODE    ADDRESS   : 25228 JESMOND DENE HGHTS PLACE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92026
    MORTGAGE AMOUNT :   338,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,142.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,337.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,324,900.00
                                P & I  AMT:      9,107.78
                                UPB AMT:   1,323,881.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031462211     MORTGAGORS: SCHMALTZ             WILLIAM
                               SCHMALTZ             JOAN
    REGION CODE    ADDRESS   : 1730 DURRETT COVE
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30338
    MORTGAGE AMOUNT :   279,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031462591     MORTGAGORS: CARLILE              BRUCE
                               CARLILE              KATHLEEN
    REGION CODE    ADDRESS   : 14445 TRAILWIND ROAD
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,652.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,397.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031465149     MORTGAGORS: MEASOR               GRAHAME
                               MEASOR               MINHAR
    REGION CODE    ADDRESS   : 307 HACIENDA DRIVE
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,808.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.66600
    ----------------------------------------------------------------
0   0031465461     MORTGAGORS: SHUFF                STEVEN
                               SHUFF                JEANNE
    REGION CODE    ADDRESS   : 3374 WESTPORT COURT
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,618.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031467988     MORTGAGORS: COLLINS              DION
                               COLLINS              DEBORAH
    REGION CODE    ADDRESS   : 612 DEL RIO WAY
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92835
    MORTGAGE AMOUNT :   467,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,266.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,863,050.00
                                P & I  AMT:     13,022.43
                                UPB AMT:   1,862,320.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031468374     MORTGAGORS: KIM                  ANTOINETTE
                               PAEZ                 VICTOR
    REGION CODE    ADDRESS   : 6001 VALERIAN LANE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20852
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,789.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.00000
    ----------------------------------------------------------------
0   0031469042     MORTGAGORS: RIVITUSO             LOUIS
                               RIVITUSO             KATHLEEN
    REGION CODE    ADDRESS   : 709 PEACH TREE DRIVE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,386.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.93800
    ----------------------------------------------------------------
0   0031469448     MORTGAGORS: CLEMENTS             JOANNE
                               SPENCER              KAROLYN
    REGION CODE    ADDRESS   : 224 BUCKTHORN ROAD
        01         CITY      :    NEW CASTLE
                   STATE/ZIP : CO  81647
    MORTGAGE AMOUNT :   110,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    110,064.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       790.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 68.93700
    ----------------------------------------------------------------
0   0031470313     MORTGAGORS: MCGAHAN              MICHAEL
                               MCGAHAN              LESA
    REGION CODE    ADDRESS   : 7611 PALOMA COURT
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22153
    MORTGAGE AMOUNT :   202,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,467.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031470909     MORTGAGORS: DELFANI              MOHAMAD
                               DELFANI              SIOBHAN
    REGION CODE    ADDRESS   : 1109 ST. FRANCIS DRIVE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94518
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,363.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,549.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.79100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,177,850.00
                                P & I  AMT:      8,036.05
                                UPB AMT:   1,176,617.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031471329     MORTGAGORS: RICCI                MICHAEL
                               RICCI                JODY
    REGION CODE    ADDRESS   : 1 RED MAPLE DRIVE
        01         CITY      :    DOWNINGTOWN
                   STATE/ZIP : PA  19335
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,566.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031471840     MORTGAGORS: KUTYS                JOHN
                               KUTYS                MARY
    REGION CODE    ADDRESS   : 7 BIG WOODS DRIVE
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,049.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031472970     MORTGAGORS: LAVENDER             J.
                               LAVENDER             CAROLYN
    REGION CODE    ADDRESS   : 23100 CANZONET STREET
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,278.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031473549     MORTGAGORS: NORIEGA              MARK
                               NORIEGA              KAREN
    REGION CODE    ADDRESS   : 2742 ESSEX PLACE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,658.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031475304     MORTGAGORS: YDSTIE               JOHN
                               VREM                 MARYJO
    REGION CODE    ADDRESS   : 3608 TAYLOR STREET
        01         CITY      :    CHEVY CHASE
                   STATE/ZIP : MD  20815
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,726.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,370,750.00
                                P & I  AMT:      9,609.77
                                UPB AMT:   1,369,712.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031475312     MORTGAGORS: ZARO                 CHRISTOPHER
                               ZARO                 MEG
    REGION CODE    ADDRESS   : 72 CHESTERFIELD LANE
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,751.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 31.01800
    ----------------------------------------------------------------
0   0031476682     MORTGAGORS: ZAJAC                DONALD
                               ZAJAC                CYNTHIA
    REGION CODE    ADDRESS   : 201 NORTH GOLDEN BEACH DRIVE
        01         CITY      :    KEWADIN
                   STATE/ZIP : MI  49648
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 68.18181
    ----------------------------------------------------------------
0   0031477821     MORTGAGORS: LAWTON               CHRISTOPHER
                               LAWTON               MABEL
    REGION CODE    ADDRESS   : 3350 VERMONT PLACE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   333,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,741.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,301.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0031480700     MORTGAGORS: STOCKER              ERIC
                               STOCKER              LAURA
    REGION CODE    ADDRESS   : 2121 GROVE STREET
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,819.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,582.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031481021     MORTGAGORS: MONTGOMERY           DAVID
                               MONTGOMERY           ANN
    REGION CODE    ADDRESS   : 49A FLAT SWAMP ROAD
        01         CITY      :    NEWTOWN
                   STATE/ZIP : CT  06470
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,428.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.87100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,565,250.00
                                P & I  AMT:     10,625.85
                                UPB AMT:   1,564,059.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031482417     MORTGAGORS: FERRIGNO             BRUCE
                               FERRIGNO             SHARON
    REGION CODE    ADDRESS   : 10 HOP RANCH ROAD
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,666.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,566.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.24100
    ----------------------------------------------------------------
0   0031483001     MORTGAGORS: RODRIQUEZ            MARIA
                               RODRIQUEZ            JORGE
    REGION CODE    ADDRESS   : 215-33 49TH AVENUE
        01         CITY      :    BAYSIDE
                   STATE/ZIP : NY  11364
    MORTGAGE AMOUNT :   195,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    194,858.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,380.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 57.35200
    ----------------------------------------------------------------
0   0031483159     MORTGAGORS: SMITH                JAMES
                               PELOSI-SMITH         ROSE
    REGION CODE    ADDRESS   : 34 LOWERY LANE
        01         CITY      :    MENDHAM
                   STATE/ZIP : NJ  09745
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.72700
    ----------------------------------------------------------------
0   0031483464     MORTGAGORS: ELOWITZ              SCOTT

    REGION CODE    ADDRESS   : 4 LANGEVELD DRIVE
        01         CITY      :    FREEHOLD  TWP.
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   286,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,003.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.40000
    ----------------------------------------------------------------
0   0031484025     MORTGAGORS: MOTTOLA              JOHN
                               SANSON               EVANGELINA
    REGION CODE    ADDRESS   : 364 HAVERHILL STREET
        01         CITY      :    READING
                   STATE/ZIP : MA  01867
    MORTGAGE AMOUNT :   119,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    119,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       842.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 48.57100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,169,500.00
                                P & I  AMT:      8,174.80
                                UPB AMT:   1,169,025.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031484736     MORTGAGORS: STITH                GREGORY

    REGION CODE    ADDRESS   : 635 WATERSIDE WAY
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34242
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031486137     MORTGAGORS: GANNON               BRYAN

    REGION CODE    ADDRESS   : 2311 ERIE ST
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92110
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,555.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.89400
    ----------------------------------------------------------------
0   0031486426     MORTGAGORS: POLLOCK              BRUCE
                               POLLOCK              CAROL
    REGION CODE    ADDRESS   : 25 KING AVENUE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    511,237.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,579.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 44.52100
    ----------------------------------------------------------------
0   0031486970     MORTGAGORS: IEUTER               FREDERIC
                               IEUTER               SUSAN
    REGION CODE    ADDRESS   : 5113 IDYLWILD
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80301
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,780.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.77800
    ----------------------------------------------------------------
0   0031488208     MORTGAGORS: GIVNISH              JOHN
                               GIVNISH              KARA
    REGION CODE    ADDRESS   : 228 DEER PATH ROAD
        01         CITY      :    HUNTINGDON VALLEY
                   STATE/ZIP : PA  19006
    MORTGAGE AMOUNT :   514,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    513,627.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,638.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.90700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,984,000.00
                                P & I  AMT:     13,758.60
                                UPB AMT:   1,982,153.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031488968     MORTGAGORS: COLLINS              SCOTT
                               COLLINS              SHARON
    REGION CODE    ADDRESS   : 289 EAST ALEGRIA
        01         CITY      :    SIERRA MADRE
                   STATE/ZIP : CA  91024
    MORTGAGE AMOUNT :   439,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,236.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,812.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489164     MORTGAGORS: FEEHS                ROBERT
                               FEEHS                KIMBERLY
    REGION CODE    ADDRESS   : 5298 E. NICHOLS DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80122
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 86.20600
    ----------------------------------------------------------------
0   0031489289     MORTGAGORS: IRIZARRY             LUIS
                               PALACIOS             MAYRA
    REGION CODE    ADDRESS   : 1156 LELAND AVENUE
        01         CITY      :    BRONX
                   STATE/ZIP : NY  10472
    MORTGAGE AMOUNT :   209,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,461.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031489784     MORTGAGORS: NEAL                 TOM
                               NEAL                 KIMBERLY
    REGION CODE    ADDRESS   : 518 ADDY AVENUE
        01         CITY      :    PLACENTIA
                   STATE/ZIP : CA  92870
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,146.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 93.13700
    ----------------------------------------------------------------
0   0031489982     MORTGAGORS: LEE                  MITCHELL
                               LEE                  MICHELLE
    REGION CODE    ADDRESS   : 5966 JADE COURT
        01         CITY      :    CASTLE ROCK
                   STATE/ZIP : CO  80104
    MORTGAGE AMOUNT :   495,353.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,985.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,463.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,781,053.00
                                P & I  AMT:     12,160.54
                                UPB AMT:   1,779,368.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031490980     MORTGAGORS: THEOBALD             MARC
                               THEOBALD             EMILY
    REGION CODE    ADDRESS   : 743 EDGEMAR AVENUE
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   214,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,393.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,502.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.14500
    ----------------------------------------------------------------
0   0031492762     MORTGAGORS: DUNN                 TERRENCE
                               EMMONS               ELIZABETH
    REGION CODE    ADDRESS   : 528 MANOR RIDGE ROAD
        01         CITY      :    PELHAM MANOR
                   STATE/ZIP : NY  10803
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,759.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.02400
    ----------------------------------------------------------------
0   0031493109     MORTGAGORS: RUTHKOWSKI           ADAM
                               RUTHKOWSKI           ELIZABETH
    REGION CODE    ADDRESS   : 125 DAYTON ROAD
        01         CITY      :    SOUTHOLD
                   STATE/ZIP : NY  11971
    MORTGAGE AMOUNT :   133,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       945.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031494321     MORTGAGORS: TIGERMAN             GARY
                               TIGERMAN             WENDY
    REGION CODE    ADDRESS   : 3488 FLOYD TERRACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.94100
    ----------------------------------------------------------------
0   0031494735     MORTGAGORS: TAKAYESU             DAVID
                               TAKAYESU             KIMBERLY
    REGION CODE    ADDRESS   : 201 HARRISON STREET 103
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94105
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,811.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,588.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.70170
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,164,650.00
                                P & I  AMT:      8,154.87
                                UPB AMT:   1,163,564.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031495732     MORTGAGORS: PENSINGER            JOHN
                               PENSINGER            EILEEN
    REGION CODE    ADDRESS   : 4 STRATTON COURT
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   235,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031496722     MORTGAGORS: MCINTRYE             RALPH
                               MCINTRYE             JUDITH
    REGION CODE    ADDRESS   : 1908 GLENWOOD DRIVE
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   373,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,329.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,644.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031496870     MORTGAGORS: BROGAN               MICHAEL
                               BROGAN               JEAN
    REGION CODE    ADDRESS   : W2797 KNIEP ROAD
        01         CITY      :    ELK HORN
                   STATE/ZIP : WI  53121
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031497977     MORTGAGORS: JORDAN               SAMUEL
                               JORDAN               KIMERA
    REGION CODE    ADDRESS   : 2004 LANYARD POINTE CIRCLE
        01         CITY      :    LEAGUE CITY
                   STATE/ZIP : TX  77573
    MORTGAGE AMOUNT :   233,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,075.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,572.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031499312     MORTGAGORS: MOHSIN               MOBINA
                               MOHSIN               NIGHAT
    REGION CODE    ADDRESS   : 92 TAYLOR ROAD
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.13500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,387,250.00
                                P & I  AMT:     10,040.46
                                UPB AMT:   1,386,605.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031500218     MORTGAGORS: SCHICHTLE            DAVID
                               SCHICHTLE            WENDY
    REGION CODE    ADDRESS   : 215 MISSION HILL WAY
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80921
    MORTGAGE AMOUNT :   278,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,975.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031500457     MORTGAGORS: GONDEK               ELIZABETH
                               RILEY                MARY
    REGION CODE    ADDRESS   : 150 CONCORD AVENUE
        01         CITY      :    LEXINGTON,
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031501174     MORTGAGORS: SLATER               ARTHUR
                               SLATER               JEANNE
    REGION CODE    ADDRESS   : 596 WINDING RIVER ROAD
        01         CITY      :    BRICK
                   STATE/ZIP : NJ  08724
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,809.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031501315     MORTGAGORS: PARKS                DONALD
                               PARKS                SHARON
    REGION CODE    ADDRESS   : 630 TWIN ARCH LANE
        01         CITY      :    BRYN MAWR
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   700,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    700,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,598.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031501968     MORTGAGORS: CRUTCHER             RAYMOND
                               CRUTCHER             KATHLEEN
    REGION CODE    ADDRESS   : 6282 BARBADOS AVENUE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   269,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,925.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 82.92300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,793,900.00
                                P & I  AMT:     12,316.23
                                UPB AMT:   1,792,710.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031502230     MORTGAGORS: BACHERMAN            SCOTT
                               RYERSON              SUSAN
    REGION CODE    ADDRESS   : 99 BRIDLE TRAIL ROAD
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,270.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 63.10600
    ----------------------------------------------------------------
0   0031502727     MORTGAGORS: MILLER               GEORGE

    REGION CODE    ADDRESS   : 5000 ESTERO WAY
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   374,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,022.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,617.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.99300
    ----------------------------------------------------------------
0   0031504806     MORTGAGORS: YSLA                 RONALD
                               YSLA                 JESSICA
    REGION CODE    ADDRESS   : 1155 WHITEBRIDGE HILL RD
        01         CITY      :    WINNETKA
                   STATE/ZIP : IL  60093
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,600.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 41.93500
    ----------------------------------------------------------------
0   0031504830     MORTGAGORS: DIXON                KATHLEEN

    REGION CODE    ADDRESS   : 2991 STANSTEAD CIRCLE
        01         CITY      :    NORCROSS
                   STATE/ZIP : GA  30071
    MORTGAGE AMOUNT :   122,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,631.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       869.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 79.98698
    ----------------------------------------------------------------
0   0031505308     MORTGAGORS: FELGENHAUER          NEIL
                               FELGENHAUER          TERESA
    REGION CODE    ADDRESS   : 5497 GOLDENROD DRIVE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   330,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,110.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,338.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,127,550.00
                                P & I  AMT:     14,695.94
                                UPB AMT:   2,126,764.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031505928     MORTGAGORS: BASSETT              IRVING
                               BASSETT              SANDRA
    REGION CODE    ADDRESS   : 10001 LEAMOORE LANE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22181
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.67400
    ----------------------------------------------------------------
0   0031506165     MORTGAGORS: MEUSE                PAUL
                               MEUSE                THERESA
    REGION CODE    ADDRESS   : 6 BEVERLY ROAD
        01         CITY      :    BEDFORD
                   STATE/ZIP : MA  01730
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031506215     MORTGAGORS: BEGOS                DENNIS
                               BEGOS                DEBORAH
    REGION CODE    ADDRESS   : 6 WABANAKI WAY
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   341,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,473.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031506629     MORTGAGORS: DAVIS                JEFFREY
                               ROSEN                SANDRA
    REGION CODE    ADDRESS   : 344 BROOKLINE STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02158
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.83400
    ----------------------------------------------------------------
0   0031507130     MORTGAGORS: PHAM                 ANN
                               NGUYEN               LONG
    REGION CODE    ADDRESS   : 14020 ROSE LODGE PLACE
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  20151
    MORTGAGE AMOUNT :   291,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,165.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,599,200.00
                                P & I  AMT:     11,187.54
                                UPB AMT:   1,598,765.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031507221     MORTGAGORS: COWART               JOHN
                               COWART               LAWRENCE
    REGION CODE    ADDRESS   : 4242 GWYNNE AVENUE
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38117
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,000,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,164.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   015
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0031507379     MORTGAGORS: BETANCOURT           ROBERT
                               BETANCOURT           MARIA
    REGION CODE    ADDRESS   : 504 DUBLIN DRIVE
        01         CITY      :    DOWNINGTOWN
                   STATE/ZIP : PA  19335
    MORTGAGE AMOUNT :   231,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,522.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031507700     MORTGAGORS: MAGTOTO              JOSE
                               MAGTOTO              LILIA
    REGION CODE    ADDRESS   : 586 PASEO ROSAL
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   211,192.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,027.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,440.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031508633     MORTGAGORS: LEDDY                YVETTE

    REGION CODE    ADDRESS   : 1423 ROMAN DRIVE
        01         CITY      :    ROHNERT PARK
                   STATE/ZIP : CA  94928
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,661.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,473.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.54540
    ----------------------------------------------------------------
0   0031509508     MORTGAGORS: MCELVY               MICHAEL
                               MCELVY               ROBIN
    REGION CODE    ADDRESS   : 18390 DEL MONTE AVENUE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,087.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,018,992.00
                                P & I  AMT:     13,966.04
                                UPB AMT:   2,017,576.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031510266     MORTGAGORS: FILLO                STEPHEN

    REGION CODE    ADDRESS   : 22 CONISTON COURT
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   735,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    735,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,139.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031510514     MORTGAGORS: DOUCETTE             DANIEL
                               DOUCETTE             BONNIE
    REGION CODE    ADDRESS   : 219 RIVER RD
        01         CITY      :    W  NEWBURY
                   STATE/ZIP : MA  01985
    MORTGAGE AMOUNT :   356,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,430.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.96600
    ----------------------------------------------------------------
0   0031510555     MORTGAGORS: KRAMMER              KEVIN
                               KRAMMER              PATRICIA
    REGION CODE    ADDRESS   : 14 GREAT WOOD LANE
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,480.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031510795     MORTGAGORS: KUBLER               MARY JANE
                               WIRKA                JOSEPH
    REGION CODE    ADDRESS   : 95 CREST ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   422,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,950.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031511488     MORTGAGORS: RICHARDSON           RAUL
                               RICHARDSON           LISA
    REGION CODE    ADDRESS   : 806 SOUTH FREMONT STREET
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,810.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.95400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,248,250.00
                                P & I  AMT:     15,783.51
                                UPB AMT:   2,248,060.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031511793     MORTGAGORS: BINDBEUTEL           DANIEL
                               BINDBEUTEL           SARAH
    REGION CODE    ADDRESS   : 3901 WINTERSET DRIVE
        01         CITY      :    ANNANDALE
                   STATE/ZIP : VA  22003
    MORTGAGE AMOUNT :   210,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,417.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031512809     MORTGAGORS: VALLEJO              ADAM
                               VALLEJO              HELEN
    REGION CODE    ADDRESS   : 8665 RAINTREE DRIVE
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90605
    MORTGAGE AMOUNT :   341,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,733.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,326.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.95200
    ----------------------------------------------------------------
0   0031512916     MORTGAGORS: SINACORI             STEPHEN
                               SINACORI             LINDA
    REGION CODE    ADDRESS   : 19 POND VIEW LANE
        01         CITY      :    OSSINING
                   STATE/ZIP : NY  10562
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.07300
    ----------------------------------------------------------------
0   0031513054     MORTGAGORS: ULMER                DAVID
                               ULMER                CHRISTINE
    REGION CODE    ADDRESS   : 61 KETTLE HOLE ROAD
        01         CITY      :    BOLTON
                   STATE/ZIP : MA  01740
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 52.13100
    ----------------------------------------------------------------
0   0031513468     MORTGAGORS: BERES                RICHARD
                               BERES                GRETCHEN
    REGION CODE    ADDRESS   : 5426 CENTRAL AVENUE
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,819.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.82400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,373,400.00
                                P & I  AMT:      9,374.37
                                UPB AMT:   1,372,953.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031515315     MORTGAGORS: THOMPSON             RICK
                               THOMPSON             VALENCIA
    REGION CODE    ADDRESS   : 24256 VIA SANTA CLARA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,462.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.14000
    ----------------------------------------------------------------
0   0031515489     MORTGAGORS: OSE                  SCOTT
                               OSE                  AIMEE
    REGION CODE    ADDRESS   : 3730 REFLECTIONS DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,797.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031515505     MORTGAGORS: SPURLOCK             D.
                               SPURLOCK             BEVERLY
    REGION CODE    ADDRESS   : 11039 SOUTH 163RD STREET
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85296
    MORTGAGE AMOUNT :   367,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,635.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.12700
    ----------------------------------------------------------------
0   0031515869     MORTGAGORS: CALDARONE            ANTHONY
                               CALDARONE            MARY
    REGION CODE    ADDRESS   : 26 CORAL REEF
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,574.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,826.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.27000
    ----------------------------------------------------------------
0   0031515901     MORTGAGORS: LURZ                 JAMES
                               LURZ                 ROBIN
    REGION CODE    ADDRESS   : 3815 MAYBERRY AVENUE
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21206
    MORTGAGE AMOUNT :    64,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     64,761.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       504.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,588,650.00
                                P & I  AMT:     11,480.41
                                UPB AMT:   1,587,446.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031516339     MORTGAGORS: MONTAGNA             VINCENT
                               MONTAGNA             THERESA
    REGION CODE    ADDRESS   : 13401 CAMBRIA FARMS ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : MD  21131
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031516388     MORTGAGORS: HART                 STEPHEN
                               HART                 JENNIFER
    REGION CODE    ADDRESS   : 72 ANNURSNAC HILL ROAD
        01         CITY      :    CONCORD
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.48680
    ----------------------------------------------------------------
0   0031516511     MORTGAGORS: HARRELL              WADDELL
                               HARRELL              BRENDA
    REGION CODE    ADDRESS   : 5233 REYNIER AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90056
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.04760
    ----------------------------------------------------------------
0   0031516750     MORTGAGORS: CROSBY               JOHN
                               CROSBY               LORI
    REGION CODE    ADDRESS   : 230 NEW CANAAN AVENUE, UNIT 30
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06850
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,726.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------
0   0031517733     MORTGAGORS: BOSLEY               NANCY

    REGION CODE    ADDRESS   : 16 OLD CASTLE DRIVE
        01         CITY      :    NEWTOWN
                   STATE/ZIP : CT  06470
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.41573
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,615,000.00
                                P & I  AMT:     11,129.21
                                UPB AMT:   1,614,792.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031517758     MORTGAGORS: KALNA                RONALD
                               KALNA                MARY
    REGION CODE    ADDRESS   : 4000 BLUE SPRUCE ROAD
        01         CITY      :    RENO
                   STATE/ZIP : NV  89511
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,511.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031517774     MORTGAGORS: LAUNCHBAUGH          JOEL
                               LAUNCHBAUGH          KIMBERLY
    REGION CODE    ADDRESS   : 239 NORTH MAY AVENUE
        01         CITY      :    MONROVIA
                   STATE/ZIP : CA  91016
    MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,222.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031518186     MORTGAGORS: LASKA                THOMAS
                               LASKA                MARY
    REGION CODE    ADDRESS   : 5550 STATE ROAD AJ
        01         CITY      :    WASHINGTON
                   STATE/ZIP : MO  63090
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,384.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.36500
    ----------------------------------------------------------------
0   0031519762     MORTGAGORS: BROGAN               MARK
                               SEGUI                LISA
    REGION CODE    ADDRESS   : 305 EXETER ROAD
        01         CITY      :    EASTTOWN
                   STATE/ZIP : PA  19333
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,471.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031519853     MORTGAGORS: MURRAY               ALAN

    REGION CODE    ADDRESS   : 3402 EAST MISSION LANE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85028
    MORTGAGE AMOUNT :   301,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,531.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.43700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,345,150.00
                                P & I  AMT:      9,260.62
                                UPB AMT:   1,343,650.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031520786     MORTGAGORS: DAVIS                JAMES
                               DAVIS                VICTORIA
    REGION CODE    ADDRESS   : 995 BUCHAN DRIVE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521040     MORTGAGORS: TRIGUBOFF            KEIKO

    REGION CODE    ADDRESS   : 158-60 MISSOURI STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94107
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,767.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031521073     MORTGAGORS: SENDER               JOEL

    REGION CODE    ADDRESS   : 4427 DOUGLAS AVENUE
        01         CITY      :    RIVERDALE
                   STATE/ZIP : NY  10471
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,680.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.04000
    ----------------------------------------------------------------
0   0031521164     MORTGAGORS: ROSSI                MICHAEL
                               LILIE                JESSICA
    REGION CODE    ADDRESS   : 1413 CAROLINE STREET
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,666.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031521735     MORTGAGORS: MANDAC               BENJAMIN
                               MANDAC               BRENDA
    REGION CODE    ADDRESS   : 1558 GUADALAJARA DRIVE
        01         CITY      :    SAN JOSE,
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.15780
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,615,500.00
                                P & I  AMT:     11,384.52
                                UPB AMT:   1,612,642.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031522360     MORTGAGORS: DONLEY               BRIAN
                               DONLEY               ELIZABETH
    REGION CODE    ADDRESS   : 39 LIDO BOULEVARD
        01         CITY      :    LIDO BEACH
                   STATE/ZIP : NY  11561
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031523145     MORTGAGORS: BARNETT              JUDITH

    REGION CODE    ADDRESS   : 4373 EMBASSY PARK
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,833.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,566.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031524903     MORTGAGORS: HAYNES               D
                               HAYNES               CINDY
    REGION CODE    ADDRESS   : 4766 TURNBERRY LANE
        01         CITY      :    COLUMBUS
                   STATE/ZIP : GA  31909
    MORTGAGE AMOUNT :   252,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,723.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031525041     MORTGAGORS: RITCHIE              MARGIT

    REGION CODE    ADDRESS   : 214 ROOSEVELT WAY
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   213,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,337.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,474.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031525371     MORTGAGORS: LEONIAK              STACEY
                               LEONIAK              JOHN
    REGION CODE    ADDRESS   : 1 LAVENDER DRIVE
        01         CITY      :    PISCATAWAY
                   STATE/ZIP : NJ  08854
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 87.77900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,183,800.00
                                P & I  AMT:      8,152.11
                                UPB AMT:   1,183,471.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031525496     MORTGAGORS: WEISBERG             IRA
                               WEISBERG             SHERRY
    REGION CODE    ADDRESS   : 4837 HANGING MOSS LANE
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34238
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.06600
    ----------------------------------------------------------------
0   0031525959     MORTGAGORS: WOODS                DALE
                               WOODS                MARGARET
    REGION CODE    ADDRESS   : 8 BACORN DR
        01         CITY      :    RARITAN TOWNSHIP
                   STATE/ZIP : NJ  08822
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,822.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.93600
    ----------------------------------------------------------------
0   0031525967     MORTGAGORS: HAMM                 JOANN

    REGION CODE    ADDRESS   : 654 KATHY LANE
        01         CITY      :    SCHAUMBURG
                   STATE/ZIP : IL  60193
    MORTGAGE AMOUNT :   309,944.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,719.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,193.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031526007     MORTGAGORS: PADILLA              JOHN
                               BERNABE              REGINA
    REGION CODE    ADDRESS   : 20805 CHATEAU AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.85500
    ----------------------------------------------------------------
0   0031526288     MORTGAGORS: ROMANIOUK            OLEG
                               ROMANIOUK            TATIANA
    REGION CODE    ADDRESS   : 44 A & B THATCHER ROAD
        01         CITY      :    SOUTH YARMOUTH
                   STATE/ZIP : MA  02664
    MORTGAGE AMOUNT :    81,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     81,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       600.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,241,844.00
                                P & I  AMT:      8,751.89
                                UPB AMT:   1,241,442.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031526585     MORTGAGORS: MCCARTHY             PAMELA

    REGION CODE    ADDRESS   : 2300 BROOKSIDE DRIVE
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30076
    MORTGAGE AMOUNT :   305,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,058.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0031527104     MORTGAGORS: PERICH               LOUIS
                               PERICH               MARY ELLEN
    REGION CODE    ADDRESS   : 4 WALLACE CIRCLE
        01         CITY      :    LONDONDERRY
                   STATE/ZIP : NH  03053
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,768.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031527146     MORTGAGORS: YASI                 DANIEL

    REGION CODE    ADDRESS   : 4 SEVILLA ROAD
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   256,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,109.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,792.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.19400
    ----------------------------------------------------------------
0   0031527484     MORTGAGORS: TIBBOT               ROGER
                               TIBBOT               KIRSTIN
    REGION CODE    ADDRESS   : 3334 259TH PLACE S. E.
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   359,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.77800
    ----------------------------------------------------------------
0   0031527658     MORTGAGORS: TAYLOR               SUE
                               TAYLOR               MARK
    REGION CODE    ADDRESS   : 180 SHERIDAN MILL POINT LANE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30342
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.27900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,673,750.00
                                P & I  AMT:     11,451.70
                                UPB AMT:   1,673,328.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031528045     MORTGAGORS: ZEHMER               JAMES
                               ZEHMER               PRISCILLA
    REGION CODE    ADDRESS   : 3132 QUAIL RUN ROAD
        01         CITY      :    LOS ALAMITOS AREA
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   276,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,956.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031528433     MORTGAGORS: EMSWILER             THOMAS
                               EMSWILER             SUSAN
    REGION CODE    ADDRESS   : 13313 VIRGINIA WILLOW DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,182.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.29500
    ----------------------------------------------------------------
0   0031528649     MORTGAGORS: MODICA               VINCENT
                               MODICA               JUDITH
    REGION CODE    ADDRESS   : 2505 SILVER SPUR COURT
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,170.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.71400
    ----------------------------------------------------------------
0   0031528730     MORTGAGORS: MATTEIS              RAY
                               MATTEIS              LESLIE
    REGION CODE    ADDRESS   : 207 KINGSBURY DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.22900
    ----------------------------------------------------------------
0   0031530371     MORTGAGORS: JOHNSON              RICHARD
                               RAMEY                SUSAN
    REGION CODE    ADDRESS   : 6 TREETOPS LANE
        01         CITY      :    DANVERS
                   STATE/ZIP : MA  01923
    MORTGAGE AMOUNT :   434,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,892.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,428,200.00
                                P & I  AMT:     10,009.79
                                UPB AMT:   1,427,993.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031530470     MORTGAGORS: ZORNOW               EILEEN

    REGION CODE    ADDRESS   : 15 BANTRY RD
        01         CITY      :    SOUTHBORO
                   STATE/ZIP : MA  01772
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.91700
    ----------------------------------------------------------------
0   0031530645     MORTGAGORS: SPROEHNLE            JOHN
                               SPROEHNLE            JEAN
    REGION CODE    ADDRESS   : 1840 APACHE COURT
        01         CITY      :    OLYMPIC VALLEY
                   STATE/ZIP : CA  96146
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,816.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.46500
    ----------------------------------------------------------------
0   0031530884     MORTGAGORS: PHILLIPS             KENT
                               PHILLIPS             TINA
    REGION CODE    ADDRESS   : 5819 N GRAND OAK DRIVE
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : MO  65803
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.59100
    ----------------------------------------------------------------
0   0031531288     MORTGAGORS: WHITE                JAMES
                               WHITE                JANIS
    REGION CODE    ADDRESS   : 604 11TH STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   406,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,990.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,806.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.88900
    ----------------------------------------------------------------
0   0031531452     MORTGAGORS: CIMINO               CHRISTOPHER
                               CIMINO               NANCY
    REGION CODE    ADDRESS   : 56 PARK KNOLL DRIVE
        01         CITY      :    EAST BRUNSWICK
                   STATE/ZIP : NJ  08816
    MORTGAGE AMOUNT :   253,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,772.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.59300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,501,850.00
                                P & I  AMT:     10,534.94
                                UPB AMT:   1,501,357.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031531478     MORTGAGORS: SCOTT                MARIE

    REGION CODE    ADDRESS   : 27 DORCHESTER DRIVE
        01         CITY      :    BASKING RIDGE
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   235,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98500
    ----------------------------------------------------------------
0   0031531528     MORTGAGORS: MARLOWE              KENT
                               MARLOWE              ANN
    REGION CODE    ADDRESS   : 2255 N. TUWEAP  #38
        01         CITY      :    ST. GEORGE
                   STATE/ZIP : UT  84770
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031531668     MORTGAGORS: GREENSPAN            WILLIAM
                               GREENSPAN            KATHLEEN
    REGION CODE    ADDRESS   : 24 WEST SAN JUAN AVENUE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85013
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.42500
    ----------------------------------------------------------------
0   0031531783     MORTGAGORS: MATTEUCCI            DAVID
                               MATTEUCCI            EILEEN
    REGION CODE    ADDRESS   : 901 OWHANEE COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,410.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.97500
    ----------------------------------------------------------------
0   0031532427     MORTGAGORS: CARTWRIGHT           SCOTT
                               CARTWRIGHT           VICTORIA
    REGION CODE    ADDRESS   : 5550 - 30TH AVENUE NORTHEAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98105
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,803.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.75000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,562,700.00
                                P & I  AMT:     10,747.06
                                UPB AMT:   1,562,503.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031532484     MORTGAGORS: RILEY                JAMES
                               RILEY                CHRISTINE
    REGION CODE    ADDRESS   : 127 BROWNING LANE
        01         CITY      :    ROSEMONT
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,334.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031532542     MORTGAGORS: HANZAWA              KENNETH
                               HANZAWA              MARILYN
    REGION CODE    ADDRESS   : 4606 242ND AVENUE SOUTHEAST
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,784.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.59700
    ----------------------------------------------------------------
0   0031533144     MORTGAGORS: EPSTEIN              DANIEL
                               EPSTEIN              LISA
    REGION CODE    ADDRESS   : 779 BYRNWYCK ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30319
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,250.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031533367     MORTGAGORS: SCHWANBECK           TORSTEN

    REGION CODE    ADDRESS   : 145 CARLTON LANE
        01         CITY      :    NORTH ANDOVER
                   STATE/ZIP : MA  01845
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.88600
    ----------------------------------------------------------------
0   0031533656     MORTGAGORS: KENNEALLY            DENNIS
                               KENNEALLY            LOIS
    REGION CODE    ADDRESS   : 6470 BRYNWOOD WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,758.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.31300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,588,000.00
                                P & I  AMT:     10,741.95
                                UPB AMT:   1,587,543.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031534670     MORTGAGORS: FISHBEIN             KENNETH
                               FISHBEIN             DEBRA
    REGION CODE    ADDRESS   : 515 KELBOURN ROAD
        01         CITY      :    DEERFIELD
                   STATE/ZIP : IL  60015
    MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031534712     MORTGAGORS: KRAUS                CARL
                               KRAUS                KATHLEEN
    REGION CODE    ADDRESS   : 25 POST RUN, LOT 13
        01         CITY      :    NEWTON SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,182.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031535222     MORTGAGORS: DACK                 LE ROY
                               DACK                 LOIS
    REGION CODE    ADDRESS   : 5736 FOX COURT
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91701
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,804.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,059.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.80800
    ----------------------------------------------------------------
0   0031535263     MORTGAGORS: LASKOWSKI            LAURENCE
                               LASKOWSKI            KATHERINE
    REGION CODE    ADDRESS   : 5865 MORGAN PLACE
        01         CITY      :    LOOMIS
                   STATE/ZIP : CA  95650
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,767.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,032.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.49400
    ----------------------------------------------------------------
0   0031535396     MORTGAGORS: FOOTE                JOHN
                               FOOTE                DURCILLA
    REGION CODE    ADDRESS   : 1135 GLEN ROAD
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   575,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    574,540.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,873.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.55200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,693,800.00
                                P & I  AMT:     11,694.90
                                UPB AMT:   1,692,694.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031535511     MORTGAGORS: GRAZIANO             VANESSA
                               O'GRADY              KEVIN
    REGION CODE    ADDRESS   : 805 JACKSON STREET
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95050
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,811.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,588.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.70175
    ----------------------------------------------------------------
0   0031535693     MORTGAGORS: CEA                  GUILLERMO
                               CEA                  M MARTA
    REGION CODE    ADDRESS   : 1035 SALISBURY COURT
        01         CITY      :    LA CANADA  FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,725.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031536006     MORTGAGORS: GUNDERMAN            JOHN
                               GUNDERMAN            JUDY
    REGION CODE    ADDRESS   : 5934 BLACKBERRY BRIDGE PTH
        01         CITY      :    INVER GROVE HEIGHTS
                   STATE/ZIP : MN  55077
    MORTGAGE AMOUNT :   310,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,115.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 57.43500
    ----------------------------------------------------------------
0   0031536071     MORTGAGORS: CORNWALL             DAVID
                               CORNWALL             PATRICIA
    REGION CODE    ADDRESS   : 4466 E. VIA LOS CABALLOS
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85028
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.00000
    ----------------------------------------------------------------
0   0031536378     MORTGAGORS: KING                 D
                               KING                 REBECCA
    REGION CODE    ADDRESS   : 30 STRATFORD ROAD
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.26400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,529,300.00
                                P & I  AMT:     10,498.45
                                UPB AMT:   1,528,687.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031536394     MORTGAGORS: JOHNSON              N.
                               JOHNSON              JUNG-SOOK
    REGION CODE    ADDRESS   : 2601 ABERDEEN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90027
    MORTGAGE AMOUNT :   527,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    527,067.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,509.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 55.52631
    ----------------------------------------------------------------
0   0031536527     MORTGAGORS: HAMAMCHIAN           ARDASH
                               HAMAMCHIAN           MARINA
    REGION CODE    ADDRESS   : 430 ANDOVER DRIVE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91504
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,608.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,472.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 76.94915
    ----------------------------------------------------------------
0   0031537764     MORTGAGORS: LUTHER               RICHARD
                               LUTHER               VIRGINIA
    REGION CODE    ADDRESS   : 85 PHILLIPS BEACH AVENUE
        01         CITY      :    SWAMPSCOTT
                   STATE/ZIP : MA  01907
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    470,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,286.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.33300
    ----------------------------------------------------------------
0   0031538200     MORTGAGORS: ZHOU                 PU
                               PAN                  YUAN
    REGION CODE    ADDRESS   : 17838 STEADING ROAD
        01         CITY      :    EDEN PRAIRIE
                   STATE/ZIP : MN  55347
    MORTGAGE AMOUNT :   272,225.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,225.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,903.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.97600
    ----------------------------------------------------------------
0   0031538416     MORTGAGORS: SEGAL                RICHARD
                               SEGAL                SHEILA
    REGION CODE    ADDRESS   : 3 GRANADA WAY
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,784,725.00
                                P & I  AMT:     12,136.22
                                UPB AMT:   1,783,900.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031538507     MORTGAGORS: YOUNG                GEORGE
                               YOUNG                ANN
    REGION CODE    ADDRESS   : 842-844 31ST AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   409,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,703.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,894.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.50400
    ----------------------------------------------------------------
0   0031538655     MORTGAGORS: NAGEL                ANDREA
                               NAGEL                HARALD
    REGION CODE    ADDRESS   : 50-27 212TH STREET
        01         CITY      :    BAYSIDE
                   STATE/ZIP : NY  11361
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,572.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031538911     MORTGAGORS: MAYER                WILLIAM
                               MAYER                KATHLEEN
    REGION CODE    ADDRESS   : 8 TURLEY COURT
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,903.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.61400
    ----------------------------------------------------------------
0   0031539109     MORTGAGORS: SHANKIN              STEVEN
                               SHANKIN              ANNMARIE
    REGION CODE    ADDRESS   : 41 RANCHER PLACE,
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : NY  11743
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,998.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031539216     MORTGAGORS: SMITH                ROBERT
                               ORSI                 MARJORIE
    REGION CODE    ADDRESS   : 25370 GOLD HILLS DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   289,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,362.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,926.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,508,350.00
                                P & I  AMT:     10,527.24
                                UPB AMT:   1,507,638.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031539919     MORTGAGORS: TASKER               CHRISTOPHER

    REGION CODE    ADDRESS   : 36 LATIMER PLACE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   259,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,997.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031539927     MORTGAGORS: MILLIGAN             VICTOR
                               MCCONNELL            LISA
    REGION CODE    ADDRESS   : 2696 MATTOX CREEK DRIVE
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   271,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0031539992     MORTGAGORS: JOHNSON              ROBERT
                               JOHNSON              JENNIFER
    REGION CODE    ADDRESS   : 2325 SOUTH HAMPTON CIRCLE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95401
    MORTGAGE AMOUNT :   169,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    169,341.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,171.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031540255     MORTGAGORS: SLATER               DANIEL
                               SLATER               LAUREL
    REGION CODE    ADDRESS   : 4966 CORLITA COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92122
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031540339     MORTGAGORS: MORBIDELLI           ROBERT
                               MORBIDELLI           NOEL
    REGION CODE    ADDRESS   : 3899 BLACKSTONE COURT
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,715.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,398.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,364,250.00
                                P & I  AMT:      9,297.60
                                UPB AMT:   1,363,504.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031540495     MORTGAGORS: TENORIO              RENATO
                               TENORIO              SIMEONA
    REGION CODE    ADDRESS   : 12284 GINSTAR COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,774.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031540651     MORTGAGORS: MONSOUR              WALTER
                               MONSOUR              MARY ANN
    REGION CODE    ADDRESS   : 7022 RICHARDS DRIVE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70809
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    540,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,638.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031540818     MORTGAGORS: MEEKMA               THEODORE

    REGION CODE    ADDRESS   : 3127 BAYSHORE ROAD
        01         CITY      :    SAROSOTA
                   STATE/ZIP : FL  34234
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031541584     MORTGAGORS: KASSOWER             EILEEN
                               JENSEN               LISA
    REGION CODE    ADDRESS   : 42 COBLEIGH ROAD
        01         CITY      :    BOXBOROUGH,
                   STATE/ZIP : MA  01719
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.39400
    ----------------------------------------------------------------
0   0031541923     MORTGAGORS: HIRSCHFELD           THOMAS
                               HIRSCHFELD           JULIE
    REGION CODE    ADDRESS   : 60 SOUTH MOUNTAIN ROAD
        01         CITY      :    NEW CITY
                   STATE/ZIP : NY  10956
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,941,000.00
                                P & I  AMT:     13,475.03
                                UPB AMT:   1,940,774.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031542335     MORTGAGORS: MACDONALD            NORMAN
                               MACDONALD            PETER
    REGION CODE    ADDRESS   : 58 WAUWINET ROAD
        01         CITY      :    NANTUCKET
                   STATE/ZIP : MA  02564
    MORTGAGE AMOUNT :   314,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,276.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.77700
    ----------------------------------------------------------------
0   0031542715     MORTGAGORS: KAPLAN               HATTIE
                               PAPISH               STEVEN
    REGION CODE    ADDRESS   : 138 CAPTAINS DRIVE
        01         CITY      :    WESTBROOK,
                   STATE/ZIP : CT  06498
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 56.81800
    ----------------------------------------------------------------
0   0031542954     MORTGAGORS: ABTS                 THERESA
                               REESE                LINDEE
    REGION CODE    ADDRESS   : 460 EUCALYPTUS AVENUE
        01         CITY      :    COTATI
                   STATE/ZIP : CA  94931
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    200,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,381.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031543226     MORTGAGORS: MYERS                DENNIS
                               MYERS                SARAH
    REGION CODE    ADDRESS   : 4272 NORTH CEDARPINE
        01         CITY      :    MOORPARK
                   STATE/ZIP : CA  93021
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,302.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.76000
    ----------------------------------------------------------------
0   0031543457     MORTGAGORS: CANELO               VINCENT
                               CANELO               INGRID
    REGION CODE    ADDRESS   : 1519 SAN RAMON WAY
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,790.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.86200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,535,500.00
                                P & I  AMT:     10,843.50
                                UPB AMT:   1,535,093.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031543721     MORTGAGORS: WALLACE              THOMAS
                               WALLACE              ANGELA
    REGION CODE    ADDRESS   : 12777 MISTY CREEK LANE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.58200
    ----------------------------------------------------------------
0   0031544240     MORTGAGORS: SCHEMEL              ROBERT
                               SCHEMEL              NANCY
    REGION CODE    ADDRESS   : 11729 SILVERGATE DRIVE
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   206,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,254.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,478.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031544976     MORTGAGORS: HUBEISHY             KHALID
                               SEBAI                RANA
    REGION CODE    ADDRESS   : 1 TENBURY  WAY
        01         CITY      :    TOWN OF PERINTON
                   STATE/ZIP : NY  14450
    MORTGAGE AMOUNT :   258,875.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,875.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031545205     MORTGAGORS: SATO                 DENICE

    REGION CODE    ADDRESS   : 402 GALLERIA DRIVE #4
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95134
    MORTGAGE AMOUNT :   217,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,199.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,577.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031545452     MORTGAGORS: POSLUNS              JOEL
                               FLITTON              MARILYN
    REGION CODE    ADDRESS   : 17 ECHO COURT
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,561.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,227,775.00
                                P & I  AMT:      8,516.84
                                UPB AMT:   1,226,890.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031545791     MORTGAGORS: SCHWARTZ             WILLIAM
                               KIOVSKY              ELIZABETH
    REGION CODE    ADDRESS   : 2471 SOUTH MILWAUKEE STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80210
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------
0   0031546476     MORTGAGORS: YOUNGER              WILLIAM
                               YOUNGER              LISA
    REGION CODE    ADDRESS   : 1746 LAKE STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031547565     MORTGAGORS: NORTHOVER            JOHN
                               DENTON               JULIE
    REGION CODE    ADDRESS   : 4831 RIDING RIDGE ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   434,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    433,661.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,960.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99400
    ----------------------------------------------------------------
0   0031547771     MORTGAGORS: AZARMAHAN            ROYA

    REGION CODE    ADDRESS   : 3505 CAMBRAY WAY
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22042
    MORTGAGE AMOUNT :   298,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,278.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
0   0031547862     MORTGAGORS: SCHUMACHER           ERICK

    REGION CODE    ADDRESS   : 4249 WOODCLIFF ROAD
        01         CITY      :    SHERMAN OAKS AREA
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.17500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,810,500.00
                                P & I  AMT:     12,344.34
                                UPB AMT:   1,809,627.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031548183     MORTGAGORS: TOMBERLIN            MARK
                               TOMBERLIN            CHRISTINE
    REGION CODE    ADDRESS   : 26192 BRIDLEWOOD DRIVE
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,434.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.22200
    ----------------------------------------------------------------
0   0031548282     MORTGAGORS: JOHNSON              CAROL

    REGION CODE    ADDRESS   : 11 ORCHARD CIRCLE
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : MA  01945
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,755.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031548340     MORTGAGORS: STURGEON             JESS
                               STURGEON             BARBARA
    REGION CODE    ADDRESS   : 1815 SAMAR DRIVE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,802.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.82200
    ----------------------------------------------------------------
0   0031548522     MORTGAGORS: BLOCK                ILENE
                               GORMAN               MELISSA
    REGION CODE    ADDRESS   : 491 18TH STREET
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11215
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,830.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031548662     MORTGAGORS: ZHANG                HONG
                               ZHANG                TONG
    REGION CODE    ADDRESS   : 2418 ROBERT ROAD
        01         CITY      :    ROWLAND HEIGHTS AREA
                   STATE/ZIP : CA  91748
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,840.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.42200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,767,000.00
                                P & I  AMT:     12,443.59
                                UPB AMT:   1,766,473.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031548977     MORTGAGORS: CHON                 CHAE
                               CHON                 IN
    REGION CODE    ADDRESS   : 4537 LITTLETON PLACE
        01         CITY      :    LA CANADA-FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   393,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,715.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.60000
    ----------------------------------------------------------------
0   0031549462     MORTGAGORS: SUMMERS              BARBARA

    REGION CODE    ADDRESS   : 5634 RUTHERGLENN DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77096
    MORTGAGE AMOUNT :   169,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    169,117.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,154.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031549512     MORTGAGORS: JOHNSON              SANDY

    REGION CODE    ADDRESS   : 1515 LEWISTON AVENUE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,732.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,256.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.82100
    ----------------------------------------------------------------
0   0031550304     MORTGAGORS: APPLE                GARY
                               FARNSWORTH           DENISE
    REGION CODE    ADDRESS   : 3755 OLD COBBLE ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92111
    MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,915.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031550320     MORTGAGORS: BROWN                NEAL

    REGION CODE    ADDRESS   : 5390 YEAGER ROAD
        01         CITY      :    DOUGLASVILLE
                   STATE/ZIP : GA  30135
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,722.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,717.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,523,350.00
                                P & I  AMT:     10,583.23
                                UPB AMT:   1,522,203.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031550809     MORTGAGORS: DOOHAN               PATRICK
                               DOOHAN               BARBARA
    REGION CODE    ADDRESS   : 25130 CENTURY OAKS CIRCLE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   393,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,719.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,582.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 89.98300
    ----------------------------------------------------------------
0   0031550908     MORTGAGORS: ADAMS                THOMAS
                               BELL                 ERIN
    REGION CODE    ADDRESS   : 12 STEDMAN STREET #2
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.07400
    ----------------------------------------------------------------
0   0031551732     MORTGAGORS: POLLARD              BILLY
                               POLLARD              NANCY
    REGION CODE    ADDRESS   : 11895 NORTH TOMAHAWK ROAD
        01         CITY      :    PARKER
                   STATE/ZIP : CO  80138
    MORTGAGE AMOUNT :   278,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,188.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031552136     MORTGAGORS: GROVES-BLOOMQUIST    PAUL

    REGION CODE    ADDRESS   : 9869 WINDSOR TERRACE
        01         CITY      :    EDEN PRAIRIE
                   STATE/ZIP : MN  55347
    MORTGAGE AMOUNT :   281,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------
0   0031552458     MORTGAGORS: CURTIS               SPENCER
                               CURTIS               JEANINE
    REGION CODE    ADDRESS   : 4122 E MC CLELLAN ROAD, #1
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85205
    MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,525,600.00
                                P & I  AMT:     10,492.33
                                UPB AMT:   1,525,057.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031552656     MORTGAGORS: KERR                 CHARLES
                               KERR                 CHANTAL
    REGION CODE    ADDRESS   : 22043 EAST ROUNDUP DRIVE
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,829.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.46100
    ----------------------------------------------------------------
0   0031552672     MORTGAGORS: MAC QUARRIE          MICHAEL
                               MAC QUARRIE          ANNIKA
    REGION CODE    ADDRESS   : 13755 DONNER PASS RD
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   458,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    457,850.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,284.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.77700
    ----------------------------------------------------------------
0   0031552680     MORTGAGORS: EAKIN                KARL
                               EAKIN                JEANNE
    REGION CODE    ADDRESS   : 5021 FRANCIS AVENUE
        01         CITY      :    CITY OF CHINO
                   STATE/ZIP : CA  91710
    MORTGAGE AMOUNT :   133,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,906.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       952.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.20500
    ----------------------------------------------------------------
0   0031552722     MORTGAGORS: FRACISCO             PATRICK
                               FRACISCO             COLLETTE
    REGION CODE    ADDRESS   : 3005 CALLE DE LA MESA
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,521.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.11900
    ----------------------------------------------------------------
0   0031553035     MORTGAGORS: JARDIN               SHARON

    REGION CODE    ADDRESS   : 3101 E 2ND ST #1C
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :    92,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,848.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       612.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,231,500.00
                                P & I  AMT:      8,670.84
                                UPB AMT:   1,229,955.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031553050     MORTGAGORS: YOUNG                ROBERT
                               DELONG               MARY
    REGION CODE    ADDRESS   : 180 SOUTH STREET
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.39000
    ----------------------------------------------------------------
0   0031554033     MORTGAGORS: WESTWELL             GILBERT
                               WESTWELL             LEE
    REGION CODE    ADDRESS   : 79-555  MANDARINA
        01         CITY      :    LA QUINTA
                   STATE/ZIP : CA  92253
    MORTGAGE AMOUNT :   308,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,373.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,239.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.20000
    ----------------------------------------------------------------
0   0031554652     MORTGAGORS: SPRELLA              MARIE

    REGION CODE    ADDRESS   : 17 GROSUNOR COURT
        01         CITY      :    JACKSON
                   STATE/ZIP : NJ  08527
    MORTGAGE AMOUNT :    87,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     87,531.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       597.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031555287     MORTGAGORS: HAMILTON             JOSEPH
                               HAMILTON             SHANNON
    REGION CODE    ADDRESS   : 6301 WOLF PEN BRANCH ROAD
        01         CITY      :    HARRODS CREEK
                   STATE/ZIP : KY  40027
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,278.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.95300
    ----------------------------------------------------------------
0   0031556327     MORTGAGORS: DEKMAR               CHARLES
                               DEKMAR               ALICE
    REGION CODE    ADDRESS   : 316 N. MAIN ST
        01         CITY      :    WILKES-BARRE
                   STATE/ZIP : PA  18702
    MORTGAGE AMOUNT :    39,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     39,877.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       313.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,059,300.00
                                P & I  AMT:      7,587.48
                                UPB AMT:   1,058,782.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031556715     MORTGAGORS: MONAGHAN             KEVIN
                               JOHNSON              RALPH
    REGION CODE    ADDRESS   : 173-179 CHATTANOOGA STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   572,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    572,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,097.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.80600
    ----------------------------------------------------------------
0   0031556830     MORTGAGORS: WAGNER               CRAIG
                               WAGNER               DEBORA
    REGION CODE    ADDRESS   : 100 GROGAN'S LAKE DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30350
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,367.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.61800
    ----------------------------------------------------------------
0   0031557002     MORTGAGORS: EUBANK               FREDERICK
                               EUBANK               ROBIN
    REGION CODE    ADDRESS   : 35 SALT POND ROAD
        01         CITY      :    HAMPTON
                   STATE/ZIP : VA  23664
    MORTGAGE AMOUNT :    59,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     58,956.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       412.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 69.41100
    ----------------------------------------------------------------
0   0031557200     MORTGAGORS: JONES                ROBERT
                               JONES                PAMELA
    REGION CODE    ADDRESS   : 1236 EAST VISTA DEL PLAYA AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92665
    MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,014.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,679.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031557432     MORTGAGORS: MCINTEE              PATRICK
                               MCINTEE              MARGARET
    REGION CODE    ADDRESS   : 9 ALTAIR
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.05800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,557,200.00
                                P & I  AMT:     10,877.98
                                UPB AMT:   1,556,971.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031557598     MORTGAGORS: STOCKWELL            ROBIN
                               STOCKWELL            SANNE
    REGION CODE    ADDRESS   : 128 ZILS ROAD
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   284,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,288.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.70400
    ----------------------------------------------------------------
0   0031557648     MORTGAGORS: HORNBUCKLE           RICHARD
                               DECKER               TRACEY
    REGION CODE    ADDRESS   : 4971 BRADSHAW COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   341,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,492.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,384.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.35300
    ----------------------------------------------------------------
0   0031558364     MORTGAGORS: D'AMORE              RALPH

    REGION CODE    ADDRESS   : 9851 BIANCA AVENUE
        01         CITY      :    NORTHRIDGE AREA
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,243.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,331.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031558489     MORTGAGORS: GALLOWAY             RAYMOND
                               FLANAGAN             CHARLES
    REGION CODE    ADDRESS   : 1421 CAPISTRANO AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   306,485.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,777.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.87830
    ----------------------------------------------------------------
0   0031558729     MORTGAGORS: GLOSS                STANLEY
                               GLOSS                ILENE
    REGION CODE    ADDRESS   : 7 DEROSIER DRIVE
        01         CITY      :    MIDDLETON
                   STATE/ZIP : MA  01949
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,533,485.00
                                P & I  AMT:     10,693.55
                                UPB AMT:   1,531,801.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031558828     MORTGAGORS: CRONIN               RICHARD
                               CRONIN               RUTH
    REGION CODE    ADDRESS   : 20 ERIN WAY
        01         CITY      :    HOLLISTON
                   STATE/ZIP : MA  01746
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    436,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,974.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031559024     MORTGAGORS: ALBERT               CHELLADURAI
                               ALBERT               RUTH
    REGION CODE    ADDRESS   : 179-69 80TH ROAD
        01         CITY      :    JAMAICA ESTATES
                   STATE/ZIP : NY  11432
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.89500
    ----------------------------------------------------------------
0   0031559305     MORTGAGORS: REVIS                CAROL

    REGION CODE    ADDRESS   : 149 CAMINO DEL SOL
        01         CITY      :    VALLEJO
                   STATE/ZIP : CA  94591
    MORTGAGE AMOUNT :   164,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,124.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031559362     MORTGAGORS: FOX                  JUDITH

    REGION CODE    ADDRESS   : 5796 FREEBIRD LANE #105
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,929.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       716.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.29100
    ----------------------------------------------------------------
0   0031559644     MORTGAGORS: SCHECHTER            ROGER
                               SCHECHTER            JANET
    REGION CODE    ADDRESS   : 5010 ZIMMER COVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   603,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    603,334.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,377.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,562,550.00
                                P & I  AMT:     10,996.51
                                UPB AMT:   1,562,063.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031559669     MORTGAGORS: SORKIN               STANLEY
                               SORKIN               EDYTHE
    REGION CODE    ADDRESS   : 62 LOUIS DRIVE UNIT 30A
        01         CITY      :    MONTVILLE
                   STATE/ZIP : NJ  07045
    MORTGAGE AMOUNT :   312,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,467.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,186.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.97600
    ----------------------------------------------------------------
0   0031559768     MORTGAGORS: GARCIA               JAIME
                               GARCIA               MEREDITH
    REGION CODE    ADDRESS   : 2216 COOLNGREEN WAY
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   298,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,566.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031559818     MORTGAGORS: PHILLIPS             MICHAEL
                               PHILLIPS             BARBARA
    REGION CODE    ADDRESS   : 56 DOWNFIELD WAY
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   417,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    417,282.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,884.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031560048     MORTGAGORS: GRABOYS              THOMAS

    REGION CODE    ADDRESS   : 70 FAIRMOUNT STREET
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 33.84600
    ----------------------------------------------------------------
0   0031560923     MORTGAGORS: LONG                 JOSEPH
                               LONG                 MARY
    REGION CODE    ADDRESS   : 805 COXSWAIN WAY #2102
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   108,430.00  OPTION TO CONVERT :
    UNPAID BALANCE :    108,430.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       739.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,467,530.00
                                P & I  AMT:     10,212.89
                                UPB AMT:   1,466,747.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031560956     MORTGAGORS: SMITH                CHARLENE
                               HIGGINBOTHAM         KAREN
    REGION CODE    ADDRESS   : 10150 LONGVIEW DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80124
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.98900
    ----------------------------------------------------------------
0   0031561178     MORTGAGORS: MACK                 WOLFGANG
                               HANSON-MACK          KATHERINE
    REGION CODE    ADDRESS   : 415 24TH AVENUE EAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98112
    MORTGAGE AMOUNT :   292,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031561202     MORTGAGORS: LUNDIN               WILLIAM
                               LUNDIN               JANIS
    REGION CODE    ADDRESS   : 2 MATTINA DRIVE
        01         CITY      :    NEWPORT COAST
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,404.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.43100
    ----------------------------------------------------------------
0   0031561723     MORTGAGORS: BUCK                 MARK
                               BUCK                 SUSAN
    REGION CODE    ADDRESS   : 4729 NEWANGA AVENUE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95405
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,643.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,870.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.85100
    ----------------------------------------------------------------
0   0031562812     MORTGAGORS: GILBERT              STEPHEN

    REGION CODE    ADDRESS   : 7614 YANKEY ST
        01         CITY      :    DOWNEY
                   STATE/ZIP : CA  90242
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,808.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,456,400.00
                                P & I  AMT:     10,178.32
                                UPB AMT:   1,455,256.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031563240     MORTGAGORS: KOCKA                BRUCE

    REGION CODE    ADDRESS   : 1428 CAUDOR STREET
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,806.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.85700
    ----------------------------------------------------------------
0   0031563364     MORTGAGORS: GARCIA               ALFRED
                               FIELDING             GLAUDIA
    REGION CODE    ADDRESS   : 2680 CHARL PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,619.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,329.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031563513     MORTGAGORS: SIGALA               RICARDO

    REGION CODE    ADDRESS   : 341-343 NORTH 16TH STREET
        01         CITY      :    MONTEBELLO
                   STATE/ZIP : CA  90640
    MORTGAGE AMOUNT :   199,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,359.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,429.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031563596     MORTGAGORS: ORIE                 DONALD
                               XING                 BIN
    REGION CODE    ADDRESS   : 3132 FERNCREEK LANE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   246,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,507.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99700
    ----------------------------------------------------------------
0   0031564388     MORTGAGORS: KUMAR                SUDHIR
                               KUMAR                ANITA
    REGION CODE    ADDRESS   : 53 CEDAR HILL LANE
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   267,855.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,661.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,895.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.95200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,450,055.00
                                P & I  AMT:     10,028.87
                                UPB AMT:   1,448,953.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031564917     MORTGAGORS: GUTTMAN              SAMUEL

    REGION CODE    ADDRESS   : 1420 EAST 22ND STREET
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11210
    MORTGAGE AMOUNT :   382,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,703.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.88235
    ----------------------------------------------------------------
0   0031565575     MORTGAGORS: ODISHO               VICTOR
                               ODISHO               KAMELIA
    REGION CODE    ADDRESS   : 6834 GLENVIEW DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,511.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.99500
    ----------------------------------------------------------------
0   0031565823     MORTGAGORS: LINK                 RAYMOND
                               LINK                 JUDITH
    REGION CODE    ADDRESS   : 2365 CABALLO RANCHERO DRIVE
        01         CITY      :    DIABLO
                   STATE/ZIP : CA  94528
    MORTGAGE AMOUNT :   595,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    594,114.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,160.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.33300
    ----------------------------------------------------------------
0   0031565872     MORTGAGORS: STILLMAN             JOHN
                               STILLMAN             ANN
    REGION CODE    ADDRESS   : 1324 AMERICAN WAY
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   383,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,915.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,679.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031565906     MORTGAGORS: FLAHERTY             GREGG
                               FLAHERTY             JENNIFER
    REGION CODE    ADDRESS   : 1972 WEISS LANE
        01         CITY      :    PENNGROVE
                   STATE/ZIP : CA  94951
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,808.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,940,200.00
                                P & I  AMT:     13,577.42
                                UPB AMT:   1,938,349.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031566003     MORTGAGORS: MIRANDA              CARLOS
                               MIRANDA              DOLORES
    REGION CODE    ADDRESS   : 891 ORCHID COURT
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : CA  94513
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,821.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.92900
    ----------------------------------------------------------------
0   0031566094     MORTGAGORS: MARTINEZ             LENORE

    REGION CODE    ADDRESS   : 4210 GRAYDON ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   198,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    197,853.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,384.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031566128     MORTGAGORS: PRATER               MITCH
                               PRATER               DIANE
    REGION CODE    ADDRESS   : 23 BRIDGE ROAD
        01         CITY      :    KENTFIELD
                   STATE/ZIP : CA  94904
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.09300
    ----------------------------------------------------------------
0   0031566359     MORTGAGORS: ASCH                 JEFFREY
                               ASCH                 ANNE
    REGION CODE    ADDRESS   : 32 MEADOW DRIVE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   282,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,190.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,974.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031566409     MORTGAGORS: SY                   ODON
                               SY                   NONA
    REGION CODE    ADDRESS   : 4123 MACKAY DRIVE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,801.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 55.92200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,358,400.00
                                P & I  AMT:      9,512.95
                                UPB AMT:   1,357,394.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031566508     MORTGAGORS: DYRDAHL              DENNIS
                               DYRDAHL              SALLY
    REGION CODE    ADDRESS   : 134 VIA NOVELLA
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,827.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 58.96200
    ----------------------------------------------------------------
0   0031566532     MORTGAGORS: RUZIC                VUKAN
                               RUZIC                JEANETTE
    REGION CODE    ADDRESS   : 5 BLACKWATER CANYON ROAD
        01         CITY      :    ROLLING HILLS
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   840,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    839,344.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,730.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031566581     MORTGAGORS: LIDDLE               DAVID
                               LIDDLE               MARTHA
    REGION CODE    ADDRESS   : 121 EAST ESTELLE LANE
        01         CITY      :    LUCAS
                   STATE/ZIP : TX  75002
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031566821     MORTGAGORS: GUROY                MARY ELLEN

    REGION CODE    ADDRESS   : 355 TULIP ROAD
        01         CITY      :    BOLINAS
                   STATE/ZIP : CA  94965
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,561.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.88600
    ----------------------------------------------------------------
0   0031567035     MORTGAGORS: KRISS                JULIA
                               KRISS                JEROME
    REGION CODE    ADDRESS   : 7100 WOODLAND DRIVE
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22151
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,814.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 56.81800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,864,000.00
                                P & I  AMT:     12,907.17
                                UPB AMT:   1,862,548.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031567084     MORTGAGORS: BENNETT              JAMES
                               BENNETT              VICTORIA
    REGION CODE    ADDRESS   : 19 HIGHLAND AVENUE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   341,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,877.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,298.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.02350
    ----------------------------------------------------------------
0   0031567753     MORTGAGORS: WALTER               DAVID
                               WALTER               LAURIE
    REGION CODE    ADDRESS   : 151 HARRIS HILLS DRIVE
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.35400
    ----------------------------------------------------------------
0   0031568108     MORTGAGORS: CRAWFORD             DEAN
                               CRAWFORD             ROBIN
    REGION CODE    ADDRESS   : 8025 AMAPOA AVENUE
        01         CITY      :    ATASCADERO
                   STATE/ZIP : CA  93422
    MORTGAGE AMOUNT :   133,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,903.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       941.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 93.00600
    ----------------------------------------------------------------
0   0031570393     MORTGAGORS: DELONG               JOHN

    REGION CODE    ADDRESS   : 11381 REAGAN STREET
        01         CITY      :    LOS ALIMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   199,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,409.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031570989     MORTGAGORS: URBAN                RICHARD
                               URBAN                DONNA
    REGION CODE    ADDRESS   : 10958 LIMERICK AVENUE
        01         CITY      :    CHATSWORTH AREA
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,798.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,267,350.00
                                P & I  AMT:      8,803.03
                                UPB AMT:   1,266,779.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031571151     MORTGAGORS: STEIN                THEODORE
                               STEIN                ADELAIDE
    REGION CODE    ADDRESS   : 324 EAST ALBERTA STREET
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92805
    MORTGAGE AMOUNT :    65,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     64,839.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       432.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 40.62500
    ----------------------------------------------------------------
0   0031571888     MORTGAGORS: FARRELL              CHRISTOPHER

    REGION CODE    ADDRESS   : 2845 WEST SACKETT DRIVE
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,837.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 53.67500
    ----------------------------------------------------------------
0   0031572381     MORTGAGORS: AMOROSO              WILLIAM

    REGION CODE    ADDRESS   : 2119 MARSH HILL ROAD
        01         CITY      :    MCHENRY
                   STATE/ZIP : MD  21541
    MORTGAGE AMOUNT :   333,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.41600
    ----------------------------------------------------------------
0   0031573082     MORTGAGORS: KOLBE                TODD

    REGION CODE    ADDRESS   : 1556 EAST BROOK
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34239
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,815.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031573298     MORTGAGORS: SHEIKH               KAMAL

    REGION CODE    ADDRESS   : 4201 TAZEWELL TERRACE
        01         CITY      :    BURTONSVILLE
                   STATE/ZIP : MD  20866
    MORTGAGE AMOUNT :    84,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     84,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       578.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:     981,000.00
                                P & I  AMT:      6,960.25
                                UPB AMT:     980,492.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031573371     MORTGAGORS: WALWYN               BRIAN
                               WALWYN               KRISTEN
    REGION CODE    ADDRESS   : 34 DORCHESTER DRIVE
        01         CITY      :    BASKING RIDGE
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 92.07500
    ----------------------------------------------------------------
0   0031573496     MORTGAGORS: WILSON               JAMES
                               WILSON               FRANCES
    REGION CODE    ADDRESS   : 3978 NORTHWEST BROOKVIEW WAY
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   293,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.99300
    ----------------------------------------------------------------
0   0031574353     MORTGAGORS: NORTHRUP             JEFFREY

    REGION CODE    ADDRESS   : 17781 PRESCOTT LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   238,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,995.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,666.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 87.62800
    ----------------------------------------------------------------
0   0031574452     MORTGAGORS: WALKER               PETER
                               WALKER               LENORE
    REGION CODE    ADDRESS   : 2381 MAPLE AVENUE
        01         CITY      :    PEEKSKILL
                   STATE/ZIP : NY  10566
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031574775     MORTGAGORS: TROXLER              LEE
                               TROXLER              JOSETTE
    REGION CODE    ADDRESS   : 825 LAS PALMAS DRIVE
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93110
    MORTGAGE AMOUNT :   584,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    583,555.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,033.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.52381
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,683,950.00
                                P & I  AMT:     11,692.76
                                UPB AMT:   1,683,150.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031575830     MORTGAGORS: TRUGLIO              VICTOR
                               TRUGLIO              LAURA
    REGION CODE    ADDRESS   : 33 SUMMIT PLACE
        01         CITY      :    STATEN ISLAND
                   STATE/ZIP : NY  10312
    MORTGAGE AMOUNT :   259,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,739.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,107.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031576465     MORTGAGORS: ESQUEDA              LARRY
                               ESQUEDA              ROSA
    REGION CODE    ADDRESS   : 1501 SIVERWOOD DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90041
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031576838     MORTGAGORS: DI TOMMASO           SANDRA
                               DI TOMMASO           NICHOLAS
    REGION CODE    ADDRESS   : 8 BRIARWOOD COURT
        01         CITY      :    WARWICK
                   STATE/ZIP : NY  10990
    MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 93.15100
    ----------------------------------------------------------------
0   0031578404     MORTGAGORS: RANDLE               ROBERT
                               RANDLE               MARCELA
    REGION CODE    ADDRESS   : 10141 WHISPERING FOREST DRIVE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91737
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,793.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.79700
    ----------------------------------------------------------------
0   0031578461     MORTGAGORS: GREENBURG            JAMES
                               GREENBERG            JULIE
    REGION CODE    ADDRESS   : 102 BYRON ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 54.16600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,372,600.00
                                P & I  AMT:      9,993.89
                                UPB AMT:   1,371,736.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031578487     MORTGAGORS: KOSCHEKA             JOHN
                               CONROY               TRISH
    REGION CODE    ADDRESS   : 12006 CLARKSON ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,826.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031578495     MORTGAGORS: WARRICK              GREG
                               WARRICK              SUSAN
    REGION CODE    ADDRESS   : 1156 TERESA LANE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   390,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,210.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,730.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 43.87600
    ----------------------------------------------------------------
0   0031578537     MORTGAGORS: LOWENSTEIN           MANFRED
                               LOWENSTEIN           ARLENE
    REGION CODE    ADDRESS   : 313 LEWIS WARF
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02110
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.76400
    ----------------------------------------------------------------
0   0031578578     MORTGAGORS: SHERWOLD             GARY
                               SHERWOLD             KEELY
    REGION CODE    ADDRESS   : 15 WINDFLOWER
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   402,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,186.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,745.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031579733     MORTGAGORS: DANIELS              KENNETH

    REGION CODE    ADDRESS   : 1023 SAGEBUSH LANE
        01         CITY      :    CITY OF NORCO
                   STATE/ZIP : CA  91760
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,869.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,274.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.73600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,529,000.00
                                P & I  AMT:     10,583.00
                                UPB AMT:   1,528,092.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031580251     MORTGAGORS: DAVIS                ERNEST
                               DAVIS                BRENDA
    REGION CODE    ADDRESS   : 7 OAKMERE PLACE
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   235,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,525.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031581812     MORTGAGORS: SILVESTRI            WILLIAM
                               SILVESTRI            KAREN
    REGION CODE    ADDRESS   : 7 OLDE VILLAGE ROAD
        01         CITY      :    SALEM
                   STATE/ZIP : NH  03079
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.51000
    ----------------------------------------------------------------
0   0031582174     MORTGAGORS: WEISS                JON

    REGION CODE    ADDRESS   : 337 EATON LANE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94043
    MORTGAGE AMOUNT :   262,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,809.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,833.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.93902
    ----------------------------------------------------------------
0   0031582257     MORTGAGORS: ZAMPINO              MICHAEL
                               ZAMPINO              ANGELA
    REGION CODE    ADDRESS   : 5302 EAST ANGELA DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85254
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,602.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.05500
    ----------------------------------------------------------------
0   0031582703     MORTGAGORS: CHEEK                BRIAN
                               CHEEK                DEANA
    REGION CODE    ADDRESS   : 12813 DEWEY STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,200.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,313,300.00
                                P & I  AMT:      9,185.49
                                UPB AMT:   1,312,137.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031583420     MORTGAGORS: COLVIN               MICHAEL
                               COLVIN               JEAN
    REGION CODE    ADDRESS   : 13506 CYPRESS POND DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : TX  77429
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031584097     MORTGAGORS: ASKES                PETER
                               ASKES                LUCILLE
    REGION CODE    ADDRESS   : 17 WALLACE BOULEVARD
        01         CITY      :    HILLSBOROUGH TOWNSHIP
                   STATE/ZIP : NJ  08853
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 86.92300
    ----------------------------------------------------------------
0   0031584733     MORTGAGORS: MURO                 CARLOS

    REGION CODE    ADDRESS   : 4002 WILLALEE AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,814.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.25000
    ----------------------------------------------------------------
0   0031585870     MORTGAGORS: MORRISON             R
                               MORRISON             DEBORAH
    REGION CODE    ADDRESS   : 2865 HILLCREST LANE
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 43.14000
    ----------------------------------------------------------------
0   0031586464     MORTGAGORS: DOHR                 WILLIAM
                               DOHR                 TERESA
    REGION CODE    ADDRESS   : 1704 S PROSPECT AVE
        01         CITY      :    PARK RIDGE
                   STATE/ZIP : IL  60068
    MORTGAGE AMOUNT :   235,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.85700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,221,800.00
                                P & I  AMT:      8,537.93
                                UPB AMT:   1,221,614.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031586662     MORTGAGORS: BECK                 SJOERD
                               BECK                 ELIZABETH
    REGION CODE    ADDRESS   : 8397 SCARLET GLEN COURT
        01         CITY      :    MILLERSVILLE
                   STATE/ZIP : MD  21108
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,760.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,523.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.20200
    ----------------------------------------------------------------
0   0031587280     MORTGAGORS: RICHARDSON           DAVID
                               RICHARDSON           KATHLEEN
    REGION CODE    ADDRESS   : 420 IVY HALL
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30350
    MORTGAGE AMOUNT :   313,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,355.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031587314     MORTGAGORS: MCCOWAN              ANTHONY

    REGION CODE    ADDRESS   : 228 JAMESTOWN AVE
        01         CITY      :    JONESBORO
                   STATE/ZIP : GA  30236
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031587348     MORTGAGORS: SCHWAB               CHARLES
                               SCHWAB               MARJORIE
    REGION CODE    ADDRESS   : 316 MILL CREEK ROAD
        01         CITY      :    HAVERFORD
                   STATE/ZIP : PA  19041
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0031587363     MORTGAGORS: RACIOPPI             BARBARA
                               RACIOPPI             STEPHEN
    REGION CODE    ADDRESS   : 2229 BRIGHT WATER DRIVE
        01         CITY      :    SNELLVILLE
                   STATE/ZIP : GA  30078
    MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,792.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.96200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,802,000.00
                                P & I  AMT:     12,616.42
                                UPB AMT:   1,801,515.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031587520     MORTGAGORS: DANIELZADEH          ROBERT

    REGION CODE    ADDRESS   : 8220 TANFORAN COURT
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   311,446.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,190.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031587546     MORTGAGORS: BENZAKEN             AMANDA

    REGION CODE    ADDRESS   : 7267 CLINTON STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   225,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031587611     MORTGAGORS: HOLLINGSWORTH        JOHN
                               HOLLINGSWORTH        SUSAN
    REGION CODE    ADDRESS   : 3825 MESA VISTA WAY
        01         CITY      :    BONITA
                   STATE/ZIP : CA  91902
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,765.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,209.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031587629     MORTGAGORS: ARMSTRONG            JOHN
                               ARMSTRONG            DOROTHY
    REGION CODE    ADDRESS   : 113 SAN AUGUSTINE WAY
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,810.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.96600
    ----------------------------------------------------------------
0   0031587637     MORTGAGORS: SUKCHAI              EDDIE

    REGION CODE    ADDRESS   : 2173 CALLE OLA VERDE #189
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   106,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,610.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       700.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.03700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,228,746.00
                                P & I  AMT:      8,565.05
                                UPB AMT:   1,227,976.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031587769     MORTGAGORS: BURKE                JAMES
                               BURKE                CYNTHIA
    REGION CODE    ADDRESS   : 3940 SHADOWOOD LANE
        01         CITY      :    HICKORY
                   STATE/ZIP : NC  28601
    MORTGAGE AMOUNT :   238,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,902.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031587967     MORTGAGORS: MAZZARA              VINCENT

    REGION CODE    ADDRESS   : 25 NORTHSTAR STREET UNIT NO. 6
        01         CITY      :    MARINA DEL REY
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,688.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,936.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031588007     MORTGAGORS: GODWIN               WILLIAM
                               BURKE-GODWIN         BETH
    REGION CODE    ADDRESS   : 1493 EDGEWOOD LANE
        01         CITY      :    WINNETKA
                   STATE/ZIP : IL  60093
    MORTGAGE AMOUNT :   596,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    596,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,224.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031588288     MORTGAGORS: DELGADO              FERNANDO
                               DELGADO              LULU
    REGION CODE    ADDRESS   : 3623  LITTLE COTTONWOOD LANE
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84092
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.63200
    ----------------------------------------------------------------
0   0031588320     MORTGAGORS: LOVE                 JEFFREY
                               LOVE                  CAROL
    REGION CODE    ADDRESS   : 107 DAISY CIRCLE
        01         CITY      :    BREA
                   STATE/ZIP : CA  92821
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 93.07600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,826,250.00
                                P & I  AMT:     13,084.32
                                UPB AMT:   1,825,938.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031588387     MORTGAGORS: WALMER               CHARALYNN
                               MACEDO               ANTHONY
    REGION CODE    ADDRESS   : 4816 ANDREA COURT
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,628.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031588395     MORTGAGORS: PATEL                HARSHAD
                               PATEL                VINA
    REGION CODE    ADDRESS   : 368 BLUE OAK LANE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,552.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,023.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.94100
    ----------------------------------------------------------------
0   0031588411     MORTGAGORS: ROUSH                JAMES
                               FLANDERS-ROUSH       LAURA
    REGION CODE    ADDRESS   : 16420 BONNEY ROAD
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,525.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 72.36800
    ----------------------------------------------------------------
0   0031589088     MORTGAGORS: HORTON               KATHLEEN
                               HORTON               JAMES
    REGION CODE    ADDRESS   : 10 CENTENNIAL WAY
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,786.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,170.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031589484     MORTGAGORS: JONES                DONALD
                               JONES                SUSAN
    REGION CODE    ADDRESS   : 2621 CARPENTERS GRADE ROAD
        01         CITY      :    MARYVILLE
                   STATE/ZIP : TN  37803
    MORTGAGE AMOUNT :   637,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    637,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,567.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.85700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,764,500.00
                                P & I  AMT:     12,357.15
                                UPB AMT:   1,762,992.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031589575     MORTGAGORS: WILSON               CATHERINE
                               PRATHER              KEVIN
    REGION CODE    ADDRESS   : 3606 BEECH STREET
        01         CITY      :    ROWLETT
                   STATE/ZIP : TX  75088
    MORTGAGE AMOUNT :   117,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    117,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       851.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.93100
    ----------------------------------------------------------------
0   0031589765     MORTGAGORS: NUSBAUM              NATHAN
                               NUSBAUM              MARGARET
    REGION CODE    ADDRESS   : 19313 LOS ALIMOS STREET
        01         CITY      :    NORTHRIDGE AREA
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,809.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.98100
    ----------------------------------------------------------------
0   0031589831     MORTGAGORS: GIBERSON             DALE
                               GIBERSON             MARIE
    REGION CODE    ADDRESS   : 134 BRIDGEVIEW PLACE
        01         CITY      :    PORT LUDLOW
                   STATE/ZIP : WA  98365
    MORTGAGE AMOUNT :   438,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,993.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031589922     MORTGAGORS: STONE                W

    REGION CODE    ADDRESS   : 15800 S WESTERN AVENUE
        01         CITY      :    OKLAHOMA CITY
                   STATE/ZIP : OK  73170
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,061.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031590292     MORTGAGORS: MUSCAT               EDWIN
                               MUSCAT               MICHELLE
    REGION CODE    ADDRESS   : 14949 EASTVALE ROAD
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   399,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,304.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.86600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,344,150.00
                                P & I  AMT:      9,306.33
                                UPB AMT:   1,343,364.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031590391     MORTGAGORS: GRIPPI               JOHN
                               GRIPPI               KARI
    REGION CODE    ADDRESS   : 5321 VIA VICENTE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   264,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,098.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.98900
    ----------------------------------------------------------------
0   0031590409     MORTGAGORS: ORTMAN               CHARLES
                               ORTMAN               ANNE
    REGION CODE    ADDRESS   : 28325 LA CALETA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   289,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,285.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.29100
    ----------------------------------------------------------------
0   0031590615     MORTGAGORS: DESMOND              COLM
                               DESMOND              JULIE
    REGION CODE    ADDRESS   : 237 1ST PARISH ROAD
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031590706     MORTGAGORS: CARBAJAL             LEO
                               CARBAJAL             ROBERTA
    REGION CODE    ADDRESS   : 811 HIGHWAY 116
        01         CITY      :    BOSQUE
                   STATE/ZIP : NM  87006
    MORTGAGE AMOUNT :   154,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,704.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,193.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031591282     MORTGAGORS: THIES                BRADLEY

    REGION CODE    ADDRESS   : 4722 HORTON ROAD
        01         CITY      :    GARFIELD HTS
                   STATE/ZIP : OH  44125
    MORTGAGE AMOUNT :    62,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :     62,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       494.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,044,400.00
                                P & I  AMT:      7,504.30
                                UPB AMT:   1,043,688.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031591647     MORTGAGORS: DEFLORA              THOMAS
                               DEFLORA              KELLI
    REGION CODE    ADDRESS   : 8 JAMES ST
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07042
    MORTGAGE AMOUNT :   105,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    105,525.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       756.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031591803     MORTGAGORS: MARTIN               DAVID
                               MARTIN               CHERYL
    REGION CODE    ADDRESS   : 26 FOUNDERS POINTE NORTH
        01         CITY      :    BLOOMINGDALE
                   STATE/ZIP : IL  60108
    MORTGAGE AMOUNT :   315,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.98800
    ----------------------------------------------------------------
0   0031591845     MORTGAGORS: HAUG                 ERIC
                               HAUG                 LAURA
    REGION CODE    ADDRESS   : 23501 PORTER CIRCLE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   237,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,599.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0031591951     MORTGAGORS: HICKEY               GERALD
                               HICKEY               CARLA
    REGION CODE    ADDRESS   : 60402 ROBINETTE ROAD
        01         CITY      :    SAINT HELENS
                   STATE/ZIP : OR  97051
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,518.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031592058     MORTGAGORS: LEVY                 SUE

    REGION CODE    ADDRESS   : 907 N. ELMWOOD AVENUE
        01         CITY      :    OAK PARK,
                   STATE/ZIP : IL  60302
    MORTGAGE AMOUNT :   279,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,238,600.00
                                P & I  AMT:      8,541.65
                                UPB AMT:   1,238,044.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031592298     MORTGAGORS: KNOBLOCK             DAVID
                               KNOBLOCK             LINDA
    REGION CODE    ADDRESS   : 571 SOUTH MULESHOE ROAD
        01         CITY      :    APACHE JUNCTION
                   STATE/ZIP : AZ  85219
    MORTGAGE AMOUNT :   203,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,443.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031592330     MORTGAGORS: HONEYCUTT            THOMAS
                               HONEYCUTT            IRENE
    REGION CODE    ADDRESS   : 1405 PEPPER ROAD
        01         CITY      :    RYDAL
                   STATE/ZIP : PA  19046
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,118.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031592769     MORTGAGORS: MCGAHAN              THOMAS

    REGION CODE    ADDRESS   : 35 WALKER TERRACE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30309
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.84600
    ----------------------------------------------------------------
0   0031592868     MORTGAGORS: CONGER               WILLIAM
                               CONGER               ALEXIA
    REGION CODE    ADDRESS   : 1297 EAGLE MEADOW COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89123
    MORTGAGE AMOUNT :   289,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031593056     MORTGAGORS: HEESCH               FRED
                               HEESCH               THERESA
    REGION CODE    ADDRESS   : 5701 FARMBROOK LANE
        01         CITY      :    CRYSTAL LAKE
                   STATE/ZIP : IL  60014
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,375.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,472,950.00
                                P & I  AMT:     10,230.89
                                UPB AMT:   1,472,950.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031593387     MORTGAGORS: SCHIEFELBEIN         DANIEL
                               SCHIEFELBEIN         KAREN
    REGION CODE    ADDRESS   : 1915 WINDWARD LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    490,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,342.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.80900
    ----------------------------------------------------------------
0   0031594070     MORTGAGORS: ARONOW               BRUCE
                               ARONOW               JAMIE
    REGION CODE    ADDRESS   : 157 INVERNESS DRIVE
        01         CITY      :    BLUE BELL
                   STATE/ZIP : PA  19422
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.97300
    ----------------------------------------------------------------
0   0031595093     MORTGAGORS: SHAH                 VINAY
                               SHAH                 BINA
    REGION CODE    ADDRESS   : 732 BRIDLE WAY
        01         CITY      :    FRAMKLIN LAKES
                   STATE/ZIP : NJ  07417
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,652.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,820.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031595556     MORTGAGORS: GLICK                PHILIP
                               GLICK                KAREN
    REGION CODE    ADDRESS   : 449 RICHTERS MILL ROAD
        01         CITY      :    PENN VALLEY
                   STATE/ZIP : PA  19072
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.49100
    ----------------------------------------------------------------
0   0031595846     MORTGAGORS: LIBBEY               MILES
                               LIBBEY               SALLY
    REGION CODE    ADDRESS   : 2 BLUE SPRUCE DRIVE
        01         CITY      :    HOPEWELL TOWNSHIP
                   STATE/ZIP : NJ  08525
    MORTGAGE AMOUNT :   426,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,051.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.08600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,140,000.00
                                P & I  AMT:     14,504.41
                                UPB AMT:   2,139,652.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031596802     MORTGAGORS: PARKIN               KEVIN

    REGION CODE    ADDRESS   : 165 ELM AVENUE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,848.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 76.65500
    ----------------------------------------------------------------
0   0031596869     MORTGAGORS: FACKLER              DONALD
                               FACKLER              VICKI
    REGION CODE    ADDRESS   : 1808 ALASKA AVENUE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,801.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031597263     MORTGAGORS: CALVANI              MATTHEW

    REGION CODE    ADDRESS   : 518-518 1/2 NORTH LUCIA AVENUE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   301,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,364.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,057.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031597313     MORTGAGORS: MEADOWS              STANLEY
                               MEADOWS              JEANNE
    REGION CODE    ADDRESS   : 1876 CAMINO VERA CRUZ
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   276,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,673.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.98800
    ----------------------------------------------------------------
0   0031597651     MORTGAGORS: MOW                  JONATHAN
                               MOW                  DIANA
    REGION CODE    ADDRESS   : 3209 NORTH EAST 26TH COURT
        01         CITY      :    RENTON
                   STATE/ZIP : WA  98056
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,358,500.00
                                P & I  AMT:      9,555.22
                                UPB AMT:   1,357,688.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031597925     MORTGAGORS: ILLYES               WILLIAM
                               ILLYES               CATHERINE
    REGION CODE    ADDRESS   : 358 SLADE AVENUE
        01         CITY      :    ELGIN
                   STATE/ZIP : IL  60120
    MORTGAGE AMOUNT :    93,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     93,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       661.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031598196     MORTGAGORS: SIMON                CHARLES
                               SIMON                ARCHANA
    REGION CODE    ADDRESS   : 5921 PEBBLESTONE LANE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,998.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 87.98700
    ----------------------------------------------------------------
0   0031598238     MORTGAGORS: SARDO                JAMES
                               SARDO                CYNTHIA
    REGION CODE    ADDRESS   : 3946 MONTEFRIO COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   306,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,672.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,145.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031599046     MORTGAGORS: SHIKAI               HIROSHI
                               SHIKAI               KEIKO
    REGION CODE    ADDRESS   : 13366 PORTAL
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,330.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.58200
    ----------------------------------------------------------------
0   0031599111     MORTGAGORS: ANDROUS              SAMUEL
                               ANDROUS              RANDA
    REGION CODE    ADDRESS   : 19915 LISA LANE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   322,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,935.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,262,100.00
                                P & I  AMT:      8,737.37
                                UPB AMT:   1,261,438.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031599269     MORTGAGORS: EMDE                 DONALD
                               EMDE                 TRACY
    REGION CODE    ADDRESS   : 11 BYRON CLOSE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,801.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031599491     MORTGAGORS: BEST                 ALEXANDER

    REGION CODE    ADDRESS   : 11601 SILVERGATE LANE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20720
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------
0   0031599509     MORTGAGORS: BARGONA              MARC
                               REED                 LYNN
    REGION CODE    ADDRESS   : 5688 VIA SALERNO
        01         CITY      :    GOLETA
                   STATE/ZIP : CA  93117
    MORTGAGE AMOUNT :   356,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,985.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,490.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031599582     MORTGAGORS: DANIEL               DALE

    REGION CODE    ADDRESS   : 1237 HENDERSON AVENUE #F
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,840.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031599673     MORTGAGORS: SANDSTRUM            MATTHEW

    REGION CODE    ADDRESS   : 23669 WOODHAVEN PLACE
        01         CITY      :    AUBURN
                   STATE/ZIP : CA  95602
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,756.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,454,250.00
                                P & I  AMT:     10,205.27
                                UPB AMT:   1,453,383.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031599707     MORTGAGORS: SCHIFFENHAUS         ROBERT
                               SCHIFFENHAUS         KATHYANN
    REGION CODE    ADDRESS   : 144 FELLS ROAD
        01         CITY      :    ESSEX FELLS
                   STATE/ZIP : NJ  07021
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,051.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.94600
    ----------------------------------------------------------------
0   0031600034     MORTGAGORS: FRISCHMON            DAVID
                               FRISCHMON            NANCY
    REGION CODE    ADDRESS   : 17853 STEADING ROAD
        01         CITY      :    EDEN PRAIRIE
                   STATE/ZIP : MN  55347
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98700
    ----------------------------------------------------------------
0   0031600265     MORTGAGORS: BARCARSE             DEMETRIO
                               BARCARSE             ROSALINA
    REGION CODE    ADDRESS   : 10972 TOPEKA DRIVE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,821.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.81800
    ----------------------------------------------------------------
0   0031601222     MORTGAGORS: STEVENS              MICHAEL
                               STEVENS              CYNTHIA
    REGION CODE    ADDRESS   : 20022 INGRUM WAY
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,419.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031601263     MORTGAGORS: SCHIFF               ERIC

    REGION CODE    ADDRESS   : 711 SUPERBA AVE
        01         CITY      :    VENICE AREA LOS ANGELES
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   284,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,178.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,357,000.00
                                P & I  AMT:      9,450.50
                                UPB AMT:   1,355,470.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031601305     MORTGAGORS: SARKAR               SOUMITRA
                               SARKAR               DEVJANI
    REGION CODE    ADDRESS   : 1024 DON DIABLO DRIVE
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91006
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,739.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.60800
    ----------------------------------------------------------------
0   0031601396     MORTGAGORS: THOMAS               GREG
                               THOMAS               LEONOR
    REGION CODE    ADDRESS   : 34972 CALLE FORTUNA
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92624
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,792.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.67700
    ----------------------------------------------------------------
0   0031601412     MORTGAGORS: MONTELEONE           ROBYN-MARIE

    REGION CODE    ADDRESS   : 4178 MENTONE AVENUE
        01         CITY      :    CULVER CITY
                   STATE/ZIP : CA  90232
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,615.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.51200
    ----------------------------------------------------------------
0   0031601420     MORTGAGORS: MC NULTY             BRIAN
                               MC NULTY             BARBARA
    REGION CODE    ADDRESS   : 4241 DAN WOOD DRIVE #11
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   323,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,671.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.00000
    ----------------------------------------------------------------
0   0031601446     MORTGAGORS: WILKEY               CHRIS
                               WILKEY               MARIA
    REGION CODE    ADDRESS   : 4502 AGNES AVENUE
        01         CITY      :    STUDIO CITY AREA CITY OF
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   365,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,235.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,586.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.98700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,557,200.00
                                P & I  AMT:     10,946.53
                                UPB AMT:   1,556,054.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031601479     MORTGAGORS: REYNAL               SAMUEL
                               REYNAL               KATHLEEN
    REGION CODE    ADDRESS   : 148 ESCALONA AVENUE
        01         CITY      :    EL GRANDA
                   STATE/ZIP : CA  94018
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,728.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,654.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031601487     MORTGAGORS: MUELLER              MITCHELL
                               MUELLER              LESLIE
    REGION CODE    ADDRESS   : 5580 GOLDENROD DRIVE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,759.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031601495     MORTGAGORS: WIMMER               MIKE
                               WIMMER               VERONICA
    REGION CODE    ADDRESS   : #35 FOREST DRIVE
        01         CITY      :    MANSFIELD
                   STATE/ZIP : TX  76063
    MORTGAGE AMOUNT :   283,080.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,080.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031601800     MORTGAGORS: HUSAIN               ANIS
                               HUSAIN               RUBINA
    REGION CODE    ADDRESS   : 4415 HERITAGE GLEN LANE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.33600
    ----------------------------------------------------------------
0   0031601859     MORTGAGORS: SIRATT               DONALD

    REGION CODE    ADDRESS   : 134 WAGGONER
        01         CITY      :    FORT WORTH
                   STATE/ZIP : TX  76108
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,682,080.00
                                P & I  AMT:     11,631.94
                                UPB AMT:   1,681,568.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031601982     MORTGAGORS: HANIN                SCOTT
                               BRAY-HANIN           LAUREL
    REGION CODE    ADDRESS   : 1 FLETCHER COURT
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   253,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,257.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97993
    ----------------------------------------------------------------
0   0031602196     MORTGAGORS: SHIVERS              LAURA
                               JACKSON              MICHAEL
    REGION CODE    ADDRESS   : 3300 COBBLE BROOK LANE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75074
    MORTGAGE AMOUNT :   128,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    128,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       885.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0031602485     MORTGAGORS: GARDYNSKI            DANIEL
                               GARDYNSKI            KATHY
    REGION CODE    ADDRESS   : 605 GOLDPOINT TRACE
        01         CITY      :    WOODSTOCK
                   STATE/ZIP : GA  30189
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,768.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 87.30100
    ----------------------------------------------------------------
0   0031602683     MORTGAGORS: USHER                BRENDA

    REGION CODE    ADDRESS   : 71 JORDAN AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,753.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031602840     MORTGAGORS: ZINKE                RICHARD
                               ZINKE                JANNA
    REGION CODE    ADDRESS   : 24661 KINGS ROAD
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   311,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,994.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,307,900.00
                                P & I  AMT:      8,919.79
                                UPB AMT:   1,306,974.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031602865     MORTGAGORS: WILSON               ALLAN
                               WILSON               ISABEL
    REGION CODE    ADDRESS   : 2425 DOOLITTLE AVENUE
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91006
    MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,439.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,693.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.18600
    ----------------------------------------------------------------
0   0031602881     MORTGAGORS: MEHTA                VIJAY
                               MEHTA                SHUBHADA
    REGION CODE    ADDRESS   : 24216 BROOKWOOD DRIVE
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   289,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,190.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.58536
    ----------------------------------------------------------------
0   0031603095     MORTGAGORS: KERNEA               RALPH
                               KERNEA               JERRY
    REGION CODE    ADDRESS   : 2972 LOWE TRAIL
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30066
    MORTGAGE AMOUNT :   637,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    637,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,403.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031603129     MORTGAGORS: BARRON               WILLIAM
                               BARRON               LOIS
    REGION CODE    ADDRESS   : 5170 BRITTEN LANE
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   340,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,239.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.09900
    ----------------------------------------------------------------
0   0031603707     MORTGAGORS: SINGER               KURT
                               SINGER               KATHERINE
    REGION CODE    ADDRESS   : 717 BALBOA AVENUE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,832.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 40.79100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,738,450.00
                                P & I  AMT:     12,082.88
                                UPB AMT:   1,737,912.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031603723     MORTGAGORS: VALAINIS             GREGORY
                               VALAINIS             PHYLLIS
    REGION CODE    ADDRESS   : 3 WOODBURN RIDGE ROAD
        01         CITY      :    SPARTANBURG
                   STATE/ZIP : SC  29302
    MORTGAGE AMOUNT :   290,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,031.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.47300
    ----------------------------------------------------------------
0   0031603855     MORTGAGORS: RIESEN               GARY
                               RIESEN               GERALDINE
    REGION CODE    ADDRESS   : 4355 CORONET DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   300,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,071.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,074.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.06000
    ----------------------------------------------------------------
0   0031604127     MORTGAGORS: RICE                 PAUL

    REGION CODE    ADDRESS   : 638 PALISADES DRIVE
        01         CITY      :    PACIFIC PALISADES AREA LO
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,676.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,935.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.28300
    ----------------------------------------------------------------
0   0031604184     MORTGAGORS: ALAMARES             ANTHONY
                               ALAMARES             CAROLINE
    REGION CODE    ADDRESS   : 2731 ARMOUR LANE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   175,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,476.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,258.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.16600
    ----------------------------------------------------------------
0   0031604242     MORTGAGORS: HACKER               ROY
                               HACKER               MARILYN
    REGION CODE    ADDRESS   : 12384 RIDGE DRIVE
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   452,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,688.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,277.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,643,400.00
                                P & I  AMT:     11,576.03
                                UPB AMT:   1,642,413.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031604259     MORTGAGORS: PUNSALAN             MANUEL
                               PUNSALAN             CONCEPCION
    REGION CODE    ADDRESS   : 919 FOXGLOVE COURT
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,745.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.82300
    ----------------------------------------------------------------
0   0031604333     MORTGAGORS: GONZALEZ             JERRY
                               GONZALEZ             BERNADINE
    REGION CODE    ADDRESS   : 8028 GONZAGA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   291,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,766.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 64.86600
    ----------------------------------------------------------------
0   0031604341     MORTGAGORS: JACKSON              CHARLES
                               JACKSON              KATHEANN
    REGION CODE    ADDRESS   : 2422 EAST COBBLESTONE WAY
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84093
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.26781
    ----------------------------------------------------------------
0   0031604796     MORTGAGORS: CHAN                 PHILIP
                               LOH                  REBECCA
    REGION CODE    ADDRESS   : 11337 WILLS CREEK ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   278,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,693.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0031604812     MORTGAGORS: LAMPE                STEPHEN

    REGION CODE    ADDRESS   : 13038 GREENLEAF STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   349,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,727.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,380.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.86200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,754,800.00
                                P & I  AMT:     12,317.94
                                UPB AMT:   1,750,932.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031604846     MORTGAGORS: BRYANT               JOHN
                               BRYANT               JULIE
    REGION CODE    ADDRESS   : 3600 CROWNHILL DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,511.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98200
    ----------------------------------------------------------------
0   0031604887     MORTGAGORS: MCDARIS              ROBERT
                               MCDARIS              WENDY
    REGION CODE    ADDRESS   : 2246 SPRUCE STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,749.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,448.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031604903     MORTGAGORS: KILLAM               PETER
                               KILLAM               JAMIE
    REGION CODE    ADDRESS   : 11506 VILLAGE RIDGE ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   239,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,413.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031604929     MORTGAGORS: MOSSMAN              DAVID
                               MOSSMAN              BIANCA
    REGION CODE    ADDRESS   : 2324 PORT LERWICK PLACE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   458,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    457,283.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,124.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031604937     MORTGAGORS: SULLIVAN             FRANK

    REGION CODE    ADDRESS   : 369 GARDENIA DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   371,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,018.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,534.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,642,350.00
                                P & I  AMT:     11,254.05
                                UPB AMT:   1,640,614.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031605439     MORTGAGORS: BECK                 ROBERT
                               BECK                 MARTHA
    REGION CODE    ADDRESS   : 2813 SINGLE TREE COVE
        01         CITY      :    CEDAR HILL
                   STATE/ZIP : TX  75104
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,709.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031605959     MORTGAGORS: LEBRON               JOSE
                               ELLIOTT              RAMONA
    REGION CODE    ADDRESS   : 5409 LAMBETH ROAD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20814
    MORTGAGE AMOUNT :   315,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031605991     MORTGAGORS: COHN                 STEPHAN
                               COHN                 JACQUELINE
    REGION CODE    ADDRESS   : 538 BROOKS STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,652.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,820.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031606015     MORTGAGORS: MC AULIFFE           WILLIAM

    REGION CODE    ADDRESS   : 440 BRANCIFORTE DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   158,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    157,882.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,104.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031606031     MORTGAGORS: SALAZAR              URIOL
                               SALAZAR              MARY
    REGION CODE    ADDRESS   : 3220 JACQUELINE LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   214,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,240.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,499.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,359,800.00
                                P & I  AMT:      9,316.04
                                UPB AMT:   1,323,276.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031606098     MORTGAGORS: MINTZ                S.
                               MINTZ                GLENDA
    REGION CODE    ADDRESS   : 2105 WALES DRIVE
        01         CITY      :    CARDIFF
                   STATE/ZIP : CA  92007
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,728.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 71.91700
    ----------------------------------------------------------------
0   0031606114     MORTGAGORS: ORTEGA               GEORGE

    REGION CODE    ADDRESS   : 4915 MILINE DRIVE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,776.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.29200
    ----------------------------------------------------------------
0   0031606122     MORTGAGORS: RAMEY                STEPHEN
                               RAMEY                ANDREA
    REGION CODE    ADDRESS   : 1501 CHESTNUT AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   337,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,159.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,298.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.47300
    ----------------------------------------------------------------
0   0031606189     MORTGAGORS: SWEDLOW              ALEXANDER
                               SWEDLOW              JOANNE
    REGION CODE    ADDRESS   : 5205 SANDBURG DRIVE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95819
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,661.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 84.19200
    ----------------------------------------------------------------
0   0031606221     MORTGAGORS: BAUMANN              L
                               BAUMANN              TERESA
    REGION CODE    ADDRESS   : 28749 ARIES STREET
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,826.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,418,000.00
                                P & I  AMT:      9,712.46
                                UPB AMT:   1,414,152.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031606304     MORTGAGORS: NELSON               TARRY
                               NELSON               CAROLYN
    REGION CODE    ADDRESS   : 116 MCMILLAN DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   257,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,588.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.61100
    ----------------------------------------------------------------
0   0031606361     MORTGAGORS: ENG                  ANDREW
                               ENG                  KATHLEEN
    REGION CODE    ADDRESS   : 5445 EAST ESTATE RIDGE ROAD
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,795.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031606379     MORTGAGORS: WOOD                 ERIC

    REGION CODE    ADDRESS   : 12625 CAMINITO RADIANTE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   258,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,627.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031606445     MORTGAGORS: KAYTON               BRUCE
                               KAYTON               DEBORAH
    REGION CODE    ADDRESS   : 11962 MIL PITRERO ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   269,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,678.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.99700
    ----------------------------------------------------------------
0   0031606551     MORTGAGORS: CONROY               TIMOTHY
                               CONROY               JILLIAN
    REGION CODE    ADDRESS   : 18725 MARTHA AVENUE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,310.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.76744
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,336,550.00
                                P & I  AMT:      8,925.00
                                UPB AMT:   1,335,000.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031606734     MORTGAGORS: GARCIA               DAVIS
                               GARCIA               V
    REGION CODE    ADDRESS   : 2634 CAMINO DEL NINOS
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91720
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,554.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031606825     MORTGAGORS: SCHUDEL              GREGG
                               SCHUDEL              CAROL
    REGION CODE    ADDRESS   : 6832 CHELSEA ROAD
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031606908     MORTGAGORS: GABRIEL              CLIFFORD
                               JONES                KAREN
    REGION CODE    ADDRESS   : 2025 THRESAM COURT
        01         CITY      :    GAMBRILLS
                   STATE/ZIP : MD  21054
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.04300
    ----------------------------------------------------------------
0   0031606940     MORTGAGORS: RUEDA                ROBERT
                               RUEDA                MARY
    REGION CODE    ADDRESS   : 1440 EL TRAVESIA DRIVE
        01         CITY      :    LA HABRA HEIGHTS
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,695.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031607005     MORTGAGORS: SULLIVAN             DONALD
                               SULLIVAN             ETHEL
    REGION CODE    ADDRESS   : 11552 NEWPORT AVENUE
        01         CITY      :    SANTA ANA (AREA)
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   236,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,515.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,455,450.00
                                P & I  AMT:     10,041.38
                                UPB AMT:   1,454,765.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031607831     MORTGAGORS: SALB                 DENNIS
                               SALB                 KAREN
    REGION CODE    ADDRESS   : 4 TUMBLEWEED STREET
        01         CITY      :    TRABUCO CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,796.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031608086     MORTGAGORS: WILCOX               LAWRENCE
                               WILCOX               JEAN
    REGION CODE    ADDRESS   : 5037 HOOPER LANE
        01         CITY      :    CHICO
                   STATE/ZIP : CA  95928
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,323.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031608151     MORTGAGORS: BOURLAND             ROBERT
                               BOURLAND             ALYSON
    REGION CODE    ADDRESS   : 5885 SYCAMORE AVENUE
        01         CITY      :    RIALTO
                   STATE/ZIP : CA  92377
    MORTGAGE AMOUNT :   252,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,853.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99400
    ----------------------------------------------------------------
0   0031608235     MORTGAGORS: MOORE                KENNETH

    REGION CODE    ADDRESS   : 8752 CANARY AVENUE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   342,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,082.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99729
    ----------------------------------------------------------------
0   0031608417     MORTGAGORS: BLASER               CARY
                               BLASER               LORI
    REGION CODE    ADDRESS   : 6131 FAIRHAVEN COURT
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,803.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 32.36800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,338,900.00
                                P & I  AMT:      9,153.34
                                UPB AMT:   1,337,859.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031608433     MORTGAGORS: LE                   HUY
                               DOAN                 HIEN
    REGION CODE    ADDRESS   : 6594 WINDFLOWER DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   293,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,337.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98768
    ----------------------------------------------------------------
0   0031608441     MORTGAGORS: PICHETRUNGSI         CHATCHAI
                               PICHETRUNGSI         DARANEE
    REGION CODE    ADDRESS   : 4308 VIA PINZON
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.46800
    ----------------------------------------------------------------
0   0031608466     MORTGAGORS: ATANOUS              CLEIDIN
                               SIMON-ATANOUS        RAMINA
    REGION CODE    ADDRESS   : 4487 EAST RIDGE GATE ROAD
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,771.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.97400
    ----------------------------------------------------------------
0   0031608474     MORTGAGORS: HILDER               EDWARD
                               HILDER               DEBORAH
    REGION CODE    ADDRESS   : 1613 DAY DRIVE
        01         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,721.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,725.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.75700
    ----------------------------------------------------------------
0   0031608490     MORTGAGORS: AYERS                PHILLIP
                               AYERS                GEORGIA
    REGION CODE    ADDRESS   : 120 WOODVIEW DRIVE
        01         CITY      :    BEN LOMOND
                   STATE/ZIP : CA  95005
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,830.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,576,550.00
                                P & I  AMT:     11,063.33
                                UPB AMT:   1,575,387.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031608508     MORTGAGORS: REID                 STEPHEN
                               REID                 STEPHANIE
    REGION CODE    ADDRESS   : 3170 BERN DRIVE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,719.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.66600
    ----------------------------------------------------------------
0   0031608557     MORTGAGORS: KAPLAN               DAVID
                               KAPLAN               INGRID
    REGION CODE    ADDRESS   : 409 FAIRVIEW ROAD
        01         CITY      :    NARBERTH
                   STATE/ZIP : PA  19072
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 53.28500
    ----------------------------------------------------------------
0   0031608631     MORTGAGORS: MARTIN               PETER
                               XU                   MEIFANG
    REGION CODE    ADDRESS   : 3565 SIERRA ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   426,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,749.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,945.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031608664     MORTGAGORS: PETERSON             EDWARD
                               REAFSNYDER           LORRAINE
    REGION CODE    ADDRESS   : 954 KATELLA STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,374.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,936.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031608920     MORTGAGORS: COSTA                CHRISTOPHER
                               COSTA                MELINDA
    REGION CODE    ADDRESS   : 9712 ELROD ROAD
        01         CITY      :    KENSINGTON
                   STATE/ZIP : MD  20895
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,818,400.00
                                P & I  AMT:     12,468.89
                                UPB AMT:   1,816,843.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031609092     MORTGAGORS: ALAMILLO             LARRY
                               BORRELLI             JANICE
    REGION CODE    ADDRESS   : 11 HAMMOND PLACE
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,756.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031609134     MORTGAGORS: ROGERS               KEVIN
                               ROGERS               LYNN
    REGION CODE    ADDRESS   : 4446 E. BRADFORD AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,802.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.88500
    ----------------------------------------------------------------
0   0031609142     MORTGAGORS: ROBLES               RUDOLPHO
                               ROBLES               PATRICIA
    REGION CODE    ADDRESS   : 4632 SWEET WILLIAM COURT
        01         CITY      :    SALIDA
                   STATE/ZIP : CA  95368
    MORTGAGE AMOUNT :   139,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,361.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       964.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031609159     MORTGAGORS: STIP                 ARTHUR
                               STIP                 PHYLLIS
    REGION CODE    ADDRESS   : 376 EAST AVOCADO CREST ROAD
        01         CITY      :    LA HABRA HEIGHTS
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,766.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,202.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.00000
    ----------------------------------------------------------------
0   0031609167     MORTGAGORS: MARTY                JOHN
                               MARTY                ALLYSON
    REGION CODE    ADDRESS   : 4675 FIR COURT
        01         CITY      :    ROHNERT PARK
                   STATE/ZIP : CA  94928
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,821.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,273,650.00
                                P & I  AMT:      8,839.47
                                UPB AMT:   1,272,507.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031609183     MORTGAGORS: ENNIS                JONATHAN
                               KLATTE               ARLINE
    REGION CODE    ADDRESS   : 217 DOUGLASS STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,724.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,324.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.64700
    ----------------------------------------------------------------
0   0031609191     MORTGAGORS: SEEBER               MICHAEL
                               SEEBER               CHERYL
    REGION CODE    ADDRESS   : 1459 WINDSOR RIVER ROAD
        01         CITY      :    WINDSOR
                   STATE/ZIP : CA  95492
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.10200
    ----------------------------------------------------------------
0   0031609217     MORTGAGORS: BUDINGER             THOMAS
                               BUDINGER             MIRIAM
    REGION CODE    ADDRESS   : 966 EUCLID AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   439,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,032.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 36.58300
    ----------------------------------------------------------------
0   0031609225     MORTGAGORS: FENIGSTEIN           S
                               FENIGSTEIN           CARROL
    REGION CODE    ADDRESS   : 2178 GUTHERIE DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90034
    MORTGAGE AMOUNT :   598,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    597,533.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,079.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.34200
    ----------------------------------------------------------------
0   0031609233     MORTGAGORS: HAMMER               TERENCE

    REGION CODE    ADDRESS   : 1208 VIA DESCANSO
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,590.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,581.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,157,000.00
                                P & I  AMT:     14,743.93
                                UPB AMT:   2,155,657.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031609241     MORTGAGORS: LEVIN                ALAN
                               LEVIN                CHRISTINE
    REGION CODE    ADDRESS   : 27 DEERWOOD EAST
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92714
    MORTGAGE AMOUNT :   282,064.52  OPTION TO CONVERT :
    UNPAID BALANCE :    281,013.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/25
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 87.43400
    ----------------------------------------------------------------
0   0031609258     MORTGAGORS: WALMER               JOHN
                               WALMER               DIANE
    REGION CODE    ADDRESS   : 1131 LINCOLN AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94301
    MORTGAGE AMOUNT :   454,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    453,340.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,213.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 45.62800
    ----------------------------------------------------------------
0   0031609290     MORTGAGORS: FLORES               RICHARD
                               FLORES               REBECCA
    REGION CODE    ADDRESS   : 6551 POLO CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   533,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    532,584.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,636.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.04400
    ----------------------------------------------------------------
0   0031609407     MORTGAGORS: SHIMKUS              MICHAEL
                               GUILFOYLE            KIMBERLY
    REGION CODE    ADDRESS   : 2805 SONOMA STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,563.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031609423     MORTGAGORS: FLYNN                MICHAEL
                               FLYNN                ALICE
    REGION CODE    ADDRESS   : 1930 PORT CARNEY PLACE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   428,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,389.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,034.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.95000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,949,514.52
                                P & I  AMT:     13,696.60
                                UPB AMT:   1,946,891.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          124
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031609456     MORTGAGORS: NICHOL               CYNTHIA
                               KUO                  ROBERT
    REGION CODE    ADDRESS   : 14 ARUNDEL ROAD
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,743.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,412.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.52800
    ----------------------------------------------------------------
0   0031609472     MORTGAGORS: ROUHAFZA             HASSIB
                               ROUHAFZA             SUSSAN
    REGION CODE    ADDRESS   : 1141 ROCKEFELLER DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   446,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    445,677.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,156.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.33700
    ----------------------------------------------------------------
0   0031609498     MORTGAGORS: PREJEAN              CURTIS
                               PREJEAN              MARY
    REGION CODE    ADDRESS   : 6217 LINDENHURST AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90048
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,714.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,901.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.41100
    ----------------------------------------------------------------
0   0031609506     MORTGAGORS: TIETJEN              JAMES
                               SILVER               TONI
    REGION CODE    ADDRESS   : 469 JEROME AVENUE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,806.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 51.69800
    ----------------------------------------------------------------
0   0031609522     MORTGAGORS: ASSAF                MARK
                               FERGUSSON            PATRICIA
    REGION CODE    ADDRESS   : 109 CLARENDON ROAD
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,800.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 52.57100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,746,000.00
                                P & I  AMT:     12,387.03
                                UPB AMT:   1,744,742.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          125
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031609548     MORTGAGORS: IMAS                 ALEXANDER
                               IMAS                 LUDMILA
    REGION CODE    ADDRESS   : 12195 FIDELIO WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,800.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.71800
    ----------------------------------------------------------------
0   0031609555     MORTGAGORS: MCGAHEY              DENNIS
                               MCGAHEY              JACQUELINE
    REGION CODE    ADDRESS   : 2931 EAST STONE PINE ROAD
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,779.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031609597     MORTGAGORS: WILLIAMS             BRIAN
                               WILLIAMS             BONNIE
    REGION CODE    ADDRESS   : 365 CAMINO NORTE DRIVE
        01         CITY      :    PALM SPRINGS
                   STATE/ZIP : CA  92262
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,699.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.63600
    ----------------------------------------------------------------
0   0031609613     MORTGAGORS: LUYBEN               JOHN
                               LUYBEN               LINDA
    REGION CODE    ADDRESS   : 4444 FACULTY AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90808
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,296.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031609647     MORTGAGORS: ROWE                 RICHARD
                               ROWE                 PAULA
    REGION CODE    ADDRESS   : 1749 CHETAMON COURT
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,775.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,194.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.78400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,576,500.00
                                P & I  AMT:     11,124.49
                                UPB AMT:   1,575,351.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          126
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031609654     MORTGAGORS: CHOW                 JENN
                               FONG                 KAREN
    REGION CODE    ADDRESS   : 4006 WEST RINCON AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,822.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.05800
    ----------------------------------------------------------------
0   0031609670     MORTGAGORS: FAZAL                RAFIQ
                               FAZEL                ELIZABETH
    REGION CODE    ADDRESS   : 1664 WEST HEDDING STREET
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95126
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.07400
    ----------------------------------------------------------------
0   0031609902     MORTGAGORS: WILLS                ROBERT
                               WILLS                ANNE
    REGION CODE    ADDRESS   : 5 BOULDER BROOK ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.05263
    ----------------------------------------------------------------
0   0031610033     MORTGAGORS: LYNCH                WILLIAM
                               LYNCH                LINDA
    REGION CODE    ADDRESS   : 5365 CYPRESS RESERVE PLACE
        01         CITY      :    WINTER PARK
                   STATE/ZIP : FL  32792
    MORTGAGE AMOUNT :   269,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,932.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------
0   0031610090     MORTGAGORS: BRANT                DAVID
                               BRANT                CHERYL
    REGION CODE    ADDRESS   : 116 HANEMAN COVE
        01         CITY      :    LEANDER
                   STATE/ZIP : TX  78641
    MORTGAGE AMOUNT :   251,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,335,900.00
                                P & I  AMT:      9,412.55
                                UPB AMT:   1,335,505.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          127
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031610223     MORTGAGORS: MOTSINGER            W
                               MOTSINGER            JOAN
    REGION CODE    ADDRESS   : 17598 BELFAST COVE
        01         CITY      :    EDEN PRAIRIE
                   STATE/ZIP : MN  55347
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.03200
    ----------------------------------------------------------------
0   0031610520     MORTGAGORS: SKOUSEN              MICHAEL
                               SKOUSEN              LACHELLE
    REGION CODE    ADDRESS   : 2043 EAST NORCROFT STREET
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85213
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031610777     MORTGAGORS: BURWELL              JAMES

    REGION CODE    ADDRESS   : 5126 HUMMINGBIRD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77035
    MORTGAGE AMOUNT :    72,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     71,945.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       497.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031610900     MORTGAGORS: SANICOLA             DOUGLAS

    REGION CODE    ADDRESS   : 1123 SAGA STREET
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,735.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,403.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031610926     MORTGAGORS: ZOUGHI               HASSAN
                               SHAYAN               LOBAT
    REGION CODE    ADDRESS   : 9007 ALTO CEDRO DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,673.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.51600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,418,000.00
                                P & I  AMT:      9,807.11
                                UPB AMT:   1,417,353.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          128
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031611072     MORTGAGORS: PYLVANAINEN          KIMMO
                               PYLVANAINEN          KRISTINA
    REGION CODE    ADDRESS   : 27375 PARKLANE WAY
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,866.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,302.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.29700
    ----------------------------------------------------------------
0   0031611098     MORTGAGORS: BAMBERGER            LARRY

    REGION CODE    ADDRESS   : 242 BAY STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.15700
    ----------------------------------------------------------------
0   0031611486     MORTGAGORS: RILEY                DEMOTT
                               RILEY                MARGARET
    REGION CODE    ADDRESS   : 1106 EL PAISANO DRIVE
        01         CITY      :    FALLBROOK
                   STATE/ZIP : CA  92028
    MORTGAGE AMOUNT :   146,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    145,891.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,020.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031611676     MORTGAGORS: BERRY                DAVID
                               BERRY                BRENDA
    REGION CODE    ADDRESS   : 5520 VIA SEPULVEDA
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,753.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031611809     MORTGAGORS: COSTANZO             MARK
                               COSTANZO             SALLY
    REGION CODE    ADDRESS   : 2986 ALTA LAGUNA BOULEVARD
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,719.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,322,000.00
                                P & I  AMT:      9,200.32
                                UPB AMT:   1,321,231.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          129
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031611817     MORTGAGORS: GOCHA                PATRICK
                               O'KEEFE              SHARON
    REGION CODE    ADDRESS   : 995 SOUTH TRISTANIA
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   361,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,436.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031611833     MORTGAGORS: UENAKA               ROBERT
                               UENAKA               KATHLYNN
    REGION CODE    ADDRESS   : 20777 PAMELA WAY
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,623.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,418.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.11100
    ----------------------------------------------------------------
0   0031611858     MORTGAGORS: BONE                 ROBERT
                               BONE                 PATRICIA
    REGION CODE    ADDRESS   : 460 CULEBRA STREET
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,666.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 47.46800
    ----------------------------------------------------------------
0   0031611908     MORTGAGORS: STRODTBECK           PAUL
                               STRODTBECK           SUSAN
    REGION CODE    ADDRESS   : 8 SOVENTE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,750.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,441.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031611924     MORTGAGORS: BLUE                 LINDEN
                               BLUE                 CHOLLADA
    REGION CODE    ADDRESS   : 8473 PRESTWICK DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   630,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    629,520.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,351.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.11700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,281,600.00
                                P & I  AMT:     15,794.64
                                UPB AMT:   2,280,160.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          130
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031611932     MORTGAGORS: RANDLE               STEVEN
                               RANDLE               GRACE
    REGION CODE    ADDRESS   : 20187 LAS ONDAS WAY
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   443,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,645.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,984.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.83300
    ----------------------------------------------------------------
0   0031611957     MORTGAGORS: MADRID               PHILIP
                               COLLINS-MADRID       CHRISTINE
    REGION CODE    ADDRESS   : 1386 SHEFFIELD AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.07100
    ----------------------------------------------------------------
0   0031612039     MORTGAGORS: LEIGH                DOUGLAS
                               LEIGH                ARIANNE
    REGION CODE    ADDRESS   : 1278 VERONICA COURT
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   452,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    452,463.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,166.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031612112     MORTGAGORS: METCHETTE            KEN
                               CHENG                SUZANNE
    REGION CODE    ADDRESS   : 6579 SARONI DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,802.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.07800
    ----------------------------------------------------------------
0   0031612120     MORTGAGORS: ZATOPA               MICHAEL
                               STEPHENS             ELLEN
    REGION CODE    ADDRESS   : 345 YERBA BUENA AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    580,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,155.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,135,800.00
                                P & I  AMT:     14,898.44
                                UPB AMT:   2,134,911.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          131
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031612138     MORTGAGORS: LEVINE               STEPHEN
                               LEVINE               JACQUELINE
    REGION CODE    ADDRESS   : 2839 MANDEVILLE CANYON ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,623.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,418.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.27500
    ----------------------------------------------------------------
0   0031612153     MORTGAGORS: BERGANTINO           JULIO
                               BERGANTINO           TAMAR
    REGION CODE    ADDRESS   : 12143 ADDISON STREET
        01         CITY      :    VALLEY VILLAGE
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   356,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,641.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.89900
    ----------------------------------------------------------------
0   0031613508     MORTGAGORS: BLAKE                ALAN
                               BLAKE                PENDRYL
    REGION CODE    ADDRESS   : 78 THORNLEY DRIVE
        01         CITY      :    CHATHAM TOWNSHIP
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,985.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 37.86600
    ----------------------------------------------------------------
0   0031613516     MORTGAGORS: FORSTOT              JONATHAN
                               FORSTOT              ROCHELLE
    REGION CODE    ADDRESS   : 49 GARRET PLACE
        01         CITY      :    GLEN ROCK
                   STATE/ZIP : NJ  07452
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.70400
    ----------------------------------------------------------------
0   0031613532     MORTGAGORS: HAGENLOCK            RICHARD
                               HAGENLOCK            LAURIE
    REGION CODE    ADDRESS   : 13691 LAS NINAS DRIVE
        01         CITY      :    SANTA ANA (AREA)
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,779.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.31800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,710,900.00
                                P & I  AMT:     12,000.57
                                UPB AMT:   1,710,044.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          132
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031613730     MORTGAGORS: KANS                 DOUGLAS

    REGION CODE    ADDRESS   : 6800 MANCHESTER DRIVE
        01         CITY      :    CHANHASSEN
                   STATE/ZIP : MN  55317
    MORTGAGE AMOUNT :   257,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.98300
    ----------------------------------------------------------------
0   0031613813     MORTGAGORS: CHIN                 ALBERT
                               DAI-CHIN             PHIE
    REGION CODE    ADDRESS   : 32725 SOUTH BELAMI LOOP
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   277,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,116.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0031613847     MORTGAGORS: PILARCHIK            LAWRENCE
                               LOVING               SUSAN
    REGION CODE    ADDRESS   : 1417 SAN RAFAEL WAY
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   399,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,210.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,827.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.37700
    ----------------------------------------------------------------
0   0031614068     MORTGAGORS: LARSON               CYNTHIA

    REGION CODE    ADDRESS   : 3512 DOVER DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95065
    MORTGAGE AMOUNT :   148,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,887.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,022.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.57900
    ----------------------------------------------------------------
0   0031615107     MORTGAGORS: FINN                 DONALD
                               FINN                 REBECA
    REGION CODE    ADDRESS   : 221 SILVERWOOD DRIVE
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   423,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,835.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,744.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,505,550.00
                                P & I  AMT:     10,217.19
                                UPB AMT:   1,504,550.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          133
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031615131     MORTGAGORS: BOHN                 JAMES
                               BOHN                 CHERYL
    REGION CODE    ADDRESS   : 7 WOODBENT DRIVE
        01         CITY      :    SEVERNA PARK
                   STATE/ZIP : MD  21146
    MORTGAGE AMOUNT :   233,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,590.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.68000
    ----------------------------------------------------------------
0   0031615586     MORTGAGORS: ZELLMANN             PETER
                               ZELLMANN             SUSAN
    REGION CODE    ADDRESS   : 16138 MEDLAR LANE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,823.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.49200
    ----------------------------------------------------------------
0   0031615842     MORTGAGORS: STARK                CURTIS
                               KERNS-STARK          MINDY
    REGION CODE    ADDRESS   : 28567 HASKELL CANYON ROAD
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   234,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,575.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.97800
    ----------------------------------------------------------------
0   0031615941     MORTGAGORS: HOWALD               PETER
                               HOWALD               LYNNE
    REGION CODE    ADDRESS   : 6411 EAST CALLE DEL NORTE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031616030     MORTGAGORS: STEIN                RONALD
                               STEIN                BETSY
    REGION CODE    ADDRESS   : 6635 CAMDEN AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,706.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,564.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,340,900.00
                                P & I  AMT:      9,236.95
                                UPB AMT:   1,340,255.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          134
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031616048     MORTGAGORS: PARK                 MICHAEL

    REGION CODE    ADDRESS   : 1827 CLIFFORD STREET
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95050
    MORTGAGE AMOUNT :   199,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,062.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,444.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031616063     MORTGAGORS: TUTTLE               RICHARD
                               TUTTLE               SUSAN
    REGION CODE    ADDRESS   : 41 WINDSTONE DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,826.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031616071     MORTGAGORS: RAMSEY               JENNIFER

    REGION CODE    ADDRESS   : 17 FLYING CLOUD COURSE
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   272,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,047.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,903.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031616089     MORTGAGORS: KIDD                 DAVID
                               KIDD                 DEBORAH
    REGION CODE    ADDRESS   : 16565 CLARKES GAP ROAD
        01         CITY      :    PAEONIAN SPRINGS
                   STATE/ZIP : VA  20129
    MORTGAGE AMOUNT :   287,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,982.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031616097     MORTGAGORS: LAWSON               MARC
                               LAWSON               SUSAN
    REGION CODE    ADDRESS   : 4204 BAYARD STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,764.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.04800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,307,550.00
                                P & I  AMT:      9,163.77
                                UPB AMT:   1,306,802.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          135
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031616303     MORTGAGORS: EHART                WILLIAM
                               EHART                MAUREEN
    REGION CODE    ADDRESS   : 18161 ROMELLE AVENUE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   293,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,774.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.23600
    ----------------------------------------------------------------
0   0031616345     MORTGAGORS: ADODRA               SURENDRA
                               ADODRA               HANSA
    REGION CODE    ADDRESS   : 2847 RUBY VIEW
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   309,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,531.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,219.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031616360     MORTGAGORS: NICHOLS              MICHAEL
                               PANARA               BETH
    REGION CODE    ADDRESS   : 14525 OAK STREET #H
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   331,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,253.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,317.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031616428     MORTGAGORS: DOBLAR               DREW
                               DOBLAR               CHRISTINE
    REGION CODE    ADDRESS   : 1442 BROOKGLEN DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,587.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.82300
    ----------------------------------------------------------------
0   0031616469     MORTGAGORS: JANES                KURTIS
                               JANES                GABRIELA
    REGION CODE    ADDRESS   : 21689 CANYON HEIGHTS CIRCLE
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   257,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,959.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.97800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,475,900.00
                                P & I  AMT:     10,297.84
                                UPB AMT:   1,474,106.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          136
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031616923     MORTGAGORS: MYERS                BRUCE
                               MYERS                MARGARET
    REGION CODE    ADDRESS   : 7715 WESTPARK DRIVE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,187.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031616956     MORTGAGORS: FISHER               ROBERT
                               FISHER               DIANA
    REGION CODE    ADDRESS   : 21858 DE LA LUZ STREET
        01         CITY      :    (WOODLAND HILLS AREA) LOS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   233,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,776.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,635.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98000
    ----------------------------------------------------------------
0   0031617186     MORTGAGORS: GARCIA               MARTIN
                               GARCIA               IRMA
    REGION CODE    ADDRESS   : 753 EAST 246TH STREET
        01         CITY      :    (WILMINGTON AREA) LOS ANG
                   STATE/ZIP : CA  90744
    MORTGAGE AMOUNT :    89,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,538.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       649.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031617228     MORTGAGORS: BEAULIEU             PETER
                               BEAULIEU             KATHERINE
    REGION CODE    ADDRESS   : 26 LAKESIDE TERRACE
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.17100
    ----------------------------------------------------------------
0   0031617392     MORTGAGORS: STOTHARD             HENRY
                               STOTHARD             NAN
    REGION CODE    ADDRESS   : 32935 DANASPRUCE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,826.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,114,950.00
                                P & I  AMT:      7,749.82
                                UPB AMT:   1,114,328.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          137
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031617699     MORTGAGORS: BENN                 MACK
                               NIXON-BENN           DENISE
    REGION CODE    ADDRESS   : 9735 E ROADRUNNER DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85262
    MORTGAGE AMOUNT :   359,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,511.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
0   0031618002     MORTGAGORS: PARKHURST            JANET

    REGION CODE    ADDRESS   : 105 MT. LYELL DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   274,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031618192     MORTGAGORS: RADCLIFFE            ANTHONY

    REGION CODE    ADDRESS   : 359 DURANT WAY
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.08100
    ----------------------------------------------------------------
0   0031618275     MORTGAGORS: CAREY                ERIC
                               CAREY                PRISCILLA
    REGION CODE    ADDRESS   : 4041 N 25TH STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.27200
    ----------------------------------------------------------------
0   0031618291     MORTGAGORS: MASON                JOHN
                               CAVENDER             BEVERLY
    REGION CODE    ADDRESS   : 103 STRACHAN LANE
        01         CITY      :    ST SIMONS ISLAND
                   STATE/ZIP : GA  31522
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 43.76000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,488,600.00
                                P & I  AMT:     10,415.71
                                UPB AMT:   1,488,382.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          138
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031618424     MORTGAGORS: LIMONIUS             CHARLES
                               LIMONIUS             KAREN
    REGION CODE    ADDRESS   : 26 SCHOOL STREET
        01         CITY      :    EAST HAMPTON
                   STATE/ZIP : NY  11937
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.71400
    ----------------------------------------------------------------
0   0031619851     MORTGAGORS: SHERWOOD             TIMOTHY
                               SHERWOOD             LEE ANN
    REGION CODE    ADDRESS   : 3221 TITANIC DRIVE
        01         CITY      :    STAFFORD
                   STATE/ZIP : VA  22554
    MORTGAGE AMOUNT :   154,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,849.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,092.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0031620883     MORTGAGORS: LIECHTY              DE VAUN
                               LIECHTY              SONJA
    REGION CODE    ADDRESS   : 2407 NORTH KACHINA
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85203
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031621733     MORTGAGORS: SULKIN               GREGG
                               SULKIN               PAULA
    REGION CODE    ADDRESS   : 16 LONG DRIVE
        01         CITY      :    WESTBORO
                   STATE/ZIP : MA  01581
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,441.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 73.86363
    ----------------------------------------------------------------
0   0031621808     MORTGAGORS: DONOVAN              THOMAS
                               DONOVAN              CATHERINE
    REGION CODE    ADDRESS   : 2237 PEACHTREE LANE
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.88800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,316,300.00
                                P & I  AMT:      9,379.19
                                UPB AMT:   1,315,641.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          139
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031624232     MORTGAGORS: BARDA                ANDREW

    REGION CODE    ADDRESS   : 1335 COMANCHE DRIVE
        01         CITY      :    ALLEN
                   STATE/ZIP : TX  75013
    MORTGAGE AMOUNT :   124,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       872.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031624398     MORTGAGORS: AMINIAN              ALI
                               AMINIAN              TAMMY
    REGION CODE    ADDRESS   : 501 HIGH ST.
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80218
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 53.06100
    ----------------------------------------------------------------
0   0031624687     MORTGAGORS: WAGNER               SCOTT

    REGION CODE    ADDRESS   : 6213 TRAILWOOD DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75024
    MORTGAGE AMOUNT :   219,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,518.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031625478     MORTGAGORS: BERHOLD              JEFF
                               RICHMOND             MAUREEN
    REGION CODE    ADDRESS   : 139 SUPERIOR AVENUE
        01         CITY      :    DECATUR
                   STATE/ZIP : GA  30030
    MORTGAGE AMOUNT :   278,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031626112     MORTGAGORS: PIZZO                DAVID
                               PIZZO                KAREN
    REGION CODE    ADDRESS   : 709 MILL TRAIL COURT
        01         CITY      :    PONTE VEDRA BEACH
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 68.60800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,182,800.00
                                P & I  AMT:      8,026.23
                                UPB AMT:   1,182,800.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          140
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031626328     MORTGAGORS: LEONG                FRANKLIN
                               LEONG                JANE
    REGION CODE    ADDRESS   : 1541 KANALUI STREET
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96816
    MORTGAGE AMOUNT :   492,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    492,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,482.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031626716     MORTGAGORS: FEENEY               MICHAEL
                               FEENEY               CAROLE
    REGION CODE    ADDRESS   : 820 GRANT AVENUE
        01         CITY      :    MAYWOOD
                   STATE/ZIP : NJ  07607
    MORTGAGE AMOUNT :   128,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    127,753.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       961.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031626757     MORTGAGORS: SCHNABEL             ECKHARD
                               SCHNABEL             BARBARA
    REGION CODE    ADDRESS   : 216 TANGLEWOOD DRIVE
        01         CITY      :    GURNEE
                   STATE/ZIP : IL  60031
    MORTGAGE AMOUNT :   143,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    143,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,001.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031627177     MORTGAGORS: SHOUP                CHARLES

    REGION CODE    ADDRESS   : 8751 BROOK ROAD
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22102
    MORTGAGE AMOUNT :   444,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    444,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,224.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.40700
    ----------------------------------------------------------------
0   0031627961     MORTGAGORS: DICKEY               DEBORAH
                               DICKEY               WAYNE
    REGION CODE    ADDRESS   : 4 NEIGHBORLY WAY
        01         CITY      :    BILLERICA
                   STATE/ZIP : MA  01821
    MORTGAGE AMOUNT :   236,570.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,570.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,573.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.99800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,444,420.00
                                P & I  AMT:     10,243.18
                                UPB AMT:   1,444,173.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          141
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031628365     MORTGAGORS: DELAPENHA            ROBERT
                               DELAPENHA            PAULETTE
    REGION CODE    ADDRESS   : 17429 AVENLEIGH DRIVE
        01         CITY      :    ASHTON
                   STATE/ZIP : MD  20861
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,735.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,686.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
0   0031628407     MORTGAGORS: TAYLOR               BRADLEY
                               TAYLOR               DEANE
    REGION CODE    ADDRESS   : 701 MANCHESTER COURT
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.81400
    ----------------------------------------------------------------
0   0031628456     MORTGAGORS: IZATT                TED
                               IZATT                TRACY
    REGION CODE    ADDRESS   : 2 MORNING ARBOR PLACE
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77381
    MORTGAGE AMOUNT :   274,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,585.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,874.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.51400
    ----------------------------------------------------------------
0   0031628498     MORTGAGORS: PELUSO               ROBERT
                               MARTENSEN-PELUSO     PENNY
    REGION CODE    ADDRESS   : 219 LAKEVIEW CIRCLE
        01         CITY      :    MONTGOMERY
                   STATE/ZIP : TX  77356
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,591.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031628563     MORTGAGORS: HALL                 JOHN
                               HALL                 SUSAN
    REGION CODE    ADDRESS   : 3195 EAGLE WATCH DRIVE
        01         CITY      :    WOODSTOCK
                   STATE/ZIP : GA  30189
    MORTGAGE AMOUNT :   261,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,395.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,784.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.27200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,522,200.00
                                P & I  AMT:     10,431.36
                                UPB AMT:   1,521,308.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          142
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031628589     MORTGAGORS: RUGGERI              RICHARD
                               RUGGERI              PAMELA
    REGION CODE    ADDRESS   : 5929 GEMSTONE PLACE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   262,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,439.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.87300
    ----------------------------------------------------------------
0   0031628621     MORTGAGORS: BRITTINGHAM          DONALD
                               BRITTINGHAM          JOAN
    REGION CODE    ADDRESS   : 7111 CHARDON COURT
        01         CITY      :    CLARKSVILLE
                   STATE/ZIP : MD  21029
    MORTGAGE AMOUNT :   289,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,268.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.24300
    ----------------------------------------------------------------
0   0031628647     MORTGAGORS: LEWYCKYJ             ROMAN
                               LEWYCKYJ             BETH
    REGION CODE    ADDRESS   : 8420 MARTINGALE DRIVE
        01         CITY      :    MC LEAN
                   STATE/ZIP : VA  22102
    MORTGAGE AMOUNT :   357,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,456.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,380.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031628688     MORTGAGORS: WROLSTAD             MARK
                               MAPES                MARY
    REGION CODE    ADDRESS   : 5533 SWISS AVENUE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75214
    MORTGAGE AMOUNT :   318,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,538.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031628704     MORTGAGORS: BURDINE              JAMES
                               BURDINE              SHIRLEY
    REGION CODE    ADDRESS   : 4924 SANDESTIN DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,528,700.00
                                P & I  AMT:     10,267.57
                                UPB AMT:   1,527,469.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          143
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031628720     MORTGAGORS: KOTLER               FREDERICK
                               KOTLER               JULIE
    REGION CODE    ADDRESS   : 6433 EMPTY SONG ROAD
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21044
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,795.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.32400
    ----------------------------------------------------------------
0   0031628753     MORTGAGORS: MRENAK               GARY
                               RENTZEL              SHARON
    REGION CODE    ADDRESS   : 20912 LAYTON RIDGE DRIVE
        01         CITY      :    LAYTONSVILLE
                   STATE/ZIP : MD  20882
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,768.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031628779     MORTGAGORS: BOYLE                MICHAEL
                               BOYLE                MAUREEN
    REGION CODE    ADDRESS   : 6 FAR HORIZON ROAD
        01         CITY      :    NEWTOWN
                   STATE/ZIP : CT  06470
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,762.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031629926     MORTGAGORS: MADDUX               DANIEL

    REGION CODE    ADDRESS   : 104 W. SUMMIT
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78212
    MORTGAGE AMOUNT :   317,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,239.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,112.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 84.66600
    ----------------------------------------------------------------
0   0031629991     MORTGAGORS: MCGREGOR             ROBERT
                               MCGREGOR             MOLLY
    REGION CODE    ADDRESS   : 5418 TRACE RIDGE LANE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35244
    MORTGAGE AMOUNT :   250,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,314.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.36100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,474,000.00
                                P & I  AMT:     10,196.03
                                UPB AMT:   1,472,880.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          144
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031630049     MORTGAGORS: MARTIN               WILLIAM
                               MARTIN               WANDA
    REGION CODE    ADDRESS   : 44477 WHITE STONE PLACE
        01         CITY      :    TALL TIMBERS
                   STATE/ZIP : MD  20690
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,980.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.40000
    ----------------------------------------------------------------
0   0031631526     MORTGAGORS: SEXTON               SHAYNE
                               SEXTON               KYRA
    REGION CODE    ADDRESS   : 544 MOUNTAIN PERKINS ROAD
        01         CITY      :    JACKSBORO
                   STATE/ZIP : TN  37757
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,806.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031631559     MORTGAGORS: DICKSON              MARK
                               DICKSON              MELODY
    REGION CODE    ADDRESS   : 5821 BENT TWIG ROAD
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,728.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,373.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.04200
    ----------------------------------------------------------------
0   0031631567     MORTGAGORS: NIGRO                MICHAEL
                               NIGRO                JOANN
    REGION CODE    ADDRESS   : 12705 HITCHCOCK COURT
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20191
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.80500
    ----------------------------------------------------------------
0   0031631575     MORTGAGORS: PLESHAW              ROBERT
                               PLESHAW              MARTHA
    REGION CODE    ADDRESS   : 4309 VAN NESS STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   361,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,943.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,527.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.94400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,515,500.00
                                P & I  AMT:     10,420.09
                                UPB AMT:   1,513,478.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          145
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031631591     MORTGAGORS: HALL                 R.
                               HALL                 BARBARA
    REGION CODE    ADDRESS   : 1315 TURNER AVENUE
        01         CITY      :    GALVESTON
                   STATE/ZIP : TX  77573
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,772.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.33800
    ----------------------------------------------------------------
0   0031631609     MORTGAGORS: LYNCH                FRANCIS

    REGION CODE    ADDRESS   : 155 EDWARD FOSTER ROAD
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031631617     MORTGAGORS: BIERY                FREDERICK
                               STOECKER             SALLY
    REGION CODE    ADDRESS   : 11 4TH STREET, N.E.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20002
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,762.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,501.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.66600
    ----------------------------------------------------------------
0   0031631625     MORTGAGORS: HAYES                JOHN
                               HAYES                CATHERINE
    REGION CODE    ADDRESS   : 39254 BUCHANNON GAP RD
        01         CITY      :    ALDIE
                   STATE/ZIP : VA  20105
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,772.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.24000
    ----------------------------------------------------------------
0   0031632169     MORTGAGORS: STEWART              LARRY

    REGION CODE    ADDRESS   : 2701 RACQUET CLUB DRIVE
        01         CITY      :    MIDLAND
                   STATE/ZIP : TX  79705
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,707.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,589,000.00
                                P & I  AMT:     10,971.48
                                UPB AMT:   1,588,014.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          146
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031632540     MORTGAGORS: BURZACCHI            ALESSANDRO
                               BURZACCHI            CECILE
    REGION CODE    ADDRESS   : 2010 PARKSIDE CIRCLE SOUTH
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33486
    MORTGAGE AMOUNT :   261,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,853.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.80000
    ----------------------------------------------------------------
0   0031633092     MORTGAGORS: CHARTER              MEG
                               BALLARD              KERRI
    REGION CODE    ADDRESS   : 4052 SW COLLEGE STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98116
    MORTGAGE AMOUNT :   278,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,903.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031633100     MORTGAGORS: POTICNY              DANIEL
                               POTICNY              STEPHANIE
    REGION CODE    ADDRESS   : 3102 SHADOW DR. WEST
        01         CITY      :    ARLINGTON
                   STATE/ZIP : TX  76006
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,031.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 92.87900
    ----------------------------------------------------------------
0   0031633134     MORTGAGORS: HEREN                MICHAEL
                               HEREN                ANTONIE
    REGION CODE    ADDRESS   : 17669 MUIR LANE
        01         CITY      :    SUNRIVER
                   STATE/ZIP : OR  97707
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.67900
    ----------------------------------------------------------------
0   0031633183     MORTGAGORS: LACASSE              STEVEN
                               LACASSE              MARGARET
    REGION CODE    ADDRESS   : 410 WEDGEWOOD LANE
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,746.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.46800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,439,900.00
                                P & I  AMT:     10,070.49
                                UPB AMT:   1,438,291.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          147
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031633217     MORTGAGORS: MAGNUSON             DOUGLAS
                               MAGNUSON             COLETTE
    REGION CODE    ADDRESS   : 1630 SW PARKWOOD DRIVE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97225
    MORTGAGE AMOUNT :   266,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,307.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.62500
    ----------------------------------------------------------------
0   0031633225     MORTGAGORS: HILEMAN              SCOTT
                               HOLLIS               MARSHALL
    REGION CODE    ADDRESS   : 7214 NE 160TH STREET
        01         CITY      :    BOTHELL
                   STATE/ZIP : WA  98011
    MORTGAGE AMOUNT :   251,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,298.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.98200
    ----------------------------------------------------------------
0   0031633233     MORTGAGORS: WORTMAN              MICHAEL
                               WORTMAN              LINDA
    REGION CODE    ADDRESS   : 7711 GINGERBREAD LANE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,430.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.16600
    ----------------------------------------------------------------
0   0031633316     MORTGAGORS: BIANCHINI            DENNIS
                               BIANCHINI            LYDIA
    REGION CODE    ADDRESS   : 412 EAST CENTRAL AVENUE
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,631.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.23200
    ----------------------------------------------------------------
0   0031633324     MORTGAGORS: STAUDOHAR            JAMES
                               STAUDOHAR            KATHLEEN
    REGION CODE    ADDRESS   : 10157 E. BAYVIEW DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85258
    MORTGAGE AMOUNT :   397,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,197.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,745.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,530,500.00
                                P & I  AMT:     10,580.52
                                UPB AMT:   1,528,865.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          148
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031633332     MORTGAGORS: D'ACCORDO            ARMANDO
                               D'ACCORDO            PHYLLIS
    REGION CODE    ADDRESS   : 167 BEACH 144TH STREET
        01         CITY      :    NEPONSIT
                   STATE/ZIP : NY  11694
    MORTGAGE AMOUNT :   499,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,461.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,621.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 62.43700
    ----------------------------------------------------------------
0   0031633373     MORTGAGORS: BURKE                DONALD
                               BURKE                JANE
    REGION CODE    ADDRESS   : 3241 LIVINGSTON STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20015
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,605.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.94900
    ----------------------------------------------------------------
0   0031633654     MORTGAGORS: WEINSTEIN            MICHAEL
                               WEINSTEIN            MAXINE
    REGION CODE    ADDRESS   : 4504 QUIET BROOK COURT
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  20151
    MORTGAGE AMOUNT :   236,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.98400
    ----------------------------------------------------------------
0   0031633803     MORTGAGORS: OZOBIA               NATHAN
                               OZOBIA               COMFORT
    REGION CODE    ADDRESS   : 1533 WESTWOOD DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89102
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    540,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,868.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 38.57100
    ----------------------------------------------------------------
0   0031633852     MORTGAGORS: HOPPER               DONALD
                               DEUCHLER-HOPPER      JENNY
    REGION CODE    ADDRESS   : 2354 MOUNTAIN WEST TRAIL
        01         CITY      :    STONE MOUNTAIN
                   STATE/ZIP : GA  30087
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,726.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.23000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,875,700.00
                                P & I  AMT:     13,204.91
                                UPB AMT:   1,873,993.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          149
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031633860     MORTGAGORS: BLACK                RICHARD
                               BLACK                LINDA
    REGION CODE    ADDRESS   : 707 JUNIPER STREET
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   369,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,318.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031633886     MORTGAGORS: SCHLADENHAUFFEN      BENJAMIN

    REGION CODE    ADDRESS   : 75 DAWN HEATH CIRCLE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80127
    MORTGAGE AMOUNT :   264,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,498.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99300
    ----------------------------------------------------------------
0   0031633977     MORTGAGORS: TRIVISANI            THOMAS
                               TRIVISANI            FRANCESCA
    REGION CODE    ADDRESS   : 8130 CANCUN COURT
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : VA  20155
    MORTGAGE AMOUNT :   263,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,028.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0031634017     MORTGAGORS: KOSTER               MICHAEL
                               KOSTER               ROBIN
    REGION CODE    ADDRESS   : 537 CARAWAY COURT
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32259
    MORTGAGE AMOUNT :   296,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,980.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,071.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------
0   0031634033     MORTGAGORS: BELDEN               STEVEN
                               BELDEN               MICHELE
    REGION CODE    ADDRESS   : RT 2 BOX 291 J
        01         CITY      :    AUBREY
                   STATE/ZIP : TX  76227
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,822.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.56200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,438,750.00
                                P & I  AMT:      9,915.49
                                UPB AMT:   1,437,649.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          150
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031634041     MORTGAGORS: CZARNIEWY            KEVIN
                               CZARNIEWY            MARY-LOUISE
    REGION CODE    ADDRESS   : 328 9TH STREET S.E.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20003
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,814.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031634108     MORTGAGORS: LUNDMARK             PAUL
                               LUNDMARK             ANNMARIE
    REGION CODE    ADDRESS   : 8460 FAIR OAKS PARKWAY
        01         CITY      :    FAIR OAKS RANCH
                   STATE/ZIP : TX  78006
    MORTGAGE AMOUNT :   281,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031634389     MORTGAGORS: GIBSON               JAMES
                               GIBSON               JILL
    REGION CODE    ADDRESS   : 11811 SENDERA LANE
        01         CITY      :    RICHMOND
                   STATE/ZIP : TX  77469
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,303.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.58500
    ----------------------------------------------------------------
0   0031635139     MORTGAGORS: STRZEMPEK            STANLEY
                               STRZEMPEK            SARAH
    REGION CODE    ADDRESS   : 7502 FLORENCE AVENUE
        01         CITY      :    DOWNERS GROVE
                   STATE/ZIP : IL  60516
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.52900
    ----------------------------------------------------------------
0   0031635188     MORTGAGORS: PURPURA              JOSEPH
                               PURPURA              MARGARET
    REGION CODE    ADDRESS   : 4 N 571 MOUNTAIN ASH DRIVE
        01         CITY      :    WAYNE
                   STATE/ZIP : IL  60184
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,534.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 46.29600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,304,100.00
                                P & I  AMT:      9,303.83
                                UPB AMT:   1,303,061.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          151
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031635238     MORTGAGORS: PREZIOSO             RICHARD
                               PREZIOSO             PATRICIA
    REGION CODE    ADDRESS   : 71 WINSOR PLACE
        01         CITY      :    GLEN RIDGE
                   STATE/ZIP : NJ  07028
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,974.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031635683     MORTGAGORS: PATTERSON            JAMES
                               PATTERSON            MARIBEL
    REGION CODE    ADDRESS   : 3589 SILVER FOX PATH
        01         CITY      :    BUFORD
                   STATE/ZIP : GA  30519
    MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,024.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99500
    ----------------------------------------------------------------
0   0031636186     MORTGAGORS: KIRINCICH            ELIZABETH

    REGION CODE    ADDRESS   : 1115 SOUTH HAMLIN
        01         CITY      :    PARK RIDGE
                   STATE/ZIP : IL  60068
    MORTGAGE AMOUNT :   276,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,523.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.75500
    ----------------------------------------------------------------
0   0031637887     MORTGAGORS: KRZEMINSKI           THOMAS
                               MCIVER               JANICE
    REGION CODE    ADDRESS   : 2409 MEADOWBROOK LANE
        01         CITY      :    WESTCHESTER
                   STATE/ZIP : IL  60154
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,814.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.85500
    ----------------------------------------------------------------
0   0031639958     MORTGAGORS: MORAN                THOMAS
                               MORAN                KELLY
    REGION CODE    ADDRESS   : 104 CAMELOT LANE
        01         CITY      :    LIBERTYVILLE
                   STATE/ZIP : IL  60048
    MORTGAGE AMOUNT :   428,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,862.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,996.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.19300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,465,450.00
                                P & I  AMT:     10,156.99
                                UPB AMT:   1,464,223.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          152
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031640261     MORTGAGORS: CRUSHAM              MICHAEL
                               CRUSHAM              SUSAN
    REGION CODE    ADDRESS   : 2506 WALNUT KNOB
        01         CITY      :    KINGWOOD
                   STATE/ZIP : TX  77345
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,801.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031640691     MORTGAGORS: DUPERVAL             JACQUES
                               DUPERVAL             CAROLE
    REGION CODE    ADDRESS   : 132 POST ROAD
        01         CITY      :    OLD WESTBURY
                   STATE/ZIP : NY  11568
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,737.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,494.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 58.82300
    ----------------------------------------------------------------
0   0031642333     MORTGAGORS: WYSSMAN              RAY
                               ALLEN                MARCIA
    REGION CODE    ADDRESS   : 75-5810 KINI LOOP
        01         CITY      :    KAILUA KONA
                   STATE/ZIP : HI  96740
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,212.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031643653     MORTGAGORS: CORDES               ROBERT

    REGION CODE    ADDRESS   : 5254 WINTER VIEW DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22312
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,754.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031643679     MORTGAGORS: ANGEL                JOSE
                               LEE                  JACQUELIN
    REGION CODE    ADDRESS   : 2495 UNIVERSITY HEIGHTS
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   279,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,505,900.00
                                P & I  AMT:     10,290.99
                                UPB AMT:   1,504,193.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          153
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031644321     MORTGAGORS: CUNNINGHAM           MICHAL
                               CUNNINGHAM           WYNONA
    REGION CODE    ADDRESS   : 1584 WOOD DUCK COURT
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : VA  22191
    MORTGAGE AMOUNT :   253,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,432.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 94.98200
    ----------------------------------------------------------------
0   0031644354     MORTGAGORS: GROB                 ERIC
                               GROB                 LISA
    REGION CODE    ADDRESS   : 5167 BRITTEN LANE
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,827.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.77700
    ----------------------------------------------------------------
0   0031644362     MORTGAGORS: BONNER               RAYMOND
                               BONNER               LORETTA
    REGION CODE    ADDRESS   : 10702 CLERMONT AVENUE
        01         CITY      :    GARRETT PARK
                   STATE/ZIP : MD  20896
    MORTGAGE AMOUNT :   243,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.73900
    ----------------------------------------------------------------
0   0031644420     MORTGAGORS: MCNABB               ROBERT

    REGION CODE    ADDRESS   : 9712 MILL RUN DRIVE
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.23100
    ----------------------------------------------------------------
0   0031644495     MORTGAGORS: CLASS                JOHN
                               CLASS                MARGARET
    REGION CODE    ADDRESS   : 8000 WHITTIER BLVD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   267,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,911.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,327,550.00
                                P & I  AMT:      9,255.86
                                UPB AMT:   1,326,771.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          154
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031644537     MORTGAGORS: QUICK                GARY

    REGION CODE    ADDRESS   : 1494 TOWHEE RUN
        01         CITY      :    OVIEDO
                   STATE/ZIP : FL  32765
    MORTGAGE AMOUNT :   258,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.99200
    ----------------------------------------------------------------
0   0031644552     MORTGAGORS: BRANT                DAVID
                               BRANT                MERRI
    REGION CODE    ADDRESS   : 8607 OAK BROOK LANE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,828.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.00000
    ----------------------------------------------------------------
0   0031644990     MORTGAGORS: WINDERS              RAYMOND
                               WINDERS              SHARON
    REGION CODE    ADDRESS   : 3326 JUST-A-MERE COURT
        01         CITY      :    WINDERMERE
                   STATE/ZIP : FL  34786
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,903.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.07200
    ----------------------------------------------------------------
0   0031648785     MORTGAGORS: JUNG                 KYUNG

    REGION CODE    ADDRESS   : 3993 BRIARY WAY
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,372.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 93.33300
    ----------------------------------------------------------------
0   0031648876     MORTGAGORS: FERRARO              ROBERT
                               FERRARO              RITA
    REGION CODE    ADDRESS   : 11785 E MARIPOSA GRANDE DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   317,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.90800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,361,650.00
                                P & I  AMT:      9,483.47
                                UPB AMT:   1,360,851.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          155
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031648884     MORTGAGORS: LEE                  ALEXANDER

    REGION CODE    ADDRESS   : 559 MILL RUN
        01         CITY      :    PARAMUS
                   STATE/ZIP : NJ  07652
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,766.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,553.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031648926     MORTGAGORS: THAMES               MARK
                               THAMES               JOANNE
    REGION CODE    ADDRESS   : 983 CROWNEPOINTE LANE
        01         CITY      :    TOWNSHIP OF WEST GOSHEN
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,984.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031648942     MORTGAGORS: MITCHELL             JESSIE
                               MITCHELL             SALLIE
    REGION CODE    ADDRESS   : 2900 TUCKER ROAD
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.88800
    ----------------------------------------------------------------
0   0031649593     MORTGAGORS: TABBARA              MARWAN
                               SHEHAB               MONA
    REGION CODE    ADDRESS   : 20101 NORTHEAST 25 AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33180
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,780.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.89473
    ----------------------------------------------------------------
0   0031650104     MORTGAGORS: PAGAN                DAVID
                               PAGAN                LISA
    REGION CODE    ADDRESS   : 1483 NORTHWEST 185TH STREET
        01         CITY      :    SHORELINE
                   STATE/ZIP : WA  98177
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,546,400.00
                                P & I  AMT:     10,918.65
                                UPB AMT:   1,544,946.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          156
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070007737     MORTGAGORS: SCOTT                MICHAEL
                               SCOTT                BRIAN
    REGION CODE    ADDRESS   : 912 MONTEREY BLVD UNIT 3
        01         CITY      :    HERMOSA BEA
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,552.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070033980     MORTGAGORS: MARQUEZ              ANASTACIO
                               MARQUEZ              SHARON
    REGION CODE    ADDRESS   : 2196 SHURTLEFF AVENUE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94559
    MORTGAGE AMOUNT :    78,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     78,256.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       548.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   001
    LTV :                 41.75221
    ----------------------------------------------------------------
0   0070056130     MORTGAGORS: KEYASHIAN            JOHN
                               KEYASHIAN            AMALIA
    REGION CODE    ADDRESS   : 5716 RIDGEHAVEN DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75024
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070057047     MORTGAGORS: GREENE               MATTHEW

    REGION CODE    ADDRESS   : 18 INDIAN PIPE DRIVE
        01         CITY      :    QUOGUE
                   STATE/ZIP : NY  11959
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 83.33333
    ----------------------------------------------------------------
0   0070057492     MORTGAGORS: GRAY                 CORY
                               GRAY                 TAMRA
    REGION CODE    ADDRESS   : 8093 S PROCTOR FARM CIRCLE
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84093
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,032.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.18079
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,283,000.00
                                P & I  AMT:      9,092.96
                                UPB AMT:   1,282,308.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          157
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070057807     MORTGAGORS: STONE                L
                               STONE                JOYCE
    REGION CODE    ADDRESS   : 5081 LEEDS STREET
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.50000
    ----------------------------------------------------------------
0   0070070057     MORTGAGORS: THOMAS               WADE
                               THOMAS               NANCI
    REGION CODE    ADDRESS   : 1491 FRAUN COURT
        01         CITY      :    SPARKS
                   STATE/ZIP : NV  89434
    MORTGAGE AMOUNT :   331,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,258.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.74725
    ----------------------------------------------------------------
0   0070073739     MORTGAGORS: BUCHER               R
                               BUCHER               LAURA
    REGION CODE    ADDRESS   : 502 LOMA AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.86348
    ----------------------------------------------------------------
0   0070088620     MORTGAGORS: WARD                 RICHARD
                               WARD                 MARGARET
    REGION CODE    ADDRESS   : 1437 PURPLE SAGE DRIVE
        01         CITY      :    GARDNERVILL
                   STATE/ZIP : NV  89410
    MORTGAGE AMOUNT :    83,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     83,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       566.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 51.87500
    ----------------------------------------------------------------
0   0070094834     MORTGAGORS: NORDLING             DOROTHY

    REGION CODE    ADDRESS   : 2624 ELLENTOWN ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 53.57143
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,329,000.00
                                P & I  AMT:      9,130.01
                                UPB AMT:   1,329,000.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          158
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070106406     MORTGAGORS: FRANZE               MICHAEL
                               FRANZE               KATHLEEN
    REGION CODE    ADDRESS   : 21225 SIMAY LANE
        01         CITY      :    SANTA CLARI
                   STATE/ZIP : CA  91321
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.41270
    ----------------------------------------------------------------
0   0070107123     MORTGAGORS: WONG                 VICTOR
                               WONG                 AMY
    REGION CODE    ADDRESS   : 3021 WELSH WAY
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   345,720.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,456.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.02222
    ----------------------------------------------------------------
0   0070109202     MORTGAGORS: FARLEY               ROBERT
                               FARLEY               GLORIA
    REGION CODE    ADDRESS   : 28747 WEST PISCES STREET
        01         CITY      :    AGOURA HILL
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070109780     MORTGAGORS: HUNTER               ROBERT
                               HUNTER               KAREN
    REGION CODE    ADDRESS   : 821 SOUTH FAIRMONT WAY
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92669
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0070115852     MORTGAGORS: BARAJAS              SAUL
                               BARAJAS              CYNTHIA
    REGION CODE    ADDRESS   : 9 CANNES
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,773.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.74725
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,403,720.00
                                P & I  AMT:      9,733.92
                                UPB AMT:   1,403,230.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          159
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070119714     MORTGAGORS: GALLEGOS             GLORIA
                               GALLEGOS             FRANCINE
    REGION CODE    ADDRESS   : 1330 CORRIDA DE AGUA
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87505
    MORTGAGE AMOUNT :   103,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    103,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       714.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   001
    LTV :                 84.06504
    ----------------------------------------------------------------
0   0070121041     MORTGAGORS: SPENCER              KATHIE
                               PRIETO               ALAN
    REGION CODE    ADDRESS   : 60 NORMAL AVENUE
        01         CITY      :    UPPER MONTC
                   STATE/ZIP : NJ  07043
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070126917     MORTGAGORS: DURANT               STEPHEN
                               DURANT               JANICE
    REGION CODE    ADDRESS   : 3702 SEASCAPE DRIVE
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : CA  92649
    MORTGAGE AMOUNT :   372,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,509.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.72727
    ----------------------------------------------------------------
0   0070131057     MORTGAGORS: SCHNEIDER            CHARLES
                               SCHNEIDER            MARY ELLEN
    REGION CODE    ADDRESS   : 44 LA VUELTA
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   307,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 49.20000
    ----------------------------------------------------------------
0   0070134192     MORTGAGORS: RUDA                 JACQUES
                               RUDA                 LISA
    REGION CODE    ADDRESS   : 696 DEXTER STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80220
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.15730
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,349,400.00
                                P & I  AMT:      9,248.92
                                UPB AMT:   1,349,400.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          160
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070139837     MORTGAGORS: HENSON               KIRK

    REGION CODE    ADDRESS   : 1139 WHISPERING HIGHLANDS
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   231,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 92.04365
    ----------------------------------------------------------------
0   0070151063     MORTGAGORS: FISHER               VANCE
                               FISHER               LINDA
    REGION CODE    ADDRESS   : 5060 EVANWOOD AVENUE
        01         CITY      :    (AGOURA ARE
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   226,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,584.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.93651
    ----------------------------------------------------------------
0   0070152459     MORTGAGORS: LEE                  RENEE

    REGION CODE    ADDRESS   : 4626 NORTH CHEYENNE STREET
        01         CITY      :    TACOMA
                   STATE/ZIP : WA  98407
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,594.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.62069
    ----------------------------------------------------------------
0   0070155510     MORTGAGORS: RONEY                MARIE

    REGION CODE    ADDRESS   : 209 BARCLIFFE LANE
        01         CITY      :    SCHAUMBURG
                   STATE/ZIP : IL  60194
    MORTGAGE AMOUNT :    50,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :     50,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       346.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   001
    LTV :                 59.82353
    ----------------------------------------------------------------
0   0070160056     MORTGAGORS: ANDRADE              JOSE
                               PROCOPS              CHRISTINE
    REGION CODE    ADDRESS   : 77 ATHERTON COURT
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.46479
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,012,400.00
                                P & I  AMT:      7,043.23
                                UPB AMT:   1,012,400.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          161
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070169099     MORTGAGORS: COTE                 STEVEN
                               COTE                 ANDREA
    REGION CODE    ADDRESS   : 4295 BARBARA COURT
        01         CITY      :    Pleasanton
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,816.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.57000
    ----------------------------------------------------------------
0   0070174453     MORTGAGORS: FENTON               THOMAS
                               FENTON               MELISSA
    REGION CODE    ADDRESS   : 558 GILES WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   247,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.76119
    ----------------------------------------------------------------
0   0070174867     MORTGAGORS: BOWLING              RICHARD
                               BOWLING              JEAN
    REGION CODE    ADDRESS   : 5009 BLACKHAWK DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   484,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,640.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,384.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.24000
    ----------------------------------------------------------------
0   0070174883     MORTGAGORS: MOSKOVITS            LEONARD
                               RODRIGUEZ            JENNIFER
    REGION CODE    ADDRESS   : 66 BRIDGEPORT RD
        01         CITY      :    Newport Coast
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   523,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    522,901.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,614.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.86000
    ----------------------------------------------------------------
0   0070177266     MORTGAGORS: ZANI                 MICHAEL
                               ZANI                 COURTNEY
    REGION CODE    ADDRESS   : 11805 PACIFIC AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   370,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,503.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,498.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,879,200.00
                                P & I  AMT:     13,001.11
                                UPB AMT:   1,877,962.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          162
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070200936     MORTGAGORS: SMITH                ANNE
                               SMITH                JACK
    REGION CODE    ADDRESS   : 27860 SADDLE COURT
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   556,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    556,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,745.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 39.71000
    ----------------------------------------------------------------
0   0070207147     MORTGAGORS: YOUNGMAN             ARNE
                               YOUNGMAN             KATHERINE
    REGION CODE    ADDRESS   : 10 SEA TERRACE
        01         CITY      :    Newport Beach
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   562,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    562,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,837.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070209523     MORTGAGORS: PEDIGO               JAMES
                               PEDIGO               RUTH
    REGION CODE    ADDRESS   : 2273 ALAQUA DRIVE
        01         CITY      :    LONGWOOD
                   STATE/ZIP : FL  32779
    MORTGAGE AMOUNT :   628,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    628,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,395.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.31132
    ----------------------------------------------------------------
0   0070215496     MORTGAGORS: MCRAE                BERNICE
                               CASEY                DENNIS
    REGION CODE    ADDRESS   : 584 S ANDOVER DRIVE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,696.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.83099
    ----------------------------------------------------------------
0   0070219365     MORTGAGORS: DICKEY               CHRISTOPHER

    REGION CODE    ADDRESS   : 143-143 1/2 MELROSE AVENUE
        01         CITY      :    Monrovia
                   STATE/ZIP : CA  91016
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    184,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,286.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,186,200.00
                                P & I  AMT:     14,962.14
                                UPB AMT:   2,186,200.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          163
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070219563     MORTGAGORS: JONES                OTIS
                               JONES                ALICE
    REGION CODE    ADDRESS   : 385 PESCADERO TERRACE
        01         CITY      :    Sunnyvale
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   279,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,956.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.66000
    ----------------------------------------------------------------
0   0070219571     MORTGAGORS: SISNEROS             ROGER
                               JUPINA               JOAN
    REGION CODE    ADDRESS   : 16981 BRIERLY COURT
        01         CITY      :    Castro Valley
                   STATE/ZIP : CA  94546
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.09000
    ----------------------------------------------------------------
0   0070222351     MORTGAGORS: REILLY               KATHLEEN

    REGION CODE    ADDRESS   : 9342 AIRDROME STREET
        01         CITY      :    Los Angeles
                   STATE/ZIP : CA  90035
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.97000
    ----------------------------------------------------------------
0   0070228937     MORTGAGORS: LENHERR              WAYNE
                               LENHERR              BETTY
    REGION CODE    ADDRESS   : 408 PLEASANT HILL ROAD
        01         CITY      :    Sebastopol
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   190,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    190,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,344.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 49.35000
    ----------------------------------------------------------------
0   0070247820     MORTGAGORS: LIN                  MIN-TAU
                               YEH                  MEI-NA
    REGION CODE    ADDRESS   : 40442 SEVILLE COURT
        01         CITY      :    Fremont
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.65000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,377,750.00
                                P & I  AMT:      9,594.18
                                UPB AMT:   1,377,750.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG000498113B  01
                                PAGE:          164
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070258090     MORTGAGORS: MINER                CAMERON
                               WILMARTH             LORRIE
    REGION CODE    ADDRESS   : 5749 SEIFERT AVENUE
        01         CITY      :    San Jose
                   STATE/ZIP : CA  95118
    MORTGAGE AMOUNT :   274,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070259023     MORTGAGORS: STARR                BETTY

    REGION CODE    ADDRESS   : 923 ADELAINE AVENUE
        01         CITY      :    South Pasadena
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    2
                                LOAN AMT:     533,400.00
                                P & I  AMT:      3,797.70
                                UPB AMT:     533,400.00
0                   TOTAL       NUM OF LOANS:  817
                                LOAN AMT: 249,928,134.52
                                P & I  AMT:  1,737,353.41
                                UPB AMT: 249,048,321.27


1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007539554     MORTGAGORS: HOLOVACK             ROBERT
                               HOLOVACK             LINDA
    REGION CODE    ADDRESS   : 493 WALTONS FORD COURT
        00         CITY      :    GROVETOWN
                   STATE/ZIP : GA  30813
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,248.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,000.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/07
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.83908
    ----------------------------------------------------------------
0   0007669898     MORTGAGORS: FETHERSTON           MICHAEL
                               FETHERSTON           THERESE
    REGION CODE    ADDRESS   : 7117 NORTH BARNETT LANE
        01         CITY      :    FOX POINT
                   STATE/ZIP : WI  53217
    MORTGAGE AMOUNT :   398,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,607.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,580.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007669997     MORTGAGORS: EDDY                 STEVEN
                               EDDY                 LISA
    REGION CODE    ADDRESS   : 700 NORTH DOBSON ROAD #38
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85224
    MORTGAGE AMOUNT :   408,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,412.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,669.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.62357
    ----------------------------------------------------------------
0   0007672900     MORTGAGORS: PALMER               SUZANNE
                               PALMER               ROBERT
    REGION CODE    ADDRESS   : 1450 SOUTH EAST 16TH TERRACE
        01         CITY      :    CAPE CORAL
                   STATE/ZIP : FL  33990
    MORTGAGE AMOUNT :    70,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     63,429.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       639.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/11
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.96100
    ----------------------------------------------------------------
0   0007672918     MORTGAGORS: HANDLEY              DANIEL
                               HANDLEY              JULIANNA
    REGION CODE    ADDRESS   : 8431  GLENCAIRN
        01         CITY      :    SAGINAW
                   STATE/ZIP : MI  48609
    MORTGAGE AMOUNT :   200,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    184,114.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/11
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,327,500.00
                               P & I AMT:     12,809.08
                               UPB AMT:   1,274,812.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007672934     MORTGAGORS: SULLIVAN             JOSEPH
                               SULLIVAN             LENORA
    REGION CODE    ADDRESS   : LOT 144 QUEENS HARBOUR YACHT &C.C.
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32225
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,962.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,623.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.76600
    ----------------------------------------------------------------
0   0007672942     MORTGAGORS: BAZAR                CHARLES
                               BAZAR                KATHLEEN
    REGION CODE    ADDRESS   : 2203  TIGER POINT ROAD
        01         CITY      :    BRENHAM
                   STATE/ZIP : TX  77833
    MORTGAGE AMOUNT :   156,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,475.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,502.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007672959     MORTGAGORS: MITCHELL             WILLIAM
                               MITCHELL             DORIS
    REGION CODE    ADDRESS   : ROYAL ST.GEORGE'S LANE OFF HIGHWAY
        01         CITY      :    LEESBURG
                   STATE/ZIP : FL  34748
    MORTGAGE AMOUNT :   119,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    117,809.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,084.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.72700
    ----------------------------------------------------------------
0   0007672967     MORTGAGORS: BREWER               RICHARD
                               BREWER               FERN
    REGION CODE    ADDRESS   : 1806  PRESTON TRAIL
        01         CITY      :    HARLINGEN
                   STATE/ZIP : TX  78552
    MORTGAGE AMOUNT :   109,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    108,479.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       999.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.97500
    ----------------------------------------------------------------
0   0007672975     MORTGAGORS: COFFINDAFFER         ERNEST
                               COFFINDAFFER         CAROL
    REGION CODE    ADDRESS   : 3018  DOGWOOD ROAD
        01         CITY      :    BRIDGEPORT
                   STATE/ZIP : WV  26330
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,019.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,381.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,265,200.00
                               P & I AMT:     11,591.03
                               UPB AMT:   1,244,746.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007672983     MORTGAGORS: GRIMALDI             NANCY
                               GRIMALDI             FRANK
    REGION CODE    ADDRESS   : 181 LOWELL ROAD
        01         CITY      :    TONAWANDA
                   STATE/ZIP : NY  14217
    MORTGAGE AMOUNT :   110,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    109,018.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,035.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.57100
    ----------------------------------------------------------------
0   0007672991     MORTGAGORS: ZEH                  KELLY
                               ZEH                  KAREN
    REGION CODE    ADDRESS   : 5865 NORTH JULIANO ROAD
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89129
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,264.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,325.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 77.39100
    ----------------------------------------------------------------
0   0007673007     MORTGAGORS: HARWELL              WILLIAM
                               HARWELL              JUDITH
    REGION CODE    ADDRESS   : 941 GLENNVIEW LANE
        01         CITY      :    FRANKLIN
                   STATE/ZIP : NC  28734
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,558.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       474.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 40.32200
    ----------------------------------------------------------------
0   0007673015     MORTGAGORS: JETER                BARBARA
                               JETER                JOHN
    REGION CODE    ADDRESS   : 77 FOREST GLEN DRIVE
        01         CITY      :    IMPERIAL
                   STATE/ZIP : PA  15126
    MORTGAGE AMOUNT :    86,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,577.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       776.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007673023     MORTGAGORS: BODELL               JOSEPH

    REGION CODE    ADDRESS   : 22014  KELLEYS PARK ROAD
        01         CITY      :    ROCK HALL
                   STATE/ZIP : MD  21661
    MORTGAGE AMOUNT :    51,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     50,562.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       467.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     564,600.00
                               P & I AMT:      5,079.46
                               UPB AMT:     557,981.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007673031     MORTGAGORS: SENDERLING           JAMES
                               GIANGIULIO           JEANETTE
    REGION CODE    ADDRESS   : 101  GLASGOW CIRCLE
        01         CITY      :    LANSDALE
                   STATE/ZIP : PA  19446
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,225.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,185.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 78.03400
    ----------------------------------------------------------------
0   0007673064     MORTGAGORS: LEVINSON             BARBARA
                               FORCE                RUTH
    REGION CODE    ADDRESS   : 3245  BANTA ROAD
        01         CITY      :    SOUTH PLAINFIELD
                   STATE/ZIP : NJ  07080
    MORTGAGE AMOUNT :    58,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     57,459.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       529.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.33300
    ----------------------------------------------------------------
0   0007673072     MORTGAGORS: MAU                  CHARLOTTE

    REGION CODE    ADDRESS   : 1505 CANTERBURY COURT
        01         CITY      :    PERRY
                   STATE/ZIP : GA  31069
    MORTGAGE AMOUNT :    95,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,114.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       867.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007673080     MORTGAGORS: O'BRIEN              JAMES

    REGION CODE    ADDRESS   : 563  WEST FERRY
        01         CITY      :    BUFFALO
                   STATE/ZIP : NY  14222
    MORTGAGE AMOUNT :   148,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,925.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,347.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007673098     MORTGAGORS: THOMSEN              CURT
                               THOMSEN              SANDRA
    REGION CODE    ADDRESS   : 2350 BALBOA DRIVE
        01         CITY      :    IDAHO FALLS
                   STATE/ZIP : ID  83404
    MORTGAGE AMOUNT :    65,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     64,393.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       616.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 61.03200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     501,800.00
                               P & I AMT:      4,546.35
                               UPB AMT:     496,118.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007673114     MORTGAGORS: LOBOU                ALAN
                               LOBOU                ENID
    REGION CODE    ADDRESS   : 6830 CASTLEMAINE AVENUE
        01         CITY      :    BOYNTON BEACH
                   STATE/ZIP : FL  33437
    MORTGAGE AMOUNT :    85,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     83,657.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       769.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.17700
    ----------------------------------------------------------------
0   0007673122     MORTGAGORS: TABORELLI            DAVID

    REGION CODE    ADDRESS   : 4455  LOS FELIZ BOULEVARD UNIT 1102
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90027
    MORTGAGE AMOUNT :   100,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     98,937.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       907.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.71889
    ----------------------------------------------------------------
0   0007673148     MORTGAGORS: KRIM                 MURRAY

    REGION CODE    ADDRESS   : 530 EAST 76TH STREET UNIT20 J
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10021
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,410.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,491.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007673155     MORTGAGORS: BERNSTEIN            STEPHEN
                               BERNSTEIN            MARJORY
    REGION CODE    ADDRESS   : 40 ELKLAND ROAD
        01         CITY      :    MELVILLE
                   STATE/ZIP : NY  11747
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,953.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,876.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.56300
    ----------------------------------------------------------------
0   0007673163     MORTGAGORS: LAURELLA             JOSEPH
                               LAURELLA             OPHELIA
    REGION CODE    ADDRESS   : 2492 EAST 1950 NORTH UNIT#5
        01         CITY      :    LAYTON
                   STATE/ZIP : UT  84040
    MORTGAGE AMOUNT :    23,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     22,728.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       218.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 14.37500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     803,200.00
                               P & I AMT:      7,263.05
                               UPB AMT:     794,687.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007673171     MORTGAGORS: TATE                 ERIC
                               TATE                 JO ANN
    REGION CODE    ADDRESS   : 404 SOUTH BANCROFT PARKWAY
        01         CITY      :    WILMINGTON
                   STATE/ZIP : DE  19805
    MORTGAGE AMOUNT :    76,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     76,084.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       701.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007673189     MORTGAGORS: WILLIAMS             THOMAS
                               WILLIAMS             SUE
    REGION CODE    ADDRESS   : 11601 PAGANICA WAY NORTH EAST
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87111
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,588.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,742.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.75700
    ----------------------------------------------------------------
0   0007673197     MORTGAGORS: HARAZIM              ERNEST
                               HARAZIM              INGRID
    REGION CODE    ADDRESS   : 50 NOHEA KAI DRIVE #2-205
        01         CITY      :    LAHAINA
                   STATE/ZIP : HI  96761
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,769.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 44.64285
    ----------------------------------------------------------------
0   0007673205     MORTGAGORS: MARTINEZ             GLORIA

    REGION CODE    ADDRESS   : 1658 SOUTH DUDLEY COURT
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : CO  80232
    MORTGAGE AMOUNT :    64,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     63,403.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       584.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 47.76100
    ----------------------------------------------------------------
0   0007673213     MORTGAGORS: BITTERLY             GARY
                               BITTERLY             DEBRA
    REGION CODE    ADDRESS   : 31  PALMER AVENUE
        01         CITY      :    WEST LONG BRANCH
                   STATE/ZIP : NJ  07764
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,788.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.73422
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,130,800.00
                               P & I AMT:     10,588.57
                               UPB AMT:   1,120,634.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007673221     MORTGAGORS: HENDERSON            ROBERT
                               HENDERSON            JANET
    REGION CODE    ADDRESS   : 720 COVINGTON GROVE BOULEVARD
        01         CITY      :    BOWLING GREEN
                   STATE/ZIP : KY  42104
    MORTGAGE AMOUNT :   431,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,641.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,904.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.43600
    ----------------------------------------------------------------
0   0007673239     MORTGAGORS: DIFLUMERI            ANTHONY
                               DIFLUMERI            ANITA
    REGION CODE    ADDRESS   : 1426 SEQUOIA CIRCLE
        01         CITY      :    DOVER TWP.
                   STATE/ZIP : NJ  08753
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,048.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,786.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.75900
    ----------------------------------------------------------------
0   0007673247     MORTGAGORS: NATSCH               LANSE

    REGION CODE    ADDRESS   : 288 WILMOT ROAD
        01         CITY      :    OCEAN BEACH
                   STATE/ZIP : NY  11770
    MORTGAGE AMOUNT :   190,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    188,229.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.68500
    ----------------------------------------------------------------
0   0007673262     MORTGAGORS: RYDER                JOHN
                               RYDER                ANN
    REGION CODE    ADDRESS   : 44 HAMPTON LANE
        01         CITY      :    BETHANY BEACH
                   STATE/ZIP : DE  19930
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    505,350.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,727.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.73000
    ----------------------------------------------------------------
0   0007673296     MORTGAGORS: MCLAUGHLIN           MICHAEL
                               MCLAUGHLIN           MARIE
    REGION CODE    ADDRESS   : 37 ABBINGTON LANE
        01         CITY      :    WASHINGTON TWP.
                   STATE/ZIP : NJ  08080
    MORTGAGE AMOUNT :    37,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     36,963.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       352.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 30.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,478,500.00
                               P & I AMT:     13,505.67
                               UPB AMT:   1,464,233.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007673304     MORTGAGORS: STANTON              JOHN

    REGION CODE    ADDRESS   : 6330 LORING DRIVE
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21045
    MORTGAGE AMOUNT :   128,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,858.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,204.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007673320     MORTGAGORS: ROGERS               JONATHAN
                               ROGERS               LAURIE
    REGION CODE    ADDRESS   : 7703 CROSSLAND ROAD
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21208
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,885.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,787.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 68.08500
    ----------------------------------------------------------------
0   0031004062     MORTGAGORS: HARPER               CHARLES
                               HARPER               GLORIA
    REGION CODE    ADDRESS   : 2825 E. SWEETBRIAR
        01         CITY      :    EDMOND
                   STATE/ZIP : OK  73034
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,860.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,117.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.17600
    ----------------------------------------------------------------
0   0031026354     MORTGAGORS: SMITH                KENNETH
                               SMITH                SOOKYOUNG
    REGION CODE    ADDRESS   : 28016 NORTH LIANA LANE
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,129.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,085.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031040116     MORTGAGORS: CHOE                 BECKY
                               CHOE                 PAUL
    REGION CODE    ADDRESS   : 7419 NATIVE OAK
        01         CITY      :    IRVING
                   STATE/ZIP : TX  75063
    MORTGAGE AMOUNT :   255,727.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,544.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,153,727.00
                               P & I AMT:     10,603.13
                               UPB AMT:   1,132,278.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031058407     MORTGAGORS: CANALE               LUIGI
                               CANALE               PATRICIA
    REGION CODE    ADDRESS   : 26701 BUCKINGHAM DRIVE
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,007.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 39.37700
    ----------------------------------------------------------------
0   0031070055     MORTGAGORS: WILSON               MICHAEL
                               WILSON               JERILYNN
    REGION CODE    ADDRESS   : 19502 TAMARACK WAY
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77094
    MORTGAGE AMOUNT :   369,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,384.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,297.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031085723     MORTGAGORS: CURTIS               DAVID
                               CURTIS               PATRICIA
    REGION CODE    ADDRESS   : 1340 EL PRADO AVENUE #31
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90501
    MORTGAGE AMOUNT :   222,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,683.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
0   0031086465     MORTGAGORS: DIETTER              ROBERT
                               DIETTER              HILDA
    REGION CODE    ADDRESS   : 1716 EAST QUAIL AVENUE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85024
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,801.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 84.70300
    ----------------------------------------------------------------
0   0031097264     MORTGAGORS: LAND                 RONALD

    REGION CODE    ADDRESS   : 2 1/2 TIMBER RIDGE DRIVE
        01         CITY      :    SIMSBURY
                   STATE/ZIP : CT  06070
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,086.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,157.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,269,200.00
                               P & I AMT:     11,538.26
                               UPB AMT:   1,239,963.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031107840     MORTGAGORS: KINNEY               LARRY
                               KINNEY               SANDRA
    REGION CODE    ADDRESS   : 10000 ROBIN OAKS DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,560.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,117.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.23000
    ----------------------------------------------------------------
0   0031117849     MORTGAGORS: BLOSSER              FRED
                               BLOSSER              JANET
    REGION CODE    ADDRESS   : 64383 E SQUASH BLOSSOM LANE
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85739
    MORTGAGE AMOUNT :   221,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,937.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,033.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.22500
    ----------------------------------------------------------------
0   0031172067     MORTGAGORS: ZARKO                GARY

    REGION CODE    ADDRESS   : W 6302 BLUFF ROAD
        01         CITY      :    WHITEWATER
                   STATE/ZIP : WI  53190
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,966.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031217862     MORTGAGORS: LATHAM               ROBERT
                               LATHAM               SUSAN
    REGION CODE    ADDRESS   : 345 LAKESIDE DRIVE
        01         CITY      :    GRAND LAKE
                   STATE/ZIP : CO  80447
    MORTGAGE AMOUNT :   144,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    142,687.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,334.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031233810     MORTGAGORS: MONTGOMERY           KENNETH
                               MONTGOMERY           JUDITH
    REGION CODE    ADDRESS   : 8429 TOWNESHIP LANE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75243
    MORTGAGE AMOUNT :    93,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,570.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       875.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,003,650.00
                               P & I AMT:      9,328.41
                               UPB AMT:     989,755.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031243835     MORTGAGORS: LAMBERT              JERRY
                               LAMBERT              CYNTHIA
    REGION CODE    ADDRESS   : 11327 HIGHWAY 26
        01         CITY      :    FOLEY
                   STATE/ZIP : AL  36535
    MORTGAGE AMOUNT :    80,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     78,992.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       724.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.55500
    ----------------------------------------------------------------
0   0031253917     MORTGAGORS: KOEN                 TOMMY
                               KOEN                 MARY
    REGION CODE    ADDRESS   : 101 HIDDEN WAY COURT
        01         CITY      :    HENDERSONVILLE
                   STATE/ZIP : TN  37075
    MORTGAGE AMOUNT :   840,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    834,741.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,608.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031255821     MORTGAGORS: TURNER               RUSSELL
                               TURNER               LINDA
    REGION CODE    ADDRESS   : LOT 38 HIGH HAMPTON DRIVE
        01         CITY      :    PELHAM
                   STATE/ZIP : AL  35124
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,367.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,210.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031257058     MORTGAGORS: HARRISON             JOHN

    REGION CODE    ADDRESS   : 222 LANSING ISLAND DRIVE
        01         CITY      :    INDIAN HARBOUR BEACH
                   STATE/ZIP : FL  32937
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    493,205.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,389.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 60.97561
    ----------------------------------------------------------------
0   0031261233     MORTGAGORS: BANKERT              CARRIE
                               BANKERT              JAMES
    REGION CODE    ADDRESS   : 221 CENTENNIAL AVENUE
        01         CITY      :    HANOVER
                   STATE/ZIP : PA  17331
    MORTGAGE AMOUNT :    43,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     43,056.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       398.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 51.29400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,823,600.00
                               P & I AMT:     16,332.30
                               UPB AMT:   1,805,363.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031266463     MORTGAGORS: RAGSDALE             KEENER
                               RAGSDALE             TARA
    REGION CODE    ADDRESS   : 4116 LANGSTON COVE
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38117
    MORTGAGE AMOUNT :   285,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,309.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,583.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.56300
    ----------------------------------------------------------------
0   0031281819     MORTGAGORS: HERRMANN             HOWARD
                               HERRMANN             DEBORAH
    REGION CODE    ADDRESS   : 732 GREAT SPRING RD
        01         CITY      :    BRYN MAWR
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   360,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,066.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,091.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 55.46100
    ----------------------------------------------------------------
0   0031287618     MORTGAGORS: KADIWAR              JAYANTILAL
                               KADIWAR              INDIRA
    REGION CODE    ADDRESS   : 18140 HAYLOFT DRIVE
        01         CITY      :    DERWOOD
                   STATE/ZIP : MD  20855
    MORTGAGE AMOUNT :   324,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,608.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,918.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.12900
    ----------------------------------------------------------------
0   0031292196     MORTGAGORS: MC CONNELL           PATRICIA

    REGION CODE    ADDRESS   : 478 GLENMARY LANE
        01         CITY      :    RADNOR
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,928.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,840.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031293798     MORTGAGORS: ATKINS               ROBERT
                               ATKINS               ELLEN
    REGION CODE    ADDRESS   : 355 SUDBURY ROAD
        01         CITY      :    CONCORD
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   458,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,132.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,148.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.73900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,744,400.00
                               P & I AMT:     15,581.96
                               UPB AMT:   1,732,046.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031294382     MORTGAGORS: AVILA                FRANCISCO
                               AVILA                MICHELE
    REGION CODE    ADDRESS   : 537 GRAND OAKS DRIVE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    645,974.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,933.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.90400
    ----------------------------------------------------------------
0   0031297716     MORTGAGORS: TRINGALI             ALFRED
                               TRINGALI             MELANIE
    REGION CODE    ADDRESS   : 68 BOREN LANE
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  01921
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,770.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,286.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031299456     MORTGAGORS: WARTOSKY             HARVEY
                               WARTOSKY             JOELLE
    REGION CODE    ADDRESS   : 51 MT VERNON STREET
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02108
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,865.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,012.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.55000
    ----------------------------------------------------------------
0   0031300395     MORTGAGORS: KIM                  JOSEPH
                               KIM                  PATRICIA
    REGION CODE    ADDRESS   : 4711 LAS COLINAS LANE
        01         CITY      :    LA CANADA
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   615,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    610,980.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,399.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031308463     MORTGAGORS: BRIGHT               KEVIN
                               BRIGHT               CLAUDIA
    REGION CODE    ADDRESS   : 11982  BRENTRIDGE LANE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT : 1,042,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,038,783.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     9,512.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 53.57326
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,997,000.00
                               P & I AMT:     27,144.07
                               UPB AMT:   2,981,374.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031308596     MORTGAGORS: MENDICINO            SAMUEL
                               MENDICINO            BEVERLY
    REGION CODE    ADDRESS   : 41 SURF SIDE DRIVE
        01         CITY      :    NORTH BETHANY
                   STATE/ZIP : DE  19930
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,752.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,502.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 45.45400
    ----------------------------------------------------------------
0   0031315088     MORTGAGORS: AMIN                 NIRANJAN
                               AMIN                 NAINA
    REGION CODE    ADDRESS   : 6 DUMPLIN HILL LANE
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : NY  11743
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,097.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 67.96100
    ----------------------------------------------------------------
0   0031316300     MORTGAGORS: WINDER               CHARLIE

    REGION CODE    ADDRESS   : 22910 HOLLY CREEK TRAIL
        01         CITY      :    TOMBALL
                   STATE/ZIP : TX  77375
    MORTGAGE AMOUNT :   577,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    571,903.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,189.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 54.99000
    ----------------------------------------------------------------
0   0031317076     MORTGAGORS: FLACK                CHARLES
                               FLACK                KATHI
    REGION CODE    ADDRESS   : RR4 BOX 230
        01         CITY      :    DALLAS
                   STATE/ZIP : PA  18612
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,978.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,700.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 56.36300
    ----------------------------------------------------------------
0   0031323629     MORTGAGORS: KHADER               YASMEEN

    REGION CODE    ADDRESS   : 469 BENITO STREET
        01         CITY      :    EAST MEADOW
                   STATE/ZIP : NY  11554
    MORTGAGE AMOUNT :   170,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    169,463.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,528.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.43900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,782,400.00
                               P & I AMT:     16,018.47
                               UPB AMT:   1,773,097.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031326242     MORTGAGORS: RIPPLE               CRAIG

    REGION CODE    ADDRESS   : 7501 WHITE HALL DRIVE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20110
    MORTGAGE AMOUNT :    64,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     64,008.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       599.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 86.75600
    ----------------------------------------------------------------
0   0031331077     MORTGAGORS: CLIFFORD             PATRICK
                               CLIFFORD             JUANITA
    REGION CODE    ADDRESS   : 2006 SPEAR STREET
        01         CITY      :    SHERLBURNE
                   STATE/ZIP : VT  05482
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,956.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,242.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/11
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.07800
    ----------------------------------------------------------------
0   0031331507     MORTGAGORS: TEVIS                TERRY
                               TEVIS                PATRICIA
    REGION CODE    ADDRESS   : 9 WOODWAY LANE
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   545,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    543,261.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,860.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 57.36800
    ----------------------------------------------------------------
0   0031333578     MORTGAGORS: BEARDSLEY            JOHN
                               BEARDSLEY            DARLENE
    REGION CODE    ADDRESS   : 130 PLEASANTVIEW AVENUE
        01         CITY      :    BRISTOL
                   STATE/ZIP : CT  06010
    MORTGAGE AMOUNT :    91,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,170.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       843.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 79.82400
    ----------------------------------------------------------------
0   0031333982     MORTGAGORS: ESHELMAN             WILLIAM
                               ESHELMAN             KATHLEEN
    REGION CODE    ADDRESS   : 17500 SERENE  DRIVE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95307
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,736.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.14200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,630,200.00
                               P & I AMT:     15,214.69
                               UPB AMT:   1,622,132.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031334501     MORTGAGORS: MCDONNELL            FRANK
                               MCDONNELL            SHARON
    REGION CODE    ADDRESS   : 614 MOUNTAIN STREET
        01         CITY      :    SHARON
                   STATE/ZIP : MA  02067
    MORTGAGE AMOUNT :   314,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,020.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,844.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.88200
    ----------------------------------------------------------------
0   0031335599     MORTGAGORS: ATKINS               LINDA

    REGION CODE    ADDRESS   : 105 SOUTH DUDLEY AVE
        01         CITY      :    VENTNOR
                   STATE/ZIP : NJ  08406
    MORTGAGE AMOUNT :   221,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,340.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,130.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031351034     MORTGAGORS: COHEN                PHILIP
                               COHEN                NANCY
    REGION CODE    ADDRESS   : 8901 GREYLOCK ROAD
        01         CITY      :    PIKESVILLE
                   STATE/ZIP : MD  21208
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,040.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,489.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031353022     MORTGAGORS: COOPER               EDWARD
                               COOPER               BETTY
    REGION CODE    ADDRESS   : 5 EASTVIEW DRIVE
        01         CITY      :    DERRY
                   STATE/ZIP : NH  03038
    MORTGAGE AMOUNT :   337,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,991.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,008.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.38100
    ----------------------------------------------------------------
0   0031353782     MORTGAGORS: THEODOROU            IGNATIUS
                               THEODOROU            ANGELINA
    REGION CODE    ADDRESS   : 367 CENTRAL STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02166
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,635.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.34900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,660,550.00
                               P & I AMT:     15,107.02
                               UPB AMT:   1,654,392.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031354640     MORTGAGORS: KOZAK                JOSEPH
                               KOZAK                MARILYN
    REGION CODE    ADDRESS   : 10520 STANYAN STREET
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30022
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,044.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,989.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.11100
    ----------------------------------------------------------------
0   0031361066     MORTGAGORS: BACHTA               MADELINE

    REGION CODE    ADDRESS   : 40 MAIN STREET
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,944.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,030.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.40000
    ----------------------------------------------------------------
0   0031369663     MORTGAGORS: MARCUS               LEONARD
                               MARCUS               RANDI
    REGION CODE    ADDRESS   : 51 RIDGE ROAD
        01         CITY      :    UPPER SADDLE RIVER  BOROU
                   STATE/ZIP : NJ  07458
    MORTGAGE AMOUNT :   438,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    433,858.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,967.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.88888
    ----------------------------------------------------------------
0   0031371644     MORTGAGORS: ESPOSITO             ALBERT
                               CROWLEY              BROOKE
    REGION CODE    ADDRESS   : 38 SOUTH HOWELLS POINT ROAD
        01         CITY      :    BELLPORT
                   STATE/ZIP : NY  11713
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,895.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,145.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 46.35700
    ----------------------------------------------------------------
0   0031376288     MORTGAGORS: BRIGGS               G
                               BRIGGS               SUSAN
    REGION CODE    ADDRESS   : 1106 WINWOOD  DRIVE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : IL  60045
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,716.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,578.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 41.57800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,835,000.00
                               P & I AMT:     16,711.40
                               UPB AMT:   1,825,458.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031376825     MORTGAGORS: KEENER               LARRY
                               KEENER               ROBBIN
    REGION CODE    ADDRESS   : 1400 GULFVIEW DRIVE
        01         CITY      :    N MYRTLE BEACH
                   STATE/ZIP : SC  29582
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.05100
    ----------------------------------------------------------------
0   0031379613     MORTGAGORS: EVANS                CHARLES
                               EVANS                ELIZABETH
    REGION CODE    ADDRESS   : 10600 DONOVANS HILL DRIVE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   438,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    433,874.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,967.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.38400
    ----------------------------------------------------------------
0   0031380140     MORTGAGORS: BETHKE               BRIAN
                               BETHKE               PATRICIA
    REGION CODE    ADDRESS   : 12039 EAST WELSH TRAIL
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,142.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,738.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.15700
    ----------------------------------------------------------------
0   0031382260     MORTGAGORS: WHITE                RICHARD

    REGION CODE    ADDRESS   : 2127 COUNTY ROAD 39
        01         CITY      :    MOUNTAIN HOME
                   STATE/ZIP : AR  72653
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,521.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,916.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031382732     MORTGAGORS: BROOKS               GREGORY
                               BROOKS               KATHY
    REGION CODE    ADDRESS   : 830 NORTH PENROSE CIRCLE
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85205
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,696.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,709.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,614,000.00
                               P & I AMT:     14,723.61
                               UPB AMT:   1,604,234.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031383599     MORTGAGORS: RAYAN                SALIBA
                               RAYAN                JANAN
    REGION CODE    ADDRESS   : 6485 NORTH SAUGANASH
        01         CITY      :    LINCOLNWOOD
                   STATE/ZIP : IL  60646
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,219.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031384431     MORTGAGORS: WESTBERG             KATHLEEN
                               WESTBERG             JOHN
    REGION CODE    ADDRESS   : 5608 SOUTH GARFIELD AVENUE
        01         CITY      :    HINDSDALE
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,126.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,489.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 52.26400
    ----------------------------------------------------------------
0   0031385321     MORTGAGORS: RITTER               PHILIP
                               RITTER               STEPHANIE
    REGION CODE    ADDRESS   : 10824 ALADDIN DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75229
    MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,914.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,341.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031390297     MORTGAGORS: HALEY                JEFFREY
                               HALEY                KATHERINE
    REGION CODE    ADDRESS   : 19400 GLEASON ROAD
        01         CITY      :    CORCORAN
                   STATE/ZIP : MN  55340
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,151.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.77400
    ----------------------------------------------------------------
0   0031390354     MORTGAGORS: MANZI                NICHOLAS
                               PIANELLI             MARY
    REGION CODE    ADDRESS   : 125 CARNOUSTIE WAY
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   479,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    477,537.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,406.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.01300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,643,800.00
                               P & I AMT:     14,875.32
                               UPB AMT:   1,639,729.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031392657     MORTGAGORS: MILLS                JAMES
                               MILLS                LILLIAN
    REGION CODE    ADDRESS   : 6521 NORTH COLUMBUS BLVD.
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85718
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,364.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,193.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.70900
    ----------------------------------------------------------------
0   0031393960     MORTGAGORS: MOLNAR               JOHN
                               MOLNAR               ROSEMARIE
    REGION CODE    ADDRESS   : 8623 WELLSLEY COURT
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45249
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,148.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,426.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.79000
    ----------------------------------------------------------------
0   0031394000     MORTGAGORS: WEINSTEIN            BRUCE
                               WEINSTEIN            SHERRIE
    REGION CODE    ADDRESS   : 71 PARISH ROAD
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02194
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,184.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,502.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.18100
    ----------------------------------------------------------------
0   0031395874     MORTGAGORS: ROCCA                JOHN
                               ROCCA                BARBARA
    REGION CODE    ADDRESS   : 39550 LIME KILN ROAD
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   387,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,905.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,533.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 35.19000
    ----------------------------------------------------------------
0   0031396062     MORTGAGORS: PAGLE                RUSSELL
                               GENSER-PAGLE         MORI
    REGION CODE    ADDRESS   : 121 SEERGREEN WAY
        01         CITY      :    FOLSON
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   185,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,816.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.87100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,356,100.00
                               P & I AMT:     12,306.54
                               UPB AMT:   1,350,418.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031396526     MORTGAGORS: ZIMLIKI              CHARLES
                               ZIMLIKI              JEAN
    REGION CODE    ADDRESS   : 6226 DAVIDSBURG ROAD
        01         CITY      :    DOVER
                   STATE/ZIP : PA  17315
    MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,427.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,835.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 76.58800
    ----------------------------------------------------------------
0   0031397326     MORTGAGORS: COYLE                MONTY
                               COYLE                LYNN
    REGION CODE    ADDRESS   : 22025 S RIDGE RD
        01         CITY      :    OREGON CITY
                   STATE/ZIP : OR  97045
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,848.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,280.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.93650
    ----------------------------------------------------------------
0   0031397896     MORTGAGORS: CLEMONS              DONALD
                               CLEMONS              BARBARA
    REGION CODE    ADDRESS   : 720 HARBOR POINT DRIVE
        01         CITY      :    JOHNSON CITY
                   STATE/ZIP : TN  37615
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,089.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.65300
    ----------------------------------------------------------------
0   0031398357     MORTGAGORS: ARNETT               DANA
                               AVERILL              STEPHANIE
    REGION CODE    ADDRESS   : 2330 N. LISTER AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,371.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,400.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 38.96200
    ----------------------------------------------------------------
0   0031401854     MORTGAGORS: HELSTROM             JEFFREY
                               HELSTROM             ELIZABETH
    REGION CODE    ADDRESS   : 8276 SCANDIA ROAD
        01         CITY      :    WACONIA
                   STATE/ZIP : MN  55387
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,446.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,057.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.05263
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,746,000.00
                               P & I AMT:     15,663.88
                               UPB AMT:   1,741,094.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031402639     MORTGAGORS: HEICK                CHARLES
                               HEICK                BARBARA
    REGION CODE    ADDRESS   : 8633 ROBINSON RIDGE DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,599.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,566.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 78.86200
    ----------------------------------------------------------------
0   0031403488     MORTGAGORS: SHAVERS              JOE

    REGION CODE    ADDRESS   : 8701 SOUTH GRAMERCY PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90047
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    134,578.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,222.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 79.41100
    ----------------------------------------------------------------
0   0031404452     MORTGAGORS: ARIANI               MEHRDAD
                               ARIANI               LIDA
    REGION CODE    ADDRESS   : 3920 LAKE VISTA COURT
        01         CITY      :    ENCINO (AREA)
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   665,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    662,947.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,070.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 63.33300
    ----------------------------------------------------------------
0   0031407216     MORTGAGORS: ALEXANDER            GARRETT

    REGION CODE    ADDRESS   : 3815 REDCOAT WAY
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30022
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,391.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.58800
    ----------------------------------------------------------------
0   0031408982     MORTGAGORS: SMILEY               MARK
                               SMILEY               CYNTHIA
    REGION CODE    ADDRESS   : 734 CHANTRY CIRCLE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,915.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,188.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.35000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,817,000.00
                               P & I AMT:     16,377.20
                               UPB AMT:   1,809,432.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031409782     MORTGAGORS: BLANCK               PHILIP
                               BLANCK               RACHEL
    REGION CODE    ADDRESS   : 28858 BELCHESTER ROAD
        01         CITY      :    KENNEDYVILLE
                   STATE/ZIP : MD  21645
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,179.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.05500
    ----------------------------------------------------------------
0   0031410764     MORTGAGORS: MAY                  JAMES
                               MAY                  ROSIE
    REGION CODE    ADDRESS   : 26810 SAINT FRANCIS DR
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   780,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    777,565.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,065.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 52.70200
    ----------------------------------------------------------------
0   0031412703     MORTGAGORS: BHARGAVA             RAKESH
                               BHARGAVA             VALSA
    REGION CODE    ADDRESS   : 9 TODOR COURT
        01         CITY      :    BURR RIDGE
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   337,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,948.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,052.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 51.84600
    ----------------------------------------------------------------
0   0031413446     MORTGAGORS: BONNER               PHILIP

    REGION CODE    ADDRESS   : 17801 PRESCOTT LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   220,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,704.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,924.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 89.79600
    ----------------------------------------------------------------
0   0031414402     MORTGAGORS: ZALTSBERG            HAL
                               ZALTSBERG            JAQUITA
    REGION CODE    ADDRESS   : 2502 AZLE HIGHWAY
        01         CITY      :    WEATHERFORD
                   STATE/ZIP : TX  76080
    MORTGAGE AMOUNT :   132,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,723.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,155.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 53.04000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,733,500.00
                               P & I AMT:     15,579.86
                               UPB AMT:   1,726,122.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031419443     MORTGAGORS: BOTELHO              JOSEPH
                               BOTELHO              PEGGY
    REGION CODE    ADDRESS   : 5 HOLLY HILL ROAD
        01         CITY      :    WESTPORT
                   STATE/ZIP : MA  02790
    MORTGAGE AMOUNT :   377,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,688.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,468.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.54500
    ----------------------------------------------------------------
0   0031420169     MORTGAGORS: STEEL                BRET
                               BARLOW               MAURINE
    REGION CODE    ADDRESS   : 2725 EAST CREEK ROAD
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    645,232.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,887.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031420250     MORTGAGORS: BERMAN               DAVID

    REGION CODE    ADDRESS   : 11727 GAINSBOROUGH ROAD
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,877.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,294.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 48.81450
    ----------------------------------------------------------------
0   0031420573     MORTGAGORS: JOHNSON              MICHAEL
                               JOHNSON              LYNN
    REGION CODE    ADDRESS   : 2500 NORTH LIGHTNING A DRIVE
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85749
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,093.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.18100
    ----------------------------------------------------------------
0   0031421456     MORTGAGORS: PASSER               JEFFREY
                               PASSER               SANDRA
    REGION CODE    ADDRESS   : 1122 SOUTH 112TH PLAZA
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68144
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,971.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,930.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.20000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,003,000.00
                               P & I AMT:     18,361.71
                               UPB AMT:   1,990,864.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031422330     MORTGAGORS: MADISON              STEPHEN

    REGION CODE    ADDRESS   : 4675 WINNWOOD ROAD
        01         CITY      :    ADDISON
                   STATE/ZIP : TX  75240
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,835.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,494.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.36508
    ----------------------------------------------------------------
0   0031423882     MORTGAGORS: GRIFFITH             ROBERT

    REGION CODE    ADDRESS   : 9903 APPLE STREET
        01         CITY      :    SPRING VALLEY (AREA)
                   STATE/ZIP : CA  91977
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,459.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,354.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031426208     MORTGAGORS: KEAGY                GREGORY
                               KEAGY                SANDRA
    REGION CODE    ADDRESS   : 1058 BRANDT AVENUE
        01         CITY      :    LEMOYNE
                   STATE/ZIP : PA  17043
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,104.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,647.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.35800
    ----------------------------------------------------------------
0   0031427305     MORTGAGORS: ROSELIUS             MARTIN
                               ROSELIUS             SHERRY
    REGION CODE    ADDRESS   : 8 NEWELL STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98109
    MORTGAGE AMOUNT :   256,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,306.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,291.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031427560     MORTGAGORS: RIMARCIK             JAMES
                               RIMARCIK             SUSAN
    REGION CODE    ADDRESS   : 1439 BROOKSHIRE COURT
        01         CITY      :    NEW BRIGHTON
                   STATE/ZIP : MN  55112
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,243.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 51.57800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,555,950.00
                               P & I AMT:     14,024.09
                               UPB AMT:   1,546,950.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031427909     MORTGAGORS: ZAUDTKE              DWIGHT
                               ZAUDTKE              LAUREEN
    REGION CODE    ADDRESS   : 10910 DELLWOOD ROAD
        01         CITY      :    GRANT TWP,
                   STATE/ZIP : MN  55082
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,650.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,676.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.96200
    ----------------------------------------------------------------
0   0031433683     MORTGAGORS: WAHLSTROM            HAKAN

    REGION CODE    ADDRESS   : 102 WESTWOOD LANE
        01         CITY      :    REDLANDS
                   STATE/ZIP : CA  92373
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,172.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,400.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 58.88800
    ----------------------------------------------------------------
0   0031435043     MORTGAGORS: CARR                 LAURENCE
                               CARR                 ANNA
    REGION CODE    ADDRESS   : 4 WEST MONTE VISTA DRIVE
        01         CITY      :    WOODLAND
                   STATE/ZIP : CA  95695
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,702.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.12500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      6.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031438476     MORTGAGORS: KAUFMAN              JERALD
                               KAUFMAN              KAREN
    REGION CODE    ADDRESS   : 4983 CHAMPLAIN CIRCLE
        01         CITY      :    WEST BLOOMFIELD
                   STATE/ZIP : MI  48323
    MORTGAGE AMOUNT :   397,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,065.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,656.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031439409     MORTGAGORS: HANSBROUGH           THOMAS
                               HANSBROUGH           MELANIE
    REGION CODE    ADDRESS   : 19303 LINKS COURT
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70810
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,895.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,145.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,532,000.00
                               P & I AMT:     13,785.19
                               UPB AMT:   1,523,486.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031440183     MORTGAGORS: MCDONOUGH            SHAUN
                               MCDONOUGH            MARY-LOU
    REGION CODE    ADDRESS   : 31 PERCY ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,059.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 55.00000
    ----------------------------------------------------------------
0   0031442023     MORTGAGORS: HOROWITZ             SANDRA
                               WEIHMAYER            ROBERT
    REGION CODE    ADDRESS   : 80 WESTLAND ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,599.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.14200
    ----------------------------------------------------------------
0   0031444938     MORTGAGORS: NASH                 MICHAEL
                               NASH                 JANICE
    REGION CODE    ADDRESS   : 3218 MONTMARTE CIRCLE
        01         CITY      :    WEST BLOOMFIELD
                   STATE/ZIP : MI  48033
    MORTGAGE AMOUNT :   486,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    481,520.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,470.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.52400
    ----------------------------------------------------------------
0   0031445935     MORTGAGORS: LE                   QUE
                               VU                   KIM
    REGION CODE    ADDRESS   : 15628 NORTHWEST WISMER DRIVE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   244,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,399.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,252.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 84.99700
    ----------------------------------------------------------------
0   0031446024     MORTGAGORS: ELLIS                DAVID
                               ELLIS                LEELA
    REGION CODE    ADDRESS   : 8 DRIFTWOOD LANDING
        01         CITY      :    GULFSTREAM
                   STATE/ZIP : FL  33483
    MORTGAGE AMOUNT :   855,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    852,331.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,744.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 57.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,415,900.00
                               P & I AMT:     22,127.36
                               UPB AMT:   2,407,252.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031446818     MORTGAGORS: HAYWARD              ROBERT
                               HAYWARD              PAMELA
    REGION CODE    ADDRESS   : 4328 SPEAR STREET
        01         CITY      :    SHELBURNE,
                   STATE/ZIP : VT  05482
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,687.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,955.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.56300
    ----------------------------------------------------------------
0   0031447782     MORTGAGORS: HOLTZMAN             LEONARD

    REGION CODE    ADDRESS   : 20 CAPTAIN COOK LANE
        01         CITY      :    CENTERVILLE
                   STATE/ZIP : MA  02632
    MORTGAGE AMOUNT :    56,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     55,830.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       519.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031447790     MORTGAGORS: NACES                DANILO
                               NACES                BEBITA
    REGION CODE    ADDRESS   : 1128 THOMAS MOORE TERRACE
        01         CITY      :    MT PROSPECT
                   STATE/ZIP : IL  60056
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,085.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,606.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.90900
    ----------------------------------------------------------------
0   0031450703     MORTGAGORS: WHITE                JAMES
                               WHITE                LILLIAN
    REGION CODE    ADDRESS   : 1010 MOUNT CURVE AVENUE
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55403
    MORTGAGE AMOUNT :   400,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,774.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,567.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 59.26600
    ----------------------------------------------------------------
0   0031451099     MORTGAGORS: POMAKIS              ARTHUR
                               POMAKIS              DIANNE
    REGION CODE    ADDRESS   : 14 SHEFFIELD AVENUE
        01         CITY      :    SOUTH DENNIS
                   STATE/ZIP : MA  02260
    MORTGAGE AMOUNT :    66,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     65,798.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       607.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 57.39100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,242,050.00
                               P & I AMT:     11,256.39
                               UPB AMT:   1,238,175.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031451156     MORTGAGORS: YOUNG                BRUCE
                               YOUNG                KAREN
    REGION CODE    ADDRESS   : 8280 COUNTRY LAKE DRIVE
        01         CITY      :    ORANGEVALE
                   STATE/ZIP : CA  95662
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,021.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,971.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031451842     MORTGAGORS: BONOW                ROBERT
                               HITCHENS-BONOW       PATRICIA
    REGION CODE    ADDRESS   : 661 BLUFF STREET
        01         CITY      :    GLENCOE
                   STATE/ZIP : IL  60022
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,369.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.85700
    ----------------------------------------------------------------
0   0031451974     MORTGAGORS: KAU                  ROBERT
                               KAU                  LU ANNE
    REGION CODE    ADDRESS   : 4551 WINNEQUAH RD
        01         CITY      :    MONONA
                   STATE/ZIP : WI  53716
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,085.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.33300
    ----------------------------------------------------------------
0   0031452600     MORTGAGORS: KITTS                JOSEPH
                               BLOUNT               ELIZABETH
    REGION CODE    ADDRESS   : 5075 DEERWOOD DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,815.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.94915
    ----------------------------------------------------------------
0   0031453830     MORTGAGORS: SIMPSON              JOHN
                               SIMPSON              KARON
    REGION CODE    ADDRESS   : 16407 KIDD LANE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78700
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,926.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,797.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 57.52200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,013,000.00
                               P & I AMT:     18,248.04
                               UPB AMT:   2,006,763.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031456668     MORTGAGORS: CHISUM               T
                               CHISUM               CARLOYN
    REGION CODE    ADDRESS   : 631 PARK DRIVE
        01         CITY      :    KENILWORTH
                   STATE/ZIP : IL  60043
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,893.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,094.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 54.64500
    ----------------------------------------------------------------
0   0031456858     MORTGAGORS: HUDSON               E.
                               JAMES                LYNNE
    REGION CODE    ADDRESS   : 102 MAPLE VALLEY COURT
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77056
    MORTGAGE AMOUNT :   711,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    709,031.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,343.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   250
    LTV :                 50.80700
    ----------------------------------------------------------------
0   0031457740     MORTGAGORS: LATTIN               VERNON
                               LATTIN               PATRICIA
    REGION CODE    ADDRESS   : 22 VALLECITOS ROAD
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87501
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,354.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,336.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 56.52100
    ----------------------------------------------------------------
0   0031458573     MORTGAGORS: CHEN                 FLEMING
                               CHEN                 JEAN
    REGION CODE    ADDRESS   : 2200 MONTECITO DRIVE
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   780,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    775,063.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,010.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   015
    LTV :                 69.64200
    ----------------------------------------------------------------
0   0031458870     MORTGAGORS: PARDON               GEORGE
                               PARDON               LYNN
    REGION CODE    ADDRESS   : 10447 SANTA CLARA STREET
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   263,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,926.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,389.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.35700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,362,050.00
                               P & I AMT:     21,175.46
                               UPB AMT:   2,351,270.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031458896     MORTGAGORS: FINIZIO              ROBERT

    REGION CODE    ADDRESS   : 9 CARDINAL DRIVE
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,258.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.50400
    ----------------------------------------------------------------
0   0031458912     MORTGAGORS: CHO                  DONNA

    REGION CODE    ADDRESS   : 155 SOUTH VALLEY VIEW PLACE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92801
    MORTGAGE AMOUNT :   693,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    690,860.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,326.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 49.21800
    ----------------------------------------------------------------
0   0031458953     MORTGAGORS: PFLUG                GERALD
                               PFLUG                JUDY
    REGION CODE    ADDRESS   : 2115 YARDLEY-MORRISVILLE ROAD
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,766.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,716.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.44600
    ----------------------------------------------------------------
0   0031459605     MORTGAGORS: TU                   NGOC-QUYNH

    REGION CODE    ADDRESS   : 24 MIDWICK DRIVE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,607.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,977.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 78.57142
    ----------------------------------------------------------------
0   0031459662     MORTGAGORS: WENGENROTH           BRIAN
                               RAYMOND              MARK
    REGION CODE    ADDRESS   : 931 STOKE ROAD
        01         CITY      :    VILLANOVA
                   STATE/ZIP : PA  19085
    MORTGAGE AMOUNT :   517,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    517,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,683.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.31000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,191,000.00
                               P & I AMT:     19,962.13
                               UPB AMT:   2,186,234.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031459696     MORTGAGORS: WENGENROTH           BRIAN
                               RAYMOND              MARK
    REGION CODE    ADDRESS   : 5110 OCEAN DRIVE SOUTH
        01         CITY      :    BRIGANTINE
                   STATE/ZIP : NJ  08203
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,309.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 51.00000
    ----------------------------------------------------------------
0   0031461502     MORTGAGORS: GREENWOOD            JAMES
                               MUSTARD              MEREDITH
    REGION CODE    ADDRESS   : 175 TULARE STREET
        01         CITY      :    BRISBANE
                   STATE/ZIP : CA  94005
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,992.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.75000
    ----------------------------------------------------------------
0   0031462112     MORTGAGORS: DI GIROLAMO          STEVEN
                               DI GIROLAMO          MARIJEAN
    REGION CODE    ADDRESS   : 37 HAVEMEYER LANE
        01         CITY      :    COMMACK
                   STATE/ZIP : NY  11725
    MORTGAGE AMOUNT :   146,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,332.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 79.78100
    ----------------------------------------------------------------
0   0031462898     MORTGAGORS: NASH                 ELIZABETH

    REGION CODE    ADDRESS   : 10250 HARRISON ROAD
        01         CITY      :    LOVELAND
                   STATE/ZIP : OH  45140
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,322.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.94100
    ----------------------------------------------------------------
0   0031463979     MORTGAGORS: LINDER               PETER
                               LINDER               MARJORIE
    REGION CODE    ADDRESS   : 8 ROSELAWN ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,522.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,651.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.79400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,396,000.00
                               P & I AMT:     12,711.76
                               UPB AMT:   1,390,838.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031464076     MORTGAGORS: MOELLER              GARLAND
                               MOELLER              WENDY
    REGION CODE    ADDRESS   : 186 EQUESTRIAN DR
        01         CITY      :    BANNER ELK
                   STATE/ZIP : NC  28604
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,926.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,797.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   250
    LTV :                 67.60200
    ----------------------------------------------------------------
0   0031466345     MORTGAGORS: GIOSSO               LOUIS

    REGION CODE    ADDRESS   : 2510 PANAMA STREET
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19103
    MORTGAGE AMOUNT :   128,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    127,559.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,080.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.00000  PRODUCT CODE      :   250
    LTV :                 78.04800
    ----------------------------------------------------------------
0   0031467582     MORTGAGORS: EPSTEIN              BENJAMIN
                               EPSTEIN              CHARLOTTE
    REGION CODE    ADDRESS   : 198 CRYSTAL SPRINGS COURT
        01         CITY      :    HOLMDEL TOWNSHIP
                   STATE/ZIP : NJ  07733
    MORTGAGE AMOUNT :    85,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     84,473.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       775.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 20.78200
    ----------------------------------------------------------------
0   0031468168     MORTGAGORS: KOVALCIK             RICHARD
                               MOZZICATO            SUSAN
    REGION CODE    ADDRESS   : 19 CHESLEY ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  01259
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,117.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,528.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 66.97600
    ----------------------------------------------------------------
0   0031468291     MORTGAGORS: MARTINSEN            NOEL
                               MARTINSEN            ELIZABETH
    REGION CODE    ADDRESS   : 77 SEQUIOA ST.
        01         CITY      :    KENNER
                   STATE/ZIP : LA  70065
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,123.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.54500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,435,000.00
                               P & I AMT:     12,774.28
                               UPB AMT:   1,429,201.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031468358     MORTGAGORS: VERHAEGHE            FRANCK

    REGION CODE    ADDRESS   : 8956 VISTA GRANDE STREET
        01         CITY      :    WEST HOLLYWOOD
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,104.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031470099     MORTGAGORS: LERNER               HERBERT

    REGION CODE    ADDRESS   : 6538 VIA ROSA
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33433
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,445.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,291.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.07000
    ----------------------------------------------------------------
0   0031470404     MORTGAGORS: WOLPERT              GEOFFREY
                               WOLPERT              SYLVIA
    REGION CODE    ADDRESS   : 1854 JAYELL ROAD
        01         CITY      :    SEVIERVILLE
                   STATE/ZIP : TN  37862
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    596,243.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,434.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031470479     MORTGAGORS: TIMBIE               RICHARD

    REGION CODE    ADDRESS   : 2817 N 23RD STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22201
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,796.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,560.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.64200
    ----------------------------------------------------------------
0   0031471972     MORTGAGORS: DOWNING              JOHN

    REGION CODE    ADDRESS   : 790 NEPTUNE AVENUE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   793,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    791,150.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,244.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 66.13330
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,318,600.00
                               P & I AMT:     21,083.60
                               UPB AMT:   2,308,739.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031472798     MORTGAGORS: DUFOUR               DAVE
                               DUFOUR               THOMAS
    REGION CODE    ADDRESS   : 75672 VALLE VISTA  DRIVE
        01         CITY      :    INDIAN WELLS
                   STATE/ZIP : CA  92210
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,267.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.97100
    ----------------------------------------------------------------
0   0031472822     MORTGAGORS: SWINK                KENNE
                               SAINT-GAUDENS        VALERIE
    REGION CODE    ADDRESS   : 1021 MONTEREY VISTA WAY
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,242.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,157.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031473119     MORTGAGORS: FLORES               DAVID
                               FLORES               KATHLEEN
    REGION CODE    ADDRESS   : 6398 CAMDEN AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   258,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,675.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,305.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 66.28200
    ----------------------------------------------------------------
0   0031474539     MORTGAGORS: SUTTON               JOHN
                               KALAWSKI             EVA
    REGION CODE    ADDRESS   : 9-17 HARCOURT STREET UNIT 306
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   251,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,723.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.64200
    ----------------------------------------------------------------
0   0031475445     MORTGAGORS: GUERTIN              ROGER
                               GUERTIN              TERRIE
    REGION CODE    ADDRESS   : 2510 PADDOCK DRIVE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,950.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.05800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,326,000.00
                               P & I AMT:     11,916.37
                               UPB AMT:   1,322,909.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031476716     MORTGAGORS: POWERS               MARK
                               POWERS               KIMBERLY
    REGION CODE    ADDRESS   : 70 SOUTH SEWALLS POINT RD
        01         CITY      :    STUART
                   STATE/ZIP : FL  34996
    MORTGAGE AMOUNT :   636,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    634,741.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,723.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.88600
    ----------------------------------------------------------------
0   0031477409     MORTGAGORS: RUSSELL              S
                               RUSSELL              ELLEN
    REGION CODE    ADDRESS   : 4517 ROEBUCK WAY
        01         CITY      :    ANTIOCH
                   STATE/ZIP : CA  94509
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,797.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031478217     MORTGAGORS: BUCKLEY              JOHN
                               BUCKLEY              WENDY
    REGION CODE    ADDRESS   : 320 RIDGEWAY ROAD
        01         CITY      :    WOODSIDE
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   890,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    890,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     8,061.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 55.62500
    ----------------------------------------------------------------
0   0031480734     MORTGAGORS: LATTANZI             JOHN
                               KANASKE              KATHY
    REGION CODE    ADDRESS   : 320 COLORADO AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,179.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 38.67600
    ----------------------------------------------------------------
0   0031480742     MORTGAGORS: LUTZ                 KENNETH
                               KODIMER              MICHELE
    REGION CODE    ADDRESS   : 629 WOODMONT AVE
        01         CITY      :    BERKLEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,228.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.82300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,263,750.00
                               P & I AMT:     20,416.40
                               UPB AMT:   2,257,946.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031480924     MORTGAGORS: ROLNICK              MICHAEL
                               ROLNICK              CAROL
    REGION CODE    ADDRESS   : 12533 FOLLY QUARTER ROAD
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,799.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.05200
    ----------------------------------------------------------------
0   0031481542     MORTGAGORS: PRYOR                JOHN
                               PRYOR                THALIA
    REGION CODE    ADDRESS   : 21 EAST FOREST ROAD
        01         CITY      :    STONINGTON
                   STATE/ZIP : CT  06378
    MORTGAGE AMOUNT :   393,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,484.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031481930     MORTGAGORS: MCGOWAN              FRANCIS
                               KENNA                MARGARET
    REGION CODE    ADDRESS   : 21 FRANKLIN ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   430,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,025.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/08
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 52.93900
    ----------------------------------------------------------------
0   0031483068     MORTGAGORS: ROSBURG              KYLE
                               ROSBURG              PATTI
    REGION CODE    ADDRESS   : 8161 SANTA JUANITA AVENUE
        01         CITY      :    ORANGEVALE
                   STATE/ZIP : CA  95662
    MORTGAGE AMOUNT :   396,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,017.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,591.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.42500
    ----------------------------------------------------------------
0   0031483415     MORTGAGORS: MURTHY               PAPAIAH
                               MURTHY               VIJAYA
    REGION CODE    ADDRESS   : 3824 CHURCH POINT ROAD
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23455
    MORTGAGE AMOUNT :   447,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,049.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.82100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,976,650.00
                               P & I AMT:     18,949.14
                               UPB AMT:   1,974,167.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031486293     MORTGAGORS: PARTAIN              FOY
                               PARTAIN              PANSY
    REGION CODE    ADDRESS   : 601 DOMINION DRIVE
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   317,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,437.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.31200
    ----------------------------------------------------------------
0   0031486640     MORTGAGORS: FEDEROWICZ           DAVID
                               FEDEROWICZ           JUDITH
    REGION CODE    ADDRESS   : 132 MAIN STREET
        01         CITY      :    TISBURY
                   STATE/ZIP : MA  02568
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,909.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,284.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 59.50000
    ----------------------------------------------------------------
0   0031486764     MORTGAGORS: YOUNAN               BASIL
                               KILLU                WEAM
    REGION CODE    ADDRESS   : 2450SAWGRASS STREET
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   143,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    142,095.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,285.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.85100
    ----------------------------------------------------------------
0   0031488828     MORTGAGORS: WILLIAMS             MATT
                               MOLLEUR              LESLIE
    REGION CODE    ADDRESS   : 198 BACK RD
        01         CITY      :    DOVER
                   STATE/ZIP : NH  03820
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,336.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.42100
    ----------------------------------------------------------------
0   0031493703     MORTGAGORS: POWERS               BRIAN
                               POWERS               LISA
    REGION CODE    ADDRESS   : 1060 WOOD TOR CIRCLE
        01         CITY      :    WAYNE
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    518,359.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,673.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,597,450.00
                               P & I AMT:     14,411.51
                               UPB AMT:   1,592,801.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031495948     MORTGAGORS: KERNER               JORDAN
                               O'SHEA KERNER        NICOLA
    REGION CODE    ADDRESS   : 469 SAINT PIERRE ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90077
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    996,845.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     8,988.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   015
    LTV :                 43.66800
    ----------------------------------------------------------------
0   0031500713     MORTGAGORS: OKUNIEFF             PAUL
                               TRIONE               DEBRA
    REGION CODE    ADDRESS   : 14 PARK PLACE
        01         CITY      :    PENFIELD
                   STATE/ZIP : NY  14625
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,876.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031501562     MORTGAGORS: KLENDER              MARK
                               GODDARD              SHAWN
    REGION CODE    ADDRESS   : 1525 JUDSON AVENUE
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,820.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,424.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.41100
    ----------------------------------------------------------------
0   0031501588     MORTGAGORS: COOPER               ANDREW
                               COOPER               KATHRYN
    REGION CODE    ADDRESS   : 24 EVERETT STREET
        01         CITY      :    BEVERLY
                   STATE/ZIP : MA  01915
    MORTGAGE AMOUNT :   143,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    142,179.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/08
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 45.25300
    ----------------------------------------------------------------
0   0031502081     MORTGAGORS: MCDOWELL             GARY
                               MCDOWELL             SHELLY
    REGION CODE    ADDRESS   : 313 CHARMIAN ROAD
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23226
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,445.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,111,000.00
                               P & I AMT:     19,403.91
                               UPB AMT:   2,105,844.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031502875     MORTGAGORS: ANDERSON             MICHAEL
                               ANDERSON             DIANE
    REGION CODE    ADDRESS   : 3 DERBY LANE
        01         CITY      :    MEDFIELD
                   STATE/ZIP : MA  02052
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    550,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,020.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.51200
    ----------------------------------------------------------------
0   0031503303     MORTGAGORS: SZIKLAI              PATRICIA
                               SZIKLAI              NICHOLAS
    REGION CODE    ADDRESS   : 22 RIVER ROAD
        01         CITY      :    ROXBURY
                   STATE/ZIP : CT  06783
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,633.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,513.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031504145     MORTGAGORS: CLARK                RONALD

    REGION CODE    ADDRESS   : 5716 LONG BRAKE TRAIL
        01         CITY      :    EDINA
                   STATE/ZIP : MN  55439
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,595.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,076.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------
0   0031505290     MORTGAGORS: HEMSTREET            JAMES
                               HEMSTREET            JUANITA
    REGION CODE    ADDRESS   : 500 W STEVENS ROAD
        01         CITY      :    PALM SPRINGS
                   STATE/ZIP : CA  92262
    MORTGAGE AMOUNT :   814,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    811,403.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,259.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   015
    LTV :                 54.26600
    ----------------------------------------------------------------
0   0031514318     MORTGAGORS: MAI                  MIKE

    REGION CODE    ADDRESS   : 8830 STANWELL STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92126
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       927.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,191,500.00
                               P & I AMT:     19,797.40
                               UPB AMT:   2,186,633.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031517584     MORTGAGORS: SLUTZKY              DONALD
                               SLUTZKY              MARY
    REGION CODE    ADDRESS   : 833 WILLOW GLEN ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   356,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,138.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,227.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031517832     MORTGAGORS: SON                  JOO
                               SON                  JIN
    REGION CODE    ADDRESS   : 1359 SIMMONS ROAD
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,895.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,145.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031518996     MORTGAGORS: WISE                 JERRY
                               WISE                 CHRISTINE
    REGION CODE    ADDRESS   : 107 TIMBERCREST ROAD
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   277,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,082.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,517.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.41400
    ----------------------------------------------------------------
0   0031519242     MORTGAGORS: MEHRJEDI             JAMAL

    REGION CODE    ADDRESS   : 20602 SHORE CASTLE COURT
        01         CITY      :    KATY
                   STATE/ZIP : TX  77450
    MORTGAGE AMOUNT :   416,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,950.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,770.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031522402     MORTGAGORS: HEALY                MARTIN
                               HEALY                JOANNE
    REGION CODE    ADDRESS   : 6048 N HIAWATHA
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60646
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 63.80900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,735,450.00
                               P & I AMT:     15,625.66
                               UPB AMT:   1,731,067.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031522436     MORTGAGORS: PITTMAN              BOB
                               FREMONT              GREGORY
    REGION CODE    ADDRESS   : 920 BROADWAY AVENUE EAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98102
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,472.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,718.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031522899     MORTGAGORS: DANBELI              SHAHRAM

    REGION CODE    ADDRESS   : 2223 CURTIS AVENUE UNITS #A AND #B
        01         CITY      :    REDONDO
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   185,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    184,416.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 64.91228
    ----------------------------------------------------------------
0   0031523830     MORTGAGORS: MCMONAGLE            JOHN

    REGION CODE    ADDRESS   : 414 6TH AVENUE
        01         CITY      :    FOX ISLAND
                   STATE/ZIP : WA  98333
    MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,616.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,808.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.88800
    ----------------------------------------------------------------
0   0031523871     MORTGAGORS: KHAN                 ABDUL
                               KHAN                 ZOHRA
    REGION CODE    ADDRESS   : 6315 REGIMENT PLACE
        01         CITY      :    COLLEYVILLE
                   STATE/ZIP : TX  76034
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,990.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,876.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.39900
    ----------------------------------------------------------------
0   0031525744     MORTGAGORS: ROTHSTEIN            LAURENCE
                               O'CONNELL            BARBARA
    REGION CODE    ADDRESS   : 7677 MORAINE RIDGE ROAD
        01         CITY      :    MIDDLETON
                   STATE/ZIP : WI  53593
    MORTGAGE AMOUNT :   523,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    523,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,741.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.97400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,737,900.00
                               P & I AMT:     15,807.07
                               UPB AMT:   1,728,895.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031526106     MORTGAGORS: NEUMANN              NICHOLAS
                               NEUMANN              JEAN
    REGION CODE    ADDRESS   : 1922 SANTA GERTRUDIS DRIVE
        01         CITY      :    BISMARCK
                   STATE/ZIP : ND  58501
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 57.34600
    ----------------------------------------------------------------
0   0031526130     MORTGAGORS: FENNING              JOHN
                               FENNING              FRANCES
    REGION CODE    ADDRESS   : 2150 LOOKING GLASS ROAD
        01         CITY      :    BIG SKY
                   STATE/ZIP : MT  59716
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,726.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.88800
    ----------------------------------------------------------------
0   0031526163     MORTGAGORS: KAISER               ARTHUR

    REGION CODE    ADDRESS   : 7716 FAIRMOUNT HIGHWAY, SE
        01         CITY      :    CALHOUN
                   STATE/ZIP : GA  30701
    MORTGAGE AMOUNT :   273,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,886.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,460.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031527286     MORTGAGORS: PATTON               FREDERICK
                               PATTON               JANE
    REGION CODE    ADDRESS   : 3346 THOMASHIRE  COURT
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30066
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,186.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,318.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 86.00000
    ----------------------------------------------------------------
0   0031527567     MORTGAGORS: HARMON               STEVEN
                               HARMON               JENNY
    REGION CODE    ADDRESS   : 6689 WESTERN AVENUE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92505
    MORTGAGE AMOUNT :   101,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,546.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       898.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 89.82300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,215,250.00
                               P & I AMT:     10,910.38
                               UPB AMT:   1,212,618.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031528052     MORTGAGORS: TIPPS                GARY
                               TIPPS                ADRIENNE
    REGION CODE    ADDRESS   : 1720 HIGH HOLLY LANE
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27614
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,715.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.07500
    ----------------------------------------------------------------
0   0031528482     MORTGAGORS: MARINO               DAVID
                               MARINO               WENDY
    REGION CODE    ADDRESS   : 11540 TOTTENHAM PLACE
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23233
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,012.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,921.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.56300
    ----------------------------------------------------------------
0   0031529571     MORTGAGORS: CAMPBELL             JOHN
                               CAMPBELL             PAULA
    REGION CODE    ADDRESS   : 1116 WILLIAMSBURG LANE
        01         CITY      :    KELLER
                   STATE/ZIP : TX  76248
    MORTGAGE AMOUNT :   281,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,711.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,531.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031529605     MORTGAGORS: REYNOLDS             ROBERT
                               REYNOLDS             DORIS
    REGION CODE    ADDRESS   : 1824 COTTONWOOD POINT DRIVE
        01         CITY      :    FT COLLINS
                   STATE/ZIP : CO  80524
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,808.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,170.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.68400
    ----------------------------------------------------------------
0   0031529688     MORTGAGORS: CANTRELL             JEFFREY
                               CANTRELL             DEBORAH
    REGION CODE    ADDRESS   : 2608 GENTLE DRIVE
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   418,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,676.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 77.54600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,618,850.00
                               P & I AMT:     14,532.87
                               UPB AMT:   1,613,998.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031531163     MORTGAGORS: POLLOCK              HARRIS
                               POLLOCK              ROSEMARIE
    REGION CODE    ADDRESS   : 1905 SOUTHWEST 16TH STREET
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33486
    MORTGAGE AMOUNT :   360,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,842.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,314.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 51.61800
    ----------------------------------------------------------------
0   0031531387     MORTGAGORS: AHERN                JAMES
                               AHERN                LINDA
    REGION CODE    ADDRESS   : 784 KNOLLWOOD TERRACE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07092
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,018.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,921.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.66900
    ----------------------------------------------------------------
0   0031531643     MORTGAGORS: AMES                 SAMUEL
                               AMES                 JEANNE
    REGION CODE    ADDRESS   : 20365 BARTLETT DRIVE
        01         CITY      :    BROOKFIELD
                   STATE/ZIP : WI  53045
    MORTGAGE AMOUNT :   278,138.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,269.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,519.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.17200
    ----------------------------------------------------------------
0   0031532054     MORTGAGORS: BUEHL                CHRISTIAN
                               BUEHL                CONSTANCE
    REGION CODE    ADDRESS   : 4271 N.W.61ST LANE,
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33496
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,178.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,521.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031532401     MORTGAGORS: SILVER               MARGARET
                               NICOLL               JAMES
    REGION CODE    ADDRESS   : 3118 NORTHWEST 95TH STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98117
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,839.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,369.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.40000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,602,438.00
                               P & I AMT:     14,646.29
                               UPB AMT:   1,594,148.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031532625     MORTGAGORS: DOUTEL               FREDERICK

    REGION CODE    ADDRESS   : 203 WYNDEN CRESCENT
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77056
    MORTGAGE AMOUNT :   330,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,047.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,944.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031533706     MORTGAGORS: PAINE                HARRY
                               PAINE                SARAH
    REGION CODE    ADDRESS   : 8 WHITTIER TERRACE
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  01921
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,144.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,481.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 87.26100
    ----------------------------------------------------------------
0   0031534803     MORTGAGORS: RAMEY                PHILIP

    REGION CODE    ADDRESS   : 20706 ROCKPOINT ROAD
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   427,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,194.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,932.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.56700
    ----------------------------------------------------------------
0   0031536576     MORTGAGORS: REAMES               JEFFREY
                               REAMES               TINA
    REGION CODE    ADDRESS   : 4305 ROCK CANYON ROAD
        01         CITY      :    EDMOND
                   STATE/ZIP : OK  73003
    MORTGAGE AMOUNT :   349,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,421.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,190.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.90000
    ----------------------------------------------------------------
0   0031536642     MORTGAGORS: RICHARDS             PETER

    REGION CODE    ADDRESS   : 3960 LEE ROAD
        01         CITY      :    LITHONIA
                   STATE/ZIP : GA  30058
    MORTGAGE AMOUNT :   280,445.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,560.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,520.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.11700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,661,545.00
                               P & I AMT:     15,069.85
                               UPB AMT:   1,656,368.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031538424     MORTGAGORS: SHELLY               JAMES

    REGION CODE    ADDRESS   : 1125 HITT LANE
        01         CITY      :    GOODLETTSVILLE
                   STATE/ZIP : TN  37072
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,482.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,311.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031538945     MORTGAGORS: LORIA                KIM

    REGION CODE    ADDRESS   : 165 RIVERVIEW ACRES ROAD
        01         CITY      :    HUDSON
                   STATE/ZIP : WI  54016
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,318.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.95300
    ----------------------------------------------------------------
0   0031538994     MORTGAGORS: BARRY                MARK
                               BARRY                DEBORAH
    REGION CODE    ADDRESS   : 418 PARK AVENUE
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,943.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031540743     MORTGAGORS: COHEN                GREGREY
                               GETMAN-COHEN         CAROLYN
    REGION CODE    ADDRESS   : 4910 STEELE WAY
        01         CITY      :    FAIR OAKS
                   STATE/ZIP : CA  95628
    MORTGAGE AMOUNT :   287,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,634.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,587.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.75000
    ----------------------------------------------------------------
0   0031541055     MORTGAGORS: HILL                 JOHN

    REGION CODE    ADDRESS   : 97 MOFFAT ROAD
        01         CITY      :    WASHINGTONVILLE
                   STATE/ZIP : NY  10992
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,172.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,587.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.48400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,398,600.00
                               P & I AMT:     12,748.94
                               UPB AMT:   1,394,789.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031541279     MORTGAGORS: MEI                  CAROL
                               JIANG                JOSEPH
    REGION CODE    ADDRESS   : 15 HOBBS ROAD
        01         CITY      :    WAYLAND
                   STATE/ZIP : MA  01778
    MORTGAGE AMOUNT :   485,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,502.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,427.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.78100
    ----------------------------------------------------------------
0   0031541527     MORTGAGORS: WOOD                 PATRICIA

    REGION CODE    ADDRESS   : 2082 MONACO COURT
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :    60,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     59,814.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       547.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 25.00000
    ----------------------------------------------------------------
0   0031541907     MORTGAGORS: HANSHAW              FRANK
                               HANSHAW              MANUELA
    REGION CODE    ADDRESS   : 5 HARDING DRIVE
        01         CITY      :    SIMSBURY
                   STATE/ZIP : CT  06089
    MORTGAGE AMOUNT :   283,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031544570     MORTGAGORS: KEAST                JOHN
                               KEAST                SHEILA
    REGION CODE    ADDRESS   : 212 BRIGHTON LANE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,596.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,924.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031545676     MORTGAGORS: OTT                  DAVID
                               OTT                  JOANN
    REGION CODE    ADDRESS   : 14005 SOUTH ROCKHILL ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85048
    MORTGAGE AMOUNT :   492,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,045.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,427.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 33.97200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,760,800.00
                               P & I AMT:     15,813.38
                               UPB AMT:   1,756,160.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031548357     MORTGAGORS: MURPHY               KATHLEEN
                               GALLANT              KENNETH
    REGION CODE    ADDRESS   : 12 CASTLE ROAD
        01         CITY      :    NORTH READING
                   STATE/ZIP : MA  01864
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,035.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,598.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 73.26700
    ----------------------------------------------------------------
0   0031548381     MORTGAGORS: SUMRALL              EMILY
                               SUMRALL              ALBERT
    REGION CODE    ADDRESS   : 3629 LAKE ASPEN DRIVE WEST
        01         CITY      :    GRETNA
                   STATE/ZIP : LA  70056
    MORTGAGE AMOUNT :   153,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    152,517.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,375.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.71400
    ----------------------------------------------------------------
0   0031549058     MORTGAGORS: CHERRINGTON          JAMES

    REGION CODE    ADDRESS   : 3166 W. HOMESTEAD ROAD
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,738.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,595.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
0   0031549645     MORTGAGORS: QIAN                 XUE-YU

    REGION CODE    ADDRESS   : 15300 SKYVIEW DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,813.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,379.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031551443     MORTGAGORS: BLODGETT             GARY
                               BLODGETT             MARILEE
    REGION CODE    ADDRESS   : 11 PLEASANT ST
        01         CITY      :    LUDLOW
                   STATE/ZIP : VT  05149
    MORTGAGE AMOUNT :    60,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     60,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       564.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 47.61900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,285,000.00
                               P & I AMT:     11,513.76
                               UPB AMT:   1,281,104.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031551971     MORTGAGORS: LAFFERTY             JAMES
                               LAFFERTY             HELEN
    REGION CODE    ADDRESS   : 1211 RIDGEWOOD ROAD
        01         CITY      :    BRYN MAWR
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,887.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0031552110     MORTGAGORS: SMITH                R.
                               WHEELER              A.
    REGION CODE    ADDRESS   : 1718 PALMA PLAZA
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78703
    MORTGAGE AMOUNT :   148,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    148,080.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,440.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 46.55100
    ----------------------------------------------------------------
0   0031553134     MORTGAGORS: GRIGGS               WILLIAM
                               GRIGGS               MAUREEN
    REGION CODE    ADDRESS   : 2160 DELLESTA  DRIVE
        01         CITY      :    BELLINGHAM
                   STATE/ZIP : WA  98226
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    640,864.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,325.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/11
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.20052
    ----------------------------------------------------------------
0   0031555063     MORTGAGORS: CALLAHAN             JOHN
                               CALLAHAN             LOUISE
    REGION CODE    ADDRESS   : 140 CENTRAL STREET
        01         CITY      :    GEORGETOWN
                   STATE/ZIP : MA  01833
    MORTGAGE AMOUNT :    90,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,703.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       784.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 42.85700
    ----------------------------------------------------------------
0   0031556020     MORTGAGORS: OHARA                WILLIAM
                               JACCARINO            CLAUDIA
    REGION CODE    ADDRESS   : 1632 NORTH HUDSON AVENUE #3
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,028.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,853.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,853,500.00
                               P & I AMT:     17,290.93
                               UPB AMT:   1,841,676.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031557135     MORTGAGORS: BERRY                ALFRED
                               BERRY                SANDRA
    REGION CODE    ADDRESS   : 910 WINDING LANE
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   356,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,162.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,277.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.85700
    ----------------------------------------------------------------
0   0031560121     MORTGAGORS: LEE                  JI
                               LEE                  OK
    REGION CODE    ADDRESS   : 6121 BARBADOS AVENUE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,468.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031560824     MORTGAGORS: MANTERIS             ARTHUR
                               MANTERIS             SUNANDA
    REGION CODE    ADDRESS   : 227 HALLETT COVE COURT
        01         CITY      :    BOULDER CITY
                   STATE/ZIP : NV  89005
    MORTGAGE AMOUNT :   315,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,504.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,835.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.86200
    ----------------------------------------------------------------
0   0031561780     MORTGAGORS: RENWICK              STEPHEN
                               RENWICK              NANCY
    REGION CODE    ADDRESS   : 3320 NORTHWEST SPENCER STREET
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   343,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,117.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,084.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031562853     MORTGAGORS: PRINCE               DANNY
                               PRINCE               MARY LENN
    REGION CODE    ADDRESS   : 1211 SWEETBRIAR AVE
        01         CITY      :    RUSTON
                   STATE/ZIP : LA  71270
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,163.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.25000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,558,950.00
                               P & I AMT:     14,048.61
                               UPB AMT:   1,554,947.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031564198     MORTGAGORS: MOLINA               OSCAR
                               MOLINA               ELBA
    REGION CODE    ADDRESS   : 4 NAGLE LANE
        01         CITY      :    CENTRAL ISLIP
                   STATE/ZIP : NY  11722
    MORTGAGE AMOUNT :   122,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,217.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,110.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 74.30300
    ----------------------------------------------------------------
0   0031567720     MORTGAGORS: HUNT                 THOMAS
                               BERG                 JOANNE
    REGION CODE    ADDRESS   : 7002 VIA DEL CHARRO
        01         CITY      :    RANCHO SANTE FE
                   STATE/ZIP : CA  92067
    MORTGAGE AMOUNT :   999,999.00  OPTION TO CONVERT :
    UNPAID BALANCE :    996,912.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     9,128.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 67.79600
    ----------------------------------------------------------------
0   0031568330     MORTGAGORS: SWANBERG             MONTE
                               SWANBERG             ROSEANNA
    REGION CODE    ADDRESS   : 10241 WHITETAIL DRIVE
        01         CITY      :    OAKDALE
                   STATE/ZIP : CA  95361
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,213.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 52.92300
    ----------------------------------------------------------------
0   0031568405     MORTGAGORS: GHIAM                NADER
                               GHIAM                ANAHITA
    REGION CODE    ADDRESS   : 20200 RUSTON ROAD
        01         CITY      :    WOODLAND HILLS AREA
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   397,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,733.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,540.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.40000
    ----------------------------------------------------------------
0   0031568850     MORTGAGORS: HAVELAAR             JEFFREY

    REGION CODE    ADDRESS   : 9119 BLAIR RIVER CIRCLE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,939.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,020.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,199,599.00
                               P & I AMT:     20,013.31
                               UPB AMT:   2,193,803.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031571011     MORTGAGORS: DAWES                GARY
                               DAWES                CONNIE
    REGION CODE    ADDRESS   : 334 TRUMBULL ROAD
        01         CITY      :    MANHASSET
                   STATE/ZIP : NY  11030
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,373.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,179.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 45.62500
    ----------------------------------------------------------------
0   0031571961     MORTGAGORS: SCHULTZ              ROGER
                               SCHULTZ              PAMELA
    REGION CODE    ADDRESS   : 27 STEEPLECHASE DRIVE
        01         CITY      :    HAWTHORN WOODS
                   STATE/ZIP : IL  60047
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,919.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,067.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031572803     MORTGAGORS: GOLSHAN              JOSEPH

    REGION CODE    ADDRESS   : 1960 CARLA RIDGE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,926.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,797.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 51.48500
    ----------------------------------------------------------------
0   0031573710     MORTGAGORS: CURTIS               SHERRY

    REGION CODE    ADDRESS   : 3618 LAREDO STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,288.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031573942     MORTGAGORS: SALAZAR              ALEXIS
                               SALAZAR              CATRINA
    REGION CODE    ADDRESS   : 2662 RAMSDELL PLACE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,305.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,977.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,799,000.00
                               P & I AMT:     16,086.54
                               UPB AMT:   1,789,813.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031574171     MORTGAGORS: PEDEN                STEVEN
                               THOREN-PEDEN         DEBORAH
    REGION CODE    ADDRESS   : 2422 COLT ROAD
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   493,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    486,612.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,539.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.77200
    ----------------------------------------------------------------
0   0031575046     MORTGAGORS: TAYLOR               THOMAS
                               SALDANA              LYDIA
    REGION CODE    ADDRESS   : 13 HERITAGE OAKS
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78737
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,192.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,301.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031575277     MORTGAGORS: GARZA                JAMES
                               GARZA                TRACEY
    REGION CODE    ADDRESS   : 436 GATEWAY AVENUE
        01         CITY      :    CLOVIS
                   STATE/ZIP : CA  93612
    MORTGAGE AMOUNT :   122,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,026.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,125.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031575483     MORTGAGORS: TIMLIN               JONATHAN

    REGION CODE    ADDRESS   : LOT 16-4-36 SANDY BROOK DRIVE
        01         CITY      :    DURHAM
                   STATE/ZIP : NH  03824
    MORTGAGE AMOUNT :   300,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,724.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031575525     MORTGAGORS: MEISNER              TIMOTHY
                               MEISNER              ANTJE
    REGION CODE    ADDRESS   : 124 E BAY DR
        01         CITY      :    MADISON LAKE
                   STATE/ZIP : MN  56063
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,271.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.92000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,408,700.00
                               P & I AMT:     12,845.92
                               UPB AMT:   1,399,902.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031575681     MORTGAGORS: MIYASHIRO            NOLAN
                               MIYASHIRO            SHRUTI
    REGION CODE    ADDRESS   : 909 SOUTH NATALIE LANE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   185,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    185,009.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031581481     MORTGAGORS: GOEBEL               MONICA
                               GOEBEL               GARY
    REGION CODE    ADDRESS   : 3015 EAST ACOMA DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85032
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,463.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031581887     MORTGAGORS: ROCHA                RONALD

    REGION CODE    ADDRESS   : 11613 PICTURESQUE DRIVE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,805.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,736.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0031585490     MORTGAGORS: MUNCH                WILLIAM
                               MUNCH                JO
    REGION CODE    ADDRESS   : 10008 RANDALLSTOWN LANE
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32256
    MORTGAGE AMOUNT :   258,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,510.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,324.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.04300
    ----------------------------------------------------------------
0   0031585532     MORTGAGORS: HURTY                PAUL
                               TOPPER               ELIZABETH
    REGION CODE    ADDRESS   : 6526 WYNKOOP STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,400.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.62600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,366,200.00
                               P & I AMT:     12,474.94
                               UPB AMT:   1,359,726.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031585615     MORTGAGORS: MC CARTEN            KEVIN
                               MC CARTEN            BEATRIZ
    REGION CODE    ADDRESS   : 1547 AVENIDA SALVADOR
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   442,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,789.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,070.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.31800
    ----------------------------------------------------------------
0   0031586183     MORTGAGORS: RUTSTEIN             ALAN
                               RUTSTEIN             ENID
    REGION CODE    ADDRESS   : 6557 BLUEBONNET DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   345,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,807.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,158.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.52873
    ----------------------------------------------------------------
0   0031586977     MORTGAGORS: SHERMAN              UNA

    REGION CODE    ADDRESS   : 605 VENDOLA DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   217,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,566.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,890.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 78.90900
    ----------------------------------------------------------------
0   0031588817     MORTGAGORS: MASON                CHRISTOPHER
                               MASON                JERRI
    REGION CODE    ADDRESS   : 436 RED WING DRIVE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   349,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,898.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,136.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 35.79400
    ----------------------------------------------------------------
0   0031589815     MORTGAGORS: MOKHTARI             A

    REGION CODE    ADDRESS   : 10704 GREAT ARBOR DRIVE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,796.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,178.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 60.80000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,582,450.00
                               P & I AMT:     14,434.81
                               UPB AMT:   1,566,859.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031593437     MORTGAGORS: HANNEY               JOHN
                               HANNEY               FAITH
    REGION CODE    ADDRESS   : 4 MAPLE STREET
        01         CITY      :    MERREDITH
                   STATE/ZIP : NH  03253
    MORTGAGE AMOUNT :    82,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     82,148.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       758.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031594617     MORTGAGORS: WILSON               JOHN
                               WILSON               VERA
    REGION CODE    ADDRESS   : 604 N CHESTER ROAD
        01         CITY      :    SWARTHMORE
                   STATE/ZIP : PA  19081
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,223.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,667.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.32400
    ----------------------------------------------------------------
0   0031595796     MORTGAGORS: WIESMAN              BARRY
                               WIESMAN              SUSAN
    REGION CODE    ADDRESS   : 8501 W UNIVERSITY AVE UNIT#2004
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :    60,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :     60,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       560.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.44200
    ----------------------------------------------------------------
0   0031597412     MORTGAGORS: SIOJO                GEORGE
                               SIOJO                SABRINA
    REGION CODE    ADDRESS   : 1363 TERREBONNE DRIVE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   243,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,434.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,188.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.30100
    ----------------------------------------------------------------
0   0031597693     MORTGAGORS: VOGEL                MATTHEW

    REGION CODE    ADDRESS   : 11910 FARNDON AVENUE
        01         CITY      :    CHINO
                   STATE/ZIP : CA  91710
    MORTGAGE AMOUNT :    96,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     95,903.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       878.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 65.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     773,050.00
                               P & I AMT:      7,053.31
                               UPB AMT:     766,659.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031599095     MORTGAGORS: CONRAD               WILLIAM
                               CONRAD               JACKIE
    REGION CODE    ADDRESS   : 249 E AVENUE
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    600,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,434.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031600661     MORTGAGORS: SLONSKI              MICHAEL
                               SLONSKI              MARY
    REGION CODE    ADDRESS   : 2549 RALEIGH WAY
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,278.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,444.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031601537     MORTGAGORS: TAYLOR               SCOTT
                               ELSIE                DEAN
    REGION CODE    ADDRESS   : 2180 NELSON ROAD
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   388,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,586.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,521.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031602931     MORTGAGORS: GRAY                 DONALD
                               GRAY                 MARGARET
    REGION CODE    ADDRESS   : 496 WILLIAMS STREET
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,546.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031604721     MORTGAGORS: MIYAKE               DOUGLAS
                               MIYAKE               KIM
    REGION CODE    ADDRESS   : 377 PALOS VERDES DRIVE WEST
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,405.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,459.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 53.76300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,039,800.00
                               P & I AMT:     18,407.84
                               UPB AMT:   2,035,270.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031604747     MORTGAGORS: HUMPHRIES            TOMMY
                               PADDEN               CAROL
    REGION CODE    ADDRESS   : 1743 SEAVIEW AVENUE
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,610.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,107.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 51.72400
    ----------------------------------------------------------------
0   0031604770     MORTGAGORS: BISHOFF              W
                               BISHOFF              JANINE
    REGION CODE    ADDRESS   : 5425 OLIVE HILL ROAD
        01         CITY      :    BONSALL
                   STATE/ZIP : CA  92003
    MORTGAGE AMOUNT :   284,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,313.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,574.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.78600
    ----------------------------------------------------------------
0   0031605843     MORTGAGORS: DERDULA              DANIEL
                               PARHIZGAR            AZIN
    REGION CODE    ADDRESS   : 4988 PINECROFT WAY
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,082.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,663.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.09500
    ----------------------------------------------------------------
0   0031607682     MORTGAGORS: GEYER                ROBERT

    REGION CODE    ADDRESS   : 911 GRANDVIEW AVENUE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   131,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    129,332.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,177.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 67.87500
    ----------------------------------------------------------------
0   0031607773     MORTGAGORS: YIM                  YUNG
                               YIM                  SOON
    REGION CODE    ADDRESS   : 4349 CORDERO DRIVE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,625.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,139.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.64600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,609,200.00
                               P & I AMT:     14,662.54
                               UPB AMT:   1,602,964.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031607906     MORTGAGORS: VORA                 SHAILESH
                               VORA                 LAKSHMI
    REGION CODE    ADDRESS   : 1022 EASTOVER DR.
        01         CITY      :    BLOOMFIELD HILLS
                   STATE/ZIP : MI  48304
    MORTGAGE AMOUNT :   301,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,732.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,753.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.34200
    ----------------------------------------------------------------
0   0031608037     MORTGAGORS: DENHERDER            THOMAS
                               DENHERDER            SUSAN
    REGION CODE    ADDRESS   : 10982 RILEY
        01         CITY      :    HOLLAND
                   STATE/ZIP : MI  49424
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,063.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,717.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.55500
    ----------------------------------------------------------------
0   0031609209     MORTGAGORS: CORNETT              LARRY
                               CORNETT              DEANNA
    REGION CODE    ADDRESS   : 1992 HACIENDA DRIVE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92020
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,104.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,647.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.31579
    ----------------------------------------------------------------
0   0031609357     MORTGAGORS: KIETZKE              DAVID
                               KIETZKE              KATHRYN
    REGION CODE    ADDRESS   : 4640 ALDER AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   275,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,372.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,454.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031609365     MORTGAGORS: SORENSEN             ERIC
                               SORENSEN             KATHY
    REGION CODE    ADDRESS   : 3240 BEACHCOMBER DRIVE
        01         CITY      :    MORRO BAY
                   STATE/ZIP : CA  93442
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,838.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,307.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.37200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,534,850.00
                               P & I AMT:     13,880.50
                               UPB AMT:   1,529,111.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031609399     MORTGAGORS: KORBONSKI            JOHN
                               KORBONSKI            YVONNA
    REGION CODE    ADDRESS   : 33731 GLOCAMORA LANE
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,993.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,933.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031609431     MORTGAGORS: HUANG                BEN
                               HUANG                MAVIS
    REGION CODE    ADDRESS   : 19472 WOODLANDS DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   391,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,766.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,514.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 44.18000
    ----------------------------------------------------------------
0   0031609480     MORTGAGORS: NELSON               ELAINE
                               NELSON               JOHN
    REGION CODE    ADDRESS   : 36 PORTUGUESE BEND ROAD
        01         CITY      :    ROLLING HILLS
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,819.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,299.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 38.14400
    ----------------------------------------------------------------
0   0031609563     MORTGAGORS: STERK                JEFFREY
                               STERK                KIMBERLY
    REGION CODE    ADDRESS   : 1605 SCOTT PLACE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   282,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,857.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0031609761     MORTGAGORS: CHARLU               DANIEL
                               CHARLU               MALATHI
    REGION CODE    ADDRESS   : 987 HAMPSWOOD WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   496,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,435.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,458.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.41300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,189,750.00
                               P & I AMT:     19,747.53
                               UPB AMT:   2,182,872.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031611155     MORTGAGORS: TOKUNAGA             KOSUKE
                               OHMOTO               CHIEKO
    REGION CODE    ADDRESS   : 560 GABRIEL AVENUE
        01         CITY      :    YUBA CITY
                   STATE/ZIP : CA  95993
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,014.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,755.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.45700
    ----------------------------------------------------------------
0   0031614001     MORTGAGORS: MALI                 DHIRU

    REGION CODE    ADDRESS   : 18723 DINA PLACE
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    160,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/08
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.15000
    ----------------------------------------------------------------
0   0031614050     MORTGAGORS: LAIL                 RAMIN
                               SAFDARI              LEENA
    REGION CODE    ADDRESS   : 3055 SAN FERNANDO WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,522.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,494.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031616055     MORTGAGORS: LILLEY               PAMELA

    REGION CODE    ADDRESS   : 32732 COUNTY LINE ROAD
        01         CITY      :    WICKENBURG
                   STATE/ZIP : AZ  85390
    MORTGAGE AMOUNT :   154,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,061.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,438.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.14100
    ----------------------------------------------------------------
0   0031617533     MORTGAGORS: JOHNSON              CRAIG
                               JOHNSON              DEANA
    REGION CODE    ADDRESS   : 11416 SOUTH GRANITE AVENUE
        01         CITY      :    TULSA
                   STATE/ZIP : OK  74137
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    417,313.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,745.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,203,000.00
                               P & I AMT:     11,282.25
                               UPB AMT:   1,197,910.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031617954     MORTGAGORS: MCGRATH              BRUCE
                               MCGRATH              GERALDINE
    REGION CODE    ADDRESS   : 1002 GOOSE COURT
        01         CITY      :    BODEGA BAY
                   STATE/ZIP : CA  94923
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,595.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.57300
    ----------------------------------------------------------------
0   0031617996     MORTGAGORS: BURROWS              OLIVER
                               BURROWS              MARY
    REGION CODE    ADDRESS   : 2400 MARTINGAIL DRIVE
        01         CITY      :    COVINA (AREA)
                   STATE/ZIP : CA  91722
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,232.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,228.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.29500
    ----------------------------------------------------------------
0   0031618085     MORTGAGORS: PAN                  MICHAEL
                               PAN                  LINDA
    REGION CODE    ADDRESS   : 5215 BAZA AVENUE
        01         CITY      :    WOODLAND HILLS LOS ANGELE
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,183.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.85700
    ----------------------------------------------------------------
0   0031618218     MORTGAGORS: BROWN                DON

    REGION CODE    ADDRESS   : 7219 DAFFODIL PLACE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   250,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,709.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.11200
    ----------------------------------------------------------------
0   0031625999     MORTGAGORS: BOYD                 CRAIG
                               BOYD                 JEANNE
    REGION CODE    ADDRESS   : 1760 8TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,587.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,697.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.10000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,433,000.00
                               P & I AMT:     12,955.80
                               UPB AMT:   1,430,529.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031632839     MORTGAGORS: WANG                 KUO SHU
                               WANG                 KUOHSU
    REGION CODE    ADDRESS   : 1083 FUCHSIA DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,372.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 54.50600
    ----------------------------------------------------------------
0   0070033667     MORTGAGORS: FOGGETTI             NICO
                               FOGGETTI             JOSEPHINE
    REGION CODE    ADDRESS   : 32W648 HONEY HILL CIRCLE
        01         CITY      :    WAYNE
                   STATE/ZIP : IL  60184
    MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,882.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/08
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 41.73504
    ----------------------------------------------------------------
0   0070049358     MORTGAGORS: TYSON                CHARLES
                               AGUILAR              SANDRA
    REGION CODE    ADDRESS   : 6920 WILDROSE TERRACE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,274.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------
0   0070055330     MORTGAGORS: PREPOSI              CAESAR
                               PREPOSI              MARLENE
    REGION CODE    ADDRESS   : 69-11 LITTLE NECK
        01         CITY      :    GLEN OAKS
                   STATE/ZIP : NY  11004
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,266.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 82.45614
    ----------------------------------------------------------------
0   0070055934     MORTGAGORS: AINSWORTH            MICHAEL
                               AINSWORTH            SALLY
    REGION CODE    ADDRESS   : 1534 AZALEA AVE
        01         CITY      :    ONTARIO
                   STATE/ZIP : CA  91762
    MORTGAGE AMOUNT :   114,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    113,710.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       980.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   001
    LTV :                 82.23022
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,106,450.00
                               P & I AMT:     10,637.62
                               UPB AMT:   1,105,127.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070063474     MORTGAGORS: GRUNDNER             ALBIN
                               KEMP                 CHRISTINE
    REGION CODE    ADDRESS   : 49 WEDGEWOOD DRIVE
        01         CITY      :    WEST PATERS
                   STATE/ZIP : NJ  07424
    MORTGAGE AMOUNT :   180,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,594.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 69.28846
    ----------------------------------------------------------------
0   0070070677     MORTGAGORS: PARISE               JOHN
                               HASSAN               MARGO
    REGION CODE    ADDRESS   : 84 ELBROOK DRIVE
        01         CITY      :    ALLENDALE
                   STATE/ZIP : NJ  07401
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,934.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,765.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 86.48649
    ----------------------------------------------------------------
0   0070072574     MORTGAGORS: RICHARDS             RONALD

    REGION CODE    ADDRESS   : 1910 WEST 9TH STREET
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,586.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.37838
    ----------------------------------------------------------------
0   0070073978     MORTGAGORS: RUSSELL              ROXANNE

    REGION CODE    ADDRESS   : 8616 LYNBROOK DRIVE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20814
    MORTGAGE AMOUNT :   229,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,074.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 87.37643
    ----------------------------------------------------------------
0   0070074505     MORTGAGORS: ABBADESSA            FRANK
                               ABBADESSA            PAMELA
    REGION CODE    ADDRESS   : 7108 VIA DICHA
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   252,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,254.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,272,750.00
                               P & I AMT:     11,266.26
                               UPB AMT:   1,270,959.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070076831     MORTGAGORS: PERLSTEIN            BRAD
                               PERLSTEIN            LORI
    REGION CODE    ADDRESS   : 8 SUTHERLAND DRIVE
        01         CITY      :    HIGHLAND MI
                   STATE/ZIP : NY  10930
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,336.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070080270     MORTGAGORS: CLAYTON              RICHARD
                               CLAYTON              JENESE
    REGION CODE    ADDRESS   : 816 ANDOVER BOULEVARD
        01         CITY      :    KNOXVILLE
                   STATE/ZIP : TN  37922
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,186.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,274.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.81915
    ----------------------------------------------------------------
0   0070080510     MORTGAGORS: WALSH                FRANCIS
                               WALSH                KAREN
    REGION CODE    ADDRESS   : 129 VICTORIA LANE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,095.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,529.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 56.19048
    ----------------------------------------------------------------
0   0070082748     MORTGAGORS: MILLER               ROBERT
                               MILLER               ANITA
    REGION CODE    ADDRESS   : 13511 WOODMORE ROAD
        01         CITY      :    MITCHELLVIL
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   273,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,362.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 72.88000
    ----------------------------------------------------------------
0   0070083795     MORTGAGORS: PERCIVAL             JOHN
                               PERCIVAL             LINDA
    REGION CODE    ADDRESS   : 304 SOUTH 2ND STREET
        01         CITY      :    PHILADELPHI
                   STATE/ZIP : PA  19106
    MORTGAGE AMOUNT :   352,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,171.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.14545
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,436,100.00
                               P & I AMT:     12,673.65
                               UPB AMT:   1,432,382.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070085691     MORTGAGORS: GRIER                DAVID
                               GRIER                LINDA
    REGION CODE    ADDRESS   : 3 FIRST COURT
        01         CITY      :    WINDERMERE
                   STATE/ZIP : FL  34786
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,063.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,717.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.85629
    ----------------------------------------------------------------
0   0070087069     MORTGAGORS: CHOI                 KANG
                               KIM                  HYUN
    REGION CODE    ADDRESS   : 2021 OAKDALE STREET
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,697.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.76923
    ----------------------------------------------------------------
0   0070087689     MORTGAGORS: JENSEN               DAVID
                               JENSEN               LILIA
    REGION CODE    ADDRESS   : 1813 MORGAN LANE
        01         CITY      :    REDONDO BEA
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,212.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 83.33333
    ----------------------------------------------------------------
0   0070088356     MORTGAGORS: KAIREY               ELI
                               KAIREY               MARJORIE
    REGION CODE    ADDRESS   : 1049 ELBERON AVENUE
        01         CITY      :    LONG BRANCH
                   STATE/ZIP : NJ  07740
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 43.47826
    ----------------------------------------------------------------
0   0070088893     MORTGAGORS: DONOHUE              PATRICK
                               DONOHUE              EILEEN
    REGION CODE    ADDRESS   : 2175 FOX CREEK ROAD
        01         CITY      :    BERWYN
                   STATE/ZIP : PA  19312
    MORTGAGE AMOUNT :   294,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,680.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,668.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.52632
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,390,100.00
                               P & I AMT:     12,560.43
                               UPB AMT:   1,388,244.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070090725     MORTGAGORS: PESNER               STANLEY
                               PESNER               LILA
    REGION CODE    ADDRESS   : 1850 AVENIDA DEL NORTE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92633
    MORTGAGE AMOUNT :   287,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,378.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/08
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.95556
    ----------------------------------------------------------------
0   0070093208     MORTGAGORS: SERIO                JOSEPH
                               SERIO                ANDREA
    REGION CODE    ADDRESS   : 4982 DAVIS DRIVE
        01         CITY      :    DOYLESTOWN
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.31461
    ----------------------------------------------------------------
0   0070095278     MORTGAGORS: HURT                 CHARLES
                               GIBSON               CHRISTINE
    REGION CODE    ADDRESS   : 1339 CAROLINE STREET
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,518.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 86.87500
    ----------------------------------------------------------------
0   0070099098     MORTGAGORS: WINCELE              ERIC
                               WINCELE              COLLEENE
    REGION CODE    ADDRESS   : 22321 KIRKWOOD
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,187.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 89.36170
    ----------------------------------------------------------------
0   0070100730     MORTGAGORS: MENDEZ               RAMON
                               MENDEZ               MARIA
    REGION CODE    ADDRESS   : 9109 OAK CHASE COURT
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,427.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.71795
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,346,800.00
                               P & I AMT:     12,918.83
                               UPB AMT:   1,345,987.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070101308     MORTGAGORS: SINGH                RAMPAUL
                               SINGH                NAMITA
    REGION CODE    ADDRESS   : 19 TIMBERLAND CIRCLE NORTH
        01         CITY      :    FORT MYERS
                   STATE/ZIP : FL  33919
    MORTGAGE AMOUNT :   233,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,119.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.21598
    ----------------------------------------------------------------
0   0070105192     MORTGAGORS: BUCKHOLTZ            JOHN
                               BUCKHOLTZ            MARY
    REGION CODE    ADDRESS   : 344 GREENLAWN ROAD
        01         CITY      :    GREENLAWN
                   STATE/ZIP : NY  11740
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,188.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.78788
    ----------------------------------------------------------------
0   0070108238     MORTGAGORS: MUKAI                JOHN
                               O'GRADY              KATHLEEN
    REGION CODE    ADDRESS   : 4807 WEST 19TH AVENUE
        01         CITY      :    KENNEWICK
                   STATE/ZIP : WA  99337
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,073.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,738.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070108576     MORTGAGORS: HOFMANN              PHILIP
                               MASCOLO              LISA
    REGION CODE    ADDRESS   : 1560 LOWER STATE ROAD
        01         CITY      :    CHALFONT
                   STATE/ZIP : PA  18914
    MORTGAGE AMOUNT :   298,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,721.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.43590
    ----------------------------------------------------------------
0   0070109988     MORTGAGORS: ARTEAGA              ELOY
                               ARTEAGA              MARY
    REGION CODE    ADDRESS   : 23936 FRIGATE DRIVE
        01         CITY      :    LAGUNA NIGU
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,921.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,412,050.00
                               P & I AMT:     12,855.34
                               UPB AMT:   1,410,312.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070114160     MORTGAGORS: WAITE                F

    REGION CODE    ADDRESS   : 10 BLOOD ROAD
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.86301
    ----------------------------------------------------------------
0   0070114293     MORTGAGORS: PARA                 KEVIN

    REGION CODE    ADDRESS   : 2211 SONBRIA
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92680
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,971.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.41889
    ----------------------------------------------------------------
0   0070115241     MORTGAGORS: KLEINERT             RICHARD
                               KLEINERT             DARLEEN
    REGION CODE    ADDRESS   : 3090 DRAGONFLY STREET
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   404,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,692.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.32353
    ----------------------------------------------------------------
0   0070115464     MORTGAGORS: MAKINS               CHRISTOPHE
                               MAKINS               WENDY
    REGION CODE    ADDRESS   : 3034 P STREET N W
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20007
    MORTGAGE AMOUNT :   350,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,114.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/08
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 39.38202
    ----------------------------------------------------------------
0   0070115563     MORTGAGORS: DURDA                JUDI
                               LAPE                 JAMES
    REGION CODE    ADDRESS   : 731 CHICKAMAUGA DRIVE
        01         CITY      :    DAVIDSONVIL
                   STATE/ZIP : MD  21035
    MORTGAGE AMOUNT :   357,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,260.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.37778
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,695,250.00
                               P & I AMT:     16,367.58
                               UPB AMT:   1,695,250.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070119201     MORTGAGORS: DESAI                VYOMESH
                               DESAI                MINA
    REGION CODE    ADDRESS   : 8 CHERRY POINT COURT
        01         CITY      :    MORGANVILLE
                   STATE/ZIP : NJ  07751
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,373.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.80282
    ----------------------------------------------------------------
0   0070121843     MORTGAGORS: ROFE                 ALBERT
                               ROFE                 SHARON
    REGION CODE    ADDRESS   : 1110 HEATHWOOD CT
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77077
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.63636
    ----------------------------------------------------------------
0   0070124607     MORTGAGORS: MARTINEZ             JOAQUIN
                               MARTINEZ             ANNA
    REGION CODE    ADDRESS   : 16420 WEST ELLSWORTH AVENU
        01         CITY      :    GOLDEN
                   STATE/ZIP : CO  80401
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,085.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,654.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.90289
    ----------------------------------------------------------------
0   0070125240     MORTGAGORS: EBY                  EUGENE
                               EBY                  PATRICIA
    REGION CODE    ADDRESS   : 6005 SOUTH CHESTER WAY
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80111
    MORTGAGE AMOUNT :   248,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,250.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.01389
    ----------------------------------------------------------------
0   0070127048     MORTGAGORS: RUKIN                EARL

    REGION CODE    ADDRESS   : 4655 PLAZA PECOS DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89121
    MORTGAGE AMOUNT :   244,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,338.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,211.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.96970
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,290,550.00
                               P & I AMT:     11,690.21
                               UPB AMT:   1,288,873.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070140736     MORTGAGORS: CORPANY              DAN
                               CORPANY              CATHERINE
    REGION CODE    ADDRESS   : 3300 SANTA MONICA DRIVE
        01         CITY      :    DENTON
                   STATE/ZIP : TX  76201
    MORTGAGE AMOUNT :   246,840.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,840.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,270.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.77143
    ----------------------------------------------------------------
0   0070141122     MORTGAGORS: DYDENSBORG           HANS
                               DYDENSBORG           KATHERINE
    REGION CODE    ADDRESS   : 543 CHERRY TREE LANE
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   240,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,416.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,209.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.51987
    ----------------------------------------------------------------
0   0070153549     MORTGAGORS: BRUNE                KURT
                               RODENBORN            MICHELLE
    REGION CODE    ADDRESS   : 3543 BENDIGO DRIVE
        01         CITY      :    RANCHO PALO
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,432.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.33333
    ----------------------------------------------------------------
0   0070155726     MORTGAGORS: PEUGH                WILLIAM
                               PEUGH                SHARON
    REGION CODE    ADDRESS   : 1413 SPLENDIDO DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,469.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 86.76923
    ----------------------------------------------------------------
0   0070165816     MORTGAGORS: MCCUSKER             EDWARD
                               MCCUSKER             JACQUELINE
    REGION CODE    ADDRESS   : 1206 REINS CIRCLE
        01         CITY      :    NEW HOPE
                   STATE/ZIP : PA  18938
    MORTGAGE AMOUNT :   230,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,100.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.34483
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,375,090.00
                               P & I AMT:     12,606.98
                               UPB AMT:   1,372,825.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070168232     MORTGAGORS: KOWALSKI             ROCHELLE
                               KOWALSKI             ROMAN
    REGION CODE    ADDRESS   : 173 LAKE JUST'IT ROAD
        01         CITY      :    HOPE
                   STATE/ZIP : NJ  07844
    MORTGAGE AMOUNT :   221,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070180120     MORTGAGORS: MACHACEK             KENNETH
                               MACHACEK             SANDRA
    REGION CODE    ADDRESS   : 8 SUGAR MAPLE ROW
        01         CITY      :    CHESTER
                   STATE/ZIP : NJ  07930
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 42.14286
    ----------------------------------------------------------------
0   0070180781     MORTGAGORS: ZELINGER             PHILIP
                               ZELINGER             MARY ANN
    REGION CODE    ADDRESS   : 1345 SW 21ST AVENUE
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33486
    MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,193.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.52500
    ----------------------------------------------------------------
0   0070191903     MORTGAGORS: APPOLLINA            MARY
                               PETILL               PAMELA
    REGION CODE    ADDRESS   : 4 WOODS ROAD
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   236,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,144.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.74242
    ----------------------------------------------------------------
0   0070219373     MORTGAGORS: HOLVE                DONALD
                               HOLVE                JANICE
    REGION CODE    ADDRESS   : 7101 NORFOLK DRIVE
        01         CITY      :    Oakland
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   403,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,629.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 50.53000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,398,850.00
                               P & I AMT:     12,642.95
                               UPB AMT:   1,398,850.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 06/01/98
    P.O. BOX 5260              TMS AG0004981115  00 01
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070253190     MORTGAGORS: SMITH                DEBRA

    REGION CODE    ADDRESS   : 2858 DRAKE AVENUE
        01         CITY      :    Costa Mesa
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    184,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    1
                               LOAN AMT:     184,000.00
                               P & I AMT:      1,641.01
                               UPB AMT:     184,000.00
0                   TOTAL      NUM OF LOANS:  366
                               LOAN AMT: 116,287,499.00
                               P & I AMT:  1,058,607.96
                               UPB AMT: 115,714,205.91

                              EXHIBIT D

                    FORM OF SERVICER'S CERTIFICATE


                      ----------------,  ------
                         (month)         (year)

                  GE CAPITAL MORTGAGE SERVICES, INC.
             REMIC Multi-Class Pass-Through Certificates,
                            Series 1998-11


           Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

A.    Mortgage Loan Information:

(1)  Aggregate Scheduled Monthly
       Payments:                             Pool 1         Pool 2      Pool 3
                                             ------         ------      ------
       (a) Principal                        $              $          $
                                             --------       --------   -------
       (b) Interest                         $              $         $
                                             --------       --------   -------
       (c) Total                            $              $         $
                                             --------       --------   -------
(2)  Aggregate Monthly Payments
       received and Monthly Advances
       made this month:
       (a) Principal                        $              $          $
                                             --------       --------   -------
       (b) Interest                         $              $          $
                                             --------       --------   -------
       (c) Total                            $              $          $
                                             --------       --------   -------
(3)  Aggregate Principal
       Prepayments in part received
       and applied in the applicable
       Prepayment Period:
       (a) Principal                        $              $          $
                                             --------       --------   -------
       (b) Interest                         $              $          $
                                             --------       --------   -------
       (c) Total                            $              $          $
                                             --------       --------   -------
(4)  Aggregate Principal Prepayments
       in full received in the
       applicable Prepayment Period:
       (a) Principal                        $              $          $
                                             --------       --------   -------
       (b) Interest                         $              $          $
                                             --------       --------   -------
       (c) Total                            $              $          $
                                             --------       --------   -------

(5)  Aggregate Insurance
       Proceeds (including purchases
       of Mortgage Loans by primary        Pool 1         Pool 2      Pool 3
       mortgage insurers) for             ------         ------      ------
       prior month:
       (a) Principal                       $              $          $
                                            --------       --------   -------
       (b) Interest                        $              $         $
                                            --------       --------   -------
       (c) Total                           $              $         $
                                            --------       --------   -------
(6)  Aggregate Liquidation Proceeds
       for prior month:
       (a) Principal                       $              $          $
                                            --------       --------   -------
       (b) Interest                        $              $          $
                                            --------       --------   -------
       (c) Total                           $              $          $
                                            --------       --------   -------
(7)  Aggregate Purchase Prices
       for Defaulted and Modified
       Mortgage Loans:
       (a) Principal                       $              $          $
                                            --------       --------   -------
       (b) Interest                        $              $          $
                                            --------       --------   -------
       (c) Total                           $              $          $
                                            --------       --------   -------
(8)  Aggregate Purchase Prices
       (and substitution adjustments)
       for Defective Mortgage Loans:
       (a) Principal                       $              $          $
                                            --------       --------   -------
       (b) Interest                        $              $          $
                                            --------       --------   -------
       (c) Total                           $              $          $
                                            --------       --------   -------
(9)  Pool Scheduled
       Principal Balance:                  $              $          $
                                            --------       --------   -------

(10) Available Funds:                      $              $          $
                                            --------       --------   -------

(11) Realized Losses for prior mont$:      $              $          $
                                            --------       --------   -------

(12) Aggregate Realized Losses and Debt
       Service Reductions:
       (a) Deficient Valuations            $              $          $
                                            --------       --------   -------
       (b) Special Hazard                  $              $          $
                                            --------       --------   -------
       (c) Fraud Losses                    $              $          $
                                            --------       --------   -------
       (d) Excess Bankruptcy Losses        $              $          $
                                            --------       --------   -------
       (e) Excess Special Hazard Losses    $              $          $
                                            --------       --------   -------
       (f) Excess Fraud Losses             $              $          $
                                            --------       --------   -------
       (g) Debt Service Reductions         $              $          $
                                            --------       --------   -------
(13)  Compensating Interest Payment:       $              $          $
                                            --------       --------   -------

(14) Accrued Certificate Interest, Unpaid Class Interest
     Shortfalls and Pay-out Rate:

     Class 1-A1             $                  $                         %
                             --------------     ----------           ----
     Class 1-A2             $                  $                         %
                             --------------     ----------           ----
     Class 1-A3             $                  $                         %
                             --------------     ----------           ----
     Class 1-A4             $                  $                         %
                             --------------     ----------           ----
     Class 1-A5             $                  $                         %
                             --------------     ----------           ----
     Class 1-A6             $                  $                         %
                             --------------     ----------           ----
     Class 1-A7             $                  $                         %
                             --------------     ----------           ----
     Class 1-A8             $                  $                         %
                             --------------     ----------           ----
     Class 1-A9             $                  $                         %
                             --------------     ----------           ----
     Class 1-A10            $                  $                         %
                             --------------     ----------           ----
     Class 1-A11            $                  $                         %
                             --------------     ----------           ----
     Class 1-A12            $                  $                         %
                             --------------     ----------           ----
     Class 1-A13            $                  $                         %
                             --------------     ----------           ----
     Class 1-A14            $                  $                         %
                             --------------     ----------           ----
     Class 1-A15            $                  $                         %
                             --------------     ----------           ----
     Class 1-A16            $                  $                         %
                             --------------     ----------           ----
     Class 1-A17            $                  $                         %
                             --------------     ----------           ----
     Class 1-M              $                  $                         %
                             --------------     ----------           ----
     Class 1-B1             $                  $                         %
                             --------------     ----------           ----
     Class 1-B2             $                  $                         %
                             --------------     ----------           ----
     Class 1-B3             $                  $                         %
                             --------------     ----------           ----
     Class 1-B4             $                  $                         %
                             --------------     ----------           ----
     Class 1-B5             $                  $                         %
                             --------------     ----------           ----
     Class 1-R              $                  $                         %
                             --------------     ----------           ----

     Class 2-A1             $                  $                         %
                             --------------     ----------           ----
     Class 2-A2             $                  $                         %
                             --------------     ----------           ----
     Class 2-A3             $                  $                         %
                             --------------     ----------           ----
     Class 2-A4             $                  $                         %
                             --------------     ----------           ----
     Class 2-A5             $                  $                         %
                             --------------     ----------           ----
     Class 2-A6             $                  $                         %
                             --------------     ----------           ----
     Class 2-A7             $                  $                         %
                             --------------     ----------           ----
     Class 2-A8             $                  $                         %
                             --------------     ----------           ----
     Class 2-A9             $                  $                         %
                             --------------     ----------           ----
     Class 2-A10            $                  $                         %
                             --------------     ----------           ----
     Class 2-A11            $                  $                         %
                             --------------     ----------           ----
     Class 2-A12            $                  $                         %
                             --------------     ----------           ----
     Class 2-A13            $                  $                         %
                             --------------     ----------           ----
     Class 2-A14            $                  $                         %
                             --------------     ----------           ----
     Class 2-A15            $                  $                         %
                             --------------     ----------           ----
     Class 2-A16            $                  $                         %
                             --------------     ----------           ----
     Class 2-M              $                  $                         %
                             --------------     ----------           ----
     Class 2-B1             $                  $                         %
                             --------------     ----------           ----

 Class 2-B2             $                  $                         %
                             --------------     ----------           ----
     Class 2-B3             $                  $                         %
                             --------------     ----------           ----
     Class 2-B4             $                  $                         %
                             --------------     ----------           ----
     Class 2-B5             $                  $                         %
                             --------------     ----------           ----
     Class 2-R              $                  $                         %
                             --------------     ----------           ----
     Class 2-RL             $                  $                         %
                             --------------     ----------           ----

     Class 3-A              $                  $                         %
                              --------------    ----------           ----
     Class 3-M              $                  $                         %
                             --------------     ----------           ----
     Class 3-B1             $                  $                         %
                             --------------     ----------           ----
     Class 3-B2             $                  $                         %
                             --------------     ----------           ----
     Class 3-B3             $                  $                         %
                             --------------     ----------           ----
     Class 3-B4             $                  $                         %
                             --------------     ----------           ----
     Class 3-B5             $                  $                         %
                             --------------     ----------           ----
     Class 3-R              $                  $                         %
                             --------------     ----------           ----

 (15)      Principal distributable:

        Class 1-A1           $
                              --------------
        Class 1-A2           $
                              --------------
        Class 1-A3           $
                              --------------
        Class 1-A5           $
                              --------------
        Class 1-A6           $
                              --------------
        Class 1-A7           $
                              --------------
        Class 1-A8           $
                              --------------
        Class 1-A9           $
                              --------------
        Class 1-A10          $
                              --------------
        Class 1-A11          $
                              --------------
        Class 1-A12          $
                              --------------
        Class 1-A13          $
                              --------------
        Class 1-A14          $
                              --------------
        Class 1-A15          $
                              --------------
        Class 1-A16          $
                              --------------
        Class 1-A17          $
                              --------------
        Class 1-PO           $
                              --------------
        Class 1-M            $
                              --------------
        Class 1-B1           $
                              --------------
        Class 1-B2           $
                              --------------
        Class 1-B3           $
                              --------------
        Class 1-B4           $
                              --------------
        Class 1-B5           $
                              --------------
        Class 1-R            $
                              --------------

        Class 2-A1           $
                              --------------
        Class 2-A2           $
                              --------------
        Class 2-A3           $
                              --------------
        Class 2-A4           $
                              --------------

 Class 2-A5           $
                              --------------
        Class 2-A6           $
                              --------------
        Class 2-A7           $
                              --------------
        Class 2-A8           $
                              --------------
        Class 2-A9           $
                              --------------
        Class 2-A10          $
                              --------------
        Class 2-A11          $
                              --------------
        Class 2-A12          $
                              --------------
        Class 2-A14          $
                              --------------
        Class 2-A15          $
                              --------------
        Class 2-A16          $
                              --------------
        Class 2-PO           $
                              --------------
        Class 2-M            $
                              --------------
        Class 2-B1           $
                              --------------
        Class 2-B2           $
                              --------------
        Class 2-B3           $
                              --------------
        Class 2-B4           $
                              --------------
        Class 2-B5           $
                              --------------
        Class 2-R            $
                              --------------
        Class 2-RL           $
                              --------------

        Class 3-A            $
                              --------------
        Class 3-PO           $
                              --------------
        Class 3-M            $
                              --------------
        Class 3-B1           $
                              --------------
        Class 3-B2           $
                              --------------
        Class 3-B3           $
                              --------------
        Class 3-B4           $
                              --------------
        Class 3-B5           $
                              --------------
        Class 3-R            $
                              --------------

(16) Additional distributions to the Residual Certificates
            pursuant to Section 4.01(c) or
            Section 2.05(a)(iii):

        Class 1-R            $
                              --------------
        Class 2-R            $
                              --------------
        Class 2-RL           $
                              --------------
        Class 3-R            $
                              --------------

(17)  Distributions Allocable to Unanticipated Recoveries:

        Class 1-A1           $
                              --------------
        Class 1-A2           $
                              --------------
        Class 1-A3           $
                              --------------
        Class 1-A4           $
                              --------------
        Class 1-A5           $
                              --------------
        Class 1-A6           $
                              --------------

        Class 1-A7           $
                              --------------
        Class 1-A8           $
                              --------------
        Class 1-A9           $
                              --------------
        Class 1-A10          $
                              --------------
        Class 1-A11          $
                              --------------
        Class 1-A12          $
                              --------------
        Class 1-A13          $
                              --------------
        Class 1-A14          $
                              --------------
        Class 1-A15          $
                              --------------
        Class 1-A16          $
                              --------------
        Class 1-A17          $
                              --------------
        Class 1-PO           $
                              --------------
        Class 1-M            $
                              --------------
        Class 1-B1           $
                              --------------
        Class 1-B2           $
                              --------------
        Class 1-B3           $
                              --------------
        Class 1-B4           $
                              --------------
        Class 1-B5           $
                              --------------
        Class 1-R            $
                              --------------

        Class 2-A1           $
                              --------------
        Class 2-A2           $
                              --------------
        Class 2-A3           $
                              --------------
        Class 2-A4           $
                              --------------
        Class 2-A5           $
                              --------------
        Class 2-A6           $
                              --------------
        Class 2-A7           $
                              --------------
        Class 2-A8           $
                              --------------
        Class 2-A9           $
                              --------------
        Class 2-A10          $
                              --------------
        Class 2-A11          $
                              --------------
        Class 2-A12          $
                              --------------
        Class 2-A14          $
                              --------------
        Class 2-A15          $
                              --------------
        Class 2-A16          $
                              --------------
        Class 2-PO           $
                              --------------
        Class 2-M            $
                              --------------
        Class 2-B1           $
                              --------------
        Class 2-B2           $
                              --------------
        Class 2-B3           $
                              --------------
        Class 2-B4           $
                              --------------
        Class 2-B5           $
                              --------------
        Class 2-R            $
                              --------------
        Class 2-RL           $
                              --------------

        Class 3-A            $
                              --------------

        Class 3-M            $
                              --------------
        Class 3-B1           $
                              --------------
        Class 3-B2           $
                              --------------
        Class 3-B3           $
                              --------------
        Class 3-B4           $
                              --------------
        Class 3-B5           $
                              --------------
        Class 3-R            $
                              --------------


      B.   Other Amounts:

 1. Senior Percentage for such Distribution Date:

        Pool 1                          --------------%
        Pool 2                          --------------%
        Pool 3                          --------------%

2.  Senior Prepayment Percentage for such Distribution Date:

        Pool 1                          --------------%
        Pool 2                          --------------%
        Pool 3                          --------------%

3.  Pool 1 Group II Senior Percentage
    for such % Distribution Date:       --------------%

4.  Pool 1 Group II Senior Distribution
    Percentage for such Distribution
    Date:                               --------------%

5.  Class 2-A4 Percentage for such
    Distribution Date:                  --------------%

6.  Class 2-A4 Distribution Percentage
    for such Distribution Date:          --------------%

7.  Junior Percentage for such Distribution Date:

         Pool 1                          --------------%
         Pool 2                          --------------%
         Pool 3                          --------------%

8. Junior Prepayment Percentage for such Distribution Date:

         Pool 1                          --------------%
         Pool 2                          --------------%
         Pool 3                          --------------%

9. Subordinate Certificate Writedown Amount for such
    Distribution Date:

         Pool 1                          --------------%
         Pool 2                          --------------%

         Pool 3                          --------------%

10.  Prepayment Distribution Triggers
     satisfied:                              Yes:         No
                                            ----          --

        Class 1-B1                          ----         ----
        Class 1-B2                          ----         ----
        Class 1-B3                          ----         ----
        Class 1-B4                          ----         ----
        Class 1-B5                          ----         ----

        Class 2-B1                          ----         ----
        Class 2-B2                          ----         ----
        Class 2-B3                          ----         ----
        Class 2-B4                          ----         ----
        Class 2-B5                          ----         ----

        Class 3-B1                          ----         ----
        Class 3-B2                          ----         ----
        Class 3-B3                          ----         ----
        Class 3-B4                          ----         ----
        Class 3-B5                          ----         ----

 11.  Base Servicing Fee:

         Pool 1                          --------------%
         Pool 2                          --------------%
         Pool 3                          --------------%

 12.  Supplemental Servicing Fee:

         Pool 1                          --------------%
         Pool 2                          --------------%
         Pool 3                          --------------%



Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                               GE CAPITAL MORTGAGE SERVICES, INC.




                               By:
                                  ----------------------------------
                                  Name:
                                  Title:

                             EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts 02110


      [NAME OF OFFICER] ______________________ hereby certifies that:

      1.   That he [she] is [title of officer]
of [name of Investor]
______________________________________________________ (the
"Investor"), a ________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of June 1, 1998, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to
Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the related Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of
______________________________________________ as nominee for the
Investor.]

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.


                               ___________________________________
                               [name of Investor]



                               By:________________________________
                                  Name:
                                  Title:


The undersigned hereby
acknowledges that it
is holding and will
hold the ERISA-Restricted
Certificates at the exclusive
direction of and as nominee of
the Investor named above.

______________________________
[name of nominee]


By:___________________________
   Name:
   Title:

                             EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

           [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

           1. That he [she] is [title of officer] of [name of Purchaser] _________________________________________ (the
"Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

           2. That the Purchaser's Taxpayer Identification Number is [ ].

           3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class 1-R, Class 2-R, Class 2-RL or Class 3-R Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1998-11.

           4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

           5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. dated as of June 1, 1998, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

           6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

           7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

           8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

           9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

           10. That the Purchaser (i) is not a Non-U.S. Person or
(ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual
Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

           12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Pool 1 Trust Fund, in the case of the Class 1-R Certificates, the Upper Tier REMIC or Lower Tier REMIC, in the case of the Class 2-R or Class 2-RL Certificates, or the Pool 3 Trust Fund, in the case of the Class 3-R Certificates, pursuant to the Pooling and Servicing Agreement.

                            * * * * * *

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.

                               _____________________________
                               [Name of Purchaser]



                               By:__________________________
                                  Name:
                                  Title:



           Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

           Subscribed and sworn before me this _____ day of __________, 19__.

NOTARY PUBLIC

______________________________



COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                             EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]


                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts  02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1998-11

Ladies and Gentlemen:
           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.


                               Very truly yours,

                               ______________________________
                               Name:
                               Title:

                             EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                        $550 - $800

Late Charges                           Per Loan Documents

Appraisal/Inspection Fees              Reasonable and Customary Charges

Partial Release Fees                   $300

Easements                              $150

Insufficient Funds Charges             $15

Document Requests (copies
of loan file documents, additional
pay-off quotations,amortization
schedules, payment histories)          $0


Modification Fees                      Reasonable and Customary Charges

                             EXHIBIT I

                   FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                               ____________________
                                                               Date


State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts  02110

                Re:  GE Capital Mortgage Services, Inc.
                     REMIC Multi-Class Pass Through
                     Certificates, Series 1998-11
                     ______________________________

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ____________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of June 1, 1998 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

      [9. The Restricted Certificates shall be registered in the name of ___________________________ as nominee for the Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.




                               ______________________________
                               [name of Investor]



                               By:___________________________
                                  Name:
                                  Title:


The undersigned hereby
acknowledges that it
is holding and will
hold the Restricted
Certificates at the
exclusive direction of
and as nominee of the
Investor named above.


______________________________
[name of nominee]


By:___________________________
  Name:
  Title:

                             EXHIBIT J

                FORM OF DISTRIBUTION DATE STATEMENT


                     ----------------, -----
                           (month)     (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                          Series 1998-11

           Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

 (1)  Amount of distribution allocable to principal:

        Class 1-A1                   $
                                      ----------
        Class 1-A2                   $
                                      ----------
        Class 1-A3                   $
                                      ----------
        Class 1-A5                   $
                                      ----------
        Class 1-A6                   $
                                      ----------
        Class 1-A7                   $
                                      ----------
        Class 1-A8                   $
                                      ----------
        Class 1-A9                   $
                                      ----------
        Class 1-A10                  $
                                      ----------
        Class 1-A11                  $
                                      ----------
        Class 1-A12                  $
                                      ----------
        Class 1-A13                  $
                                      ----------
        Class 1-A14                  $
                                      ----------
        Class 1-A15                  $
                                      ----------
        Class 1-A16                  $
                                      ----------
        Class 1-A17                  $
                                      ----------
        Class 1-PO                   $
                                      ----------
        Class 1-M                    $
                                      ----------
        Class 1-B1                   $
                                      ----------
        Class 1-B2                   $
                                      ----------
        Class 1-B3                   $
                                      ----------
        Class 1-B4                   $
                                      ----------
        Class 1-B5                   $
                                      ----------
        Class 1-R                    $
                                      ----------

        Class 2-A1                   $
                                      ----------
        Class 2-A2                   $
                                      ----------
        Class 2-A3                   $
                                      ----------
        Class 2-A4                   $
                                      ----------
        Class 2-A5                   $
                                      ----------
        Class 2-A6                   $
                                      ----------
        Class 2-A7                   $
                                      ----------
        Class 2-A8                   $
                                      ----------
        Class 2-A9                   $
                                      ----------
        Class 2-A10                  $
                                      ----------
        Class 2-A11                  $
                                      ----------
        Class 2-A12                  $
                                      ----------
        Class 2-A14                  $
                                      ----------
        Class 2-A15                  $
                                      ----------
        Class 2-A16                  $
                                      ----------
        Class 2-PO                   $
                                      ----------
        Class 2-M                    $
                                      ----------
        Class 2-B1                   $
                                      ----------
        Class 2-B2                   $
                                      ----------
        Class 2-B3                   $
                                      ----------
        Class 2-B4                   $
                                      ----------
        Class 2-B5                   $
                                      ----------
        Class 2-R                    $
                                      ----------
        Class 2-RL                   $
                                      ----------

        Class 3-A                    $
                                      ----------
        Class 3-PO                   $
                                      ----------
        Class 3-M                    $

        Class 3-B1                   $
                                      ----------
        Class 3-B2                   $
                                      ----------
        Class 3-B3                   $
                                      ----------
        Class 3-B4                   $
                                      ----------
        Class 3-B5                   $
                                      ----------

 (2) Aggregate principal prepayments included in distribution:

         Class 1-A1                  $

         Class 1-A2                  $
                                      ----------
        Class 1-A3                   $
                                      ----------
        Class 1-A5                   $
                                      ----------
        Class 1-A6                   $
                                      ----------
        Class 1-A7                   $
                                      ----------
        Class 1-A8                   $
                                      ----------
        Class 1-A9                   $
                                      ----------
        Class 1-A10                  $
                                      ----------
        Class 1-A11                  $
                                      ----------

        Class 1-A12                  $
                                      ----------
        Class 1-A13                  $
                                      ----------
        Class 1-A14                  $
                                      ----------
        Class 1-A15                  $
                                      ----------
        Class 1-A16                  $
                                      ----------
        Class 1-A17                  $
                                      ----------
        Class 1-PO                   $
                                      ----------
        Class 1-M                    $
                                      ----------
        Class 1-B1                   $
                                      ----------
        Class 1-B2                   $
                                      ----------
        Class 1-B3                   $
                                      ----------
        Class 1-B4                   $
                                      ----------
        Class 1-B5                   $
                                      ----------
        Class 1-R                    $
                                      ----------

        Class 2-A1                   $
                                      ----------
        Class 2-A2                   $
                                      ----------
        Class 2-A3                   $
                                      ----------
        Class 2-A4                   $
                                      ----------
        Class 2-A5                   $
                                      ----------
        Class 2-A6                   $
                                      ----------
        Class 2-A7                   $
                                      ----------
        Class 2-A8                   $
                                      ----------
        Class 2-A9                   $
                                      ----------
        Class 2-A10                  $
                                      ----------
        Class 2-A11                  $
                                      ----------
        Class 2-A12                  $
                                      ----------
        Class 2-A14                  $
                                      ----------
        Class 2-A15                  $
                                      ----------
        Class 2-A16                  $
                                      ----------
        Class 2-PO                   $
                                      ----------
        Class 2-M                    $
                                      ----------
        Class 2-B1                   $
                                      ----------
        Class 2-B2                   $
                                      ----------
        Class 2-B3                   $
                                      ----------
        Class 2-B4                   $
                                      ----------
        Class 2-B5                   $
                                      ----------
        Class 2-R                    $
                                      ----------
        Class 2-RL                   $
                                      ----------

        Class 3-A                    $
                                      ----------
        Class 3-PO                   $
                                      ----------
        Class 3-M                    $
                                      ----------
        Class 3-B1                   $
                                      ----------
        Class 3-B2                   $
                                      ----------
        Class 3-B3                   $
                                      ----------

        Class 3-B4                   $
                                      ----------
        Class 3-B5                   $
                                      ----------
        Class 3-R                    $
                                      ----------

 (3) Amount of distribution allocable to interest; Pay-out Rate:

         Class 1-A1     $                       %
                         ---------          ----
         Class 1-A2     $                       %
                         ---------          ----
         Class 1-A3     $                       %
                         ---------          ----
         Class 1-A4     $                       %
                         ---------          ----
         Class 1-A5     $                       %
                         ---------          ----
         Class 1-A6     $                       %
                         ---------          ----
         Class 1-A7     $                       %
                         ---------          ----
         Class 1-A8     $                       %
                         ---------          ----
         Class 1-A10    $                       %
                         ---------          ----
         Class 1-A11    $                       %
                         ---------          ----
         Class 1-A12    $                       %
                         ---------          ----
         Class 1-A13    $                       %
                         ---------          ----
         Class 1-A14    $                       %
                         ---------          ----
         Class 1-A15    $                       %
                         ---------          ----
         Class 1-A16    $                       %
                         ---------          ----
         Class 1-A17    $                       %
                         ---------          ----
         Class 1-M      $                       %
                         ---------          ----
         Class 1-B1     $                       %
                         ---------          ----
         Class 1-B2     $                       %
                         ---------          ----
         Class 1-B3     $                       %
                         ---------          ----
         Class 1-B4     $                       %
                         ---------          ----
         Class 1-B5     $                       %
                         ---------          ----
         Class 1-R      $                       %
                         ---------          ----

         Class 2-A1     $                       %
                         ---------          ----
         Class 2-A2     $                       %
                         ---------          ----
         Class 2-A3     $                       %
                         ---------          ----
         Class 2-A4     $                       %
                         ---------          ----
         Class 2-A5     $                       %
                         ---------          ----
         Class 2-A6     $                       %
                         ---------          ----
         Class 2-A7     $                       %
                         ---------          ----
         Class 2-A8     $                       %
                         ---------          ----
         Class 2-A9     $                       %
                         ---------          ----
         Class 2-A10    $                       %
                         ---------          ----
         Class 2-A11    $                       %
                         ---------          ----
         Class 2-A12    $                       %
                         ---------          ----
         Class 2-A13    $                       %
                         ---------          ----
         Class 2-A14    $                       %
                         ---------          ----
         Class 2-A15    $                       %
                         ---------          ----
         Class 2-A16    $                       %
                         ---------          ----

         Class 2-M      $                       %
                         ---------          ----
         Class 2-B1     $                       %
                         ---------          ----
         Class 2-B2     $                       %
                         ---------          ----
         Class 2-B3     $                       %
                         ---------          ----
         Class 2-B4     $                       %
                         ---------          ----
         Class 2-B5     $                       %
                         ---------          ----
         Class 2-R      $                       %
                         ---------          ----
         Class 2-RL     $                       %
                         ---------          ----

         Class 3-A      $                       %
                         ---------          ----
         Class 3-M      $                       %
                         ---------          ----
         Class 3-B1     $                       %
                         ---------          ----
         Class 3-B2     $                       %
                         ---------          ----
         Class 3-B3     $                       %
                         ---------          ----
         Class 3-B4     $                       %
                         ---------          ----
         Class 3-B5     $                       %
                         ---------          ----
         Class 3-R      $                       %
                         ---------          ----

 (4)Amount of distribution allocable to Unanticipated
    Recoveries:

         Class 1-A1     $                       %
                         ---------          ----
         Class 1-A2     $                       %
                         ---------          ----
         Class 1-A3     $                       %
                         ---------          ----
         Class 1-A5     $                       %
                         ---------          ----
         Class 1-A6     $                       %
                         ---------          ----
         Class 1-A7     $                       %
                         ---------          ----
         Class 1-A8     $                       %
                         ---------          ----
         Class 1-A9     $                       %
                         ---------          ----
         Class 1-A10    $                       %
                         ---------          ----
         Class 1-A11    $                       %
                         ---------          ----
         Class 1-A12    $                       %
                         ---------          ----
         Class 1-A13    $                       %
                         ---------          ----
         Class 1-A14    $                       %
                         ---------          ----
         Class 1-A15    $                       %
                         ---------          ----
         Class 1-A16    $                       %
                         ---------          ----
         Class 1-A17    $                       %
                         ---------          ----
         Class 1-M      $                       %
                         ---------          ----
         Class 1-B1     $                       %
                         ---------          ----
         Class 1-B2     $                       %
                         ---------          ----
         Class 1-B3     $                       %
                         ---------          ----
         Class 1-B4     $                       %
                         ---------          ----
         Class 1-B5     $                       %
                         ---------          ----
         Class 1-R      $                       %
                         ---------          ----

         Class 2-A1     $                       %
                         ---------          ----
         Class 2-A2     $                       %
                         ---------          ----

         Class 2-A3     $                       %
                         ---------          ----
         Class 2-A4     $                       %
                         ---------          ----
         Class 2-A5     $                       %
                         ---------          ----
         Class 2-A6     $                       %
                         ---------          ----
         Class 2-A7     $                       %
                         ---------          ----
         Class 2-A8     $                       %
                         ---------          ----
         Class 2-A9     $                       %
                         ---------          ----
         Class 2-A10    $                       %
                         ---------          ----
         Class 2-A11    $                       %
                         ---------          ----
         Class 2-A12    $                       %
                         ---------          ----
         Class 2-A14    $                       %
                         ---------          ----
         Class 2-A15    $                       %
                         ---------          ----
         Class 2-A16    $                       %
                         ---------          ----
         Class 2-M      $                       %
                         ---------          ----
         Class 2-B1     $                       %
                         ---------          ----
         Class 2-B2     $                       %
                         ---------          ----
         Class 2-B3     $                       %
                         ---------          ----
         Class 2-B4     $                       %
                         ---------          ----
         Class 2-B5     $                       %
                         ---------          ----
         Class 2-R      $                       %
                         ---------          ----
         Class 2-RL     $                       %
                         ---------          ----

         Class 3-A      $                       %
                         ---------          ----
         Class 3-M      $                       %
                         ---------          ----
         Class 3-B1     $                       %
                         ---------          ----
         Class 3-B2     $                       %
                         ---------          ----
         Class 3-B3     $                       %
                         ---------          ----
         Class 3-B4     $                       %
                         ---------          ----
         Class 3-B5     $                       %
                         ---------          ----
         Class 3-R      $                       %
                         ---------          ----

 (5)  Servicing Compensation:

       Pool 1                          --------------%
       Pool 2                          --------------%
       Pool 3                          --------------%




The amounts below are for the aggregate of all Certificates:

 (6) Pool Scheduled Principal Balance, number of Mortgage Loans:

       Pool 1                          --------------%
       Pool 2                          --------------%
       Pool 3                          --------------%

 (7)  Class Certificate Principal Balance (or Class Notional
      Balance) of each Class; Certificate Principal Balance of
      Single Certificate of each Class:

                                                Single Certificate
     Class               Balance                    Balance
     -----               -------                    -------
     Class 1-A1     $                           $
                     -------------               -------------
     Class 1-A2     $                           $
                     -------------               -------------
     Class 1-A3     $                           $
                     -------------               -------------
     Class 1-A4     $                           $
                     -------------               -------------
     Class 1-A5     $                           $
                     -------------               -------------
     Class 1-A6     $                           $
                     -------------               -------------
     Class 1-A7     $                           $
                     -------------               -------------
     Class 1-A8     $                           $
                     -------------               -------------
     Class 1-A9     $                           $
                     -------------               -------------
     Class 1-A10    $                           $
                     -------------               -------------
     Class 1-A11    $                           $
                     -------------               -------------
     Class 1-A12    $                           $
                     -------------               -------------
     Class 1-A13    $                           $
                     -------------               -------------
     Class 1-A14    $                           $
                     -------------               -------------
     Class 1-A15    $                           $
                     -------------               -------------
     Class 1-A16    $                           $
                     -------------               -------------
     Class 1-A17    $                           $
                     -------------               -------------
     Class 1-PO     $                           $
                     -------------               -------------
     Class 1-M      $                           $
                     -------------               -------------
     Class 1-B1     $                           $
                     -------------               -------------
     Class 1-B2     $                           $
                     -------------               -------------
     Class 1-B3     $                           $
                     -------------               -------------
     Class 1-B4     $                           $
                     -------------               -------------
     Class 1-B5     $                           $
                     -------------               -------------
     Class 1-R      $                           $
                     -------------               -------------

     Class 2-A1     $                           $
                     -------------               -------------
     Class 2-A2     $                           $
                     -------------               -------------
     Class 2-A3     $                           $
                     -------------               -------------
     Class 2-A4     $                           $
                     -------------               -------------
     Class 2-A5     $                           $
                     -------------               -------------
     Class 2-A6     $                           $
                     -------------               -------------
     Class 2-A7     $                           $
                     -------------               -------------
     Class 2-A8     $                           $
                     -------------               -------------
     Class 2-A9     $                           $
                     -------------               -------------
     Class 2-A10    $                           $
                     -------------               -------------
     Class 2-A11    $                           $
                     -------------               -------------
     Class 2-A12    $                           $
                     -------------               -------------

     Class 2-A13    $             *                           *
                     -------------               --------------
     Class 2-A14    $                           $
                     -------------               -------------
     Class 2-A15    $                           $
                     -------------               -------------
     Class 2-A16    $                           $
                     -------------               -------------
     Class 2-PO     $                           $
                     -------------               -------------
     Class 2-M      $                           $
                     -------------               -------------
     Class 2-B1     $                           $
                     -------------               -------------
     Class 2-B2     $                           $
                     -------------               -------------
     Class 2-B3     $                           $
                     -------------               -------------
     Class 2-B4     $                           $
                     -------------               -------------
     Class 2-B5     $                           $
                     -------------               -------------
     Class 2-R      $                           $
                     -------------               -------------
     Class 2-RL     $                           $
                     -------------               -------------

     Class 3-A      $                           $
                     -------------               -------------
     Class 3-M      $                           $
                     -------------               -------------
     Class 3-B1     $                           $
                     -------------               -------------
     Class 3-B2     $                           $
                     -------------               -------------
     Class 3-B3     $                           $
                     -------------               -------------
     Class 3-B4     $                           $
                     -------------               -------------
     Class 3-B5     $                           $
                     -------------               -------------
     Class 3-R      $                           $
                     -------------               -------------

           _________________________
           *    Class Notional Balance

 (8) Book value of real estate
       acquired on behalf of Certificateholders;
       number of related Mortgage Loans:

       Pool 1                          $--------------     $--------------
       Pool 2                          $--------------     $--------------
       Pool 3                          $--------------     $--------------


 (9)  Aggregate Scheduled Principal Balance
      and number of delinquent Mortgage Loans:

    Pool 1
    ------

    30-59 days delinquent                $--------------     $--------------
    60-89 days delinquent                $--------------     $--------------
    90 or more days delinquent           $--------------     $--------------
    In foreclosure                       $--------------     $--------------

    Pool 2
    ------
    30-59 days delinquent                $--------------     $--------------
    60-89 days delinquent                $--------------     $--------------
    90 or more days delinquent           $--------------     $--------------
    In foreclosure                       $--------------     $--------------

    Pool 3
    ------
    30-59 days delinquent                $--------------     $--------------
    60-89 days delinquent                $--------------     $--------------
    90 or more days delinquent           $--------------     $--------------

    In foreclosure                       $--------------     $--------------

(10) Aggregate Scheduled Principal Balance and number of replaced Mortgage Loans:

       Pool 1                           $--------------     $--------------
       Pool 2                           $--------------     $--------------
       Pool 3                           $--------------     $--------------

(11) Aggregate Scheduled Principal
       Balance and number of modified
       Mortgage Loans:
       Pool 1                          $--------------     $--------------
       Pool 2                          $--------------     $--------------
       Pool 3                          $--------------     $--------------

(12) Certificate Interest Rate of:
            N/A

(13) Senior Percentage for such Distribution
       Date:

       Pool 1                          $--------------     $--------------
       Pool 2                          $--------------     $--------------
       Pool 3                          $--------------     $--------------

(14) Senior Prepayment Percentage for such
       Distribution Date:

       Pool 1                          --------------%
       Pool 2                          --------------%
       Pool 3                          --------------%

(15) Pool 1 Group II Senior
       Percentage for such %
       Distribution Date:              --------------%


(16) Pool 1 Group II Senior Distribution
       % Percentage for such
       Distribution Date:              --------------%

(17) Class 2-A4 Percentage for such %
       Distribution Date:              --------------%

(18) Class 2-A4 Distribution Percentage
       % for such Distribution Date:   --------------%

(19) Junior Percentage for such Distribution
     Date:

       Pool 1                          --------------%
       Pool 2                          --------------%
       Pool 3                          --------------%

 (20) Junior Prepayment Percentage for such
        Distribution Date:

       Pool 1                          --------------%
       Pool 2                          --------------%
       Pool 3                          --------------%

Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                               GE CAPITAL MORTGAGE SERVICES, INC.




                               By:
                                  -----------------------------
                                  Name:
                                  Title:

                             EXHIBIT K

                     FORM OF SPECIAL SERVICING
                   AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                       PRELIMINARY STATEMENT

     ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class __-B_ (the "Class __-B_ Certificates"). The Class __-B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class __-B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class __-B5 (the "Class __-B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class __-B_ Certificates.

ARTICLE I.
                            DEFINITIONS

     Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

     Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with
Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Mortgage Loan: Any Pool __ Mortgage Loan.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

     Trust Fund: The Pool ___ Trust Fund.

     Section 1.02 Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                           ARTICLE II.

                   SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

     (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

     Section 2.02 Purchaser's Election to Delay Foreclosure
Proceedings.

     (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure
Proceedings.

     (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (a) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (a) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination.

     (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i)at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class __-B_ Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class __-B_ Certificates [or in the Class __-B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

     (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

     Section 2.05 Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                          ARTICLE III.

                COLLATERAL FUND; SECURITY INTEREST

     Section 3.01 Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Pool __ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Pool __ Certificateholders, as secured parties" ------------------------------- (the "Collateral Fund"). Amounts
held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

     The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

     Section 3.02 Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03 Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Pool __ Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Pool __ Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

     Section 3.04 Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                           ARTICLE IV.

                     MISCELLANEOUS PROVISIONS

     Section 4.01 Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

     Section 4.02 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


     Section 4.04 Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention:  Mark Pendergrass
           Telephone:  (713) 964-4207
           Facsimile:  (713) 964-4100
with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002
           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

     (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

           with respect to all other notices pursuant to this Agreement,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

      (c)  in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367


     Section 4.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06 Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.


     Section 4.07 Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


     Section 4.08 Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.


     Section 4.09 Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to
Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

     Section 4.10 Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

     Section 4.11 Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class __-B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:______________________________
                                 Name:
                                 Title:


                               [PURCHASER]




                               By:_____________________________
                                 Name:
                                 Title:


Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY




By:_______________________________
  Name:
  Title:

                             EXHIBIT L

             FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

           I, _________________________________________, being
duly sworn, do hereby state under oath that:

           1.   I am a duly elected ______________________ of GE
Capital Mortgage Services, Inc. (the "Company") and am duly authorized to make this affidavit.

           2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement dated as of [date] between the Company, Seller and Servicer, and State Street Bank and Trust Company, Trustee, relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series [____] ("Agreement"). Such Mortgage Loan constitutes a Designated Loan [with respect to Pool __ ].

           3. The Company is the payee under the following described Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

                Loan Number: ___________________________________

                Mortgage Note Date:_____________________________

                Borrower(s): ___________________________________

                Original Payee (if not the Company): ___________

                Original Amount:________________________________

                Mortgage Rate: _________________________________

                Address of Mortgaged Property: _________________

                ________________________________________________


           4. The Company is the lawful owner of the Mortgage
Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

           5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

           6. Attached hereto is a true and correct copy of the Mortgage Note.

           7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Agreement.

           8. Without limiting the generality of the rights and remedies of the Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. In addition, the Company covenants and agrees to indemnify the Trustee and the related Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

           9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage
Note to the Trustee.

           10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

Date:_______________


                                    ___________________________
                                    (signature)


                                    ___________________________
                                    (print name)


                                    ___________________________
                                    (print title)

State of New Jersey  )
                     )   ss.:
                     )

           On this ____________________day of __________________,
199__, before me appeared ____________________________, to me personally known, who acknowledged the execution of the foregoing and who, having been duly sworn states that he/she is a/the ______________________________of GE Capital Mortgage Services,
Inc., that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Services, Inc. and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Services, Inc.


                               _________________________________
                               (Notary Public)


[Notarial Seal]

                            EXHIBIT M

                   SCHEDULE OF DESIGNATED LOANS

                             EXHIBIT N

             SCHEDULE OF PLEDGED ASSET MORTGAGE LOANS


                              N-1